Prospectus	Filed Pursuant to Rule 424(b)(3)
Registration No. 333-265206

BULL HORN HOLDINGS CORP.
801 S. Pointe Drive, Suite TH-1
Miami Beach, Florida 33139

To the Shareholders of Bull Horn Holdings Corp.:

On behalf of the board of directors of Bull Horn Holdings Corp. (“Bull Horn”), we are pleased to enclose the proxy statement/prospectus relating to the proposed merger (the “Business Combination”) of a wholly-owned subsidiary of Bull Horn with and into Coeptis Therapeutics, Inc. (“Coeptis”), pursuant to an Agreement and Plan of Merger dated effective as of April 18, 2022 (as may be further amended or supplemented from time to time, the “Merger Agreement”) among Bull Horn, Coeptis and certain other parties. It is proposed that prior to the closing of the Business Combination (the “Closing”), Bull Horn will domesticate by changing its domicile from the British Virgin Islands to the State of Delaware (the “Domestication”) and will, in connection with the Closing, change its name to “Coeptis Therapeutics Holdings, Inc.” Coeptis Therapeutics Holdings, Inc. and Bull Horn, following the Business Combination, are referred to herein collectively as the “Company.”

In connection with the Business Combination and the other matters described herein, you are cordially invited to attend the extraordinary general meeting of shareholders (the “Shareholders Meeting”) of Bull Horn, to be held at 10:00 a.m. Eastern Time, on October 26, 2022. Only shareholders who held ordinary shares of Bull Horn at the close of business on September 1, 2022 will be entitled to attend and vote at the Shareholders Meeting and at any adjournments and postponements thereof.

The Shareholder Meeting will be a completely virtual meeting of shareholders, which will be conducted via live webcast. You will be able to attend the Shareholder Meeting online and vote during the Shareholder Meeting by visiting https://www.cstproxy.com/bullhornse/sme2022. We are pleased to utilize the virtual shareholder meeting technology in order to (i) provide ready access and cost savings for our shareholders and Bull Horn, and (ii) promote social distancing pursuant to guidance provided by the Centers for Disease Control and Prevention and the U.S. Securities and Exchange Commission due to COVID-19. The virtual meeting format allows you to attend the Shareholder Meeting from any location in the world.

Bull Horn is a blank check company incorporated on November 27, 2018 as a British Virgin Islands business company and incorporated for the purpose of effecting a merger, share exchange, share reconstruction or amalgamation, asset or share acquisition, a contractual arrangement or other similar business combination transaction. Bull Horn’s units, ordinary shares and warrants are traded on The Nasdaq Capital Market (“Nasdaq”) under the symbols “BHSEU”, “BHSE” and “BHSEW,” respectively. On September 28, 2022, the closing sale prices of Bull Horn’s units, ordinary shares and warrants were $10.19, $10.17 and $0.033, respectively. At the closing of the Business Combination, the units will separate into shares of common stock and warrants and the units will no longer trade on Nasdaq. Bull Horn has applied for the listing of the common stock and warrants of the Company on Nasdaq following the completion of the Business Combination under the symbols “COEP” and “COEPW,” respectively.

At the Shareholders Meeting, Bull Horn’s shareholders will be asked to vote on the following proposals, as more fully described in the accompanying proxy statement/prospectus: (i) the Domestication Proposal, (ii) the Business Combination Proposal, (iii) the 2022 Equity Incentive Plan Proposal, (iv) the Charter Amendment Proposals, (v) the Director Election Proposal, and (vi) the Adjournment Proposal, if presented (collectively, the “Proposals”).

Bull Horn’s board of directors unanimously recommends that Bull Horn’s shareholders vote “FOR” each of the Proposals to be presented to them.

The obligations of Bull Horn and Coeptis to complete the Business Combination are subject to a number of conditions set forth in the Merger Agreement and are summarized in the accompanying proxy statement/prospectus. More information about Bull Horn and Coeptis, the Shareholders Meeting and the transactions contemplated by the Merger Agreement is contained in the accompanying proxy statement/prospectus. In particular, when you consider the recommendation regarding the Proposals by the board of directors of Bull Horn, you should keep in mind that Bull Horn’s directors and officers have interests in the Business Combination that are different from or in addition to, or may conflict with, your interests as a Bull Horn shareholder. For instance, rather than liquidating Bull Horn, the sponsor of Bull Horn will benefit from the completion of the Business Combination and may be incentivized to complete the Business Combination, even if the transaction is unfavorable to shareholders of Bull Horn. You are encouraged to read the accompanying proxy statement/prospectus in its entirety, including the section entitled “Risk Factors” beginning on page 40.

Your vote is very important.    As a condition to the completion of the Business Combination, an affirmative vote of holders of a majority of the votes of the ordinary shares of Bull Horn entitled to vote on the Proposals, who are present and vote at the Shareholders Meeting is required with respect to the Proposals.

On behalf of the Board, I thank you for your support and we look forward to the successful consummation of the Business Combination.

Very truly yours,
/s/ Robert Striar
Robert Striar
Chief Executive Officer
Bull Horn Holdings Corp.

_____________________

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued under the accompanying proxy statement/prospectus or determined that the accompanying proxy statement/prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

The accompanying proxy statement/prospectus is dated September 30, 2022 and is first being mailed to the shareholders of Bull Horn Holdings Corp. on or about October 3, 2022.

BULL HORN HOLDINGS CORP.
801 S. Pointe Drive, Suite TH-1
Miami Beach, Florida 33139

NOTICE OF EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS
TO BE HELD ON OCTOBER 26, 2022

TO THE SHAREHOLDERS OF BULL HORN HOLDINGS CORP.:

NOTICE IS HEREBY GIVEN that an extraordinary general meeting of shareholders (the “Shareholders Meeting”) of Bull Horn Holdings Corp., a British Virgin Islands business company (“Bull Horn”), will be held at 10:00 a.m. Eastern Time, on October 26, 2022. The Shareholders Meeting will be a completely virtual meeting of shareholders, which will be conducted via live webcast. You will be able to attend the Shareholders Meeting online and vote during the Shareholders Meeting by visiting https://www.cstproxy.com/bullhornse/sme2022. You are cordially invited to attend the Shareholders Meeting online, which will be held for the following purposes:

(1)    The Domestication Proposal — To consider and vote upon a proposal to (a) change the domicile of Bull Horn by way of its continuation out of the British Virgin Islands, as a business company incorporated under the laws of the British Virgin Islands, and into the State of Delaware to become a corporation incorporated under the laws of the State of Delaware (the “Domestication”) pursuant to Section 184 of the BVI Business Companies Act of 2004, or the Companies Act and the applicable provisions of the Delaware General Corporation Law, as amended, respectively; (b) in connection therewith to adopt upon the Domestication taking effect, the certificate of incorporation and bylaws appended to this proxy statement as attached hereto as Annex B (the “Interim Charter”), in place of Bull Horn’s amended and restated memorandum and articles of association (the “Current Charter”) currently registered by the Registrar of Corporate Affairs in the British Virgin Islands and which will remove or amend those provisions of the Current Charter that terminate or otherwise cease to be applicable as a result of the domestication and provide for a majority of the stockholders to act by written consent; (c) filing a notice of continuation out of the British Virgin Islands with the British Virgin Islands Registrar of Corporate Affairs under Section 184 of the Companies Act; and (d) file the Interim Charter with the Secretary of State of Delaware, under which we will be domesticated from the British Virgin Islands and continue as a Delaware corporation. We refer to this proposal as the “Domestication Proposal.”

(2)    The Business Combination Proposal — To consider and vote upon a proposal to approve the Agreement and Plan of Merger dated effective as of April 18, 2022 (as amended or supplemented from time to time, the “Merger Agreement”) by and among Bull Horn, BH Merger Sub Inc., a Delaware corporation and a wholly-owned subsidiary of Bull Horn (“Merger Sub”), and Coeptis Therapeutics, Inc., a Delaware corporation (“Coeptis”), and the transactions contemplated by the Merger Agreement, including the issuance of the merger consideration thereunder (collectively, the “Business Combination”). Pursuant to the Merger Agreement, Merger Sub will merge with and into Coeptis, with Coeptis continuing as the surviving entity of the Business Combination and becoming a wholly-owned subsidiary of Bull Horn as described in more detail in the attached proxy statement/prospectus. Following the Business Combination, Coeptis Therapeutics Holdings, Inc. and Bull Horn may be collectively referred to as the “Company”. We refer to this proposal as the “Business Combination Proposal.”

(3)    The 2022 Equity Incentive Plan Proposal — To consider and vote upon the approval of the 2022 Equity Incentive Plan of the Company. We refer to this proposal as the “2022 Equity Incentive Plan Proposal.”

(4)    The Charter Amendment Proposals — To consider and vote upon seven (7) separate proposals to approve and adopt the Amended and Restated Certificate of Incorporation (the “Amended and Restated Certificate of Incorporation”), a copy of which is attached to this proxy statement/prospectus as Annex C, and the Amended and Restated Bylaws (the “Bylaws”), a copy of which is attached to this proxy statement/prospectus as Annex D, of Bull Horn reflecting the following material differences from Bull Horn’s Interim Charter:

4(a)   To consider and vote upon an amendment to the Interim Charter to declassify the Bull Horn board of directors into one class of directors.

4(b)  To consider and vote upon an amendment to the Interim Charter to provide that, subject to the limitations imposed by applicable law, directors may be removed with or without cause, by the holders of at least a majority in voting power of the shares then entitled to vote at an election of directors.

4(c)   To consider and vote upon an amendment to the Interim Charter to provide that the federal district courts of the United States of America will be the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act of 1933, as amended, and the Delaware courts will be the exclusive forum for certain stockholder litigation.

4(d)  To consider and vote upon an amendment to the Interim Charter to provide that the Bylaws and the Amended and Restated Certificate of Incorporation may only be amended in accordance with the DGCL.

4(e)   To consider and vote upon an amendment to the Interim Charter to remove the provisions addressing indemnification and advancement of expenses for the Company’s officers and directors, as the Company’s proposed Bylaws will provide for substantially similar rights to indemnification and advancement of expenses.

4(f)   To consider and vote upon the amendment and restatement of the Interim Charter and authorizing all other changes in connection with the replacement of the Interim Charter with the Amended and Restated Certificate of Incorporation and Bylaws as part of the Business Combination, including (i) changing the post-Business Combination corporate name from “Bull Horn Holdings Corp.” to “Coeptis Therapeutics Holdings, Inc.”, and (ii) removing various provisions of the Interim Charter applicable only to a blank check company, including provisions requiring special votes with respect to the variation of rights of shares prior to a business combination, that will no longer be applicable upon consummation of the Business Combination.

We refer to these proposals as the “Charter Amendment Proposals.”

(5)    The Director Election Proposal — To consider and vote upon a proposal to elect seven directors to serve on the Company’s board of directors effective from the consummation of the Domestication and Business Combination until the 2023 annual meeting of stockholders and until their respective successors are duly elected and qualified. We refer to this proposal as the “Director Election Proposal.”

(6)    The Adjournment Proposal — To consider and vote upon a proposal to require the chairman of the meeting to adjourn the Shareholders Meeting to a later date or dates, if necessary to permit further solicitation and vote of proxies if it is determined by Bull Horn that more time is necessary or appropriate to approve one or more proposals at the Shareholders Meeting. We refer to this proposal as the “Adjournment Proposal” and, together with the Domestication Proposal, the Business Combination Proposal, the 2022 Equity Incentive Plan Proposal, the Charter Amendment Proposals, and the Director Election Proposal as the “Proposals.”

These Proposals are described in the accompanying proxy statement/prospectus, which we encourage you to read in its entirety before voting. Only holders of record of ordinary shares of Bull Horn at the close of business on September 1, 2022 (the “Record Date”) are entitled to notice of the Shareholders Meeting and to vote and have their votes counted at the Shareholders Meeting and any adjournments or postponements thereof.

After careful consideration, Bull Horn’s board of directors unanimously recommends that the shareholders vote “FOR” the Domestication Proposal, “FOR” the Business Combination Proposal, “FOR” the 2022 Equity Incentive Plan Proposal, “FOR” each of the Charter Amendment Proposals, “FOR” the election of each of the director nominees pursuant to the Director Election Proposal and “FOR” the Adjournment Proposal.

Each of the Domestication Proposal, the Business Combination Proposal, the 2022 Equity Incentive Plan Proposal, the Director Election Proposal and each of the Charter Amendment Proposals is interdependent upon the others and must be approved in order for Bull Horn to complete the Business Combination. All of the Proposals must be approved by the holders of a majority of the ordinary shares of Bull Horn entitled to vote that are present and vote at the Shareholders Meeting.

All shareholders of Bull Horn are cordially invited to attend the Shareholders Meeting in person virtually. To ensure your representation at the Shareholders Meeting, however, you are urged to mark, sign and date the enclosed proxy card and return it as soon as possible in the pre-addressed postage paid envelope provided. If you are a shareholder of record of Bull Horn ordinary shares, you may also cast your vote in person virtually at the Shareholders Meeting. If your shares are held in an account at a brokerage firm or bank, or by a nominee, you must instruct your broker, bank or nominee on how to vote your shares or, if you wish to attend the Shareholders Meeting and vote in person virtually, obtain a proxy from your broker, bank or nominee. If any of the Domestication Proposal, the Business Combination Proposal, the 2022 Equity Incentive Plan Proposal, any of the Charter Amendment Proposals or the Director Election Proposal fails to receive the required approval by the shareholders of Bull Horn at the Shareholders Meeting, the Business Combination will not be completed.

Whether or not you plan to attend the Shareholders Meeting, we urge you to read the accompanying proxy statement/prospectus (and any documents incorporated into the accompanying proxy statement/prospectus by reference) carefully. Please pay particular attention to the section entitled “Risk Factors” in the accompanying proxy statement/prospectus.

Your vote is important regardless of the number of shares you own. Whether you plan to attend the Shareholders Meeting or not, please mark, sign and date the enclosed proxy card and return it as soon as possible in the envelope provided. If your shares are held in “street name” or are in a margin or similar account, you should contact your broker to ensure that votes related to the shares you beneficially own are properly counted.

Thank you for your participation. We look forward to your continued support.

By Order of the Board of Directors
/s/ Robert Striar
Robert Striar
Chief Executive Officer

September 30, 2022

IF YOU RETURN YOUR PROXY CARD WITHOUT AN INDICATION OF HOW YOU WISH TO VOTE, YOUR SHARES WILL BE VOTED IN FAVOR OF EACH OF THE PROPOSALS. YOU MAY EXERCISE YOUR RIGHTS TO DEMAND THAT BULL HORN REDEEM YOUR SHARES FOR A PRO RATA PORTION OF THE FUNDS HELD IN THE TRUST ACCOUNT WHETHER YOU VOTE FOR OR AGAINST THE PROPOSALS OR DO NOT VOTE ON THE PROPOSALS AND WHETHER OR NOT YOU ARE HOLDER OF SHARES AS OF THE RECORD DATE OR ACQUIRED YOUR SHARES AFTER THE RECORD DATE. TO EXERCISE YOUR REDEMPTION RIGHTS, YOU MUST TENDER YOUR SHARES TO BULL HORN’S TRANSFER AGENT AT LEAST TWO (2) BUSINESS DAYS PRIOR TO THE SHAREHOLDERS MEETING. YOU MAY TENDER YOUR SHARES FOR REDEMPTION BY EITHER DELIVERING YOUR SHARE CERTIFICATE TO THE TRANSFER AGENT OR BY DELIVERING YOUR SHARES ELECTRONICALLY USING THE DEPOSITORY TRUST COMPANY’S DEPOSIT/WITHDRAWAL AT CUSTODIAN (“DWAC”) SYSTEM. IF THE BUSINESS COMBINATION IS NOT COMPLETED, THEN THESE TENDERED SHARES WILL NOT BE REDEEMED FOR CASH AND WILL BE RETURNED TO THE APPLICABLE SHAREHOLDER. IF YOU HOLD THE SHARES IN STREET NAME, YOU WILL NEED TO INSTRUCT THE ACCOUNT EXECUTIVE AT YOUR BROKER OR BANK TO WITHDRAW THE SHARES FROM YOUR ACCOUNT IN ORDER TO EXERCISE YOUR REDEMPTION RIGHTS. SEE THE SECTION ENTITLED “SHAREHOLDERS MEETING — REDEMPTION RIGHTS” FOR MORE SPECIFIC INSTRUCTIONS.

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FREQUENTLY USED TERMS

Definitions

Unless otherwise stated or unless the context otherwise requires, the terms “we,” “us,” “our,” and “Bull Horn” refer to Bull Horn Holdings Corp. (which prior to the Domestication is a business company incorporated under the laws of the British Virgin Islands and thereafter a corporation incorporated under the laws of the State of Delaware).

In this document:

“2022 Equity Incentive Plan Proposal” means the proposal to be considered at the Shareholders Meeting to approve the 2022 Equity Incentive Plan of the Company.

“Adjournment Proposal” means the proposal to be considered at the Shareholders Meeting to require the chairman of the meeting to adjourn the Shareholders Meeting to a later date or dates, if necessary to permit further solicitation and vote of proxies if it is determined by Bull Horn that more time is necessary or appropriate to approve one or more Proposals at the Shareholders Meeting.

“Amended and Restated Certificate of Incorporation” means the proposed certificate of incorporation of the Company to be in effect following the Business Combination, a copy of which is attached to this proxy statement/prospectus as Annex C.

“Bull Horn” means Bull Horn Holdings Corp. (which prior to the Domestication is a business company incorporated under the laws of the British Virgin Islands and after the Domestication will be a corporation incorporated under the laws of the State of Delaware).

“Bull Horn Board” means the board of directors of Bull Horn.

“Bull Horn Shares” means the ordinary shares, no par value, of Bull Horn prior to the Domestication.

“Business Combination” means the transactions contemplated by the Merger Agreement.

“Business Combination Proposal” means the proposal to be considered at the Shareholders Meeting to approve the Business Combination.

“Bylaws” mean the proposed bylaws of the Company to be in effect following the Business Combination, a form of which is attached to this proxy statement/prospectus as Annex D.

“Charter Amendment Proposals” means the seven separate proposals to be considered at the Shareholders Meeting to approve and adopt the proposed Amended and Restated Certificate of Incorporation, a copy of which is attached to this proxy statement/prospectus as Annex C, and the proposed Bylaws, a copy of which is attached to this proxy statement/prospectus as Annex D.

“Closing” means the closing of the Business Combination.

“Code” means the Internal Revenue Code of 1986, as amended.

“Coeptis” means Coeptis Therapeutics, Inc., a Delaware corporation.

“Coeptis common stock” means the common stock, par value $0.0001 per share, of Coeptis.

“Coeptis warrants” means Coeptis warrants to acquire up to 4,642,500 shares of Coeptis common stock at an average exercise price of $2.67 per share.

“Coeptis preferred stock” means the preferred stock, par value $0.0001 per share, of Coeptis.

“Companies Act” refers to the BVI Business Companies Act, 2004, as amended.

“Company” means Bull Horn as a Delaware corporation by way of continuation out of the British Virgin Islands following the Business Combination. Following the completion of the Business Combination, Bull Horn will change its corporate name to “Coeptis Therapeutics Holdings, Inc.”

“Company Common Stock” means the shares of common stock, par value $0.0001 per share, of Bull Horn upon consummation of the Business Combination.

“Company Board” means the board of directors of the Company subsequent to the completion of the Business Combination.

“Current Charter” means Bull Horn’s amended and restated memorandum and articles of association, as amended, currently registered by the Registrar of Corporate Affairs in the British Virgin Islands.

“DGCL” means the Delaware General Corporation Law, as amended.

“Director Election Proposal” means the proposal to be considered at the Shareholders Meeting to elect seven directors to serve on the Company Board until the 2023 annual meeting of stockholders and until their respective successors are duly elected and qualified.

“Domestication” means the domestication of Bull Horn by way of its continuation out of the British Virgin Islands into Delaware to become a Delaware corporation pursuant to Section 184 of the Companies Act and the applicable provisions of the DGCL, respectively, with the ordinary shares of Bull Horn becoming shares of common stock of the Delaware corporation under the applicable provisions of the Companies Act and the DGCL; the term includes all matters and necessary or ancillary changes in order to effect such Domestication, including the adoption of the Interim Charter (as attached hereto at Annex B) consistent with the DGCL and changing the name and registered office of Bull Horn.

“Domestication Proposal” means the proposal to be considered at the Shareholders Meeting to approve the Domestication.

“DWAC” means The Depository Trust Company’s deposit/withdrawal at custodian system.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“founder shares” means the 1,875,000 currently outstanding ordinary shares of Bull Horn owned by the sponsor.

“GAAP” means U.S. generally accepted accounting principles.

“Imperial” means Imperial Capital, LLC, the representative of the underwriters in the IPO.

“Insider Letter Agreement” means Bull Horn’s letter agreement with the sponsor, dated October 29, 2020.

“Interim Charter” means the certificate of incorporation and by-laws attached to the accompanying proxy statement/prospectus as Annex B and to be adopted upon the Domestication taking effect.

“IPO” or “initial public offering” means Bull Horn’s initial public offering of its Units pursuant to a registration statement on Form S-1 declared effective by the SEC on October 29, 2020 (File No. 333-248940).

“Material Adverse Effect” as used in the Merger Agreement, means with respect to any specified person, any fact, event, occurrence, change or effect that has had, or would reasonably be expected to have, individually or in the aggregate, a material adverse effect upon (a) the business, assets, liabilities, results of operations or condition (financial or otherwise) of such person and its subsidiaries, taken as a whole or (b) the ability of such person or any of its subsidiaries on a timely basis to consummate the transactions contemplated by the Merger Agreement or the ancillary documents to which it is a party or bound or to perform its obligations thereunder, in each case subject to certain customary exceptions.

“Memorandum and Articles of Association” means Bull Horn’s current amended and restated Memorandum and Articles of Association, as may hereafter be amended.

“Merger” means the statutory merger of Merger Sub with and into Coeptis pursuant to the terms of the Merger Agreement and under the applicable provisions of the DGCL, with Coeptis continuing as the surviving entity and becoming a subsidiary of the Company.

“Merger Agreement” means the Agreement and Plan of Merger, dated effective as of April 18, 2022 by and among Bull Horn, Merger Sub and Coeptis Therapeutics, Inc., as it may be amended and supplemented from time to time. A copy of the Merger Agreement is attached to this proxy statement/prospectus as Annex A.

“Merger Sub” means BH Merger Sub Inc., a Delaware corporation and wholly-owned subsidiary of Bull Horn.

“Nasdaq” means The Nasdaq Capital Market.

“Outside Date” means November 3, 2022, pursuant to the terms of the Merger Agreement.

“Private Placement” means the private placement consummated simultaneously with the IPO in which Bull Horn issued to the sponsor and Imperial the private placement warrants.

“Private Placement Warrants” means the 3,750,000 warrants sold to the sponsor, Imperial and I-Bankers Securities, Inc. (“I-Bankers”) and Northland Securities, Inc. (“Northland”) in the Private Placement.

“Proposals” means, collectively, (i) the Domestication Proposal, (ii) the Business Combination Proposal, (iii) the 2022 Equity Incentive Plan Proposal, (iv) the Director Election Proposal, (v) the Charter Amendment Proposals, and (vi) the Adjournment Proposal, if presented.

“public shareholders” means the holders of Bull Horn’s ordinary shares that were sold in the IPO (whether they were purchased in the IPO or thereafter in the open market).

“public shares” means Bull Horn’s ordinary shares sold in the IPO (whether they were purchased in the IPO or thereafter in the open market).

“Public Warrants” means Bull Horn’s warrants sold in the IPO (whether they were purchased in the IPO or thereafter in the open market).

“sponsor” means Bull Horn Holdings Sponsor LLC, a Delaware limited liability company.

“Record Date” means September 1, 2022.

“Redemption” means the redemption of public shares for the Redemption Price.

“Redemption Price” means an amount equal to a pro rata portion of the aggregate amount then on deposit in the trust account in accordance with the Memorandum and Articles of Association (as equitably adjusted for stock splits, stock dividends, combinations, recapitalizations and the like after the Closing). The Redemption Price will be calculated two days prior to the completion of the Business Combination in accordance with Bull Horn’s Memorandum and Articles of Association, as currently in effect.

“Redemption Rights” means the right of Bull Horn’s public shareholders to demand Redemption of their public shares into cash in accordance with the procedures set forth in the Memorandum and Articles of Association and this proxy statement/prospectus.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002, as amended.

“SEC” means the United States Securities and Exchange Commission.

“Shareholders Meeting” means the extraordinary general meeting of Bull Horn’s shareholders, to be held at 10:00 a.m. Eastern Time on October 26, 2022, and any adjournments or postponements thereof.

“Securities Act” means the Securities Act of 1933, as amended.

“Transactions” mean the Merger, the Domestication and the other transactions contemplated by the Merger Agreement.

“Transfer Agent” means Continental Stock Transfer & Trust Company.

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“trust account” means the trust account of Bull Horn, which holds the net proceeds from the IPO and the sale of the Private Placement Warrants, together with interest earned thereon, less amounts released to pay taxes and pay redemptions.

“Units” means the units sold in the IPO (including pursuant to the overallotment option) consisting of one ordinary share of Bull Horn and one warrant.

“Vantage Point” means Vantage Point Advisors, Inc., an independent business valuation firm.

“warrant agreement” means the Warrant Agreement, dated October 29, 2020, between Bull Horn and the Transfer Agent, which governs Bull Horn’s outstanding warrants.

Share Calculations and Ownership Percentages

Unless otherwise specified (including in the sections entitled “Unaudited Pro Forma Condensed Combined Financial Information” and “Beneficial Ownership of Securities”), the share calculations and ownership percentages set forth in this proxy statement/prospectus with respect to the Company’s stockholders following the Business Combination are for illustrative purposes only and assume the following (certain capitalized terms below are defined elsewhere in this proxy statement/prospectus):

1.      No public shareholders exercise their Redemption Rights in connection with the Closing of the Business Combination, and the balance of the trust account as of the Closing is approximately $33.1 million. Please see the section entitled “Shareholders Meeting — Redemption Rights.”

2.      No (i) Bull Horn warrant holders exercise any of the Bull Horn warrants (including 7,500,000 Public Warrants and 3,750,000 Private Placement Warrants) that will remain outstanding following the Business Combination and (ii) holders of Coeptis warrants exercise any of the Coeptis warrants (assumed to be exercisable following the Business Combination to acquire 1,552,676 shares of Company Common Stock) and they will remain outstanding following the Business Combination.

3.      The total number of post-Merger shares of Company Common Stock issued to the Coeptis stockholders will be approximately 17,123,288.

4.      The total number of post-Merger shares of Company Common Stock retained by the Bull Horn shareholders will be 5,116,414.

5.       The Redemption Price will be approximately $10.22 per share at the closing of the Business Combination, assuming Bull Horn utilizes a full six-month extension.

MARKET AND INDUSTRY DATA

Information contained in this proxy statement/prospectus concerning the market and the industry in which Coeptis competes, including its market position, general expectations of market opportunity and market size, is based on information from various third-party sources, on assumptions made by Coeptis based on such sources and Coeptis’ knowledge of the markets for its services and solutions. Any estimates provided herein involve numerous assumptions and limitations, and you are cautioned not to give undue weight to such information. Third-party sources generally state that the information contained in such source has been obtained from sources believed to be reliable but that there can be no assurance as to the accuracy or completeness of such information. Notwithstanding the foregoing, we are liable for the information provided in this proxy statement/prospectus. The industry in which Coeptis operates is subject to a high degree of uncertainty and risk. As a result, the estimates and market and industry information provided in this proxy statement/prospectus are subject to change based on various factors, including those described in the section entitled “Risk Factors — Risks Related to Coeptis’ Business and Industry” and elsewhere in this proxy statement/prospectus.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement/prospectus contains forward-looking statements. These forward-looking statements relate to expectations for future financial performance, business strategies or expectations for our business, and the timing and ability for Bull Horn and Coeptis to complete the Business Combination. Specifically, forward-looking statements may include statements relating to:

•        the benefits of the Business Combination;

•        the future financial performance of the Company following the Business Combination;

•        the timing of, expected benefits from and ability to execute on expansion plans and opportunities; and

•        other statements preceded by, followed by or that include the words “may,” “can,” “should,” “will,” “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “target” or similar expressions.

These forward-looking statements are based on information available as of the date of this proxy statement/prospectus and Bull Horn and Coeptis managements’ current expectations, forecasts and assumptions, and involve a number of judgments, known and unknown risks and uncertainties and other factors, many of which are outside the control of Bull Horn, Coeptis and their respective directors, officers and affiliates. Accordingly, forward-looking statements should not be relied upon as representing Bull Horn’s views as of any subsequent date. Bull Horn does not undertake any obligation to update, add or to otherwise correct any forward-looking statements contained herein to reflect events or circumstances after the date they were made, whether as a result of new information, future events, inaccuracies that become apparent after the date hereof or otherwise, except as may be required under applicable securities laws.

You should not place undue reliance on these forward-looking statements in deciding how your vote should be cast or in voting your shares or warrants on the Proposals. As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include:

•        the occurrence of any event, change or other circumstances that could delay the Business Combination or give rise to the termination of the Merger Agreement;

•        the outcome of any legal proceedings that may be instituted against Coeptis or Bull Horn following announcement of the proposed Business Combination and transactions contemplated thereby;

•        the inability to complete the Business Combination, including due to the failure to obtain approval of the Bull Horn shareholders or otherwise retain sufficient cash in the trust account or the failure to meet other conditions to closing in the Merger Agreement;

•        the inability to consummate the Business Combination due to the uncertainty resulting from the recent COVID-19 pandemic;

•        the inability to maintain the listing of the securities of the Company on Nasdaq following the Business Combination;

•        the ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition, and the ability of the Company to grow and manage growth profitably;

•        costs related to the Business Combination;

•        changes in the markets that Coeptis operates;

•        the possibility that Bull Horn or Coeptis may be adversely affected by other economic, business, and/or competitive factors;

•        the risk that the Business Combination disrupts current plans and operations of Coeptis as a result of the announcement and consummation of the Business Combination;

•        the inability to execute Coeptis’ growth strategies, including identifying and executing acquisitions;

•        the inability to develop and maintain effective internal controls;

•        cost of complying with current laws and regulations and any changes in applicable laws or regulations;

•        business interruptions resulting from geographical actions, including war and terrorism;

•        difficulties managing our anticipated growth, or we may not grow at all;

•        failure to obtain and maintain the third-party relationships that are necessary to further our business plans;

•        failure to obtain necessary funding in order to continue our operations as planned, either at all or on favorable terms;

•        cost of protecting and defending against intellectual property claims;

•        failure to attract and retain the current senior management team and our scientific advisors as well as qualified scientific, technical and business personnel; and

•        other risks and uncertainties indicated in this proxy statement/prospectus, including those set forth under the section entitled “Risk Factors.”

SUMMARY OF THE PROXY STATEMENT/PROSPECTUS

This summary highlights selected information from this proxy statement/prospectus, but does not contain all of the information that may be important to you. To better understand the Proposals to be considered at the Shareholders Meeting, including the Business Combination Proposal, whether or not you plan to attend such meeting, we urge you to read this proxy statement/prospectus (including the annexes) carefully, including the section entitled “Risk Factors” beginning on page 40. See also the section entitled “Where You Can Find More Information.”

Parties to the Business Combination

Bull Horn

Bull Horn was incorporated as a British Virgin Islands business company on November 27, 2018 as a blank check company for the purpose of acquiring, engaging in a share exchange, share reconstruction and amalgamation with, purchasing all or substantially all of the assets of, entering into contractual arrangements with, or engaging in any other similar business combination with one or more businesses or entities. In December 2018 and January 2019, Bull Horn sold an aggregate of 2,156,250 ordinary shares (the “founder shares”) to the sponsor for an aggregate purchase price of $25,000, or approximately $0.012 per share.

On November 3, 2020, Bull Horn completed its initial public offering (the “IPO”) of 7,500,000 Units. Each Unit consists of one ordinary share and one warrant, with each warrant entitling the holder thereof to purchase one-half of one ordinary share for $11.50 per whole share. The Units were sold at a price of $10.00 per Unit, generating gross proceeds to Bull Horn of $75,000,000.

Simultaneously with the closing of the IPO, Bull Horn consummated the sale of an aggregate of 3,750,000 warrants (the “Private Placement Warrants”) at a price of $1.00 per warrant in a private placement to Bull Horn’s sponsor, Bull Horn Holdings sponsor LLC, a Delaware limited liability company (the “sponsor”), Imperial Capital, LLC, the representative of the underwriter of the IPO (“Imperial”), I-Bankers Securities, Inc. (“I-Bankers”) and Northland Securities, Inc. (“Northland”), generating total gross proceeds of $3,750,000. On December 10, 2020, the underwriters notified Bull Horn that they would not be exercising the over-allotment option and as a result, the sponsor returned 281,250 founder shares to Bull Horn for no consideration and such ordinary shares were cancelled. Effective December 10, 2020, by agreement between the sponsor and the underwriters, an aggregate of 375,000 Private Placement Warrants were assigned by the underwriters to the sponsor.

A total of $75,750,000, comprised of $72,000,000 of the proceeds from the IPO and $3,750,000 of the proceeds of the sale of the Private Placement Warrants, was placed in a U.S.-based trust account at Morgan Stanley, N.A. (the “trust account”) maintained by Continental Stock Transfer & Trust Company (the “Transfer Agent”), acting as trustee.

Bull Horn’s management team is led by Robert Striar, Chief Executive Officer, and Christopher Calise, Chief Financial Officer (each of whom are also directors of Bull Horn). Bull Horn must complete its initial business combination by November 3, 2022, which date was extended by approval of the shareholders of Bull Horn in a special meeting of shareholders held on April 26, 2022. On April 27, 2022, Bull Horn filed an amended and restated copy of the Amended and Restated Memorandum and Articles of Association with the Registrar of Corporate Affairs of the British Virgin Islands, effective the same day. In connection with the special meeting, shareholders holding 4,258,586 public shares exercised their right to redeem their shares for a pro rata portion of the funds in the trust account. As a result, approximately $43.0 million (approximately $10.10 per public share) was removed from the trust account immediately after the redemption to pay such holders and approximately $33.0 million remained in the trust account as of June 30, 2022. Following redemptions, Bull Horn has 3,241,414 public shares outstanding and the sponsor agreed to lend Bull Horn $66,667 (or approximately $0.02 per public share that remains outstanding) per month to deposit into the trust account in connection with the extension of Bull Horn’s termination date from May 3, 2022 to November 3, 2022. If the initial business combination is not consummated by November 3, 2022, then Bull Horn’s existence will terminate, and Bull Horn will distribute all amounts in the trust account.

Bull Horn’s principal executive offices are located at 801 S. Pointe Drive, Suite TH-1, Miami Beach, Florida 33139 and its phone number is (305) 671-3341.

Merger Sub

Merger Sub is a Delaware corporation and wholly-owned subsidiary of Bull Horn formed on April 14, 2022. In the Merger, Merger Sub will merge with and into Coeptis with Coeptis being the surviving entity and becoming a wholly-owned subsidiary of the Company.

Merger Sub’s principal executive offices are located at 801 S. Pointe Drive, Suite TH-1, Miami Beach, Florida 33139 and its phone number is (305) 671-3341.

Coeptis

General.    Coeptis was originally incorporated in the State of Colorado in 1996 under the name Nelx Marketing Inc., and then changed its name to Mind 2 Market, Inc. (in 1996), then to Health Partnership, Inc. (in 2005) and then to Naerodynamics, Inc. (in 2008). In January 2020, Coeptis redomiciled to the State of Delaware and changed its then corporate name to NDYN Merger Corp. In February 2020, NDYN Merger Corp. enacted a Holding Company Reorganization pursuant to Section 251(g) of the DGCL and, in connection therewith, changed its corporate name to Vinings Holdings, Inc. Effective July 12, 2021, the company’s name changed to “Coeptis Therapeutics, Inc.”

The 2021 Merger Transaction.    On February 12, 2021, Coeptis Acquisition Sub, Inc. (“Acquisition Corp.”), a wholly-owned subsidiary of Coeptis, merged (the “2021 Merger”) with and into Coeptis Pharmaceuticals, Inc., a Delaware corporation (“Coeptis Pharmaceuticals”), with Coeptis Pharmaceuticals as the surviving corporation of the 2021 Merger. As a result of the 2021 Merger, Coeptis acquired the business of Coeptis Pharmaceuticals, which now continues its existing business operations as Coeptis’ wholly-owned subsidiary.

About Coeptis’ Subsidiaries.    Coeptis’ wholly-owned subsidiary, Coeptis Pharmaceuticals, was formed in November 2018, and its sole subsidiary, Coeptis Pharmaceuticals, LLC, was formed in July 2017. Through Coeptis’ subsidiaries, it focuses on the development and/or acquisition of pharmaceutical products and technologies which offer improvements to current therapies, thereby improving patient outcomes.

Coeptis’ current business model is designed around furthering the development of its current product portfolio. Coeptis is continually exploring partnership opportunities with companies that have novel therapies in various stages of development or companies with technologies that improve the way that drugs are delivered to patients. Coeptis seeks the best strategic relationships, which relationships could include in-license agreements, out-license agreements, co-development arrangements and other strategic partnerships in new and exciting therapeutic areas such as auto-immune disease and oncology.

Coeptis’ principal executive offices are located at 105 Bradford Road, Suite 420, Wexford, PA 15090 and its phone number is (724) 934-6467.

The Proposals to be Submitted at the Shareholders Meeting

The Domestication Proposal

Bull Horn is proposing to re-domicile by way of its continuation out of the British Virgin Islands, as a company incorporated under the laws of the British Virgin Islands, and into Delaware to become a corporation incorporated under the laws of the State of Delaware, pursuant to Section 184 of the Companies Act and the applicable provisions of the DGCL, respectively. In connection with the Domestication, Bull Horn will adopt the Interim Charter which will replace or remove certain provisions of the Current Charter which are no longer valid or otherwise applicable as a result of the Domestication (but without substantively changing such ongoing rights) and file the same with the Secretary of State of the State of Delaware. All shareholders are encouraged to read the Interim Charter in its entirety for a more complete description of its terms.

You should note that not only will the Interim Charter preserve the existing rights of Bull Horn ordinary shares, but also that the existing provisions of the Current Charter (including Regulation 23 of the Current Charter and those provisions which cannot be amended prior to the Closing or made subject to certain restrictions or amendment) will be replicated or substantively replicated in the Current Charter. Please read the section entitled “Proposal 1: The Domestication Proposal.”

The Business Combination Proposal

Bull Horn and Coeptis have agreed to the Business Combination under the terms of the Merger Agreement. Pursuant to the terms set forth in the Merger Agreement, subject to the satisfaction or waiver of the conditions to the Closing therein, after completion of the Domestication, Merger Sub will merge with and into Coeptis, with Coeptis continuing as the surviving entity and becoming a wholly-owned subsidiary of the Company.

Merger Agreement

Pursuant to the Merger Agreement, subject to the terms and conditions set forth therein, (i) prior to the Closing (as defined below), Bull Horn will re-domicile from the British Virgin Islands to the State of Delaware through a statutory re-domestication (the “Domestication”), and (ii) upon the consummation of the transactions contemplated by the Merger Agreement (the “Closing”), Merger Sub will merge with and into Coeptis (the “Merger” and, together with the Domestication and the other transactions contemplated by the Merger Agreement, the “Transactions”), with Coeptis continuing as the surviving corporation in the Merger and a wholly-owned subsidiary of Bull Horn (after the Domestication).

Prior to the Merger, all outstanding shares of Coeptis preferred stock will convert or exchange their shares of preferred stock for shares of Coeptis common stock at the applicable ratio in Coeptis organizational documents (the “Preferred Stock Exchange”).

In the Merger, (i) all shares of Coeptis common stock issued and outstanding immediately prior to the effective time of the Merger (other than those properly exercising any applicable dissenters rights under Delaware law), but after giving effect to the Preferred Stock Exchange, will be converted into the right to receive a portion of the Merger Consideration (as defined below), (ii) certain issued and outstanding warrants to acquire shares of Coeptis stock (the “Specified Warrants”) will be assumed by Bull Horn and converted into a warrant for shares of Bull Horn common stock with its price and number of shares equitably adjusted based on the conversion of the shares of Coeptis common stock into the Merger Consideration (each, an “Assumed Warrant”), (iii) certain outstanding convertible debt of Coeptis (the “Coeptis Convertible Debt”) will be assumed by Bull Horn and will be convertible into common stock of Bull Horn (the “Assumed Convertible Debt”) and (iv) any other outstanding securities with the right to convert into or acquire equity securities of Coeptis or its subsidiaries will be terminated. At the Closing, Bull Horn will change its name to “Coeptis Therapeutics Holdings, Inc.”.

Organizational Structure

The diagrams below depict simplified versions of the current organizational structures of Bull Horn and Coeptis, respectively.

The diagram below depicts a simplified version of our organizational structure immediately following the completion of the Business Combination.

See the section entitled “Proposal 2: The Business Combination Proposal” for a summary of the terms of the Merger Agreement and additional information regarding the terms of the Business Combination Proposal.

The 2022 Equity Incentive Plan Proposal

Bull Horn is proposing that its shareholders approve the 2022 Equity Incentive Plan which will become effective upon the Closing and will be used by the Company on a going-forward basis following the Closing. A summary of the 2022 Equity Incentive Plan is set forth in the section entitled “Proposal 3: The 2022 Equity Incentive Plan Proposal” of this proxy statement/prospectus and a complete copy of the 2022 Equity Incentive Plan is attached hereto as Annex E.

The Charter Amendment Proposals

Bull Horn is proposing that its shareholders approve and adopt the following seven (7) separate proposals to approve and adopt the Amended and Restated Certificate of Incorporation, a copy of which is attached to this proxy statement/prospectus as Annex C, and the Bylaws, a copy of which is attached to this proxy statement/prospectus as Annex D:

•        Proposal 4(a):    To consider and vote upon an amendment to the Interim Charter to declassify the Bull Horn Board into one class of directors.

•        Proposal 4(b):    To consider and vote upon an amendment to the Interim Charter to provide that, subject to the limitations imposed by applicable law, directors may be removed with or without cause, by the holders of at least a majority in voting power of the shares then entitled to vote at an election of directors.

•        Proposal 4(c):    To consider and vote upon an amendment to the Interim Charter to provide that the federal district courts of the United States of America will be the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act and the Delaware courts will be the exclusive forum for certain stockholder litigation.

•        Proposal 4(d):    To consider and vote upon an amendment to the Interim Charter to provide that the Bylaws and the Amended and Restated Certificate of Incorporation may only be amended in accordance with the DGCL.

•        Proposal 4(e):    To consider and vote upon an amendment to the Interim Charter to remove the provisions addressing indemnification and advancement of expenses for the Company’s officers and directors, as the Company’s proposed Bylaws will provide for substantially similar rights to indemnification and advancement of expenses.

•        Proposal 4(f):    To consider and vote upon the amendment and restatement of the Interim Charter and authorizing all other changes in connection with the replacement of the Interim Charter with the Amended and Restated Certificate of Incorporation and Bylaws as part of the Business Combination, including (i) changing the post-Business Combination corporate name from “Bull Horn Holdings Corp.” to “Coeptis Therapeutics Holdings, Inc.”, and (ii) removing various provisions of the Interim Charter applicable only to a blank check company, including provisions requiring special votes with respect to the variation of rights of shares prior to a business combination, that will no longer be applicable upon consummation of the Business Combination.

The Charter Amendment Proposals are set forth in the section entitled “Proposal 4: The Charter Amendment Proposals” of this proxy statement/prospectus.

The Director Election Proposal

Bull Horn is proposing that its shareholders approve the election of seven directors to serve on the Company Board upon consummation of the Business Combination becoming effective until the 2023 annual meeting of stockholders, respectively, and until their respective successors are duly elected and qualified. It is noted in this regard that the appointments of the seven directors under the Director Election Proposal will take effect under the terms of the Amended and Restated Certificate of Incorporation and the Bylaws of the Company as continued into Delaware. A summary of the Director Election Proposal is set forth in the section entitled “Proposal 5: The Director Election Proposal” of this proxy statement/prospectus.

The Adjournment Proposal

The Adjournment Proposal, if adopted, will allow the Bull Horn Board to adjourn the Shareholders Meeting to a later date or dates, including, if necessary to permit further solicitation and vote of proxies if it is determined by Bull Horn that more time is necessary or appropriate to approve one or more Proposals at the Shareholders Meeting. A summary of the Adjournment Proposal is set forth in the section entitled “Proposal 6: The Adjournment Proposal” of this proxy statement/prospectus.

The Shareholders Meeting

Date, Time and Place of Shareholders Meeting

The Shareholders Meeting will be held at 10:00 a.m. Eastern time, on October 26, 2022, or at such other date, time and place to which such meeting may be adjourned or postponed, as a virtual meeting, to consider and vote upon the Proposals. You will be able to attend, vote your shares, and submit questions during the special meeting via a live webcast available at https://www.cstproxy.com/bullhornse/sme2022.

Record Date; Outstanding Shares; Shareholders Entitled to Vote

Bull Horn has fixed the close of business on September 1, 2022 as the Record Date for determining the Bull Horn shareholders entitled to notice of and to attend and vote at the Shareholders Meeting. As of the close of business on such date, there were 5,116,414 ordinary shares outstanding and entitled to vote. Each share is entitled to one vote per share at the Shareholders Meeting.

Pursuant to the Insider Letter Agreement, 1,875,000 of founder shares owned by the sponsor will be voted in favor of the Business Combination Proposal.

Proxy Solicitation

Proxies with respect to the Shareholders Meeting may be solicited by telephone, by facsimile, by mail, on the Internet or in person virtually. Bull Horn has engaged Advantage Proxy, Inc. to assist in the solicitation of proxies. If a shareholder grants a proxy, it may still vote its shares in person virtually if it revokes its proxy before the Shareholders Meeting. A shareholder may also change its vote by submitting a later-dated proxy, as described in the section entitled “Shareholders Meeting — Revoking Your Proxy; Changing Your Vote.”

Quorum and Required Vote

A quorum of Bull Horn shareholders is necessary to hold the Shareholders Meeting. The presence, in person virtually or by proxy, of Bull Horn shareholders representing not less than 50% of the ordinary shares issued and outstanding on the Record Date and entitled to vote on the Proposals to be considered at the Shareholders Meeting will constitute a quorum for the Shareholders Meeting.

Each of the Domestication Proposal, the Business Combination Proposal, the 2022 Equity Incentive Plan Proposal, the Director Election Proposal and each of the Charter Amendment Proposals is interdependent upon the others and must be approved in order for Bull Horn to complete the Business Combination as contemplated by the Merger Agreement. Each of the Domestication Proposal, the Business Combination Proposal, the 2022 Equity Incentive Plan Proposal, the Director Election Proposal and the Charter Amendment Proposals will require the affirmative vote of the holders of a majority of the Bull Horn Shares that are present and vote at the Shareholders Meeting.

Management of the Company Following the Business Combination

The Company’s directors and executive officers upon completion of the Business Combination will be as follows:

Name	Age	Position
David Mehalick	53	Chairman and Chief Executive Officer
Daniel Yerace	39	Director and Vice President of Operations
Christine Sheehy	55	Chief Financial Officer and Secretary
Christopher Calise	49	Director
Tara Maria DeSilva	54	Independent Director
Philippe Deschamps	60	Independent Director
Christopher Cochran	53	Independent Director
Gene Salkind	68	Independent Director

For more information on the directors and executive officers upon completion of the Business Combination, see “Management of the Company Following the Business Combination.”

Anticipated Accounting Treatment

The Transactions will be accounted for as a capital reorganization in accordance with GAAP. Accordingly, the Transactions will be treated as the equivalent of Coeptis issuing shares for the net assets of Bull Horn as of the Closing Date, accompanied by a recapitalization. The net assets of Bull Horn will be stated at historical cost, with no goodwill or other intangible assets recorded.

Regulatory Approvals

The Business Combination and the transactions contemplated by the Merger Agreement are not subject to any additional regulatory requirement or approval, except for (i) filings with British Virgin Islands and Delaware necessary to effectuate the Domestication, and (ii) filings required with the SEC pursuant to the reporting requirements applicable to Bull Horn, and the requirements of the Securities Act and the Exchange Act, including the requirement to file the registration statement of which this proxy statement/prospectus forms a part and to disseminate this proxy statement/prospectus to Bull Horn’s shareholders.

Redemption Rights

Public shareholders may seek to have their shares redeemed by Bull Horn, regardless of whether they vote for or against the Business Combination or any other Proposals and whether they held Bull Horn ordinary shares as of the Record Date or acquired them after the Record Date. For illustrative purposes, based on the funds in the trust account of approximately $33.3 million on September 27, 2022, the estimated per share Redemption Price would have been approximately $10.26. A public shareholder that has properly tendered his or her shares for Redemption will be entitled to receive his or her pro rata portion of the aggregate amount then on deposit in the trust account in cash for such shares only if the Business Combination is completed. If the Business Combination is not completed, the Redemptions will be canceled and the tendered shares will be returned to the relevant public shareholders as appropriate. Any public shareholder who holds ordinary shares of Bull Horn on or before October 24, 2022 (two (2) business days before the Shareholders Meeting) will have the right to demand that his or her shares be redeemed for a full pro rata share of the aggregate amount then on deposit in the trust account, less any taxes then due but not yet paid. See the section entitled “Shareholders Meeting — Redemption Rights” for the procedures to be followed if you are to redeem your shares for cash.

Appraisal Rights

If the Business Combination is completed, Coeptis stockholders who do not vote in favor of the Business Combination are entitled to appraisal rights under Section 262 of the DGCL (“Section 262”) provided that they comply with the conditions established by Section 262. For more information about such rights, see the provisions of Section 262 of the DGCL, attached hereto as Annex F, and the section entitled “Shareholders Meeting — Appraisal Rights.” Bull Horn’s shareholders do not have appraisal rights under the Companies Law or otherwise in connection with the Business Combination Proposal or the other Proposals.

Interests of the Sponsor, Directors and Officers in the Business Combination

When you consider the recommendation of the Bull Horn Board to vote in favor of approval of the Proposals, you should keep in mind that Bull Horn’s directors and officers have interests in the Business Combination that may be different from or in addition to (and which may conflict with) your interests as a shareholder and may be incentivized to complete a business combination that is less favorable to shareholders rather than liquidating Bull Horn. These interests include, among other things:

•        Christopher Calise, Bull Horn’s Chief Financial Officer and Director, will be Bull Horn’s designee to the Company Board upon the Closing. As a director, in the future Mr. Calise may receive any cash fees, stock options or stock awards that the Company Board determines to pay to its directors;

•        unless Bull Horn consummates an initial business combination, Bull Horn’s officers, directors and the sponsor will not receive reimbursement for any out-of-pocket expenses incurred by them to the extent that such expenses exceed the amount of available proceeds not deposited in the trust account (as of June 30, 2022, none of Bull Horn’s officers and directors have incurred any out-of-pocket expenses, but such expenses may be incurred prior to consummation of the Business Combination);

•        as a condition to the IPO, pursuant to the Insider Letter Agreement, 1,875,000 of founder shares owned by the sponsor became subject to a lock-up whereby, subject to certain limited exceptions, agreed not to transfer, assign or sell 50% of the founder shares until the earlier of (i) six months after the date of the consummation of Bull Horn’s initial business combination or (ii) the date on which the closing price of Bull Horn’s ordinary shares equals or exceeds $12.50 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing after Bull Horn’s initial business combination and the remaining 50% of the founder shares may not be transferred, assigned or sold until six months after the date of the consummation of an initial business combination, or earlier, in either case, if, subsequent to an initial business combination, Bull Horn consummates a subsequent liquidation, merger, stock exchange or other similar transaction which results in all of Bull Horn shareholders having the right to exchange their ordinary shares for cash, securities or other property;

•        the sponsor paid an aggregate of $25,000 for its 1,875,000 founder shares and such securities will have a significantly higher value at the time of the Business Combination. Such shares had an aggregate market value of $18,900,000 based on the last sale price of $10.08 per share on Nasdaq on June 30, 2022;

•        the sponsor paid an aggregate of $2,625,000 for 2,625,000 Private Placement Warrants at a price of $1.00 per warrant in the Private Placement consummated simultaneously with the IPO, which warrants will be worthless if an initial business combination is not consummated. Such Private Placement Warrants had an aggregate market value of $99,750 based on the last sale price of $0.038 per warrant on Nasdaq on June 30, 2022;

•        the sponsor has agreed not to redeem any of their founder shares in connection with a stockholder vote to approve a proposed initial business combination;

•        in connection with the extension of the date of Bull Horn’s termination date from May 3, 2022 to November 3, 2022, the sponsor agreed to lend Bull Horn $66,667 (or approximately $0.02 per public share that remains outstanding) per month, up to $400,000 in aggregate, to deposit into the trust account;

•        the sponsor has agreed to lend Bull Horn up to $500,000 as a working capital loan, which loan will only be repaid if the Business Combination is consummated;

•        if Bull Horn does not complete an initial business combination by November 3, 2022, a portion of the proceeds from the sale of the Private Placement Warrants will be included in the liquidating distribution to Bull Horn’s public shareholders and the Private Placement Warrants will expire worthless and Bull Horn may not be able to pay back the loan by the sponsor in connection with the extension of Bull Horn’s termination date; and

•        if the trust account is liquidated, including in the event Bull Horn is unable to complete an initial business combination within the required time period, the sponsor has agreed that it will be liable to Bull Horn, if and to the extent any claims by a vendor for services rendered or products sold to Bull Horn, or a prospective target business with which Bull Horn has discussed entering into a transaction agreement, reduce the amounts in the trust account to below $10.10 per share, except as to any claims by a third party who executed a waiver of any and all rights to seek access to the trust account and except as to any claims under Bull Horn’s indemnity of the underwriters of Bull Horn’s IPO against certain liabilities, including liabilities under the Securities Act.

As of June 30, 2022, the sponsor and its affiliates had an aggregate of $19,374,751 at risk that depends on completion of an initial business combination, including $18,999,750 it invested in securities, $375,001 of unpaid loans. As of June 30, 2022, there was no unreimbursed out-of-pocket expenses incurred by the sponsor or its affiliates.

Material U.S. Federal Income Tax Consequences of the Domestication

As discussed more fully under the section entitled “Proposal 1: The Domestication Proposal — Material U.S. Federal Income Tax Consequences of the Domestication to Bull Horn Shareholders” below, it is intended that the Domestication will constitute a tax-free reorganization within the meaning of Section 368(a)(l)(F) of the Code. However, due to the absence of guidance directly on how the provisions of Section 368(a) of the Code apply in the case of a statutory conversion of a corporation with no active business and only investment type assets such as Bull Horn, this result is subject to some uncertainty. Assuming that the Domestication so qualifies, U.S. Holders (as defined in such section) of Bull Horn Shares will be subject to Section 367(b) of the Code and, as a result:

•        A U.S. Holder of Bull Horn Shares whose Bull Horn Shares have a fair market value of less than $50,000 on the date of the Domestication and who does not own actually and constructively 10% or more (by vote or value) of Bull Horn will not recognize any gain or loss and will not be required to include any part of Bull Horn’s earnings in income;

•        A U.S. Holder of Bull Horn Shares whose Bull Horn Shares have a fair market value of $50,000 or more, but who on the date of the Domestication owns (actually and constructively) less than 10% of the total combined voting power or value of Bull Horn will generally recognize gain (but not loss) on the exchange of Bull Horn Shares for shares in the Company (a Delaware corporation) pursuant to the Domestication. As an alternative to recognizing gain, such U.S. Holders may file an election to include in income as a dividend the “all earnings and profits amounts,” (as defined in Treasury Regulation Section 1.367(b)-2(d)) attributable to their Bull Horn Shares, provided certain other requirements are satisfied. Bull Horn does not expect to have significant cumulative earnings and profits on the date of the Domestication; and

•        A U.S. Holder of Bull Horn Shares whose Bull Horn Shares have a fair market value of $50,000 or more, and who on the date of the Domestication owns (actually and constructively) 10% or more of the total combined voting power or value of Bull Horn will generally be required to include in income as a dividend the “all earnings and profits amount,” (as defined in Treasury Regulation Section 1.367(b)-2(d))) attributable to its Bull Horn Shares, provided certain other requirements are satisfied. Bull Horn does not expect to have significant cumulative earnings and profits on the date of the Domestication.

Furthermore, even if the Domestication qualifies as a reorganization under Section 368(a) of the Code, a U.S. Holder of Bull Horn Shares may still recognize gain (but not loss) upon the exchange of its Bull Horn Shares for the common stock of the Delaware corporation pursuant to the Domestication under the “passive foreign investment company,” or PFIC, rules of the Code equal to the excess, if any, of the fair market value of the common stock of the Delaware corporation received in the Domestication and the U.S. Holder’s adjusted tax basis in the corresponding Bull Horn Shares surrendered in exchange therefor. The tax on any such gain so recognized would be imposed at the rate applicable to ordinary income and an interest charge would apply. In such event, the U.S. Holder’s aggregate tax basis in the common stock of the Delaware corporation received in connection with the Domestication should be the same as the aggregate tax basis of Bull Horn Shares surrendered in the Domestication, increased by any amount included in the income of such U.S. Holder under the PFIC rules. For a more complete discussion of the potential application of the PFIC rules to U.S. Holders as a result of the Domestication, see the discussion in the section entitled “Proposal 1: The Domestication Proposal — Material U.S. Federal Income Tax Consequences of the Domestication to Bull Horn Shareholders — U.S. Holders — PFIC Considerations.”

For a description of the tax consequences for public shareholders exercising Redemption Rights in connection with the Business Combination, see the sections entitled “Proposal 1: The Domestication Proposal — Material U.S. Federal Income Tax Consequences of the Domestication to Bull Horn Shareholders — U.S. Holders — Tax Consequences to U.S. Holders That Elect to Have Their Bull Horn Shares Converted for Cash” and “Proposal 1: The Domestication Proposal — Material U.S. Federal Income Tax Consequences of the Domestication to Bull Horn Shareholders — Non-U.S. Holders — Tax Consequences to Non-U.S. Holders That Elect to Have Their Bull Horn Shares Converted for Cash.”

Material U.S. Federal Income Tax Consequences of the Business Combination

Each of Bull Horn and Coeptis intend that the Business Combination qualify as a reorganization within the meaning of Section 368(a) of the Code. In general, and subject to the qualifications and limitations set forth in the section titled “Proposal 2: The Business Combination — Material U.S. Federal Income Tax Consequences of the Business Combination,” if the Merger qualifies as a “reorganization” within the meaning of Section 368(a) of the Code, the material tax consequences to U.S. Holders (as defined below) of Coeptis common stock will be as follows:

•        a Coeptis stockholder should not recognize gain or loss upon the exchange of Coeptis common stock for Bull Horn common stock pursuant to the Merger, except to the extent of cash received in lieu of a fractional share of Bull Horn common stock as described below;

•        a Coeptis stockholder should recognize gain or loss to the extent any cash received in lieu of a fractional share of Bull Horn common stock exceeds or is less than the basis of such fractional share;

•        a Coeptis stockholder’s aggregate tax basis for the shares of Bull Horn common stock received in the Merger should equal the stockholder’s aggregate tax basis in the shares of Coeptis common stock surrendered in the Merger, decreased by the amount of any tax basis allocable to a fractional share for which cash is received; and

•        the holding period of the shares of Bull Horn common stock received by a Coeptis stockholder in the Merger should include the holding period of the shares of Coeptis common stock surrendered in exchange therefor.

In connection with the filing of the registration statement of which this proxy statement/prospectus is a part, Ellenoff Grossman & Schole LLP (“EGS”) will deliver an opinion that the statements under the section titled “Proposal 2: The Business Combination — Material U.S. Federal Income Tax Consequences of the Business Combination” constitutes the opinion of Ellenoff Grossman & Schole LLP. In rendering its opinion, counsel assumes that the statements and facts concerning the Business Combination set forth in this proxy statement/prospectus and in the Merger Agreement, are true and accurate in all respects, and that the Business Combination will be completed in accordance with this proxy statement/prospectus and the Merger Agreement. Counsel’s opinion also assumes the truth and accuracy of certain representations and covenants as to factual matters made by Bull Horn, Coeptis and Merger Sub in tax representation letters provided to counsel. In addition, counsel bases its tax opinion on the law in effect on the date of the opinion and assumes that there will be no change in applicable law between such date and the time of the Business Combination. If any of these assumptions is inaccurate, the tax consequences of the Merger could differ from those described in this proxy statement/prospectus.

Tax matters are very complicated, and the tax consequences of the Business Combination to a particular Coeptis stockholder will depend on such stockholder’s circumstances. Accordingly, you are strongly urged to consult your tax advisor for a full understanding of the tax consequences of the Business Combination to you, including the applicability and effect of federal, state, local and non-U.S. income and other tax laws.

Recommendation to Shareholders of Bull Horn

The Bull Horn Board determined unanimously that each of the Proposals is fair to and in the best interests of Bull Horn and its shareholders. The Board unanimously recommends that shareholders:

•        Vote “FOR” the Domestication Proposal;

•        Vote “FOR” the Business Combination Proposal;

•        Vote “FOR” the 2022 Equity Incentive Plan Proposal;

•        Vote “FOR” each of the Charter Amendment Proposals;

•        Vote “FOR” the election of each of the director nominees pursuant to the Director Election Proposal; and

•        Vote “FOR” the Adjournment Proposal, if it is presented at the Shareholders Meeting.

The existence of any financial and personal interests of one or more of Bull Horn’s directors may be argued to result in a conflict of interest on the part of such director(s) between what he, she or they may believe is in the best interests of Bull Horn and its shareholders and what he, she or they may believe is best for himself, herself or themselves in determining to recommend that shareholders vote for the Proposals. See the section entitled “Proposal 2: The Business Combination Proposal — Interests of Bull Horn’s Directors and Officers and Others in the Business Combination” in this proxy statement/prospectus for a further discussion of such interests and potential conflicts of interest.

Comparison of the Rights of Holders of Coeptis Stock and Company Stock after the Business Combination

As a result of the Merger, the holders of shares of Coeptis common stock and Coeptis preferred stock will become holders of the Company Common Stock and their rights will be governed by Delaware law (and by the Company’s proposed Amended and Restated Certificate of Incorporation and Bylaws (instead of the Coeptis amended and restated certificate of incorporation and the Coeptis bylaws)). Following the Merger, former Coeptis stockholders may have different rights as Company stockholders than they had as Coeptis stockholders.

Please see the section entitled “Description of Coeptis’, Bull Horn’s, and the Company’s Securities — Comparison of the Rights of Holders of Coeptis Stock and Company Stock after the Business Combination.”

Coeptis Stockholders Meeting

Following the registration statement on Form S-4, of which this proxy statement/prospectus is a part, being declared effective by the SEC, Coeptis will hold an in-person virtual meeting of its stockholders for the purpose of authorizing, approving and consenting to, the execution, delivery and performance of the Merger Agreement and each of the ancillary documents to the Merger Agreement to which Coeptis is or is required to be a party or bound, and the consummation of the transactions contemplated by the Merger Agreement and such ancillary documents (the “Required Coeptis Stockholder Approval”), thereby approving the Merger Agreement, the Business Combination and related transactions. The Required Coeptis Stockholder Approval requires the affirmative vote of the holders of shares of Coeptis capital stock representing a majority of the votes represented by all outstanding shares of capital stock of Coeptis entitled to vote.

Risk Factors

In evaluating the Proposals set forth in this proxy statement/prospectus, you should carefully read this proxy statement/prospectus, including the annexes, and especially consider the factors discussed in the section entitled “Risk Factors” beginning on page 40.

QUESTIONS AND ANSWERS

Q.     Why am I receiving this proxy statement/prospectus?

A.     You are receiving this proxy statement/prospectus in connection with the Shareholders Meeting. Bull Horn is holding the Shareholders Meeting to consider and vote upon the Proposals described below. Your vote is important. You are encouraged to vote as soon as possible after carefully reviewing this proxy statement/prospectus.

Bull Horn’s shareholders are being asked to consider and vote upon the Domestication Proposal to change the domicile of Bull Horn by way of its continuation from the British Virgin Islands, as a business company incorporated under the laws of the British Virgin Islands to Delaware to become a corporation incorporated under the laws of the State of Delaware. The Domestication will be effected by Bull Horn filing a Certificate of Corporate Domestication and the Interim Charter with the Delaware Secretary of State and filing an application to de-register with the Registrar of Companies of the British Virgin Islands and all outstanding securities of Bull Horn will convert to outstanding securities of the Company, as described in more detail in this proxy statement/prospectus. The form of the proposed Interim Charter of the Company is attached to this proxy statement/prospectus as Annex B. See the section entitled “Proposal 1: The Domestication Proposal.”

Bull Horn’s shareholders are also being asked to consider and vote upon the Business Combination Proposal to approve the Merger Agreement and the Merger contemplated thereby. The Merger Agreement provides that, among other things, Bull Horn’s wholly-owned subsidiary, Merger Sub, will merge with and into Coeptis, with Coeptis continuing as the surviving entity and becoming a subsidiary of the Company. Shareholder approval of the Merger Agreement and the transactions contemplated thereby is required by the Merger Agreement and the Memorandum and Articles of Association. A copy of the Merger Agreement is attached to this proxy statement/prospectus as Annex A and Bull Horn encourages its shareholders to read it in its entirety. See the section entitled “Proposal 2: The Business Combination Proposal.”

Bull Horn’s shareholders are also being asked to consider and vote upon the 2022 Equity Incentive Plan Proposal to adopt the 2022 Equity Incentive Plan. Among other things, the 2022 Equity Incentive Plan, which would become effective upon the completion of the Business Combination, is intended to maintain and strengthen the Company’s ability to attract and retain key employees, directors, consultants and certain other individuals providing services to the Company and to motivate them to remain focused on long-term shareholder value. See the section entitled “Proposal 3: The 2022 Equity Incentive Plan Proposal.” A copy of the 2022 Equity Incentive Plan is attached to this proxy statement/prospectus as Annex E, and Bull Horn encourages its shareholders to read the plan in its entirety.

Bull Horn’s shareholders are also being asked to consider and vote upon each of the Charter Amendment Proposals to approve and adopt the Amended and Restated Certificate of Incorporation and the Bylaws. See the section entitled “Proposal 4: The Charter Amendment Proposals” for a summary of the material provisions of and reasons for adoption of the Amended and Restated Certificate of Incorporation and the Bylaws. A copy of the Amended and Restated Certificate of Incorporation is attached to this proxy statement/prospectus as Annex C, and a copy of the Bylaws is attached to this proxy statement/prospectus as Annex D. Bull Horn encourages its shareholders to read the Amended and Restated Certificate of Incorporation and the Bylaws in their entirety.

Bull Horn’s shareholders are also being asked to consider and vote upon the Director Election Proposal to elect seven directors to serve on the Company Board from the consummation of the Domestication and Business Combination becoming effective until the 2023 annual meeting of stockholders and until their respective successors are duly elected and qualified. It is noted in this regard that the appointments of the seven directors under the Director Election Proposal will take effect under the terms of the Amended and Restated Certificate of Incorporation and the Bylaws of the Company as continued into Delaware. See the section entitled “Proposal 5: The Director Election Proposal.”

Bull Horn’s shareholders are also being asked to consider and vote upon the Adjournment Proposal to adjourn the Shareholders Meeting to a later date or dates, including, if necessary, including to permit further solicitation and vote of proxies if it is determined by Bull Horn that more time is necessary or appropriate to approve one or more Proposals at the Shareholders Meeting. See the section entitled “Proposal 6: The Adjournment Proposal.”

The presence, in person virtually or by proxy, of Bull Horn shareholders representing not less than 50% of the ordinary shares issued and outstanding on the Record Date and entitled to vote on the Proposals to be considered at the Shareholders Meeting will constitute a quorum for the Shareholders Meeting.

YOUR VOTE IS IMPORTANT. YOU ARE ENCOURAGED TO VOTE AS SOON AS POSSIBLE AFTER CAREFULLY REVIEWING THIS PROXY STATEMENT/PROSPECTUS.

Q.     What is being voted on at the Shareholders Meeting?

A.     At the Shareholders Meeting, the shareholders of Bull Horn are being asked to vote on the following Proposals:

•        The Domestication Proposal;

•        The Business Combination Proposal;

•        The 2022 Equity Incentive Plan Proposal;

•        Each of the Charter Amendment Proposals;

•        Each of the nominees in the Director Election Proposal; and

•        The Adjournment Proposal, if presented.

Q.     Are the Proposals conditioned on one another?

A.     Each of the Domestication Proposal, the Business Combination Proposal, the Director Election Proposal, each of the Charter Amendment Proposals and the 2022 Equity Incentive Plan Proposal is interdependent upon the others and each must be approved in order for Bull Horn to complete the Business Combination contemplated by the Merger Agreement. All of the Proposals must be approved by the holders of a majority of the Bull Horn Shares that are present and vote at the Shareholders Meeting.

Q.     Why is Bull Horn proposing the Domestication?

A.     The Bull Horn Board believes that it would be in the best interests of Bull Horn to effect the Domestication to enable the Company to avoid certain taxes that would be imposed on the Company if the Company were to conduct an operating business in the United States as a foreign corporation following the Business Combination. In addition, the Bull Horn Board believes Delaware provides a recognized body of corporate law that will facilitate corporate governance by the Company’s officers and directors. Delaware maintains a favorable legal and regulatory environment in which to operate. For many years, Delaware has followed a policy of encouraging companies to incorporate there and, in furtherance of that policy, has adopted comprehensive, modern and flexible corporate laws that are regularly updated and revised to meet changing business needs. As a result, many major corporations have initially chosen Delaware as their domicile or have subsequently reincorporated in Delaware in a manner similar to the procedures Bull Horn is proposing. Due to Delaware’s longstanding policy of encouraging incorporation in that state and consequently its popularity as the state of incorporation, the Delaware courts have developed a considerable expertise in dealing with corporate issues and a substantial body of case law has developed construing the DGCL and establishing public policies with respect to Delaware corporations. It is anticipated that the DGCL will continue to be interpreted and explained in a number of significant court decisions that may provide greater predictability with respect to the Company’s corporate legal affairs. In connection with the Domestication, Bull Horn will be filing the Interim Charter with the Secretary of State of Delaware prior to closing, which amends and removes the provisions of the Current Charter that terminate or otherwise become inapplicable because of the Domestications and provides Bull Horn’s shareholders with the same or substantially the same rights in connection with the business combination; provided that the Interim Charter will also permit a majority of the Bull Horn shareholders to act by written consent.

The Domestication will not occur unless the Bull Horn shareholders have approved the Domestication Proposal, the Business Combination Proposal, the Charter Amendment Proposals, the Director Election Proposal and the Merger Agreement is in full force and effect prior to the Domestication.

Q.     What is involved with the Domestication?

A.     The Domestication will require Bull Horn to file certain documents in both the British Virgin Islands and the State of Delaware. At the effective time of the Domestication, Bull Horn will cease to be a company incorporated under the laws of the British Virgin Islands and in connection with the Business Combination, Bull Horn will continue as a Delaware corporation. The Current Charter will be replaced by the Interim Charter and your rights as a shareholder will cease to be governed by the laws of the British Virgin Islands and will be governed by Delaware law.

Q.     How will the Domestication affect my securities of Bull Horn?

A.     Pursuant to the Domestication and without further action on the part of Bull Horn’s shareholders, each outstanding ordinary share of Bull Horn will convert to one outstanding share of the Company Common Stock and each outstanding warrant of Bull Horn will convert to one outstanding warrant of the Company. Although it will not be necessary for you to exchange your certificates representing ordinary shares and warrants after the Domestication, the Company will, upon request, exchange your Bull Horn share or warrant certificates for the applicable number of shares of Company Common Stock or warrants and all certificates for securities issued after the Domestication will be certificates representing securities of the Company.

Q.     What changes are being made to the Current Charter in connection with the Business Combination?

A:     In connection with the Domestication, Bull Horn will be filing the Interim Charter with the Secretary of State of the State of Delaware prior to the Closing, which amends and removes the provisions of the Current Charter that terminate or otherwise become inapplicable because of the Domestication and provides Bull Horn’s shareholders with the same or substantially the same rights in connection with the business combination. However, the Interim Charter will provide that Bull Horn’s stockholders may act by written consent of the stockholders holding a majority of the issued and outstanding shares of Bull Horn common stock, which is not permitted under the Current Charter. The Amended and Restated Charter, which will be effective as of the Closing and will provide for the following: (1) change the name of Bull Horn to Coeptis Therapeutics Holdings, Inc., (2) remove or amend those provisions of our Interim Charter which terminate or otherwise cease to be applicable following the Closing, and (3) add new provisions to our Interim Charter which will be applicable following the Closing. For a summary of the differences between the Current Charter and Interim Charter and the Interim Charter and the Amended and Restated Charter, see the sections entitled “Proposal 1: The Domestication Proposal” and “Proposal 4: The Charter Amendment Proposals.”

Q.     What are the material U.S. federal income tax consequences of the Domestication to U.S. Holders of Bull Horn Shares?

A.     The Domestication should qualify as a reorganization within the meaning of Section 368(a) of the Code for U.S. federal income tax purposes. However, due to the absence of guidance directly on how the provisions of Section 368(a) of the Code apply in the case of a statutory conversion of a corporation with no active business and only investment-type assets such as Bull Horn, this result is subject to some uncertainty. If the Domestication qualifies as a reorganization within the meaning of Section 368(a), a U.S. Holder of Bull Horn Shares will be subject to Section 367(b) of the Code and as a result:

•        A U.S. Holder of Bull Horn Shares whose Bull Horn Shares have a fair market value of less than $50,000 and who does not own actually and constructively 10% or more (by vote or value) of Bull Horn on the date of the Domestication will not recognize any gain or loss and will not be required to include any part of Bull Horn’s earnings in income;

•        A U.S. Holder of Bull Horn Shares whose Bull Horn Shares have a fair market value of $50,000 or more, but who on the date of the Domestication owns (actually and constructively) less than 10% of the total combined voting power or value of Bull Horn will generally recognize gain (but not loss) on the exchange of Bull Horn Shares for shares in the Company (a Delaware corporation) pursuant to the Domestication. As an alternative to recognizing gain, such U.S. Holders may file an election to include in income as a dividend the “all earnings and profits amounts,” (as defined in Treasury Regulation Section 1.367(b)-2(d)) attributable to their Bull Horn Shares, provided certain other requirements are satisfied. Bull Horn does not expect to have significant cumulative earnings and profits on the date of the Domestication; and

•        A U.S. Holder of Bull Horn Shares whose Bull Horn Shares have a fair market value of $50,000 or more, and who on the date of the Domestication owns (actually and constructively) 10% or more of the total combined voting power or value of Bull Horn will generally be required to include in income as a dividend the “all earnings and profits amount,” (as defined in Treasury Regulation Section 1.367(b)-2(d)) attributable to its Bull Horn Shares, provided certain other requirements are satisfied. Bull Horn does not expect to have significant cumulative earnings and profits on the date of the Domestication.

Furthermore, even if the Domestication qualifies as a reorganization, the Domestication may be a taxable event to U.S. Holders of Bull Horn Shares under special rules applicable to U.S. Holders who hold shares of a “passive foreign investment company,” or “PFIC” as described in “Proposal 1: The Domestication Proposal — Material U.S. Federal Income Tax Consequences of the Domestication to Bull Horn Shareholders — U.S. Holders — PFIC Considerations.” Bull Horn believes it has been treated as a PFIC since its inception. If the Domestication should fail to qualify as a reorganization under Section 368(a), a U.S. Holder of Bull Horn Shares generally would recognize gain or loss with respect to its Bull Horn Shares in an amount equal to the difference, if any, between the fair market value of the corresponding Company Common Stock received in the Domestication and the U.S. Holder’s adjusted tax basis in its Bull Horn Shares surrendered. For a more complete discussion of the material U.S. federal income tax consequences of the Domestication, see the discussion in the section entitled “Proposal 1: The Domestication Proposal — Material U.S. Federal Income Tax Consequences of the Domestication to Bull Horn Shareholders.”

Q.     What are the material U.S. federal income tax consequences to U.S. Holders that exercise their Redemption Rights?

A.     U.S. Holders that elect to exercise their Redemption Rights generally will recognize capital gain or loss equal to the difference between the amount of cash received on the Redemption of the Bull Horn Shares and such U.S. Holder’s adjusted tax basis in such Bull Horn Shares, which generally will be equal to the cost of such Bull Horn Shares. A U.S. Holder who purchased Bull Horn Shares in the IPO generally will have a tax basis in the Bull Horn Shares that were part of the Units equal to the portion of the purchase price of such Units allocated to the Bull Horn Shares (such allocation based on the relative fair market value of the Bull Horn Shares and the Warrants at the time). However, in certain circumstances, the cash paid to such U.S. Holders will be treated as dividend income for U.S. federal income tax purposes. Moreover, because Bull Horn should be considered a PFIC for U.S. federal income tax purposes, such U.S. Holders may be subjected to special rules applicable to PFICs as described in “Proposal 1: The Domestication Proposal — Material U.S. Federal Income Tax Consequences of the Domestication to Bull Horn Shareholders — U.S. Holders — PFIC Considerations.” For a more complete discussion of the material U.S. federal income tax consequences to U.S. Holders that elect to exercise their Redemption Rights, see the discussion in the section entitled “Proposal 1: The Domestication Proposal — Material U.S. Federal Income Tax Consequences of the Domestication to Bull Horn Shareholders — U.S. Holders — Tax Consequences to U.S. Holders That Elect to Have Their Bull Horn Shares Converted for Cash.”

Q.     Why is Bull Horn proposing the Business Combination?

A.     Bull Horn was organized to effect a merger, share exchange, share reconstruction or amalgamation, asset or share acquisition, a contractual arrangement or other similar business combination transaction. Since Bull Horn’s organization, the Bull Horn Board has sought to identify suitable candidates in order to effect such a transaction. In its review of Coeptis, the Bull Horn Board considered a variety of factors weighing positively and negatively in connection with the Business Combination. After careful consideration, the Bull Horn Board has determined that the Business Combination presents a highly-attractive business combination opportunity.

The Bull Horn Board believes that, based on its review and consideration, the Business Combination with Coeptis presents an opportunity to increase shareholder value. However, there can be no assurance that the anticipated benefits of the Business Combination will be achieved. Shareholder approval of the Business Combination is required by the Merger Agreement and the Memorandum and Articles of Association as well as to comply with Nasdaq Listing Rule 5635(a) and (d).

Q.     What will happen in the Business Combination?

A.     The Business Combination consists of a series of transactions pursuant to which (i) Bull Horn will complete the Domestication and (ii) Merger Sub will following the Domestication, merge with and into Coeptis with Coeptis continuing as the surviving entity and a subsidiary of the Company. Upon the completion of the Domestication and the Merger, each issued and outstanding ordinary share of Bull Horn will become a share of common stock of the Company, and each issued and outstanding warrant to purchase ordinary shares of Bull Horn will become a warrant to purchase an equal number of shares of common stock of the Company.

Q.     What is the form of consideration that shareholders of Coeptis will receive in return for the acquisition of Coeptis by Bull Horn?

A.     In connection with the completion of the Merger, shareholders of Coeptis will collectively receive as consideration for their existing Coeptis common stock and Coeptis preferred stock shares of Company Common Stock pursuant to the Merger Agreement. However, the Merger Consideration does not include any value attributable to the Specified Warrants or Permitted Debt (as defined below).

Based on the assumptions set forth under the section entitled “Frequently Used Terms — Share Calculations and Ownership Percentages,” the total number of post-Merger shares of common stock issuable to the Coeptis stockholders will be approximately 17,123,288, entitling such holders collectively to exchange Coeptis securities for approximately 77% of the Company Common Stock in the aggregate.

Each share of Company Common Stock will provide the holder the rights to vote, receive dividends, and share in distributions in connection with a liquidation and other stockholder rights with respect to the Company.

Q.     How much consideration will the holders of securities of Coeptis receive in connection with the acquisition of Coeptis by Bull Horn?

A.     The Merger consideration that will be received by Coeptis security holders from Bull Horn at the Closing will have an aggregate value equal to (the “Merger Consideration”) (i) $175,000,000, minus (or plus if positive) (ii) the amount of Coeptis’ outstanding indebtedness as of immediately prior to the Closing (excluding Permitted Debt, as described below), net of its cash as of immediately prior to the Closing, minus (iii) the amount of Coeptis’ outstanding unpaid transaction expenses and transaction bonuses as of the Closing. The Merger Consideration will be payable, (a) in the case of Coeptis stockholders, solely in new shares of Bull Horn common stock, with each share of Bull Horn common stock valued at the price per share (the “Redemption Price”) at which each Bull Horn share of common stock is redeemed or converted pursuant to the redemption by Bull Horn of its public shareholders in connection with Bull Horn’s initial business combination, as required by its amended and restated memorandum and articles of association and Bull Horn’s initial public offering prospectus (the “Closing Redemption”), and (b) with respect to the holders of the Specified Warrants, by the assumption of such warrants by Bull Horn as Assumed Warrants. The Merger Consideration deliverable to Coeptis stockholders will be allocated pro rata after giving effect to the Preferred Stock Exchange and deducting the value attributable to the Assumed Warrants as if the Specified Warrants that become Assumed Warrants were exercised on a net exercise basis as of immediately prior to the Closing.

The Coeptis Convertible Debt, along with (i) certain other outstanding indebtedness of Coeptis as of the date of the Merger Agreement (which together with the Coeptis Convertible Debt, has aggregate outstanding obligations of approximately $3.9 million as of such date), and (ii) certain other indebtedness that Coeptis is permitted to incur between the signing of the Merger Agreement and the Closing, will not affect the Merger Consideration payable to Coeptis security holders (the Coeptis Convertible Debt and such other indebtedness, “Permitted Debt”).

See the section entitled “Proposal 2: The Business Combination Proposal — The Merger Agreement — Merger Consideration.”

Q.     What equity stake will current Bull Horn shareholders and Coeptis stockholders hold in the Company immediately after the completion of the Business Combination?

A.     Upon the completion of the Business Combination (assuming, among other things, that no Bull Horn shareholders exercise Redemption Rights with respect to their ordinary shares upon completion of the Business Combination and the other assumptions described under the section entitled “Frequently Used Terms — Share Calculations and Ownership Percentages”), the holders of securities of Coeptis are expected to own approximately 77% of the Company’s outstanding common stock and the current holders of Bull Horn Shares are expected to own approximately 23% of the Company’s outstanding common stock.

If any of Bull Horn’s shareholders exercise their Redemption Rights, the percentage of the Company’s outstanding common stock held by the current holders of Bull Horn Shares will decrease and the percentages of the Company’s outstanding common stock held by the holders of securities of Coeptis will increase, in each case relative to the percentage held if none of the Bull Horn Shares are redeemed.

All of the relative percentages above are for illustrative purposes only and are based upon certain assumptions as described in the section entitled “Frequently Used Terms — Share Calculations and Ownership Percentages.”

Should one or more of the assumptions prove incorrect, actual beneficial ownership percentages may vary materially from those described in this proxy statement/prospectus as anticipated, believed, estimated, expected or intended.

Bull Horn public shareholders who purchased Units as part of the IPO for $10.00 may experience dilution if they elect not to redeem in connection with the Business Combination. The expense of the underwriting commission would be borne by those shareholders who elect not to redeem.

The following table illustrates varying ownership levels of the Company immediately following the Business Combination:

	No Redemptions(1)%		10% Redemptions(1)%		25% Redemptions(1)%		50% Redemptions(1)%		Maximum Redemptions(1)%
Coeptis stockholders	17,123,288	76.99%	17,123,288	78.13%	17,123,288	79.91%	17,123,288	83.05%	17,123,288	87.20%
Bull Horn public shareholders	3,241,414	14.58%	2,917,273	13.31%	2,431,061	11.34%	1,620,707	7.86%	643,389	3.30%
Sponsor founder shares	1,875,000	8.43%	1,875,000	8.56%	1,875,000	8.75%	1,875,000	9.09%	1,875,000	9.50%
Total Shares of Common Stock	22,239,702	100%	21,915,561	100%	21,429,349	100%	20,618,995	100%	19,641,677	100%

____________

(1)      Represents ownership based on assumed actual shares issued and outstanding at the Closing of the Business Combination. All percentages will be diluted if any post-Closing warrants (including 7,500,000 Public Warrants, 3,750,000 Private Placement Warrants and the assumed 1,552,676 shares underlying Coeptis warrants) or convertible debt is exercised for or converted into Company Common Stock post-Closing (including the assumed 100,334 shares issuable upon conversion of the convertible debt that is included in the Permitted Debt).

          Notwithstanding the number of redemptions, the deferred underwriting commissions of $500,000 in connection with the IPO will remain constant and be released to the underwriters only on completion of the Business Combination. Accordingly, the deferred underwriting commissions will equal 1.5% of the cash remaining in the trust account if there are no redemptions, 1.7% if 10% redemptions, 2.0% if 25% redemptions, 3.0% if 50% redemptions, and 7.6% if maximum redemptions.

          For additional information regarding assumptions incorporated into the information presented above, including, without limitation, “Maximum Redemptions,” see the sections titled “Frequently Used Terms — Share Calculations and Ownership Percentages,” “Unaudited Pro Forma Condensed Combined Financial Information” and “Proposal 2: The Business Combination Proposal — The Merger Agreement — Merger Consideration.”

Q.     Did the Bull Horn Board obtain a third-party valuation or fairness opinion in determining whether or not to proceed with the Business Combination?

A.     Yes. The Bull Horn Board obtained a fairness opinion from Vantage Point. For a description of the opinion issued by Vantage Point to the Bull Horn Board, please see “Proposal 2: The Business Combination Proposal — Opinion of Vantage Point.”

Q.     What happens to the funds deposited in the trust account after completion of the Business Combination?

A.     After completion of the Business Combination, the funds in the trust account will be used to pay holders of the public shares who exercise Redemption Rights and, after paying the Redemptions, a portion will be used to pay, as well as to pay transaction expenses incurred in connection with the Business Combination, including deferred IPO underwriting fees to Bull Horn’s underwriters and for working capital of the Company and its subsidiaries and general corporate purposes of the Company and its subsidiaries. Such funds may also be used to reduce the indebtedness and certain other liabilities of the Company and its subsidiaries. As of June 30, 2022, there were cash and marketable securities held in the trust account of approximately $33.0 million. These funds will not be released until the earlier of the completion of the Business Combination or the Redemption of the public shares if Bull Horn is unable to complete a Business Combination by November 3, 2022 (except that interest earned on the amounts held in the trust account may be released earlier as necessary to pay for any franchise or income taxes and up to $50,000 in liquidation expenses).

Q.     What happens if a substantial number of public shareholders vote in favor of the Merger Proposal and exercise their Redemption Rights?

A.     Public shareholders may vote in favor of the Business Combination and still exercise their Redemption Rights, provided that Bull Horn (without regard to any assets or liabilities of Coeptis) after payment of all such Redemptions, has at least $5,000,001 in net tangible assets immediately prior to the Closing. The Business Combination may be completed even though the funds available from the trust account and the number of public shareholders is substantially reduced as a result of Redemptions by public shareholders. If the Business Combination is completed notwithstanding Redemptions, the Company will have fewer public shares and public shareholders, the trading market for the Company’s securities may be less liquid and the Company may not be able to meet the minimum listing standards for a national securities exchange. Furthermore, the funds available from the trust account for working capital purposes of the Company after the Business Combination may not be sufficient for its future operations and may not allow the Company to reduce Coeptis’ indebtedness and/or pursue its strategy for growth.

Q.     What conditions must be satisfied to complete the Business Combination?

A.     Unless waived by the parties to the Merger Agreement, and subject to applicable law, the consummation of the Business Combination is subject to a number of conditions set forth in the Merger Agreement including, among others, receipt of the requisite shareholder approvals contemplated by this proxy statement/prospectus. For a summary of the conditions that must be satisfied or waived prior to completion of the Business Combination, see the section entitled “Proposal 2: The Business Combination Proposal — The Merger Agreement — Closing Conditions.”

Q.     When do you expect the Business Combination to be completed?

A.     It is currently expected that the Business Combination will be completed in the fourth quarter of 2022. This timing depends, among other things, on the approval of the Proposals to be presented at the Shareholders Meeting. However, such meeting could be adjourned if the Adjournment Proposal is adopted at the Shareholders Meeting and Bull Horn elects to adjourn the Shareholders Meeting to a later date or dates to permit further solicitation and vote of proxies if reasonably determined to be necessary or desirable by Bull Horn.

Q.     Will Bull Horn enter into any financing arrangements in connection with the Business Combination?

A.     No, Bull Horn does not currently expect to enter into any financing arrangements in connection with the Business Combination. Bull Horn may, but is not required to, enter into agreements with investors relating to a private investment in Bull Horn.

Q.     Why is Bull Horn proposing the 2022 Equity Incentive Plan Proposal?

A.     The purpose of the 2022 Equity Incentive Plan is to enable the Company to offer eligible employees, directors and consultants cash and stock-based incentive awards in order to attract, retain and reward these individuals and strengthen the mutuality of interests between them and the Company’s stockholders. For more information, see the section entitled “Proposal 3: The 2022 Equity Incentive Plan Proposal.”

Q.     Why is Bull Horn proposing the Charter Amendment Proposals?

A.     Bull Horn is proposing the Charter Amendment Proposals to (1) change the name of Bull Horn to Coeptis Therapeutics Holdings, Inc., (2) remove those provisions of the Interim Charter which terminate or otherwise cease to be applicable following the closing of the Business Combination, and (3) adopt the Amended and Restated Certificate of Incorporation and Bylaws which will be applicable following the Domestication and the closing of the Business Combination. For a summary of the material provisions of and reasons for adoption of the Certificate of Incorporation and the Amended and Restated Bylaws, see the section entitled “Proposal 4: The Charter Amendment Proposals.”

Q.     Why is Bull Horn proposing the Director Election Proposal?

A.     Pursuant the Merger Agreement, Bull Horn and Coeptis have agreed that the initial Company Board following the completion of the Business Combination be comprised of seven individuals. David Mehalick, Daniel Yerace, Philippe Deschamps, Christopher Cochran and Gene Salkind, designated by Coeptis, and Christopher Calise and Tara Maria DeSilva, designated by Bull Horn, will serve as directors upon consummation of the Business Combination becoming effective for terms expiring at the Company’s annual meeting in 2023. The Director Election Proposal is being presented to implement the requirement of the Merger Agreement to install the Company Board. It is noted in this regard that the appointments of the seven directors under the Director Election Proposal will take effect under the terms of the Amended and Restated Certificate of Incorporation and the Bylaws of the Company as continued into Delaware.

Q.     Why is Bull Horn proposing the Adjournment Proposal?

A.     Bull Horn is proposing the Adjournment Proposal to allow the adjournment of the Shareholders Meeting to a later date or dates, including if necessary to permit further solicitation and vote of proxies if it is determined by Bull Horn that more time is necessary or appropriate to approve one or more Proposals at the Shareholders Meeting.

Q.     When and where will the Shareholders Meeting be held?

A.     The Shareholders Meeting will be held at 10:00 a.m. Eastern Time, on October 26, 2022, as a virtual meeting. Only shareholders who held ordinary shares of Bull Horn at the close of business on September 1, 2022 will be entitled to attend and vote at the Shareholders Meeting and at any adjournments and postponements thereof. You will be able to attend, vote your shares, and submit questions during the meeting via a live webcast available at https://www.cstproxy.com/bullhornse/sme2022.

Q.     Who is entitled to vote at the Shareholders Meeting?

A.     Bull Horn has fixed September 1, 2022 as the Record Date. If you were a shareholder of Bull Horn at the close of business on the Record Date, you are entitled to vote on matters that come before the Shareholders Meeting. However, a shareholder may only vote his, her or its shares if he, she or it is present in person virtually or is represented by proxy at the Shareholders Meeting.

Q.     How do I vote?

A.     If you are a record owner of your shares, there are two ways to vote your Bull Horn Shares at the Shareholders Meeting:

You Can Vote By Signing and Returning the Enclosed Proxy Card.    If you vote by proxy card, your “proxy,” whose name is listed on the proxy card, will vote your shares as you instruct on the proxy card. If you sign and return the proxy card but do not give instructions on how to vote your shares, your shares will be voted as recommended by the Bull Horn Board “FOR” the Domestication Proposal, the Business Combination

Proposal, the 2022 Equity Incentive Plan Proposal, each of the Charter Amendment Proposals, the election of each of the director nominees pursuant to the Director Election Proposal and the Adjournment Proposal (if presented). Votes received after a matter has been voted upon at the Shareholders Meeting will not be counted.

You Can Attend the Shareholders Meeting and Vote in Person virtually.    You can attend by logging into the website meeting portal with your 12 digit control number. Once logged in you will be able to ask a question and or vote.

If your shares are held in “street name” or are in a margin or similar account, you should contact your broker to ensure that votes related to the shares you beneficially own are properly counted. If you wish to attend the Shareholders Meeting virtually and vote in person virtually and your shares are held in “street name,” you must obtain a legal proxy from your broker, bank or nominee. That is the only way Bull Horn can be sure that the broker, bank or nominee has not already voted your shares.

Q.     What if I do not vote my Bull Horn Shares or if I abstain from voting?

A.     The approval of the Domestication Proposal, the Business Combination Proposal, the 2022 Equity Incentive Plan Proposal, the Charter Amendment Proposals, the Director Election Proposal and the Adjournment Proposal, if presented, requires the affirmative vote of a majority of the outstanding Bull Horn Shares as of the Record Date that are present and vote at the Shareholders Meeting. Abstentions and broker non-votes, while considered present for the purposes of establishing a quorum, are not treated as votes cast. As a result, if you abstain from voting on the Proposals, your Bull Horn Shares will be counted as present for purposes of establishing a quorum (if so present in accordance with the terms of the Memorandum and Articles of Association), but will not be counted as votes cast.

Q.     What Proposals must be passed in order for the Business Combination to be completed?

A.     The Business Combination will not be completed unless the Domestication Proposal, the Business Combination Proposal, the 2022 Equity Incentive Plan Proposal, the Charter Amendment Proposals, and the Director Election Proposal, are approved. If Bull Horn does not complete a business combination by November 3, 2022, Bull Horn will be required to dissolve and liquidate itself and return the monies held within its trust account to its public shareholders unless Bull Horn submits and its shareholders approve an extension.

Q.     How does the Bull Horn Board recommend that I vote on the Proposals?

A.     The Bull Horn Board unanimously recommends that the shareholders of Bull Horn entitled to vote on the Proposals, vote as follows:

•        “FOR” approval of the Domestication Proposal;

•        “FOR” approval of the Business Combination Proposal;

•        “FOR” approval of the 2022 Equity Incentive Plan Proposal;

•        “FOR” approval of each of the Charter Amendment Proposals;

•        “FOR” approval of the election of each of the director nominees pursuant to the Director Election Proposal; and

•        “FOR” approval of the Adjournment Proposal, if presented;

Q.     How many votes do I have?

A.     Bull Horn shareholders have one vote per each ordinary share of Bull Horn held by them on the Record Date for the Shareholders Meeting.

Q.     How will the sponsor and Bull Horn’s officers and directors vote in connection with the Proposals?

A.     As of the Record Date, the sponsor owned of record an aggregate of 1,875,000 founder shares, representing 36.6% of the issued and outstanding Bull Horn Shares. Pursuant to the Insider Letter Agreement, the sponsor has agreed to vote its ordinary shares (including the founder shares) in favor of the Proposals. The sponsor and Bull Horn’s officers and directors, as of the Record Date, had not acquired any Bull Horn ordinary shares during or after its IPO in the open market. However, any subsequent purchases of Bull Horn ordinary shares prior to the Record Date by the sponsor or Bull Horn’s officers and directors in the aftermarket will make it more likely that the Proposals will be approved as such shares would be voted in favor of the Proposals.

Q.     What interests do the sponsor and Bull Horn’s officers and directors and its financial advisors have in the Business Combination?

A.     In considering the recommendation of the Bull Horn Board to vote in favor of the Business Combination, public shareholders should be aware that, aside from their interests as shareholders, the sponsor, Bull Horn’s directors and officers and its financial advisors have interests in the Business Combination that are different from, or in addition to, those of Bull Horn’s other shareholders generally. Bull Horn’s directors were aware of and considered these interests, among other matters, in evaluating the Business Combination, and in recommending to Bull Horn shareholders that they approve the Business Combination. Further, the interests of members of the sponsor or current officers or directors of Bull Horn may be different from or in addition to (and which may conflict with) your interests and may be incentivized to complete a less favorable business combination rather than liquidating Bull Horn. Public shareholders should take these interests into account in deciding whether to approve the Business Combination. These interests include, among other things:

•        the fact that, unless Bull Horn consummates an initial business combination, the sponsor, Bull Horn’s officers and directors will not receive reimbursement for any out-of-pocket expenses incurred by them to the extent that such expenses exceed the amount of available proceeds not deposited in the trust account (as of June 30, 2022, none of Bull Horn’s officers and directors have incurred any out-of-pocket expenses);

•        the fact that, as a condition to the IPO, pursuant to the Insider Letter Agreement, 1,875,000 of founder shares owned by the sponsor became subject to a lock-up whereby, subject to certain limited exceptions, agreed not to transfer, assign or sell 50% of the founder shares until the earlier of (i) six months after the date of the consummation of Bull Horn’s initial business combination or (ii) the date on which the closing price of Bull Horn’s ordinary shares equals or exceeds $12.50 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing after Bull Horn’s initial business combination and the remaining 50% of the founder shares may not be transferred, assigned or sold until six months after the date of the consummation of an initial business combination, or earlier, in either case, if, subsequent to an initial business combination, Bull Horn consummates a subsequent liquidation, merger, stock exchange or other similar transaction which results in all of Bull Horn shareholders having the right to exchange their ordinary shares for cash, securities or other property;

•        the fact that Bull Horn’s sponsor owns 1,875,000 ordinary shares, which were initially acquired prior to Bull Horn’s IPO and for an aggregate purchase price of $25,000 and Bull Horn’s directors and officers have pecuniary interests in such ordinary shares through their ownership interest in the sponsor. Such shares had an aggregate market value of $18,900,000 based on the last sale price of $10.08 per share on Nasdaq on June 30, 2022. In addition, the sponsor paid an aggregate of $2,625,000 for 2,625,000 Private Placement Warrants at a price of $1.00 per warrant. Such Private Placement Warrants had an aggregate market value of $99,750 based on the last sale price of $0.038 per warrant on Nasdaq on June 30, 2022. If Bull Horn does not consummate the Business Combination or another initial business combination by November 3, 2022, and Bull Horn is therefore required to be liquidated, these shares would be worthless, as founder shares are not entitled to participate in any redemption or liquidation of the trust account. Given the differential in the purchase price that Bull Horn’s sponsor paid for the ordinary shares as compared to the price of the Units sold in Bull Horn’s IPO, the sponsor, its affiliates and Bull Horn’s directors and officers, who have pecuniary interests in such ordinary shares through their ownership interest in the sponsor, may earn a positive rate of return on their investment even if the Company Common Stock trades below the price initially paid for the Units in Bull Horn’s IPO and the public shareholders experience a negative rate of return following the completion of the Business Combination. In addition, the sponsor could potentially recoup its entire investment, inclusive of its investment in the ordinary shares and the Private Placement Warrants, even if the trading price of the Company Common Stock after the Closing is as low as $0.83 per share. See also “Risk Factors — Risks Related to the

Domestication and the Business Combination — Some of Bull Horn’s officers and directors may be argued to have conflicts of interest that may influence or have influenced them to support or approve the Business Combination without regard to your interests or in determining whether Coeptis is appropriate for Bull Horn’s initial business combination”;

•        the fact that the sponsor has agreed not to redeem any of its founder shares in connection with a shareholder vote to approve a proposed initial business combination;

•        the fact that, in connection with the extension of the date of Bull Horn’s termination date from May 3, 2022 to November 3, 2022, the sponsor agreed to lend Bull Horn $66,667 (or approximately $0.02 per public share that remains outstanding) per month, up to $400,000 in aggregate, to deposit into the trust account;

•        the fact that the sponsor has agreed to lend Bull Horn up to $500,000 as a working capital loan, which loan will only be repaid if the Business Combination is consummated;

•        the fact that, if Bull Horn does not complete an initial business combination by November 3, 2022, a portion of the proceeds from the sale of the Private Placement Warrants will be included in the liquidating distribution to Bull Horn’s public shareholders and the Private Placement Warrants will expire worthless and Bull Horn may not be able to pay back the loan by the sponsor in connection with the extension of Bull Horn’s termination date;

•        the fact that, if the trust account is liquidated, including in the event Bull Horn is unable to complete an initial business combination within the required time period, the sponsor has agreed that it will be liable to Bull Horn, if and to the extent any claims by a vendor for services rendered or products sold to Bull Horn, or a prospective target business with which Bull Horn has discussed entering into a transaction agreement, reduce the amounts in the trust account to below $10.10 per share, except as to any claims by a third party who executed a waiver of any and all rights to seek access to the trust account and except as to any claims under Bull Horn’s indemnity of the underwriters of Bull Horn’s IPO against certain liabilities, including liabilities under the Securities Act;

•        the fact that, pursuant to the underwriting agreement entered into by Bull Horn and the underwriters in the IPO, a total of $2,250,000 in the trust account will be payable upon the consummation by Bull Horn of an initial business combination, and pursuant to a letter agreement entered by Bull Horn and the underwriters on May 4, 2022, an aggregate of $500,000, instead of the $2,250,000, will be payable to the underwriters upon the Closing of the Business Combination. Accordingly, each of the IPO underwriters has an interest in Bull Horn completing the Business Combination because if the Business Combination does not close, the deferred underwriting fee of $500,000 (or $2,250,000 if another initial business combination is consummated) will not be received by the IPO underwriters;

•        the fact that Northland will be entitled to receive 1.5% of the aggregate net proceeds of a potential financing in connection with the Business Combination as well as an advisory fee of 3.5% of the product of (i) the number of shares purchased in connection with a backstop or forward purchase or similar agreement involving investors identified by Northland and (ii) $10.10 per share; and

•        the fact that Christopher Calise, Bull Horn’s Chief Financial Officer and Director, is an anticipated nominee to the Company Board and, as such, after the proposed Business Combination is consummated, Mr. Calise will in the future receive any cash fees, stock options or stock awards that the Company Board determines to pay to its directors.

As of June 30, 2022, the sponsor and its affiliates had an aggregate of $19,374,751 at risk that depends on completion of an initial business combination, including $18,999,750 it invested in securities, $375,001 of unpaid loans. As of June 30, 2022, there was no unreimbursed out-of-pocket expenses incurred by the sponsor or its affiliates. These interests may have influenced Bull Horn’s directors in making their recommendation that you vote in favor of the approval of the Business Combination.

Q.     Do I have Redemption Rights with respect to my Bull Horn Shares?

A.     Under Section 23.5 of the Memorandum and Articles of Association, prior to the completion of the Business Combination, Bull Horn will provide all of the public shareholders with the opportunity to have their shares redeemed upon the completion of the Business Combination, subject to certain limitations, for cash equal to the applicable Redemption Price; provided, however, that Bull Horn may not redeem such shares to the extent that such Redemption would result in Bull Horn having net tangible assets (as determined under the Exchange Act) of less than $5,000,001 upon the completion of the Business Combination.

Public shareholders may seek to have their shares redeemed regardless of whether they vote for or against the Business Combination, whether or not they were holders of Bull Horn ordinary shares as of the Record Date or acquired their shares after the Record Date. The Redemptions will be effectuated in accordance with the Memorandum and Articles of Association and British Virgin Islands law. Any public shareholder who holds ordinary shares of Bull Horn on or before October 24, 2022 (two business days before the Shareholders Meeting) will have the right to demand that his, her or its shares be redeemed for a pro rata share of the aggregate amount then on deposit in the trust account, less any taxes then due but not yet paid, at the completion of the Business Combination; provided that such public shareholders follow the procedures provided for exercising such Redemption as set forth in the Memorandum and Articles of Association, as described below, by such date. However, the proceeds held in the trust account could be subject to claims that could take priority over those of public shareholders exercising Redemption Rights, regardless of whether such holders vote for or against the Business Combination Proposal and whether such holders are holders of Bull Horn ordinary shares as of the Record Date. Therefore, the per-share distribution from the trust account in such a situation may be less than originally anticipated due to such claims. A public shareholder will be entitled to receive cash for these shares only if the Business Combination is completed.

Q.     May the sponsor, Bull Horn’s directors, officers, advisors or their affiliates purchase shares in connection with the Business Combination?

A.     The sponsor and Bull Horn’s directors, officers, advisors or their affiliates may purchase Bull Horn Shares in privately negotiated transactions or in the open market either prior to or after the Closing of the Business Combination, including from Bull Horn shareholders who would have otherwise exercised their Redemption Rights. However, the sponsor, directors and officers have no current commitments or plans to engage in such transactions and have not formulated any terms or conditions for any such transactions at the date of this proxy statement/prospectus. If Bull Horn engages in such transactions, any such purchases will be subject to limitations regarding possession of any material nonpublic information not disclosed to the seller of such shares and they will not make any such purchases if such purchases are prohibited by Regulation M under the Exchange Act. Any such purchase after the Record Date would include a contractual acknowledgement that the selling shareholder, although still the record holder of Bull Horn Shares, is no longer the beneficial owner thereof and therefore agrees not to exercise its Redemption Rights. In the event the sponsor or Bull Horn’s directors, officers or advisors or their affiliates purchase shares in privately negotiated transactions from public shareholders who have already elected to exercise their Redemption Rights, such selling shareholders would be required to revoke their prior elections to redeem their shares. Any such privately negotiated purchases may be effected at purchase prices that are in excess of the per-share pro rata portion of the aggregate amount then on deposit in the trust account.

Pursuant to the Insider Letter Agreement, the sponsor has agreed to waive its Redemption Rights with respect to the founder shares and any public shares purchased during or after the IPO in connection with the consummation of the Business Combination without receipt of any consideration. However, if the sponsor or Bull Horn’s directors, officers and their affiliates acquired public shares in or after the IPO (or acquire public shares following the date of this proxy statement/prospectus), they will be entitled to liquidating distributions from the trust account with respect to such public shares if Bull Horn fails to complete a Business Combination by November 3, 2022.

Q.     Is there a limit on the number of shares I may redeem?

A.     Each public shareholder, together with any affiliate or any other person with whom such public shareholder is acting in concert or as a “group” (as defined in Section 13(d)(3) of the Exchange Act), will be restricted from seeking Redemption Rights with respect to 15% or more of the public shares. Accordingly, any shares held by a public shareholder or “group” in excess of such 15% cap will not be redeemed by Bull Horn. Any public shareholder who holds less than 15% of the public shares may have all of the public shares held by him or her redeemed for cash.

Q.     How do I exercise my Redemption Rights?

A.     If you are a public shareholder and you seek to have your shares redeemed, you must, no later than 5:00 p.m., Eastern Time, on October 24, 2022 (two (2) business days before the Shareholders Meeting), that (i) submit your request in writing to Bull Horn’s Transfer Agent that Bull Horn redeem your shares for cash, at the address listed at the end of this section and (ii) deliver your share certificates (if any) and other redemption forms to Bull Horn’s Transfer Agent physically or electronically using The Depository Trust Company’s DWAC system.

Any request for Redemption, once made by a public shareholder, may be withdrawn at least two (2) business days before the vote is taken with respect to the Business Combination Proposal at the Shareholders Meeting. In addition, if you deliver your shares for Redemption to Bull Horn’s Transfer Agent and later decide prior to the Shareholders Meeting not to elect Redemption, you may request that Bull Horn’s Transfer Agent return the shares (physically or electronically). You may make such request by contacting Bull Horn’s Transfer Agent at the phone number or address listed at the end of this section.

Any corrected or changed written demand of Redemption Rights must be received by Bull Horn’s secretary two (2) business days prior to the vote taken on the Business Combination Proposal at the Shareholders Meeting. No demand for Redemption will be honored unless the holder’s shares have been delivered (either physically or electronically) to the Transfer Agent at least two (2) business days prior to the vote at the Shareholders Meeting.

Public shareholders seeking to exercise their Redemption Rights and opting to deliver physical certificates should allot sufficient time to obtain physical certificates from the Transfer Agent and time to effect delivery. It is Bull Horn’s understanding that shareholders should generally allot at least two weeks to obtain physical certificates from the Transfer Agent. However, Bull Horn does not have any control over this process and it may take longer than two weeks. Shareholders who hold their shares in street name will have to coordinate with their banks, brokers or other nominees to have the shares certificated or delivered electronically. There is a cost associated with this tendering process and the act of certificating the shares or delivering them through the DWAC system. The Transfer Agent will typically charge a nominal fee to the tendering broker and it would be up to the broker whether or not to pass this cost on to the redeeming shareholder. In the event the Business Combination is not completed, this may result in an additional cost to shareholders for the return of their shares.

If a public shareholder properly demands Redemption as described above, then, if the Business Combination is completed, Bull Horn will redeem the shares subject to the Redemptions for cash. Such amount will be paid promptly after completion of the Business Combination. If you exercise your Redemption Rights, then you will be exchanging your Bull Horn Shares for cash and will no longer own these shares following the Business Combination.

If you are a public shareholder and you exercise your Redemption Rights, it will not result in either the exercise or loss of any Bull Horn warrants that you may hold. Your Bull Horn warrants will continue to be outstanding following a Redemption of your Bull Horn Shares and will become exercisable in connection with the completion of the Business Combination.

If you intend to seek Redemption of your public shares, you will need to deliver your shares (either physically or electronically) to Bull Horn’s Transfer Agent prior to the Shareholders Meeting, as described in this proxy statement/prospectus. If you have questions regarding the certification of your position or delivery of your shares, please contact:

Continental Stock Transfer & Trust Company
One State Street, 30th Floor
New York, New York 10004
Attention: Mark Zimkind
E-mail: mzimkind@continentalstock.com

Q.     What happens if the Business Combination is not completed?

A.     If a public shareholder has tendered shares to be redeemed but the Business Combination is not completed, the Redemptions will be canceled and the tendered shares will be returned to the relevant public shareholders as appropriate. The current deadline set forth in the Memorandum and Articles of Association for Bull Horn to complete its initial Business Combination is November 3, 2022.

SELECTED HISTORICAL FINANCIAL DATA OF BULL HORN

The selected historical condensed income statement data for the quarter ended June 30, 2022 and the year ended December 31, 2021 and the selected historical condensed balance sheet data as of June 30, 2022 and December 31, 2021 have been derived from Bull Horn’s financial statements included elsewhere in this proxy statement/prospectus.

The historical results presented below are not necessarily indicative of the results to be expected for any future period. You should read carefully the following selected information in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Bull Horn” and Bull Horn’s historical financial statements and accompanying footnotes, included elsewhere in this proxy statement/prospectus.

Statements of Income Statement Data

(in thousands, except share and per share data)

Income Statement Data:	Six Months Ended June 30, 2022	Year Ended December 31, 2021
Revenue	$—	$—
Loss from operations	(1,273)	(681)
Interest Income	56	8
Change in fair value of warrant liabilities	4,197	15,903
Change in fair value of convertible promissory note	(1)	—
Net Income	2,979	15,230
Basic and diluted net income per share, ordinary shares subject to possible redemption	0.38	1.62
Weighted average shares outstanding, basic and diluted, ordinary shares subject to possible redemption	5,962,177	7,500,000
Basic and diluted net loss per share, non-redeemable ordinary shares	0.38	1.62
Weighted average shares outstanding – basic and diluted, non-redeemable ordinary shares	1,875,000	1,875,000

Statements of Balance Sheet Data:

(in thousands, except share and per share data)

Balance Sheet Data:	As of June 30, 2022	As of December 31, 2021
Total current assets	$123	$413
Trust account	32,989	75,759
Total assets	33,112	76,172
Total liabilities	4,102	7,187
Value of ordinary shares subject to redemption	32,989	75,759
Shareholders’ deficit	(3,979)	(6,774)

SELECTED HISTORICAL FINANCIAL DATA OF COEPTIS

The selected historical consolidated statement of operations data for the three months ended June 30, 2022, six months ended June 30, 2022 and the year ended December 31, 2021, and the selected historical consolidated balance sheet data of Coeptis presented below as of June 30, 2022 and December 31, 2021 have been derived from Coeptis’ consolidated financial statements included elsewhere in this proxy statement/prospectus.

The historical results presented below are not necessarily indicative of the results to be expected for any future period. You should read carefully the following selected information in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Coeptis” and Coeptis’ historical consolidated financial statements and accompanying footnotes, included elsewhere in this proxy statement/prospectus.

Statements of Income Statement Data

Income Statement Data:	Three Months Ended June 30, 2022	Six Months Ended June 30, 2022	Year Ended December 31, 2021
Revenue		$—	$75,000
Loss from operations	(9,812,854)	(25,583,988)	(14,233,066)
Interest Expense	63,826	119,644	187,133
Net Income (loss)	(9,802,837)	(28,982,530)	(13,449,280)
Weighted average common shares outstanding	38,657,490	38,042,870	32,400,101
Loss per share, basic and fully-diluted	(0.25)	(0.76)	(0.42)

Statements of Balance Sheet Data:

Balance Sheet Data:	As of June 30, 2022	As of December 31, 2021
Total current assets	$2,378,295	$2,179,558
Total assets	6,523,645	6,765,576
Total liabilities	4,462,611	4,414,942
Total Stockholders’ Equity	2,061,034	2,350,634
Total liabilities and Stockholders’ Equity	6,523,645	6,765,576

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Introduction

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786, “Amendments to Financial Disclosures about Acquired and Disposed Businesses” and presents the combination of the historical financial information of Bull Horn and Coeptis adjusted to give effect to the Business Combination and the other events contemplated by the Merger Agreement.

The unaudited pro forma condensed combined balance sheet as of June 30, 2022 combines the historical unaudited balance sheet of Coeptis and the historical unaudited balance sheet of Bull Horn on a pro forma basis as if the Business Combination and related transactions had been consummated on June 30, 2022.

The unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2022 combines the historical unaudited condensed statement of operations of Coeptis for the six months ended June 30, 2022 and the historical unaudited condensed statement of operations of Bull Horn for the six months ended June 30, 2022. The twelve months ended December 31, 2021 combines the historical audited statements of operations of Coeptis for the year ended December 31, 2021 and the historical audited statements of operations of Bull Horn for the year ended December 31, 2021. The unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2022 and for the year ended December 31, 2021 are presented on a pro forma basis as if the Business Combination and related transactions had been consummated on January 1, 2021, the beginning of the earliest period presented.

The unaudited pro forma condensed combined financial information has been presented for illustrative purposes only and is not necessarily indicative of the financial position and results of operations that would have been achieved had the Business Combination and related transactions occurred on the dates indicated. Further, the unaudited pro forma condensed combined financial information may not be useful in predicting the future financial condition and results of operations of the Company. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors. The unaudited pro forma adjustments represent management’s estimates based on information available as of the date of the unaudited pro forma condensed combined financial information and is subject to change as additional information becomes available and analyses are performed. This information should be read together with the following:

•        the (a) historical audited financial statements of Bull Horn as of December 31, 2021 and for the year ended through December 31, 2021 and (b) historical unaudited condensed financial statements of Bull Horn as of and for the six months ended June 30, 2022;

•        the (a) historical audited consolidated financial statements of Coeptis as of and for the years ended December 31, 2021 and December 31, 2020 and (b) historical unaudited condensed consolidated financial statements of Coeptis as of and for the six months ended June 30, 2022;

•        the sections titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Coeptis” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Bull Horn” and other financial information included elsewhere in this proxy statement/prospectus; and

•        other information relating to Bull Horn and Coeptis included in this proxy statement/prospectus, including the Merger Agreement and the description of certain terms thereof set forth under the section entitled “Proposal 2: The Business Combination Proposal.”

Description of the Business Combination

On April 18, 2022, Bull Horn entered into the Merger Agreement with Merger Sub and Coeptis. Pursuant to the Merger Agreement, subject to the terms and conditions set forth therein, (i) prior to the Closing, Bull Horn will re-domicile from the British Virgin Islands to the State of Delaware through a statutory re-domestication, and (ii) upon the Closing, Merger Sub will merge with and into Coeptis, with Coeptis continuing as the surviving corporation in the Merger and a wholly-owned subsidiary of Bull Horn (after the Domestication).

The Merger Consideration received by Coeptis security holders from Bull Horn at the Closing will have an aggregate value equal to (i) $175,000,000, minus (or plus if positive) (ii) the amount of Coeptis’ outstanding indebtedness as of immediately prior to the Closing (excluding Permitted Debt, as described below), net of its cash as of immediately prior to the Closing, minus (iii) the amount of Coeptis’ outstanding unpaid transaction expenses and transaction bonuses as of the Closing. The Merger Consideration will be payable, (a) in the case of Coeptis stockholders, solely in new shares of Bull Horn common stock, with each share of Bull Horn common stock valued at the price per share at which each Bull Horn share of common stock is redeemed or converted pursuant to the redemption by Bull Horn of its public shareholders in connection with Bull Horn’s initial business combination, as required by its amended and restated memorandum and articles of association and Bull Horn’s initial public offering prospectus, and (b) with respect to the holders of the Specified Warrants, by the assumption of such warrants by Bull Horn as Assumed Warrants. The Merger Consideration deliverable to Coeptis stockholders will be allocated pro rata after giving effect to the Preferred Stock Exchange and deducting the value attributable to the Assumed Warrants as if the Specified Warrants that become Assumed Warrants were exercised on a net exercise basis as of immediately prior to the Closing.

The Coeptis Convertible Debt, along with (i) certain other outstanding indebtedness of Coeptis as of the date of the Merger Agreement (which together with the Coeptis Convertible Debt, has aggregate outstanding obligations of approximately $3.9 million as of such date), and (ii) certain other indebtedness that Coeptis is permitted to incur between the signing of the Merger Agreement and the Closing, will not affect the Merger Consideration payable to Coeptis security holders.

In connection with the completion of the Merger, shareholders of Coeptis will collectively receive as consideration for their existing Coeptis common stock and Coeptis preferred stock shares of Company Common Stock pursuant to the Merger Agreement. However, the Merger Consideration does not include any value attributable to (i) Assumed Warrants to purchase 1,552,676 shares (at an average exercise price of $6.96) or (ii) 100,334 shares which may be issued upon the conversion of the Assumed Convertible Debt. All other equity instruments of Coeptis will be cancelled or exercised prior to the completion of the Business Combination. Based on the assumptions set forth under the section entitled “Frequently Used Terms — Share Calculations and Ownership Percentages,” the total number of post-Merger shares of common stock issuable to the Coeptis stockholders will be approximately 17,123,288, entitling such holders collectively to exchange Coeptis securities for approximately 77% of the Company Common Stock in the aggregate.

For more information about the Business Combination, please see the section entitled “Proposal 2: The Business Combination Proposal.” A copy of the Merger Agreement is attached to the accompanying proxy statement/prospectus as Annex A.

Accounting Treatment

The Transactions will be accounted for as a capital reorganization in accordance with GAAP. Accordingly, the Transactions will be treated as the equivalent of Coeptis issuing shares for the net assets of Bull Horn as of the Closing Date, accompanied by a recapitalization. The net assets of Bull Horn will be stated at historical cost, with no goodwill or other intangible assets recorded.

Coeptis has been determined to be the accounting acquirer based on evaluation of the following facts and circumstances:

•        Coeptis’s stockholders will have the largest voting interest in the Company under both the no redemption and maximum redemption scenarios;

•        The Company Board will have seven members, and Coeptis has the ability to designate the majority of the members of the Company Board;

•        Coeptis’s senior management is the senior management of the Company;

•        The business of Coeptis will comprise the ongoing operations of the Company; and

•        Coeptis is the larger entity, in terms of substantive operations and employee base.

Basis of Pro Forma Presentation

Bull Horn is providing the following selected unaudited pro forma condensed combined financial information to aid you in your analysis of the financial aspects of the transactions.

The following selected unaudited pro forma condensed combined balance sheet combines the unaudited historical condensed consolidated balance sheet of Coeptis as of June 30, 2022 with the unaudited historical condensed balance sheet of Bull Horn as of June 30, 2022, giving effect to the transactions as if they had been consummated as of that date.

The following selected unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2022 combines the unaudited historical condensed consolidated statement of operations of Coeptis for the six months ended June 30, 2022 with the unaudited condensed statement of operations of Bull Horn for the six months ended June 30, 2022, giving effect to the transactions as if they had occurred as of January 1, 2021, the beginning of the earliest period presented.

The following selected unaudited pro forma condensed combined statement of operations for the year ended December 31, 2021 combines the audited historical consolidated statement of operations of Coeptis for the year ended December 31, 2021 with the audited statement of operations of Bull Horn for the year ended December 31, 2021, giving effect to the transactions as if they had occurred as of January 1, 2021, the beginning of the earliest period presented.

The selected unaudited pro forma condensed combined financial information has been prepared assuming two alternative levels of redemption of Bull Horn’s ordinary shares into cash:

•        Scenario 1 — Assuming No Redemptions:    This presentation takes into account the 4,258,586 Bull Horn ordinary shares that were redeemed in connection with the special meeting of shareholders held on April 26, 2022 and assumes that no additional Bull Horn shareholders exercise Redemption Rights with respect to their ordinary shares upon consummation of the Business Combination; and

•        Scenario 2 — Assuming Maximum Redemptions:    This presentation assumes that an additional 2,598,025 Bull Horn ordinary shares are redeemed for their pro rata share of the cash in the trust account. This presentation assumes that Bull Horn shareholders exercise their Redemption Rights with respect to a maximum of 2,598,025 ordinary shares upon consummation of the Business Combination at a Redemption Price of approximately $10.22 per share. The maximum redemption amount reflects the maximum number of Bull Horn public shares that can be redeemed without violating the conditions of the Merger Agreement or the requirement of the Current Charter that Bull Horn cannot redeem public shares if it would result in Bull Horn having a minimum net tangible asset value of less than $5,000,001, after giving effect to the payments to redeeming shareholders. Scenario 2 includes all adjustments contained in Scenario 1 and presents additional adjustments to reflect the effect of the maximum redemptions. Should Bull Horn’s shareholders attempt to redeem more than the maximum amount of 2,598,025 ordinary shares, it would be in violation of the conditions of the Merger Agreement and its Current Charter and Bull Horn would not proceed with the Business Combination.

The Transaction Accounting Adjustments reflect only the application of required accounting to the acquisition, disposition, or other transaction linking the effects of the acquired business to the registrant’s audited historical financial statements. The adjustments presented in the selected unaudited pro forma condensed combined financial statements have been identified and presented to provide relevant information necessary for an accurate understanding of the Company upon consummation of the transactions.

The unaudited pro forma condensed combined financial information has been presented for illustrative purposes only and is not necessarily indicative of the financial position and results of operations that would have been achieved had the Business Combination and related transactions occurred on the dates indicated. Further, the unaudited pro forma condensed combined financial information may not be useful in predicting the future financial condition and results of operations of the Company. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors. The unaudited pro forma adjustments represent management’s estimates based on information available as of the date of the unaudited pro forma condensed combined financial information and is subject to change as additional information becomes available and analyses are performed. This information should be read together with the following:

•        the (a) historical audited financial statements of Bull Horn as of December 31, 2021 and for the year ended December 31, 2021 and (b) historical unaudited condensed financial statements of Bull Horn as of and for the six months ended June 30, 2022;

•        the (a) historical audited consolidated financial statements of Coeptis as of and for the years ended December 31, 2021 and December 31, 2021 and (b) historical unaudited condensed consolidated financial statements of Coeptis as of and for the six months ended June 30, 2022;

•        the sections titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Coeptis,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Bull Horn” and other financial information included elsewhere in this proxy statement/prospectus; and

•        other information relating to Bull Horn and Coeptis included in this proxy statement/prospectus, including the Merger Agreement and the description of certain terms thereof set forth under the section entitled “Proposal 2: The Business Combination Proposal — The Merger Agreement.”

The selected unaudited pro forma condensed combined financial information is presented for illustrative purposes only. The financial results may have been different had the companies always been combined. You should not rely on the selected unaudited pro forma condensed combined financial information as being indicative of the historical results that would have been achieved had the companies always been combined or the future results that the Company will experience.

UNAUDITED CONDENSED COMBINED PRO FORMA BALANCE SHEET
AS OF JUNE 30, 2022
(in thousands)

	Coeptis (Historical)	Bullhorn (Historical)	Transaction Accounting Adjustments (Assuming No Redemptions)		Pro Forma Combined (Assuming No Redemptions)	Additional Transaction Accounting Adjustments (Assuming Maximum Redemptions)		Pro Forma Combined (Assuming Maximum Redemptions)
Assets
Current assets:
Cash and cash equivalents	$2,378	$84	$32,989	(1)	$32,069	$(26,441)	(3)	$5,628
			(7,200)	(4)
			133	(7)
			(133)	(7)
			(374)	(8)
			4,192	(9)
Prepaid expenses and other current assets	—	39	250	(4)	289	—		289
Total Current Assets	2,378	123	29,857		32,358	(26,441)		5,917

Property, plant and equipment	13	—	—		13	—		13
Co-Development options	4,054				4,054	—		4,054
Right of use asset, net of accumulated amortization	78				78	—		78
Investments held in Trust Account	—	32,989	(32,989)	(1)	—	—		—
Total Assets	$6,523	$33,112	$(3,132)		$36,503	$(26,441)		$10,062

Liabilities and Stockholders’ Equity
Current Liabilities
Accounts payable	$268	$949	$(949)	(4)	$268	$—		$268
Accrued expenses	306	—	—		306	—		306
Convertible promissory note			133	(7)
			(133)	(7)
Notes payable, current portion	3,663	—	—		3,663	—		3,663
Right of use liability, current portion	19	—	—		19	—		19
Other liabilities	—	—	—		—	—		—
Total current liabilities	4,256	949	(949)		4,256	—		4,256

Note payable	150				150	—		150
Right of use liability, non-current portion	56				56	—		56
Warrant liability	—	600	—	(6)	600	—		600
Convertible notes		103	(103)	(8)
Advances from related party		200	(200)	(8)
Deferred underwriting fee payable	—	2,250	(2,250)	(4)	—	—		—
Total Liabilities	4,462	4,102	(3,502)		5,062	—		5,062

Ordinary shares subject to possible redemption	—	32,989	(32,989)	(3)	—	—		—

Shareholders’ Equity
Common stock	4	—	—		2	—		2
			(4)	(5)		—		—
			2	(5)		—		—
			—			—		—
Additional paid in capital	58,587	71	32,989	(3)	91,723	(26,441)	(3)	65,282
			(58,587)	(5)				—
			54,517	(5)		—		—
			4,192	(9)
			(71)
			25	(5)		—		—
Treasury stock	3		(3)	(5)				—
Class B ordinary shares	—	25	(25)	(5)	—	—		—
Accumulated deficit	(56,533)	(4,075)	(3,751)	(5)	(60,284)	—		(60,284)
			4,075	(5)	—	—		—
Total Shareholders’ Equity	2,061	(3,979)	33,359		31,441	(26,441)		5,000
Total Liabilities and Shareholders’ Equity	$6,523	$33,112	$(3,132)		$36,503	$(26,441)		$10,062

UNAUDITED CONDENSED COMBINED PRO FORMA STATEMENT OF OPERATIONS
SIX MONTHS ENDED JUNE 30, 2022
(in thousands, except share and per share data)

	Coeptis (Historical)	Bullhorn (Historical)	Transaction Accounting Adjustments (Assuming No Redemptions)		Pro Forma Combined (Assuming No Redemptions)	Additional Transaction Accounting Adjustments (Assuming Maximum Redemptions)		Pro Forma Combined (Assuming Maximum Redemptions)
SALES	$—	$—	$—		$—	$—		$—
Consulting Services	—	—	—		—	—		—
Sales	—	—	—
Gross profit	—	—	—		—	—		—
General and administrative	25,460	—	—		25,460	—		25,460
Selling and marketing	4				4			4
Interest expense	120
Operating expenses	—	1,273	—		1,273	—		1,273
Total operating expenses	25,584	1,273	—		26,737	—		26,737
Loss from operations	(25,584)	(1,273)	—		(26,737)	—		(26,737)

Interest income	—	—	—		—	—		—
Royalties and licensing fees	(5)
Interest expense	—	—	—		—	—		—
Loss on extinguishment of debt	(3,394)	—	—		(3,394)	—		(3,394)
Change in fair value of warrants	—	4,197	—		4,197	—		4,197
Change in fair value of convertible promissory note		(1)			(1)			(1)
Interest earned on investments held in Trust Account	—	56	(56)	(1)	—	—		—
(Loss) income before taxes	(28,983)	2,979	(56)		(25,935)	—		(25,935)
Provision for taxes	—	—	—	(4)	—	—		—
Net (loss) income	$(28,983)	$2,979	$(56)		$(25,935)	$—		$(25,935)

Weighted average shares outstanding, basic and diluted	—	7,837,177	14,402,525	SC	22,239,702	(2,598,025)	SC	19,641,677
Basic and diluted net income (loss) per share	$—	$0.38			$(1.17)			$(1.32)
Weighted average shares outstanding, diluted	—	7,837,177	14,402,525	SC	22,239,702	(2,598,025)	SC	19,641,677
Diluted net (loss) income per share	$—	$0.38			$(1.17)			$(1.32)
Weighted average number of common shares outstanding	38,042,870
Loss per share, basic and fully diluted	$(0.76)

UNAUDITED CONDENSED COMBINED PRO FORMA STATEMENT OF OPERATIONS
TWELVE MONTHS ENDED DECEMBER 31, 2021
(in thousands, except share and per share data)

	Coeptis (Historical)	Bullhorn (Historical)	Transaction Accounting Adjustments (Assuming No Redemptions) (Note 4 – PF)		Pro Forma Combined (Assuming No Redemptions)	Additional Transaction Accounting Adjustments (Assuming Maximum Redemptions) (Note 4 – PF)		Pro Forma Combined (Assuming Maximum Redemptions)
Sales	$—	$—	$—		$—	$—		$—
Consulting Services	75
Cost of revenue	—	—			75	—		75
Gross profit	75	—	—		75	—		75
Research and development	—	—	—		—	—		—
General and administrative expense	14,118	—	—		14,118	—		14,118
Selling and marketing	3	—	—		3	—		3
Operating expenses	187	681	3,751		4,619	—		4,619
Total operating expenses	14,308	681	3,751		18,740	—		18,740
Loss from operations	(14,233)	(681)	(3,751)		(18,665)	—		(18,665)

Royalties and licensing fees	(413)	—	—		(413)	—		(413)
Licensing income	1,000	—	—		1,000	—		1,000
Other income	199	—	—		199	—		199
Gain (loss)	(2)	—	—		(2)	—		(2)
Change in fair value of warrants	—	15,903	—		15,903	—		15,903
Interest earned on investments held in Trust Account	—	8	(8)	(1)	—	—		—
Loss before taxes	(13,449)	15,230	(3,759)		(1,978)	—		(1,978)
Benefit (provision) for taxes	—	—	—	(3)	—	—		—
Net loss	$(13,449)	$15,230	$(3,759)		$(1,978)	$—		$(1,978)

Weighted average shares outstanding, basic and diluted	—	9,375,000	12,864,702	(4)	22,239,702	(2,598,025)	(4)	19,641,677
Basic and diluted net income (loss) per share	$—	$1.62			$(0.09)			$(0.10)
Weighted average shares outstanding, diluted	—	9,375,000	12,864,702	(4)	22,239,702	(2,598,025)	(4)	19,641,677
Diluted net (loss) income per share	$—	$1.62			$(0.09)			$(0.10)
Weighted average number of common shares outstanding	32,400,101
Loss per share, basic and fully diluted	$(0.42)

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1.      Basis of Presentation

The unaudited pro forma condensed combined financial information has been adjusted to give effect to transaction accounting adjustments related to the Business Combination linking the effects of the Business Combination to the historical financial information.

The Business Combination will be accounted for as a reverse recapitalization. Coeptis has been determined to be the accounting acquirer under both the no redemption and the maximum redemption scenarios as Coeptis owners before the Business Combination will retain a majority financial interest after the Business Combination. Under the reverse recapitalization model, the Business Combination will be treated as Coeptis issuing equity for the net assets of Bull Horn, with no goodwill or intangible assets recorded.

The pro forma adjustments have been prepared as if the Business Combination had been consummated on June 30, 2022, in the case of the unaudited pro forma condensed combined balance sheet, and on January 1, 2021, the beginning of the earliest period presented, in the case of the unaudited pro forma condensed combined statements of operations.

The pro forma combined balance sheet as of June 30, 2022 has been prepared using the following:

•        Coeptis historical condensed consolidated balance sheet as of June 30, 2022, as included elsewhere in this proxy statement/prospectus.

•        Bull Horn’s historical condensed balance sheet as of June 30, 2022, as included elsewhere in this proxy statement/prospectus.

The pro forma combined statement of operations for the six months ended June 30, 2022 has been prepared using the following:

•        Coeptis historical condensed consolidated statement of operations for the six months ended June 30, 2022, as included elsewhere in this proxy statement/prospectus.

•        Bull Horn’s condensed statement of operations for the six months ended June 30, 2022, as included elsewhere in this proxy statement/prospectus.

The pro forma combined statement of operations for the year ended December 31, 2021 has been prepared using the following:

•        Coeptis condensed historical statement of operations for the year ended December 31, 2021, as included elsewhere in this proxy statement/prospectus.

•        Bull Horn’s statement of operations for the year ended December 31, 2021, as included elsewhere in this proxy statement/prospectus.

The adjustments presented in the unaudited pro forma condensed combined financial information have been identified and presented to provide relevant information necessary for an accurate understanding of the Company after giving effect to the Business Combination. Management has made significant estimates and assumptions in its determination of the pro forma adjustments. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.

The pro forma adjustments reflecting the consummation of the Business Combination are based on certain currently available information and certain assumptions and methodologies that management believes are reasonable under the circumstances. The unaudited condensed pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments and it is possible the difference may be material. Management believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Business Combination based on information available to management at this time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the Business Combination taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the Company. They should be read in conjunction with the historical financial statements and notes thereto of Coeptis and Bull Horn.

2.      Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheets as of June 30, 2022

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X.

The Transaction Accounting Adjustments included in the unaudited pro forma condensed combined balance sheet as of June 30, 2022 are as follows:

(A)    Derived from the unaudited condensed consolidated balance sheet of Coeptis as of June 30, 2022.

(B)    Derived from the unaudited condensed balance sheet of Bull Horn as of June 30, 2022.

(1)    To reflect the release of cash from marketable securities held in the trust account.

(2)    Not applicable.

(3)    In Scenario 1, which assumes no Bull Horn shareholders exercise their Redemption Rights, the ordinary shares subject to redemption for cash amounting to $33 million would be transferred to permanent equity. In Scenario 2, which assumes the same facts as described in Item 1 above, but also assumes the maximum number of shares are redeemed for cash by the Bull Horn shareholders, $26.4 million would be paid out in cash. The $26.4 million, or 2,598,025 shares, represents the maximum redemption amount, assuming a minimum net tangible asset value of $5,000,001, after giving effect to payments to redeeming shareholders based on a consummation of the Business Combination on June 30, 2022.

(4)     To reflect an aggregate of $7.2 million of transaction expenses to be paid related to the Business Combination, including the prepayment of $0.25 million of directors’ and officers’ insurance premium, the payment of $0.5 million in underwriting fees, the payment of $0.9 million of accrued transaction expenses and approximately $5.55 million of other costs, which represents estimated legal, financial advisory and other professional fees expected to be incurred prior to the Closing of the Business Combination. The reduction of $2.25 million of deferred underwriting fees includes $0.5 million in underwriting fees to be paid at closing (discussed above) and the forgiveness of $1.75 million as a result of an agreement between the Company and its IPO underwriters. The forgiveness of $1.75 million deferred underwriting fees is recorded as a gain (offsetting transaction expenses) in the pro forma income statement.

(5)    To reflect the recapitalization of Coeptis through (a) the contribution of all the share capital in Coeptis to Company Common Stock, (b) the issuance of 17,123,288 shares of Company Common Stock, (c) the elimination of the historical accumulated deficit of Bull Horn of $4.0 million, the accounting acquiree and (d) the conversion of 1,875,000 founder shares outstanding in Bull Horn to the Company Common Stock, on a one-for-one basis, at the consummation of the Business Combination.

(6)    The unaudited pro forma condensed combined balanced sheet assumes the continued classification of the Company’s warrants as liabilities. The final determination of the classification and value of the Company’s warrants will be determined after the completion of a thorough analysis prior to the consummation of the Business Combination. Accordingly, the final acquisition accounting adjustments could differ materially from the unaudited pro forma adjustments presented herein. Similarly, the unaudited pro forma condensed combined statement of operations do not contain any pro-forma adjustment resulting from a determination that the Company’s warrants should be equity classified. The pro-forma condensed combined balance sheet does not include any amount for the Assumed Warrants to purchase 1,552,676 shares, as it has been determined that these warrants meet the requirements for equity classification subsequent to the consummation of the Business Combination.

(7)    To reflect the loan from the sponsor to fund the extension of time to complete the proposed Business Combination and the expected repayment of the loan at closing as of July 15, 2022.

(8)    To reflect the repayment of advances and a convertible promissory note to the sponsor upon the consummation of the Business Combination.

(9)    To reflect the receipt of $4,192,074 by Coeptis since June 30, 2022 from (a) the sale of 550,000 shares of Coeptis common stock to an investor at $2.40 a share in connection with an offering of its common stock conducted in reliance upon an exemption from registration pursuant to Regulation A and (b) the issuance of 1,914,716 shares of Coeptis common stock upon the exercise of warrants at $1.50 a share.

3.      Adjustments to Unaudited Pro Forma Condensed Combined Statement of Operations for the Six Months Ended June 30, 2022 and the Year Ended December 31, 2021

The transaction accounting adjustments included in the unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2022 and December 30, 2021 are as follows:

(A)    Derived from the unaudited condensed consolidated statement of comprehensive loss of Coeptis for the six months ended June 30, 2022.

(B)    Derived from the unaudited condensed statement of operations of Bull Horn for the six months ended June 30, 2022.

(C)    Derived from the consolidated statement of comprehensive loss of Coeptis for the year ended December 31, 2021.

(D)    Derived from the statement of operations of Bull Horn for the year ended December 31, 2021.

(1)    Represents an adjustment to eliminate interest income on marketable securities held in the trust account as of the beginning of the period.

(2)    Represents an adjustment to eliminate the effect of the pro forma balance sheet adjustment presented in Entry #2(3) above in the aggregate amount of $3.8 million for the direct, incremental costs of the Business Combination, assuming those adjustments were made as of the beginning of the fiscal period presented. As these costs are directly related to the Business Combination, they are not expected to recur in the income of the Company beyond 12 months after the Business Combination.

(3)    Although the blended statutory rate for the domesticated entity post Business Combination would be 21%, the consolidated combined pro forma under both scenarios results in a net loss for tax purposes. As such, a full valuation allowance has been applied resulting in no adjustment.

(4)    The calculation of weighted average shares outstanding for basic and diluted net income (loss) per share assumes that Bull Horn’s initial public offering occurred as of the beginning of the earliest period presented. In addition, as the Business Combination is being reflected as if it had occurred at the beginning of the periods presented, the calculation of weighted average shares outstanding for basic and diluted net income (loss) per share assumes that the shares have been outstanding for the entire periods presented. This calculation is retroactively adjusted to eliminate the number of shares redeemed for the entire period.

4.      Net Income (Loss) per Share

Represents the net income (loss) per share calculated using the historical weighted average shares outstanding, and the issuance of additional shares in connection with the Business Combination and related transactions, assuming the shares were outstanding since January 1, 2021. As the Business Combination and related transactions are being reflected as if they had occurred at the beginning of the period presented, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares issued in connection with the Business Combination have been outstanding for the entire period presented.

The following table presents the calculation of basic and diluted weighted average shares outstanding. The computation of diluted loss per share excludes the effect of the: (1) Assumed Warrants to purchase 1,552,676 shares, (2) 100,334 shares which may be issued upon the conversion of the Assumed Convertible Debt and (3) existing warrants to purchase 7,500,000 shares to be issued because the inclusion of any of these securities would be anti-dilutive.

	Pro Forma Combined Assuming No Redemptions	Pro Forma Combined Assuming Maximum Redemptions
Weighted average shares calculations, basic and diluted
Bull Horn’s public shares as of June 30, 2022	3,241,414	643,389
Bull Horn’s initial shareholders	1,875,000	1,875,000
Coeptis stockholders	17,123,288	17,123,288
Weighted average shares outstanding – basic and diluted	22,239,702	19,641,677

The unaudited pro forma condensed combined financial information has been prepared assuming two alternative levels of redemption of Bull Horn’s public shares:

in thousands, except share and per share data	Assuming No Redemptions	Assuming Maximum Redemptions
Selected Unaudited Pro Forma Condensed Combined Statement of Operations – Six Months Ended June 30, 2022
Revenue	$—	$—
Gross profit	$—	$—
Total expenses	$26,737	$26,737
Operating loss	$(26,737)	$(26,737)
Net income	$(25,935)	$(25,935)
Income per share – basic	$(1.17)	$(1.32)
Weighted average shares outstanding – basic(1)(2)	22,239,702	19,641,677
Income per share – diluted	$(1.17)	$(1.32)
Weighted average shares outstanding – diluted	22,239,702	19,641,677

Selected Unaudited Pro Forma Condensed Combined Statement of Operations – Year Ended December 31, 2021
Revenue	$—	$—
Gross profit	$75	$75
Total expenses	$18,740	$18,740
Operating loss	$(18,665)	$(18,665)
Net loss	$(1,978)	$(1,978)
Loss per share -basic and diluted	$(0.09)	$(0.10)
Weighted average shares outstanding – basic and diluted	22,239,702	19,641,677

Selected Unaudited Pro Forma Condensed Combined Statement of Financial Position as of June 30, 2022
Total current assets	$32,358	$5,917
Total assets	$36,503	$10,062
Total current liabilities	$4,256	$4,256
Total liabilities	$5,062	$5,062
Total stockholders’ equity	$31,441	$5,000

____________

(1)      Assuming no redemption, the pro forma Bull Horn current shareholders will own 5,116,414 and the Company will issue 17,123,288 to the Coeptis current shareholders for a total of 22,239,702.

(2)      Assuming max redemption, the pro forma Bull Horn current shareholders will own 2,427,991 and the Company will issue 17,123,288 to the Coeptis current shareholders for a total of 19,641,677.

COMPARATIVE SHARE INFORMATION

The following table sets forth the summary historical comparative share information for Coeptis and Bull Horn on a stand-alone basis and unaudited pro forma combined per share information after giving effect to the Business Combination, assuming two redemption scenarios; (1) assuming no Bull Horn shareholders exercise Redemption Rights with respect to their ordinary shares upon the consummation of the Business Combination; and (2) assuming that Bull Horn shareholders exercise their Redemption Rights with respect to a maximum of 2,598,025 ordinary shares upon consummation of the Business Combination.

The weighted average shares outstanding and net earnings per share information reflect the Business Combination as if it had occurred on January 1, 2022.

This information is only a summary and should be read in conjunction with the historical financial statements of Bull Horn and Coeptis and related notes included elsewhere in this proxy statement/prospectus. The unaudited pro forma condensed combined per share information of Bull Horn and Coeptis is derived from, and should be read in conjunction with, the unaudited pro forma condensed combined financial statements and related notes included elsewhere in this proxy statement/prospectus.

The unaudited pro forma condensed combined earnings (loss) per share information below does not purport to represent the earnings (loss) per share which would have occurred had the companies been combined during the periods presented, nor earnings per share for any future date or period.

After the Business Combination, assuming no redemptions of Bull Horn shares for cash, Bull Horn’s current shareholders will own approximately 23.0% of the outstanding Company shares, and the former stockholders of Coeptis will own approximately 77.0% of the outstanding Company shares. Assuming redemption by holders of 2,598,025 Bull Horn shares, Bull Horn shareholders will own approximately 12.8% of the outstanding Company shares, and the former stockholders of Coeptis will own approximately 87.2% of the outstanding Company shares (in each case, not giving effect to any shares issuable upon the exercise or conversion of warrants).

The foregoing scenarios are for illustrative purposes only as the actual number of redemptions by Bull Horn’s public shareholders is unknowable prior to the Bull Horn shareholder vote with respect to the Business Combination.

The following presents the calculation of basic and diluted weighted average shares outstanding. The computation of diluted loss per share excludes the effect of warrants to purchase 9,211,600 shares to be issued because the inclusion of any of these securities would be anti-dilutive.

			Combined Pro Forma
	Coeptis (Historical)	Bullhorn (Historical)	Assuming No Redemptions	Assuming Maximum Redemptions
Quarter ended June 30, 2022
Net income (loss)	(28,983)	2,979	(25,935)	(25,935)
Total Equity	2,061	(3,979)	31,441	5,000
June 30, 2022 book value per share(a)	$—	$(0.51)	$1.41	$0.25

Cash dividends per share	$—	$—	$—	$—

Weighted average shares:
Weighted average shares outstanding – basic	—	7,837,177	22,239,702	19,641,677
Weighted average shares outstanding – diluted	—	7,837,177	22,239,702	19,641,677

Earnings (loss) per share:
Earnings (loss) per share, basic	$—	$0.38	$(1.17)	$(1.32)
Earnings (loss) per share, diluted	$—	$0.38	$(1.17)	$(1.32)

For the year ended December 31, 2021
Weighted average shares:
Weighted average shares outstanding – basic and diluted	—	9,375,000	22,239,702	19,641,677

Earnings (loss) per share:
Earnings (loss) per share, basic and diluted	$—	$1.62	$(0.09)	$(0.10)

____________

(a)      Book value per share is calculated using the formula: Total stockholder’s equity divided by shares outstanding.

RISK FACTORS

You should carefully consider all the following risk factors, together with all of the other information in this proxy statement/prospectus, including the financial information, before deciding how to vote or instruct your vote to be cast to approve the Proposals described in this proxy statement/prospectus.

The value of your investment following the completion of the Business Combination will be subject to significant risks affecting, among other things, the Company’s business, financial condition and results of operations. If any of the events described below occur, the Company’s post-Business Combination business and financial results could be adversely affected in material respects. This could result in a decline, which may be significant, in the trading price of the Company’s securities and you therefore may lose all or part of your investment. The risk factors described below are not necessarily exhaustive and you are encouraged to perform your own investigation with respect to the businesses of Bull Horn and Coeptis.

Throughout this section, references to the “Company” refer to the Company and its consolidated subsidiaries as the context so requires.

Risks Related to the Domestication and the Business Combination

Bull Horn’s shareholders will experience dilution due to the issuance of Company Common Stock to the Coeptis stockholders as consideration in the Merger entitling them to a significant voting stake in the Company.

Based on Coeptis’ and Bull Horn’s current capitalization (and the assumptions regarding the Merger Consideration paid at Closing described under the section entitled “Frequently Used Terms — Share Calculations and Ownership Percentages”), we anticipate issuing to the Coeptis stockholders approximately an aggregate of 17,123,288 shares of Company Common Stock pursuant to the Merger Agreement, and it is currently expected that Bull Horn’s current shareholders would hold in the aggregate approximately 23% of the outstanding common stock of the Company. If any of the public shares are redeemed in connection with the Merger, the percentage of the outstanding ordinary shares held by the public shareholders will decrease and the percentages of the outstanding common stock held immediately following the Business Combination by the sponsor and outstanding common stock issuable to Coeptis stockholders will increase. Please see the section of this proxy statement/prospectus entitled “Questions and Answers — Q. What equity stake will current Bull Horn shareholders and Coeptis stockholders hold in the Company immediately after the completion of the Business Combination?” for an illustration.

Furthermore, to the extent that (i) any of the outstanding warrants (including up to 7,500,000 Public Warrants, 3,750,000 Private Placement Warrants and the assumed 1,552,676 shares underlying Coeptis warrants) are exercised for Company Common Stock, (ii) the Coeptis Convertible Debt is converted into up to an assumed 100,334 shares of Company Common Stock, and (iii) the sponsor elects to convert the working capital loan of up to $500,000 into warrants, which are convertible into shares of Company Common Stock at $1.00 per warrant, Bull Horn’s existing shareholders may experience additional substantial dilution. As a result, if any of the foregoing instruments are exercised or converted, the ownership interest in the aggregate of Bull Horn public shareholders who elect not to redeem their shares in the Company in connection with the Business Combination are 10.2% with no redemptions, 9.3% with 10% redemptions, 7.9% with 25% redemptions, 5.4% with 50% redemptions and 2.2% with maximum redemptions. Shares to be issued under the proposed 2022 Equity Incentive Plan could result in further dilution to Bull Horn’s shareholders. Such dilution could, among other things, limit the ability of Bull Horn’s current shareholders to influence the Company’s management through the election of directors following the Business Combination.

The ability of Bull Horn’s shareholders to exercise Redemption Rights with respect to the public shares may prevent Bull Horn from completing the Business Combination or optimizing its capital structure.

Bull Horn does not know how many shareholders will ultimately exercise their Redemption Rights in connection with the Business Combination. As such, the Business Combination is structured based on Bull Horn’s expectations (and those of the other parties to the Merger Agreement) as to the number of shares that will be submitted for Redemption. In addition, if a larger number of shares are submitted for Redemption than Bull Horn initially expected, Bull Horn may need to seek to arrange for additional third-party financing to be able to fund the Company’s operations.

Furthermore, raising such additional financing may involve dilutive equity issuances at higher than desirable levels. For information on the consequences if the Business Combination is not completed or must be restructured, please see the section of this proxy statement/prospectus entitled “Risk Factors — Risks Related to Bull Horn.”

Subsequent to the completion of the Business Combination, the Company may be required to take write-downs or write-offs, restructuring and impairment or other charges that could have a significant negative effect on its financial condition and its share price, which could cause you to lose some or all of your investment.

Although Bull Horn has conducted due diligence on Coeptis, Bull Horn cannot assure you that the due diligence revealed all material issues that may be present with regard to Coeptis, that it would be possible to uncover all material issues through a customary amount of due diligence or that factors outside of Bull Horn’s or Coeptis’ control will not later arise. As a result of unidentified issues or factors outside of Bull Horn’s or Coeptis’ control, the Company may be forced to later write-down or write-off assets, restructure operations, or incur impairment or other charges that could result in reporting losses. Even if Bull Horn’s due diligence successfully identifies certain risks, unexpected risks may arise and previously known risks may materialize in a manner not consistent with the preliminary risk analysis conducted by Bull Horn. Even though these charges may be non-cash items that would not have an immediate impact on the Company’s liquidity, the fact that the Company reports charges of this nature could contribute to negative market perceptions about the Company or its securities. In addition, charges of this nature may cause the Company to violate leverage or other covenants to which it may be subject. Accordingly, any shareholders who choose to remain shareholders following the Business Combination could suffer a reduction in the value of their shares from any such write-down or write-downs.

The Company’s ability to be successful following the Business Combination will depend upon the efforts of the Company Board and Coeptis’ key personnel and the loss of such persons could negatively impact the operations and profitability of the Company’s business following the Business Combination.

The Company’s ability to be successful following the Business Combination will be dependent upon the efforts of the Company Board and key personnel. Bull Horn cannot assure you that, following the Business Combination, the Company Board and the Company’s key personnel will be effective or successful or remain with the Company. In addition to the other challenges they will face, such individuals may be unfamiliar with the requirements of operating a public company, which could cause the Company’s management to expend time and resources becoming familiar with such requirements.

The COVID-19 pandemic triggered an economic crisis which may delay or prevent the consummation of the Business Combination.

The outbreak of the novel coronavirus and the COVID-19 disease that it causes has evolved into a global pandemic. Given the uncertain and rapidly evolving situation relating to the spread of COVID-19, it is difficult to predict the impact on the business of Coeptis, Bull Horn and Coeptis Therapeutics Holdings, Inc., and there is no guarantee that efforts by Coeptis, Bull Horn and Coeptis Therapeutics Holdings, Inc. to address the adverse impact of COVID-19 will be effective. If Coeptis or Bull Horn is unable to recover from a business disruption on a timely basis, the Business Combination and Coeptis Therapeutics Holdings, Inc.’s business and financial conditions and results of operations following the completion of the Business Combination would be adversely affected. The Business Combination may also be delayed and adversely affected by the coronavirus outbreak and become more costly. Each of Coeptis and Bull Horn may also incur additional costs to remedy damages caused by such disruptions, which could adversely affect its financial condition and results of operations.

The Company will be a holding company and its only material asset after completion of the Business Combination will be its interest in Coeptis, and it is accordingly dependent upon distributions made by its subsidiaries to pay taxes and pay dividends.

Upon completion of the Business Combination, the Company will be a holding company with no material assets other than cash in the amount of approximately $5.0 million assuming maximum redemption or approximately $33.1 million if no redemption (prior to giving effect of the costs and expenses in connection with the consummation of the Business Combination), and its ownership of all of the issued and outstanding Coeptis common stock. As a result, the Company will have no independent means of generating revenue or cash flow. The Company’s ability to pay taxes and pay dividends will depend on the financial results and cash flows of Coeptis and its subsidiaries and the distributions it receives from Coeptis. Deterioration in the financial condition, earnings or cash flow of Coeptis and its subsidiaries for any reason could limit or impair Coeptis’ ability to pay such distributions. Additionally, to the extent that the Company needs funds and Coeptis and/or its subsidiaries are restricted from making such distributions under applicable law or regulation or under the terms of any financing arrangements, or Coeptis is otherwise unable to provide such funds, it could materially adversely affect the Company’s liquidity and financial condition.

Dividends on the Company Common Stock, if any, will be paid at the discretion of the Company Board, which will consider, among other things, the Company’s business, operating results, financial condition, current and expected cash needs, plans for expansion and any legal or contractual limitations on its ability to pay such dividends. Financing arrangements may include restrictive covenants that restrict the Company’s ability to pay dividends or make other distributions to its stockholders. In addition, Coeptis is generally prohibited under Delaware law from making a distribution to a shareholder to the extent that, at the time of the distribution, after giving effect to the distribution, liabilities of Coeptis (with certain exceptions) exceed the fair value of its assets. Coeptis’ subsidiaries are generally subject to similar legal limitations on their ability to make distributions to Coeptis. If Coeptis does not have sufficient funds to make distributions, the Company’s ability to declare and pay cash dividends may also be restricted or impaired.

Some of Bull Horn’s officers and directors may be argued to have conflicts of interest that may influence or have influenced them to support or approve the Business Combination without regard to your interests or in determining whether Coeptis is appropriate for Bull Horn’s initial business combination.

The personal and financial interests of Bull Horn’s sponsor, officers and directors may influence or have influenced their motivation in identifying and selecting a target for the Business Combination, their support for completing the Business Combination and the operation of the Company following the Business Combination.

Bull Horn’s sponsor owns 1,875,000 ordinary shares, which were initially acquired prior to Bull Horn’s IPO and for an aggregate purchase price of $25,000 and Bull Horn’s directors and officers have pecuniary interests in such ordinary shares through their ownership interest in the sponsor. Such shares had an aggregate market value of $18,900,000 based on the last sale price of $10.08 per share on Nasdaq on June 30, 2022. In addition, the sponsor paid an aggregate of $2,625,000 for 2,625,000 Private Placement Warrants at a price of $1.00 per warrant. Such Private Placement Warrants had an aggregate market value of $99,750 based on the last sale price of $0.038 per warrant on Nasdaq on June 30, 2022. Bull Horn’s Memorandum and Articles of Association require Bull Horn to complete an initial business combination prior to November 3, 2022 (unless Bull Horn submits and its shareholders approve an extension of such date). As of June 30, 2022, the sponsor and its affiliates had an aggregate of $19,374,751 at risk that depends on completion of an initial business combination, including $18,999,750 it invested in securities and, $375,001 of unpaid loans. As of June 30, 2022, there was no unreimbursed out-of-pocket expenses incurred by the sponsor or its affiliates. If the Business Combination is not consummated and Bull Horn is forced to wind up, dissolve and liquidate in accordance with Bull Horn’s Memorandum and Articles of Association, the securities of Bull Horn currently held by the sponsor will be worthless as the holders have waived liquidation rights with respect to such securities.

Certain officers and directors of Bull Horn also participate in arrangements that may be argued to provide them with other interests in the Business Combination that are different from yours, including, among others, arrangements for the continued service as directors of the Company. Bull Horn’s officers and directors collectively (including entities controlled by and families of officers and directors) have made an aggregate average investment per share of $0.013 as of the consummation of Bull Horn’s initial public offering. The officers’ and directors’ significantly lower investment per share in their ordinary shares of Bull Horn results in a difference between a transaction that increases the value of the officers’ and directors’ investment and a transaction that increases the value of the public shareholders’ investment. As such, Bull Horn’s officers’ and directors’ risk to lose their entire investment if the Business Combination is not approved may be argued to create a conflict of interest that may cause them to support or approve the Business Combination.

Given the differential in the purchase price that Bull Horn’s sponsor paid for the ordinary shares as compared to the price of the Units sold in Bull Horn’s IPO, the sponsor, its affiliates and Bull Horn’s directors and officers, who have pecuniary interests in such ordinary shares through their ownership interest in the sponsor, may earn a positive rate of return on their investment even if the Company Common Stock trades below the price initially paid for the Units in Bull Horn’s IPO and the public shareholders experience a negative rate of return following the completion of the Business Combination. In addition, the sponsor could potentially recoup its entire investment, inclusive of its investment in the ordinary shares and the Private Placement Warrants, even if the trading price of the Company Common Stock after the Closing is as low as $0.83 per share.

Further, Bull Horn’s sponsor has, pursuant to the Insider Letter Agreement, agreed (A) to vote any Bull Horn shares in favor of the Business Combination and (B) not to redeem any shares in connection with a shareholder vote to approve the Business Combination.

In connection with Bull Horn’s extension of the date to complete the initial business combination from May 3, 2022 to November 3, 2022, the sponsor agreed to lend Bull Horn $66,667 per month to be deposited into the trust account up to $400,000, commencing on May 3, 2022, and on the 3rd day of each subsequent month until November 3, 2022. On May 2, 2022, Bull Horn issued a promissory note to the sponsor in connection with such loan, which bears no interest and is repayable in full upon the earlier of (a) the date of the consummation of Bull Horn’s initial business combination, or (b) the date of the liquidation of Bull Horn.

These interests, among others, may influence or have influenced the sponsor and the officers and directors of Bull Horn and Coeptis to support or approve the Business Combination. For more information concerning the interests of Bull Horn’s officers and directors, see the section entitled “Proposal 2: The Business Combination Proposal — Interests of Bull Horn’s Directors and Officers and Others in the Business Combination” and the risk factor entitled “— Risks Related to Bull Horn — The sponsor controls a substantial interest in Bull Horn and thus may exert a substantial influence on actions requiring a shareholder vote, potentially in a manner that you do not support” in this proxy statement/prospectus.

Bull Horn is dependent upon its executive officers and directors and their departure could adversely affect Bull Horn’s ability to operate and to consummate the initial business combination. Additionally, Bull Horn’s executive officers and directors also allocate their time to other businesses, thereby causing potential conflicts of interest that could have a negative impact on Bull Horn’s ability to complete the initial business combination.

Bull Horn’s operations and its ability to consummate the Business Combination are dependent upon a relatively small group of individuals and, in particular, its executive officers and directors. Bull Horn believes that its success depends on the continued service of its executive officers and directors, at least until the completion of the Business Combination. Bull Horn does not have an employment agreement with, or key-man insurance on the life of, any of its directors or executive officers. The unexpected loss of the services of one or more of Bull Horn’s directors or executive officers could have a detrimental effect on Bull Horn and the ability to consummate the Business Combination. In addition, Bull Horn’s executive officers and directors are not required to commit any specified amount of time to its affairs and, accordingly, will have conflicts of interest in allocating management time among various business activities, including monitoring the due diligence and undertaking the other actions required in order to consummate the Business Combination. Each of Bull Horn’s executive officers is engaged in several other business endeavors for which they may be entitled to substantial compensation and Bull Horn’s directors also serve as officers and board members for other entities. If Bull Horn’s executive officers’ and directors’ other business affairs require them to devote substantial amounts of time to such affairs in excess of their current commitment levels, it could limit their ability to devote time to Bull Horn’s affairs which may have a negative impact on Bull Horn’s ability to consummate the Business Combination.

Bull Horn does not have a specified maximum redemption threshold. The absence of such a redemption threshold may make it possible to complete a Business Combination in which a substantial majority of Bull Horn’s shareholders do not intend to retain their investment in which case the Coeptis stockholders may receive a greater number of post-Business Combination Company Common Stock as a result of redemptions.

The Memorandum and Articles of Association of Bull Horn does not provide a specified maximum Redemption threshold, except that in no event will Bull Horn redeem its public shares in an amount that would cause its net tangible assets, without regard to any assets or liabilities of Coeptis, to be less than $5,000,001 immediately prior to the completion of the Business Combination (such that Bull Horn is not subject to the SEC’s “penny stock” rules) or any greater net tangible asset or cash requirement contained in the Merger Agreement. As a result, Bull Horn may be able to consummate the Business Combination even if a substantial majority of the public shareholders do not agree with the transaction and have redeemed their shares or if we have entered into privately negotiated agreements for investors to sell their shares to the sponsor, officers, directors, advisors or their affiliates.

Nasdaq may delist the Company’s securities from trading on its exchange, which could limit investors’ ability to make transactions in the Company’s securities and subject the Company to additional trading restrictions.

Bull Horn’s securities are currently listed on Nasdaq and it is anticipated that, following the Business Combination, the Company’s securities will continue to be listed on Nasdaq. However, there can be no assurance that the Company’s securities will continue to be listed on Nasdaq upon the closing of the Business Combination or maintain such listing subsequent to the closing of the Business Combination.

In connection with the Business Combination, the Company will be required to demonstrate compliance with Nasdaq’s initial listing requirements, which are more rigorous than Nasdaq’s continued listing requirements. Nasdaq’s initial listing requirements set forth in Nasdaq Rule 5505(a) require, among other things, that the Company’s minimum stock price be at least $4.00 per share and that the Company have at least 1,000,000 unrestricted publicly held shares and a minimum of 300 public holders of “round lots” of 100 shares. Furthermore, Nasdaq Rule 5505(b)(2) requires, among other things, that the Company have a market value of listed securities of at least $50 million, stockholders’ equity of at least $4 million and a public float of at least $15 million. In addition to the listing requirements for the Company’s shares, Nasdaq imposes listing standards on warrants. There can be no assurance that the Company will be able to meet Nasdaq’s initial listing requirements, in which case Nasdaq may delist the Company’s securities from trading on its exchange in connection with the closing of the Business Combination. The foregoing is a brief description of the Nasdaq initial listing requirements applicable to the Company’s securities, and more detailed information about such requirements is set forth in Nasdaq Rule 5505.

In addition, to maintain the listing of the Company’s securities on Nasdaq subsequent to the closing of the Business Combination, the Company must maintain certain financial, distribution, liquidity and stock price levels to satisfy Nasdaq’s continued listing requirements. The Company must, among other things, maintain a minimum bid price of $1.00 per share, a minimum amount of stockholders’ equity (generally $2,500,000) and a minimum number of holders of its securities (generally 300 public holders). The foregoing is a brief description of the Nasdaq continued listing requirements applicable to the Company’s securities, and more detailed information about such requirements is set forth in Nasdaq Rule 5550.

If subsequent to the closing of the Business Combination, the Company is unable to maintain a minimum bid price for its shares of $1.00 per share, or to satisfy any other continued listing requirement, Nasdaq may delist the Company’s securities from trading on its exchange. Such a delisting would likely have a negative effect on the price of the Company’s securities and may impair your ability to sell or purchase the Company’s securities when you wish to do so.

If Nasdaq delists the Company’s securities from trading on its exchange and the Company is not able to list its securities on another national securities exchange, the Company’s securities may be quoted on an over-the-counter market. However, if this were to occur, the Company could face significant material adverse consequences, including:

•        a limited availability of market quotations for its securities;

•        reduced liquidity for its securities;

•        a determination that the Company Common Stock is a “penny stock” which will require brokers trading in the common stock to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for the Company’s securities;

•        a limited amount of news and analyst coverage; and

•        a decreased ability to issue additional securities or obtain additional financing in the future.

The unaudited pro forma financial information included in the section entitled “Unaudited Pro Forma Condensed Combined Financial Information” may not be representative of the Company’s results if the Business Combination is completed.

Bull Horn and Coeptis currently operate as separate companies and have had no prior history as a combined entity, and their operations have not previously been managed on a combined basis. The pro forma financial information included in this proxy statement/prospectus is presented for informational purposes only and is not necessarily indicative of the financial position or results of operations that would have actually occurred had the Business Combination been completed at or as of the dates indicated, nor is it indicative of the future operating results or financial position of the Company. The pro forma statement of operations does not reflect future nonrecurring charges resulting from the Business Combination. The unaudited pro forma financial information does not reflect future events that may occur after the Business Combination and does not consider potential impacts of future market conditions on revenues or expenses. The pro forma financial information included in the section entitled “Unaudited Pro Forma Condensed Combined Financial Information” has been derived from Bull Horn’s and Coeptis’ historical financial statements and certain adjustments and assumptions have been made regarding the Company after giving effect to the Business Combination. There may be differences between preliminary estimates in the pro forma financial information and the final acquisition accounting, which could result in material differences from the pro forma information presented in this proxy statement/prospectus in respect of the estimated financial position and results of operations of the Company.

In addition, the assumptions used in preparing the pro forma financial information may not prove to be accurate and other factors may affect the Company’s financial condition or results of operations following the closing. Any potential decline in the Company’s financial condition or results of operations may cause significant variations in the stock price of the Company.

During the pendency of the Business Combination, Bull Horn will not be able to enter into a business combination with another party because of restrictions in the Merger Agreement. Furthermore, certain provisions of the Merger Agreement will discourage third parties from submitting alternative takeover proposals, including proposals that may be superior to the arrangements contemplated by the Merger Agreement.

Covenants in the Merger Agreement impede the ability of Bull Horn to make acquisitions or complete other transactions that are not in the ordinary course of business pending completion of the Business Combination. As a result, Bull Horn may be at a disadvantage to its competitors during that period. In addition, while the Merger Agreement is in effect, neither Bull Horn nor Coeptis may solicit, assist, facilitate the making, submission or announcement of, or intentionally encourage any alternative acquisition proposal, such as a merger, material sale of assets or equity interests or other business combination, with any third party, even though any such alternative acquisition could be favorable to Bull Horn’s shareholders than the Business Combination. In addition, if the Business Combination is not completed, these provisions will make it more difficult to complete an alternative business combination following the termination of the Merger Agreement due to the passage of time during which these provisions have remained in effect.

If the conditions to the Merger Agreement are not met, the Business Combination may not occur.

Even if the Merger Agreement is approved by the shareholders of Bull Horn and Coeptis, specified conditions must be satisfied or waived before the parties to the Merger Agreement are obligated to complete the Business Combination. For a list of the material closing conditions contained in the Merger Agreement, see the section entitled “Proposal 2: The Business Combination Proposal — The Merger Agreement — Closing Conditions.” Bull Horn and Coeptis may not satisfy all of the closing conditions in the Merger Agreement. If the closing conditions are not satisfied or waived, the Business Combination will not occur, or will be delayed pending later satisfaction or waiver, and such delay may cause Bull Horn and Coeptis to each lose some or all of the intended benefits of the Business Combination.

Each of Bull Horn and Coeptis may waive one or more of the conditions to the Business Combination.

Each of Bull Horn and Coeptis may agree to waive, in whole or in part, some of the conditions to their respective obligations to complete the Business Combination, to the extent permitted by their respective existing charters and applicable laws. For example, it is a condition to Bull Horn’s obligations to close the Business Combination that the representations and warranties of Coeptis and its subsidiaries are true and correct in all respects as of the date of the Merger Agreement and as of the date of the Closing Date (as defined in the Merger Agreement) (or an earlier date to the extent that an earlier date is referenced in the representation and warranty), except for such inaccuracies that, individually or in the aggregate, would not result in a Material Adverse Effect (as defined in the Merger Agreement) on Coeptis and its subsidiaries. Bull Horn is not able to waive the condition that its stockholders approve the Business Combination. Coeptis is not able to waive the condition that its stockholders approve the Business Combination. The following closing conditions also may not be waived: expiration of any applicable waiting period under any antitrust laws; receipt of requisite consents from governmental authorities to consummate the Transactions; the absence of any law or order that would prohibit the consummation of the Merger or other transactions contemplated by the Merger Agreement; either immediately prior to or upon the Closing, after giving effect to the completion of the Redemption and any transaction financing, the Company having net tangible assets of at least $5,000,001 on a consolidated basis; and the effectiveness of this registration statement. If either Bull Horn or Coeptis elects to waive any conditions to their respective obligations to complete the Business Combination, the parties may close the Business Combination without the satisfaction of any such conditions.

There are risks to Bull Horn shareholders who are not affiliates of the sponsor becoming stockholders of Coeptis through the Business Combination rather than acquiring securities of Coeptis directly in an underwritten public offering, including no independent due diligence review by an underwriter and conflicts of interest of the sponsor.

Because there is no independent third-party underwriter involved in the Business Combination or the issuance of Coeptis’ securities in connection therewith, investors will not receive the benefit of any outside independent review of Bull Horn’s and Coeptis’ respective finances and operations. Underwritten public offerings of securities conducted by a licensed broker-dealer are subjected to a due diligence review by the underwriter or dealer manager to satisfy statutory duties under the Securities Act, the rules of Financial Industry Regulatory Authority, Inc. (FINRA) and the national securities exchange on which such securities are listed. Additionally, underwriters or dealer-managers conducting such public offerings are subject to liability for any material misstatements or omissions in a registration statement filed in connection with the public offering. As no such review will be conducted in connection with the Business Combination, Bull Horn’s shareholders must rely on the information in this proxy statement/prospectus and will not have the benefit of an independent review and investigation of the type normally performed by an independent underwriter in a public securities offering.

If Coeptis became a public company through an underwritten public offering, the underwriters would be subject to liability under Section 11 of the Securities Act for material misstatements and omissions in the initial public offering registration statement. In general, an underwriter is able to avoid liability under Section 11 if it can prove that, it “had, after reasonable investigation, reasonable ground to believe and did believe, at the time the registration statement became effective, that the statements therein (other than the audited consolidated financial statements) were true and that there was no omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading.” In order to fulfill its duty to conduct a “reasonable investigation,” an underwriter will, in addition to conducting a significant amount of due diligence on its own, usually require that an issuer’s independent registered public accounting firm provide a comfort letter with respect to certain numbers included in the registration statement and will require the law firm for the issuer to include in its legal opinion to the underwriters a statement that such counsel is not aware of any material misstatements or omissions in the initial public offering registration statement (“Counsel Negative Assurance Statements”). Auditor comfort letters and Counsel Negative Assurance Statements are generally not required in connection with a merger with a special purpose acquisition company, such as in the Business Combination, and no auditor comfort letters or Counsel Negative Assurance Statements have been requested or obtained in connection with the Business Combination or the preparation of this proxy statement/prospectus.

In addition, the amount of due diligence conducted by Bull Horn and its advisors in connection with the Business Combination may not be as high as would have been undertaken by an underwriter in connection with an initial public offering of Coeptis. Accordingly, it is possible that defects in Coeptis’ business or with Coeptis’ management that would have been discovered if Coeptis conducted an underwritten public offering will not be discovered in connection with the Business Combination, which could adversely affect the market price of the Company’s securities.

Unlike an underwritten initial public offering, the trading of Coeptis securities will not benefit from the book-building process undertaken by underwriters that helps to inform efficient price discovery with respect to opening trades of newly listed shares and underwriter support to help stabilize, maintain or affect the public price of the new issue immediately after listing. The lack of such a process in connection with the listing of Coeptis securities on Nasdaq could result in diminished investor demand, inefficiencies in pricing and a more volatile public price for the Company’s securities during the period immediately following the Closing.

Furthermore, the sponsor and certain of Bull Horn’s directors and executive officers have interests in the Business Combination that may be different from, or in addition to, the interests of our shareholders generally. Such interests may have influenced Bull Horn’s directors in making their recommendation that you vote in favor of the Business Combination Proposal and the other proposals described in this proxy statement/prospectus. See “Proposal 2: The Business Combination Proposal — Interests of Bull Horn’s Directors and Officers and

Others in the Business Combination.” In addition, the value of the sponsor’s founder shares will be significantly greater than the amount the sponsor paid to purchase such shares in the event we complete an initial business combination, even if the Business Combination causes the trading price of the Company’s securities to materially decline.

The exercise of Bull Horn’s directors’ and executive officers’ discretion in agreeing to changes or waivers in the terms of the Business Combination may result in a conflict of interest when determining whether such changes to the terms of the Business Combination or waivers of conditions are appropriate and in Bull Horn’s shareholders’ best interest.

In the period leading up to the Closing of the Business Combination, events may occur that, pursuant to the Merger Agreement, would require Bull Horn to decide whether to agree to amend the Merger Agreement, to consent to certain actions taken by Coeptis, or to waive or otherwise not exercise certain rights that Bull Horn is entitled to under the Merger Agreement. Such events could arise because of changes in the course of Coeptis’ business, a request by Coeptis to undertake actions that would otherwise be prohibited by the terms of the Merger Agreement, or the occurrence of other events that would have a material adverse effect on Coeptis’ business and would entitle Bull Horn to terminate the Merger Agreement. In any of such circumstances, it would be at Bull Horn’s discretion (subject in certain cases to reasonableness requirements imposed by the Merger Agreement), acting under the oversight of the Bull Horn Board, to grant its consent or waive those rights. The existence of financial and personal interests of one or more of the directors described in the preceding risk factor may result in a conflict of interest on the part of such director(s) between what he or she or they may believe is best for Bull Horn and Bull Horn’s shareholders and what he or she or they may believe is best for himself or herself in determining whether or not to take the requested action. As of the date of this proxy statement/prospectus, Bull Horn does not believe there will be any changes or waivers that Bull Horn’s directors and executive officers would be likely to make after shareholder approval of the Business Combination Proposal has been obtained. While certain changes could be made without further shareholder approval, Bull Horn will circulate a new or amended proxy statement/prospectus and re-solicit Bull Horn’s shareholders if changes to the terms of the transaction that would have a material impact on Bull Horn’s shareholders are required prior to the vote on the Business Combination Proposal.

The opinion of Vantage Point does not reflect changes in circumstances between April 18, 2022, the date Vantage Point issued the opinion, and the closing of the Business Combination.

Vantage Point rendered an opinion, a copy of which is attached to this proxy statement/prospectus as Annex G, dated April 18, 2022, to the Bull Horn Board that, subject to and based on the considerations referred to in its opinion and as of the date of such opinion, (i) the Transaction, as defined in the opinion of Vantage Point, was fair, from a financial point of view, to Bull Horn and (ii) Coeptis had a combined fair market value equal to at least 80 percent of the balance of funds in Bull Horn’s trust account (excluding deferred underwriting commissions and taxes). The opinion was based on business, economic, market and other conditions as they existed and could be evaluated by Vantage Point as of the date thereof.

Changes in the operations and prospects of Coeptis, general business, market and economic conditions and other factors on which Vantage Point’s opinion was based, may significantly alter the value of Coeptis at the time the Business Combination is completed. The opinion does not speak as of the time the Business Combination will be completed or as of any date other than the date of such opinion. For a description of the opinion issued by Vantage Point to the Bull Horn Board, please see “Proposal 2: The Business Combination Proposal — Engagement of Vantage Point — Opinion of Vantage Point.”

The consummation of the Business Combination is subject to a number of conditions, and if those conditions are not satisfied or waived, the Merger Agreement may be terminated in accordance with its terms and the Business Combination may not be completed.

Even if the Merger Agreement is approved by the shareholders of Bull Horn and Coeptis stockholders, specified conditions must be satisfied or waived before the parties to the Merger Agreement are obligated to complete the Business Combination. For a list of the material closing conditions contained in the Merger Agreement, see the section titled “Closing Conditions.” Bull Horn and Coeptis may not satisfy all of the closing conditions in the

Merger Agreement. If the closing conditions are not satisfied or waived, the Business Combination will not occur, or will be delayed pending later satisfaction or waiver, and such delay may cause Bull Horn and Coeptis to each lose some or all of the intended benefits of the Business Combination.

If the Business Combination benefits do not meet the expectation of investors or securities analysts, the market price of Bull Horn’s securities, or following the consummation of the Business Combination, Coeptis’ securities may decline.

If the Business Combination does not meet the expectations of investors or securities analysts, the market price of Bull Horn’s securities prior to the Closing of the Business Combination may decline. The market values of Coeptis’ securities at the time of the Closing may vary significantly from the market price of Bull Horn’s securities on the date the Merger Agreement was executed, the date of this proxy statement/prospectus, or the date on which Bull Horn’s shareholders vote on the Business Combination. Because the number of shares to be issued pursuant to the Merger Agreement will not be adjusted to reflect any changes in the market price of Bull Horn’s ordinary shares, the market value of securities issued in the Business Combination may be higher or lower than the values of these shares on earlier dates. In addition, following the Business Combination, fluctuations in the price of securities of Coeptis could contribute to the loss of all or part of your investment.

There is no guarantee that a public shareholder’s decision whether to redeem its shares for a pro rata portion of the trust account will put the public shareholder in a better future economic position.

Bull Horn can give no assurance as to the price at which a public shareholder may be able to sell its shares of Coeptis’ common stock in the future following the completion of the Business Combination or, if the Business Combination is not consummated, its public shares following any alternative business combination. Certain events following the consummation of any initial business combination, including the Business Combination, may cause an increase in Bull Horn’s or Coeptis’ share price, and may result in a lower value realized now than a public shareholder might realize in the future had the public shareholder not redeemed its shares. Similarly, if a public shareholder does not redeem its shares, the public shareholder will bear the risk of ownership of the public shares after the consummation of any initial business combination, and there can be no assurance that a public shareholder can sell its shares in the future for a greater amount than the Redemption Price set forth in this proxy statement/prospectus. A public shareholder should consult the public shareholder’s own financial advisor for assistance on how this may affect his, her, or its individual situation.

Changes in laws or regulations, or a failure to comply with any laws and regulations, particularly those related to special purpose acquisition companies, may adversely affect our business and results of operations.

We are subject to laws and regulations enacted by national, regional and local governments. In particular, we will be required to comply with certain SEC and other legal requirements. Compliance with, and monitoring of, applicable laws and regulations may be difficult, time consuming and costly. Those laws and regulations and their interpretation and application may also change from time to time and those changes could have a material adverse effect on our business, investments and results of operations. In addition, a failure to comply with applicable laws or regulations, as interpreted and applied, could have a material adverse effect on our business, including our ability to negotiate and complete our initial business combination and results of operations.

With respect to the regulation of special purpose acquisition companies like our company (“SPACs”), on March 30, 2022, the SEC issued proposed rules relating to, among other items, disclosures in business combination transactions involving SPACs and private operating companies; the condensed financial statement requirements applicable to transactions involving shell companies; the use of projections by SPACs in SEC filings in connection with proposed business combination transactions; the potential liability of certain participants in proposed business combination transactions; and the extent to which SPACs could become subject to regulation under the Investment Company Act of 1940, as amended, including a proposed rule that would provide SPACs a safe harbor from treatment as an investment company if they satisfy certain conditions that limit a SPAC’s duration, asset composition, business purpose and activities. These rules, if adopted, whether in the form proposed or in a revised form, may increase the costs of and the time needed to complete the Business Combination.

Because Bull Horn is incorporated under the laws of the British Virgin Islands, in the event the Business Combination is not completed, you may face difficulties in protecting your interests, and your ability to protect your rights through the U.S. Federal courts may be limited.

Because Bull Horn is currently incorporated under the laws of the British Virgin Islands, you may face difficulties in protecting your interests and your ability to protect your rights through the U.S. Federal courts may be limited prior to the Domestication. Bull Horn is currently a business company under the laws of the British Virgin Islands. As a result, it may be difficult for investors to effect service of process within the United States upon Bull Horn’s directors or officers, or enforce judgments obtained in the United States courts against Bull Horn’s directors or officers.

Until the Domestication is effected, Bull Horn’s corporate affairs are governed by the Memorandum and Articles of Association, the Companies Act and the common law of the British Virgin Islands. The rights of shareholders to take action against the directors, actions by minority shareholders and the fiduciary responsibilities of its directors to Bull Horn under the laws of the British Virgin Islands in part governed by the common law of the British Virgin Islands. The common law of the British Virgin Islands is derived in part from comparatively limited judicial precedent in the British Virgin Islands as well as from English common law, the decisions of whose courts are of persuasive authority, but are not binding on a court in the British Virgin Islands. The rights of Bull Horn’s shareholders and the fiduciary responsibilities of its directors under British Virgin Islands law are different from what they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, the British Virgin Islands has a different body of securities laws as compared to the United States, and certain states, such as Delaware, may have more fully developed and judicially interpreted bodies of corporate law. In addition, British Virgin Islands companies may not have standing to initiate a shareholders derivative action in a Federal court of the United States.

Bull Horn has been advised by its British Virgin Islands legal counsel that the courts of the British Virgin Islands are unlikely (i) to recognize or enforce against Bull Horn judgments of courts of the United States predicated upon the civil liability provisions of the federal securities laws of the United States or any state; and (ii) in original actions brought in the British Virgin Islands, to impose liabilities against Bull Horn predicated upon the civil liability provisions of the federal securities laws of the United States or any state, so far as the liabilities imposed by those provisions are penal in nature. In those circumstances, although there is no statutory enforcement in the British Virgin Islands of judgments obtained in the United States, the courts of the British Virgin Islands will recognize and enforce a foreign money judgment of a foreign court of competent jurisdiction without retrial on the merits based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given provided certain conditions are met. For a foreign judgment to be enforced in the British Virgin Islands, such judgment must be final and conclusive and for a liquidated sum, and must not be in respect of taxes or a fine or penalty, inconsistent with a British Virgin Islands judgment in respect of the same matter, impeachable on the grounds of fraud or obtained in a manner, or be of a kind the enforcement of which is, contrary to natural justice or the public policy of the British Virgin Islands (awards of punitive or multiple damages may well be held to be contrary to public policy). A British Virgin Islands court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

The public shareholders may have more difficulty in protecting their interests in the face of actions taken by management, members of the Bull Horn Board or controlling shareholders than they would as public shareholders of a United States company.

There is a risk that a U.S. Holder may recognize taxable gain with respect to its Bull Horn Shares at the effective time of the Domestication.

The Bull Horn Board believes the Domestication should qualify as a reorganization within the meaning of Section 368(a) of the Code for U.S. federal income tax purposes. However, due to the absence of guidance directly on how the provisions of Section 368(a) of the Code apply in the case of a statutory conversion of a corporation with no active business and only investment-type assets such as Bull Horn, this result is subject to some uncertainty. Accordingly, due to the absence of such guidance, it is not possible to predict whether the IRS or a court considering the issue would take a contrary position. If the Domestication should fail to qualify as a reorganization under Section 368(a) of the Code, a U.S. Holder (as that term is defined in the section entitled “Proposal 1: The Domestication Proposal — Material U.S. Federal Income Tax Consequences of the Domestication to Bull Horn Shareholders”) of Bull Horn Shares generally would recognize a gain or loss with respect to its Bull Horn Shares in an amount equal to the difference, if any, between the fair market value of the corresponding common stock of the Delaware corporation received in the Domestication and the U.S. Holder’s adjusted tax basis in its Bull Horn Shares surrendered.

As discussed more fully under the section entitled “Proposal 1: The Domestication Proposal — Material U.S. Federal Income Tax Consequences of the Domestication to Bull Horn Shareholders” below, it is intended that the Domestication will constitute a tax-free reorganization within the meaning of Section 368(a)(l)(F) of the Code.

Upon effectiveness of the Domestication, the rights of holders of the Company Common Stock arising under the DGCL will differ from and may be less favorable to the rights of holders of Bull Horn’s ordinary shares arising under the British Virgin Islands Companies Act.

Upon the effectiveness of the Domestication, the rights of holders of the Company Common Stock will arise under the DGCL. The DGCL contains provisions that differ in some respects from those in the Companies Act, and, therefore, some rights of holders of the Company Common Stock could differ from the rights that holders of Bull Horn ordinary shares currently possess. For instance, while class actions are generally not available to shareholders under British Virgin Islands law, such actions are generally available under Delaware law. This change could increase the likelihood that the Company becomes involved in costly litigation, which could have a material adverse effect on the Company.

The application of Delaware law to Bull Horn as a result of the Domestication may have the effect of deterring hostile takeover attempts or a change in control. Section 203 of the DGCL, restricts certain “business combinations” with “interested stockholders” for three years following the date that a person becomes an interested stockholder unless: (1) the “business combination” or the transaction which caused the person or entity to become an interested stockholder is approved by the Board of Directors prior to such business combination or transactions; (2) upon the completion of the transaction in which the person or entity becomes an “interested stockholder” such interested stockholder holds at least 85% of the voting stock of the combined company not including (x) shares held by officers and directors and (y) shares held by employee benefit plans under certain circumstances; or (3) at or after the person or entity becomes an “interested stockholder,” the “business combination” is approved by the Board of Directors and holders of at least 66⅔% of the outstanding voting stock, excluding shares held by such interested stockholder. A Delaware corporation may elect not to be governed by Section 203. We do not anticipate making such an election.

For a more detailed description of the rights of holders of the Company Common Stock under the DGCL and how they may differ from the rights of holders of Bull Horn ordinary shares under the Companies Act, please see the section entitled “Description of Coeptis’, Bull Horn’s, and the Company’s Securities — Capital Stock of the Company after the Business Combination — Capital Stock of the Company after the Business Combination — Anti-Takeover Effects of the Certificate of Incorporation, the Bylaws and Certain Provisions of Delaware Law.”

Delaware law and the Amended and Restated Certificate of Incorporation and Bylaws will contain certain provisions, including anti-takeover provisions that limit the ability of stockholders to take certain actions and could delay or discourage takeover attempts that stockholders may consider favorable.

The Amended and Restated Certificate of Incorporation and Bylaws that will be in effect upon completion of the Business Combination differ from the Memorandum and Articles of Association. Among other differences, the Amended and Restated Certificate of Incorporation, and the DGCL, contain provisions that could have the effect of rendering more difficult, delaying, or preventing an acquisition deemed undesirable by the Company Board and therefore depress the trading price of the Company Common Stock. These provisions could also make it difficult for stockholders to take certain actions, including electing directors who are not nominated by the current members of the Company Board or taking other corporate actions, including effecting changes in management. Among other things, the Amended and Restated Certificate of Incorporation and Bylaws include provisions regarding:

•        the ability of the Company Board to issue shares of preferred stock, including “blank check” preferred stock and to determine the price and other terms of those shares, including preferences and voting rights, without stockholder approval, which could be used to significantly dilute the ownership of a hostile acquirer;

•        the limitation of the liability of, and the indemnification of, the Company’s directors and officers;

•        the right of the Company Board to elect a director to fill a vacancy created by the expansion of the Company Board or the resignation, death or removal of a director, which prevents stockholders from being able to fill vacancies on the Company Board;

•        a prohibition on stockholder action by written consent (except as required for holders of future series of preferred stock), which forces stockholder action to be taken at an annual or special meeting of stockholders and could delay the ability of stockholders to force consideration of a stockholder proposal or to take action, including the removal of directors;

•        the requirement that a special meeting of stockholders may be called only by the Company Board, the chairman of the Company Board, which could delay the ability of stockholders to force consideration of a proposal or to take action, including the removal of directors;

•        controlling the procedures for the conduct and scheduling of the Company Board and stockholder meetings;

•        the requirement for the affirmative vote of holders of at least a majority of the voting power of all of the voting power of the then outstanding shares of the voting stock, voting as a single class, to amend, alter, change or repeal any provision of the Company’s Bylaws and certain provisions in the Amended and Restated Certificate of Incorporation, respectively, which could preclude stockholders from bringing matters before annual or special meetings of stockholders and delay changes in the Company Board and also may inhibit the ability of an acquirer to effect such amendments to facilitate an unsolicited takeover attempt;

•        the ability of the Company Board to amend the Bylaws by an affirmative vote of a majority of the Board, which may allow the Company Board to take additional actions to prevent an unsolicited takeover and inhibit the ability of an acquirer to amend the Bylaws to facilitate an unsolicited takeover attempt; and

•        advance notice procedures with which stockholders must comply to nominate candidates to the Company Board or to propose matters to be acted upon at a stockholders’ meeting, which could preclude stockholders from bringing matters before annual or special meetings of stockholders and delay changes in the Company Board and also may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of Company.

These provisions, alone or together, could delay or prevent hostile takeovers and changes in control or changes in the Company Board or management.

In addition, as a Delaware corporation, the Company will generally be subject to provisions of Delaware law, including Section 203 of the DGCL. See the section entitled “Description of Coeptis’, Bull Horn’s, and the Company’s Securities — Capital Stock of the Company after the Business Combination — Anti-Takeover Effects of the Certificate of Incorporation, the Bylaws and Certain Provisions of Delaware Law — Business Combinations.”

Any provision of the Amended and Restated Certificate of Incorporation, Bylaws or Delaware law that has the effect of delaying or preventing a change in control could limit the opportunity for stockholders to receive a premium for their shares of the Company’s capital stock and could also affect the price that some investors are willing to pay for the Company Common Stock.

The form of the Amended and Restated Certificate of Incorporation is attached as Annex C to this proxy statement/prospectus and we urge you to read it.

The Certificate of Incorporation will designate a state or federal court located within the State of Delaware as the exclusive forum for substantially all disputes between the Company and its stockholders, which could limit the Company’s stockholders’ ability to choose the judicial forum for disputes with the Company or its directors, officers, or employees.

The Amended and Restated Certificate of Incorporation will provide that, unless the Company consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware, or if such court does not have subject matter jurisdiction, any other court located in the State of Delaware with subject matter jurisdiction, will be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer, other employee or stockholder of the Company to the Company or the Company’s stockholders, (iii) any action asserting a claim against the Company or its officers or directors arising pursuant to any provision of the DGCL or the Amended and Restated Certificate of Incorporation or Bylaws or as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware, or (iv) any action asserting a claim against the Company or any director or officer of the Company governed by the internal affairs doctrine of the law of the State of Delaware; provided, that, if and only if the Court of Chancery of the State of Delaware dismisses any such action for lack of subject matter jurisdiction, such action may be brought in another state court sitting in the State of Delaware. Additionally, the Amended and Restated Certificate of Incorporation will provide that, unless the Company consents to the selection of an alternative forum, the federal district courts of the United States of America shall, to the fullest extent permitted by law, be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act; provided, however, that such provision will not apply to suits brought to enforce any liability or duty created by the Exchange Act, or any other claim for which the federal courts have exclusive jurisdiction. However, there is uncertainty as to whether a court would enforce this provision and investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder. Section 22 of the Securities Act creates concurrent jurisdiction for state and federal courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder.

Any person or entity purchasing or otherwise acquiring any interest in any of the securities of the Company will be deemed to have notice of and consented to these provisions. These exclusive-forum provisions may limit or make more costly a stockholder’s ability to bring a claim in a judicial forum of its choosing for disputes with the Company or its directors, officers, or other employees, which may discourage lawsuits against the Company and its directors, officers, and other employees. If a court were to find these exclusive-forum provisions to be inapplicable or unenforceable in an action, the Company may incur additional costs associated with resolving the dispute in other jurisdictions, which could harm its results of operations.

Bull Horn’s officers and directors and/or their affiliates may enter into agreements concerning Bull Horn’s securities prior to the Shareholders Meeting, which may have the effect of increasing the likelihood of completion of the Business Combination or decreasing the value of the Bull Horn Shares.

At any time prior to the Shareholders Meeting, during a period when they are not then aware of any material nonpublic information regarding Bull Horn or its securities, Bull Horn’s officers and directors and/or their affiliates may enter into a written plan to purchase Bull Horn’s securities pursuant to Rule 10b5-1 of the Exchange Act, and may engage in other public market purchases, as well as private purchases, of securities. In addition, at any time prior to the Shareholders Meeting, during a period when they are not then aware of any material nonpublic information regarding Bull Horn or its securities, Bull Horn’s officers and directors and/or their respective affiliates may (i) purchase shares from institutional and other investors who vote, or indicate an intention to vote, against the Business Combination Proposal or the other Proposals, (ii) execute agreements to purchase such shares from institutional and other investors in the future, and/or (iii) enter into transactions with institutional and other investors to provide such persons with incentives to acquire public shares or vote their public shares in favor of the Business Combination Proposal or the other Proposals. Such an agreement may include a contractual acknowledgement that such shareholder, although still the record holder of such shares, is no longer the beneficial owner thereof and therefore agrees not to exercise its Redemption Rights. In the event that Bull Horn’s officers and directors or their affiliates purchase shares in privately negotiated transactions from public shareholders who have already elected to exercise their Redemption Rights, such selling public shareholders would be required to revoke their prior elections to redeem their shares. While the exact nature of any such incentives has not been determined as of the date of this proxy statement/prospectus, they might include, without limitation, arrangements to protect such investors or holders against potential loss in value of their shares, including the granting of put options and the transfer of shares or Warrants owned by the sponsor for nominal value to such investors or holders.

The purpose of such share purchases and other transactions by Bull Horn’s officers and directors and/or their respective affiliates would be to increase the likelihood of satisfaction of the requirements that (x) the holders of the requisite number of Bull Horn Shares present and voting at the Shareholders Meeting vote in favor of the Business Combination Proposal and the other Proposals and/or (y) that Bull Horn will (without regard to any assets or liabilities of Coeptis) have at least $5,000,001 in net tangible assets immediately prior to the Closing or satisfy the Cash Consideration Condition after taking into account holders of public shares that properly demanded Redemption of their shares into cash, when, in each case, it appears that such requirements would otherwise not be met.

Entering into any such arrangements may have a depressive effect on the Bull Horn Shares. For example, as a result of these arrangements, an investor or holder may have the ability to effectively purchase shares at a price lower than market and may therefore be more likely to sell the shares it owns, either prior to or immediately after the Shareholders Meeting.

As of the date of this proxy statement/prospectus, except as noted above, Bull Horn’s directors and officers and their affiliates have not entered into any such agreements. Bull Horn will file a Current Report on Form 8-K to disclose arrangements entered into or significant purchases made by any of the aforementioned persons that would affect the vote on the Business Combination Proposal or the Redemption threshold. Any such report will include descriptions of any arrangements entered into or significant purchases by any of the aforementioned persons.

The Company’s business and operations could be negatively affected if it becomes subject to any securities litigation or shareholder activism, which could cause the Company to incur significant expense, hinder execution of business and growth strategy and impact its stock price.

In the past, following periods of volatility in the market price of a company’s securities, securities class action litigation has often been brought against that company. Shareholder activism, which could take many forms or arise in a variety of situations, has been increasing recently. Volatility in the stock price of the Company Common Stock or other reasons may in the future cause it to become the target of securities litigation or shareholder activism. Securities litigation and shareholder activism, including potential proxy contests, could result in substantial costs and divert management’s and board of directors’ attention and resources from the Company’s business. Additionally, such securities litigation and shareholder activism could give rise to perceived uncertainties as to the Company’s future, adversely affect its relationships with service providers and make it more difficult to attract and retain qualified personnel. Also, the Company may be required to incur significant legal fees and other expenses related to any securities litigation and activist shareholder matters. Further, its stock price could be subject to significant fluctuation or otherwise be adversely affected by the events, risks and uncertainties of any securities litigation and shareholder activism.

Risks Related to Bull Horn

Bull Horn has identified a material weakness in its internal control over financial reporting and disclosure controls and procedures relating to the accounting for complex financial instruments and the timely reporting of accrued expenses in the proper reporting period. This material weakness could continue to adversely affect Bull Horn’s ability to report its results of operations and financial condition accurately and in a timely manner.

Bull Horn’s management is responsible for establishing and maintaining adequate internal control over financial reporting designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. Bull Horn’s management also evaluates the effectiveness of our internal controls and we will disclose any changes and material weaknesses identified through such evaluation in those internal controls. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected on a timely basis.

Bull Horn has identified, in light of the prior reclassification of its warrants from equity to liability, as well as the reclassification of its public shares as temporary equity, a material weakness in its internal controls over financial reporting relating to its accounting for complex financial instruments. It has also identified instances where accrued expenses have not been timely identified in its financial reporting process.

While Bull Horn has implemented a remediation plan to remediate the material weakness surrounding its historical accounting for complex financial instruments, it can give no assurance that the measures it has taken will prevent any future material weaknesses or deficiencies in internal control over financial reporting. Even though Bull Horn believes it has strengthened its controls and procedures, in the future those controls and procedures may not be adequate to prevent or identify irregularities or errors or to facilitate the fair presentation of its financial statements.

Bull Horn’s independent registered public accounting firm’s report contains an explanatory paragraph that expresses substantial doubt about its ability to continue as a “going concern.”

As of June 30, 2022, Bull Horn had approximately $84,153 in cash and may not have sufficient liquidity to fund its working capital needs. Further, Bull Horn has incurred and expects to continue to incur significant costs in pursuit of its financing and acquisition plans, including the Business Combination. Bull Horn cannot assure you that its plans to raise capital or to consummate an initial business combination, including the Business Combination, will be successful. These factors, among others, raise substantial doubt about its ability to continue as a going concern. The financial statements contained elsewhere in this proxy statement/prospectus do not include any adjustments that might result from its inability to consummate the Business Combination or its inability to continue as a going concern.

You have limited rights or interests in funds in the trust account. To liquidate your investment, therefore, you may be forced to sell your public shares or warrants, potentially at a loss.

Public shareholders will be entitled to receive funds from the trust account only (i) in the event of a redemption of the public shares prior to any winding up in the event Bull Horn does not consummate its initial business combination by November 3, 2022, (ii) if they redeem their shares in connection with an initial business combination that Bull Horn consummates or (iii) if they redeem their shares in connection with a shareholder vote to amend the Memorandum and Articles of Association (A) to modify the substance or timing of Bull Horn’s obligation to redeem 100% of its public shares if Bull Horn does not complete its initial business combination by November 3, 2022 or (B) with respect to any other provision relating to shareholders’ rights or pre-business combination activity. In no other circumstances shall a public shareholder have any right or interest of any kind to or in the trust account. Accordingly, to liquidate your investment, you may be forced to sell your public shares or warrants, potentially at a loss.

If you or a “group” of shareholders are deemed to hold in excess of 15% of Bull Horn’s public shares, you will lose the ability to redeem all such shares in excess of 15% of Bull Horn’s public shares.

The Memorandum and Articles of Association provide that a public shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from seeking Redemption Rights with respect to more than an aggregate of 15% of the shares sold in Bull Horn’s IPO, which is referred to as the “Excess Shares.” However, such shareholders may vote all their shares (including Excess Shares) for or against the Business Combination. Your inability to redeem the Excess Shares will reduce your influence over Bull Horn’s ability to complete the Business Combination and you could suffer a material loss on your investment in Bull Horn if you sell Excess Shares in open market transactions. Additionally, you will not receive Redemption distributions with respect to the Excess Shares if Bull Horn completes the Business Combination. As a result, you will continue to hold that number of public shares exceeding 15% and, in order to dispose of such shares, would be required to sell such shares in open market transactions, potentially at a loss.

Bull Horn’s shareholders may be held liable for claims by third parties against Bull Horn to the extent of distributions received by them upon Redemption of their shares.

If Bull Horn is forced to enter into an insolvent liquidation, any distributions received by shareholders could be viewed as an unlawful payment if it was proved that immediately following the date on which the distribution was made, Bull Horn was unable to pay its debts as they fall due in the ordinary course of business. As a result, a liquidator could seek to recover all amounts received by Bull Horn’s shareholders. Furthermore, Bull Horn’s directors may be viewed as having breached their fiduciary duties to Bull Horn or Bull Horn’s creditors and/or having acted in bad faith, and thereby exposing themselves and Bull Horn to claims, by paying public shareholders from the trust account prior to addressing the claims of creditors. There is no assurance that claims will not be brought against Bull Horn for these reasons.

Although Bull Horn seeks to have all vendors, service providers, prospective target businesses or other entities with which it does business execute agreements with Bull Horn waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of Bull Horn’s public shareholders, as well as distributions to public shareholders, such parties may not execute such agreements, or even if they execute such agreements they may not be prevented from bringing claims against the public shareholders or claims challenging the enforceability of the waiver.

If third parties bring claims against Bull Horn, the proceeds held in the trust account could be reduced and the Redemption Price received by public shareholders may be less than $10.10 per share.

Bull Horn’s placing of funds in the trust account may not protect those funds from third-party claims against Bull Horn. Although Bull Horn seeks to have all vendors, service providers, prospective target businesses or other entities with which it does business execute agreements with Bull Horn waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of Bull Horn’s public shareholders, there is no guarantee that they will execute such agreements or even if they execute such agreements that they would be prevented from bringing claims against the trust account including but not limited to fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain an advantage with respect to a claim against Bull Horn’s assets, including the funds held in the trust account. If any third party refuses to execute an agreement waiving such claims to the monies held in the trust account, Bull Horn’s management will perform an analysis of the alternatives available to it and will only enter into an agreement with a third party that has not executed a waiver if management believes that such third party’s engagement would be significantly more beneficial to Bull Horn than any alternative.

Examples of possible instances where Bull Horn may engage a third party that refuses to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a service provider willing to execute a waiver. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with Bull Horn and will not seek recourse against the trust account for any reason. Upon Redemption of Bull Horn’s public shares, if Bull Horn is unable to complete its initial business combination within the prescribed time frame, or upon the exercise of a Redemption Right in connection with the Business Combination, Bull Horn will be required to provide for payment of claims of creditors that were not waived that may be brought against Bull Horn within the ten years following Redemption. Accordingly, the Redemption Price received by public shareholders could be less than the $10.10 per share initially held in the trust account, due to claims of such creditors.

Pursuant to the Insider Letter Agreement, the sponsor has agreed that it will be liable to Bull Horn if and to the extent any claims by a vendor (other than the independent auditors) for services rendered or products sold to Bull Horn, or a prospective target business with which Bull Horn has discussed entering into a transaction agreement, reduce the amount of funds in the trust account to below $10.10 per public share, except as to any claims by a third party who executed a waiver of any and all rights to seek access to the trust account and except as to any claims under Bull Horn’s indemnity of the underwriters of the IPO against certain liabilities, including liabilities under the Securities Act. Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, the sponsor will not be responsible to the extent of any liability for such third party claims. Bull Horn believes that the sponsor’s only assets are securities of Bull Horn, and Bull Horn has neither undertaken any efforts to independently verify whether the sponsor has sufficient funds available to satisfy its indemnification obligations, nor asked the sponsor to reserve for such obligations. As a result, if any such claims were successfully made against the trust account, the funds available for an initial business combination and Redemptions could be reduced to less than $10.10 per public share without any meaningful recourse against the sponsor. In such event, Bull Horn may not be able to complete an initial business combination, and you would receive such lesser amount per share in connection with any Redemption of your public shares.

None of Bull Horn’s officers or directors will indemnify Bull Horn for claims by third parties including, without limitation, claims by vendors and prospective target businesses.

Bull Horn’s directors may decide not to enforce the indemnification obligations of the sponsor under the Insider Letter Agreement, resulting in a reduction in the amount of funds in the trust account available for distribution to Bull Horn’s public shareholders.

In the event that the proceeds in the trust account are reduced below $10.10 per public share due to reductions in the value of the trust assets, net of the interest which may be withdrawn to pay taxes, and the sponsor asserts that it is unable to satisfy its obligations or that it has no indemnification obligations related to a particular claim, Bull Horn’s independent directors would determine whether to take legal action against the sponsor to enforce its indemnification obligations. While Bull Horn currently expects that its independent directors would take legal action on behalf of Bull Horn against the sponsor to enforce their indemnification obligations to Bull Horn, it is possible that Bull Horn’s independent directors in exercising their business judgment may choose not to do so in any particular instance. If Bull Horn’s independent directors choose not to enforce these indemnification obligations, there may be less funds in the trust account available for distribution to Bull Horn’s public shareholders.

If, after Bull Horn distributes the proceeds in the trust account to its public shareholders, Bull Horn files for insolvent liquidation or a petition for the insolvent liquidation of Bull Horn is filed that is not dismissed, a British Virgin Islands court may seek to recover such proceeds and the members of the Bull Horn Board may be viewed as having breached their fiduciary duties to Bull Horn’s creditors, thereby exposing the members of the Bull Horn Board and Bull Horn to claims of punitive damages.

If, after Bull Horn distributes the proceeds in the trust account to its public shareholders, Bull Horn files a petition for insolvent liquidation or a petition for the insolvent liquidation of Bull Horn is filed that is not dismissed, any distributions received by shareholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as an unlawful distribution. As a result, a British Virgin Islands court could seek to recover all amounts received by Bull Horn’s shareholders. In addition, the Bull Horn Board may be viewed as having breached its fiduciary duty to Bull Horn’s creditors and/or having acted in bad faith, thereby exposing itself and Bull Horn to claims of punitive damages, by paying public shareholders from the trust account prior to addressing the claims of creditors.

Changes in laws or regulations, or a failure to comply with any laws and regulations, may adversely affect the business, investments and results of operations of Bull Horn.

Bull Horn is subject to laws and regulations enacted by national, regional and local governments. In particular, Bull Horn is required to comply with certain SEC and other legal requirements. Compliance with, and monitoring of, applicable laws and regulations may be difficult, time consuming and costly. Those laws and regulations and their interpretation and application may also change from time to time and those changes could have a material adverse effect on the business, investments and results of operations of Bull Horn. In addition, a failure to comply with applicable laws or regulations, as interpreted and applied, could have a material adverse effect on Bull Horn’s business and results of operations.

The Insider Letter Agreement may be amended without shareholder approval.

The Insider Letter Agreement with Bull Horn’s sponsor contains provisions relating to transfer restrictions of Bull Horn’s founder shares and Private Placement Warrants (including the underlying securities), indemnification of the trust account, waiver of Redemption Rights and participation in liquidation distributions from the trust account. The Insider Letter Agreement may be amended without shareholder approval. While Bull Horn does not expect the Bull Horn Board to approve any amendment to this agreement prior to the Business Combination, it may be possible that the Bull Horn Board, in exercising its business judgment and subject to its fiduciary duties and any restrictions under the Merger Agreement, chooses to approve one or more amendments to such agreement. Any such amendment may have an adverse effect on the value of an investment in Bull Horn’s securities.

The sponsor controls a substantial interest in Bull Horn and thus may exert a substantial influence on actions requiring a shareholder vote, potentially in a manner that you do not support.

The sponsor owns 36.6% of Bull Horn’s issued and outstanding ordinary shares. Accordingly, it may exert a substantial influence on actions requiring a shareholder vote, including the matters to be considered at the Shareholders Meeting, potentially in a manner that you do not support. If the sponsor purchases any additional ordinary shares in the aftermarket or in privately negotiated transactions, this would increase its control. Neither the sponsor nor, to Bull Horn’s knowledge, any of Bull Horn’s officers or directors, have any current intention to purchase additional securities, other than as may be disclosed in this proxy statement/prospectus. Factors that would be considered in making such additional purchases would include consideration of the current trading price of Bull Horn’s ordinary shares. Bull Horn will not hold an annual meeting of shareholders to elect new directors prior to the consummation of the Business Combination, in which case all of the current directors will continue in office until at least the completion of the Business Combination. Accordingly, the sponsor will continue to exert control at least until the consummation of the Business Combination.

The Company may redeem unexpired Public Warrants prior to their exercise at a time that is disadvantageous to you, thereby making your Public Warrants worthless.

Following the Closing, the Company will have the ability to redeem outstanding Public Warrants in whole and not in part, at a price of $0.01 per warrant, at any time while they are exercisable and prior to their expiration, provided that the last reported sales price of the Company Common Stock equals or exceeds $16.50 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) for any 20 trading days within a 30-trading-day period ending on the third trading day before the Company sends the 30 days’ prior written notice of redemption to the holders of Public Warrants. In the event that the Company elects to redeem all of the redeemable Public Warrants as described above, the Company will fix a date for the redemption (the “Redemption Date”). Notice of redemption will be mailed by first class mail, postage prepaid, by the Company not less than 30 days prior to the Redemption Date to the registered holders of the redeemable Public Warrants at their last addresses as they appear on the registration books. Any notice mailed in the manner provided in the warrant agreement will be conclusively presumed to have been duly given whether or not the registered holder received such notice.

If and when the Public Warrants become redeemable by us, the Company may exercise its redemption right even if the Company is unable to register or qualify the underlying securities for sale under all applicable state securities laws. Redemption of the outstanding Public Warrants could force you to: (i) exercise your Public Warrants and pay the exercise price therefor at a time when it may be disadvantageous for you to do so; (ii) sell your Public Warrants at the then-current market price when you might otherwise wish to hold your Public Warrants; or (iii) accept the nominal Redemption Price which, at the time the outstanding Public Warrants are called for redemption, may be substantially less than the market value of your Public Warrants. Bull Horn’s ordinary shares reached a high of $10.29 per share in the second quarter of 2022, which is well below the Public Warrants’ redemption threshold of $16.50 per share.

If the Company exercises its rights to redeem the Public Warrants, the value received upon exercise of the Public Warrants (1) may be less than the value the holders would have received if they had exercised their Public Warrants at a later time where the underlying share price is higher and (2) may not fully compensate the holders for the intrinsic value of the Public Warrants, if the common stock price declines after the receipt date of the redemption notice. The Private Placement Warrants are not subject to redemptions and may be exercised on a cashless basis.

None of the Private Placement Warrants will be redeemable by the Company so long as they are held by their initial purchasers — the sponsor, Imperial, I-Bankers and Northland — or their permitted transferees.

Bull Horn is an emerging growth company within the meaning of the Securities Act and Bull Horn has taken advantage of certain exemptions from disclosure requirements available to emerging growth companies; this could make the Company’s securities less attractive to investors and may make it more difficult to compare the Company’s performance with other public companies.

Bull Horn (and the Company following the Business Combination) is an “emerging growth company” within the meaning of the Securities Act, as modified by the JOBS Act and has taken advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in Bull Horn’s periodic reports and proxy statements and exemptions from the requirements of holding a nonbinding advisory vote on certain executive compensation matters. As a result, Bull Horn’s shareholders may not have access to certain information they may deem important. Bull Horn and the Company may be an emerging growth company for up to five years from the IPO, although circumstances could cause the loss of that status earlier, including if the market value of the common stock of the Company held by non-affiliates exceeds $700 million as of the last business day in any August before that time, in which case the Company would no longer be an emerging growth company as of the following November 3. Bull Horn cannot predict whether investors will find its (or the Company’s) securities less attractive because Bull Horn (or the Company) rely on these exemptions. If some investors find the securities less attractive as a result of reliance on these exemptions, the trading prices of the Company’s securities may be lower than they otherwise would be, there may be a less active trading market for the Company’s securities and the trading prices of the securities may be more volatile.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that an emerging growth company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. Bull Horn has elected not to opt out of such extended transition period. Accordingly, when a standard is issued or revised and it has different application dates for public or private companies, Bull Horn (or the Company following the Business Combination), as an emerging growth company, will adopt the new or revised standard at the time private companies adopt the new or revised standard, unless early adoption is permitted by the standard. This may make comparison of Bull Horn’s and the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Compliance obligations under the Sarbanes-Oxley Act may make it more difficult for Bull Horn to effectuate the Business Combination, require substantial financial and management resources and increase the time and costs of completing an acquisition.

Section 404 of the Sarbanes-Oxley Act requires that Bull Horn evaluate and report on its system of internal controls. Following the initial Business Combination, if the Company is deemed to be a large accelerated filer or an accelerated filer, it will be required to comply with the independent registered public accounting firm attestation requirement on its internal control over financial reporting. Further, for as long as the Company remains an emerging growth company, it will not be required to comply with the independent registered public accounting firm attestation requirement on its internal control over financial reporting. Following the Business Combination, the Company will be required to assure that it is in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of its internal controls. The need to develop the internal control system to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete the Business Combination as well as impose obligations of the Company following the Business Combination.

Risks Related to Coeptis’ Business and Industry

Following the Business Combination, the Company will be a holding company with no direct operations that relies on dividends, distributions, loans and other payments, advances and transfers of funds from Coeptis and its subsidiaries to pay dividends, pay expenses and meet its other obligations. Accordingly, the Company’s stockholders will be subject to all of the risks of Coeptis’ business following the Business Combination. Throughout this section, unless otherwise noted, “Coeptis” “we” and “our” refers to Coeptis Therapeutics, Inc. and its consolidated subsidiaries.

As you consider the proposed Business Combination, you should carefully consider the following risk factors, which address the material risks concerning Coeptis’ business. If any of the risks discussed in this proxy statement/prospectus occur, our business, prospects, liquidity, financial condition and results of operations could be materially and adversely affected, in which case the value of the Company Common Stock could decline significantly and you could lose all or part of your investment. Some statements in this proxy statement/prospectus, including statements in the following risk factors, constitute forward-looking statements. The risk factors discussed below cover not only Coeptis’ current operations and relationships, but also the risks we expect to encounter when and if implement our strategic plans and add new products, candidates and relationships. Please refer to the section entitled “Cautionary Note Regarding Forward-Looking Statements.”

General Risks

There is a substantial doubt about Coeptis’ ability to continue as a going concern.

The report of Coeptis’ independent auditors that accompanies Coeptis’ consolidated financial statements includes an explanatory paragraph indicating there is a substantial doubt about Coeptis’ ability to continue as a going concern, citing Coeptis’ need for additional capital for the future planned expansion of Coeptis’ activities and to service Coeptis’ ordinary course activities (which may include servicing of indebtedness). The inclusion of a going concern explanatory paragraph in the report of Coeptis’ independent auditors will make it more difficult for us to secure additional financing or enter into strategic relationships on terms acceptable to us, if at all, and likely will materially and adversely affect the terms of any financing that we might obtain. Coeptis’ financial statements do not include any adjustments that may result from the outcome of this uncertainty.

We have incurred significant losses in prior periods, and losses in the future could cause the quoted price of Coeptis’ common stock to decline or have a material adverse effect on Coeptis’ financial condition, Coeptis’ ability to pay its debts as they become due, and on its cash flows.

For the twelve months ended December 31, 2021, we incurred a net loss of 13,449,230 and, as of that date, we had an accumulated deficit of $27,550,126. For the three months ended June 30, 2022, Coeptis incurred a net loss of $9,802,837 and, as of that date, had an accumulated deficit of $56,532,658. Any losses in the future could cause the quoted price of Coeptis’ common stock to decline or have a material adverse effect on Coeptis’ financial condition, its ability to pay its debts as they become due, and on its cash flows.

To date, we have generated only minimal product revenue. We expect that our planned product development and strategic expansion pursuits will increase losses significantly over the next five years. In order to achieve profitability, we will be required to generate significant revenue. We cannot be certain that we will generate sufficient revenue to achieve profitability. We anticipate that we will continue to generate operating losses and experience negative cash flow from operations at least through the end of 2023 or longer. We cannot be certain that we will ever achieve profitability or that, if profitability is achieved, that is will be maintained. If our revenue grows at a slower rate than we anticipate or if our product development, marketing and operating expenses exceed our expectations or cannot be adjusted accordingly, our business, results of operation and financial condition will be materially adversely affected and we may be unable to continue operations.

We will not be able to generate meaningful product revenue unless and until one of our product candidates or co-development products successfully completes clinical trials and receives regulatory approval. As some of our current and projected future product candidates or co-development products are, and we expect will be, at an early proof-of-concept stage, we do not expect to receive revenue from any of these products for several years, if at all. We intend to seek to obtain revenue from collaboration or licensing agreements with third parties. We recently shifted our operational focus away from Conjupri and Consensi, in order to focus our efforts on our other product opportunities described elsewhere in this proxy statement/prospectus. We expect that we will need to rely on key third-party agreements, in order to be in a position to realize material revenues in the future, and we may never enter into any such agreements or realize material, ongoing future revenue. Even if we eventually generate revenues, we may never be profitable, and, if we do achieve profitability, we may not be able to sustain or increase profitability on a quarterly or annual basis.

The COVID-19 pandemic could have a material adverse impact on our business, results of operations and financial condition.

In December 2019, a novel strain of coronavirus was reported to have surfaced in Wuhan, China. In January 2020, the World Health Organization declared the COVID-19 outbreak a “Public Health Emergency of International Concern.” This worldwide outbreak has resulted in the implementation of significant governmental measures, including lockdowns, closures, quarantines and travel bans intended to control the spread of the virus. Companies are also taking precautions, such as requiring employees to work remotely, imposing travel restrictions and temporarily closing businesses and facilities. These restrictions, and future prevention and mitigation measures, have had an adverse impact on global economic conditions and are likely to have an adverse impact on consumer confidence and spending, which could materially adversely affect the supply of, as well as the demand for, our products. Uncertainties regarding the economic impact of COVID-19 is likely to result in sustained market turmoil, which could also negatively impact our business, financial condition and cash flows.

If our operations or productivity continue to be impacted throughout the duration of the COVID-19 outbreak and government-mandated closures, which may negatively impact our business, financial condition and cash flows. The extent to which the COVID-19 pandemic will further impact our business will depend on future developments and, given the uncertainty around the extent and timing of the potential future spread or mitigation and around the imposition or relaxation of protective measures, we cannot reasonably estimate the impact to our business at this time.

The extent of COVID-19’s effect on our operational and financial performance will depend on future developments, including the duration, spread and intensity of the outbreak, all of which are uncertain and difficult to predict considering the rapidly evolving landscape. As a result, it is not currently possible to ascertain the overall impact of COVID-19 on our business. However, if the pandemic continues for a prolonged period it could have a material adverse effect on our business, results of operations, financial condition and cash flows and adversely impact the trading price of our common stock.

If we are unable to manage future expansion effectively, our business may be adversely impacted.

In the future, we may experience rapid growth in our business, which could place a significant strain on our operations, in general, and our internal controls and other managerial, operating and financial resources, in particular. If we are unable to manage future expansion effectively, our business would be harmed. There is, of course, no assurance that we will enjoy rapid development in our business.

We currently depend on the efforts of one of our executive officers; the loss of this officer could disrupt our operations and adversely affect the development of our business.

Our success in effectuating our business plan will depend, primarily, on the continued service of our Chief Executive Officer and President, David Mehalick. We have just recently entered into an employment agreement with Mr. Mehalick. See “Executive Compensation of Coeptis” for further discussion. The loss of service of Mr. Mehalick, for any reason, could seriously impair our ability to effectuate our business plan, which could have a materially adverse effect on our business and future results of operations. We have not purchased any key-man life insurance.

If we are unable to recruit and retain key personnel, our business may be harmed.

If we are unable to attract and retain key personnel, our business may be harmed. Our failure to enable the effective transfer of knowledge and facilitate smooth transitions with regard to our key employees could adversely affect our long-term strategic planning and execution.

Our business plan is not based on independent market studies.

We have not commissioned any independent market studies concerning our business plans. Rather, our plans for implementing our business strategy and achieving profitability are based on the experience, judgment and assumptions of our management. If these assumptions prove to be incorrect, we may not be successful in our business operations.

Our Board of Directors may change our policies without shareholder approval.

Our policies, including any policies with respect to investments, leverage, financing, growth, debt and capitalization, will be determined by our Board of Directors or officers to whom our Board of Directors delegate such authority. Our Board of Directors will also establish the amount of any dividends or other distributions that we may pay to our shareholders. Our Board of Directors or officers to which such decisions are delegated will have the ability to amend or revise these and our other policies at any time without shareholder vote. Accordingly, our shareholders will not be entitled to approve changes in our policies, which policy changes may have a material adverse effect on our financial condition and results of operations.

We need to obtain financing in order to continue our operations and pursue strategic transactions.

On a prospective basis, we will require both short-term financing for operations and long-term capital to fund our expected growth. We currently have no existing bank lines of credit and have not established any definitive sources for additional financing. We believe that cash on hand will be sufficient to meet our short-term financial requirements into the 3rd quarter of 2023 assuming that we elect not to pursue and consummate strategic transactions prior to that time. However, we will require additional funds if we want to fully implement our business plan and growth strategy, including strategic transactions, which funds could come in the form of equity, debt (including secured debt) or a combination of the two. Additional financing may not be available to us, or if available, then it may not be available upon terms and conditions acceptable to us. If adequate funds are not available, then we may be required to delay, reduce or eliminate product development or clinical programs. Our inability to take advantage of opportunities in the industry because of capital constraints may have a material adverse effect on our business and our prospects. If we fail to obtain the capital necessary to fund our operations, we will be unable to advance our development programs and complete our clinical trials.

In addition, our research and development expenses could exceed our current expectations. This could occur for many reasons, including:

•        some or all of our product candidates and co-development candidates fail in clinical or preclinical studies and we are forced to seek additional product candidates;

•        our product candidates and co-development candidates require more extensive clinical or preclinical testing than we currently expect;

•        we advance more of our product candidates and co-development candidates than expected into costly later stage clinical trials;

•        we advance more preclinical product candidates and co-development candidates than expected into early-stage clinical trials;

•        we are required, or consider it advisable, to acquire or license rights from one or more third parties; or

•        we determine to acquire or license rights to additional product candidates and co-development candidates or new technologies.

While we expect to seek additional funding through public or private financings, we may not be able to obtain financing on acceptable terms, or at all. In addition, the terms of our financings may be dilutive to, or otherwise adversely affect, holders of our common stock and other capital securities. We may also seek additional funds through arrangements with collaborators or other third parties. These arrangements would generally require us to relinquish rights to some of our technologies, product candidates or products, and we may not be able to enter into such agreements, on acceptable terms, if at all. If we are unable to obtain additional funding on a timely basis, we may be required to curtail or terminate some or all of our development programs, including some or all of our product candidates.

We currently do not have sufficient cash to fully implement our business plan.

We have experienced a lack of adequate capital resources causing us to be unable to fully implement our full business plan. We believe that we need to raise or otherwise obtain additional financing beyond our current cash position in order to satisfy our existing obligations and fully implement our business plan. We do not expect to have positive cash flow until the end of 2023 or longer. If we are not successful in obtaining additional financing, including pursuant to this offering, we will not be able to fully implement our business plan and we may not be able to continue our operations.

We have a limited operating history and a history of operating losses, and expect to incur significant additional operating losses.

We began our business in 2017 and have a limited operating history. Although we have enlisted the assistance of pharmaceutical experts, our lack of experience may cause us to encounter unforeseen problems that could have a material adverse effect on our business and financial condition. Further, there is limited historical financial information upon which to base an evaluation of our performance.

The drug development and approval process is uncertain, time-consuming and expensive.

The process of obtaining and maintaining regulatory approvals for new therapeutic products is lengthy, expensive and uncertain. It also can vary substantially based on the type, complexity, and novelty of the product. We, or our co-development partners, must provide the FDA and foreign regulatory authorities with preclinical and clinical data demonstrating that our products are safe and effective before they can be approved for commercial sale. Clinical development, including preclinical testing, is a long, expensive and uncertain process. It may take us several years to complete our testing, and failure can occur at any stage of testing. Any preclinical or clinical test may fail to produce results satisfactory to the FDA. Preclinical and clinical data can be interpreted in different ways, which could delay, limit or prevent regulatory approval. Negative or inconclusive results from a preclinical study or clinical trial, adverse medical events during a clinical trial or safety issues resulting from products of the same class of drug could cause a preclinical study or clinical trial to be repeated or a program to be terminated, even if other studies or trials relating to the program are successful.

We will be required to sustain and further build our intellectual property rights.

We do not currently have any intellectual property rights in our name in respect of our current assets, and instead have rights in respect of our current assets through agreements with third parties. We intend to fully protect any product, formulation and process that we develop with appropriate intellectual property registrations. If we fail to sustain and further build our direct and indirect intellectual property rights, competitors will be able to take advantage of our research and development efforts to develop competing products. If we are not able to protect our proprietary technology, trade secrets, and know-how, our competitors may use our inventions to develop competing products. Our future patents and patent applications, even if granted, may not protect us against our competitors. Patent positions generally, including those of other pharmaceutical and biotechnology companies, are or will be generally uncertain and involve complex legal, scientific and factual questions. The standards which the United States Patent and Trademark Office uses to grant patents, and the standards which courts use to interpret patents, are not always applied predictably or uniformly and can change, particularly as new technologies develop. Consequently, the level of protection, if any, that will be provided by our direct or indirect patent rights from time to time if we attempt to enforce them, and they are challenged, is uncertain. In addition, the type and extent of patent claims that will be issued to us in the future is uncertain. Any patents that are issued may not contain claims that permit us to stop competitors from using similar technology.

In addition, we may also rely on unpatented technology, trade secrets, and confidential information. We may not be able to effectively protect our rights to this technology or information. Other parties may independently develop substantially equivalent information and techniques or otherwise gain access to or disclose our technology. We will generally require each of our employees, consultants, collaborators, and certain contractors to execute a confidentiality agreement at the commencement of an employment, consulting, collaborative, or contractual relationship with us. However, these agreements may not provide effective protection of our technology or information or, in the event of unauthorized use or disclosure, they may not provide adequate remedies.

Patent positions are often uncertain and involve complex legal and factual questions. In addition, the laws of some foreign countries do not protect proprietary rights to the same extent as the laws of the United States. Whether filed in the United States or abroad, our patent applications may be challenged or may fail to result in issued patents. In addition, any future patents we obtain may not be sufficiently broad to prevent others from practicing our technologies or from developing or commercializing competing products. Furthermore, others may independently develop or commercialize similar or alternative technologies or drugs, or design around our patents. Our patents may be challenged, invalidated or fail to provide us with any competitive advantages. We may not have the funds available to protect our patents or other technology; such protection is costly and can result in further litigation expenses.

If we do not obtain or we are unable to maintain adequate patent or trade secret protection for our products in the United States, competitors could duplicate them without repeating the extensive testing that we will be required to undertake to obtain approval of the products by the FDA. Regardless of any patent protection, under the current statutory framework the FDA is prohibited by law from approving any generic version of any of our products for a period of years that would be determined based on the nature of the product (i.e. an orphan drugs would get 7 years, a new chemical entity would get 5 years and a new clinical investigation would get 3 years). Upon the expiration of that period, or if that time period is altered, the FDA could approve a generic version of our product unless we have patent protection sufficient for us to block that generic version. Without sufficient patent protection, the applicant for a generic version of our product would be required only to conduct a relatively inexpensive study to show that its product is bioequivalent to our product and may not have to repeat the studies that we will need to conduct to demonstrate that the product is safe and effective. In the absence of adequate patent protection in other countries, competitors may similarly be able to obtain regulatory approval in those countries of products that duplicate our products.

We will be required to comply with our obligations in our intellectual property licenses and other agreements with third parties.

If we fail to comply with our obligations in our intellectual property licenses and other agreements with third parties, we could lose license rights that are important to our business. We are not currently party to any intellectual property license agreement with any third parties, but we anticipate that in-licensing and co-development will be strategies that we utilize as we continue to pursue our growth strategy. We expect to enter into licenses and co-development and other agreements in the future, and we expect these agreements to impose, various diligences, milestone payment, royalty, insurance and other obligations on us. If we fail to comply with these obligations, the licensor may have the right to terminate the license, in which event we might not be able to market any product that is covered by the licensed patents.

We may need to resort to litigation to enforce or defend our intellectual property rights, including any patents issued to us. If a competitor or collaborator files a patent application claiming technology also invented by us, in order to protect our rights, we may have to participate in an expensive and time-consuming interference proceeding before the United States Patent and Trademark Office. We cannot guarantee that our product candidates will be free of claims by third parties alleging that we have infringed their intellectual property rights. Third parties may assert that we are employing their proprietary technologies without authorization and they may resort to litigation to attempt to enforce their rights. Third parties may have or obtain patents in the future and claim that the use of our technology or any of our product candidates infringes their patents. We may not be able to develop or commercialize combination product candidates because of patent protection others have. Our business will be harmed if we cannot obtain a necessary or desirable license, can obtain such a license only on terms we consider to be unattractive or unacceptable, or if we are unable to redesign our product candidates or processes to avoid actual or potential patent or other intellectual property infringement. Obtaining, protecting and defending patent and other intellectual property rights can be expensive and may require us to incur substantial costs, including the diversion of management and technical personnel. An unfavorable ruling in patent or intellectual property litigation could subject us to significant liabilities to third parties, require us to cease developing, manufacturing or selling the affected products or using the affected processes, require us to license the disputed rights from third parties, or result in awards of substantial damages against us.

There can be no assurance that we would prevail in any intellectual property infringement action, will be able to obtain a license to any third-party intellectual property on commercially reasonable terms, successfully develop non-infringing alternatives on a timely basis, or license non-infringing alternatives, if any exist, on commercially reasonable terms. Any significant intellectual property impediment to our ability to develop and commercialize our products could seriously harm our business and prospects.

Patent litigation or other litigation in connection with our intellectual property rights may lead to publicity that may harm our reputation and the value of our common stock may decline.

During the course of any patent litigation, there may be public announcements of the results of hearings, motions, and other interim proceedings or developments in the litigation. If securities analysts or investors regard these announcements as negative, the value of our common stock may decline. General proclamations or statements by key public figures may also have a negative impact on the perceived value of our intellectual property.

Protecting and defending against intellectual property claims may have a material adverse effect on our business.

From time to time, we may receive notice that others have infringed on our proprietary rights or that we have infringed on the intellectual property rights of others. There can be no assurance that infringement or invalidity claims will not materially adversely affect our business, financial condition or results of operations. Regardless of the validity or the success of the assertion of claims, we could incur significant costs and diversion of resources in protecting or defending against claims, which could have a material adverse effect on our business, financial condition or results of operations. We may not have the funds or resources available to protect our intellectual property.

Our competitors and potential competitors may develop products and technologies that make ours less attractive or obsolete.

Many companies, universities, and research organizations developing competing product candidates have greater resources and significantly greater experience in financial, research and development, manufacturing, marketing, sales, distribution, and technical regulatory matters than we have. In addition, many competitors have greater name recognition and more extensive collaborative relationships. Our competitors could commence and complete clinical testing of their product candidates, obtain regulatory approvals, and begin commercial-scale manufacturing of their products faster than we or our co-development partners are able to for our products. They could develop products that would render our product candidates and co-development candidates, and those of our collaborators, obsolete and noncompetitive. If we are unable to compete effectively against these companies, then we may not be able to commercialize our product candidates or achieve a competitive position in the market. This would adversely affect our ability to generate revenues.

Competition in the biotechnology and pharmaceutical industries may result in competing products, superior marketing of other products and lower revenues or profits for us.

There are many companies that are seeking to develop products and therapies for the treatment of the same diseases that we are currently targeting. Many of our competitors have substantially greater financial, technical, human and other resources than we do and may be better equipped to develop, manufacture and market technologically superior products. In addition, many of these competitors have significantly greater experience than we do in undertaking preclinical testing and human clinical studies of new pharmaceutical products and in obtaining regulatory approvals of human therapeutic products. Accordingly, our competitors may succeed in obtaining FDA approval for superior products.

Other risks and uncertainties include:

•        our ability to successfully complete preclinical and clinical development of our products and services.

•        our ability to manufacture sufficient amounts of products for development and commercialization activities.

•        our ability to obtain, maintain and successfully enforce adequate patent and other proprietary rights protection of our products and services.

•        the scope, validity and enforceability of patents and other proprietary rights held by third parties and their impact on our ability to commercialize our products and services.

•        the accuracy of our estimates of the size and characteristics of the markets to be addressed by our products and services, including growth projections.

•        market acceptance of our products and services.

•        our ability to identify new patients for our products and services.

•        the accuracy of our information regarding the products and resources of our competitors and potential competitors.

•        the content and timing of submissions to and decisions made by the US Food and Drug Administration (FDA) and other regulatory agencies.

•        our ability to obtain reimbursement for our products and services from third-party payors, and the extent of such coverage.

•        our ability to establish and maintain strategic license, collaboration and distribution arrangements.

•        the continued funding of our collaborations and joint ventures, if any are ultimately established.

•        the possible disruption of our operations due to terrorist activities and armed conflict, including as a result of the disruption of operation of our subsidiaries and our customers, suppliers, distributors, couriers, collaborative partners, licensees and clinical trial sites.

Positive or timely results from preclinical studies and early clinical trials do not ensure positive or timely results in late-stage clinical trials or product approval by the FDA or any other regulatory authority. Product candidates that show positive preclinical or early clinical results often fail in later stage clinical trials. Data obtained from preclinical and clinical activities is susceptible to varying interpretations, which could delay, limit, or prevent regulatory approvals.

We have limited experience in conducting the clinical trials required to obtain regulatory approval. We may not be able to conduct clinical trials at preferred sites, enlist clinical investigators, enroll sufficient numbers of participants, or begin or successfully complete clinical trials in a timely fashion, if at all. Any failure to perform may delay or terminate the trials. Once Phase 1 human trials are initiated, the pre-defined clinical outcome(s) may not be achieved. As a result, additional clinical trials may be required if clinical trial results are negative or inconclusive, which will require us to incur additional costs and significant delays. If we do not receive the necessary regulatory approvals, we will not be able to generate product revenues and may not become profitable.

Risk Related to Regulation

The regulatory approval process is costly and lengthy, and we may not be able to successfully obtain all required regulatory approvals.

The preclinical development, clinical trials, manufacturing, marketing and labeling of pharmaceuticals are all subject to extensive regulation by numerous governmental authorities and agencies in the United States and other countries. We must obtain regulatory approval for each of our product candidates before marketing or selling any of them. It is not possible to predict how long the approval processes of the FDA or any other applicable federal or foreign regulatory authority or agency for any of our products will take or whether any such approvals ultimately will be granted. The FDA and foreign regulatory agencies have substantial discretion in the drug approval process, and positive results in preclinical testing or early phases of clinical studies offer no assurance of success in later phases of the approval process. Generally, preclinical and clinical testing of products can take many years and require the expenditure of substantial resources, and the data obtained from these tests and trials can be susceptible to varying interpretations that could delay, limit or prevent regulatory approval. If we encounter significant delays in the regulatory process that result in excessive costs, this may prevent us from continuing to develop our product candidates. Any delay in obtaining, or failure to obtain, approvals could adversely affect the marketing of our products and our ability to generate product revenue. The risks associated with the approval process include:

•        failure of our product candidates to meet a regulatory agency’s requirements for safety, efficacy and quality;

•        limitation on the indicated uses for which a product may be marketed;

•        unforeseen safety issues or side effects; and

•        governmental or regulatory delays and changes in regulatory requirements and guidelines.

Even if we receive regulatory approvals for marketing our product candidates, if we fail to comply with continuing regulatory requirements, we could lose our regulatory approvals, and our business would be adversely affected.

The FDA continues to review products even after they receive initial approval. If we receive approval to commercialize any product candidates, the manufacturing, marketing and sale of these drugs will be subject to continuing regulation, including compliance with quality systems regulations, good manufacturing practices, adverse event requirements, and prohibitions on promoting a product for unapproved uses. Enforcement actions resulting from our failure to comply with government and regulatory requirements could result in fines, suspension of approvals, withdrawal of approvals, product recalls, product seizures, mandatory operating restrictions, criminal prosecution, civil penalties and other actions that could impair the manufacturing, marketing and sale of our potential products and our ability to conduct our business.

Even if we are able to obtain regulatory approvals for any of our product candidates, if they exhibit harmful side effects after approval, our regulatory approvals could be revoked or otherwise negatively impacted, and we could be subject to costly and damaging product liability claims.

Even if we receive regulatory approval for our product candidates, we will have tested them in only a small number of patients during our clinical trials. If our applications for marketing are approved and more patients begin to use our product, new risks and side effects associated with our products may be discovered. As a result, regulatory authorities may revoke their approvals; we may be required to conduct additional clinical trials, make changes in labeling of our product, reformulate our product or make changes and obtain new approvals for our and our suppliers’ manufacturing facilities. We might have to withdraw or recall our products from the marketplace. We may also experience a significant drop in the potential sales of our product if and when regulatory approvals for such product are obtained, experience harm to our reputation in the marketplace or become subject to lawsuits, including class actions. Any of these results could decrease or prevent any sales of our approved product or substantially increase the costs and expenses of commercializing and marketing our product.

Healthcare reform measures could adversely affect our business.

The efforts of governmental and third-party payers to contain or reduce the costs of healthcare may adversely affect the business and financial condition of pharmaceutical companies. In the United States and in foreign jurisdictions there have been, and we expect that there will continue to be, a number of legislative and regulatory proposals aimed at changing the healthcare system. For example, in some countries other than the United States, pricing of prescription drugs is subject to government control, and we expect proposals to implement similar controls in the United States to continue. The pendency or approval of such proposals could result in a decrease in our common stock value or limit our ability to raise capital or to enter into collaborations or license rights to our products.

Federal legislation may increase the pressure to reduce prices of pharmaceutical products paid for by Medicare, which could adversely affect our revenues, if any.

The Medicare Prescription Drug Improvement and Modernization Act of 2003, or MMA, expanded Medicare coverage for drug purchases by the elderly and disabled beginning in 2006. The legislation uses formularies, preferred drug lists and similar mechanisms that may limit the number of drugs that will be covered in any therapeutic class or reduce the reimbursement for some of the drugs in a class. More recently, the Patient Protection and Affordable Care Act of 2010 also contained certain provisions with the potential to affect pricing of pharmaceutical products.

As a result of the expansion of legislation, including recent healthcare insurance legislation, and the expansion of federal coverage of drug products, we expect that there will be additional pressure to contain and reduce costs. These cost reduction initiatives could decrease the coverage and price that we receive for our products in the future and could seriously harm our business. While the MMA applies only to drug benefits for Medicare beneficiaries, private payers often follow Medicare coverage policy and payment limitations in setting their own reimbursement systems, and any limits on or reductions in reimbursement that occur in the Medicare program may result in similar limits on or reductions in payments from private payers.

Federal laws or regulations on drug importation could make lower cost versions of our future products available, which could adversely affect our revenues, if any.

The prices of some drugs are lower in other countries than in the United States because of government regulation and market conditions. Various proposals have been advanced to permit the importation of drugs from other countries to provide lower cost alternatives to the products available in the United States. In addition, the MMA requires the Secretary of Health and Human Services to promulgate regulations for drug reimportation from Canada into the United States under some circumstances, including when the drugs are sold at a lower price than in the United States. A prime example of the effort to provide safe, lower cost drugs to consumers is Safe Importation Action Plan that was released by the Department of Health and Human Services (HHS) and the Food and Drug Administration (FDA), which plan is describes steps the HHS and FDA will take to allow the safe importation of certain drugs originally intended for non-US markets. If the laws or regulations are changed to permit or more easily permit the importation of drugs into the United States in circumstances that are currently not permitted, such a change could have an adverse effect on our business by making available lower priced alternatives to our future products.

Failure to obtain regulatory and pricing approvals in foreign jurisdictions could delay or prevent commercialization of our products abroad.

If we succeed in developing any products, we intend to market them in the European Union and other foreign jurisdictions. In order to do so, we must obtain separate regulatory approvals and comply with numerous and varying regulatory requirements. The approval procedure varies among countries and can involve additional testing. The time required to obtain approval abroad may differ from that required to obtain FDA approval. The foreign regulatory approval process may include all of the risks associated with obtaining FDA approval and additional risks associated with requirements particular to those foreign jurisdictions where we will seek regulatory approval of our products. We may not obtain foreign regulatory approvals on a timely basis, if at all. Approval by the FDA does not ensure approval by regulatory authorities in other countries, and approval by one foreign regulatory authority does not ensure approval by regulatory authorities in other foreign countries or by the FDA. We and our collaborators may not be able to file for regulatory approvals and may not receive necessary approvals to commercialize our products in any market outside the United States. The failure to obtain these approvals could materially adversely affect our business, financial condition and results of operations.

Risks Related to Our Organization and Structure

Our holding company structure makes us dependent on our subsidiaries for our cash flow and could serve to subordinate the rights of our shareholders to the rights of creditors of our subsidiaries, in the event of an insolvency or liquidation of any such subsidiary.

Our company acts as a holding company and, accordingly, substantially all of our operations are conducted through our subsidiaries. Such subsidiaries will be separate and distinct legal entities. As a result, substantially all of our cash flow will depend upon the earnings of our subsidiaries. In addition, we will depend on the distribution of earnings, loans or other payments by our subsidiaries. No subsidiary will have any obligation to provide our company with funds for our payment obligations. If there is an insolvency, liquidation or other reorganization of any of our subsidiaries, our shareholders will have no right to proceed against their assets. Creditors of those subsidiaries will be entitled to payment in full from the sale or other disposal of the assets of those subsidiaries before our company, as a shareholder, would be entitled to receive any distribution from that sale or disposal.

The proposed Business Combination may not, if consummated, have the intended benefits.

There is no assurance that the Business Combination will be consummated, or that if it is consummated that Coeptis and Bull Horn will successfully operate as combined entities following the closing of the merger. Even if the Business Combination is consummated, there is no assurance that we, our stockholders or the stockholders of the Company will experience any benefits of the type that we expect to experience.

SHAREHOLDERS MEETING

Date, Time and Place of Shareholders Meeting

The Shareholders Meeting will be held at 10:00 a.m. Eastern time, on October 26, 2022, as a virtual meeting, or at such other date, time and place to which such meeting may be adjourned or postponed, to consider and vote upon the Proposals. You will be able to attend, vote your shares, and submit questions during the special meeting via a live webcast available at https://www.cstproxy.com/bullhornse/sme2022.

Purpose of the Shareholders Meeting

At the Shareholders Meeting, Bull Horn is asking holders of its ordinary shares:

•        To consider and vote upon the Domestication Proposal. The form of the Interim Charter of the Company to become effective upon the Domestication, is attached to this proxy statement/prospectus as Annex B;

•        To consider and vote upon the Business Combination Proposal. A copy of the Merger Agreement is attached to this proxy statement/prospectus as Annex A;

•        To consider and vote upon the 2022 Equity Incentive Plan Proposal. A copy of the 2022 Equity

         Incentive Plan is attached to this proxy statement/prospectus as Annex E;

•        To consider and vote upon each of the Charter Amendment Proposals;

•        To consider and vote upon the Director Election Proposal; and

•        To consider and vote upon the Adjournment Proposal, if it is presented at the Shareholders Meeting.

Recommendation of the Bull Horn Board with Respect to the Proposals

The Bull Horn Board determined unanimously that each of the Proposals is fair to and in the best interests of Bull Horn and its shareholders. The Bull Horn Board unanimously recommends that shareholders:

•        Vote “FOR” the Domestication Proposal;

•        Vote “FOR” the Business Combination Proposal;

•        Vote “FOR” the 2022 Equity Incentive Plan Proposal;

•        Vote “FOR” each of the Charter Amendment Proposals;

•        Vote “FOR” the election of each of the director nominees pursuant to the Director Election

         Proposal; and

•        Vote “FOR” the Adjournment Proposal, if it is presented at the Shareholders Meeting.

When you consider the recommendation of the Bull Horn Board to vote in favor of approval of the Proposals, you should keep in mind that Bull Horn’s directors and officers have interests in the Business Combination that may be different from or in addition to (and which may conflict with) your interests as a shareholder and may be incentivized to complete a business combination that is less favorable to shareholders rather than liquidating Bull Horn. These interests include, among other things:

•        Christopher Calise, Bull Horn’s Chief Financial Officer and Director, will be Bull Horn’s designee to the Company Board upon the Closing. As a director, in the future Mr. Calise may receive any cash fees, stock options or stock awards that the Company Board determines to pay to its directors;

•        unless Bull Horn consummates an initial business combination, Bull Horn’s officers, directors and the sponsor will not receive reimbursement for any out-of-pocket expenses incurred by them to the extent that such expenses exceed the amount of available proceeds not deposited in the trust account (as of June 30, 2022, none of Bull Horn’s officers and directors have incurred any out-of-pocket expenses, but such expenses may be incurred prior to consummation of the Business Combination);

•        as a condition to the IPO, pursuant to the Insider Letter Agreement, 1,875,000 of founder shares owned by the sponsor became subject to a lock-up whereby, subject to certain limited exceptions, agreed not to transfer, assign or sell 50% of the founder shares until the earlier of (i) six months after the date of the consummation of Bull Horn’s initial business combination or (ii) the date on which the closing price of Bull Horn’s ordinary shares equals or exceeds $12.50 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing after Bull Horn’s initial business combination and the remaining 50% of the founder shares may not be transferred, assigned or sold until six months after the date of the consummation of an initial business combination, or earlier, in either case, if, subsequent to an initial business combination, Bull Horn consummates a subsequent liquidation, merger, stock exchange or other similar transaction which results in all of Bull Horn shareholders having the right to exchange their ordinary shares for cash, securities or other property;

•        the sponsor paid an aggregate of $25,000 for its 1,875,000 founder shares and such securities will have a significantly higher value at the time of the Business Combination. Such shares had an aggregate market value of $18,900,000 based on the last sale price of $10.08 per share on Nasdaq on June 30, 2022;

•        the sponsor paid an aggregate of $2,625,000 for 2,625,000 Private Placement Warrants at a price of $1.00 per warrant in the Private Placement consummated simultaneously with the IPO, which warrants will be worthless if an initial business combination is not consummated. Such Private Placement Warrants had an aggregate market value of $99,750 based on the last sale price of $0.038 per warrant on Nasdaq on June 30, 2022;

•        the sponsor has agreed not to redeem any of their founder shares in connection with a stockholder vote to approve a proposed initial business combination;

•        in connection with the extension of the date of Bull Horn’s termination date from May 3, 2022 to November 3, 2022, the sponsor agreed to lend Bull Horn $66,667 (or approximately $0.02 per public share that remains outstanding) per month, up to $400,000 in aggregate, to deposit into the trust account;

•        the sponsor has agreed to lend Bull Horn up to $500,000 as a working capital loan, which loan will only be repaid if the Business Combination is consummated;

•        if Bull Horn does not complete an initial business combination by November 3, 2022, a portion of the proceeds from the sale of the Private Placement Warrants will be included in the liquidating distribution to Bull Horn’s public shareholders and the Private Placement Warrants will expire worthless and Bull Horn may not be able to pay back the loan by the sponsor in connection with the extension of Bull Horn’s termination date; and

•        if the trust account is liquidated, including in the event Bull Horn is unable to complete an initial business combination within the required time period, the sponsor has agreed that it will be liable to Bull Horn, if and to the extent any claims by a vendor for services rendered or products sold to Bull Horn, or a prospective target business with which Bull Horn has discussed entering into a transaction agreement, reduce the amounts in the trust account to below $10.10 per share, except as to any claims by a third party who executed a waiver of any and all rights to seek access to the trust account and except as to any claims under Bull Horn’s indemnity of the underwriters of Bull Horn’s IPO against certain liabilities, including liabilities under the Securities Act.

As of June 30, 2022, the sponsor and its affiliates had an aggregate of $19,374,751 at risk that depends on completion of an initial business combination, including $18,999,750 it invested in securities and, $375,001 of unpaid loans. As of June 30, 2022, there was no unreimbursed out-of-pocket expenses incurred by the sponsor or its affiliates.

Record Date; Outstanding Shares; Shareholders Entitled to Vote

Bull Horn has fixed the close of business on September 1, 2022, as the Record Date for determining the Bull Horn shareholders entitled to notice of and to attend and vote at the Shareholders Meeting. As of the close of business on such date, there were 5,116,414 ordinary shares outstanding and entitled to vote. Each ordinary share is entitled to one vote per share at the Shareholders Meeting.

Pursuant to the Insider Letter Agreement, the 1,875,000 founder shares owned by the sponsor will be voted in favor of all of the Proposals.

If your shares or warrants are held in “street name” or are in a margin or similar account, you should contact your broker to ensure that votes related to the Public Warrants you beneficially own are properly counted. If you wish to attend the Shareholders Meeting and vote in person virtually and your shares or warrants are held in “street name,” you must obtain a legal proxy from your broker, bank or nominee. That is the only way Bull Horn can be sure that the broker, bank or nominee has not already voted your shares or warrants.

Quorum and Required Vote

A quorum of Bull Horn shareholders is necessary to hold the Shareholders Meeting. The presence, in person virtually or by proxy, of Bull Horn shareholders representing not less than 50% of the ordinary shares issued and outstanding on the Record Date and entitled to vote on the Proposals to be considered at the Shareholders Meeting will constitute a quorum for the Shareholders Meeting.

Each of the Domestication Proposal, the Business Combination Proposal, the 2022 Equity Incentive Plan Proposal, the Director Election Proposal and each of the Charter Amendment Proposals is interdependent upon the others and must be approved in order for Bull Horn to complete the Business Combination as contemplated by the Merger Agreement. All Proposals will require the affirmative vote of the holders of a majority of the Bull Horn Shares that are present and vote at the Shareholders Meeting. If any of the Domestication Proposal, the Business Combination Proposal, the 2022 Equity Incentive Plan Proposal, the Director Election Proposal, or any of the Charter Amendment Proposals fail to receive the required approval, none of the Proposals will be approved and the Business Combination will not be completed.

Voting Your Shares

Each Bull Horn Share that you own in your name entitles you to one vote. If you are a record owner of your shares, there are two ways to vote your Bull Horn Shares at the Shareholders Meeting:

You Can Vote By Signing and Returning the Enclosed Proxy Card.    If you vote by proxy card, your “proxy,” whose name is listed on the proxy card, will vote your shares as you instruct on the proxy card. If you sign and return the proxy card but do not give instructions on how to vote your shares, your shares will be voted as recommended by the Bull Horn Board “FOR” the Domestication Proposal, the Business Combination Proposal, the 2022 Equity Incentive Plan Proposal, each of the Charter Amendment Proposals, the Director Election Proposal and the Adjournment Proposal (if presented). Votes received after a matter has been voted upon at the Shareholders Meeting will not be counted.

You Can Attend the Shareholders Meeting and Vote in Person.    When you attend, you will receive a ballot that you may use to cast your vote.

If your shares or warrants are held in “street name” or are in a margin or similar account, you should contact your broker to ensure that votes related to the shares you beneficially own are properly counted. If you wish to attend the Shareholders Meeting and vote in person virtually and your shares are held in “street name,” you must obtain a legal proxy from your broker, bank or nominee. That is the only way Bull Horn can be sure that the broker, bank or nominee has not already voted your shares or warrants.

Abstentions and Broker Non-Votes

Abstentions and broker non-votes, while considered present for the purposes of establishing a quorum, are not treated as votes cast.

Ownership of and Voting by Bull Horn’s Sponsor, Directors and Officers

The sponsor, current directors and officers of Bull Horn own an aggregate of 1,875,000 ordinary shares of Bull Horn, and they have agreed to vote those shares in favor of each of the Proposals at the Shareholders Meeting.

Revoking Your Proxy; Changing Your Vote

If you are a record owner of your shares and you give a proxy, you may change or revoke it at any time before it is exercised by doing any one of the following:

•        you may send another proxy card with a later date;

•        you may notify Bull Horn’s secretary in writing before the Shareholders Meeting that you have revoked your proxy; or

•        You may attend the Shareholders Meeting, revoke your proxy and vote in person virtually as described above.

If your shares are held in “street name” or are in a margin or similar account, you should contact your broker for information on how to change or revoke your voting instructions.

Redemption Rights

Public shareholders may seek to have their shares redeemed by Bull Horn, regardless of whether they vote for or against the Business Combination or any other Proposals and whether they held Bull Horn ordinary shares as of the Record Date or acquired them after the Record Date. Any public shareholder who holds ordinary shares of Bull Horn on or before October 24, 2022 (two (2) business days before the Shareholders Meeting) will have the right to demand that his or her shares be redeemed for a full pro rata share of the aggregate amount then on deposit in the trust account, less any taxes then due but not yet paid. For illustrative purposes, based on the funds in the trust account of approximately $33.3 million on September 27, 2022, the estimated per share Redemption Price would have been approximately $10.26. A public shareholder that has properly tendered his or her shares for Redemption will be entitled to receive his or her pro rata portion of the aggregate amount then on deposit in the trust account in cash for such shares only if the Business Combination is completed. If the Business Combination is not completed, the Redemptions will be canceled and the tendered shares will be returned to the relevant public shareholders as appropriate.

Bull Horn shareholders who seek to redeem their public shares must demand Redemption no later than 5:00 p.m., Eastern time on October 24, 2022 (two (2) business days before the Shareholders Meeting) by (A) submitting a written request to the Transfer Agent that Bull Horn redeem such holder’s public shares for cash; (B) affirmatively certifying in such request to the Transfer Agent for Redemption if such holder is acting in concert or as a “group” (as defined in Section 13d-3 of the Exchange Act) with any other shareholder with respect to ordinary shares of Bull Horn and (C) delivering their ordinary shares, either physically or electronically using The Depository Trust Company’s DWAC System, at the holder’s option, to the Transfer Agent prior to the Shareholders Meeting. If you hold the shares in street name, you will have to coordinate with your broker to have your shares certificated or delivered electronically. Certificates that have not been tendered to the Transfer Agent (either physically or electronically) in accordance with these procedures will not be redeemed for cash. There is a nominal cost associated with this tendering process and the act of certificating the shares or delivering them through the DWAC system. The Transfer Agent will typically charge the tendering broker a nominal fee and it would be up to the broker whether or not to pass this cost on to the redeeming shareholder. In the event the Business Combination is not completed, this may result in an additional cost to shareholders for the return of their shares.

Any demand to redeem such shares once made may be withdrawn at any time up to the vote on the Business Combination. Furthermore, if a public shareholder demands Redemption of such shares and subsequently decides prior to the applicable date not to elect to exercise such rights, he or she may simply request that the Transfer Agent return the shares (physically or electronically).

A public shareholder will be entitled to receive cash for these shares only if the shareholder properly demands Redemption as described above and the Business Combination is completed. If a public shareholder properly seeks Redemption and the Business Combination is completed, Bull Horn will redeem these shares for cash and the holder will no longer own these shares following the Business Combination. If the Business Combination is not completed for any reason, then the public shareholders who exercised their Redemption Rights will not be entitled to receive cash for their shares. In such case, Bull Horn will promptly return any shares delivered by the public shareholders. Bull Horn and Coeptis will not complete the Business Combination if, immediately prior to the Closing and after payment of all transaction and other expenses payable by Bull Horn and payments for Redemptions (but without regard to any assets or liabilities of Coeptis), Bull Horn does not have net tangible assets of at least $5,000,001. For more information, see the section entitled “Proposal 2: The Business Combination Proposal — The Merger Agreement — Closing Conditions.”

The closing price of Bull Horn ordinary shares on September 28, 2022 was $10.17. The fund held in the trust account as of June 30, 2022 was approximately $10.18 per public share. Prior to exercising Redemption Rights, shareholders should verify the market price of Bull Horn Shares as they may receive higher proceeds from the sale of their shares in the public market than from exercising their Redemption Rights if the market price per share is higher than the Redemption Price. Bull Horn cannot assure its shareholders that they will be able to sell their Bull Horn Shares in the open market, even if the market price per share is higher than the Redemption Price stated above, as there may not be sufficient liquidity in its securities when its shareholders wish to sell their shares. A public shareholder who properly exercises its Redemption Rights pursuant to the procedures set forth herein will be entitled to receive a full pro rata portion of the aggregate amount then on deposit in the trust account, less any amounts necessary to pay Bull Horn’s taxes.

Notwithstanding the foregoing, a public shareholder, together with any affiliate of his, her, its or any other person with whom he, she or it is acting in concert or as a “group” (as defined in Section 13(d)(3) of the Exchange Act) will be restricted from seeking Redemption Rights with respect to 15% or more of Bull Horn’s public shares. Accordingly, any shares held by a public shareholder or “group” in excess of such 15% cap will not be redeemed by Bull Horn.

Pursuant to the Insider Letter Agreement, the sponsor has waived all of its Redemption Rights and will not have Redemption Rights with respect to any Bull Horn Shares owned by it, directly or indirectly.

Appraisal Rights

Bull Horn’s shareholders do not have appraisal rights under the Companies Act or otherwise in connection with the Business Combination Proposal or the other Proposals.

If the Business Combination is completed, Coeptis stockholders who do not vote in favor of the Business Combination are entitled to appraisal rights under Section 262 of the DGCL (“Section 262”) provided that they comply with the conditions established by Section 262.

This statement does not constitute the formal notice to the Coeptis stockholders of the availability of appraisal rights in connection with the Business Combination. Rather, such formal notice will be given after the Merger Agreement has been adopted by the requisite vote of the Coeptis stockholders.

The following is intended as a brief summary of the material provisions of the statutory procedures required to be followed properly and in a timely manner by a Coeptis stockholder in order to exercise and perfect appraisal rights. This summary, however, is not a complete statement of all applicable requirements and is qualified in its entirety by reference to Section 262, the full text of which is attached hereto as Annex F. All references in Section 262 and in this summary to a “stockholder” or “holders of shares” are to the record holder of shares of Coeptis capital stock immediately prior to the effective time of the Business Combination as to which appraisal rights are asserted, unless otherwise indicated.

Under Section 262, where a merger agreement relating to a proposed merger is to be submitted for approval at a meeting of stockholders, as is the case here, Coeptis, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant under Section 262, that appraisal rights are available for any or all of the Coeptis shares, and shall include in such notice a copy of Section 262. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to Coeptis, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder’s shares. Such demand will be sufficient if it reasonably informs Coeptis of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each Coeptis stockholder who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective.

Pursuant to Section 262, Coeptis stockholders who (a) are holders of record of shares of capital stock of Coeptis on the date of making a demand for appraisal of their shares, (b) continuously hold the shares through the effective time of the Business Combination, (c) do not vote in favor of the Business Combination nor consent thereto in writing, (d) comply with the other requirements of Section 262 and (e) have not waived their appraisal rights, will be entitled to have their shares of Coeptis capital stock appraised by the Delaware Court of Chancery and to receive payment of the “fair value” of such shares, exclusive of any element of value arising from the accomplishment or expectation of the Business Combination, together with interest, if any, as determined by the court.

All written demands for appraisal should be addressed to Coeptis at 105 Bradford Road, Suite 420, Wexford, PA 15090. Failure to vote in favor of the Business Combination will not in and of itself constitute a written demand for appraisal satisfying the requirements of Section 262.

If a Coeptis stockholder fails to deliver a written demand for appraisal within the time period specified above, such stockholder will be entitled to receive the Merger Consideration for his, her or its shares of Coeptis capital stock as provided for in the Merger Agreement, but such stockholder will have no appraisal rights with respect to his, her or its shares of Coeptis capital stock.

To be effective, a demand for appraisal by a Coeptis stockholder must be made by, or in the name of, such Coeptis stockholder and must reasonably inform the Company of the identity of the stockholder of record and that such stockholder intends thereby to demand appraisal of his, her or its shares. A demand for appraisal should be executed by or on behalf of the holder of record, fully and correctly, as such holder’s name appears in Coeptis’ records. Beneficial owners who do not also hold the shares of Coeptis capital stock of record may not directly make appraisal demands to the Company. The beneficial holder must, in such cases, have the registered owner, such as a brokerage firm, bank, trust or other nominee, submit the required demand in respect of those shares. If shares of Coeptis capital stock are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of a demand for appraisal should be made by or for the fiduciary, and if the shares of Coeptis capital stock are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand should be executed by or for all joint owners. An authorized agent, including an authorized agent for two or more joint owners, may execute the demand for appraisal for a stockholder of record, provided that the agent must identify the record owner or owners, and expressly disclose the fact that, in executing the demand, he or she is acting as agent for the record owner.

A record owner, such as a broker, who holds shares of Coeptis capital stock as a nominee for others, may exercise his or her right of appraisal with respect to the shares of Coeptis capital stock held for one or more beneficial owners, while not exercising this right for other beneficial owners. In that case, the written demand should state the number of shares of Coeptis capital stock as to which appraisal is sought. Where no number of shares is expressly stated, the demand will be presumed to cover all shares held in the name of the record owner.

Within 120 days after the effective time of the Business Combination, any Coeptis stockholder who has complied with the requirements for exercising appraisal rights will, upon written request to the Company, be entitled to receive a written statement setting forth the aggregate number of shares not voted in favor of the adoption of the Merger Agreement and with respect to which demands for appraisal have been received, and the aggregate number of holders of such shares. A person who is the beneficial owner of shares of Coeptis capital stock held in a voting trust or by a nominee on behalf of such person may, in such person’s own name, request from the Company the statement described in the previous sentence. Such written statement will be mailed to the requesting Coeptis stockholder within 10 days after such written request is received by the Company or within 10 days after expiration of the period for delivery of demands for appraisal, whichever is later.

Within 120 days after the effective time of the Business Combination, but not thereafter, either the Company or any Coeptis stockholder who has complied with the requirements of Section 262, and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Delaware Court of Chancery demanding a determination of the fair value of the shares of Coeptis capital stock held by all such stockholders. A person who is the beneficial owner of shares of Coeptis capital stock held in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file the petition described in the previous sentence. Upon the filing of the petition by a Coeptis stockholder, service of a copy of such petition must be made upon the Company, as the surviving corporation. If no such petition is filed, appraisal rights will be lost for all stockholders who had previously demanded appraisal of their shares. The Company has no obligation to file such a petition if a Coeptis stockholder demands appraisal. Accordingly, the failure of a Coeptis stockholder to file such a petition within the period specified could nullify the Coeptis stockholder’s previously written demand for appraisal. There is no present intent on the part of Coeptis to file an appraisal petition, and Coeptis stockholders seeking to exercise appraisal rights should not assume that Coeptis will file such a petition or that Coeptis will initiate any negotiations with respect to the fair value of such shares. Accordingly, Coeptis stockholders who desire to have their shares appraised should initiate any petitions necessary for the perfection of their appraisal rights within the time periods and in the manner prescribed in Section 262.

If a petition for appraisal is timely filed by a Coeptis stockholder and a copy of the petition is delivered to the Company, the Company will then be obligated, within 20 days after receiving service of a copy of the petition, to file with the Delaware Register in Chancery a duly verified list containing the names and addresses of all Coeptis stockholders who have demanded an appraisal of their shares, and with whom agreements as to the value of their shares have not been reached by the Company. After notice is made to such Coeptis stockholders as required by the Delaware Court of Chancery, the Delaware Court of Chancery is empowered to conduct a hearing upon the petition to determine those Coeptis stockholders who have complied with Section 262 and who have become entitled to the appraisal rights thereunder. Under Delaware law, the Delaware Court of Chancery may require stockholders who have demanded appraisal of their shares and who hold stock represented by certificates to submit their stock certificates to the Delaware Register in Chancery for notation thereon of the pendency of the appraisal proceedings, and if any such stockholder who holds stock represented by certificates fails to comply with that direction, the Delaware Court of Chancery may dismiss the proceedings as to that stockholder. Upon application by the Company or by any Coeptis stockholder entitled to participate in the appraisal proceeding, the Delaware Court of Chancery may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the Coeptis stockholders entitled to an appraisal. Any stockholder whose name appears on the verified list filed by the Company and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under Section 262. After the Delaware Court of Chancery determines which Coeptis stockholders are entitled to appraisal of their shares of Coeptis capital stock, the appraisal proceeding will be conducted in accordance with the rules of the Delaware Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding, the Delaware Court of Chancery will appraise the shares of Coeptis capital stock, determining the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the Business Combination, together with interest, if any, to be paid upon the amount determined to be the fair value. Stockholders considering seeking appraisal should be aware that the fair value of their shares of Coeptis capital stock as determined under Section 262 of the DGCL could be more than, the same as or less than the consideration such stockholders would receive pursuant to the Merger Agreement if they did not seek appraisal of their shares of Coeptis capital stock.

In Weinberger v. UOP, Inc., the Delaware Supreme Court stated that “proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court” should be considered in appraisal proceedings and that “[f]air price obviously requires consideration of all relevant factors involving the value of a company.” The Delaware Supreme Court has stated that in making this determination of fair value, the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts which could be ascertained as of the date of the merger which throw any light on future prospects of the merged corporation. Section 262 provides that fair value is to be “exclusive of any element of value arising from the accomplishment or expectation of the merger.” In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a “narrow exclusion [that] does not encompass known elements of value,” but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Delaware Supreme Court also stated that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered.”

Unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown, interest from the effective date of the Business Combination through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during such period between the effective date of the Business Combination and the date of payment of the judgment; provided, however that at any time before the entry of judgment in the proceedings, the Company may pay to each Coeptis stockholder entitled to appraisal an amount in cash, in which case interest will accrue thereafter only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Delaware Court of Chancery, and (2) interest theretofore accrued, unless paid at that time. The Company is under no obligation to make such voluntary cash payment prior to such entry of judgment.

Costs of the appraisal proceeding (which do not include attorneys’ fees or the fees and expenses of experts) may be imposed upon the Company and Coeptis stockholders participating in the appraisal proceeding by the Delaware Court of Chancery as the Court deems equitable in the circumstances. Upon the application of a Coeptis stockholder, the Delaware Court of Chancery may order all or a portion of the expenses incurred by any Coeptis stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorneys’ fees and the fees and expenses of experts, to be charged pro rata against the value of all shares entitled to appraisal.

Any Coeptis stockholder who had demanded appraisal rights will not, after the effective time of the Business Combination, be entitled to vote shares subject to that demand for any purpose, or to receive payments of dividends or any other distribution with respect to those shares, other than with respect to payment as of a record date prior to the effective time of the Business Combination. If any stockholder who demands appraisal of shares of Coeptis capital stock under Section 262 fails to perfect, effectively withdraws or otherwise loses such holder’s right to appraisal with respect to such shares, such shares will be deemed to have been converted at the effective time of the Business Combination into the right to receive the consideration provided pursuant to the Merger Agreement, without interest, upon the terms and conditions set forth therein.

If no petition for appraisal is filed within 120 days after the effective time of the Business Combination, or if a Coeptis stockholder votes in favor of the adoption of the Merger Agreement or effectively withdraws his, her or its demand for appraisal, then the right of that Coeptis stockholder to appraisal will cease and that Coeptis stockholder will be entitled to receive the consideration for shares of his, her or its shares of Coeptis capital stock pursuant to the Merger Agreement. A holder, who has not commenced and appraisal proceeding or joined that proceeding as a named party, may withdraw his or her demand for appraisal by delivering to the Company a written withdrawal of his or her demand for appraisal and acceptance of the Business Combination, except that any such attempt to withdraw made more than 60 days after the effective date of the Business Combination will require the written approval of the Company. No appraisal proceeding in the Delaware Court of Chancery will be dismissed as to any stockholder without the approval of the Delaware Court of Chancery, and such approval may be conditioned upon such terms as the Delaware Court of Chancery deems just, provided, however, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party will have the right to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the Business Combination within 60 days after the effective date of the Business Combination.

The preceding discussion is not a complete statement of the law pertaining to appraisal rights under Section 262 and is qualified in its entirety by reference to Section 262 of the DGCL, the full text of which is attached hereto as Annex F.

ALL COEPTIS STOCKHOLDERS THAT DO NOT WISH TO VOTE IN FAVOR OF THE ADOPTION OF THE MERGER AGREEMENT AND THE APPROVAL OF THE BUSINESS COMBINATION, AND WISH TO EXERCISE APPRAISAL RIGHTS PURSUANT TO THE DGCL OR THAT WISH TO PRESERVE THEIR RIGHT TO DO SO SHOULD CAREFULLY REVIEW ANNEX F, SINCE FAILURE TO COMPLY WITH THE PROCEDURES SET FORTH THEREIN WILL RESULT IN THE LOSS OF SUCH RIGHTS.

COEPTIS STOCKHOLDERS CONSIDERING SEEKING APPRAISAL SHOULD BE AWARE THAT THE FAIR VALUE OF THEIR SHARES AS DETERMINED UNDER SECTION 262 COULD BE MORE THAN, THE SAME AS OR LESS THAN THE MERGER CONSIDERATION THEY WOULD RECEIVE PURSUANT TO THE MERGER AGREEMENT IF THEY DID NOT SEEK APPRAISAL OF THEIR SHARES. COEPTIS STOCKHOLDERS WHO PERFECT THEIR APPRAISAL RIGHTS AND WHO DO NOT SUBSEQUENTLY EFFECTIVELY WITHDRAW OR OTHERWISE LOSE THEIR APPRAISAL RIGHTS WILL BE ENTITLED TO NO CONSIDERATION UNDER THE MERGER AGREEMENT.

FAILURE TO COMPLY STRICTLY WITH ALL OF THE PROCEDURES SET FORTH IN SECTION 262 WILL RESULT IN THE LOSS OF A COEPTIS STOCKHOLDER’S STATUTORY APPRAISAL RIGHTS THEREUNDER. CONSEQUENTLY, ANY COEPTIS STOCKHOLDER WISHING TO EXERCISE APPRAISAL RIGHTS IS URGED TO CONSULT LEGAL COUNSEL.

Proxy Solicitation

Bull Horn is soliciting proxies on behalf of the Bull Horn Board. This solicitation is being made by mail but also may be made by telephone or in person virtually. Bull Horn and its directors, officers and employees may also solicit proxies in person virtually, by telephone or by other electronic means. Bull Horn will bear all of the costs of the solicitation, which Bull Horn estimates will be approximately $11,500 in the aggregate. Bull Horn has engaged Advantage Proxy, Inc. as proxy solicitor to assist in the solicitation of proxies.

Bull Horn will ask banks, brokers and other institutions, nominees and fiduciaries to forward the proxy materials to their principals and to obtain their authority to execute proxies and voting instructions. Bull Horn will reimburse them for their reasonable expenses.

If a shareholder grants a proxy, it may still vote its shares in person virtually if it revokes its proxy before the Shareholders Meeting. A shareholder may also change its vote by submitting a later-dated proxy as described in the section entitled “— Revoking Your Proxy; Changing Your Vote.”

Householding

The SEC has adopted a rule concerning the delivery of annual reports and proxy statements. It permits Bull Horn, with your permission, to send a single notice of meeting and, to the extent requested, a single copy of this proxy statement/prospectus to any household at which two or more Bull Horn shareholders reside if they appear to be members of the same family. This rule is called “householding,” and its purpose is to help reduce printing and mailing costs of proxy materials.

A number of brokerage firms have instituted householding for shares held in “street name.” If you and members of your household have multiple accounts holding ordinary shares of Bull Horn, you may have received a householding notification from your broker. Please contact your broker directly if you have questions, require additional copies of this proxy statement/prospectus or wish to revoke your decision to household. These options are available to you at any time.

Who Can Answer Your Questions About Voting Your Shares and Public Warrants?

If you are a holder of Bull Horn’s ordinary shares and have any questions about how to vote or direct a vote in respect of your securities, you may call Advantage Proxy, Inc., Bull Horn’s proxy solicitor, at (877) 870-8565 (toll free); or email at ksmith@advantageproxy.com.

PROPOSAL 1: THE DOMESTICATION PROPOSAL

Summary of the Proposal

General

Bull Horn is proposing to change its domicile by continuing out of the British Virgin Islands, as a business company incorporated under the laws of the British Virgin Islands into the State of Delaware to become a corporation incorporated under the laws of the State of Delaware. This change will be implemented as a legal continuation of Bull Horn under the applicable laws of British Virgin Islands and the State of Delaware as described under “— Manner of Effecting the Domestication and the Legal Effect of the Domestication.”

The Domestication will be effected by the filing of a notice of continuation out of the British Virgin Islands with the British Virgin Islands Registrar of Corporate Affairs and the filing of a Certificate of Corporate Domestication and the Certificate of Incorporation with the Delaware Secretary of State. In connection with the Domestication, all outstanding securities of Bull Horn will convert to outstanding securities of the continuing Delaware corporation. In connection with the Domestication, Bull Horn will adopt the Interim Charter which will replace or remove certain provisions of the Current Charter which are no longer valid or otherwise applicable as a result of the Domestication (but without substantively changing such ongoing rights) and file the same with the Secretary of State of the State of Delaware. The following table sets forth a summary of the principal changes proposed to be made between the Current Charter and the Interim Charter. The summary is qualified by reference to the complete text of the Interim Charter, a copy of which is attached to this proxy statement/prospectus as Annex B. All shareholders are encouraged to read the Interim Charter in its entirety for a more complete description of its terms.

	Current Charter	Interim Charter
Provisions Specific to a British Virgin Islands Company

Regulation 8.2: Upon the written request of the Members entitled to exercise 30 percent or more of the voting rights in respect of the matter for which the meeting is requested the Directors shall convene a meeting of Members.

Not applicable.

Regulation 8.3: The Director convening a meeting of Members shall give not less than 10 nor more than 60 days’ written notice of such meeting to: (a) those Members whose names on the date the notice is given appear as Members in the share register of Bull Horn and are entitled to vote at the meeting; and (b) the other Directors Regulation 10.6 Subject to Regulation 23.7, the Directors may by Resolution of Directors exercise all the powers of Bull Horn to incur indebtedness, liabilities or obligations and to secure indebtedness, liabilities or obligations whether of Bull Horn or of any third party, provided always that if the same occurs prior to the consummation of a Business Combination, Bull Horn must first obtain from the lender a waiver of any right, title, interest or claim of any kind in or to any monies held in the trust account.

Capitalization	Clause 5.1: There is one class of ordinary shares with no par value and then there are five classes of preferred shares with no par value.	• There is common stock with a par value of $0.0001 per share and blank check preferred stock with a par value of $0.0001 per share.

	Current Charter	Interim Charter

Clause 8: Rights not varied by the issue of pari passu: The rights conferred upon the holders of the Shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the Shares of that class, be deemed to be varied by the creation or issue of further Shares ranking pari passu therewith.

•   Rights and options: Bull Horn has the authority to create and issue rights, warrants and options or convertible securities entitling the holders thereof to subscribe for, purchase or receive shares of any class or series of Bull Horn’s capital stock or other securities of the Corporation, and such rights, warrants and options shall be evidenced by instrument(s) approved by the Board. The Board is hereby expressly authorized to set the exercise price, duration, times for exercise and other terms and conditions of such rights, warrants or options; provided, however, that the consideration to be received for any shares of capital stock subject thereto may not be less than the par value thereof.

Provisions Specific to a Delaware Corporation	Not applicable.

•   Section 8.01 Meetings. Subject to the rights of the holders of any outstanding series of the Preferred Stock, and to the requirements of applicable law, special meetings of shareholders of the Corporation may be called only by the chairman of the Board, chief executive officer or president of the Corporation, or the Board pursuant to a resolution adopted by a majority of the Board, and the shareholders shall have no right to call a special meeting.

•   Section 8.02 Advance Notice. Advance notice of shareholder nominations for the election of directors and of business to be brought by shareholders before any meeting of the shareholders of the Corporation shall be given in the manner provided in the Bylaws.

•   Section 8.03 Action by Written Consent. Any action required or permitted to be taken by the stockholders of the Corporation may be effected by written consent of the stockholders holding the requisite number of shares required to approve such action.

You should note that not only will the Interim Charter preserve the existing rights of Bull Horn ordinary shares, but also that the existing provisions of the Current Charter (including Regulation 23 of the Current Charter and those other provisions which cannot be amended prior to the Closing or made subject to certain restrictions or amendment) will be replicated or substantively replicated in the Interim Charter. At the effective time of the Domestication under the applicable laws, Bull Horn will cease to be a business company incorporated under the laws of the British Virgin Islands and will become and continue as a Delaware corporation. On such continuation, the Current Charter will be replaced by the Interim Charter and your rights as a shareholder will cease to be governed by the laws of the British Virgin Islands and you will become a stockholder of Bull Horn with all rights as such governed by Delaware law.

Reasons for the Domestication

The Bull Horn Board believes that it would be in the best interests of Bull Horn, immediately prior to the completion of the Business Combination, to effect the Domestication. The primary reason for the Domestication is to enable Bull Horn to avoid certain taxes that would be imposed on Bull Horn if Bull Horn were to conduct an operating business in the United States as a foreign corporation following the Business Combination.

In addition, because Bull Horn will operate within the United States following the Business Combination, it was the view of the Bull Horn Board that Bull Horn should also be structured as a corporation organized in the United States. In addition, the Bull Horn Board believes Delaware provides a recognized body of corporate law that will facilitate corporate governance by Bull Horn’s officers and directors. Delaware maintains a favorable legal and regulatory environment in which to operate. For many years, Delaware has followed a policy of encouraging companies to incorporate there and, in furtherance of that policy, has adopted comprehensive, modern and flexible corporate laws that are regularly updated and revised to meet changing business needs. As a result, many corporations have initially chosen Delaware as their domicile or have subsequently reincorporated in Delaware in a manner similar to the procedures Bull Horn is proposing. Due to Delaware’s longstanding policy of encouraging incorporation in that state and consequently its popularity as the state of incorporation, the Delaware courts have developed a considerable expertise in dealing with corporate issues and a substantial body of case law has developed construing the DGCL and establishing public policies with respect to Delaware corporations. It is anticipated that the DGCL will continue to be interpreted and explained in a number of significant court decisions that may provide greater predictability with respect to Bull Horn’s corporate legal affairs.

Regulatory Approvals; Third Party Consents

Bull Horn is not required to make any filings or to obtain any approvals or clearances from any antitrust regulatory authorities in the United States or other countries in order to complete the Domestication; however, because the Domestication must occur simultaneously with the Merger, it will not occur unless the Merger can be completed, which will require the approvals as described below under the section entitled “Proposal 2: The Business Combination Proposal.” Bull Horn must comply with applicable United States federal and state securities laws in connection with the Domestication, including the filing with Nasdaq of a press release disclosing the Domestication, among other things.

The Domestication will not breach any covenants or agreements binding upon Bull Horn and will not be subject to any additional federal or state regulatory requirements, except compliance with the laws of the British Virgin Islands and Delaware necessary to effect the Domestication.

Certificate of Incorporation

Commencing with the effective time of the Domestication under the applicable law, the Interim Charter will govern the rights of stockholders in Bull Horn.

Material U.S. Federal Income Tax Consequences of the Domestication to Bull Horn Shareholders

The following discussion sets forth the material U.S. federal income tax consequences of the Domestication to the U.S. Holders (as defined below) of Bull Horn Shares. The following discussion also summarizes (i) the tax consequences to U.S. Holders and Non-U.S. Holders (as defined below) of Bull Horn Shares that elect to have their Bull Horn Shares redeemed for cash if the Business Combination is completed and (ii) the tax consequences for

Non-U.S. Holders of owning and disposing of the Domestication. The following discussion is the opinion of Ellenoff Grossman & Schole LLP. The information set forth in this section is based on the Code, its legislative history, final, temporary and proposed treasury regulations promulgated thereunder (“Treasury Regulations”), published rulings and court decisions, all as currently in effect. These authorities are subject to change or differing interpretations, possibly on a retroactive basis.

For purposes of this summary, a “U.S. Holder” means a beneficial owner of Bull Horn Shares that is for U.S. federal income tax purposes:

•        an individual citizen or resident of the United States;

•        a corporation (or other entity treated as a corporation) that is created or organized (or treated as created or organized) in or under the laws of the United States, any state thereof or the District of Columbia;

•        an estate whose income is includible in gross income for U.S. federal income tax purposes regardless of its source; or

•        a trust if (i) a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust, or (ii) it has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person.

A “Non-U.S. Holder” means a beneficial owner of Bull Horn Shares that, for U.S. federal income tax purposes, is not a U.S. Holder or a partnership or other entity classified as a partnership for U.S. federal income tax purposes.

This discussion does not address all aspects of U.S. federal income taxation that may be relevant to any particular holder based on such holder’s individual circumstances. In particular, this discussion considers only holders that hold Bull Horn Shares as capital assets within the meaning of Section 1221 of the Code. This discussion does not address the alternative minimum tax, the Medicare tax on net investment income, or the U.S. federal income tax consequences to holders that are subject to special rules, including:

•        financial institutions or financial services entities;

•        broker-dealers;

•        persons that are subject to the mark-to-market accounting rules under Section 475 of the Code;

•        tax-exempt entities;

•        governments or agencies or instrumentalities thereof;

•        insurance companies;

•        regulated investment companies;

•        real estate investment trusts;

•        certain expatriates or former long-term residents of the United States;

•        persons that acquired Bull Horn Shares pursuant to an exercise of employee options, in connection with employee incentive plans or otherwise as compensation;

•        persons that hold Bull Horn Shares as part of a straddle, constructive sale, hedging, redemption or other integrated transaction;

•        persons whose functional currency is not the U.S. dollar;

•        controlled foreign corporations;

•        passive foreign investment companies;

•        partnerships (or other entities classified as partnership for U.S. federal income tax purposes) or partners in such partnerships;

•        persons required to accelerate the recognition of any item of gross income with respect to Bull Horn Shares as a result of such income being recognized on an applicable financial statement;

•        persons who actually or constructively own 5 percent or more of Bull Horn Shares by vote or value (except as specifically provided below); or

•        the sponsor or its affiliates.

This discussion does not address any tax laws other than the U.S. federal income tax law, such as gift or estate tax laws, state, local or non-U.S. tax laws or, except as discussed herein, any tax reporting obligations of a holder of Bull Horn Shares. Additionally, this discussion does not address the tax treatment of partnerships or other pass-through entities or persons who hold Bull Horn Shares through such entities. If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of Bull Horn Shares, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. This discussion also assumes that any distribution made (or deemed made) on Bull Horn Shares and any consideration received (or deemed received) by a holder in consideration for the sale or other disposition of Bull Horn Shares is made in U.S. dollars. Additionally, this discussion does not address the tax treatment of the Public Warrants in the Domestication. Holders of Public Warrants should consult with their own tax advisors regarding the particular tax consequences to them of holding, exercising or disposing of the Public Warrants.

THE U.S. FEDERAL INCOME TAX TREATMENT OF THE BENEFICIAL OWNERS OF BULL HORN SHARES MAY BE AFFECTED BY MATTERS NOT DISCUSSED HEREIN AND DEPENDS IN SOME INSTANCES ON DETERMINATIONS OF FACT AND INTERPRETATIONS OF COMPLEX PROVISIONS OF U.S. FEDERAL INCOME TAX LAW FOR WHICH NO CLEAR PRECEDENT OR AUTHORITY MAY BE AVAILABLE. WE URGE BENEFICIAL OWNERS OF BULL HORN SHARES WHO CHOOSE TO EXERCISE THEIR CONVERSION RIGHTS OR WHO CHOOSE TO PARTICIPATE IN THE DOMESTICATION TO CONSULT THEIR TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES TO SUCH HOLDER OF THE DOMESTICATION AND OWNING AND DISPOSING OF COMPANY COMMON STOCK AS A RESULT OF ITS PARTICULAR CIRCUMSTANCES, INCLUDING THE U.S. FEDERAL, STATE, LOCAL AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES THEREOF.

U.S. Holders

Tax Consequences of the Domestication to U.S. Holders of Bull Horn Shares

The Domestication should qualify as a reorganization within the meaning of Section 368(a) of the Code for U.S. federal income tax purposes. However, due to the absence of guidance bearing directly on how the provisions of Section 368(a) of the Code apply in the case of a statutory conversion of a corporation with no active business and only investment-type assets such as Bull Horn, this result is not entirely free from doubt. Accordingly, due to the absence of such guidance, it is not possible to predict whether the IRS or a court considering the issue would take a contrary position.

If the Domestication qualifies as a reorganization within the meaning of Section 368(a), except as otherwise provided below in the section entitled “— PFIC Considerations,” and “— Effects of Section 367 to U.S. Holders of Bull Horn Shares,” a U.S. Holder of Bull Horn Shares would not recognize gain or loss upon the exchange of its Bull Horn Shares solely for Company Common Stock pursuant to the Domestication. A U.S. Holder’s aggregate tax basis in the common stock of Bull Horn received in connection with the Domestication will generally be the same as its aggregate tax basis in the Bull Horn Shares surrendered in the transaction. In addition, the holding period of Bull Horn Common Stock received in the Domestication generally should include the holding period of Bull Horn Shares surrendered in the Domestication.

If the Domestication should fail to qualify as a reorganization under Section 368(a), a U.S. Holder of Bull Horn Shares generally would recognize gain or loss with respect to its Bull Horn Shares in an amount equal to the difference, if any, between the fair market value of the corresponding Company Common Stock received in the Domestication and the U.S. Holder’s adjusted tax basis in its Bull Horn Shares surrendered. The U.S. Holder’s basis in Bull Horn Common Stock would be equal to the fair market value of that stock on the date of the Domestication and such U.S. Holder’s holding period for Bull Horn Common Stock would begin on the day following the date of the Domestication.

PFIC Considerations

Even if the Domestication qualifies as a reorganization within the meaning of Section 368(a) of the Code, the Domestication may still be a taxable event to U.S. Holders of Bull Horn Shares under the PFIC provisions of the Code, to the extent that Section 1291(f) of the Code applies, as described below.

Effect of PFIC Rules on the Domestication

Even if the Domestication qualifies as a reorganization for U.S. federal income tax purposes under Section 368(a) of the Code, Section 1291(f) of the Code requires that, to the extent provided in regulations, a U.S. person that disposes of stock of a PFIC must recognize gain notwithstanding any other provision of the Code. No final Treasury regulations are in effect under Section 1291(f). Proposed Treasury Regulations under Section 1291(f) were promulgated in 1992, with a retroactive effective date once they become finalized. If finalized in their present form, those regulations would require taxable gain recognition by a U.S. Holder with respect to its exchange of Bull Horn Shares for Company Common Stock in the Domestication if Bull Horn were classified as a PFIC at any time during such U.S. Holder’s holding period in the Bull Horn Shares. Any such gain would be treated as an “excess distribution” made in the year of the Domestication and subject to the special tax and interest charge rules discussed below under “Definition and General Taxation of a PFIC.” The proposed Treasury Regulations under Section 1291(f) should not apply to an Electing Shareholder (as defined below) with respect to its Bull Horn Shares for which a timely QEF election, QEF election with a purging election, or MTM election is made, as each such election is described below.

Definition and General Taxation of a PFIC

A non-U.S. corporation will be a PFIC if either (a) at least seventy-five percent (75%) of its gross income in a taxable year, including its pro rata share of the gross income of any corporation in which it owns or is considered to own at least twenty-five percent (25%) of the shares by value, is passive income (the “gross income test”) or (b) at least fifty percent (50%) of its assets in a taxable year, ordinarily determined based on fair market value and averaged quarterly over the year, including its pro rata share of the assets of any corporation in which it owns or is considered to own at least twenty-five percent (25%) of the shares by value, are held for the production of, or produce, passive income (the “asset test”). Passive income generally includes dividends, interest, rents and royalties (other than certain rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets. The determination of whether a foreign corporation is a PFIC is made annually.

Pursuant to a “start-up exception”, a corporation will not be a PFIC for the first taxable year the corporation has gross income if (1) no predecessor of the corporation was a PFIC; (2) the corporation satisfies the IRS that it will not be a PFIC for either of the first two taxable years following the start-up year; and (3) the corporation is not in fact a PFIC for either of those years. Taking into account all relevant facts and circumstances, however, there is a material risk that Bull Horn will not be eligible for the “start-up exception.”

If Bull Horn is determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. Holder of Bull Horn Shares and the U.S. Holder did not make either (a) a timely “qualified election fund” (QEF) election for Bull Horn’s first taxable year as a PFIC in which the U.S. Holder held (or was deemed to hold) Bull Horn Shares, (b) a QEF election along with a “purging election,” or (c) a “mark-to-market” (MTM) election, all of which are discussed further below, such U.S. Holder generally will be subject to special rules with respect to any gain recognized by the U.S. Holder on the sale or other disposition of its Bull Horn Shares and any “excess distribution” made to the U.S. Holder. Excess distributions are generally any distributions to such U.S. Holder during a taxable year of the U.S. Holder that are greater than 125% of the average annual distributions received by such U.S. Holder in respect of the Bull Horn Shares during the three preceding taxable years of such U.S. Holder or, if shorter, such U.S. Holder’s holding period for the Bull Horn Shares.

Under these rules, the U.S. Holder’s gain or excess distribution will be allocated ratably over the U.S. Holder’s holding period for the Bull Horn Shares. The amount allocated to the U.S. Holder’s taxable year in which the U.S. Holder recognized the gain or received the excess distribution, or to the period in the U.S. Holder’s holding period before the first day of Bull Horn’s first taxable year in which it qualified as a PFIC, will be taxed as ordinary income. The amount allocated to other taxable years (or portions thereof) of the U.S. Holder and included in its holding period will be taxed at the highest tax rate in effect for that year and applicable to the U.S. Holder. The interest charge generally applicable to underpayments of tax will be imposed in respect of the tax attributable to each such other taxable year of the U.S. Holder.

In general, if Bull Horn is determined to be a PFIC, a U.S. Holder may avoid the tax consequences described above with respect to its Bull Horn Shares by making a timely QEF election (or a QEF election along with a purging election), or an MTM election, all as described below.

Impact of PFIC Rules on Certain U.S. Holders

The impact of the PFIC rules on a U.S. Holder of Bull Horn Shares will depend on whether the U.S. Holder has made a timely and effective election to treat Bull Horn as a QEF, under Section 1295 of the Code, for Bull Horn’s first taxable year as a PFIC in which the U.S. Holder held (or was deemed to hold) Bull Horn Shares, the U.S. Holder made a QEF election along with a “purging election,” or if the U.S. Holder made an MTM election, all as discussed below. A U.S. Holder of a PFIC that made either a timely and effective QEF election, a QEF election along with a purging election, or an MTM election is hereinafter referred to as an “Electing Shareholder.”

A U.S. Holder’s ability to make a QEF election with respect to its Bull Horn Shares is contingent upon, among other things, the provision by Bull Horn of certain information that would enable the U.S. Holder to make and maintain a QEF election. Bull Horn will endeavor to provide to a U.S. Holder such information as the IRS may require, including a PFIC annual information statement, in order to enable the U.S. Holder to make and maintain a QEF election, but there can be no assurance that Bull Horn will timely provide such information that is required to make and maintain the QEF election.

As indicated above, if a U.S. Holder of Bull Horn Shares has not made a timely and effective QEF election with respect to Bull Horn’s first taxable year as a PFIC in which the U.S. Holder held (or was deemed to hold) Bull Horn Shares, such U.S. Holder generally may nonetheless qualify as an Electing Shareholder by filing on a timely filed U.S. income tax return (including extensions) a QEF election and a purging election to recognize under the rules of Section 1291 of the Code any gain that it would otherwise recognize if the U.S. Holder sold its Bull Horn Shares for their fair market value on the “qualification date.” The qualification date is the first day of Bull Horn’s tax year in which Bull Horn qualifies as a QEF with respect to such U.S. Holder. The purging election can only be made if such U.S. Holder held Bull Horn Shares on the qualification date. The gain recognized by the purging election will be subject to the special tax and interest charge rules treating the gain as an excess distribution, as described above. As a result of the purging election, the U.S. Holder will increase the adjusted tax basis in its Bull Horn Shares by the amount of the gain recognized and will also have a new holding period in the Bull Horn Shares for purposes of the PFIC rules.

Alternatively, if a U.S. Holder, at the close of its taxable year, owns shares in a PFIC that are treated as marketable shares, the U.S. Holder may make an MTM election with respect to such shares for such taxable year. If the U.S. Holder makes a valid MTM election for the first taxable year of the U.S. Holder in which the U.S. Holder holds (or is deemed to hold) Bull Horn Shares and for which Bull Horn is determined to be a PFIC, such holder will not be subject to the PFIC rules described above in respect to its Bull Horn Shares. Instead, the U.S. Holder will include as ordinary income each year the excess, if any, of the fair market value of its Bull Horn Shares at the end of its taxable year over the adjusted basis in its Bull Horn Shares. The U.S. Holder also will be allowed to take an ordinary loss in respect of the excess, if any, of the adjusted basis of its Bull Horn Shares over the fair market value of its Bull Horn Shares at the end of its taxable year (but only to the extent of the net amount of previously included income as a result of the mark-to-market election). The U.S. Holder’s basis in its Bull Horn Shares will be adjusted to reflect any such income or loss amounts and any further gain recognized on a sale or other taxable disposition of the Bull Horn Shares will be treated as ordinary income. The MTM election is available only for shares that are regularly traded on a national securities exchange that is registered with the Securities and Exchange Commission, including Nasdaq, or on a foreign exchange or market that the IRS determines has rules sufficient to ensure that the market price represents a legitimate and sound fair market value. U.S. Holders should consult their own tax advisers regarding the availability and tax consequences of an MTM election in respect to Bull Horn Shares under their particular circumstances.

The rules dealing with PFICs and with the timely QEF election, the QEF election with a purging election, and the MTM election are very complex and are affected by various factors in addition to those described above. Accordingly, a U.S. Holder of Bull Horn Shares should consult its own tax advisor concerning the application of the PFIC rules to such securities under such holder’s particular circumstances.

Effects of Section 367 to U.S. Holders of Bull Horn Shares

Section 367 of the Code applies to certain non-recognition transactions involving foreign corporations, including a domestication of a foreign corporation in a reorganization within the meaning of Section 368(a) of the Code. Section 367 of the Code imposes income tax on certain United States persons in connection with transactions that would otherwise be tax-free. Section 367(b) of the Code will generally apply to U.S. Holders of Bull Horn Shares on the date of the Domestication.

A.      U.S. Holders Whose Bull Horn Shares Have a Fair Market Value of $50,000 or More and Who Own More Than 10 Percent of the Voting Power or Value of Bull Horn

A U.S. Holder who, on the date of the Domestication beneficially owns (directly, indirectly or constructively) 10% or more of the total combined voting power or value of Bull Horn (a “10% U.S. Shareholder”) must include in income as a dividend the “all earnings and profits amount” (as defined in Treasury Regulation Section 1.367(b)-2(d)) attributable to the Bull Horn Shares it directly owns. A U.S. Holder’s ownership of Public Warrants will be taken into account in determining whether such U.S. Holder owns 10% or more of the total combined voting power or value of Bull Horn. Complex attribution rules apply in determining whether a U.S. Holder owns 10% or more of the total combined voting power or value of Bull Horn and all U.S. Holders are urged to consult their tax advisors with respect to these attribution rules.

A 10% U.S. Shareholder’s “all earnings and profits amount” with respect to its Bull Horn Shares is the net positive earnings and profits of Bull Horn attributable to its shares (as determined under Treasury Regulation Section 1.367(b)-2) but without regard to any gain that would be realized on a sale or exchange of such shares.

B.      U.S. Holders Whose Bull Horn Shares Have a Fair Market Value of $50,000 or More But Who Own Less Than 10 Percent of the Voting Power or Value of Bull Horn

A U.S. Holder who, on the date of the Domestication, beneficially owns (directly, indirectly or constructively) Bull Horn Shares with a fair market value of $50,000 or more but owns less than 10% of the total combined voting power or value of Bull Horn will recognize gain (but not loss) with respect to the Domestication unless such U.S. Holder elects to recognize the “all earnings and profits” amount attributable to such holder as described below.

Unless such a U.S. Holder makes the “all earnings and profits” election as described below, such holder generally must recognize gain (but not loss) with respect to Company Common Stock received in the Domestication in an amount equal to the excess of the fair market value of Bull Horn Common Stock received over the U.S. Holder’s adjusted tax basis in the Bull Horn Shares deemed surrendered in the Domestication.

As an alternative to recognizing any gain as described in the preceding paragraph, such a U.S. Holder may elect to include in income as a deemed dividend the “all earnings and profits amount” attributable to its Bull Horn Shares under Section 367(b) of the Code. There are, however, strict conditions for making this election. This election must comply with applicable Treasury Regulations and generally must include, among other things:

(i)     a statement that the Domestication is a Section 367(b) exchange;

(ii)    a complete description of the Domestication;

(iii)   a description of any stock, securities or other consideration transferred or received in the Domestication;

(iv)   a statement describing the amounts required to be taken into account for U.S. federal income tax purposes;

(v)    a statement that the U.S. Holder is making the election and that includes (A) a copy of the information that the U.S. Holder received from Bull Horn establishing and substantiating the “all earnings and profits amount” with respect to the U.S. Holder’s Bull Horn Shares, and (B) a representation that the U.S. Holder has notified Bull Horn that the U.S. Holder is making the election; and

(vi)   certain other information required to be furnished with the U.S. Holder’s tax return or otherwise furnished pursuant to the Code or the Treasury Regulations thereunder.

In addition, the election must be attached by an electing U.S. Holder to such holder’s timely filed U.S. federal income tax return for the taxable year in which the Domestication occurs, and the U.S. Holder must send notice of making the election to Bull Horn no later than the date such tax return is filed. In connection with this election, Bull Horn may in its discretion provide each U.S. Holder eligible to make such an election with information regarding Bull Horn’s earnings and profits upon request.

U.S. HOLDERS ARE STRONGLY URGED TO CONSULT A TAX ADVISOR REGARDING THE CONSEQUENCES of MAKING AN ELECTION AND THE APPROPRIATE FILING REQUIREMENTS WITH RESPECT TO AN ELECTION.

C.     U.S. Holders that Own Bull Horn Shares with a Fair Market Value of Less Than $50,000

A U.S. Holder who, on the date of the Domestication, beneficially owns (directly, indirectly, or constructively) Bull Horn Shares with a fair market value less than $50,000 should not be required to recognize any gain or loss under Section 367 of the Code in connection with the Domestication and generally should not be required to include any part of the “all earnings and profits amount” in income.

All U.S. Holders of Bull Horn Shares are urged to consult their tax advisors with respect to the effect of Section 367 of the Code to their particular circumstances.

Tax Consequences to U.S. Holders That Elect to Have Their Bull Horn Shares Converted for Cash

This section is addressed to U.S. Holders of Bull Horn Shares that elect to have their Bull Horn Shares converted for cash as described in the section entitled “Shareholders Meeting — Redemption Rights” and is subject in its entirety to the discussion of the “passive foreign investment company” or “PFIC” rules as discussed above under the section entitled “— Material U.S. Federal Income Tax Consequences of the Domestication to Bull Horn Shareholders — U.S. Holders — PFIC Considerations.” For purposes of this discussion, a “Converting U.S. Holder” is a U.S. Holder that so converts its Bull Horn Shares into cash.

Except as discussed in the following paragraph and as discussed in the PFIC rules above, a Converting U.S. Holder generally will recognize capital gain or loss equal to the difference between the amount of cash received on the conversion and such shareholder’s adjusted basis in the Bull Horn Shares exchanged if the conversion completely terminates the Converting U.S. Holder’s interest in Bull Horn (taking into account certain constructive ownership rules). A U.S. Holder’s adjusted tax basis in its Bull Horn Shares will generally be equal to the cost of such Bull Horn Shares. A U.S. Holder who purchased Bull Horn Shares in the IPO generally will have a tax basis in the Bull Horn Shares that were part of the Units equal to the portion of the purchase price of such Units allocated to the Bull Horn Shares (such allocation based on the relative fair market value of the Bull Horn Shares and the Public Warrants at the time). This gain or loss will be long-term capital gain or loss if the holding period of such stock is more than one year at the time of the exchange. It is possible that because of the conversion rights associated with the Bull Horn Shares, the holding period of such shares may not be considered to begin until the date of such conversion (and thus it is possible that long-term capital gain or loss treatment may not apply). The deductibility of capital losses is subject to limitations. Shareholders who hold different blocks of Bull Horn Shares (generally, shares of Bull Horn purchased or acquired on different dates or at different prices) should consult their tax advisors to determine how the above rules apply to them.

Cash received upon conversion that does not completely terminate the Converting U.S. Holder’s interest will still give rise to capital gain or loss, if the conversion is either (i) “substantially disproportionate” or (ii) “not essentially equivalent to a dividend.” In determining whether the conversion is substantially disproportionate or not essentially equivalent to a dividend with respect to a Converting U.S. Holder, that Converting U.S. Holder is deemed to own not only shares actually owned, but also, in some cases, shares such holder may acquire pursuant to options (including shares that may be acquired pursuant to the Public Warrants) and shares owned by certain family members, certain estates and trusts of which the Converting U.S. Holder is a beneficiary and certain corporations and partnerships.

Generally, the conversion will be “substantially disproportionate” with respect to the Converting U.S. Holder if (i) the Converting U.S. Holder’s percentage ownership of the outstanding voting shares (including all classes that carry voting rights) of Bull Horn is reduced immediately after the conversion to less than 80% of the Converting U.S. Holder’s percentage interest (including constructive ownership) in such shares immediately before the conversion; (ii) the Converting U.S. Holder’s percentage ownership of the outstanding Bull Horn Shares (both voting and nonvoting) immediately after the conversion is reduced to less than 80% of such percentage ownership (including constructive ownership) immediately before the conversion; and (iii) the Converting U.S. Holder owns (including constructive ownership), immediately after the conversion, less than 50% of the total combined voting power of all classes of shares of Bull Horn entitled to vote. Whether the conversion will be considered “not essentially equivalent to a dividend” with respect to a Converting U.S. Shareholder will depend upon the particular circumstances of that U.S. Holder. At a minimum, however, the conversion must result in a meaningful reduction in the Converting U.S. Holder’s actual or constructive percentage ownership of Bull Horn. If the shareholder’s relative interest in the corporation is minimal and the shareholder does not have meaningful control over the corporation, and taking into account the effect of Redemptions by other shareholder’s, its percentage ownership (including constructive ownership) is reduced as a result of the Redemption, such U.S. Holder should generally be regarded as having a meaningful reduction in its interest. For example, the IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority shareholder in a publicly held corporation who exercises no control over corporate affairs may constitute such a “meaningful reduction.” A U.S. Holder should consult with its own tax advisors as to the tax consequences to it of any Redemption of its Bull Horn Shares.

If none of the tests described above applies and subject to the PFIC rules discussed above, the consideration paid to the Converting U.S. Holder will be treated as dividend income for U.S. federal income tax purposes to the extent of Bull Horn’s current or accumulated earnings and profits. Any distribution in excess of earnings and profits will reduce the Converting U.S. Holder’s basis in the Bull Horn Shares (but not below zero) and any remaining excess will be treated as gain realized on the sale or other disposition of the Bull Horn Shares. U.S. Holders of Bull Horn Shares considering exercising their conversion rights should consult their own tax advisors as to whether the conversion will be treated as a sale or as a distribution under the Code.

Non-U.S. Holders

Tax Consequences for Non-U.S. Holders of Owning and Disposing of Company Common Stock

Distributions on Company Common Stock

Distributions of cash or property to a Non-U.S. Holder in respect of Company Common Stock received in the Domestication will constitute dividends for U.S. federal income tax purposes to the extent paid from Bull Horn’s current or accumulated earnings and profits, as determined under U.S. federal income tax principles. If a distribution exceeds Bull Horn’s current and accumulated earnings and profits, the excess will be treated first as a tax-free return of capital to the extent of the Non-U.S. Holder’s adjusted tax basis in Bull Horn Common Stock. Any remaining excess will be treated as capital gain and will be treated as described below under “— Gain on Disposition of Company Common Stock.”

Dividends paid to a Non-U.S. Holder of Company Common Stock generally will be subject to withholding of U.S. federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. However, dividends that are effectively connected with the conduct of a trade or business by the Non-U.S. Holder within the United States (and, if required by an applicable income tax treaty, are attributable to a U.S. permanent establishment of the Non-U.S. Holder) are not subject to such withholding tax, provided certain certification and disclosure requirements are satisfied. Instead, such dividends are subject to United States federal income tax on a net income basis in the same manner as if the Non-U.S. Holder were a United States person as defined under the Code. Any such effectively connected dividends received by a foreign corporation may be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

A Non-U.S. Holder of Company Common Stock who wishes to claim the benefit of an applicable treaty rate and avoid backup withholding, as discussed below, for dividends will be required (a) to complete the applicable IRS Form W-8 and certify under penalty of perjury that such holder is not a United States person as defined under the Code and is eligible for treaty benefits or (b) if Bull Horn Common Stock are held through certain foreign intermediaries, to satisfy the relevant certification requirements of applicable United States Treasury regulations. Special certification and other requirements apply to certain Non-U.S. Holders that are pass-through entities rather than corporations or individuals.

A Non-U.S. Holder of Company Common Stock eligible for a reduced rate of U.S. withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim or refund with the IRS. Non-U.S. Holders are urged to consult their own tax advisors regarding their entitlement to the benefits under any applicable income tax treaty.

Gain on Disposition of Company Common Stock

Subject to the discussion of backup withholding below, any gain realized by a Non-U.S. Holder on the taxable disposition of Company Common Stock generally will not be subject to U.S. federal income tax unless:

•        the gain is effectively connected with a trade or business of the Non-U.S. Holder in the United States (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment of the non-U.S. Holder);

•        the Non-U.S. Holder is an individual who is present in the United States for a period or periods aggregating 183 days or more in the taxable year of the disposition, and certain other conditions are met; or

•        Bull Horn is or has been a “United States real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of the five year period ending on the date of disposition or the Non-U.S. Holder’s holding period for such securities disposed of, and, generally, in the case where shares of Company Common Stock are regularly traded on an established securities market, the Non-U.S. Holder has owned, directly or indirectly, more than 5% of such Shares, as applicable, at any time during the shorter of the five year period ending on the date of disposition or the Non-U.S. Holder’s holding period for the Shares disposed of. There can be no assurance that shares of Company Common Stock will be treated as regularly traded on an established securities market for this purpose.

An individual Non-U.S. Holder described in the first bullet point immediately above will be subject to tax on the net gain derived from the sale under regular graduated U.S. federal income tax rates. An individual Non-U.S. Holder described in the second bullet point immediately above will be subject to a flat 30% tax on the gain derived from the sale, which may be offset by United States source capital losses, even though the individual is not considered a resident of the United States, provided that the individual has timely filed U.S. federal income tax returns with respect to such losses. If a Non-U.S. Holder that is a foreign corporation falls under the first bullet point immediately above, it will be subject to tax on its net gain in the same manner as if it were a United States person as defined under the Code and, in addition, may be subject to the branch profits tax equal to 30% (or such lower rate as may be specified by an applicable income tax treaty) of its effectively connected earnings and profits, subject to adjustments.

Bull Horn does not believe it is and does not anticipate becoming a “United States real property holding corporation” for U.S. federal income tax purposes. However, the determination as to whether Bull Horn is or will become a “United States real property holding corporation” will not be made until a future tax year, and there can be no assurance that Bull Horn will not become such a corporation in the future.

Tax Consequences to Non-U.S. Holders That Elect to Have Their Bull Horn Shares Converted for Cash

This section is addressed to Non-U.S. Holders of Bull Horn Shares that elect to have their Bull Horn Shares converted for cash as described in the section entitled “Shareholders Meeting — Redemption Rights.” For purposes of this discussion, a “Converting Non-U.S. Holder” is a Non-U.S. Holder that so converts its Bull Horn Shares.

Except as otherwise discussed in this section, a Converting Non-U.S. Holder who elects to have its Bull Horn Shares converted for cash will generally be treated in the same manner as a Converting U.S. Holder for U.S. federal income tax purposes. See the discussion above under “— U.S. Holders — Tax Consequences to U.S. Holders That Elect to Have Their Bull Horn Shares Converted for Cash.”

A Converting Non-U.S. Holder will not be subject to U.S. federal income tax on any gain recognized as a result of the exchange unless:

•        such Converting Non-U.S. Holder is an individual who is present in the United States for 183 days or more during the taxable year in which the Redemption takes place and certain other conditions are met; or

•        such Converting Non-U.S. Holder is engaged in a trade or business within the United States and any gain recognized in the exchange is treated as effectively connected with such trade or business (and, if required by an applicable income tax treaty, the gain is attributable to a United States permanent establishment of such Non-U.S. Holder), in which case the Converting Non-U.S. Holder will generally be subject to the same treatment as a Converting U.S. Holder with respect to the exchange, and a Converting Non-U.S. Holder that is classified as a corporation for U.S. federal income tax purposes may be subject to an additional branch profits tax at a 30% rate (or lower rate as may be specified by an applicable income tax treaty).

With respect to any Redemption of Bull Horn Shares for cash that is treated as a distribution rather than a sale, any amount treated as dividend income to a Converting Non-U.S. Holder will generally be subject to U.S. withholding tax at a rate of 30%, unless the Converting Non-U.S. Holder is entitled to a reduced rate of withholding under an applicable income tax treaty. However, dividends received by a Converting Non-U.S. Holder that are effectively connected with such holder’s conduct of a U.S. trade or business (and, if required by an applicable income tax treaty, such dividends are attributable to a United States permanent establishment of the Converting Non-U.S. Holder), will be taxed as discussed above under “— U.S. Holders — Tax Consequences to U.S. Holders That Elect to Have Their Bull Horn Shares Converted for Cash.” In addition, dividends received by a Converting Non-U.S. Holder that is classified as a corporation for U.S. federal income tax purposes that are effectively connected with the holder’s conduct of a U.S. trade or business may also be subject to an additional branch profits tax at a rate of 30% or such lower rate as may be specified by an applicable income tax treaty.

Converting Non-U.S. Holders of Bull Horn Shares considering exercising their Redemption Rights should consult their own tax advisors as to whether the Redemption of their shares will be treated as a sale or as a distribution under the Code.

Information Reporting and Backup Withholding

Bull Horn must report annually to the IRS and to each Non-U.S. Holder the amount of dividends paid to such holder and the tax withheld with respect to such dividends, regardless of whether withholding was required. Copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which the Non-U.S. Holder resides under the provisions of an applicable income tax treaty.

A Non-U.S. Holder will be subject to backup withholding for dividends paid to such holder unless such holder certifies under penalty of perjury that it is a Non-U.S. Holder (and the payor does not have actual knowledge or reason to know that such holder is a United States person as defined under the Code), or such holder otherwise establishes an exemption.

Information reporting and, depending on the circumstances, backup withholding will apply to the proceeds of a sale of Company Common Stock within the United States or conducted through certain United States-related financial intermediaries, unless the beneficial owner certifies under penalty of perjury that it is a Non-U.S. Holder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a United States person as defined under the Code), or such owner otherwise establishes an exemption.

Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a Non-U.S. Holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS.

Foreign Account Tax Compliance Act

Sections 1471 through 1474 of the Code and the Treasury Regulations and administrative guidance promulgated thereunder (commonly referred as the “Foreign Account Tax Compliance Act” or “FATCA”) generally impose withholding at a rate of 30% in certain circumstances on dividends in respect of securities (including Company Common Stock) which are held by or through certain foreign financial institutions (including investment funds), unless any such institution (i) enters into, and complies with, an agreement with the IRS to report, on an annual basis, information with respect to interests in, and accounts maintained by, the institution that are owned by certain U.S. persons and by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold on certain payments, or (ii) if required under an intergovernmental agreement between the United States and an applicable foreign country, reports such information to its local tax authority, which will exchange such information with the U.S. authorities. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. Accordingly, the entity through which shares of Company Common Stock are held will affect the determination of whether such withholding is required. Similarly, dividends in respect of Company Common Stock held by an investor that is a non-financial non-U.S. entity that does not qualify under certain exceptions will generally be subject to withholding at a rate of 30%, unless such entity either (i) certifies to the applicable withholding agent that such entity does not have any “substantial United States owners” or (ii) provides certain information regarding the entity’s “substantial United States owners”, which will in turn be provided to the U.S. Department of Treasury. All holders should consult their tax advisors regarding the possible implications of FATCA on their ownership of Company Common Stock.

Manner of Effecting the Domestication and the Legal Effect of the Domestication

Delaware Law

Pursuant to Section 388 of the DGCL, a non-United States entity may become domesticated as a Delaware corporation by filing with the Delaware Secretary of State a Certificate of Corporate Domestication and a Certificate of Incorporation, certifying to the matters set forth in Section 388 of the Code. The Domestication must be approved in the manner provided for by the instrument or other writing governing the internal affairs of the non-United States entity and the conduct of its business or by applicable non-Delaware law, as appropriate and the Certificate of Incorporation must be approved by the same authorization required to approve the Domestication.

When a non-United States entity has become domesticated as a Delaware corporation, for all purposes of Delaware law, the corporation will be deemed to be the same entity as the domesticating non-United States entity and the domestication will constitute a continuation of the existence of the domesticating non- United States entity in the form of a Delaware corporation. When any domestication will have become effective, for all purposes of Delaware laws, all of the rights, privileges and powers of the non-United States entity that has been domesticated and all property, real, personal and mixed and all debts due to such non- United States entity, as well as all other things and causes of action belonging to such non-United States entity, will remain vested in the corporation to which such non-United States entity has been domesticated (and also in the non-United States entity, if and for so long as the non-United States entity continues its existence in the foreign jurisdiction in which it was existing immediately prior to the domestication) and will be the property of such corporation (and also of the non-United States entity, if and for so long as the non- United States entity continues its existence in the foreign jurisdiction in which it was existing immediately prior to the domestication); but all rights of creditors and all liens upon any property of such non-United States entity will be preserved unimpaired and all debts, liabilities and duties of the non-United States entity that has been domesticated will remain attached to the corporation to which such non-United States entity has been domesticated (and also to the non-United States entity, if and for so long as the non-United States entity continues its existence in the foreign jurisdiction in which it was existing immediately prior to the domestication) and may be enforced against it to the same extent as if said debts, liabilities and duties had originally been incurred or contracted by it in its capacity as such corporation. The rights, privileges, powers and interests in property of the non-United States entity, as well as the debts, liabilities and duties of the non- United States entity, will not be deemed, as a consequence of the domestication, to have been transferred to the corporation to which such non-United States entity has domesticated for any purpose of the laws of the State of Delaware.

British Virgin Islands Law

If the Domestication Proposal is approved, Bull Horn will apply to continue out of the British Virgin Islands and deregister as a British Virgin Islands business company pursuant to Section 184 of the Companies Act. Upon the deregistration, Bull Horn will no longer be subject to the provisions of the Companies Law. Except as provided in the Companies Act, the deregistration will not affect the rights, powers, authorities, functions and liabilities or obligations of Bull Horn or any other person.

Accounting Treatment of the Domestication

The Domestication is being proposed solely for the purpose of changing the legal domicile of Bull Horn. There will be no accounting effect or change in the carrying amount of the assets and liabilities of Bull Horn as a result of the Domestication. The business, capitalization, assets and liabilities and financial statements of Bull Horn immediately following the Domestication will be the same as those immediately prior to the Domestication.

Resolution to be Voted Upon

The full text of the resolution to be passed is as follows:

“It is resolved that Bull Horn Holdings Corp. continue out of the British Virgin Islands pursuant to Regulation 18 of the Articles of Association of Bull Horn Holdings Corp. and section 184 of the BVI Business Companies Act, 2004 (as amended) and be registered by way of continuation as a corporation in the State of Delaware and conditional upon, and with effect from, the registration of Bull Horn Holdings Corp. in the State of Delaware as a corporation, governed by the certificate of incorporation attached as Annex B to this proxy statement/prospectus, with the laws of the State of Delaware and the Memorandum and Articles of Association will be replaced by that certificate of incorporation of the continued company as referenced in this proxy statement/prospectus.”

Required Vote with Respect to the Domestication Proposal

The approval of the Domestication Proposal will require the affirmative vote of the holders of a majority of the Bull Horn Shares as of the Record Date that are present and vote at the Shareholders Meeting.

The Domestication Proposal is conditioned on the approval of the Business Combination Proposal. Therefore, if the Business Combination Proposal is not approved, the Domestication Proposal will have no effect, even if approved by Bull Horn’s shareholders.

Recommendation of the Bull Horn Board with Respect to the Domestication Proposal

THE BULL HORN BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE DOMESTICATION PROPOSAL.

PROPOSAL 2: THE BUSINESS COMBINATION PROPOSAL

Bull Horn is asking its shareholders to approve the Merger Agreement and the transactions contemplated thereby, including the Business Combination. Shareholders should carefully read this proxy statement/prospectus in its entirety for more detailed information concerning the Merger Agreement, which is attached as Annex A to this proxy statement/prospectus and is incorporated into this proxy statement/prospectus by reference. Please see the subsection entitled “The Merger Agreement” below, for additional information and a summary of certain terms of the Merger Agreement. You are urged to read the Merger Agreement in its entirety before voting on this proposal.

We may complete the Business Combination only if it is approved by holders of a majority of the Bull Horn Shares that are present and vote at the Shareholders Meeting. If any of the Domestication Proposal, the Business Combination Proposal, the 2022 Equity Incentive Plan Proposal, the Director Election Proposal, or any of the Charter Amendment Proposals fail to receive the required Bull Horn shareholder approval, the Business Combination will not be completed.

The Merger Agreement

This section describes the material provisions of the Merger Agreement, but does not purport to describe all of the terms of the Merger Agreement. The following summary is qualified in its entirety by reference to the complete text of the Merger Agreement and the related agreements. Bull Horn’s shareholders and other interested parties are urged to read such agreement in its entirety because it is the primary legal document that governs the Business Combination. Unless otherwise defined herein, the capitalized terms used in this section “Proposal 2: The Business Combination Proposal — The Merger Agreement” are defined in the Merger Agreement.

The Merger Agreement contains representations, warranties and covenants that the respective parties made to each other as of the date of the Merger Agreement or other specific dates, including, in some cases, as of the Closing of the Business Combination. The assertions embodied in those representations, warranties and covenants were made for purposes of the contract among the respective parties and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating the Merger Agreement. The representations, warranties and covenants in the Merger Agreement are also modified in important part by the disclosure schedules attached thereto which are not filed publicly and which are subject to a contractual standard of materiality different from that generally applicable to shareholders. The disclosure schedules were used for the purpose of allocating risk among the parties rather than establishing matters as facts. We do not believe that the disclosure schedules contain information that is material to an investment decision.

General Description of the Merger Agreement and Post-Closing Organizational Structure

On April 18, 2022, Bull Horn entered into the Merger Agreement with Merger Sub and Coeptis.

Pursuant to the Merger Agreement, subject to the terms and conditions set forth therein, (i) prior to the Closing (as defined below), Bull Horn will re-domicile from the British Virgin Islands to the State of Delaware through a statutory re-domestication (the “Domestication”), and (ii) upon the consummation of the transactions contemplated by the Merger Agreement (the “Closing”), Merger Sub will merge with and into Coeptis (the “Merger” and, together with the Domestication and the other transactions contemplated by the Merger Agreement, the “Transactions”), with Coeptis continuing as the surviving corporation in the Merger and a wholly-owned subsidiary of Bull Horn (after the Domestication).

Prior to the Merger, all outstanding shares of Coeptis preferred stock will convert or exchange their shares of preferred stock for shares of Coeptis common stock at the applicable ratio in Coeptis organizational documents (the “Preferred Stock Exchange”).

In the Merger, (i) all shares of Coeptis common stock issued and outstanding immediately prior to the effective time of the Merger (other than those properly exercising any applicable dissenter’s rights under Delaware law), but after giving effect to the Preferred Stock Exchange, will be converted into the right to receive a portion of the Merger Consideration (as defined below), (ii) certain issued and outstanding warrants to acquire shares of Coeptis stock (the “Specified Warrants”) will be assumed by Bull Horn and converted into warrants for shares of Bull Horn common stock with the price and number of shares equitably adjusted based on the conversion of the shares of Coeptis common stock into the Merger Consideration (each, an “Assumed Warrant”), (iii) certain outstanding convertible debt of Coeptis (the “Coeptis Convertible Debt”) will be assumed by Bull Horn and be convertible into common stock of Bull Horn (the “Assumed Convertible Debt”) and (iv) any other outstanding securities with the right to convert into or acquire equity securities of Coeptis or its subsidiaries will be terminated. At the Closing, Bull Horn will change its name to “Coeptis Therapeutics Holdings, Inc.”

Existing Organizational Structure

The diagrams below depict simplified versions of the current organizational structures of Bull Horn and Coeptis, respectively.

Organizational Structure Following the Business Combination

The diagram below depicts a simplified version of our organizational structure immediately following the completion of the Business Combination.

Merger Consideration

The Merger consideration received by Coeptis security holders from Bull Horn at the Closing will have an aggregate value equal to (the “Merger Consideration”) (i) $175,000,000, minus (or plus if positive) (ii) the amount of Coeptis’ outstanding indebtedness as of immediately prior to the Closing (excluding Permitted Debt, as described below), net of its cash as of immediately prior to the Closing, minus (iii) the amount of Coeptis’ outstanding unpaid transaction expenses and transaction bonuses as of the Closing. The Merger Consideration will be payable, (a) in the case of Coeptis stockholders, solely in new shares of Bull Horn common stock, with each share of Bull Horn common stock valued at the price per share (the “Redemption Price”) at which each Bull Horn share of common stock is redeemed or converted pursuant to the redemption by Bull Horn of its public shareholders in connection with Bull Horn’s initial business combination, as required by its amended and restated memorandum and articles of association and Bull Horn’s initial public offering prospectus (the “Closing Redemption”), and (b) with respect to the holders of the Specified Warrants, by the assumption of such warrants by Bull Horn as Assumed Warrants.

The Merger Consideration deliverable to Coeptis stockholders will be allocated pro rata after giving effect to the Preferred Stock Exchange and deducting the value attributable to the Assumed Warrants as if the Specified Warrants that become Assumed Warrants were exercised on a net exercise basis as of immediately prior to the Closing.

The Coeptis Convertible Debt, along with (i) certain other outstanding indebtedness of Coeptis as of the date of the Merger Agreement (which together with the Coeptis Convertible Debt, has aggregate outstanding obligations of approximately $3.9 million as of such date), and (ii) certain other indebtedness that Coeptis is permitted to incur between the signing of the Merger Agreement and the Closing, will not affect the Merger Consideration payable to Coeptis security holders (the Coeptis Convertible Debt and such other indebtedness, “Permitted Debt”).

Representations and Warranties

The Merger Agreement contains a number of representations and warranties by each of Bull Horn and Coeptis as of the date of the Merger Agreement and as of the date of the Closing. Many of the representations and warranties are qualified by materiality or Material Adverse Effect. “Material Adverse Effect” as used in the Merger Agreement means with respect to any specified person or entity, any fact, event, occurrence, change or effect that has had or would reasonably be expected to have, individually or in the aggregate, a material adverse effect on (a) the business, assets, liabilities, results of operations or condition (financial or otherwise) of such person or entity and its subsidiaries, taken as a whole, or (b) the ability of such person or entity or any of its subsidiaries on a timely basis to consummate the transactions contemplated by the Merger Agreement or the ancillary documents to which it is a party or bound or to perform its obligations thereunder, in each case subject to certain customary exceptions. Certain of the representations are subject to specified exceptions and qualifications contained in the Merger Agreement or in information provided pursuant to certain disclosure schedules to the Merger Agreement. Certain representations made by Coeptis for periods prior to February 12, 2021, the date that it completed a reverse merger with a public shell, are given to its actual knowledge as it relates to itself, but not its subsidiaries. The representations and warranties made by Bull Horn and Coeptis are customary for transactions similar to the Transactions.

No Survival

The representations and warranties of the parties contained in the Merger Agreement terminate as of, and do not survive, the Closing, and there are no indemnification rights for another party’s breach. The covenants and agreements of the parties contained in the Merger Agreement do not survive the Closing, except those covenants and agreements to be performed after the Closing, which covenants and agreements will survive until fully performed.

Covenants of the Parties

Each party agreed in the Merger Agreement to use its commercially reasonable efforts to effect the Closing. The Merger Agreement also contains certain customary covenants by each of the parties during the period between the signing of the Merger Agreement and the earlier of the Closing or the termination of the Merger Agreement in accordance with its terms (the “Interim Period”), including (1) the provision of access to their properties, books and personnel; (2) the operation of their respective businesses in the ordinary course of business; (3) provision of financial statements by Coeptis; (4) Bull Horn and Coeptis public filings; (5) no insider trading; (6) notifications of certain consent requirements or other matters; (7) efforts to consummate the Closing and obtain third party and regulatory approvals; (8) tax matters; (9) further assurances; (10) public announcements; (11) confidentiality; (12) stock exchange listing requirements; and (13) the Domestication. Each party also agreed during the Interim Period not to solicit, assist, initiate, facilitate or knowingly encourage any proposal or offer, or enter into any agreement for, an alternative competing transaction, to notify the others as promptly as practicable in writing of the receipt of any proposals or offers or requests for information relating to an alternative competing transaction or any requests for non-public information relating to such transaction, and to keep the others informed of the status of any such requests, proposals or offers. The parties also agreed that if they together decide in good faith during the Interim Period that financing is reasonably required prior to the Closing, they will reasonably cooperate to obtain such financing. There are also certain customary post-Closing covenants regarding indemnification of directors and officers; and use of trust account proceeds.

The Merger Agreement and the consummation of the Transactions require the approval of both Bull Horn’s shareholders and Coeptis’ stockholders. Bull Horn agreed, as promptly as practicable after the date of the Merger Agreement, to prepare, with reasonable assistance from Coeptis, and file with the SEC, a registration statement on Form S-4 (as amended, the “Registration Statement”) in connection with the registration under the Securities Act of the issuance of the shares of Bull Horn common stock to be issued to the Coeptis stockholders, and the deemed reissuance of Bull Horn securities to Bull Horn’s security holders as a result of the Domestication, and containing a proxy statement/prospectus for the purpose of Bull Horn soliciting proxies from the shareholders of Bull Horn to approve the Merger Agreement, the Domestication, the Transactions and related matters (the “Bull Horn Shareholder Approval”) at a special meeting of Bull Horn’s shareholders (the “Bull Horn Special Meeting”) and providing such shareholders an opportunity to participate in the Closing Redemption. The Bull Horn Shareholder Approval will also include approval by Bull Horn’s stockholders of (i) the adoption of a new equity incentive plan (in a form to be agreed by the parties during the Interim Period) which will have available for issuance thereunder new awards equal to 10% of the issued and outstanding shares of Bull Horn immediately after the Closing and (ii) an amendment to Bull Horn’s organizational documents effective as of the Closing in a form to be agreed by the parties in order to, among other matters, change Bull Horn’s name to “Coeptis Therapeutics Holdings, Inc.”, remove the blank check company provisions and generally adopt terms that are more reflective of customary public company organizational documents. Coeptis also agreed in the Merger Agreement to call a meeting of its stockholders as promptly as practicable after the Registration Statement has become effective and use its reasonable best efforts to solicit from Coeptis stockholders proxies in favor of the Merger Agreement and the Transactions and certain related matters (the “Coeptis Stockholder Approval”), and to take all other actions necessary or advisable to secure such approvals, including enforcing the Voting Agreement (as described below).

The parties also agreed to take all necessary action, so that effective at the Closing, the entire board of directors of Bull Horn (the “Post-Closing Board”) will consist of seven individuals, a majority of whom shall be independent directors in accordance with Nasdaq requirements. Two of the members of the Post-Closing Board will be individuals (at least one of whom shall be an independent director) designated by Bull Horn prior to the Closing and the remaining five members of the Post-Closing Board (at least three of whom shall be independent directors) will be designated by Coeptis prior to the Closing. At or prior to Closing, Bull Horn will provide each of the directors with a customary director indemnification agreement, in form and substance reasonably acceptable to such director. The parties also agreed to take all action necessary, so that the individuals serving as chief executive officer and chief financial officer, respectively, of Bull Horn immediately after Closing will be the same individuals as that of Coeptis immediately prior to the Closing.

Closing Conditions

The Merger Agreement contains customary conditions to Closing, including the following mutual conditions of the parties (unless waived): (i) the Bull Horn Shareholder Approval; (ii) the Coeptis Stockholder Approval; (iii) approvals of any required governmental authorities and completion of any antitrust expiration periods; (iv) receipt of specified third party consents; (v) no law or order preventing the Transactions; (vi) the satisfaction of the $5,000,001 minimum net tangible asset test by Bull Horn; (vii) the appointment of the Post-Closing Board and officers of Bull Horn as of the Closing, as noted above; (viii) the Registration Statement having been declared effective by the SEC; and (ix) approval of the Bull Horn common stock for listing on The Nasdaq Capital Market, subject to official notice of issuance, which condition may not be waived by the parties without recirculation or resolicitation.

In order to continue listing its securities on The Nasdaq Capital Market, the Company must maintain certain financial, distribution, liquidity and stock price levels. For instance, the Company’s stock price would generally be required to be at least $4 per share and its stockholders’ equity would generally be required to be at least $5 million and the Company would be required to have a minimum of 300 public holders of “round lots” of 100 shares (with at least 50% of such round lot holders holding securities with a market value of at least $2,500). Bull Horn has applied for the continued listing of the Company Common Stock and warrants on The Nasdaq Capital Market effective upon consummation of the Business Combination and expects to meet the listing standard upon the consummation of the Business Combination.

In addition, unless waived by Coeptis, the obligations of Coeptis to consummate the Transactions are subject to the satisfaction of the following additional Closing conditions, in addition to the delivery by Bull Horn of customary certificates and other Closing deliverables: (i) the representations and warranties of Bull Horn being true and correct as of the date of the Closing, except to the extent made as of a particular date (subject to certain materiality qualifiers); (ii) Bull Horn and Merger Sub having performed in all material respects their respective obligations and complied in all material respects with their respective covenants and agreements under the Merger Agreement required to be performed or complied with by them on or prior to the date of the Closing; (iii) the absence of any Material Adverse Effect with respect to Bull Horn since the date of the Merger Agreement which is continuing and uncured.

Unless waived by Bull Horn, the obligations of Bull Horn and Merger Sub to consummate the Transactions are subject to the satisfaction of the following additional Closing conditions, in addition to the delivery by Coeptis of customary certificates and other Closing deliverables: (i) the representations and warranties of Coeptis being true and correct as of the date of the Closing, except to the extent made as of a particular date (subject to certain materiality qualifiers); (ii) Coeptis having performed in all material respects its obligations and complied in all material respects with its covenants and agreements under the Merger Agreement required to be performed or complied with or by it on or prior to the date of the Closing; (iii) the absence of any Material Adverse Effect with respect to Coeptis since the date of the Merger Agreement which is continuing and uncured; and (iv) the delivery by Coeptis of executed (A) non-competition and non-solicitation agreements from certain key stockholders of Coeptis with a restricted period of four years after the Closing based on the business conducted by Coeptis as of the Closing and otherwise in a form to be agreed by the parties prior to the Closing, (B) lock-up agreements from Coeptis stockholders that are officers, directors or 5% stockholders of Coeptis to subject their Merger Consideration to a lock-up for a period substantially identical to the lock-up period agreed to by Bull Horn’s sponsor with respect its founder shares at the time of Bull Horn’s initial public offering and otherwise in a form to be agreed by the parties prior to the Closing, and (C) employment agreements with certain key employees of Coeptis, effective as of the Closing.

The Merger Agreement does not include a minimum cash condition.

Termination

The Merger Agreement may be terminated under certain customary and limited circumstances at any time prior to the Closing, including: (i) by mutual written consent of Bull Horn and Coeptis; (ii) by either Bull Horn or Coeptis if any of the conditions to Closing have not been satisfied or waived by November 3, 2022 (the “Outside Date”); (iii) by either Bull Horn or Coeptis if a governmental authority of competent jurisdiction has issued an order or taken any other action permanently restraining, enjoining or otherwise prohibiting the Transactions, and such order or other action has become final and non-appealable; (iv) by either Bull Horn or Coeptis in the event of the other party’s uncured breach, if such breach would result in the failure of a closing condition and is incapable of being cured or has not been cured within 30 days after notice of such breach or the Outside Date; (v) by Bull Horn if there has been a Material Adverse Effect on Coeptis and its subsidiaries taken as a whole following the date of the Merger Agreement that remains uncured and continuing; (vi) by either Bull Horn or Coeptis if the shareholders of Bull Horn do not provide the Bull Horn Shareholder Approval at an extraordinary general shareholder meeting held by Bull Horn; and (vii) by either Bull Horn or Coeptis if Coeptis holds a special meeting of its stockholders for the Coeptis Stockholder Approval and the Coeptis Stockholder Approval is not obtained.

If the Merger Agreement is terminated, all further obligations of the parties under the Merger Agreement (except for certain obligations related to publicity, confidentiality, fees and expenses, trust fund waiver, no recourse, termination and general provisions) will terminate, and no party to the Merger Agreement will have any further liability to any other party thereto except for liability for fraud or for willful breach of the Merger Agreement prior to termination. The Merger Agreement does not provide for any termination fees.

Each party will be responsible for its own costs and expenses, except that Bull Horn and Coeptis will split any antitrust filing fees and SEC registration fees and other regulatory fees equally.

Trust Account Waiver

Coeptis agreed that it and its affiliates will not have any right, title, interest or claim of any kind in or to any monies in Bull Horn’s trust account held for its public shareholders, and agreed not to, and waived any right to, make any claim against the trust account (including any distributions therefrom).

Governing Law and Arbitration

The Merger Agreement is governed by Delaware law and, subject to the required arbitration provisions, the parties are subject to exclusive jurisdiction of federal and state courts located in Wilmington, Delaware (and any appellate courts thereof). Any disputes under the Merger Agreement, other than claims for injunctive or temporary equitable relief or enforcement of an arbitration award, will be subject to arbitration by the American Arbitration Association, to be held in Wilmington, Delaware.

Related Agreement

This section describes the material provisions of a certain additional agreement entered into or to be entered into pursuant to the Merger Agreement (the “Related Agreement”) but does not purport to describe all of the terms thereof or include any additional agreements to be entered into pursuant to the Merger Agreement. The following summary is qualified in its entirety by reference to the complete text of each of the Related Agreement. Bull Horn’s shareholders and other interested parties are urged to read such Related Agreement in its entirety.

Voting Agreement

Simultaneously with the execution of the Merger Agreement, certain Coeptis stockholders have entered into voting and support agreements (the “Voting Agreements”) with Bull Horn and Coeptis. Under the Voting Agreements, the Coeptis stockholder party thereto agreed to vote all of its shares of Coeptis stock in favor of the Merger Agreement and related transactions and to otherwise take certain other actions in support of the Merger Agreement and related transactions and the other matters submitted to Coeptis stockholders for their approval, and to provide a proxy to Bull Horn to vote such Coeptis Stock accordingly. The Voting Agreements prevent transfers of the Coeptis stock held by the applicable Coeptis stockholder between the date of the Voting Agreement and the date of the Closing, except for (i) certain permitted transfers where the recipient also agrees to comply with the Voting Agreement and (ii) two Coeptis stockholders who were each permitted to transfer up to 300,000 shares of Coeptis common stock in open market transactions prior to the Closing.

Interests of Bull Horn’s Directors and Officers and Others in the Business Combination

When you consider the recommendation of the Bull Horn Board in favor of approval of the Business Combination Proposal, you should keep in mind that an argument could be made that Bull Horn’s directors and officers, have interests in such proposal that are different from, or in addition to, those of Bull Horn shareholders generally. These interests include, among other things, the interests listed below:

•        unless Bull Horn consummates an initial business combination, the sponsor, Bull Horn’s officers and directors will not receive reimbursement for any out-of-pocket expenses incurred by them to the extent that such expenses exceed the amount of available proceeds not deposited in the trust account (as of June 30, 2022, none of Bull Horn’s officers and directors have incurred any out-of-pocket expenses);

•        as a condition to the IPO, pursuant to the Insider Letter Agreement, 1,875,000 of founder shares owned by the sponsor became subject to a lock-up whereby, subject to certain limited exceptions, agreed not to transfer, assign or sell 50% of the founder shares until the earlier of (i) six months after the date of the consummation of Bull Horn’s initial business combination or (ii) the date on which the closing price of Bull Horn’s ordinary shares equals or exceeds $12.50 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing after Bull Horn’s initial business combination and the remaining 50% of the founder shares may not be transferred, assigned or sold until six months after the date of the consummation of an initial business combination, or earlier, in either case, if, subsequent to an initial business combination, Bull Horn consummates a subsequent liquidation, merger, stock exchange or other similar transaction which results in all of Bull Horn shareholders having the right to exchange their ordinary shares for cash, securities or other property;

•        Bull Horn’s sponsor owns 1,875,000 ordinary shares, which were initially acquired prior to Bull Horn’s IPO and for an aggregate purchase price of $25,000 and Bull Horn’s directors and officers have pecuniary interests in such ordinary shares through their ownership interest in the sponsor. Such shares had an aggregate market value of $18,900,000 based on the last sale price of $10.08 per share on Nasdaq on June 30, 2022. In addition, the sponsor paid an aggregate of $2,625,000 for 2,625,000 Private Placement Warrants at a price of $1.00 per warrant. Such Private Placement Warrants had an aggregate market value of $99,750 based on the last sale price of $0.038 per warrant on Nasdaq on June 30, 2022. If Bull Horn does not consummate the Business Combination or another initial business combination by November 3, 2022, and Bull Horn is therefore required to be liquidated, these shares would be worthless, as founder shares are not entitled to participate in any redemption or liquidation of the trust account. Given the differential in the purchase price that Bull Horn’s sponsor paid for the ordinary shares as compared to the price of the Units sold in Bull Horn’s IPO, the sponsor, its affiliates and Bull Horn’s directors and officers, who have pecuniary interests in such ordinary shares through their ownership interest in the sponsor, may earn a positive rate of return on their investment even if the Company Common Stock trades below the price initially paid for the Units in Bull Horn’s IPO and the public shareholders experience a negative rate of return following the completion of the Business Combination. In addition, the sponsor could potentially recoup its entire investment, inclusive of its investment in the ordinary shares and the Private Placement Warrants, even if the trading price of the Company Common Stock after the Closing is as low as $0.83 per share. See also “Risk Factors — Risks Related to the Domestication and the Business Combination — Some of Bull Horn’s officers and directors may be argued to have conflicts of interest that may influence or have influenced them to support or approve the Business Combination without regard to your interests or in determining whether Coeptis is appropriate for Bull Horn’s initial business combination”;

•        the sponsor has agreed not to redeem any of its founder shares in connection with a shareholder vote to approve a proposed initial business combination;

•        in connection with the extension of the date of Bull Horn’s termination date from May 3, 2022 to November 3, 2022, the sponsor agreed to lend Bull Horn $66,667 (or approximately $0.02 per public share that remains outstanding) per month, up to $400,000 in aggregate, to deposit into the trust account;

•        the sponsor has agreed to lend Bull Horn up to $500,000 as a working capital loan, which loan will only be repaid if a Business Combination is consummated;

•        if Bull Horn does not complete an initial business combination by November 3, 2022, a portion of the proceeds from the sale of the Private Placement Warrants will be included in the liquidating distribution to Bull Horn’s public shareholders and the Private Placement Warrants will expire worthless and Bull Horn may not be able to pay back the loan by the sponsor in connection with the extension of Bull Horn’s termination date; and

•        if the trust account is liquidated, including in the event Bull Horn is unable to complete an initial business combination within the required time period, the sponsor has agreed that it will be liable to Bull Horn, if and to the extent any claims by a vendor for services rendered or products sold to Bull Horn, or a prospective target business with which Bull Horn has discussed entering into a transaction agreement, reduce the amounts in the trust account to below $10.10 per share, except as to any claims by a third party who executed a waiver of any and all rights to seek access to the trust account and except as to any claims under Bull Horn’s indemnity of the underwriters of Bull Horn’s IPO against certain liabilities, including liabilities under the Securities Act; and

•        Christopher Calise, Bull Horn’s Chief Financial Officer and Director, is an anticipated nominee to the Company Board and, as such, after the proposed Business Combination is consummated, Mr. Calise will in the future receive any cash fees, stock options or stock awards that the Company Board determines to pay to its directors.

As of June 30, 2022, the sponsor and its affiliates had an aggregate of $19,374,751 at risk that depends on completion of an initial business combination, including $18,999,750 it invested in securities, $375,001 of unpaid loans. As of June 30, 2022, there was no unreimbursed out-of-pocket expenses incurred by the sponsor or its affiliates.

Exchange Listing

Bull Horn’s Units (each consisting of one ordinary share and one warrant), ordinary shares and warrants (each to purchase one ordinary share) are currently traded on Nasdaq under the symbols “BHSEU,” “BHSE” and “BHSEW,” respectively. At the closing of the Business Combination, Bull Horn’s Units will separate into their component shares of the Company Common Stock and warrants so that the Units will no longer trade separately under “BHSEU.” Bull Horn has applied for the continued listing of the Company Common Stock and warrants on Nasdaq under the ticker symbols “COEP” and “COEPW,” respectively.

Background of the Business Combination

Bull Horn is a blank check company incorporated on November 27, 2018 as a British Virgin Islands business company and for the purpose of effecting a merger, share exchange, share reconstruction or amalgamation, asset or share acquisition, a contractual arrangement or other similar business combination transaction.

Prior to the consummation of the IPO, neither Bull Horn, nor anyone on its behalf, had contacted any prospective target business or had any substantive discussions, formal or otherwise, with respect to a transaction with Bull Horn.

Bull Horn’s sponsor and management have a deep background in venture capital and M&A. The management team and the Bull Horn Board have been involved in a wide range of transactions from venture capital to reverse mergers to providing strategy and consulting services for such transactions. However, this is Bull Horn management team’s sole participation in a SPAC and they do not have a track record with other SPACs.

After the IPO, Bull Horn officers and directors commenced an active search for prospective businesses and assets to acquire, utilizing the network and investing and operating experience of management team and the Bull Horn Board. The terms of the proposed Business Combination with Coeptis were the result of thorough negotiations between the representatives of Bull Horn and Coeptis, based on diligence efforts of the Bull Horn management team with the support of its advisors, as further described below.

From the date of the IPO through the date of the execution of the Merger Agreement, Bull Horn evaluated and considered a number of potential target companies as candidates for a possible business combination transaction. Bull Horn and its advisors compiled a list of high priority potential targets and updated and supplemented such list from time to time. This list of potential opportunities was periodically shared with, and reviewed in detail by, the Bull Horn Board. During that period, Bull Horn and representatives of Bull Horn:

•        Identified and evaluated over 175 potential acquisition target companies;

•        Participated in in-person or telephonic discussions with representatives of more than 115 potential acquisition targets; and

•        Signed more than 75 non-disclosure agreements (“NDAs”) and provided initial non-binding indications of interest to representatives of approximately three potential acquisition targets (other than Coeptis).

Bull Horn reviewed the potential acquisition opportunities based on criteria that were the same or similar to the criteria that the Bull Horn Board used in evaluating the potential Business Combination with Coeptis (as discussed below), which included, among other criteria, the markets in which potential target companies operate and their competitive positions and “track records” within such markets, the experience of the potential target companies’ management teams and the potential for revenue and earnings growth.

The following is not intended to be a complete list of all opportunities initially evaluated or explored or discussions held by Bull Horn, but sets forth the significant discussions and steps that Bull Horn took to reach a definitive agreement with a target company that would be beneficial for Bull Horn’s shareholders.

Description of Negotiation Process with Candidates Other Than Coeptis

Following the closing of the IPO in November 2020, Bull Horn reached out to many companies via private equity firms and other intermediaries primarily through the network of Bull Horn principals and management and began discussions with several target companies. Bull Horn entered into multiple NDAs to review target companies in a wide range of fields.

Bull Horn’s management team and Board reviewed over 175 companies and entered into over 75 NDAs. Through the process, management considered all aspects and industries for target companies that would produce the best available outcome for shareholders. Throughout the process to identify and negotiate with potential target companies, Bull Horn’s management team also evaluated multiple companies outside of Bull Horn’s initial targeted scope that it believed could create value for shareholders.

Between November 12, 2020 and February 2021, Bull Horn exchanged drafts of a letter of intent (“LOI”) with Company A, a high-profile sports, media and entertainment entity.

On February 12, 2021, Bull Horn and Company A entered into an LOI that contained a mutual exclusivity clause.

From February 12, 2021 to April 6, 2021, Bull Horn and Company A entered into an extensive period of diligence and planning. Company A was provided with strategic growth consulting, marketing and media resources and financial partners were engaged to complete additional financing. Bull Horn engaged a consultant to assist with accelerating market growth for Company A. After several months of discussions during a turbulent market period, it was decided that Company A would remain private rather than completing a business combination with Bull Horn.

On January 8, 2021, Bull Horn entered into an NDA with Company B, an entertainment focused media company with intellectual property rights and established partnerships in sports and movie industries. After an extensive diligence and review process, Bull Horn engaged an outside consultant to provide an independent overview of the market, opportunity and future outlook of Company B. A transaction with Company B was ultimately abandoned because Company B determined to remain private.

From May 2021 through July 2021, Bull Horn negotiated with Company C, a company with a portfolio of multiple professional sports team franchises in multiple countries and their associated media, commercial and stadium/real estate rights. Over the course of three months, Bull Horn worked to finalize the portfolio of assets and process for taking said assets into a public structure. However, negotiations with Company C were ultimately suspended because the parties could not agree on transaction terms.

On September 9, 2021, Bull Horn signed a non-exclusive LOI for a business combination with Company D, a company that owned multiple sports properties and social media assets.

From October 2021 through early March 2022, Bull Horn and Company D went through the diligence, research, and fundraising process. However, negotiations were ultimately abandoned by mutual agreement in March 2022 because such transaction required PIPE financing (which financing was not required for the transaction with Coeptis) and the PIPE market was less favorable in March 2022 for companies such as Company D, compared to the market conditions in earlier 2022 and in 2021. Specifically, in March 2022, as compared to the market conditions earlier in 2022 and in 2021, the PIPE market tightened, greatly transitioning from traditional equity financings to more structured financings as well as debt financings. Bull Horn and Company D tested the PIPE market but the available financing was unattractive to both Bull Horn and Company D. As Company D was not cash flow positive and was not expected to become cash flow positive in the near-term, Bull Horn’s management team did not believe that the available financing at that time would place Company D in a position for success, and therefore it would not be a compelling opportunity for Bull Horn’s shareholders. Bull Horn ultimately determined to pivot its search to the biotechnology sector, which at the time was more mature and more resistant to the difficult market conditions.

Description of Negotiation Process with Coeptis

Bull Horn worked with JonesTrading Institutional Services LLC (“JonesTrading”) to render capital markets advisory services to Bull Horn in relation to the Business Combination. The services that JonesTrading will provide, between signing of the Merger Agreement through the Closing, will include, but are not limited to, identifying, evaluating and contacting prospective qualified investors regarding an investment in Coeptis, assisting in the preparation of marketing materials to be used in an investor roadshow concerning Coeptis and performing certain other appropriate and customary financial advisory services and investment banking services in connection with the transaction. JonesTrading, beyond its advisory role in the Business Combination, does not have any post-transaction commitments with the Company. There are also no agreements for the sponsor, directors or officers for any employment agreements or other involvement with JonesTrading before, during or after the Business Combination.

On March 7, 2022, Bull Horn became aware of Coeptis through a relationship between JonesTrading and Bridgeway Capital Partners LLC/Bridgeway Capital Partners LLC/Entoro Securities (“Bridgeway”), Coeptis’ financial advisor.

At this juncture, since Bull Horn had not found any targets in its original target industries, it expanded its search to targets in various other industries, including industries that Bull Horn’s management team were actively monitoring throughout the search process, such as biotechnology, dental, pharmaceutical, automotive (technology, production, electric vehicles), travel, transportation, lifestyle, fashion / apparel, food / beverage / restaurant, technology platforms, real estate, fintech, financial services, telecom, and satellite / space.

While Coeptis was the only target in the life sciences industry, the management of Bull Horn believed that a transaction with Coeptis would be a more compelling opportunity than targets in other industries since Coeptis was already a publicly traded company and had a management team with public company experience. Bull Horn believed that Coeptis’ filings with the SEC would provide a greater level of transparency to its shareholders and potential investors as compared to other potential private company targets. These considerations, coupled with Coeptis’ technology and plans for growth, made Coeptis an attractive target.

On March 8, 2022, the Bull Horn Board had a call to discuss terminating negotiations with Company D. The Bull Horn Board also discussed opportunities with other target companies, including Coeptis.

On March 11, 2022, Bull Horn and Coeptis entered into an NDA allowing full access to the data room and extensive conversations. Bull Horn and its representatives conducted extensive due diligence with respect to Coeptis. Bull Horn also engaged the following advisors in connection with its due diligence investigation of Coeptis: EGS, Vantage Point and JonesTrading.

On March 20, 2022, the Bull Horn Board held a meeting, at which it discussed the possible opportunity with Coeptis.

On March 22, 2022, Christopher Calise, Chief Financial Officer and Director of Bull Horn, David Mehalick, Chief Executive Officer of Coeptis, and John D’Agostini, of JonesTrading, met to discuss Coeptis and its assets and future pipeline. On the same date, Bull Horn provided a legal due diligence request list to Coeptis.

On March 25, 2022, Coeptis provided Bull Horn and EGS access to the Coeptis virtual data room containing certain legal materials of Coeptis. The virtual data room was periodically updated with additional documentation through the diligence process.

On March 26, 2022, a proposed form of LOI was sent by Bull Horn to Coeptis. The LOI did not include any terms of exclusivity which therefore would allow Bull Horn to continue reviewing other potential target companies.

Between March 26, 2022 and March 29, 2022, multiple conversations via phone and email were held by Bull Horn and Coeptis regarding the terms of the LOI. The LOI contemplated an approximately $175 million purchase price. JonesTrading researched Coeptis and its operations and reviewed the valuations of comparable companies in the biotechnology industry. Representatives of JonesTrading subsequently discussed their findings with Bull Horn’s management. After these consultations, Bull Horn proposed an approximately $175 million purchase price in the LOI. When determining the $175 million purchase price for Coeptis, Bull Horn also considered the market capitalization of Coeptis’ shares on the OTC Pink. Bull Horn considered both the 45-day (approximately $165 million) and 60-day (approximately $183 million) average market capitalization from Bloomberg to arrive at its valuation.

Additionally, Bull Horn considered Coeptis’ management’s performance operating a public company, its technology, assets, and future pipeline. Bull Horn also held discussions with the biotechnology team at Jones Trading, as well as other industry participants, regarding Coeptis’ technology, the sectors it was operating in as well as its standing relative to other publicly traded companies in the biotechnology industry.

Coeptis separately discussed the terms of the LOI, including the proposed purchase price, with Bridgeway, and agreed to the proposed purchase price. There were no subsequent negotiations regarding the purchase price between the parties.

On March 28, 2022, the parties and their representatives conferred by teleconference to review and discuss remaining open issues in the draft LOI.

On March 29, 2022, the LOI was executed by both parties and the parties and their respective counsels commenced negotiation of a merger agreement.

Subsequent to the execution of the LOI, Bull Horn commenced its business and financial due diligence and assessment of Coeptis, including reviewing forecast, valuation models and market comparables prepared by JonesTrading.

On March 30, 2022, the Bull Horn Board held a meeting to discuss the potential business combination with Coeptis, including diligence, management, Coeptis’ portfolio of assets and science/research partners.

On April 7, 2022, the Bull Horn Board held a meeting to continue discussing Coeptis’ financial statements, current and future assets, as well as its market opportunity.

On April 8, 2022, EGS circulated a draft merger agreement with Coeptis. EGS also circulated a supplemental legal due diligence request list to Meister Seelig & Fein LLP (“MSF”), Coeptis’ counsel.

Between April 8, 2022 and April 18, 2022, multiple communications, including emails, calls and video conferences, took place between Coeptis, Bull Horn and Meteora Capital, LLC, a member of the sponsor.

On April 11, 2022, EGS and MSF conferred for the purpose of identifying and discussing key open issues in relation to the draft merger agreement and the proposed transaction, including without limitation with respect to ancillary agreements, adjustments to merger consideration, treatment of Coeptis convertible securities, board composition and structure, conduct of Coeptis during the period between signing and closing of the merger agreement, the domestication of Bull Horn in Delaware, and Nasdaq process considerations.

On April 12, 2022, the diligence process continued and Bull Horn engaged Vantage Point to obtain an independent fairness opinion.

On April 13, 2022, MSF circulated a revised draft of the merger agreement. Bull Horn continued conversations with EGS regarding the provisions of the merger agreement. EGS engaged in discussions with Ogier, Bull Horn’s British Virgin Islands legal counsel, regarding local law corporate governance and other matters in relation to the proposed transaction.

On April 14, 2022, a review of supplemental diligence items continued. EGS and MSF also held a teleconference for the purpose of further negotiation of the draft merger agreement and general transaction planning.

On April 15, 2022, negotiations on the merger agreement and related agreements continued. EGS sent a further revised draft of the merger agreement, as well as initial drafts of the forms of voting agreement and lock-up agreement, to MSF.

On April 16, 2022, management sent various documents to the Bull Horn Board including financial data, updates to the data room and updated presentations.

On April 17, 2022, the parties exchanged revised drafts of the merger agreement and continued discussions regarding the same.

On April 18, 2022, negotiations continued between Bull Horn and Coeptis. The Bull Horn Board met via video conference to discuss the Business Combination. At the meeting, Vantage Point Advisors presented its work for a fairness opinion to the Board and addressed questions from directors. Ogier then advised the directors of their duties as directors. Representatives of EGS provided a summary of the terms of the Merger Agreement and related agreements. After considering the proposed terms of the Merger Agreement and related agreements and asking questions to Bull Horn’s management and EGS, the Bull Horn Board unanimously approved the Merger Agreement and related agreements.

On April 18, 2022, the Merger Agreement was executed by both parties.

On April 19, 2022, Bull Horn and Coeptis issued a press release announcing the execution of the Merger Agreement and Bull Horn filed a Current Report on Form 8-K with the SEC disclosing the material provisions of the Merger Agreement.

The parties have continued and expect to continue regular discussions regarding the execution and timing of the Business Combination and to take actions and exercise their respective rights under the Merger Agreement to facilitate the completion of the Business Combination.

Bull Horn Board’s Reasons for the Approval of the Business Combination

On April 18, 2022, the Merger Agreement was executed by the parties. The Bull Horn Board, in evaluating the Business Combination, consulted with its legal counsel, and its independent advisors. In reaching its decision with respect to the Business Combination, the Board reviewed various industry and financial data and the evaluation materials provided by Coeptis and third-party evaluations. The Bull Horn Board also commissioned and received a fairness opinion from Vantage Point.

In light of the number and wide variety of factors considered in connection with its evaluation of the Business Combination, the Bull Horn Board did not consider it practicable to, and did not attempt to, quantify or otherwise assign relative weights to the specific factors that it considered in reaching its determination and supporting its decision. The Bull Horn Board viewed its decision as being based on all of the information available, third-party experts/advisors and the factors presented to and considered by it. In addition, individual directors may have given different weight to different factors. This explanation of Bull Horn’s reasons for the Business Combination and all other information presented in this section is forward-looking in nature and, therefore, should be read in light of the factors discussed under “Cautionary Note Regarding Forward-Looking Statements.”

The Bull Horn Board considered a number of factors pertaining to the Business Combination as generally supporting its decision to enter into the Merger Agreement and the transactions contemplated thereby, including but not limited to, the following material factors:

•        Coeptis is focused on development of next generation platform therapies. Coeptis is a developer of cell therapy platforms for cancer with the potential to disrupt conventional treatment paradigms and improve clinical outcomes. Coeptis’ product portfolio is highlighted by a cell therapy technology (CD38-GEAR-NK) and an in vitro diagnostic (CD38-Diagnostic) targeting CD38-related cancers, which Coeptis is co-developing with VyGen-Bio, Inc. CD38-GEAR-NK is a natural killer (NK) cell-based investigational therapeutic engineered to enable combination therapy with anti-CD38 monoclonal antibodies (mAbs).

•        CD38-Diagnostic is a pre-clinical in vitro screening tool to potentially pre-determine which cancer patients are most likely to benefit from targeted anti-CD38 mAb therapies. The diagnostic tool has the potential to streamline the effectiveness of the treatment and protocols for patients.

•        Coeptis has a portfolio of assets in development and for acquisition that de-risks the reliance on one asset to perform. That Coeptis will have multiple biopharma assets increases the likelihood of success with multiple potential revenue streams through stages of approval and development.

•        The ability of the management team to operate and grow an already public company and to collaborate with some leading researchers in their respective fields.

•        Coeptis’ pipeline of development, partnerships and additional assets validated to Bull Horn the talents of the Coeptis management team and its operations.

•        Having a public company as a target provided transparency and diligence for investors as Coeptis’ information is already public. Likewise, Bull Horn did not depend on future potential revenue projections for Coeptis’ valuation but an assessment of the portfolio assets in Coeptis.

•        The Bull Horn Board received an opinion from Vantage Point that the Business Combination with Coeptis was fair to Bull Horn.

•        The Bull Horn Board believes, after a thorough review of other business combination opportunities reasonably available to Bull Horn, that the proposed Business Combination represents the best potential business combination for Bull Horn and the most attractive opportunity based upon the process utilized to evaluate and assess other potential acquisition targets.

•        The financial and other terms of the Merger Agreement and the fact that such terms and conditions are reasonable and were the product of arm’s length negotiations between Bull Horn and Coeptis.

The Bull Horn Board also considered a variety of uncertainties and risks and other potentially negative factors concerning the Business Combination, including, but not limited to, the following:

•        Macroeconomic Risks.    Macroeconomic uncertainty, including the potential impact of the COVID-19 pandemic, and the effects it could have on Coeptis’ revenues post-Closing.

•        Business Plan May Not Be Achieved.    The risk that Coeptis may not be able to execute on the business plan presented to Bull Horn’s management team and the Bull Horn Board.

•        Benefits Not Achieved.    The risk that the Business Combination may not be completely in a timely manner or at all and the potential benefits of the Business Combination may not be fully achieved or may not be achieved within the expected timeframe.

•        Regulatory Approval.    The risks that Coeptis products in development fail clinical trials or are not approved by the U.S. Food and Drug Administration or other applicable authorities.

•        Liquidation of Bull Horn.    The risks and costs to Bull Horn if the Business Combination is not completed, including the risk of diverting management focus and resources from other businesses combination opportunities, which could result in Bull Horn being unable to effect a business combination by November 3, 2022 and force Bull Horn to liquidate and the warrants to expire worthless.

•        Redemption Risk.    The potential that a significant number of Bull Horn’s shareholders elect to redeem their shares prior to the consummation of the Business Combination and pursuant to Bull Horn’s Current Charter, which would potentially make the Business Combination more difficult or impossible to complete or leave the Company with a more significant need for additional near-term capital.

•        Shareholder Vote.    The risk that Bull Horn shareholders may fail to provide the votes necessary to approve the Business Combination.

•        Limitations of Review.    The Bull Horn Board considered that they were presented and did obtain a fairness opinion from Vantage Point. The report confirmed to the Bull Horn Board that the Coeptis valuation and assets were in keeping as of benefit its shareholders from a financial point of view.

•        Required Additional Capital.    Coeptis will require additional capital to complete the development and potential commercialization of its treatments and asset acquisitions. No assurance can be given that such additional capital will be available on terms acceptable to Coeptis, if at all. If Coeptis is unable to raise capital when needed or on acceptable terms, Coeptis could be forced to delay, reduce or eliminate its planned development programs or any future commercialization efforts.

•        Key Person Risk.    The success of Coeptis’ business is highly dependent on the experience and expertise of its management team, especially David Mehalick, Coeptis’ Chairman and Chief Executive Officer. The absence of one or more such key persons following the Closing and the lack of relevant experience and expertise of the Bull Horn team could harm the Company’s ability to execute its development strategy, achieve its strategic objectives and succeed in the long term.

•        Closing Conditions.    The fact that the completion of the Business Combination is conditioned on the satisfaction of certain closing conditions that are not within Bull Horn’s control.

•        Litigation.    The possibility of litigation challenging the Business Combination or that an adverse judgment granting permanent injunctive relief could indefinitely enjoin consummation of the Business Combination.

•        Listing Risks.    The challenges associated with preparing Coeptis for the applicable disclosure and Nasdaq listing requirements.

•        Bull Horn Shareholders Receiving a Minority Position in Coeptis.    The risk for Bull Horn shareholders as holders of a minority position in Coeptis.

•        Fees and Expenses.    The fees and expenses associated with completing the Business Combination.

•        Other Risks.    Various other risks associated with the Business Combination, the business of Bull Horn and the business of Coeptis described under the section entitled “Risk Factors.”

In addition to considering the factors described above, the Board also considered that some officers and directors of the Bull Horn may have interests in the Business Combination as individuals that are in addition to, and that may be different from, the interests of Bull Horn shareholders (see “Proposal 2: The Business Combination Proposal — Interests of Bull Horn’s Directors and Officers and Others in the Business Combination”). It was determined that due to the Sponsor lock up period and certain officers and directors’ involvement on the Coeptis Board that interests were more closely aligned with shareholders.

Our independent directors reviewed and considered these interests during the negotiation of the Business Combination and in evaluating and unanimously approving, as members of the Board, the Merger Agreement and the transactions contemplated therein, including the Business Combination.

In connection with the consideration to be paid for the Business Combination, the Bull Horn Board took into account the consideration to be paid for Coeptis. The valuation of Coeptis immediately prior to the execution of the merger agreement was approximately $182 million based the closing price of its common stock on the trading day immediately preceding the date on which the Merger Agreement was signed. Bull Horn worked with JonesTrading and its industry analysts to determine the approximately $175 million purchase price for Coeptis. The Bull Horn Board believed that the approximately $175 million purchase price for Coeptis was consistent with its market valuation based on closing prices in the timeframe proximate to the signing. The Bull Horn Board also relied on the Vantage Point Opinion that supported the amount of the consideration to be paid for Coeptis.

The Board concluded that the potential benefits that it expected for Bull Horn and its shareholders to achieve as a result of the Business Combination outweighed the potentially negative factors associated with the Business Combination. Accordingly, the Bull Horn Board determined that the Merger Agreement and the Business Combination were advisable, fair to, and in the best interests of, Bull Horn and its shareholders.

Engagement of Vantage Point

The Bull Horn Board retained Vantage Point to render a fairness opinion to the Bull Horn Board with respect to the Business Combination. On April 18, 2022, Vantage Point delivered its opinion to the Bull Horn Board in writing (the “Opinion”) and also confirmed the Opinion orally on such date, that, as of the date of the Opinion, (i) the Business Combination was fair, from a financial point of view, to Bull Horn and (ii) Coeptis had a fair market value equal to at least 80 percent of the balance of funds in Bull Horn’s trust account (excluding deferred underwriting commission and taxes payable).

Vantage Point’s compensation includes an aggregate fee of $125,000, payable as follows: (i) $25,000 upon the signing of the engagement letter; (ii) $50,000 payable upon delivery of the Opinion in written form to the Bull Horn Board; and (iii) $50,000 on the earlier to occur of (A) the date of Closing of the Business Combination or (B) the date the Business Combination is terminated. In addition to the above fee, Vantage Point is to be reimbursed for out-of-pocket expenses up to $20,000. No amount of Vantage Point’s compensation is contingent upon the completion of the Business Combination and payable as described above.

In selecting Vantage Point, the Bull Horn Board considered, among other things, the fact that Vantage Point (i) is an independent business valuation firm; (ii) is a leading provider of valuation services for transactions (fairness opinions); (iii) its principals have extensive fairness opinion experience and have previously held positions at leading global investment banks and financial advisory firms, and (iv) has transaction, operational and financial expertise. The Bull Horn Board obtained and considered the fairness opinion for a number of reasons: (i) to determine whether experienced, independent valuation specialists would judge the negotiated purchase price to be fair, from a financial point of view, (ii) to help the Bull Horn Board ensure that its own determination as to whether to accept and recommend the negotiated merger transaction was reasonable and in the best interests of Bull Horn’s shareholders, (iii) to help the Bull Horn Board ensure that its own determination as to whether to accept and recommend the negotiated merger transaction was the result of a reasonable and thorough examination of the relevant facts and (iv) to provide Bull Horn’s shareholders with additional information to consider when deciding whether to vote in favor of the Business Combination or not, and whether to redeem their shares in Bull Horn or not.

Opinion of Vantage Point

Vantage Point’s Opinion to the Bull Horn Board stated, as of April 18, 2022, and subject to and based on the assumptions made, procedures followed, matters considered, limitations of the review and qualifications contained in such Opinion, that (i) the Business Combination is fair, from a financial point of view, to Bull Horn and (ii) Coeptis has a fair market value equal to at least 80 percent of the balance of funds in Bull Horn’s trust account (excluding deferred underwriting commissions and taxes payable). Vantage Point’s Opinion addresses the fairness to all shareholders of Bull Horn as a group as opposed to only those shareholders of Bull Horn unaffiliated with the sponsor or its affiliates.

Vantage Point’s Opinion was furnished to the Bull Horn Board (in its capacity as such) and, as stated in such Opinion, not to any other person, including any particular shareholder, group or class of securities, creditor, or other constituencies of Bull Horn, and was furnished solely to be utilized by the Bull Horn Board (such stated limitations of the Opinion are referred to as Vantage Point’s “Disclaimer”). The issue of whether the Disclaimer would be enforced in favor of Vantage Point and against any securities holders or other persons would need to be resolved by a court of competent jurisdiction. However, resolution of the issue would have no effect on the rights and responsibilities of the Bull Horn Board and would have no effect on the rights and responsibilities of either Vantage Point or the Bull Horn Board under federal securities laws.

The Opinion did not address or express any other views or opinions including as to (i) any other terms, aspect or implication of the Business Combination, (ii) Bull Horn’s underlying business decision to effect the Business Combination, (iii) the basic business decision to proceed with or effect the Business Combination, (iv) the merits of the Business Combination relative to any alternative transaction or business strategy available to Bull Horn, (v) the amount or nature of the compensation to any officer, director or employee, or any class of such persons, relative to the compensation to be received by the holders of any class of securities, creditors or other constituencies of Bull Horn or Coeptis in the Business Combination, or relative to or in comparison with the Business Combination Consideration (as defined in the Opinion), (vi) the fairness of the Business Combination to any particular group or class of securities, creditors, or other constituencies of Bull Horn, (vii) the solvency, creditworthiness or fair value of Coeptis or any other participant in the Business Combination under any applicable laws relating to bankruptcy, insolvency or similar matters or (viii) the independent fair value of Coeptis or the fairness to Bull Horn of an acquisition of either such entity independent from the Business Combination taken as a whole.

Vantage Point’s Opinion was rendered to be utilized by the Bull Horn Board as only one input to consider in its process of analyzing the Business Combination and was not intended to be, and does not constitute, advice or a recommendation to the Bull Horn Board, any individual member of the Bull Horn Board, any security holder of Bull Horn or any other person as to how to act or vote with respect to any matter relating to the Business Combination.

The full text of Vantage Point’s Opinion is attached to this proxy statement/prospectus as Annex G and is incorporated into this proxy statement/prospectus by reference. The description of Vantage Point’s Opinion set forth in this proxy statement/prospectus is qualified in its entirety by reference to the full text of such Opinion, which describes the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered by Vantage Point in connection with the preparation of its Opinion. While not rendered as a recommendation to Bull Horn’s shareholders, Bull Horn’s shareholders are encouraged by the Bull Horn Board to read the full text of Vantage Point’s Opinion to the Bull Horn Board. Vantage Point’s Opinion was rendered on the basis of business, economic, market and other conditions as they existed and could be evaluated by Vantage Point as of the date thereof. Although subsequent developments may affect Vantage Point’s Opinion, Vantage Point does not have any obligation to update, revise, or reaffirm its Opinion.

In the course of Vantage Point’s analyses for rendering its Opinion, Vantage Point made reviews, analyses, and inquiries as Vantage Point deemed necessary and appropriate under the circumstances, including, reviewing specific matters undertaking inquiries and analysis set forth specifically in its Opinion, the full text of which is attached to this proxy statement/prospectus as Annex G.

In the course of its investigation, Vantage Point assumed and relied upon the accuracy and completeness of the financial statements, forecasts, projections and other information provided to Vantage Point by Bull Horn and Coeptis. Vantage Point further relied upon the assurances of Bull Horn management that they were unaware of any facts that would make the information provided to Vantage Point incomplete or misleading. Vantage Point has not assumed any responsibility for independent verification of such information or assurances.

In arriving at its Opinion, Vantage Point did not perform any independent appraisal, or physical inspection, of the assets of Coeptis. Vantage Point’s analysis did not and does not constitute an examination, review of, or compilation of prospective financial statements in accordance with standards established by the American Institute of Certified Public Accountants (“AICPA”). Vantage Point did not and does not express an opinion or any other form of assurance on the reasonableness of the underlying assumptions or whether any of the prospective financial statements were presented to it in conformity with AICPA presentation guidelines.

Vantage Point’s Opinion was further predicated on its assumption that the final executed Merger Agreement would not differ in any material respect from the draft of the Merger Agreement it examined, that the conditions to the Business Combination as set forth in the Merger Agreement would be satisfied, and that the Business Combination would be consummated on a timely basis in the manner contemplated by the Merger Agreement. Vantage Point further assumed that all other transaction documents listed in its Opinion would be executed with no material changes from the most recent drafts supplied to, and reviewed by, Vantage Point.

Summary of Financial Analyses

Below is a summary of some of the analyses performed by Vantage Point and presented to the Bull Horn Board. Specific analyses and methodologies utilized by Vantage Point, and descriptions thereof, were not and are not intended to represent an opinion by Vantage Point but to serve as discussion materials for the Bull Horn Board to review. Vantage Point did not attribute any particular weight to any analysis or factor considered, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Estimates of value contained in the analyses are not necessarily indicative of actual value or predictive of future results/values, which may be significantly more or less favorable.

Valuation Approaches

Although there are numerous individual valuation formulas and techniques, they may all be categorized into three standard business valuation approaches: income, market, and cost. These three approaches are summarized in the following section. The method or methods selected for a valuation analysis ultimately depend on the valuation analyst’s judgment and experience with similar valuations and upon the quantity and quality of available financial, operational and industry data.

Income Approach

Under the income approach, value is measured as the present worth of anticipated future net cash flows generated by an asset or a business. In a multi-period model, net cash flows attributable to a business are forecast for an appropriate period and then discounted to present value using an appropriate discount rate. In a single-period model, net cash flow or earnings for a normalized period are capitalized to reach a determination of present value.

Market Approach

The market approach is a technique used to estimate the value from an analysis of actual transactions or offerings for economically comparable assets available as of the measurement date. The process is essentially that of comparison and correlation between the subject asset and similar assets that have recently sold or are offered for sale in the market. The transaction or offering prices of the comparable assets are adjusted for dissimilarities in characteristics including location, age, time of sale, size, and utility, among others. The adjusted prices of the comparable assets provide an indication of value for the subject asset.

Asset Approach

The asset approach involves an analysis of a subject’s assets and liabilities.

Valuation Approaches/Methodologies Utilized

The method or methods selected for a valuation analysis ultimately depend on the valuation analyst’s judgment and experience with similar valuations and upon the quantity and quality of available financial, operational and industry data. In addition, Vantage Point factored the probability of the reduced ownership scenarios, in the event that Coeptis’ rights in respect of Vy-Gen’s CD38-GEAR-NK product decreased from 50% to 25%, in its selection of the various multiples, noting that the probabilities were considered remote. Please see the section entitled “Information About Coeptis — Collaborations for Product Development — Research and Development — Vy-Gen Bio, Inc.” for discussions on Coeptis’ ownership levels.

Vantage Point’s estimation of the fair market value of equity of Coeptis was based on the following analyses:

Market Approach

Guideline Public Company (“GPC”) Method:    Vantage Point considered the public stock price of Coeptis (“Public Stock Price Analysis”) and also conducted a database search for biotech companies that initially received venture capital funding and later had successful initial public offerings (“Initial Public Offerings”) at the pre-Clinical or Phase 1 trial phases. In addition, Vantage Point conducted and examined the range of comparable Initial Public Offering pre-money valuations (“Initial Public Offering Sampling”).

Guideline Transaction Method (“GTM”) (Return on Invested Capital):    Vantage Point conducted a database search for biotech companies that were acquired in merger and acquisition transactions at the pre-Clinical or Phase 1 trial phases.

Methods Not Selected

Vantage Point elected not to perform the following traditional valuation methods:

•        Discounted Cash Flow (“DCF”) Method:    Vantage Point did not use the DCF method. The uncertainty regarding adequately risk-adjusting prospective cash flows and the potential for high levels of variance in year over year operating results (i.e., high revenue growth or elevated investment in sales and marketing or research and development) makes this less reliable. Also, no forecast was available that extends through the period necessary to employ this technique.

•        Cost Approach:    Vantage Point elected not to perform the Cost Approach because Vantage Point believed the value of Coeptis’ assets on a going-concern basis is directly related to the ability to generate a fair rate of return on invested capital. This factor is not adequately considered in the Cost Approach, which is typically reserved for very early-stage enterprises or bankruptcy valuations.

Market Approach: Guideline Public Company Method

Vantage Point considered the public stock price of Coeptis.

In addition, Vantage Point considered the following two multiples derived from data related to Initial Public Offerings:

•        Initial Public Offering Step-Up Factor: Pre-Initial Public Offering Equity Value/Last Private Round Equity Value

•        Pre-Initial Public Offering Equity Value/Invested Capital

Vantage Point reviewed a dataset of private venture-backed biotech companies that had an Initial Public Offering at the pre-Clinical or Phase 1 trial phases. Vantage Point included transactions back to 2018.

Public Stock Price Analysis

In one of its valuation methods, Vantage Point reviewed a variety of time periods in its assessment and estimated value based on Coeptis’ implied market capitalization based on its fully diluted share count and its publicly traded stock price as of April 15, 2022 as well as its volume weighted average price (“VWAP”) for the 30-, 60-, 90-, and 180-day periods prior to April 15, 2022. Such analysis resulted in an estimate valuation range as set forth below:

GPC Method – Public Stock Price	Low	High
Current price	$210,000,000	$210,000,000
VWAP	$230,000,000	$250,000,000
Total equity value (rounded)	$210,000,000	$250,000,000

The underlying data for the valuation of the selected comparable companies, including referenced valuation information, the development stage of the selected comparable companies, and their lead products at the relevant time, are set forth below:

IPO Pre-Money Step Up Data — Pre-Clinical and Phase 1 Clinical Companies

Target Company	IPO Date	Development-stage at IPO Date	Pre-$ IPO Equity Value	Last Private Post-$ Value	IPO Step-up Factor Last Private Pre-$/Post-$ Equity Value
AN2 Therapeutics (NAS: ANTX)	3/25/2022	Clinical Trials-Phase 1	$212	$255	0.83x
Vigil Neuro (NAS: VIGL)	1/7/2022	Clinical Trials-Phase 1	$298	$240	1.24x
Adagio Therapeutics (NAS: ADGI)	8/6/2021	Clinical Trials-Phase 1	$1,535	$1,736	0.88x
Caribou Biosciences (NAS: CRBU)	7/23/2021	Clinical Trials-Phase 1	$603	$380	1.59x
Erasca (NAS: ERAS)	7/16/2021	Clinical Trials-Phase 1	$1,558	N/A	N/A
Janux Therapeutics (NAS: JANX)	6/11/2021	Clinical Trials-Phase 1	$485	$425	1.14x
Biomea Fusion (NAS: BMEA)	4/16/2021	Clinical Trials-Phase 1	$336	$186	1.81x
Longboard Pharmaceuticals (NAS: LBPH)	3/12/2021	Clinical Trials-Phase 1	$191	$101	1.89x
NexImmune (NAS: NEXI)	2/12/2021	Clinical Trials-Phase 1	$256	$86	2.98x
Sensei Biotherapeutics (NAS: SNSE)	2/4/2021	Clinical Trials-Phase 1	$429	$230	1.86x
Silverback Therapeutics (NAS: SBTX)	12/4/2020	Clinical Trials-Phase 1	$453	$325	1.39x
Olema Oncology (NAS: OLMA)	11/19/2020	Clinical Trials-Phase 1	$523	$302	1.73x
Aligos Therapeutics (NAS: ALGS)	10/16/2020	Clinical Trials-Phase 1	$403	$325	1.24x
Prelude Therapeutics (NAS: PRLD)	9/25/2020	Clinical Trials-Phase 1	$648	$650	1.00x
Annexon Biosciences (NAS: ANNX)	7/24/2020	Clinical Trials-Phase 1	$361	$315	1.15x
Cabaletta Bio (NAS: CABA)	10/25/2019	Clinical Trials-Phase 1	$184	$197	0.94x
Atreca (NAS: BCEL)	6/20/2019	Clinical Trials-Phase 1	$330	$325	1.02x

Target Company	IPO Date	Development-stage at IPO Date	Pre-$ IPO Equity Value	Last Private Post-$ Value	IPO Step-up Factor Last Private Pre-$/Post-$ Equity Value
Corvus Pharmaceuticals (NAS: CRVS)	3/23/2016	Clinical Trials-Phase 1	$236	$236	1.00x
Tyra Biosciences (NAS: TYRA)	9/15/2021	Pre-Clinical Trials	$482	$295	1.64x
Omega Therapeutics (NAS: OMGA)	7/30/2021	Pre-Clinical Trials	$669	$476	1.40x
Gain Therapeutics (NAS: GANX)	3/18/2021	Pre-Clinical Trials	$85	$102	0.83x
Bolt Biotherapeutics (NAS: BOLT)	2/5/2021	Pre-Clinical Trials	$461	$259	1.78x
Codiak (NAS: CDAK)	10/14/2020	Pre-Clinical Trials	$196	$427	0.46x
Dyne Therapeutics (NAS: DYN)	9/17/2020	Pre-Clinical Trials	$595	$346	1.72x
Akouos (NAS: AKUS)	6/26/2020	Pre-Clinical Trials	$340	$240	1.41x
Kodiak Sciences (NAS: KOD)	10/4/2018	Pre-Clinical Trials	$276	$114	2.42x
Gritstone bio (NAS: GRTS)	9/28/2018	Pre-Clinical Trials	$332	$331	1.00x
Provention Bio (NAS: PRVB)	7/24/2018	Pre-Clinical Trials	$70	$88	0.79x
Replimune (NAS: REPL)	7/20/2018	Pre-Clinical Trials	$362	N/A	N/A

Pre-IPO Equity Value/Invested Capital Data — Pre-Clinical Companies

Target Company	IPO Date	Development-stage at IPO Date	Pre-$ IPO Equity Value	Capital Raised Prior to IPO	Return on IC Pre-$ IPO Equity Value/Capital Raised
DiCE Molecules (NAS: DICE)	9/15/2021	Pre-Clinical Trials	$414	$240	1.72x
Tyra Biosciences (NAS: TYRA)	9/15/2021	Pre-Clinical Trials	$482	$156	3.09x
Omega Therapeutics (NAS: OMGA)	7/30/2021	Pre-Clinical Trials	$669	$244	2.74x
Gain Therapeutics (NAS: GANX)	3/18/2021	Pre-Clinical Trials	$85	$23	3.68x
Bolt Biotherapeutics (NAS: BOLT)	2/5/2021	Pre-Clinical Trials	$461	$158	2.91x
Cullinan Oncology (NAS: CGEM)	1/8/2021	Pre-Clinical Trials	$619	$380	1.63x
Codiak (NAS: CDAK)	10/14/2020	Pre-Clinical Trials	$196	$179	1.10x
Dyne Therapeutics (NAS: DYN)	9/17/2020	Pre-Clinical Trials	$595	$176	3.39x
iTeos Therapeutics (NAS: ITOS)	7/24/2020	Pre-Clinical Trials	$434	$203	2.14x
Akouos (NAS: AKUS)	6/26/2020	Pre-Clinical Trials	$340	$163	2.09x
Cyteir Therapeutics (NAS: CYT)	6/18/2021	Pre-Clinical Trials	$487	$126	3.87x
Entrada Therapeutics (NAS: TRDA)	11/2/2021	Pre-Clinical Trials	$416	$203	2.05x
Graphite Bio (NAS: GRPH)	6/25/2021	Pre-Clinical Trials	$714	$195	3.66x
Kronos Bio (NAS: KRON)	10/9/2020	Pre-Clinical Trials	$758	$278	2.73x
Nuvalent (NAS: NUVL)	7/29/2021	Pre-Clinical Trials	$630	$187	3.37x
Nuvectis Pharma (NAS: NVCT)	2/4/2022	Pre-Clinical Trials	$48	$15	3.17x
Passage Bio (NAS: PASG)	2/28/2020	Pre-Clinical Trials	$576	$161	3.57x
PMV Pharma (NAS: PMVP)	9/25/2020	Pre-Clinical Trials	$562	$241	2.34x
Pyxis Oncology (NAS: PYXS)	10/8/2021	Pre-Clinical Trials	$356	$174	2.04x
Rubius Therapeutics (NAS: RUBY)	7/18/2018	Pre-Clinical Trials	$1,538	$246	6.25x
Tenaya Therapeutics (NAS: TNYA)	7/30/2021	Pre-Clinical Trials	$410	$248	1.65x
Kodiak Sciences (NAS: KOD)	10/4/2018	Pre-Clinical Trials	$276	$93	2.96x
Gritstone bio (NAS: GRTS)	9/28/2018	Pre-Clinical Trials	$332	$226	1.47x
Provention Bio (NAS: PRVB)	7/24/2018	Pre-Clinical Trials	$70	$28	2.46x
Replimune (NAS: REPL)	7/20/2018	Pre-Clinical Trials	$362	$87	4.16x

Pre-IPO Equity Value/Invested Capital Data — Phase 1 Clinical Companies

Target Company	IPO Date	Development-stage at IPO Date	Pre-$ IPO Equity Value	Capital Raised Prior to IPO	Return on IC Pre-$ IPO Equity Value/ Capital Raised
AN2 Therapeutics (NAS: ANTX)	3/25/2022	Clinical Trials-Phase 1	$212	$92	2.31x
Vigil Neuro (NAS: VIGL)	1/7/2022	Clinical Trials-Phase 1	$298	$140	2.13x
Immix Biopharma (NAS: IMMX)	12/16/2021	Clinical Trials-Phase 1	$17	$1	22.51x
Adagio Therapeutics (NAS: ADGI)	8/6/2021	Clinical Trials-Phase 1	$1,535	$466	3.30x
IN8bio (NAS: INAB)	7/30/2021	Clinical Trials-Phase 1	$148	$35	4.21x
Caribou Biosciences (NAS: CRBU)	7/23/2021	Clinical Trials-Phase 1	$603	$156	3.87x
Erasca (NAS: ERAS)	7/16/2021	Clinical Trials-Phase 1	$1,558	$420	3.71x
Aerovate Therapeutics (NAS: AVTE)	6/30/2021	Clinical Trials-Phase 1	$202	$82	2.48x
Janux Therapeutics (NAS: JANX)	6/11/2021	Clinical Trials-Phase 1	$485	$201	2.41x
Biomea Fusion (NAS: BMEA)	4/16/2021	Clinical Trials-Phase 1	$336	$56	6.00x
Longboard Pharmaceuticals (NAS: LBPH)	3/12/2021	Clinical Trials-Phase 1	$191	$56	3.40x
NexImmune (NAS: NEXI)	2/12/2021	Clinical Trials-Phase 1	$256	$43	5.99x
Sensei Biotherapeutics (NAS: SNSE)	2/4/2021	Clinical Trials-Phase 1	$429	$93	4.59x
Silverback Therapeutics (NAS: SBTX)	12/4/2020	Clinical Trials-Phase 1	$453	$232	1.95x
Kinnate Biopharma (NAS: KNTE)	12/3/2020	Clinical Trials-Phase 1	$591	$195	3.04x
Olema Oncology (NAS: OLMA)	11/19/2020	Clinical Trials-Phase 1	$523	$151	3.45x
Foghorn Therapeutics (NAS: FHTX)	10/23/2020	Clinical Trials-Phase 1	$451	$189	2.39x
Aligos Therapeutics (NAS: ALGS)	10/16/2020	Clinical Trials-Phase 1	$403	$225	1.79x
Prelude Therapeutics (NAS: PRLD)	9/25/2020	Clinical Trials-Phase 1	$648	$145	4.47x
Inhibrx (NAS: INBX)	8/19/2020	Clinical Trials-Phase 1	$504	$55	9.24x
Annexon Biosciences (NAS: ANNX)	7/24/2020	Clinical Trials-Phase 1	$361	$254	1.42x
Fusion Pharmaceuticals (NAS: FUSN)	6/26/2020	Clinical Trials-Phase 1	$496	$171	2.90x
Cabaletta Bio (NAS: CABA)	10/25/2019	Clinical Trials-Phase 1	$184	$88	2.09x
IGM Biosciences (NAS: IGMS)	9/18/2019	Clinical Trials-Phase 1	$287	$120	2.40x
Hillstream BioPharma (NAS: HILS)	1/12/2022	Clinical Trials-Phase 1	$30	N/A	N/A
Kiromic (NAS: KRBP)	10/16/2020	Clinical Trials-Phase 1	$73	$20	3.72x
Prevail Therapeutics	6/20/2019	Clinical Trials-Phase 1	$453	$129	3.51x
resTORbio	1/26/2018	Clinical Trials-Phase 1	$323	$65	4.97x
Scopus BioPharma (NAS: SCPS)	12/16/2020	Clinical Trials-Phase 1	$77	$10	7.91x
Verve Therapeutics (NAS: VERV)	6/17/2021	Clinical Trials-Phase 1	$609	$216	2.83x
Werewolf Therapeutics (NAS: HOWL)	4/30/2021	Clinical Trials-Phase 1	$321	$128	2.50x
Xilio Therapeutics (NAS: XLO)	10/22/2021	Clinical Trials-Phase 1	$309	$246	1.26x
Zentalis Pharmaceuticals (NAS: ZNTL)	4/3/2020	Clinical Trials-Phase 1	$456	$85	5.36x
Atreca (NAS: BCEL)	6/20/2019	Clinical Trials-Phase 1	$330	$223	1.48x
Corvus Pharmaceuticals (NAS: CRVS)	3/23/2016	Clinical Trials-Phase 1	$236	$109	2.17x

SPAC business combinations were not included due to the lack of necessary private company (pre-initial public offering) information provided in the SPAC business combination process, as opposed to the more information available in the traditional initial public offering process.

Initial Public Offering Pre-Money Step-Up Multiple Method

In another of its valuation methods, Vantage Point estimated value based on the post-money valuation implied from the most recent financing rounds of Coeptis and the application of a step-up multiple range. Such analysis resulted in an estimate valuation range as set forth below:

Pre-money Initial Public Offering Step-Up Multiple	Low	High
Pre-IPO/uplist valuation – Coeptis Therapeutics	$160,000,000	$160,000,000
multiply: Step up factor to pre-money public value	1.10x	1.30x
Total equity value (rounded)	$180,000,000	$210,000,000

Market Data

Summary Statistics	Pre-$ Initial Public Offering Equity Value	Last Private Post-$ Value	Initial Public Offering Step-up Factor Last Private Pre-$/Post-$ Equity Value
Minimum:	$70	$86	0.46x
Lower (First) Quartile:	$246	$214	1.00x
Median:	$340	$295	1.24x
Average:	$407	$333	1.38x
Upper (Third) Quartile:	$483	$338	1.73x
Maximum:	$1,535	$1,736	2.98x

Source: PitchBook Data, Inc.; Data has not been reviewed by PitchBook analysts.

The companies used by Vantage Point in the Guideline Public Company Method (Pre-money Step-Up Multiple Analysis) include those set forth below:

1.      AN2 Therapeutics (NASDAQ: ANTX)

2.      Vigil Neuro (NASDAQ: VIGL)

3.      Adagio Therapeutics (NASDAQ: ADGI)

4.      Caribou Biosciences (NASDAQ: CRBU)

5.      Janux Therapeutics (NASDAQ: JANX)

6.      Biomea Fusion (NASDAQ: BMEA)

7.      Longboard Pharmaceuticals (NASDAQ: LBPH)

8.      NexImmune (NASDAQ: NEXI)

9.      Sensei Biotherapeutics (NASDAQ: SNSE)

10.    SilverBack Therapeutics (NASDAQ: SBTX)

11.    Olema Oncology (NASDAQ: OLMA)

12.    Aligos Therapeutics (NASDAQ: ALGS)

13.    Prelude Therapeutics (NASDAQ: PRLD)

14.    Annexon Biosciences (NASDAQ: ANNX)

15.    Cabaletta Bio (NASDAQ: CABA)

16.    Atreca (NASDAQ: BCEL)

17.    Corvus Pharmaceuticals (NASDAQ: CRVS)

18.    Tyra Biosciences (NASDAQ: TYRA)

19.    Omega Therapeutics (NASDAQ: OMGA)

20.    Gain Therapeutics (NASDAQ: GANX)

21.    Bolt Biotherapeutics (NASDAQ: BOLT)

22.    Codiak (NASDAQ: CDAK)

23.    Dyne Therapeutics (NASDAQ: DYN)

24.    Akouos (NASDAQ: AKUS)

25.    Kodiak Sciences (NASDAQ: KOD)

26.    Gritstone bio (NASDAQ: GRTS)

27.    Provention Bio (NASDAQ: PRVB)

Pre-Initial Public Offering Equity Value/Invested Capital

In another of its valuation methods, Vantage Point estimated value based on a method that multiplies total Pre-IPO invested capital by an invested capital multiple range. Such analysis resulted in an estimate valuation range as set forth below:

GPC Method – Pre-IPO/Invested Capital	Low	High
Total Invested Capital Raised – Coeptis Therapeutics	$40,067,000	$40,067,000
multiply: Pre-money equity value/invested capital	2.75x	3.75x
Total equity value	$110,000,000	$150,000,000

Market Data

	Pre-$ Initial Public Offering Equity Value	Capital Raised Prior to IPO	Return on IC Pre-$ IPO Equity Value/Capital Raised
Minimum:	$17	$1	1.10x
Lower (First) Quartile:	$282	$88	2.13x
Median:	$414	$158	2.91x
Average:	$444	$158	3.53x
Upper (Third) Quartile:	$543	$219	3.71x
Maximum:	$1,558	$466	22.51x

Source: PitchBook Data, Inc.; Data has not been reviewed by PitchBook analysts.

The companies used by Vantage Point in Pre-Initial Public Offering Equity Value/Invested Capital method include those set forth below:

1.      AN2 Therapeutics (NASDAQ: ANTX)

2.      Vigil Neuro (NASDAQ: VIGL)

3.      Immix Biopharma (NASDAQ: IMMX)

4.      Adagio Therapeutics (NASDAQ: ADGI)

5.      IN8bio (NASDAQ: INAB)

6.      Caribou Biosciences (NASDAQ: CRBU)

7.      Erasca (NASDAQ: ERAS)

8.      Aerovate Therapeutics (NASDAQ: AVTE)

9.      Janux Therapeutics (NASDAQ: JANX)

10.    Biomea Fusion (NASDAQ: BMEA)

11.    Longboard Pharmaceuticals (NASDAQ: LBPH)

12.    NexImmune (NASDAQ: NEXI)

13.    Sensei Biotherapeutics (NASDAQ: SNSE)

14.    Silverback Therapeutics (NASDAQ: SBTX)

15.    Kinnate Biopharma (NASDAQ: KNTE)

16.    Olema Oncology (NASDAQ: OLMA)

17.    Foghorn Therapeutics (NASDAQ: FHTX)

18.    Aligos Therapeutics (NASDAQ: ALGS)

19.    Prelude Therapeutics (NASDAQ: PRLD)

20.    Inhibrx (NASDAQ: INBX)

21.    Annexon Biosciences (NASDAQ: ANNX)

22.    Fusion Pharmaceuticals (NASDAQ: FUSN)

23.    Cabaletta Bio (NASDAQ: CABA)

24.    IGM Biosciences (NASDAQ: IGMS)

25.    Kiromic (NASDAQ: KRBP)

26.    Prevail Therapeutics

27.    resTORbio

28.    Scopus BioPharma (NASDAQ: SCPS)

29.    Verve Therapeutics (NASDAQ: VERV)

30.    Werewolf Therapeutics (NASDAQ: HOWL)

31.    Xilio Therapeutics (NASDAQ: XLO)

32.    Zentalis Pharmaceuticals (NASDAQ: ZNTL)

33.    Atreca (NASDAQ: BCEL)

34.    Corvus Pharmaceuticals (NASDAQ: CRVS)

35.    DiCE Molecules (NASDAQ: DICE)

36.    Tyra Biosciences (NASDAQ: TYRA)

37.    Omega Therapeutics (NASDAQ: OMGA)

38.    Gain Therapeutics (NASDAQ: GANX)

39.    Bolt Biotherapeutics (NASDAQ: BOLT)

40.    Cullinan Oncology (NASDAQ: CGEM)

41.    Codiak (NASDAQ: CDAK)

42.    Dyne Therapeutics (NASDAQ: DYN)

43.    iTeos Therapeutics (NASDAQ: ITOS)

44.    Akouos (NASDAQ: AKUS)

45.    Cyteir Therapeutics (NASDAQ: CYT)

46.    Entrada Therapeutics (NASDAQ: TRDA)

47.    Graphite Bio (NASDAQ: GRPH)

48.    Kronos Bio (NASDAQ: KRON)

49.    Nuvalent (NASDAQ: NUVL)

50.    Nuvectis Pharma (NASDAQ: NVCT)

51.    Passage Bio (NASDAQ: PASG)

52.    PMV Pharma (NASDAQ: PMVP)

53.    Pyxis Oncology (NASDAQ: PYXS)

54.    Rubius Therapeutics (NASDAQ: RUBY)

55.    Tenaya Therapeutics (NASDAQ: TNYA)

56.    Kodiak Sciences (NASDAQ: KOD)

57.    Gritstone bio (NASDAQ: GRTS)

58.    Provention Bio (NASDAQ: PRVB)

59.    Replimune (NASDAQ: REPL)

Guideline Public Companies — Initial Public Offering Sampling

Based on an Initial Public Offering sampling method where Vantage Point examined the range of comparable Initial Public Offering pre-money valuations, Vantage Point assumed a pre-money Initial Public Offering value range of $200 million to $250 million based on the market ranges observed in the various data sets.

Guideline Transaction Method (Return on Invested Capital)

Vantage Point searched for private venture-backed biotech companies in the Pre-Clinical and Phase 1 Clinical stages that were acquired in merger and acquisition transactions. Vantage Point included transactions back to 2017. Vantage Point then estimated the value based on the total invested capital of Coeptis multiplied by an invested capital multiple range. Such analysis resulted in an estimate valuation range as set forth below:

Transaction Method – M&A Value/Invested Capital	Low	High
Total Invested Capital Raised – Coeptis Therapeutics	$40,000,000	$40,000,000
multiply: M&A value/invested capital	4.00x	5.00x
Total enterprise value	$160,000,000	$200,000,000
less: Pro forma net debt	$(7,900,000)	$(7,900,000)
Total equity value	$150,000,000	$190,000,000

Market Data

	M&A Value	Capital Raised Prior to M&A	M&A Value/Capital Raised
Minimum:	$87	$0	0.58x
Lower (First) Quartile:	$178	$18	2.95x
Median:	$419	$87	3.83x

Upper (Third) Quartile:	$759	$148	6.68x
Maximum:	$1,702	$258	18.51x

Source: PitchBook Data, Inc.; Data has not been reviewed by PitchBook analysts.

The companies used by Vantage Point in the Guideline Transaction Method (Return on Invested Capital) include those set forth below:

1.      Courier Therapeutics

2.      Novellus Therapeutics

3.      Guide Therapeutics

4.      Mitobridge

5.      Maverick Therapeutics

6.      IFM Tre

7.      Jasper Therapeutics (NASDAQ: JSPR)

8.      resTORbio

9.      Prevail Therapeutics

10.    True North Therapeutics

11.    Kiadis Pharma N.V.

Fairness Analysis Summary

As part of determining whether the Business Combination is fair to Bull Horn, Vantage Point considered its valuation indications noted above as part of its determination that the Business Combination was fair to Bull Horn from a financial point of view. Below is a chart depicting such methodologies relative to $175 million:

In addition, Vantage Point considered whether the fair market value of Coeptis was equal to at least 80 percent of the balance of funds in Bull Horn’s trust account (excluding deferred underwriting commissions and taxes payable), as of the date of Vantage Point’s Opinion. The balance of the trust account as of the date of Vantage Point’s Opinion was approximately $75.8 million, and 80% of this amount is approximately $60.6 million, which falls below the minimum of all of the valuation indications.

Subsequent to the issuance of Vantage Point’s Opinion dated April 18, 2022, holders of 4,258,586 public shares exercised their right to redeem their shares in connection with the special meeting of shareholders of Bull Horn held on April 26, 2022, which left approximately $32.7 million in the trust account immediately after the redemption. This event occurred after Vantage Point’s opinion was delivered so it was not considered by Vantage Point. It is noted that 80% of $32.7 million is approximately $26.2 million, which also falls below the minimum of all of the valuation indications.

Determinations of the Bull Horn Board

In addition to considering the factors described above, the Bull Horn Board also considered that some officers and directors of Bull Horn may have interests in the Business Combination as individuals that are in addition to, and that may be different from, the interests of Bull Horn’s shareholders (see “Proposal 2: The Business Combination

Proposal — Interests of Bull Horn’s Directors and Officers and Others in the Business Combination”). Our independent directors reviewed and considered these interests during the negotiation of the Business Combination and in the course of evaluating and unanimously approving the Merger Agreement and the transactions contemplated thereby.

After considering all the information available to it and all the advice and other inputs presented to it, including in respect to the various positive and negative factors highlighted above, the Bull Horn Board concluded that Bull Horn’s entry into the Merger Agreement and consummation of the transactions contemplated therein, including the Business Combination were advisable, fair to and in the best interests of Bull Horn and its shareholders.

The termination of the strategic agreement with Statera did not have an impact on the Bull Horn Board’s view of the consideration to be paid for the Business Combination, the Vantage Point Opinion that supported the amount of the consideration to be paid for Coeptis, and the Bull Horn Board’s conclusions that the Merger Agreement and the Business Combination were advisable, fair to, and in the best interests of, Bull Horn and its shareholders.

Satisfaction of 80% Test

Pursuant to Nasdaq listing rules, the target business or businesses that Bull Horn acquires must collectively have a fair market value equal to at least 80% of the balance of the funds in the trust account (less any deferred underwriting commissions and taxes payable on interest earned) at the time of the execution of a definitive agreement for Bull Horn’s initial business combination (such requirement, the “80% test”). As of the date of the execution of the Merger Agreement, the balance of funds in the trust account was approximately $75.8 million, 80% of which represents approximately $60.6 million. Based on the pre-money valuation for Coeptis by Vantage Point, the Bull Horn Board determined that this requirement was met. The Bull Horn Board determined that the consideration being paid in the Business Combination, which amount was negotiated at arms-length, was fair to and in the best interests of Bull Horn and its shareholders and appropriately reflected Coeptis’ value. In reaching this determination, the Bull Horn Board concluded that it was appropriate to base such valuation in part on qualitative factors such as management strength and depth, competitive positioning, customer relationships, and technical skills, as well as quantitative factors such as its potential for future growth in revenue and profits. The Bull Horn Board believes that the financial skills and background of its members qualify it to conclude that the acquisition of Coeptis met this requirement.

Tax Treatment of the Business Combination

Coeptis and Bull Horn intend for the Business Combination to qualify as a “reorganization” within the meaning of Section 368(a) of the Code. Coeptis and Bull Horn each will use its reasonable best efforts to cause the Business Combination to qualify, and agree not to, and not to permit or cause any affiliates or any subsidiaries of Coeptis or Bull Horn to, take any action that could reasonably be expected to prevent or impede the Business Combination from qualifying, as a “reorganization” within the meaning of Section 368(a) of the Code.

Material U.S. Federal Income Tax Consequences of the Business Combination

The following is a description of the material U.S. federal income tax consequences of the Business Combination that are applicable to U.S. Holders (as defined below) of Coeptis common stock who exchange shares of Coeptis common stock for shares of Bull Horn common stock in the Business Combination and hold their shares as capital assets. This discussion does not address all of the U.S. federal income tax consequences that may be relevant to particular U.S. Holders in light of their particular circumstances. This discussion does not address special tax rules applicable to particular U.S. Holders, such as: dealers in securities or foreign currencies; banks; insurance companies; financial institutions; mutual funds; real estate investment trusts; regulated investment companies; tax-exempt organizations; pass-through entities such as partnerships, S corporations, disregarded entities for federal income tax purposes and limited liability companies (and investors therein); persons who are not U.S. Holders; stockholders who are subject to the alternative minimum tax provisions of the Code; persons who hold their shares as part of a hedge, wash sale, synthetic security, conversion transaction, or other integrated transaction; persons required to accelerate the recognition of any item of gross income with respect to stock as a result of such income being recognized on an applicable financial statement; persons that have a functional currency other than the U.S. dollar; traders in securities who elect to apply a mark-to-market method of accounting; persons who hold shares of Coeptis common stock that may constitute “qualified small business stock” under Section 1202 of the Code or as “Section 1244 stock” for purposes of Section 1244 of the Code; persons who acquired their shares of stock in a transaction subject to the gain rollover provisions of Section 1045 of the Code; persons who acquired their shares of stock pursuant to the exercise of options or otherwise as compensation or through a tax-qualified retirement plan or through the exercise of a warrant or conversion rights under convertible instruments; and certain expatriates or former citizens or long-term residents of the United States. Coeptis stockholders subject to special tax rules that are described in this paragraph are urged to consult their own tax advisors regarding the consequences to them of the Business Combination.

If an entity that is treated as a partnership for U.S. federal income tax purposes holds Coeptis common stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend upon the status of the partner, the activities of the partnership and certain determinations made at the partner level. Partners of partnerships or other pass-through entities holding shares of Coeptis common stock should consult their tax advisors regarding the tax consequences of the Business Combination.

This discussion does not address the tax consequences to Coeptis stockholders under any state, local or foreign tax laws or the U.S. federal estate or gift, Medicare net investment income, or alternative minimum tax provisions of the Code. It also does not discuss the tax consequences of transaction occurring prior to, concurrently with or after the Business Combination (whether or not such transactions are undertaken in connection with the Business Combination), including, without limitation, the Domestication, or the exercise of stock options or warrants in anticipation of the Business Combination. No ruling from the Internal Revenue Service, or the IRS, has been or will be requested in connection with the Business Combination and Coeptis stockholders should be aware that the IRS could adopt a position which could be sustained by a court contrary to that set forth in this discussion.

This discussion is based upon current provisions of the Code, existing and proposed U.S. Treasury Regulations promulgated thereunder, and current administrative rulings and court decisions, all as in effect as of the date hereof and all of which are subject to differing interpretations or change. Any change, which may be retroactive, could alter the tax consequences to Coeptis stockholders as described in this summary.

In connection with the filing of the registration statement of which this proxy statement/prospectus is a part, Ellenoff Grossman & Schole LLP will deliver an opinion that the statements under the section titled “Proposal 2: The Business Combination — Material U.S. Federal Income Tax Consequences of the Business Combination” constitutes the opinion of Ellenoff Grossman & Schole LLP. In rendering its opinion, counsel assumes that the statements and facts concerning the Business Combination set forth in this proxy statement/prospectus and in the Merger Agreement, are true and accurate in all respects, and that the Business Combination will be completed in accordance with this proxy statement/prospectus and the Merger Agreement. Counsel’s opinion also assumes the truth and accuracy of certain representations and covenants as to factual matters made by Bull Horn, Coeptis and Merger Sub in tax representation letters provided to counsel. In addition, counsel bases its tax opinion on the law in effect on the date of the opinion and assumes that there will be no change in applicable law between such date and the time of the Business Combination. If any of these assumptions is inaccurate, the tax consequences of the Merger could differ from those described in this proxy statement/prospectus.

Definition of “U.S. Holder”

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of Coeptis common stock that is, for United States federal income tax purposes:

•        an individual who is a citizen or resident of the United States;

•        a corporation, or any other entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state thereof, or the District of Columbia;

•        a trust if either (i) a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more United States persons (within the meaning of Section 7701(a)(30) of the Code) are authorized or have the authority to control all substantial decisions of such trust, or (ii) the trust has a valid election in effect under applicable Treasury Regulations to be treated as a United States person under applicable U.S. Treasury Regulations; or an estate, the income of which is subject to U.S. federal income tax regardless of its source.

Treatment of Coeptis Stockholders Who Are U.S. Holders in the Business Combination

Subject to the qualifications and assumptions described in this proxy statement/prospectus, the Business Combination will qualify as a “reorganization” within the meaning of Section 368(a) of the Code. Accordingly, Coeptis stockholders generally will not recognize gain or loss upon the exchange of their Coeptis stock for Company Common Stock, except to the extent of cash received in lieu of a fractional share of Company Common Stock as described below. A U.S. Holder who receives cash in lieu of a fractional share of Company Common Stock in the Merger will generally recognize capital gain or loss in an amount equal to the difference between the amount of cash received instead of a fractional share and the U.S. Holder’s tax basis allocable to such fractional share. Coeptis stockholders generally will obtain a tax basis in the Company Common Stock they receive in the Business Combination equal to their tax basis in the Coeptis stock exchanged therefor, decreased by the amount of any tax basis allocable to a fractional share for which cash is received. The holding period of the shares of Company Common Stock received by a Coeptis stockholder in the Business Combination will include the holding period of the shares of Coeptis stock surrendered in exchange therefor.

We have not sought a ruling from the IRS as to any U.S. federal income tax consequences described herein. The IRS may disagree with the descriptions of U.S. federal income tax consequences contained herein, and its determination may be upheld by a court. Any such determination could subject a U.S. Holder to adverse U.S. federal income tax consequences that would be different than those described herein. If the Business Combination is not treated as a “reorganization” within the meaning of Section 368(a) of the Code, then each U.S. Holder of Coeptis stock generally will be treated as exchanging its Coeptis stock in a fully taxable transaction in exchange for Company Common Stock. Coeptis stockholders will generally recognize capital gain or loss in such exchange equal to the difference between a Coeptis stockholder’s adjusted tax basis in the Coeptis stock surrendered in the Business Combination and the fair market value of the Company Common Stock. Any recognized capital gain or capital loss will be long-term capital gain or capital loss if the U.S. Holder has held the shares of Coeptis stock for more than one year. The deductibility of capital losses is subject to limitations.

For purposes of the above discussion, Coeptis stockholders who acquired their Coeptis stock at different times or for different prices should consult their tax advisors regarding the manner in which gain or loss should be determined in their specific circumstances.

Holders of Coeptis stock are urged to consult their tax advisors regarding the U.S. federal income tax consequences of the Business Combination in light of their personal circumstances and the consequences to them under state, local and non-U.S. tax laws and other federal tax laws.

Information Reporting

Because the Business Combination is intended to be a “reorganization” within the meaning of Section 368(a) of the Code, each U.S. Holder who receives shares of Company Common Stock in the Business Combination is required to retain permanent records pertaining to the Business Combination, and make such records available to any authorized IRS officers and employees. Such records should specifically include information regarding the amount, basis, and fair market value of all transferred property, and relevant facts regarding any liabilities assumed or extinguished as part of such “reorganization.” Additionally, U.S. Holders who owned immediately before the Business Combination at least one percent (by vote or value) of the total outstanding stock of Coeptis are required to attach a statement to their tax returns for the year in which the Business Combination is consummated that contains the information listed in Treasury Regulation Section 1.368-3(b). Such statement must include the U.S. Holder’s tax basis in such holder’s Coeptis stock surrendered in the Business Combination, the fair market value of such stock, the date of the Business Combination and the name and employer identification number of each of Coeptis and Bull Horn. U.S. Holders are urged to consult with their tax advisors to comply with these rules.

The foregoing summary is of a general nature only and is not intended to be, and should not be construed to be, legal, business or tax advice to any particular Coeptis stockholder. This summary does not take into account your particular circumstances and does not address consequences that may be particular to you. Therefore, you should consult your tax advisor regarding the particular consequences of the Business Combination to you. Anticipated Accounting Treatment

The Business Combination will be accounted for as a business combination under the scope of the Financial Accounting Standards Board’s Accounting Standards Codification 805, Business Combinations, or ASC 805. Under ASC 805, Coeptis has been determined to be the accounting acquirer. Under ASC 805, the acquiring entity (Coeptis) in a business combination recognizes 100 percent of the acquired assets and assumed liabilities, regardless of the percentage owned, at their estimated fair values as the date of acquisition. Any excess of the purchase price over the fair value of net assets and other identifiable intangible assets acquired is recorded as goodwill. To the extent the fair value of net assets acquired, including other identifiable assets, exceeds the purchase price, a bargain purchase gain is recognized. Assets acquired and liabilities assumed from contingencies must also be recognized at fair value, if the fair value can be determined during the measurement period. Results of operations of an acquired business are included in the statement of income (loss) from the date of acquisition. Acquisition-related costs, including conversion and restructuring charges, are expensed as incurred.

Regulatory Matters

The Business Combination and the transactions contemplated by the Merger Agreement are not subject to any additional federal or state regulatory requirement or approval, (i) except for filings with the British Virgin Islands and Delaware necessary to effectuate the Domestication, (ii) the Business Combination and filings required of solicitation materials pursuant to Rule 14a-12 of the Exchange Act and (iii) filings required under the HSR Act.

Resolution to be Voted Upon

The full text of the resolution to be passed is as follows:

“It is resolved that Bull Horn’s entry into the Agreement and Plan of Merger dated effective as of April 18, 2022 (as amended or supplemented from time to time, the “Merger Agreement”) by and among Bull Horn, Merger Sub, and Coeptis, the consummation of the transactions contemplated by the Merger Agreement, including the issuance of the merger consideration thereunder, and the performance by Bull Horn of its obligations thereunder thereby be ratified, approved, adopted and confirmed in all respects.”

Required Vote with Respect to the Business Combination Proposal

The approval of the Business Combination Proposal will require the affirmative vote of the holders of a majority of the Bull Horn Shares that are present and vote at the Shareholders Meeting. If any of the Domestication Proposal, the Business Combination Proposal, the 2022 Equity Incentive Plan Proposal, the Director Election Proposal and any of the Charter Amendment Proposals fails to receive the required shareholder approval, the Business Combination will not be completed.

The sponsor has agreed to vote any ordinary shares owned by it in favor of the Business Combination pursuant to the Insider Letter Agreement. As of the Record Date, such shareholders beneficially owned 5,116,414 ordinary shares, excluding shares issuable upon the exercise of warrants. As of the date hereof, the sponsor and Bull Horn’s directors and officers have not purchased any additional ordinary shares.

Recommendation of Bull Horn Board with Respect to the Business Combination Proposal

THE BULL HORN BOARD UNANIMOUSLY RECOMMENDS THAT THE BULL HORN SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE BUSINESS COMBINATION PROPOSAL.

PROPOSAL 3: THE 2022 EQUITY INCENTIVE PLAN PROPOSAL

General

The holders of Bull Horn Shares are being asked to approve the Coeptis Therapeutics Holdings, Inc. 2022 Equity Incentive Plan, referred to as the “2022 Equity Incentive Plan.” The Bull Horn Board intends to adopt the 2022 Equity Incentive Plan, subject to approval from the holders of Bull Horn Shares. If approved, the 2022 Equity Incentive Plan will become effective upon the Closing and will be used by the Company following the Closing. Where the interests of Coeptis (before the Closing) and the interests of the Company (following the Closing) are the same with respect to the 2022 Equity Incentive Plan, the term “Company” will be used.

The Bull Horn Board believes that the Company must offer a competitive equity incentive program if it is to successfully attract and retain the best possible candidates for positions of substantial responsibility within the Company. The Bull Horn Board expects that the 2022 Equity Incentive Plan will be an important factor in attracting, retaining and rewarding high caliber employees who are essential to the Company’s success and in providing incentive to these individuals to promote the success of the Company.

Approval of the 2022 Equity Incentive Plan by Bull Horn’s shareholders is required, among other things, in order to: (i) comply with Nasdaq rules requiring stockholder approval of equity compensation plans and (ii) allow the grant to eligible employees of options that qualify as “incentive stock options” (“ISOs”) under Section 422 of the Code.

If the 2022 Equity Incentive Plan is approved by the holders of Bull Horn Shares, the 2022 Equity Incentive Plan will become effective as of the date of the Closing of the Business Combination. In the event that the holders of Bull Horn Shares or the holders of Coeptis common stock do not approve this proposal, the 2022 Equity Incentive Plan will not become effective. Approval of the 2022 Equity Incentive Plan by the holders of Bull Horn Shares will allow the Company to grant stock options, restricted stock unit awards and other awards at levels determined appropriate by its board of directors and/or compensation committee following the closing of the Business Combination. The 2022 Equity Incentive Plan will also allow the Company to utilize a broad array of equity incentives and performance cash incentives in order to secure and retain the services of its employees, directors and consultants, and to provide long-term incentives that align the interests of its employees, directors and consultants with the interests of its stockholders following the closing of the Business Combination.

Summary of the 2022 Equity Incentive Plan

The following is a summary of the principal features of the 2022 Equity Incentive Plan. This summary does not purport to be a complete description of all of the provisions of the 2022 Equity Incentive Plan and it is qualified in its entirety by reference to the full text of the 2022 Equity Incentive Plan, a copy of which is attached to this proxy statement/prospectus as Annex E.

Eligibility and Administration.    Employees, consultants and directors of Coeptis and its subsidiaries may be eligible to receive awards under the 2022 Equity Incentive Plan. Following the Closing, the Company is expected to have approximately 5 employees, 5 non-employee directors and no other individual service providers who may be eligible to receive awards under the 2022 Equity Incentive Plan.

Awards.    The 2022 Equity Incentive Plan provides for the grant of ISOs within the meaning of Section 422 of the Internal Revenue Code (the “Code”) to employees, including employees of any parent or subsidiary, and for the grant of nonstatutory stock options (“NSOs”), stock appreciation rights (“SARs”), Restricted Stock Awards, Restricted Stock Unit (“RSU”) awards, Performance Awards and other forms of awards to employees, directors and consultants, including employees and consultants of our affiliates.

Authorized Shares.    Initially, the maximum number of shares of Coeptis common stock that may be issued under the 2022 Equity Incentive Plan after it becomes effective will not exceed an amount equal to 12% of shares of Company Common Stock outstanding immediately after the Closing.

Shares subject to stock awards granted under the Plan that expire or terminate without being exercised in full or that are paid out in cash rather than in shares do not reduce the number of shares available for issuance under our Plan. Shares withheld under a stock award to satisfy the exercise, strike or purchase price of a stock award or to satisfy a tax withholding obligation do not reduce the number of shares available for issuance under our Plan. If any shares of our common stock issued pursuant to a stock award are forfeited back to or repurchased or reacquired by us (i) because of a failure to meet a contingency or condition required for the vesting of such shares, (ii) to satisfy the exercise, strike or purchase price of an award or (iii) to a tax withholding obligation in connection with an award, the shares that are forfeited or repurchased or satisfy reacquired will revert to and again become available for issuance under the Plan. Any shares previously issued which are reacquired in satisfaction of tax withholding obligations or as consideration for the exercise or purchase price of a stock award will again become available for issuance under the Plan.

Plan Administration.    Our Board, or, if assigned authority by the Board, the Compensation Committee of the Board (the “Committee”), will have the authority to administer the Plan, unless and until the Board delegates some or all of the administration of the Plan to a different Committee or Committees of the Board. The Committee may delegate to one or more of our officers the authority to (i) designate employees (other than officers) to receive specified stock awards and (ii) determine the number of shares subject to such stock awards. The Committee will have the power, subject to, and within the limitations of, the express provisions of the Plan to determine from time to time (1) which of the persons eligible under the Plan will be granted Awards; (2) when and how each Award will be granted; (3) what type or combination of types of Award will be granted; (4) the provisions of each Award granted (which need not be identical), including the time or times when a person will be permitted to receive an issuance of Common Stock or other payment pursuant to an Award; (5) the number of shares of Common Stock or cash equivalent with respect to which an Award will be granted to each such person; and (6) the Fair Market Value applicable to an Award. The Committee will also be granted with the power to construe and interpret the Plan and Awards granted under it, correct any deficiencies or omissions in the Plan to make the Plan or Award fully effective, to settle all controversies regarding the Plan and any Award, to accelerate the time at which an Award may first be exercised or the time during which an Award will vest, to prohibit the exercise of any Option, SAR or exercisable award for administrative convenience, to approve forms of Award Agreements under the Plan, and to exercise such powers and to perform such acts as the Committee deems necessary or expedient to promote the best interests of the Company.

Stock Options.    ISOs and NSOs are granted under stock option agreements in a form approved by the Committee. The Committee determines the exercise price for stock options, within the terms and conditions of the Plan, provided that the exercise price of a stock option generally cannot be less than 100% of the fair market value of our common stock on the date of grant. Options granted under the Plan vest at the rate specified in the stock option agreement as determined by the Committee.

The Committee determines the term of stock options granted under the Plan, up to a maximum of 10 years. Unless the terms of an option holder’s stock option agreement, or other written agreement between us and the recipient approved by the Committee, provide otherwise, if an option holder’s service relationship with us or any of our affiliates ceases for any reason other than disability, death or Cause (as defined in the Plan), the option holder may generally exercise any vested options for a period of three months following the cessation of service. If an option holder’s service relationship with us or any of our affiliates ceases due to death, or an option holder dies within a certain period following cessation of service, the option holder or a beneficiary may generally exercise any vested options for a period of 18 months following the date of death. If an option holder’s service relationship with us or any of our affiliates ceases due to disability, the option holder may generally exercise any vested options for a period of 12 months following the cessation of service. In the event of a termination for cause, options generally terminate upon the termination date. In no event may an option be exercised beyond the expiration of its term.

Acceptable consideration for the purchase of common stock issued upon the exercise of a stock option will be determined by the Committee and may include (i) cash, check, bank draft or money order, (ii) a broker-assisted cashless exercise, (iii) the tender of shares of our common stock previously owned by the option holder, (iv) a net exercise of the option if it is an NSO or (v) other legal consideration approved by the Board.

Unless the Committee provides otherwise, options or stock appreciation rights generally are not transferable except by will or the laws of descent and distribution. Subject to approval of the Committee or a duly authorized officer, an option may be transferred pursuant to a domestic relations order, official marital settlement agreement or other divorce or separation instrument.

Tax Limitations on ISOs.    The aggregate fair market value, determined at the time of grant, of our common stock with respect to ISOs that are exercisable for the first time by an award holder during any calendar year under all of our stock plans may not exceed $100,000. Options or portions thereof that exceed such limit will generally be treated as NSOs. No ISO may be granted to any person who, at the time of the grant, owns or is deemed to own stock possessing more than 10% of our total combined voting power or that of any of our parent or subsidiary corporations unless (i) the option exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant and (ii) the term of the ISO does not exceed five years from the date of grant.

Restricted Stock Unit Awards.    Restricted stock unit awards are granted under restricted stock unit award agreements in a form approved by the Committee. Restricted stock unit awards may be granted in consideration for any form of legal consideration that may be acceptable to our board of directors and permissible under applicable law. A restricted stock unit award may be settled by cash, delivery of stock, a combination of cash and stock as deemed appropriate by the Committee or in any other form of consideration set forth in the restricted stock unit award agreement. Additionally, dividend equivalents may be credited in respect of shares covered by a restricted stock unit award. Except as otherwise provided in the applicable award agreement, or other written agreement between us and the recipient approved by the Committee, restricted stock unit awards that have not vested will be forfeited once the participant’s continuous service ends for any reason.

Restricted Stock Awards.    Restricted stock awards are granted under restricted stock award agreements in a form approved by the Committee. A restricted stock award may be awarded in consideration for cash, check, bank draft or money order, past or future services to us or any other form of legal consideration that may be acceptable to our board of directors and permissible under applicable law. The Committee determines the terms and conditions of restricted stock awards, including vesting and forfeiture terms. If a participant’s service relationship with us ends for any reason, we may receive any or all of the shares of common stock held by the participant that have not vested as of the date the participant terminates service with us through a forfeiture condition or a repurchase right.

Stock Appreciation Rights.    Stock appreciation rights are granted under stock appreciation right agreements in a form approved by the Committee. The Committee determines the strike price for a stock appreciation right, which generally cannot be less than 100% of the fair market value of our common stock on the date of grant. A stock appreciation right granted under the Plan vests at the rate specified in the stock appreciation right agreement as determined by the Committee. Stock appreciation rights may be settled in cash or shares of common stock or in any other form of payment as determined by the Board and specified in the stock appreciation right agreement.

The Committee determines the term of stock appreciation rights granted under the Plan, up to a maximum of 10 years. If a participant’s service relationship with us or any of our affiliates ceases for any reason other than cause, disability or death, the participant may generally exercise any vested stock appreciation right for a period of three months following the cessation of service. This period may be further extended in the event that exercise of the stock appreciation right following such a termination of service is prohibited by applicable securities laws. If a participant’s service relationship with us, or any of our affiliates, ceases due to disability or death, or a participant dies within a certain period following cessation of service, the participant or a beneficiary may generally exercise any vested stock appreciation right for a period of 12 months in the event of disability and 18 months in the event of death. In the event of a termination for cause, stock appreciation rights generally terminate immediately upon the occurrence of the event giving rise to the termination of the individual for cause. In no event may a stock appreciation right be exercised beyond the expiration of its term.

Performance Awards.    The Plan permits the grant of performance awards that may be settled in stock, cash or other property. Performance awards may be structured so that the stock or cash will be issued or paid only following the achievement of certain pre-established performance goals during a designated performance period. Performance awards that are settled in cash or other property are not required to be valued in whole or in part by reference to, or otherwise based on, the common stock.

The performance goals may be based on any measure of performance selected by the board of directors or the Committee. The performance goals may be based on company-wide performance or performance of one or more business units, divisions, affiliates or business segments, and may be either absolute or relative to the performance of one or more comparable companies or the performance of one or more relevant indices.

Other Stock Awards.    The Committee may grant other awards based in whole or in part by reference to our common stock. The Compensation Committee will set the number of shares under the stock award (or cash equivalent) and all other terms and conditions of such awards.

Non-Employee Director Compensation Limit.    The aggregate value of all compensation granted or paid to any non-employee director with respect to any calendar year, including awards granted and cash fees paid by us to such non-employee director, will not exceed $200,000 in total value; provided that such amount will increase to $400,000 for the first year for newly appointed or elected non-employee directors.

Changes to Capital Structure.    In the event there is a specified type of change in our capital structure, such as a stock split, reverse stock split or recapitalization, appropriate adjustments will be made to (i) the class and maximum number of shares reserved for issuance under the Plan, (ii) the class and maximum number of shares by which the share reserve may increase automatically each year, (iii) the class and maximum number of shares that may be issued on the exercise of ISOs and (iv) the class and number of shares and exercise price, strike price or purchase price, if applicable, of all outstanding stock awards.

Corporate Transactions.    The following applies to stock awards under the Plan in the event of a corporate transaction (as defined in the Plan), unless otherwise provided in a participant’s stock award agreement or other written agreement with us or one of our affiliates or unless otherwise expressly provided by the Committee at the time of grant.

In the event of a corporate transaction, any stock awards outstanding under the Plan may be assumed, continued or substituted for by any surviving or acquiring corporation (or its parent company), and any reacquisition or repurchase rights held by us with respect to the stock award may be assigned to the successor (or its parent company). If the surviving or acquiring corporation (or its parent company) does not assume, continue or substitute for such stock awards, then (i) with respect to any such stock awards that are held by participants whose continuous service has not terminated prior to the effective time of the corporate transaction, or current participants, the vesting (and exercisability, if applicable) of such stock awards will be accelerated in full to a date prior to the effective time of the corporate transaction (contingent upon the effectiveness of the corporate transaction), and such stock awards will terminate if not exercised (if applicable) at or prior to the effective time of the corporate transaction, and any reacquisition or repurchase rights held by us with respect to such stock awards will lapse (contingent upon the effectiveness of the corporate transaction), and (ii) any such stock awards that are held by persons other than current participants will terminate if not exercised (if applicable) prior to the effective time of the corporate transaction, except that any reacquisition or repurchase rights held by us with respect to such stock awards will not terminate and may continue to be exercised notwithstanding the corporate transaction.

In the event a stock award will terminate if not exercised prior to the effective time of a corporate transaction, the board of directors may provide, in its sole discretion, that the holder of such stock award may not exercise such stock award but instead will receive a payment equal in value to the excess (if any) of (i) the per share amount payable to holders of common stock in connection with the corporate transaction over (ii) any per share exercise price payable by such holder, if applicable. In addition, any escrow, holdback, earn out or similar provisions in the definitive agreement for the corporate transaction may apply to such payment to the same extent and in the same manner as such provisions apply to the holders of common stock.

Plan Amendment or Termination.    Our board of directors has the authority to amend, suspend or terminate our Plan, provided that such action does not materially impair the existing rights of any participant without such participant’s written consent. Certain material amendments also require the approval of our stockholders. No ISOs may be granted after the tenth anniversary of the date our board of directors adopts our Plan. No stock awards may be granted under our Plan while it is suspended or after it is terminated.

Summary of Material United States Federal Income Tax Consequences of the 2022 Equity Incentive Plan

The following is a summary of the principal federal income tax consequences of option grants and other awards under the 2022 Equity Incentive Plan. Optionees and recipients of other rights and awards granted under the 2022 Equity Incentive Plan are advised to consult their personal tax advisors before exercising an option or stock appreciation right or disposing of any stock received pursuant to the exercise of an option or stock appreciation right or following vesting of a restricted stock award or restricted stock unit or upon grant of an unrestricted stock award. In addition, the following summary is based upon an analysis of the Code as currently in effect, existing laws, judicial decisions, administrative rulings, regulations and proposed regulations, all of which are subject to change and does not address state, local or other tax laws.

Nonstatutory Stock Options.    Generally, there is no taxation upon the grant of a NSO. Upon exercise, a participant will recognize ordinary income equal to the excess, if any, of the fair market value of the underlying stock on the date of exercise of the stock option over the exercise price. If the participant is employed by the Company or one of its affiliates, that income will be subject to withholding taxes. The participant’s tax basis in those shares will be equal to their fair market value on the date of exercise of the stock option, and the participant’s capital gain holding period for those shares will begin on the day after they are transferred to the participant. Subject to the requirement of reasonableness, the deduction limits under Section 162(m) of the Code and the satisfaction of a tax reporting obligation, the Company will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the participant.

Incentive Stock Options.    The 2022 Equity Incentive Plan provides for the grant of stock options that are intended to qualify as “incentive stock options,” as defined in Section 422 of the Code. Under the Code, a participant generally is not subject to ordinary income tax upon the grant or exercise of an ISO. If the participant holds a share received upon exercise of an ISO for more than two years from the date the stock option was granted and more than one year from the date the stock option was exercised, which is referred to as the required holding period, the difference, if any, between the amount realized on a sale or other taxable disposition of that share and the participant’s tax basis in that share will be long-term capital gain or loss. If, however, a participant disposes of a share acquired upon exercise of an ISO before the end of the required holding period, which is referred to as a disqualifying disposition, the participant generally will recognize ordinary income in the year of the disqualifying disposition equal to the excess, if any, of the fair market value of the share on the date of exercise of the stock option over the exercise price. However, if the sales proceeds are less than the fair market value of the share on the date of exercise of the stock option, the amount of ordinary income recognized by the participant will not exceed the gain, if any, realized on the sale. If the amount realized on a disqualifying disposition exceeds the fair market value of the share on the date of exercise of the stock option, that excess will be short-term or long-term capital gain, depending on whether the holding period for the share exceeds one year. For purposes of the alternative minimum tax, the amount by which the fair market value of a share of stock acquired upon exercise of an ISO exceeds the exercise price of the stock option generally will be an adjustment included in the participant’s alternative minimum taxable income for the year in which the stock option is exercised. If, however, there is a disqualifying disposition of the share in the year in which the stock option is exercised, there will be no adjustment for alternative minimum tax purposes with respect to that share. In computing alternative minimum taxable income, the tax basis of a share acquired upon exercise of an ISO is increased by the amount of the adjustment taken into account with respect to that share for alternative minimum tax purposes in the year the stock option is exercised. The Company is not allowed a tax deduction with respect to the grant or exercise of an ISO or the disposition of a share acquired upon exercise of an ISO after the required holding period. If there is a disqualifying disposition of a share, however, the Company will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the participant, subject to the requirement of reasonableness, the deduction limits under Section 162(m) of the Code and provided that either the employee includes that amount in income or the Company timely satisfies its reporting requirements with respect to that amount.

Restricted Stock Awards.    Generally, the recipient of a restricted stock award will recognize ordinary income at the time the stock is received equal to the excess, if any, of the fair market value of the stock received over any amount paid by the recipient in exchange for the stock. If, however, the stock is subject to restrictions constituting a substantial risk of forfeiture when it is received (for example, if the employee is required to work for a period of time in order to have the right to transfer or sell the stock), the recipient generally will not recognize income until the restrictions constituting a substantial risk of forfeiture lapse, at which time the recipient will recognize ordinary income equal to the excess, if any, of the fair market value of the stock on the date it becomes vested over any amount paid by the recipient in exchange for the stock. A recipient may, however, file an election with the Internal Revenue Service, within 30 days following the date of grant, to recognize ordinary income, as of the date of grant, equal to the excess, if any, of the fair market value of the stock on the date the award is granted over any amount paid by the recipient for the stock. The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired from a restricted stock award will be the amount paid for such shares plus any ordinary income recognized either when the stock is received or when the restrictions constituting a substantial risk of forfeiture lapse. Subject to the requirement of reasonableness, the deduction limits under Section 162(m) of the Code and the satisfaction of a tax reporting obligation, the Company will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the restricted stock award.

Restricted Stock Unit Awards.    Generally, the recipient of a restricted stock unit award will generally recognize ordinary income at the time the stock is delivered equal to the excess, if any, of (i) the fair market value of the stock received over any amount paid by the recipient in exchange for the stock or (ii) the amount of cash paid to the participant. The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired from a restricted stock unit award will be the amount paid for such shares plus any ordinary income recognized when the stock is delivered, and the participant’s capital gain holding period for those shares will begin on the day after they are transferred to the participant. Subject to the requirement of reasonableness, the deduction limits under Section 162(m) of the Code and the satisfaction of a tax reporting obligation, the Company will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the restricted stock unit award.

Stock Appreciation Rights.    Generally, the recipient of a stock appreciation right will recognize ordinary income equal to the fair market value of the stock or cash received upon such exercise. Subject to the requirement of reasonableness, the deduction limits under Section 162(m) of the Code and the satisfaction of a tax reporting obligation, the Company will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the stock appreciation right.

THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF THE U.S. FEDERAL INCOME TAXATION UPON PARTICIPANTS AND THE COMPANY UNDER THE 2022 EQUITY INCENTIVE PLAN. IT DOES NOT PURPORT TO BE COMPLETE AND DOES NOT DISCUSS THE TAX CONSEQUENCES OF A PARTICIPANT’S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE, OR FOREIGN COUNTRY IN WHICH THE PARTICIPANT MAY RESIDE.

Resolution to be Voted Upon

The full text of the resolution to be passed is as follows:

“It is resolved as an ordinary resolution that the 2022 Equity Incentive Plan be approved and adopted in all respects.”

Required Vote With Respect to the 2022 Equity Incentive Plan Proposal

The approval of the 2022 Equity Incentive Plan will require an ordinary resolution as a matter of British Virgin Islands law, being the affirmative vote of the holders of a majority of the Bull Horn Shares that are present and vote on such proposal at the Shareholders Meeting. If the Business Combination is not approved, the 2022 Equity Incentive Plan Proposal will not be presented at the Shareholders Meeting. The 2022 Equity Incentive Plan will only become effective if the Business Combination is completed.

Recommendation of the Bull Horn Board with Respect to the 2022 Equity Incentive Plan Proposal

THE BULL HORN BOARD UNANIMOUSLY RECOMMENDS THAT THE BULL HORN
SHAREHOLDERS VOTE “FOR” THE 2022 EQUITY INCENTIVE PLAN PROPOSAL.

PROPOSAL 4: THE CHARTER AMENDMENT PROPOSALS

Overview

Proposed Amended and Restated Certificate of Incorporation of the Company

Bull Horn’s Memorandum and Articles of Association, which will be in large part replicated in the Interim Charter, includes certain provisions applicable to the rights of shareholders (such as the right to have their shares redeemed if Bull Horn fails to consummate a business combination by a particular date or if Bull Horn seeks to amend its memorandum and articles to extend that date) and the conduct of management and affairs prior to a business combination. Upon the closing of the Business Combination, such provisions will terminate or cease to be applicable.

Bull Horn’s shareholders are asked to consider and vote upon and to approve seven separate proposals (collectively, the “Charter Amendment Proposals”) in connection with the replacement of the Interim Charter with the Amended and Restated Certificate of Incorporation. Each Charter Amendment Proposal is conditioned on the approval of the Domestication Proposal, the Business Combination Proposal, the 2022 Equity Incentive Plan Proposal, the Director Election Proposal and each of the other Charter Amendment Proposals. Therefore, if any of the Domestication Proposal, the Business Combination Proposal, the 2022 Equity Incentive Plan Proposal, the Director Election Proposal or the Charter Amendment Proposals are not approved, then the Charter Amendment Proposals will have no effect, even if approved by Bull Horn’s shareholders.

The following table sets forth a summary of the principal changes proposed to be made between Bull Horn’s Interim Charter and the proposed Amended and Restated Certificate of Incorporation. This summary is qualified by reference to the complete text of the proposed Interim Charter, a copy of which is attached to this proxy statement/prospectus as Annex B, the complete text of the proposed Amended and Restated Certificate of Incorporation, a copy of which is attached to this proxy statement/prospectus as Annex C, and the complete text of the proposed Bylaws, a copy of which is attached to this proxy statement/prospectus as Annex D. All stockholders are encouraged to read each of the proposed Interim Charter, Amended and Restated Certificate of Incorporation, and Bylaws in their entirety for a more complete description of their terms.

	Interim Charter	Proposed Amended and Restated Certificate of Incorporation
Directors; Classes (Proposal 4(a))

The directors of Bull Horn shall be divided into two classes designated Class I and Class II. Each class shall consist, as nearly as may be possible, of one-half of the total number of directors constituting the entire Board. The Board may assign members of the Board already in office at the time of effectiveness of the Interim Charter (the “Effective Time”) to such classes. The Class I directors shall stand elected for a term expiring at Bull Horn’s first annual stockholder meeting following the Effective Time and the Class II directors shall stand elected for a term expiring at Bull Horn’s second annual stockholder meeting following the Effective Time.

The proposed Amended and Restated Certificate of Incorporation will have one class of directors who will be elected at each annual meeting of stockholders for a term of one year, other than those directors who may be elected by the holders of any series of preferred stock. The number of directors will be fixed solely and exclusively by resolution duly adopted from time to time by the Board of Directors, subject to the rights, if any, of the holders of any series of preferred stock.

See Article VI of the Amended and Restated Certificate of Incorporation.

	Interim Charter	Proposed Amended and Restated Certificate of Incorporation

At each annual meeting of the stockholders of Bull Horn following the Effective Time, successors to the class of directors whose term expires at that annual meeting shall be elected for a term of office to expire at the second annual stockholder meeting following their election, subject to their earlier death, resignation or removal.

See Article V, Section 6.02 of the Interim Charter.

Removal of Directors (Proposal 4(b))

The Interim Charter provides that, any or all of the directors may be removed from office following the consummation of the initial business combination, but not at any time before, and only by the affirmative vote of holders of a majority of the then-outstanding shares of capital stock of the corporation entitled to vote generally in the election of directors, voting together as a single class.

See Article V, Section 6.04 of the Interim Charter.

The proposed Amended and Restated Certificate of Incorporation will provide that, subject to the rights, if any, of any series of preferred stock to elect and remove directors may be removed with or without cause by the affirmative vote of the holders of at least a majority in voting power of the shares then entitled to vote at an election of directors.

See Article VI, Section C of the Amended and Restated Certificate of Incorporation.

Exclusive Forum (Proposal 4(c))	None. No corresponding provisions in the Interim Charter.

The proposed Amended and Restated Certificate of Incorporation will provide that, unless the Company consents in writing to the selection of an alternative forum, the (i) federal district courts of the United States of America shall, to the fullest extent permitted by law, be the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act and (ii) the Court of Chancery of the State of Delaware shall, to the fullest extent permitted by law, be the sole and exclusive forum for derivative actions, actions asserting a breach of fiduciary duties, any action arising under Delaware law, or any action regarding the internal affairs doctrine.

See Article VIII, Section A of the Amended and Restated Certificate of Incorporation.

	Interim Charter	Proposed Amended and Restated Certificate of Incorporation
Amendments to the Governing Documents (Proposal 4(d))

Bull Horn may amend its Certificate of Incorporation or Bylaws by a resolution of stockholders or by a resolution adopted by a majority of the Board, provided that no amendment may be made by the Board:

(a)     to restrict the rights or powers of the stockholders to amend the Certificate of Incorporation or Bylaws;

(b)    to change the percentage of stockholders required to pass a resolution of stockholders to amend the certificate of incorporation or bylaws;

(c)     in circumstances where the certificate of incorporation or bylaws cannot be amended by the stockholders; or

(d)    to change Sections 4.02, 4.03, Article IX and Section 10.01 of the Interim Charter.

Notwithstanding Section 10.01, no amendment may be made to the certificate of incorporation or bylaws by a resolution of stockholders to amend (a) Article IX prior to the initial Business Combination that would affect the substance or timing of Bull Horn’s obligations as described in Article IX to pay or to offer to pay the per-share redemption price to any holder of the public shares unless the holders of the public shares are provided with the opportunity to redeem their public shares upon the approval of any such amendment in the manner and for the price as set forth in Article IX; or (b) Section 10.02 during the target business acquisition period.

See Article XII of the Interim Charter.

The proposed Amended and Restated Certificate of Incorporation will provide that, except as otherwise provided by law, the Company’s Bylaws will only be permitted to be amended or repealed by the Company Board by the affirmative vote of a majority of the directors or by the affirmative vote of the holders of at least a majority in voting power of the outstanding shares entitled to vote on such amendment or repeal, voting together as a single class.

Under the DGCL, an amendment to the certificate of incorporation generally requires (1) the approval of the board of directors, (2) the approval of the holders of a majority of the voting power of the outstanding stock entitled to vote upon the proposed amendment and (3) the approval of the holders of a majority of the outstanding stock of any class entitled to vote thereon as a class, if any. Generally, the DGCL standard for amendment to the Company’s Certificate of Incorporation described above will apply. However, Articles V, VII and IX of the proposed Amended and Restated Certificate of Incorporation will only be permitted to be amended by the affirmative vote of the holders of at least a majority in voting power of the outstanding shares entitled to vote on such amendment.

See Article V and Article IX of the Amended and Restated Certificate of Incorporation.

	Interim Charter	Proposed Amended and Restated Certificate of Incorporation
Indemnification (Proposal 4(e))

Each person who is or was made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or an officer of Bull Horn or, while a director or officer of Bull Horn, is or was serving at the request of Bull Horn as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, other enterprise or non-profit entity, including service with respect to an employee benefit plan, whether the basis of such proceeding is alleged action in an official capacity while serving as a director, officer, employee or agent, or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by Bull Horn, against all liability and loss suffered and expenses (including, without limitation, attorneys’ fees, judgments, fines, ERISA excise taxes and penalties and amounts paid in settlement) reasonably incurred by such indemnitee in connection with such proceeding, provided, however, that, except with respect to proceedings to enforce rights to indemnification or an advancement of expenses or as otherwise required by law, Bull Horn shall indemnify and advance expenses to an indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the board of Bull Horn. An indemnitee shall also have the right to be paid by the Company the expenses (including attorney’s fees) incurred in appearing at, participating in or defending any such proceeding in advance of its final disposition.

See Article VIII, Section 9.02 of the Interim Charter.

In lieu of a corresponding provision in the Company’s proposed Amended and Restated Certificate of Incorporation addressing indemnification and advancement of expenses, the Company’s proposed Bylaws will provide for substantially similar rights to indemnification and advancement of expenses as described under the heading “Proposed Bylaws of the Combined Company” below.

No corresponding provisions in the Amended and Restated Certificate of Incorporation.

	Interim Charter	Proposed Amended and Restated Certificate of Incorporation
Name of the Company (Proposal 4(f))	Article I of the Interim Charter.	Coeptis Therapeutics Holdings, Inc.
Provisions Specific to a Blank Check Company and Variation of Rights of Shares Prior to a Business Combination (Proposal 4(f))

Bull Horn’s Interim Charter also contains provisions in Article IV, Section 4.05, designed to provide certain rights and protections to Bull Horn’s common stock holders prior to the consummation of Bull Horn’s initial Business Combination. These provisions cannot be amended without the approval of 65% (or 50% if approved in connection with Bull Horn’s initial Business Combination) of Bull Horn’s outstanding shares of common stock attending and voting on such amendment.

See Article X and Article IV, Section 4.05 of the Interim Charter.

See Article I of the Amended and Restated Certificate of Incorporation.

The proposed Amended and Restated Certificate of Incorporation does not include blank check company provisions or other provisions applicable prior to a Business Combination, because, upon consummation of the Business Combination, Bull Horn will cease to be a blank check company.

No corresponding provisions in the Amended and Restated Certificate of Incorporation.

Proposed Bylaws of the Combined Company

In addition, below is a summary of the proposed Bylaws. This summary is qualified by reference to the complete text of the proposed Bylaws, a copy of which is attached to this proxy statement/prospectus as Annex D. All shareholders are encouraged to read the proposed Bylaws in its entirety for a more complete description of its terms.

Pursuant to the proposed Bylaws, the combined company shall maintain a registered office inside the State of Delaware. All meetings of stockholders for the election of directors and other proper business brought before the meeting shall be held at such place, if any, as may be designated from time to time by the Company Board.

Except as otherwise provided by law or by the proposed Bylaws, a majority in voting power of the shares entitled to vote at a meeting, present in person or represented by proxy, shall constitute a quorum at any meeting of stockholders. Except as may be otherwise provided in the proposed Amended and Restated Charter or the proposed Bylaws, each stockholder shall have one vote for each share of stock entitled to vote owned by them of record according to the stock ledger of the Company as of the record date. Any election of directors by stockholders shall be determined by a plurality of the votes properly cast on the election of directors.

Except as otherwise provided by the proposed Amended and Restated Charter, the proposed Bylaws, the rules or regulations of any stock exchange applicable to the combined company, or applicable law or pursuant to any regulation applicable to the combined company or its securities, when a quorum is present at any meeting of stockholders, any matter before any such meeting (other than an election of a director or directors) shall be decided by a majority of the votes properly cast on such matter. A majority of votes cast shall mean that the number of votes cast “for” a matter exceeds the number of votes cast “against” the matter (with “abstentions” and “broker nonvotes” not counted as a vote cast either “for” or “against” the matter).

The authorized number of directors shall be fixed solely and exclusively by resolution duly adopted from time to time by the Company Board. The proposed Bylaws establish that no director need be a stockholder of the Company.

The board of directors may hold meetings, both regular and special, at such date, time and place, if any, as the Company Board may set by resolution. At any meeting of the Company Board, a majority of the directors then in office shall constitute a quorum for the transaction of business. At any meeting of the Company Board at which a quorum is present, the vote of a majority of the directors present shall constitute action by the Company Board, unless otherwise required by law, by the proposed Amended and Restated Certificate or by the proposed Bylaws. If a quorum is not present at any meeting of the board of directors, a majority of the directors present may adjourn the meeting from time to time, and the meeting may be held as adjourned without further notice. Any business which might have been transacted at the meeting as originally noticed may be transacted at such adjourned meeting at which a quorum is present.

The Company Board may designate one or more committees, including, without limitation, a Compensation Committee, a Nominating & Corporate Governance Committee and an Audit Committee, and may delegate thereto some or all of its powers except those which by law, by the proposed Amended and Restated Certificate or by the proposed Bylaws may not be delegated. The officers of the combined company shall be a Chief Executive Officer, a President, a Secretary, a Treasurer and such other officers, including, without limitation, a Chairman of the Board of Directors, a Chief Financial officer, and one or more Vice Presidents (including Executive Vice Presidents or Senior Vice Presidents), Assistant Vice Presidents and Assistant Secretaries, as the Company Board may determine.

The proposed Bylaws provide that nominations for persons to the Company Board and the proposal of other business to be considered by the stockholders may be made by any stockholder of the Company who was a stockholder of record at the time the required notice is delivered by such stockholder to the secretary of the Company, who is entitled to vote at the meeting and who complies with the notice procedures set forth in the proposed Bylaws.

For any nominations or other business to be properly brought before an annual meeting by a stockholder, such stockholder must have given timely notice in writing to the secretary of the Company and any such proposed business (other than the nominations of persons for election to the Board) must constitute a proper matter for stockholder action. To be timely, the notice shall be delivered to the secretary at the principal executive offices of the Company not later than the close of business on the ninetieth (90th) day, nor earlier than the close of business on the one hundred twentieth (120th) day, prior to the one-year anniversary of the preceding year’s annual meeting (provided, however, that in the event the annual meeting is first convened more than thirty (30) days before or more than sixty (60) days after such anniversary date, or if no annual meeting were held in the preceding year, notice by the stockholder to be timely must be received by the Secretary of the Company not later than the close of business on the later of the ninetieth (90th) day prior to the scheduled date of such Annual Meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made).

Notwithstanding the foregoing, in the event that the number of directors to be elected to the Company Board at the annual meeting is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Company Board made by the Company at least ten (10) days before the last day a stockholder may deliver a notice of nomination in accordance with the proposed Bylaws, a stockholder’s notice required by proposed Bylaws shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be received by the Secretary of the Company not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Company.

In the event the Company calls a special meeting of stockholders for the purpose of electing one or more directors to the Company Board, any such stockholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Company’s notice of meeting, if the stockholder’s notice is delivered to the Secretary at the principal executive offices of the Company not earlier than the close of business on the one hundred twentieth (120th) day prior to such special meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such special meeting or the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Company Board to be elected at such meeting.

The proposed Bylaws provide that each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or an officer of the Company or, while a director or officer of the Company, is or was serving at the request of the Company as a director, officer, or trustee of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, whether the basis of such proceeding is alleged action in an official capacity while serving as a director, officer or trustee, shall be indemnified and held harmless by the Company to the fullest extent permitted by the DGCL, as the same exists or may hereafter be amended, against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith, provided, however, that, except with respect to proceedings to enforce rights to indemnification or an advancement of expenses or as otherwise required by law, the Company shall not be required to indemnify or advance expenses to any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee unless such proceeding (or part thereof) was authorized by the Company Board. An indemnitee shall also have the right to be paid by the Company the expenses (including attorney’s fees) incurred in appearing at, participating in or defending any such proceeding in advance of its final disposition.

PROPOSAL 4(a): THE CHARTER AMENDMENT PROPOSALS

Approval of amendment to the Interim Charter to declassify the Bull Horn Board into one class of directors.

Reasons for Proposal 4(a)

Directors; Classes

The Bull Horn shareholders are also being asked to approve Proposal 4(a). The Bull Horn Board believes that declassifying the board of directors from two classes to one class and providing that each member of the Company’s board of directors will be elected annually at each annual meeting of stockholders is appropriate because such changes (i) will allow stockholders to participate more frequently in the election of directors, (ii) increase director accountability to stockholders since this structure enables stockholders to express a view on each director’s performance by means of an annual vote, and (iii) allow stockholders the ability to influence corporate governance policies and to hold the board of directors and management accountable for implementing these policies.

The Bull Horn Board also recognizes that a classified board structure can be viewed as diminishing a board’s accountability to stockholders, because such a structure does not enable stockholders to express a view on each director’s performance by means of an annual vote. Annual voting allows stockholders to express their views on the individual performance of each director and on the entire board of directors more frequently than with a classified board structure, which provides stockholders a more active role in shaping and implementing corporate governance policies.

Resolution to be Voted Upon

The full text of the resolution to be passed is as follows:

“It is resolved that an amendment to the Interim Charter to declassify the Bull Horn board of directors into one class of directors be ratified, approved, adopted and confirmed in all respects.”

Required Vote With Respect to Proposal 4(a)

The approval of Proposal 4(a) will require the affirmative vote of the holders of a majority of the Bull Horn Shares as of the Record Date that are present and vote at the Shareholders Meeting.

Each of the Domestication Proposal, the Business Combination Proposal, the 2022 Equity Incentive Plan Proposal, the Director Election Proposal and each of the Charter Amendment Proposals, including this Proposal 4(a), is interdependent upon the others and must be approved in order for Bull Horn to complete the Business Combination. All of the Proposals must be approved by the holders of a majority of the ordinary shares of Bull Horn entitled to vote that are present and vote at the Shareholders Meeting. Therefore, if any of the other Proposals are not approved, Proposal 4(a) will have no effect, even if approved by Bull Horn’s shareholders.

Recommendation of the Bull Horn Board with Respect to Proposal 4(a)

THE BULL HORN BOARD UNANIMOUSLY RECOMMENDS THAT THE BULL HORN SHAREHOLDERS VOTE “FOR” PROPOSAL 4(a).

PROPOSAL 4(b): THE CHARTER AMENDMENT PROPOSALS

Approval of amendment to the Interim Charter to provide that, subject to the limitations imposed by applicable law, directors may be removed with or without cause, by the holders of at least a majority in voting power of the shares then entitled to vote at an election of directors.

Reasons for Proposal 4(b)

Director Removal

The Bull Horn shareholders are also being asked to approve Proposal 4(b). The proposed Amended and Restated Certificate of Incorporation provides that directors can be removed by stockholders with or without cause, which is consistent with stockholder rights under Section 141(k) of the DGCL where there is a declassified board of directors and there are no cumulative voting rights for director elections. Additionally, the Bull Horn Board believes that this provision will enhance the rights of stockholders by allowing stockholders to remove directors for any reason. The Bull Horn Board believes that this provision will make directors more accountable to the stockholders by granting stockholders the right to remove directors that they believe should be removed or replaced, without having to satisfy the more stringent “cause” standard, as included in the Interim Charter. The proposed stockholder voting requirements would enhance the Company Board’s accountability to stockholders and stockholder participation in the Company’s corporate governance.

Resolution to be Voted Upon

The full text of the resolution to be passed is as follows:

“It is resolved that an amendment to the Interim Charter to provide that, subject to the limitations imposed by applicable law, directors may be removed with or without cause, by the holders of at least a majority in voting power of the shares then entitled to vote at an election of directors be ratified, approved, adopted and confirmed in all respects.”

Required Vote With Respect to Proposal 4(b)

The approval of Proposal 4(b) will require the affirmative vote of the holders of a majority of the Bull Horn Shares as of the Record Date that are present and vote at the Shareholders Meeting.

Each of the Domestication Proposal, the Business Combination Proposal, the 2022 Equity Incentive Plan Proposal, the Director Election Proposal and each of the Charter Amendment Proposals, including this Proposal 4(b), is interdependent upon the others and must be approved in order for Bull Horn to complete the Business Combination. All of the Proposals must be approved by the holders of a majority of the ordinary shares of Bull Horn entitled to vote that are present and vote at the Shareholders Meeting. Therefore, if any of the other Proposals are not approved, Proposal 4(b) will have no effect, even if approved by Bull Horn’s shareholders.

Recommendation of the Bull Horn Board with Respect to Proposal 4(b)

THE BULL HORN BOARD UNANIMOUSLY RECOMMENDS THAT THE BULL HORN SHAREHOLDERS VOTE “FOR” PROPOSAL 4(b).

PROPOSAL 4(c): THE CHARTER AMENDMENT PROPOSALS

Approval of amendment to the Interim Charter to provide that the federal district courts of the United States of America will be the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act of 1933, as amended, and the Delaware courts will be the exclusive forum for certain stockholder litigation.

Reasons for Proposal 4(c)

Exclusive Forum

The Bull Horn shareholders are also being asked to approve Proposal 4(c). Adopting the federal district courts of the United States as the exclusive forum for certain stockholder litigation under the Securities Act is intended to assist the Company in avoiding multiple lawsuits in multiple jurisdictions regarding the same matter. The ability to require such claims to be brought in a single forum will help to assure consistent consideration of the issues, the application of a relatively known body of case law and level of expertise and should promote efficiency and cost-savings in the resolutions of such claims.

Adopting Delaware as the exclusive forum for certain stockholder litigation is intended to assist the Company in avoiding multiple lawsuits in multiple jurisdictions regarding the same matter. The Bull Horn Board believes that the Delaware courts are best suited to address disputes involving such matters given that after the Domestication, the Company will be incorporated in Delaware. Delaware offers a specialized Court of Chancery to address corporate law matters, with streamlined procedures and processes which help provide relatively quick decisions. This accelerated schedule can minimize the time, cost and uncertainty of litigation for all parties. The Court of Chancery has developed considerable expertise with respect to corporate law issues, as well as a substantial and influential body of case law construing Delaware’s corporate law and long-standing precedent regarding corporate governance. This provides stockholders and the Company with more predictability regarding the outcome of intra-corporate disputes.

Resolution to be Voted Upon

The full text of the resolution to be passed is as follows:

“It is resolved that an amendment to the Interim Charter to provide that the federal district courts of the United States of America will be the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act of 1933, as amended, and the Delaware courts will be the exclusive forum for certain stockholder litigation be ratified, approved, adopted and confirmed in all respects.”

Required Vote With Respect to Proposal 4(c)

The approval of Proposal 4(c) will require the affirmative vote of the holders of a majority of the Bull Horn Shares as of the Record Date that are present and vote at the Shareholders Meeting.

Each of the Domestication Proposal, the Business Combination Proposal, the 2022 Equity Incentive Plan Proposal, the Director Election Proposal and each of the Charter Amendment Proposals, including this Proposal 4(c), is interdependent upon the others and must be approved in order for Bull Horn to complete the Business Combination. All of the Proposals must be approved by the holders of a majority of the ordinary shares of Bull Horn entitled to vote that are present and vote at the Shareholders Meeting. Therefore, if any of the other Proposals are not approved, Proposal 4(c) will have no effect, even if approved by Bull Horn’s shareholders.

Recommendation of the Bull Horn Board with Respect to Proposal 4(c)

THE BULL HORN BOARD UNANIMOUSLY RECOMMENDS THAT THE BULL HORN SHAREHOLDERS VOTE “FOR” PROPOSAL 4(c).

PROPOSAL 4(d): THE CHARTER AMENDMENT PROPOSALS

Approval of amendment to the Interim Charter to provide that the Bylaws and the Amended and Restated Certificate of Incorporation may only be amended in accordance with the DGCL.

Reasons for Proposal 4(d)

Amendments to the Governing Documents

The Bull Horn shareholders are also being asked to approve Proposal 4(d). Requiring (1) the affirmative vote of a majority of the directors, or (2) the affirmative vote of the holders of at least a majority in voting power of the outstanding shares entitled to vote on such amendment or repeal, voting together as a single class, to make any amendment to the Company’s Bylaws is intended to protect key provisions of the Bylaws from arbitrary amendment and to prevent action by a group of stockholders who may be able to represent a majority of votes properly cast on such matter so long as a quorum is present, which threshold may be less than a majority in voting power of outstanding shares entitled to vote, from taking actions that may be harmful to other stockholders or making changes to provisions that are intended to protect all stockholders.

Resolution to be Voted Upon

The full text of the resolution to be passed is as follows:

“It is resolved that an amendment to the Interim Charter to provide that the Bylaws and the Amended and Restated Certificate of Incorporation may only be amended in accordance with the DGCL be ratified, approved, adopted and confirmed in all respects.”

Required Vote With Respect to Proposal 4(d)

The approval of Proposal 4(d) will require the affirmative vote of the holders of a majority of the Bull Horn Shares as of the Record Date that are present and vote at the Shareholders Meeting.

Each of the Domestication Proposal, the Business Combination Proposal, the 2022 Equity Incentive Plan Proposal, the Director Election Proposal and each of the Charter Amendment Proposals, including this Proposal 4(d), is interdependent upon the others and must be approved in order for Bull Horn to complete the Business Combination. All of the Proposals must be approved by the holders of a majority of the ordinary shares of Bull Horn entitled to vote that are present and vote at the Shareholders Meeting. Therefore, if any of the other Proposals are not approved, Proposal 4(d) will have no effect, even if approved by Bull Horn’s shareholders.

Recommendation of the Bull Horn Board with Respect to Proposal 4(d)

THE BULL HORN BOARD UNANIMOUSLY RECOMMENDS THAT THE BULL HORN SHAREHOLDERS VOTE “FOR” PROPOSAL 4(d).

PROPOSAL 4(e): THE CHARTER AMENDMENT PROPOSALS

Approval of amendment to the Interim Charter to remove the provisions addressing indemnification and advancement of expenses for the Company’s officers and directors, as the Company’s proposed Bylaws will provide for substantially similar rights to indemnification and advancement of expenses.

Reasons for Proposal 4(e)

Indemnification and Advancement of Expenses for Officers and Directors

The Bull Horn shareholders are also being asked to approve Proposal 4(e). In lieu of retaining a provision in the Company’s proposed Amended and Restated Certificate of Incorporation addressing indemnification and advancement of expenses for the Company’s officers and directors, the Company’s proposed Bylaws will provide for substantially similar rights to indemnification and advancement of expenses as described in the section entitled “Proposal 4: The Charter Amendment Proposals — Proposed Bylaws of the Combined Company”.

Resolution to be Voted Upon

The full text of the resolution to be passed is as follows:

“It is resolved that an amendment to the Interim Charter to remove the provisions addressing indemnification and advancement of expenses for the Company’s officers and directors, as the Company’s proposed Bylaws will provide for substantially similar rights to indemnification and advancement of expenses, be ratified, approved, adopted and confirmed in all respects.”

Required Vote With Respect to Proposal 4(e)

The approval of Proposal 4(e) will require the affirmative vote of the holders of a majority of the Bull Horn Shares as of the Record Date that are present and vote at the Shareholders Meeting.

Each of the Domestication Proposal, the Business Combination Proposal, the 2022 Equity Incentive Plan Proposal, the Director Election Proposal and each of the Charter Amendment Proposals, including this Proposal 4(e), is interdependent upon the others and must be approved in order for Bull Horn to complete the Business Combination. All of the Proposals must be approved by the holders of a majority of the ordinary shares of Bull Horn entitled to vote that are present and vote at the Shareholders Meeting. Therefore, if any of the other Proposals are not approved, Proposal 4(e) will have no effect, even if approved by Bull Horn’s shareholders.

Recommendation of the Bull Horn Board with Respect to Proposal 4(e)

THE BULL HORN BOARD UNANIMOUSLY RECOMMENDS THAT THE BULL HORN SHAREHOLDERS VOTE “FOR” PROPOSAL 4(e).

PROPOSAL 4(f): THE CHARTER AMENDMENT PROPOSALS

Approval of other changes in connection with adoption of the Amended and Restated Certificate of Incorporation and Bylaws.

Reasons for Proposal 4(f)

Other changes in connection with adoption of the Amended and Restated Certificate of Incorporation and Bylaws

The Bull Horn shareholders are also being asked to approve Proposal 4(f). The Bull Horn Board believes that amending and restating the Interim Charter and authorizing all other changes in connection with the replacement of the Interim Charter with the Amended and Restated Certificate of Incorporation and Bylaws (copies of which are attached to this proxy statement/prospectus as Annex C and Annex D, respectively) as part of the Business Combination, including (i) changing the post-Business Combination corporate name from “Bull Horn Holdings Corp.” to “Coeptis Therapeutics Holdings, Inc.”, and (ii) removing various provisions of the Interim Charter applicable only to a blank check company, including provisions requiring special votes with respect to the variation of rights of shares prior to a business combination, that will no longer be applicable upon consummation of the Business Combination, is necessary to adequately address the needs of the Company after the Business Combination.

Approval of each of the Charter Amendment Proposals, assuming approval of each of the other Proposals, will result, upon the consummation of the Business Combination, in the wholesale amendment and restatement of Bull Horn’s Interim Charter with the Amended and Restated Certificate of Incorporation and Bylaws. While certain material changes between the Interim Charter and the Amended and Restated Certificate of Incorporation and Bylaws have been unbundled into distinct Charter Amendment Proposals or otherwise identified in this Proposal 4(f), there are other differences between the Interim Charter and the Amended and Restated Certificate of Incorporation and Bylaws that will be approved (subject to the approval aforementioned related proposals and consummation of the Business Combination) if our shareholders approve this Proposal 4(f). Accordingly, we encourage shareholders to carefully review the terms of the Amended and Restated Certificate of Incorporation and Bylaws, attached hereto as Annex C and Annex D, as well as the information included in the table which sets forth a summary of the principal changes proposed to be made between Bull Horn’s Interim Charter and the proposed Amended and Restated Certificate of Incorporation under the section entitled “Proposal 4: The Charter Amendment Proposals”.

Name Change

The Bull Horn Board believes that changing the post-Business Combination corporate name from “Bull Horn Holdings Corp.” to “Coeptis Therapeutics Holdings, Inc.” is desirable to reflect the Business Combination with Coeptis and to clearly identify the Company as the publicly traded entity.

Provisions Specific to a Blank Check Company and Variation of Rights of Shares Prior to a Business

Combination

The elimination of certain provisions related to Bull Horn’s status as a blank check company and certain provisions providing rights and protections (which under the Interim Charter cannot be amended without the approval of 65% (or 50% if approved in connection with Bull Horn’s initial business combination)) to Bull Horn’s common stock holders prior to the consummation of Bull Horn’s initial Business Combination of Bull Horn’s outstanding shares of common stock attending and voting on such amendment is desirable, because these provisions will serve no purpose following the Business Combination. For example, the proposed Amended and Restated Certificate of Incorporation does not include the requirement to dissolve the Company and allows it to continue as a corporate entity with perpetual existence following consummation of the Business Combination. In addition, certain other provisions in the Interim Charter require that proceeds from Bull Horn’s initial public offering be held in the trust account until a business combination or liquidation of Bull Horn has occurred. These provisions cease to apply once the Business Combination is consummated and are therefore not included in the proposed Amended and Restated Certificate of Incorporation.

Resolution to be Voted Upon

The full text of the resolution to be passed is as follows:

“It is resolved that the amendment and restatement of the Interim Charter be ratified, approved, adopted and confirmed in all respects and that all other changes in connection with the replacement of the Interim Charter with the Amended and Restated Certificate of Incorporation and Bylaws as part of the Business Combination, including (i) changing the post-Business Combination corporate name from “Bull Horn Holdings Corp.” to “Coeptis Pharmaceuticals Holdings, Inc.”, and (ii) removing various provisions of the Interim Charter applicable only to a blank check company, including provisions requiring special votes with respect to the variation of rights of shares prior to a business combination, that will no longer be applicable upon consummation of the Business Combination, be ratified, approved, adopted and confirmed in all respects.”

Required Vote With Respect to Proposal 4(f)

The approval of Proposal 4(f) will require the affirmative vote of the holders of a majority of the Bull Horn Shares as of the Record Date that are present and vote at the Shareholders Meeting.

Each of the Domestication Proposal, the Business Combination Proposal, the 2022 Equity Incentive Plan Proposal, the Director Election Proposal and each of the Charter Amendment Proposals, including this Proposal 4(f), is interdependent upon the others and must be approved in order for Bull Horn to complete the Business Combination. All of the Proposals must be approved by the holders of a majority of the ordinary shares of Bull Horn entitled to vote that are present and vote at the Shareholders Meeting. Therefore, if any of the other Proposals are not approved, Proposal 4(f) will have no effect, even if approved by Bull Horn’s shareholders.

Recommendation of the Bull Horn Board with Respect to Proposal 4(f)

THE BULL HORN BOARD UNANIMOUSLY RECOMMENDS THAT THE BULL HORN SHAREHOLDERS VOTE “FOR” PROPOSAL 4(f).

PROPOSAL 5: THE DIRECTOR ELECTION PROPOSAL

Election of Directors

Pursuant to the Merger Agreement, Bull Horn has agreed to take all necessary action, including causing the directors of Bull Horn to resign, so that effective at the Closing, the entire board of directors of the Company will consist of seven individuals, a majority of whom will be independent directors in accordance with the requirements of Nasdaq.

Bull Horn is proposing the election by shareholders of the following seven individuals, who will take office immediately following the Closing and who will constitute all the members of the Company Board: David Mehalick, Daniel Yerace, Christopher Calise, Tara Maria DeSilva, Philippe Deschamps, Christopher Cochran and Gene Salkind. It is noted in this regard that the appointments of the seven directors under the Director Election Proposal will take effect under the terms of the Amended and Restated Certificate of Incorporation and the Bylaws of the Company as continued into Delaware.

There are no family relationships among any of the Company’s directors and executive officers, except that Christopher Calise and Tara Maria DeSilva are first cousins. Subject to other provisions in the Amended and Restated Certificate of Incorporation, the number of directors that constitutes the entire board of directors of the Company will be fixed solely by resolution of its board of directors. Each director will serve until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal. No decrease in the number of directors constituting the Company Board will shorten the term of any incumbent director.

Subject to the rights, if any, of the holders of preferred stock to elect directors and to remove any director whom the holders of any such stock have the right to elect, any director (including persons elected by directors to fill vacancies in the Company Board) may be removed from office (i) with cause or without cause and (ii) only by the affirmative vote of the holders of at least a majority in voting power of the shares then entitled to vote at an election of directors. Any vacancy on the Company Board, including a vacancy that results from an increase in the number of directors or a vacancy that results from the death, resignation, disqualification or removal of a director, may be filled only by a majority of the directors then in office, even if less than a quorum, subject to the rights, if any, of the holders of preferred stock.

If the Business Combination Proposal is not approved, the Director Election Proposal will not be presented at the Shareholders Meeting. The appointments of directors resulting from the election will only become effective if the Business Combination is completed.

The Bull Horn Board knows of no reason why any of the nominees will be unavailable or decline to serve as a director. The information presented below is as of the Record Date and is based in part on information furnished by the nominees and in part from the Company’s and Coeptis’ records.

Information about Officers, Directors and Nominees

At the effective time of the Business Combination, in accordance with the terms of the Merger Agreement and assuming the election of the nominees set forth in this section, the board of directors and officers of the Company will be as follows:

Name	Age	Position
David Mehalick	53	Chairman and Chief Executive Officer
Daniel Yerace	39	Director and Vice President of Operations
Christine Sheehy	55	Chief Financial Officer and Secretary
Christopher Calise	49	Director
Tara Maria DeSilva	54	Independent Director
Philippe Deschamps	60	Independent Director
Christopher Cochran	53	Independent Director
Gene Salkind	68	Independent Director

There is no arrangement or understanding between the persons described above and any other person pursuant to which the person was selected to his or her office or position.

For more information about Christopher Calise, see the section entitled “Directors, Officers, Executive Compensation and Corporate Governance of Bull Horn.”

For more information about David Mehalick, Daniel Yerace and Christine Sheehy, see the section entitled “Executive Officers and Directors of Coeptis.”

For more information about Tara Maria DeSilva, Philippe Deschamps, Christopher Cochran and Gene Salkind, see the section entitled “Management of the Company Following the Business Combination.”

Committee Appointments

Upon the completion of the Business Combination, the Company Board will have an audit committee, a compensation committee and a nominating and corporate governance committee. Each of the members of such committees will meet the requirements for independence under the under the applicable rules and regulations of the SEC and rules of Nasdaq. The Company will also determine that a member of the audit committee will qualify as an “audit committee financial expert” as defined in the SEC rules and will satisfy the financial sophistication requirements of Nasdaq.

Resolution to be Voted Upon

The full text of the resolution to be passed is as follows:

“It is resolved that David Mehalick, Daniel Yerace, Christopher Calise, Tara Maria DeSilva, Philippe Deschamps, Christopher Cochran and Gene Salkind be appointed as directors of the Company to serve until the 2023 annual meeting of stockholders.”

Required Vote With Respect to the Director Election Proposal

The election of directors pursuant to the Director Election Proposal will require the affirmative vote of the holders of a majority of the ordinary shares that are present and vote at the Shareholders Meeting. It is noted however that the appointments of the seven directors under the Director Election Proposal will take effect under the terms of the Bylaws of the Company as continued into Delaware.

If the Business Combination Proposal is not approved, the Director Election Proposal will not be presented at the Shareholders Meeting. The Director Election Proposal will only become effective if the Business Combination is completed. Approval of the Director Election Proposal is a condition to Closing under the Merger Agreement. If the Director Election Proposal is not approved, Coeptis is not required to close the Business Combination.

Recommendation of the Bull Horn Board with Respect to the Director Election Proposal

THE BULL HORN BOARD UNANIMOUSLY RECOMMENDS THAT THE BULL HORN SHAREHOLDERS VOTE “FOR” EACH OF THE NOMINEES IN THE DIRECTOR ELECTION PROPOSAL.

PROPOSAL 6: THE ADJOURNMENT PROPOSAL

Overview

At the Shareholders Meeting, Bull Horn will ask its shareholders to consider and vote upon a proposal to require the chairman of the meeting to adjourn the Shareholders Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if Bull Horn determines an adjournment to be reasonably necessary or appropriate to approve one or more Proposals at the Shareholders Meeting. In no event will Bull Horn solicit proxies to adjourn the Shareholders Meeting or complete the Business Combination beyond the date by which it may properly do so.

Consequences if the Adjournment Proposal is Not Approved

If the Adjournment Proposal is not approved by Bull Horn’s shareholders, the Bull Horn Board may not be able to adjourn the Shareholders Meeting to a later date if necessary, to permit further solicitation and vote of proxies if it is determined by Bull Horn that more time is necessary or appropriate to approve one or more of the Proposals at the Shareholders Meeting. It is important for you to note that in the event that the any of the Domestication Proposal, the Business Combination Proposal, the 2022 Equity Incentive Plan Proposal, the Director Election Proposal or the Charter Amendment Proposals do not receive the requisite vote for approval, then we may not be able to complete the Business Combination. If we do not complete the Business Combination and fail to complete an initial business combination by November 3, 2022, unless Bull Horn submits and its shareholders approve an extension of such date, we will be required to dissolve and liquidate the trust account by returning the then remaining funds in such account to the public shareholders.

Resolution to be Voted Upon

The full text of the resolution to be passed is as follows:

“It is resolved that the proposal to require the chairman to approve the adjournment of the Shareholders Meeting to a later date or dates, if necessary to permit further solicitation and vote of proxies if it is determined by Bull Horn that more time is necessary or appropriate to approve one or more Proposals at the Shareholders Meeting be approved and adopted in all respects.”

Required Vote with Respect to the Adjournment Proposal

The Adjournment Proposal, if presented, will require the affirmative vote of the holders of a majority of the Bull Horn Shares that are present and vote on such proposal at the Shareholders Meeting.

The Adjournment Proposal will not be submitted if the Business Combination Proposal is approved.

Recommendation of the Bull Horn Board with respect to the Adjournment Proposal

THE BULL HORN BOARD UNANIMOUSLY RECOMMENDS THAT BULL HORN SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE ADJOURNMENT PROPOSAL.

INFORMATION ABOUT BULL HORN

References to the “Company,” “us” or “we” in this section refer to Bull Horn.

General

We were incorporated as a British Virgin Islands business company on November 27, 2018 as a blank check company for the purpose of acquiring, engaging in a share exchange, share reconstruction and amalgamation with, purchasing all or substantially all of the assets of, entering into contractual arrangements with, or engaging in any other similar business combination with one or more businesses or entities.

On November 3, 2020, we completed our IPO of 7,500,000  Units, generating gross proceeds of $75,000,000. Simultaneously with the closing of the IPO, we consummated the sale of an aggregate of 3,750,000 Private Placement Warrants at a price of $1.00 per warrant in a private placement to our sponsor, Imperial, I-Bankers and Northland, generating total gross proceeds of $3,750,000.

A total of $75,750,000, comprised of $72,000,000 of the proceeds from the IPO and $3,750,000 of the proceeds of the sale of the Private Placement Warrants, was placed in our trust account.

We must complete our initial business combination by November 3, 2022, which date was extended by approval of our shareholders in a special meeting held on April 26, 2022. On April 27, 2022, we filed an amended and restated copy of the Amended and Restated Memorandum and Articles of Association with the Registrar of Corporate Affairs of the British Virgin Islands, effective the same day. In connection with the special meeting, shareholders holding 4,258,586 public shares exercised their right to redeem their shares for a pro rata portion of the funds in the trust account. As a result, approximately $43.0 million (approximately $10.10 per public share) was removed from the trust account immediately after the redemption to pay such holders and approximately $33.0 million remained in the trust account as of June 30, 2022. Following redemptions, we have 3,241,414 public shares outstanding and the sponsor agreed to lend Bull Horn $66,667 (or approximately $0.02 per public share that remains outstanding) per month to deposit into the trust account in connection with the extension of our termination date from May 3, 2022 to November 3, 2022. If the initial business combination is not consummated by November 3, 2022, then Bull Horn’s existence will terminate, and we will distribute all amounts in the trust account.

Bull Horn is not presently engaged in, and will not engage in, any substantive commercial business until it completes the Business Combination with Coeptis or another target business.

Employees

We currently have two officers. These individuals are not obligated to devote any specific number of hours to our matters but they are devoting as much of their time as they deem necessary to our affairs until we have completed our initial business combination. The amount of time they devote in any time period varies based on the stage of the business combination process we are in. We do not have and do not intend to have any full time employees prior to the consummation of our initial business combination.

Properties

Our executive offices are located at 801 S. Pointe Drive, Suite TH-1, Miami Beach, Florida 33139 and our telephone number is (305) 671-3341. Our sponsor provides, at no cost to us, office space, utilities and secretarial and administrative support. We consider our current office space adequate for our current operations.

Legal Proceedings

To the knowledge of our management team, there is no litigation currently pending or contemplated against us, any of our officers or directors in their capacity as such or against any of our property.

DIRECTORS, OFFICERS, EXECUTIVE COMPENSATION AND CORPORATE GOVERNANCE OF BULL HORN

References to the “Company,” “us” or “we” in this section refer to Bull Horn.

Management and Board of Directors

Bull Horn’s current directors and officers are as follows:

Name	Age	Position
Robert Striar	49	Chief Executive Officer and Director
Christopher Calise	49	Chief Financial Officer and Director
Stephen Master	53	Director
Michael Gandler	44	Director
Jeff Wattenberg	67	Director
Doug Schaer	50	Director
Baron Davis	43	Director

The experience of Bull Horn’s directors and executive officers is as follows:

Robert Striar, our Chief Executive Officer and a director since our inception, has served as the President of M Style, a leading strategy, marketing and branding firm specializing in sports, entertainment and consumer products, since 2008. Mr. Striar has worked in the sports strategy, marketing and branding space in the United States and Europe for 20 years, cultivating and enriching brand and sponsorship programs at a variety of levels. Mr. Striar’s client roster has included global federations and international sports leagues as well as a wide variety of Fortune 500 brands, including Disney, the National Football League Players’ Association, National Hockey League and Warner Brothers. Mr. Striar has worked with teams and leagues for strategic planning, commercial development and operations. Mr. Striar has served as Chairman of Strategy for China-US Business Alliance since 2018 and as the President of the Alumni of the Pro Hockey Players Association since 2017. We believe Mr. Striar is qualified to serve as our director due to his operational experience and his network of contacts.

Christopher Calise, our Chief Financial Officer and a director since our inception, has over 15 years of experience in the finance and insurance industries and has been responsible for setting the strategic vision for Crown Global, a domestic and international private placement insurance holding company, as well as overseeing its day-to-day management, including finance, operations and sales, since 2010. He also works closely with both internal and external sales and marketing in the development of new product initiatives, as well as evaluating new markets. Prior to joining Crown Global, Mr. Calise was a principal at LSC Investors, LLC, from 2001 to 2009, where he advised The Second City, Inc. and Narciso Rodriguez and restructured Phillips de Pury & Luxembourg, a large global auction house. From 1999 to 2001, he was an associate with Crown Capital Group, Inc., a private equity investment firm focused on assisting middle-market companies build value over the long term and was one of the founding members of Fresh Direct, LLC. Mr. Calise was also a consultant with the Industrial Products Group at PriceWaterhouse in its Chicago office, from 1997 to 1999. Mr. Calise is a member of the board of Song4Life and Student Finance League Inc. Mr. Calise received a Bachelor of Arts in Economics from the University of Chicago, as well as certifications in insurance and finance. We believe Mr. Calise is qualified to serve as our director due to his operational and executive experience.

Stephen Master has served as one of our directors since October 2020. Mr. Master is currently the Managing Director of Master Consulting LLC, a global sports media & gaming advisory firm. Mr. Master is also advising several leading venture capital firms on their investments in the sports betting space as well as the AGA on the Sports Betting Initiative and is a member of their Sports Betting Task Force. For the prior ten years, he served as the Global Head of the Sports Group at the Nielsen Company and was the co-founder of the Nielsen eSports practice. Prior to joining Nielsen, Mr. Master was the VP of Business Development of Corporate Sponsorships at the National Football League. Before the NFL, Mr. Master worked at Octagon Worldwide as the VP of Marketing Solutions where he worked with leading brands to incorporate sports, music & entertainment into their marketing portfolios as well as to activate and leverage those investments at retail. Mr. Master also previously worked at the National Basketball Association, where he served as the Director of Business Development in the International Group. Mr. Master graduated with a BBA from the University of Michigan, received an MBA from the Kellogg School of

Management at Northwestern University and is currently an adjunct professor at NYU’s Stern School of Business where he teaches a Sports & Entertainment Marketing course. We believe that Mr. Master’s executive experience and financial expertise qualifies him to serve as a director of our company.

Michael Gandler has served as one of our directors since October 2020. With a career spanning 20 years in the sports and entertainment industry, Michael Gandler has been active globally in the commercialization and marketing of some of the world’s most prominent sports and entertainment properties. Currently, Michael is the Managing Director of SENT Sports, a media and entertainment company owned by Indonesia’s Djarum Group and also serves as the Chief Executive Officer of storied Italian football club Como 1907, the acquisition of which he negotiated in 2019. Previously, from July of 2015 to December of 2018, he was the Chief Revenue Officer for FC Internazionale di Milano (“Inter Milan”), where he oversaw all areas of commercialization for the club, including media rights, sponsorship, retail, licensing, ticketing, international academies and the clubs global marketing efforts. Prior to joining Inter Milan, from to August 2013 to July 2015, he was the founder and President of Major League Revenue, a boutique agency specializing in the commercialization of sports and entertainment properties. From July 2004 to April 2011, Mr. Gandler was also a senior executive at Major League Soccer, where he oversaw global sponsorships and media, and is credited with the negotiation of landmark sponsorship and international media rights deals for the league. In addition to his work on the property side of the business, Mr. Gandler also spent a total of 6 years working for sports marketing agencies, overseeing business development and marketing efforts for IMG College properties as well as some of the most prestigious events across the Americas including the CONCACAF Gold Cup, Copa America and FIFA World Cup Qualifying. Mr. Gandler has led the commercial efforts behind international properties expanding into the U.S. market, including FC Barcelona, Manchester United, the Mexican Soccer Federation and others. Mr. Gandler holds a Bachelor of Arts degree in Economics from Connecticut College and an Master of Science degree in Sports Management from the Centre International d’Etude du Sport. We believe that Mr. Gandler’s extensive and varied professional experience well qualifies him to serve as a director of our company.

Jeff Wattenberg has served as one of our directors since October 2020. Mr. Wattenberg is a private investor and Wall Street veteran. He is the founder and former President of a broker dealer with 200 brokers and is also a founder and former President of Telecuba Holdings, a telecom firm that secured licenses from the FCC to connect the United States with Cuba direct via satellite. He was a seed round investor in InterAmericas Communications (aka FirstCom) which was sold to ATT, and a seed round investor in Worldport Communications which was sold to Energis U.K. for $600 million. He was the founder and President of Briefserve, the largest digital legal brief archive in the United States, which was sold to Westlaw, a division of Thomson Reuters. In addition, Jeffrey was a Board Member of the Association of Volleyball Professionals. He was directly involved in raising over $20 million in capital for the league and secured tour sponsorships in excess of $25 million for the AVP. He was co-founder of Flash Flood for Good, a non-profit initiative in partnership with The Clinton Global Initiative, Proctor & Gamble and Crispin Porter Bogusky. Mr. Wattenberg earned a Bachelor of Arts degree in Accounting from Pace University. We believe that Mr. Wattenberg’s financial expertise qualifies him to serve as a director of our company.

Doug Schaer has served as one of our directors since October 2020. Mr. Schaer was a long-time certified player agent by the Major League Baseball Players Association. An experienced entrepreneur, operator and business strategist, Mr. Schaer specializes in franchise asset development and foundation building in the entertainment, music and sports genres. Doug is coming off a 3 year stint as Chief Operating Officer for LiveXLive Media, Inc. (NASDAQ: LIVX), a global digital media company dedicated to music and live entertainment, while also serving as Chief Advisor to two-time NBA All-Star, entrepreneur, investor, and businessman, Baron Davis (via Baron Davis Enterprises). Previously, Doug co-founded and served as COO for Hero Ventures LLC, an innovative live entertainment production and touring company that obtained a license from Marvel Entertainment to utilize their intellectual property to launch a production called “The Marvel Experience,” a touring, branded and themed attraction in North America, which was ultimately extended to international release. To this day, Mr. Schaer continues to serve on the board of directors of Hero Ventures. Mr. Schaer earned a BA in Government from Wesleyan University and a J.D. from the University of Southern California, Gould School of Law. We believe that Mr. Schaer’s executive experience well qualifies him to serve as a director of our company.

Baron Davis has served as one of our directors since October 2020. Mr. Davis is a former two-time NBA All-Star and current entrepreneur, investor, and businessman investing in early-stage companies with a focus on media and technology. He has also founded and incubated several companies under his banner, Baron Davis Enterprises (“BDE”). During his 13-year NBA career, Baron played for the Charlotte Hornets, the Golden State

Warriors, the Los Angeles Clippers, the Cleveland Cavaliers, and the New York Knicks. His game was known for its electrifying style, power and composure in high-pressure situations. Since his turning to entrepreneurship, Baron has formed numerous successful enterprises under his BDE banner including: Business Inside the Game (“BIG”), the Black Santa Company, and Sports Lifestyle in Culture (“SLIC”), his media platform and content studio. All of Baron’s business endeavors revolve around the objective of combining creative talent with original publication and production to develop and provide educational and heart-warming stories that appeal to global audiences of all ages, backgrounds, and interests. We believe that Mr. Davis is well qualified to serve a director due to his experience as a participant and investor in the sports and entertainment industry.

Committees of the Board of Directors

Our board of directors has two standing committees: an audit committee and a compensation committee. Subject to phase-in rules and a limited exception, the rules of Nasdaq and Rule 10A-3 of the Exchange Act require that the audit committee of a listed company be comprised solely of independent directors, and the rules of Nasdaq require that the compensation committee of a listed company be comprised solely of independent directors. The charter of each committee is available on our website at www.bullhornse.com.

Audit Committee

We have established an audit committee of the board of directors. Messrs. Master, Gandler, Wattenberg and Schaer serve as members of our audit committee. Mr. Wattenberg serves as chairman of the audit committee. Under the Nasdaq listing standards and applicable SEC rules, we are required to have three members of the audit committee all of whom must be independent. Messrs. Master, Gandler, Wattenberg and Schaer are independent.

Each member of the audit committee is financially literate and our board of directors has determined that Mr. Wattenberg qualifies as an “audit committee financial expert” as defined in applicable SEC rules.

Responsibilities of the audit committee include:

•        the appointment, compensation, retention, replacement, and oversight of the work of the independent auditors and any other independent registered public accounting firm engaged by us;

•        pre-approving all audit and non-audit services to be provided by the independent auditors or any other registered public accounting firm engaged by us, and establishing pre-approval policies and procedures;

•        reviewing and discussing with the independent auditors all relationships the auditors have with us in order to evaluate their continued independence;

•        setting clear hiring policies for employees or former employees of the independent auditors;

•        setting clear policies for audit partner rotation in compliance with applicable laws and regulations;

•        obtaining and reviewing a report, at least annually, from the independent auditors describing (i) the independent auditor’s internal quality-control procedures and (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the audit firm, or by any inquiry or investigation by governmental or professional authorities, within, the preceding five years respecting one or more independent audits carried out by the firm and any steps taken to deal with such issues;

•        reviewing and approving any related party transaction required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC prior to us entering into such transaction; and

•        reviewing with management, the independent auditors, and our legal advisors, as appropriate, any legal, regulatory or compliance matters, including any correspondence with regulators or government agencies and any employee complaints or published reports that raise material issues regarding our financial statements or accounting policies and any significant changes in accounting standards or rules promulgated by the Financial Accounting Standards Board, the SEC or other regulatory authorities.

Compensation Committee

We have established a compensation committee of the board of directors. The members of our Compensation Committee are Messrs. Master and Gandler. Mr. Master serves as chairman of the compensation committee. We have adopted a compensation committee charter, which details the principal functions of the compensation committee, including:

•        reviewing and approving on an annual basis the corporate goals and objectives relevant to our Chief Executive Officer’s compensation, evaluating our Chief Executive Officer’s performance in light of such goals and objectives and determining and approving the remuneration (if any) of our Chief Executive Officer’s based on such evaluation in executive session at which the Chief Executive Officer is not present;

•        reviewing and approving the compensation of all of our other officers;

•        reviewing our executive compensation policies and plans;

•        implementing and administering our incentive compensation equity-based remuneration plans;

•        assisting management in complying with our proxy statement and annual report disclosure requirements;

•        approving all special perquisites, special cash payments and other special compensation and benefit arrangements for our officers and employees;

•        producing a report on executive compensation to be included in our annual proxy statement; and

•        reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.

The charter also provides that the compensation committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, legal counsel or other adviser and will be directly responsible for the appointment, compensation and oversight of the work of any such adviser. However, before engaging or receiving advice from a compensation consultant, external legal counsel or any other adviser, the compensation committee will consider the independence of each such adviser, including the factors required by Nasdaq and the SEC.

Director Nominations

We do not have a standing nominating committee, though we intend to form a corporate governance and nominating committee as and when required to do so by law or Nasdaq rules. In accordance with Rule 5605(e)(2) of the Nasdaq rules, a majority of the independent directors may recommend a director nominee for selection by the board of directors. The board of directors believes that the independent directors can satisfactorily carry out the responsibility of properly selecting or approving director nominees without the formation of a standing nominating committee. The directors who shall participate in the consideration and recommendation of director nominees are Messrs. Master, Gandler, Wattenberg and Schaer. In accordance with Rule 5605(e)(1)(A) of the Nasdaq rules, all such directors are independent. As there is no standing nominating committee, we do not have a nominating committee charter in place.

The board of directors will also consider director candidates recommended for nomination by our shareholders during such times as they are seeking proposed nominees to stand for election at the next annual meeting of shareholders (or, if applicable, a special meeting of shareholders). Our shareholders that wish to nominate a director for election to the Board should follow the procedures set forth in our Memorandum and Articles of Association.

We have not formally established any specific, minimum qualifications that must be met or skills that are necessary for directors to possess. In general, in identifying and evaluating nominees for director, the board of directors considers educational background, diversity of professional experience, knowledge of our business, integrity, professional reputation, independence, wisdom, and the ability to represent the best interests of our shareholders.

Our board of directors consists of seven directors and is divided into two classes with only one class of directors being elected in each year and each class serving a two-year term. The term of office of the first class of directors, consisting of Messrs. Gandler, Wattenberg and Schaer, will expire at the first annual meeting. The term of office of the second class of directors, consisting of Messrs. Striar, Calise, Master and Davis, will expire at the second annual meeting.

Code of Conduct and Ethics

We have adopted a Code of Conduct and Ethics applicable to our directors, officers and employees. We have filed a copy of our Code of Ethics and our audit and compensation committee charters as exhibits to the registration statement filed in connection with our initial public offering. You can review these documents by accessing our public filings at the SEC’s web site at www.sec.gov. In addition, a copy of the Code of Ethics will be provided without charge upon request from us. We intend to disclose any amendments to or waivers of certain provisions of our Code of Ethics in a Current Report on Form 8-K.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF BULL HORN

References to the “Company,” “us” or “we” in this section refer to Bull Horn. The following discussion and analysis of the Company’s financial condition and results of operations should be read in conjunction with the financial statements and the notes thereto contained elsewhere in this proxy statement/prospectus.

Cautionary Note Regarding Forward-Looking Statements

All statements other than statements of historical fact included in this section regarding Bull Horn’s financial position, business strategy and the plans and objectives of management for future operations, are forward-looking statements. When used in this section, words such as “anticipate,” “believe,” “estimate,” “expect,” “intend” and similar expressions, as they relate to us or Bull Horn’s management, identify forward- looking statements. Such forward-looking statements are based on the beliefs of management, as well as assumptions made by, and information currently available to, Bull Horn’s management. Actual results could differ materially from those contemplated by the forward- looking statements as a result of certain factors detailed in our filings with the SEC. All subsequent written or oral forward-looking statements attributable to us or persons acting on Bull Horn’s behalf are qualified in their entirety by this paragraph.

Restatements of Previously Issued Financial Statements

We previously restated our historical financial results to (i) reclassify our warrants as derivative liabilities pursuant to Accounting Standards Codification (“ASC”) 815-40 rather than as a component of equity as we had previously treated the Warrants, and (ii) to restate the value of our ordinary shares subject to possible redemption to include all ordinary shares being subject to possible redemption. The impact of these restatements is reflected in the discussion of our results of operations below and is as disclosed in Note 2 to our audited financial statements as of and for the fiscal year ended December 31, 2020 included in Amendment No. 2 to our annual report on Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC on February 2, 2022 and three months ended March 31, 2022, filed with the SEC on May 10, 2022.

Overview

We are a blank check company incorporated in the BVI on November 27, 2018 formed for the purpose of effecting a merger, amalgamation, share exchange, asset acquisition, share purchase, reorganization or other similar initial business combination with one or more businesses. We intend to effectuate our initial business combination using cash derived from the proceeds of the initial public offering and the sale of the private warrants, our shares, debt or a combination of cash, shares and debt.

We expect to continue to incur significant costs in the pursuit of our acquisition plans. We cannot assure you that our plans to complete an initial business combination will be successful.

There is a risk that the Business Combination (or any other initial business combination we may have) will not close. If we fail to consummate an initial business combination by November 3, 2022, we will be required to liquidate our trust account, each as described elsewhere in this proxy statement/prospectus.

Recent Developments

On April 18, 2022, we entered into the Merger Agreement with Merger Sub and Coeptis, pursuant to which, subject to the terms and conditions set forth therein, (i) prior to the Closing, we will re-domicile from the British Virgin Islands to the State of Delaware through a statutory re-domestication, and (ii) upon the Closing, Merger Sub will merge with and into Coeptis, with Coeptis continuing as the surviving corporation in the Merger and a wholly-owned subsidiary of the Company (after the Domestication). See the section entitled “Proposal 2: The Business Combination Proposal.”

On April 26, 2022, we held a special meeting of our shareholders. At the special meeting, our shareholders approved an amendment to our Amended and Restated Memorandum and Articles of Association to extend the date by which we must consummate our initial business combination from May 3, 2022 to November 3, 2022. On April 27, 2022, we filed an amended and restated copy of the Amended and Restated Memorandum and Articles of Association with the Registrar of Corporate Affairs of the British Virgin Islands, effective the same day. In connection with the special meeting, shareholders holding 4,258,586 public shares exercised their right to redeem their shares for a pro rata portion of the funds in the trust account. As a result, approximately $43.0 million (approximately $10.10 per public share) was removed from the trust account immediately after the redemption to pay such holders and approximately $33.0 million remained in the trust account as of June 30, 2022. Following redemptions, we have 3,241,414 public shares outstanding and the sponsor agreed to lend Bull Horn $66,667 (or approximately $0.02 per public share that remains outstanding) per month to deposit into the trust account in connection with the extension of our termination date from May 3, 2022 to November 3, 2022. On May 2, 2022, we issued a promissory note to the sponsor in connection with such loan, which bears no interest and is repayable in full upon the earlier of (a) the date of the consummation of our initial business combination, or (b) the date of our liquidation. If the initial business combination is not consummated by November 3, 2022, then our existence will terminate, and we will distribute all amounts in the trust account.

Results of Operations

We have neither engaged in any operations nor generated any operating revenues to date. Our only activities from inception through June 30, 2022 were organizational activities and those necessary to prepare for the initial public offering, described below, and identifying a target company for an initial business combination. We do not expect to generate any operating revenues until after the completion of our initial business combination. We generate non-operating income in the form of interest income on marketable securities held in the trust account. We incur expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as for due diligence expenses in connection with searching for, and completing, an initial business combination.

For the three months ended June 30, 2022, we had net loss of $204,753, which consisted of change in fair value of warrant liabilities of $599,176, interest income on marketable securities and other interest of $49,479, offset by operating costs of $852,808 and change in fair value of convertible promissory note of $600.

For the six months ended June 30, 2022, we had net income of $2,980,041, which consisted of change in fair value of warrant liabilities of $4,197,000 and interest income on marketable securities and other interest of $56,232, offset by operating costs of $1,272,591 and change of fair value of convertible promissory note of $600.

For the year ended December 31, 2021, we had net income of $15,229,329, which consisted of interest income on marketable securities held in the trust account of $7,577, other interest income of $71, and change in fair value of warrant liabilities of $15,903,000, offset by operating costs of $681,319.

For the year ended December 31, 2020, we had net loss of $17,279,776, which consisted of operating costs of $68,430, transaction costs allocated to the warrant liabilities of $112,550 and changes in fair value of warrant liability of $17,100,000, offset by interest earned on marketable securities held in trust account of $1,204.

Liquidity and Capital Resources

On November 3, 2020, we consummated our initial public offering of 7,500,000 Units, at a price of $10.00 per Unit, generating gross proceeds of $75,000,000. Simultaneously with the closing of the initial public offering, we consummated the sale of 3,750,000 private warrants to our sponsor and the underwriters of our initial public offering at a price of $1.00 per private warrant generating gross proceeds of $3,750,000.

Following the initial public offering and the sale of the private warrants, a total of $75,750,000 was placed in the trust account. We incurred $4,243,264 in transaction costs, including $1,500,000 of underwriting fees, $2,250,000 of deferred underwriting fees and $493,264 of other costs.

For the six months ended June 30, 2022, cash used in operating activities was $494,012. Net income of $2,980,041 was impacted by interest income on marketable securities held in the trust account of $56,183, change in fair value of warrant liabilities of $4,197,000 and change in fair value of convertible promissory note of $600. Changes in operating assets and liabilities provided $778,530 of cash from operating activities.

For the year ended December 31, 2021, cash used in operating activities was $502,839. Net income of $15,229,329 was impacted by interest income on marketable securities held in the trust account of $7,577 and change in fair value of warrant liabilities of $15,903,000. Changes in operating assets and liabilities provided $178,409 of cash from operating activities.

For the year ended December 31, 2020, cash used in operating activities was $115,695. Net loss of $17,279,776 was impacted by interest earned on marketable securities held in trust account of $1,204, change in fair value of warrant liabilities of $17,100,000 and transaction costs allocable to the warrant liabilities of $112,550. Changes in operating assets and liabilities used $47,265 of cash from operating activities.

As of June 30, 2022 and December 31, 2021, we had marketable securities held in the trust account of $32,989,082 and $75,758,781, respectively. We intend to use substantially all of the funds held in the trust account, including any amounts representing interest earned on the trust account, which interest shall be net of taxes payable and excluding deferred underwriting commissions, to complete our business combination. We may withdraw interest from the trust account to pay taxes, if any. To the extent that our share capital or debt is used, in whole or in part, as consideration to complete a business combination, the remaining proceeds held in the trust account will be used as working capital to finance the operations of the target business or businesses, make other acquisitions and pursue our growth strategies.

As of June 30, 2022 and December 31, 2021, we had cash of $84,153 and $404,345, respectively. We are using the funds held outside the trust account primarily to identify and evaluate target businesses, perform business due diligence on prospective target businesses, travel to and from the offices or similar locations of prospective target businesses or their representatives or owners, review corporate documents and material agreements of prospective target businesses, and to structure, negotiate and complete a business combination.

In order to fund working capital deficiencies or finance transaction costs in connection with a business combination, our Sponsor or an affiliate of our Sponsor or certain of our officers and directors may, but are not obligated to, loan us funds as may be required. If we complete a business combination, we may repay such loaned amounts out of the proceeds of the trust account released to us. In the event that a business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts, but no proceeds from our trust account would be used for such repayment. Up to $1,500,000 of such loans may be convertible into warrants, at a price of $1.00 per warrant, at the option of the lender. These warrants would be identical to the private warrants.

We do not believe we will need to raise additional funds in order to meet the expenditures required for operating our business. However, if our estimate of the costs of identifying a target business, undertaking in-depth due diligence and negotiating a business combination are less than the actual amount necessary to do so, we may have insufficient funds available to operate our business prior to our initial business combination. Moreover, we may need to obtain additional financing either to complete our business combination or because we become obligated to redeem a significant number of our public shares upon completion of our business combination, in which case we would be required to issue additional securities or incur debt in connection with such business combination.

We have no obligations, assets or liabilities, which would be considered off-balance sheet arrangements as of June 30, 2022 and December 31, 2021. We do not participate in transactions that create relationships with unconsolidated entities or financial partnerships, often referred to as variable interest entities, which would have been established for the purpose of facilitating off-balance sheet arrangements. We have not entered into any off-balance sheet financing arrangements, established any special purpose entities, guaranteed any debt or commitments of other entities, or purchased any non-financial assets.

Going Concern

In connection with our assessment of going concern considerations in accordance with Financial Accounting Standard Board (the “FASB”)’s Accounting Standards Update (“ASU”) 2014-15, “Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern,” have until November 3, 2022 to consummate an initial business combination. It is uncertain that we will be able to consummate an initial business combination by this time or any extended deadline, if approved. If an initial business combination is not consummated by our initial deadline date or an extended deadline date (if approved), there will be a mandatory liquidation and subsequent dissolution of our company. Management has determined that the mandatory liquidation, should an initial business combination not occur and an extension is not requested by our sponsor, and potential subsequent dissolution raises substantial doubt about our ability to continue as a going concern. No adjustments have been made to the carrying amounts of assets or liabilities should we be required to liquidate after November 3, 2022.

Contractual Obligations

We do not have any long-term debt, capital lease obligations, operating lease obligations or long-term liabilities, other than described below.

The underwriters of our initial public offering are entitled to a deferred fee of three percent (3.0%) of the gross proceeds of the initial public offering, or $2,250,000. The deferred fee will be paid in cash upon the closing of a business combination from the amounts held in the trust account, subject to the terms of the underwriting agreement. On May 4, 2022, the Company entered into a letter agreement with Imperial, I-Bankers and Northland to amend the underwriters’ deferred fee from the initial public offering due upon consummation of a Business Combination from $2,250,000 to $500,000, but only in connection with the Company’s Business Combination with Coeptis. Bull Horn has also engaged Northland to act as a placement agent for a potential financing in connection with the Business Combination. Northland will be entitled to receive 1.5% of the aggregate net proceeds of such financing as well as an advisory fee of 3.5% of the product of (i) the number of shares purchased in connection with a backstop or forward purchase or similar agreement involving investors identified by Northland and (ii) $10.10 per share.

Critical Accounting Policies

The preparation of financial statements and related disclosures in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and income and expenses during the periods reported. Actual results could materially differ from those estimates. We have identified the following critical accounting policies:

Warrant Liability

We account for our warrants in accordance with the guidance contained in ASC 815-40 under which the warrants that do not meet the criteria for equity treatment and must be recorded as liabilities. Accordingly, we classify our warrants as liabilities at their fair value and adjust the warrants to fair value at each reporting period. This liability is subject to re-measurement at each balance sheet date until exercised, and any change in fair value is recognized in our statement of operations. Our private warrants and our public warrants for periods where no observable traded price was available are valued using a binomial lattice simulation model. For periods subsequent to the detachment of the public warrants from the Units, the public warrant quoted market price was used as the fair value as of each relevant date.

Ordinary Shares Subject to Redemption

We account for our ordinary shares subject to possible conversion in accordance with the guidance in ASC Topic 480 “Distinguishing Liabilities from Equity.” Ordinary shares subject to mandatory redemption are classified as a liability instrument and are measured at fair value. Conditionally redeemable ordinary shares (including ordinary shares that feature Redemption Rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within our control) are classified as temporary equity. At all other times, ordinary shares are classified as shareholders’ equity. Our ordinary shares feature certain Redemption Rights that are considered to be outside of our control and subject to occurrence of uncertain future events. Accordingly, ordinary shares subject to possible redemption are presented at redemption value as temporary equity, outside of the shareholders’ deficit section of our balance sheets.

Net Loss Per Ordinary Share

Net income (loss) per ordinary share is computed by dividing net income (loss) by the weighted average number of ordinary shares outstanding during the period. Remeasurement associated with the redeemable ordinary shares is excluded from income (loss) per ordinary share as the redemption value approximates fair value.

Recent Accounting Standards

In August 2020, the FASB issued ASU No. 2020-06, Debt — Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging — Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity (“ASU 2020-06”), which simplifies accounting for convertible instruments by removing major separation models required under current GAAP. The ASU also removes certain settlement conditions that are required for equity-linked contracts to qualify for the derivative scope exception, and it simplifies the diluted earnings per share calculation in certain areas. We adopted ASU 2020-06 on January 1, 2021. Adoption of the ASU 2020-06 did not have an impact our financial position, results of operations or cash flows.

Management does not believe that any other recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on our financial statements.

Factors That May Adversely Affect Our Results of Operations

Our results of operations and our ability to complete an initial business combination may be adversely affected by various factors that could cause economic uncertainty and volatility in the financial markets, many of which are beyond our control. Our business could be impacted by, among other things, downturns in the financial markets or in economic conditions, increases in oil prices, inflation, increases in interest rates, supply chain disruptions, declines in consumer confidence and spending, the ongoing effects of the COVID-19 pandemic, including resurgences and the emergence of new variants, and geopolitical instability, such as the military conflict in the Ukraine. We cannot at this time fully predict the likelihood of one or more of the above events, their duration or magnitude or the extent to which they may negatively impact our business and our ability to complete an initial business combination.

DESCRIPTION OF COEPTIS’, BULL HORN’S, AND THE COMPANY’S SECURITIES

Description of Coeptis’ Securities Prior to the Business Combination

On May 17, 2022, Coeptis’ authorized capital stock consists of (a) 750,000,000 shares of common stock, $.0001 par value per share; and (b) 10,000,000 shares of preferred stock, $.0001 par value per share, of which 2,530,968 shares have been designated, as follows: (1) Series A Preferred Stock, 530,968 shares authorized; and (2) Series B Convertible Preferred Stock, 2,000,000 shares authorized.

As of the date of this proxy statement/prospectus, there were (x) 39,012,897 shares of Coeptis’ common stock issued and outstanding, held by 463 holders of record; (y) no shares of Series A Preferred Stock issued and outstanding; and (z) 8,000 shares of Series B Convertible Preferred Stock issued and outstanding, held by one (1) holder of record.

The following summary of Coeptis’ capital stock and certificate of incorporation and bylaws does not purport to be complete and is qualified in its entirety by reference to the provisions of applicable law and to Coeptis’ certificate of incorporation and bylaws, which will be provided upon request. The information on our website is deemed not to be incorporated in this proxy statement/prospectus or to be part of this proxy statement/prospectus.

Common Stock

The holders of Coeptis’ common stock are entitled to one vote per share on all matters submitted to a vote of the shareholders, including the election of directors. Generally, all matters to be voted on by shareholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all shares of Coeptis’ common stock (including our common stock underlying the Series B Convertible Preferred Stock) that are present in person or represented by proxy. Except as otherwise provided by law, amendments to Coeptis’ Certificate of Incorporation generally must be approved by a majority of the votes entitled to be cast by all outstanding shares of Coeptis’ common stock (including Coeptis’ common stock underlying the Series B Convertible Preferred Stock). Coeptis’ Certificate of Incorporation does not provide for cumulative voting in the election of directors. Holders of Coeptis’ common stock will be entitled to such cash dividends as may be declared from time to time by the Board from funds available. Holders of Coeptis’ common stock have no preemptive rights to purchase shares of Coeptis’ common stock. The issued and outstanding shares of Coeptis’ common stock are not subject to any redemption provisions and are not convertible into any other shares of Coeptis’ capital stock. Upon Coeptis’ liquidation, dissolution or winding up, the holders of Coeptis’ common stock (including Coeptis’ common stock underlying the Series B Convertible Preferred Stock) will be entitled to receive pro rata all assets available for distribution to such holders.

Preferred Stock

Pursuant to Coeptis’ Amended and Restated Certificate of Incorporation, we are authorized to issue up to 10,000,000 shares of “blank check” preferred stock, which may be issued from time to time in one or more series upon authorization by Coeptis’ board of directors. The board of directors, without further approval of the shareholders, is authorized to fix the dividend rights and terms, conversion rights, voting rights, redemption rights and terms, liquidation preferences, and any other rights, preferences, privileges and restrictions applicable to each series of preferred stock.

Series A Preferred Stock.    As of the date of this proxy statement/prospectus, there are no shares of Series A Preferred Stock outstanding, and we have no intention of issuing any Series A Preferred Stock in the near future.

The Series A Preferred Stock has no liquidation preference over any other class of stock. Except as otherwise required by law, holders of Series A Preferred Stock have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of our common stock or any other class or series of preferred stock) for the taking of any corporate action. The Series A Preferred Stock is convertible at the option of the holder for a period of time from the date of issuance, each holder of shares of Series A Preferred Stock may, at any time and from time to time, provided that the holders of the Series A Preferred Stock are limited to conversion ownership of 9.99% of our common stock. For a period of 18 months after the Series A Preferred Stock is convertible, the conversion price of the Series A Preferred Stock is subject to adjustment to prevent dilution in the event that we issue additional shares at a purchase price less than the applicable conversion price. The conversion price is subject to adjustment on a weighted basis that takes into account issuances of additional shares.

Series B Convertible Preferred Stock.    As of the date of this proxy statement/prospectus, there are 8,000 shares of Series B Convertible Preferred Stock outstanding.

Initially, there will be no dividends due or payable on the Series B Convertible Preferred Stock. Any future terms with respect to dividends shall be determined by the Board consistent with Coeptis’ Certificate of Incorporation. Any and all such future terms concerning dividends shall be reflected in an amendment to Coeptis’ Certificate of Incorporation, which the Board shall promptly file or cause to be filed. All shares of the Series B Convertible Preferred Stock shall rank (a) senior to our common stock and any other class or series of our capital stock hereafter created, (b) pari passu with any class or series of our capital stock hereafter created and specifically ranking, by its terms, on par with the Series B Convertible Preferred Stock, and (c) junior to any class or series of Coeptis’ capital stock hereafter created specifically ranking, by its terms, senior to the Series B Convertible Preferred Stock, in each case as to distribution of assets upon liquidation, dissolution or winding up of our company, whether voluntary or involuntary. The Series B Convertible Preferred Stock shall have no liquidation preference over any other class of stock.

Voting Rights.    Each holder of outstanding shares of Series B Convertible Preferred Stock shall be entitled to the number of votes equal to equal to one thousand (1,000) shares of our common stock for each share of Series B Convertible Preferred Stock. Except as provided by law, or by the provisions establishing any other series of Preferred Stock, holders of Series B Convertible Preferred Stock and of any other outstanding series of Preferred Stock shall vote on an as-converted basis together with the holders of our common stock as a single class. Each holder of shares of Series B Convertible Preferred Stock may, at any time and from time to time, convert (an “Optional Conversion”) each of its shares of Series B Convertible Preferred Stock into 1,000 fully-paid and non-assessable shares of our common stock; provided, however, that any Optional Conversion must involve the issuance of at least 100 shares of Coeptis’ common stock. In the event of a reverse split, the conversion ratio shall not be changed. However, in the event a forward split shall occur then the conversion ratio shall be modified to be increased by the same ratio as the forward split.

Warrants

Pre-Merger Warrants.    After the consummation of the 2021 Merger, there remained warrants outstanding to purchase up to 1,000,000 shares of Coeptis’ common stock held by Coral Investment Partners, LP. (an entity 100% controlled by Erik Nelson, our pre-Merger sole officer and director). Each warrant entitles the holder to purchase one share of Coeptis’ common stock at an average purchase price of $3.50 (there are warrants for 500,000 shares at a price of $2.00 per share and warrants for 500,000 shares at a price of $5.00 per share) during the three (3) year period commencing on its date of issuance (resulting in an expiration date of November 30, 2023 for all warrants).

The warrants, at the option of the holder, may be exercised by cash payment of the exercise price to us. The warrants may also be exercised under certain circumstances on a cashless basis.

The exercise price and the number of warrant shares purchasable upon the exercise of the warrants are subject to adjustment upon the occurrence of certain events, including stock dividends, stock splits, combinations and reclassifications of our capital stock. Additionally, an adjustment would be made in the case of an amalgamation, consolidation or merger of our company with or into another corporation (other than a consolidation or merger in which our company is the surviving corporation) or sale of all or substantially all of Coeptis’ assets. We must communicate any such event to the holder(s) of the warrants in order to enable them to receive the kind and number of shares of stock or other securities or property receivable in such event by a holder of the number of shares of common stock that the holder may be entitled to purchase upon the exercise of the warrants.

The warrants contain a provision limiting the number of shares of our common stock that may be acquired upon exercise to the extent necessary to insure that, after giving effect to such exercise, the number of shares of our common stock then beneficially owned by the holder of the warrants and its affiliates and certain other persons does not exceed 9.99% of the total number of shares of our common stock issued and outstanding immediately after giving effect to such exercise.

No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, Coeptis’will, upon exercise, either make a cash payment to the warrant holder with respect to such fractional interest or round the interest up to the net whole share.

Post-Merger Warrants.    Since the consummation of the 2021 Merger we have issued warrants to purchase up to 7,090,100 shares of our common stock to strategic partners and professional service providers that entitle the holders to purchase one share of our common stock at an average purchase price of $1.53. The warrants will generally expire between November 2023 and May 2026, with the majority of the warrants set to expire in January 2024. The exercise price and the number of warrant shares purchasable upon the exercise of these warrants are subject to adjustment upon the occurrence of certain events, including stock dividends, stock splits, combinations and reclassifications of our capital stock. Additionally, an adjustment would be made in the case of an amalgamation, consolidation or merger of our company with or into another corporation (other than a consolidation or merger in which Coeptis’ is the surviving corporation).

Dividend Policy

Coeptis has never declared or paid any dividends on its common stock. Coeptis currently intend to retain future earnings, if any, to finance the expansion of its business. As a result, Coeptis does not anticipate paying any cash dividends in the foreseeable future.

Comparison of the Rights of Holders of Coeptis Stock and Company Stock after the Business Combination

The rights of the stockholders of Coeptis are currently governed by the DGCL, and the restated certificate of incorporation and bylaws of Coeptis. If the Business Combination is completed, Coeptis stockholders will become stockholders of the Company, and their rights will be governed by the DGCL, the Company’s proposed Amended and Restated Certificate of Incorporation and the Company’s proposed Bylaws.

The table below summarizes the material differences between the current rights of Coeptis stockholders under the Coeptis restated certificate of incorporation and bylaws and the rights of Company stockholders, under the Company’s proposed Amended and Restated Certificate of Incorporation and the Company’s proposed Bylaws, as applicable, and intended to be in effect immediately following the Business Combination.

While Coeptis believes that the summary tables cover the material differences between the rights of its stockholders prior to the Business Combination and the rights of the Company stockholders following the Business Combination, these summary tables may not contain all of the information that is important to such Coeptis stockholders. Coeptis stockholders should carefully read this entire proxy statement/prospectus and the other documents referred to in this proxy statement/prospectus for a more complete understanding of the differences between being a stockholder of Coeptis before the Business Combination and being a stockholder of the Company after the Business Combination. A copy of the Company’s proposed Amended and Restated Certificate of Incorporation is attached as Annex C to this proxy statement/prospectus. Coeptis will send copies of its organizational documents referred to in this proxy statement/prospectus to its stockholders upon request.

Provision	Coeptis	Company
Authorized Capital Stock

Coeptis’ restated certificate of incorporation authorizes the issuance of up to 750,000,000 shares of common stock, par value $0.0001 per share, and 10,000,000 shares of preferred stock, par value $0.0001 per share.

The Company’s proposed Amended and Restated Certificate of Incorporation will authorize the issuance of up to 150,000,000 shares of common stock, par value $0.0001 per share, and 10,000,000 shares of preferred stock, par value $0.0001 per share.

The board of directors is authorized to provide, out of the authorized, unissued shares of preferred stock, for one or more series of preferred stock and, with respect to each such series, to establish the number of shares to be included in each such series and to fix the designation, vesting powers, preferences and relative, participating, optional or other rights, if any, of the shares of each such series and any qualifications, limitations or restrictions thereof, and to increase (but not above the total number of authorized shares of the class) or decrease the number of shares of any such series (but not below the number of shares of such series then outstanding).

The board of directors will be authorized to provide, out of the authorized, unissued shares of preferred stock, for one or more series of preferred stock and, with respect to each such series, to fix the number of shares constituting such series and the designation of such series, and the powers (including voting powers, if any), preferences and relative, participating, optional and other special rights, if any, and any qualifications, limitations or restrictions thereof, of the shares of such series of preferred stock.

Provision	Coeptis	Company
Number of Directors	Coeptis’ bylaws provide that the number of directors shall be fixed by resolution duly adopted from time to time by the board of directors or the stockholders.	The Company’s proposed Bylaws will provide that the number of directors shall be fixed solely and exclusively by resolution duly adopted from time to time by the board of directors.
	There are currently three directors serving on the Coeptis board of directors.	Upon consummation of the Business Combination, there will be seven directors serving on the Company’s board of directors.
Stockholder Nominations and Proposals	Coeptis’ bylaws do not provide for stockholder director nominations or proposals.

The Company’s proposed Bylaws will provide that a stockholder must provide timely written notice of any nominations of persons for election to the board of directors or any other proposal to be brought before the meeting together with supporting documentation as well as be present at such meeting, either in person or by a representative. A stockholder’s notice shall be timely if received by the Company at its principal executive office not later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one hundred twentieth (120th) day prior to the one-year anniversary of the preceding year’s annual meeting.

Directors’ Terms of Office; Removal

Coeptis’ bylaws provide that directors are elected at each annual meeting of stockholders, to hold office until the next annual meeting, and shall hold office until their respective successors are elected and qualified, or until such director’s earlier death, resignation or removal. The entire board of directors or any individual director may be removed from office (i) with cause or without cause and (ii) only by the affirmative vote of the holders of at least a majority of the shares then entitled to vote at an election of directors.

The Company’s proposed Amended and Restated Certificate of Incorporation will provide that directors, other than those who may be elected by the holders of any series of preferred stock, shall be elected at each annual meeting of stockholders for a term of one year. Each director shall serve until his successor is duly elected and qualified or until his death, resignation or removal. Any director may be removed from office (i) with or without cause and (ii) only by the affirmative vote of the holders of at least a majority in voting power of the shares then entitled to vote at an election of directors.

Special Meetings of the Stockholders	Coeptis’ bylaws provide that a special meeting of stockholders may be called by one-third of the Coeptis board of directors or the chair of the board of directors.

The Company’s proposed Amended and Restated Certificate of Incorporation and Bylaws will provide, subject to the rights, if any, of the holders of any series of preferred stock, that a special meeting of stockholders may be called only by the board of directors acting pursuant to a resolution approved by the affirmative vote of a majority of the board of directors, or by the Chief Executive Officer or President.

Provision	Coeptis	Company
Cumulative Voting

Coeptis’ certificate of incorporation and bylaws do not provide for cumulative voting rights in the election of its directors. Under the DGCL, cumulative voting is permitted only when authorized in the certificate of incorporation.

The Company’s proposed Amended and Restated Certificate of Incorporation and Bylaws will not provide for cumulative voting rights in the election of its directors. Under the DGCL, cumulative voting is permitted only when authorized in the certificate of incorporation.

Voting

Pursuant to Coeptis’ certificate of incorporation and bylaws, holders of shares of Coeptis common stock are entitled to one vote for each such share on all matters voted on by the stockholder and, on any matter presented to the stockholders of Coeptis, the holders of shares of preferred stock are entitled to the number of votes equal to the number of whole shares of Coeptis common stock into which such shares of preferred stock are convertible into as of the record date for determining stockholders entitled to vote on such matter. The holders of shares of preferred stock are entitled to vote together with the holders of common stock as a single class on an as converted basis with full voting rights and powers equal to the voting rights and powers of the holders of common stock.

Pursuant to the Company’s proposed Amended and Restated Certificate of Incorporation, holders of shares of the Company Common Stock will be entitled to one vote for each such share on all matters voted on by the stockholders, and the voting rights, if any, of any holders of preferred stock shall be established and designated by the board of directors at the time of issuance.

Vacancies

Coeptis’ bylaws provide that vacancies and newly-created directorships resulting from any increase in the authorized number of directors may be filled by the stockholders, a majority of the directors then in office, although less than a quorum, or by a sole remaining director.

The Company’s proposed Amended and Restated Certificate of Incorporation will provide that vacancies and newly-created directorships resulting from any increase in the Authorized number of directors may be filled exclusively by the affirmative vote of a majority of the remaining directors then in office, even if less than a quorum of the board of directors.

Election of Directors

Any election of directors by stockholders shall be determined by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.

Any election of directors by stockholders shall be determined by a plurality of the votes properly cast on the election of directors.
Stockholder Action by Written Consent

Coeptis’ bylaws provide that any action required by law to be taken at any annual or special meeting of stockholders, or any action permitted to be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, and such consent in writing signed by a sufficient number of stockholders to take the action set forth therein shall be delivered to Coeptis.

The Company’s proposed Amended and Restated Certificate of Incorporation will provide that no action that is required or permitted to be taken by the stockholders at any annual or special meeting of stockholders may be effected by written consent of stockholders in lieu of a meeting of stockholders.

Provision	Coeptis	Company
Notice of Stockholder Meetings

Coeptis’ bylaws provide that notice of the date, time and place, if any, of all meetings of stockholders, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given in writing or electronic transmission not less than 10 nor more than 60 days before the date of the meeting to each stockholder of record entitled to vote at such meeting.

The Company’s proposed Bylaws will provide that a notice stating the hour, date and place, if any, of such meeting, the means of remote communication, if any, by which stockholders and may be deemed to be present in person and vote at such meeting, the record date for determining the stockholders entitled to vote at the meeting (if such date is different from the record date for stockholders entitled to notice of the meeting) and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given not less than ten (10) days nor more than sixty (60) days before the meeting, to each stockholder entitled to vote thereat as of the record date for determining the stockholders entitled to notice of the meeting.

Conversion Rights and Protective Provisions

The holders of Coeptis common stock do not have preemptive, conversion or other protective rights.

The holders of Coeptis preferred stock shall, with respect to payment of dividends, redemption payments and rights upon liquidation, dissolution or winding-up of the affairs of the Company, rank senior and prior to the holders of Coeptis common stock. Upon any voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of Coeptis preferred stock shall be entitled to receive, out of the assets of the Company available for distribution, an amount per share equal to the greater of (a) the original issue price for such series of preferred stock plus accrued and unpaid dividends or (b) such amount per share as would have been payable had all shares of preferred stock been converted into common stock immediately prior to such liquidation, dissolution or winding up, in preference to any distribution to the holders of Coeptis common stock.

The holders of the Company Common Stock will not have preemptive, conversion or other protective rights.

The preemptive, conversion or other protective rights, if any, of any holders of preferred stock shall be established and designated by the board of directors at the time of issuance.

Provision	Coeptis	Company
Forum Selection	Neither the certificate of incorporation nor bylaws of Coeptis include a forum selection provision.

The Company’s proposed Amended and Restated Certificate of Incorporation will provide that, unless the Company consents in writing to the selection of an alternative forum, the (i) federal district courts of the United States of America shall, to the fullest extent permitted by law, be the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act and (ii) the Court of Chancery of the State of Delaware shall, to the fullest extent permitted by law, be the sole and exclusive forum for derivative actions, actions asserting a breach of fiduciary duties, any action arising under Delaware law, or any action regarding the internal affairs doctrine.

Indemnification of Officers and Directors

Coeptis’ bylaws provide that, Coeptis shall, to the fullest extent permitted by the DGCL, indemnify and hold harmless each person who was or is made a party to, or is threatened to be made a party to, or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of Coeptis or is or was serving at the request of Coeptis as a director or officer of another corporation, or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against all expenses, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes and penalties and amount paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith, provided such person acted in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of Coeptis and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. Coeptis shall also indemnify any person in connection with a proceeding initiated by such person if such proceeding was authorized by the board of directors.

The Company’s proposed Bylaws will provide that each person who was or is made a party or is threatened to be made a party to or is otherwise involved (including, without limitation, as a witness) in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or an officer of the Company or, while a director or officer of the Company, is or was serving at the request of the Company as a director, officer, or trustee of another corporation, or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (an “Indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer or trustee or in any other capacity while serving as a director, officer or trustee, shall be indemnified and held harmless by the Company to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such Indemnitee in connection therewith.

The indemnification provided for in the bylaws shall not be deemed exclusive of any other rights to which such person may have under any statute, bylaws, agreement, vote or consent of stockholders or disinterested directors or otherwise.

The indemnification provided for in the Company’s proposed Bylaws shall not be deemed exclusive of any other rights to which such person may have under any statute, bylaws, agreement, vote or consent of stockholders or disinterested directors or otherwise.

Provision	Coeptis	Company
Declaration and Payment of Dividends

The board of directors has the right to declare dividends as provided under the DGCL. Coeptis’ certificate of incorporation provides that in the event the Company shall make or issue, or fix a record date for the determination of holders of common stock entitled to receive a dividend or other distribution, then the holders of preferred stock shall receive, simultaneously with the distribution to the holders of common stock, a dividend or other distribution of securities in an amount equal to the amount of such securities as they would have received if all outstanding shares of preferred stock had been converted into common stock on such date.

The Company’s proposed Amended and Restated Certificate of Incorporation will provide that subject to the rights of the holders of any outstanding series of preferred stock or any class or series of stock having a preference over or the right to participate with the common stock with respect to the payment of dividends, dividends may be declared and paid or set apart for payment upon the common stock out of any assets or funds of the Company legally available for the payment of dividends, but only when and as declared by the Company’s board of directors or any authorized committee thereof.

Amendments; General Provisions

Coeptis’ certificate of incorporation may be amended, altered, changed or repealed in accordance with the DGCL.

Except as otherwise provided by law, Coeptis’ bylaws may be amended or repealed by the board of directors (except insofar as bylaws adopted by the stockholders shall otherwise provide) or by the stockholders holding a majority of Coeptis’ outstanding voting stock.

Under the DGCL, an amendment to the certificate of incorporation generally requires (1) the approval of the board of directors, (2) the approval of the holders of a majority of the voting power of the outstanding stock entitled to vote upon the proposed amendment and (3) the approval of the holders of a majority of the outstanding stock of any class entitled to vote thereon as a class, if any.

Generally, the DGCL standard for amendment to the Company’s proposed Amended and Restated Certificate of Incorporation described above will apply. However, Articles V and IX of the Company’s proposed Amended and Restated Certificate of Incorporation will only be permitted to be amended by the affirmative vote of the holders of at least a majority in voting power of the outstanding shares entitled to vote on such amendment.

Except as otherwise provided by law, the Company’s proposed Bylaws will only be permitted to be amended or repealed by the board of directors by the affirmative vote of a majority of the directors or by the affirmative vote of the holders of at least a majority in voting power of the outstanding shares entitled to vote on such amendment or repeal, voting together as a single class.

Description of Bull Horn’s Shares Prior to the Domestication and Business Combination

Bull Horn is a company incorporated in the British Virgin Islands as a BVI business company (company number 1999615) and Bull Horn’s affairs are governed by its Memorandum and Articles of Association, the Companies Act and the common law of the British Virgin Islands. Bull Horn is authorized to issue an unlimited number of both ordinary shares of no par value and preferred shares of no par value. As of the Record Date, there was a total of 5,116,414 ordinary shares outstanding (including 3,241,414 public shares) and no preferred shares outstanding.

Units

Each Unit consists of one ordinary share and one warrant. Each warrant entitles the holder to purchase one-half of one ordinary share exercisable at $11.50 per share, subject to adjustment as described in this proxy statement/prospectus. Warrants must be exercised for whole ordinary shares.

Ordinary Shares

Under the Companies Act, the ordinary shares are deemed to be issued when the name of the shareholder is entered in our register of members. Our register of members is maintained by our transfer agent Continental Stock Transfer & Trust Company, which entered the name of Cede & Co. in our register of members on the closing of our initial public offering as nominee for each of the respective public shareholders. If (a) information that is required to be entered in the register of members is omitted from the register or is inaccurately entered in the register, or (b) there is unreasonable delay in entering information in the register, a shareholder of the company, or any person who is aggrieved by the omission, inaccuracy or delay, may apply to the British Virgin Islands Courts for an order that the register be rectified, and the court may either refuse the application or order the rectification of the register, and may direct the company to pay all costs of the application and any damages the applicant may have sustained.

At any general meeting on a show of hands every ordinary shareholder who is present in person (or, in the case of a shareholder being a corporation, by its duly authorized representative) or by proxy will have one vote for each share held on all matters to be voted on by shareholders. Voting at any meeting of the ordinary shareholders is by show of hands unless a poll is demanded. A poll may be demanded by shareholders present in person or by proxy if the shareholder disputes the outcome of the vote on a proposed resolution and the chairman shall cause a poll to be taken. Prior to the consummation of our initial business combination, the rights attaching to ordinary shares (including those provisions designed to provide certain rights and protections to our ordinary shareholders) may only be amended by a resolution of persons holding 65% (or 50% if approved in connection with our initial business combination) of our outstanding ordinary shares attending and voting on such amendment. Other provisions of our memorandum and articles of association may be amended prior to the consummation of our initial business combination if approved by a majority of the votes of shareholders attending and voting on such amendment or, subject to certain limitations, by resolution of the directors. Following the consummation of, or in connection with, our initial business combination, the rights and obligations attaching to our ordinary shares and other provisions of our memorandum and articles of association may be amended if approved by a majority of the votes of shareholders attending and voting on such amendment or by resolution of the directors. Our board of directors is divided into two classes, each of which will generally serve for a term of two years with only one class of directors being elected in each year. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors. Our shareholders are entitled to receive ratable dividends when, as and if declared by the board of directors out of funds legally available therefore.

We may not currently intend to hold an annual meeting of shareholders until after we consummate our initial business combination. Therefore, if our shareholders want us to hold a meeting prior to such consummation, they may requisition the directors to hold one upon the written request of members entitled to exercise at least 30 percent of the voting rights in respect of the matter for which the meeting is requested. Under British Virgin Islands law, we may not increase the required percentage to call a meeting above such 30 percent level.

Our memorandum and articles of association will require us to provide our public shareholders with the opportunity to redeem their shares upon the consummation of our initial business combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (net of taxes payable), divided by the number of then outstanding public shares, subject to the limitations described herein and any limitations (including but not limited to cash requirements) agreed to in connection with the negotiation of terms of a proposed business combination. The per-share amount we will distribute to investors who properly redeem their shares will not be reduced by the deferred underwriting commissions we will pay to the underwriters. Our initial shareholders have agreed to waive their Redemption Rights with respect to their founder shares and public shares in connection with the consummation of our initial business combination. We intend to obtain shareholder approval in connection with our initial business combination. If we so decide, we will, like many blank check companies, offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. If we seek shareholder approval, we will consummate our initial business combination only if a majority of the votes of ordinary shareholders who being so entitled attend and vote at the general meeting are voted in favor of the business combination.

Our shareholders are entitled to receive ratable dividends when, as and if declared by the board of directors out of legally available funds. In the event of a liquidation or winding up of the company after our initial business combination, our shareholders are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision is made for each class of shares, if any, having preference over the ordinary shares. Our shareholders have no preemptive or other subscription rights. There are no sinking fund provisions applicable to the ordinary shares, except that we will provide our public shareholders with the Redemption Rights set forth above.

Founder Shares

The founder shares are identical to the other ordinary shares included in the Units being sold in our initial public offering, and holders of founder shares have the same shareholder rights as public shareholders, except that (i) the founder shares are subject to certain transfer restrictions, as described in more detail below, and (ii) our initial shareholders have agreed (A) to waive their rights to liquidating distributions with respect to their founder shares and public shares in connection with the consummation of our initial business combination, (B) to waive their Redemption Rights with respect to their founder shares if we fail to consummate our initial business combination by November 3, 2022, although they will be entitled to Redemption Rights with respect to any public shares they hold if we fail to consummate our initial business combination within such time period and (C) to waive their Redemption Rights with respect to their founder shares and public shares in connection with a shareholder vote to approve an amendment to our amended and restated memorandum and articles of association (a) to modify the substance or timing of our obligation to redeem 100% of our public shares if we do not complete our initial business combination by November 3, 2022 or (b) with respect to any other provision relating to shareholders’ rights or pre-initial business combination activity. Our initial shareholders have agreed to vote their founder shares and any public shares purchased during or after the offering in favor of our initial business combination and our officers and directors have also agreed to vote any public shares purchased during or after the offering in favor of our initial business combination.

Our initial shareholders have agreed not to transfer, assign or sell any of the founder shares (except to certain permitted transferees as described below) until, with respect to 50% of the founder shares, the earlier of (i) six months after the date of the consummation of our initial business combination or (ii) the date on which the closing price of our ordinary shares equals or exceeds $12.50 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing after our initial business combination, with respect to the remaining 50% of the founder shares, upon six months after the date of the consummation of our initial business combination, or earlier, in either case, if, subsequent to our initial business combination, we consummate a subsequent liquidation, merger, stock exchange or other similar transaction which results in all of our shareholders having the right to exchange their ordinary shares for cash, securities or other property.

Preferred Shares

Our memorandum and articles of association authorizes the creation and issuance without shareholder approval of an unlimited number of preferred shares divided into five classes, Class A through Class E each with such designation, rights and preferences as may be determined by a resolution of our board of directors to amend the memorandum and articles of association to create such designations, rights and preferences. We have five classes of preferred shares to give us flexibility as to the terms on which each Class is issued. Unlike Delaware law, all shares of a single class must be issued with the same rights and obligations. Accordingly, starting with five classes of preferred shares will allow us to issue shares at different times on different terms. No preferred shares are currently issued or outstanding. Accordingly, our board of directors is empowered, without shareholder approval, to issue preferred shares with dividend, liquidation, redemption, voting or other rights, which could adversely affect the voting power or other rights of the holders of ordinary shares. However, the underwriting agreement prohibits us, prior to our initial business combination, from issuing preferred shares which participate in any manner in the proceeds of the trust account, or which vote as a class with the ordinary shares on our initial business combination. We may issue some or all of the preferred shares to effect our initial business combination. In addition, the preferred shares could be utilized as a method of discouraging, delaying or preventing a change in control of us. Although we do not currently intend to issue any preferred shares, we may do so in the future.

The rights of preferred shareholders, once the preferred shares are in issue, may only be amended by a resolution to amend our memorandum and articles of association provided such amendment is also approved by a separate resolution of a majority of the votes of preferred shareholders who being so entitled attend and vote at the class meeting of the relevant preferred class. If our preferred shareholders want us to hold a meeting of preferred shareholders (or of a class of preferred shareholders), they may requisition the directors to hold one upon the written request of preferred shareholders entitled to exercise at least 30 percent of the voting rights in respect of the matter (or class) for which the meeting is requested. Under British Virgin Islands law, we may not increase the required percentage to call a meeting above 30 percent.

Under the Companies Act there are no provisions which specifically prevent the issuance of preferred shares or any such other “poison pill” measures. Our memorandum and articles of association also do not contain any express prohibitions on the issuance of any preferred shares. Therefore, the directors, without the approval of the holders of ordinary shares, may issue preferred shares that have characteristics that me be deemed anti-takeover. Additionally, such a designation of shares may be used in connection with plans that are poison pill plans. However, as noted above under the Companies Act, a director in the exercise of his powers and performance of his duties is required to act honestly and in good faith in what the director believes to be the best interests of the company.

Redeemable Warrants

As of the Record Date, there were 11,164,646 warrants outstanding. Each warrant entitles the holder thereof to purchase one-half of one ordinary share at a price of $11.50 per whole share, subject to adjustment as described in this proxy statement, prospectus, at any time commencing on October 29, 2021. Pursuant to the warrant agreement, a warrantholder may exercise its warrants only for a whole number of shares. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round down to the nearest whole number the number of ordinary shares to be issued to the warrantholder.

However, no public warrants will be exercisable for cash unless we have an effective and current registration statement covering the issuance of the ordinary shares issuable upon exercise of the warrants and a current prospectus relating to such ordinary shares. Notwithstanding the foregoing, if a registration statement covering the issuance of the ordinary shares issuable upon exercise of the public warrants is not effective within 90 days from the closing of our initial business combination, warrant holders may, until such time as there is an effective registration statement and during any period when we shall have failed to maintain an effective registration statement, exercise warrants on a cashless basis pursuant to an available exemption from registration under the Securities Act. If an exemption from registration is not available, holders will not be able to exercise their warrants on a cashless basis. The warrants will expire five years from the closing of our initial business combination at 5:00 p.m., New York City time or earlier redemption.

The private warrants will be identical to the public warrants underlying the Units that were offered in our initial public offering except that the private placement warrants only allow the holder thereof to one ordinary share, are non-redeemable, and will be exercisable for cash (even if a registration statement covering the issuance of the ordinary shares issuable upon exercise of such warrants is not effective) or on a cashless basis, at the holder’s option, and will not be redeemable by us, in each case so long as they are still held by the initial purchasers or their affiliates. In addition, for as long as the private warrants are held by Imperial, I-Bankers or Northland or their designees or affiliates, they may not be exercised after October 29, 2025.

We may call the warrants for redemption (excluding the private warrants), in whole and not in part, at a price of $0.01 per warrant:

•        at any time while the warrants are exercisable,

•        upon not less than 30 days’ prior written notice of redemption to each warrant holder,

•        if, and only if, the reported last sale price of the ordinary shares equals or exceeds $16.50 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations), for any 20 trading days within a 30 trading day period ending on the third trading business day prior to the notice of redemption to warrant holders, and

•        if, and only if, there is a current registration statement in effect with respect to the issuance of the ordinary shares underlying such warrants at the time of redemption and for the entire 30-day trading period referred to above and continuing each day thereafter until the date of redemption.

The right to exercise will be forfeited unless the warrants are exercised prior to the date specified in the notice of redemption. On and after the redemption date, a record holder of a warrant will have no further rights except to receive the Redemption Price for such holder’s warrant upon surrender of such warrant.

The redemption criteria for our warrants have been established at a price which is intended to provide warrant holders a reasonable premium to the initial exercise price and provide a sufficient differential between the then-prevailing share price and the warrant exercise price so that if the share price declines as a result of our redemption call, the redemption will not cause the share price to drop below the exercise price of the warrants.

If and when the warrants become redeemable by us, we may not exercise our redemption right if the issuance of ordinary shares upon exercise of the warrants is not exempt from registration or qualification under applicable state blue sky laws or we are unable to effect such registration or qualification. We will use our best efforts to register or qualify such ordinary shares under the blue sky laws of the state of residence in those states in which the warrants were offered by us in our initial public offering.

If we call the warrants for redemption as described above, our management will have the option to require all holders that wish to exercise warrants to do so on a “cashless basis.” In such event, each holder would pay the exercise price by surrendering the warrants for that number of ordinary shares equal to the quotient obtained by dividing (x) the product of the number of ordinary shares underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the ordinary shares for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. Whether we will exercise our option to require all holders to exercise their warrants on a “cashless basis” will depend on a variety of factors including the price of our ordinary shares at the time the warrants are called for redemption, our cash needs at such time and concerns regarding dilutive share issuances.

In addition, if (x) we issue additional shares or equity-linked securities for capital raising purposes in connection with the closing of our initial business combination at an issue price or effective issue price of less than $9.50 per share (as adjusted for splits, dividends, rights issuances, subdivisions, reorganizations, recapitalizations and the like) (with such issue price or effective issue price to be determined in good faith by our board of directors, and in the case of any such issuance to our sponsor, initial shareholders or their affiliates, without taking into account any founder shares held by them prior to such issuance) (the “Newly Issued Price”)), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of our initial business combination (net of redemptions), and (z) the volume weighted average trading price of our ordinary shares during the 20 trading day period starting on the trading day prior to the day on which we consummate our initial business combination (such price, the “Market Value”) is below $9.50 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of (i) the Market Value and (ii) the Newly Issued Price, and the $16.50 per share redemption trigger price described below under “Redemption” will be adjusted (to the nearest cent) to be equal to 165% of the higher of (i) the Market Value and (ii) the Newly Issued Price.

In case of any reclassification or reorganization of the outstanding ordinary shares (other than those described above or that solely affects the par value of such ordinary shares), or in the case of any merger or consolidation of us with or into another corporation (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of our outstanding ordinary shares), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of us as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the warrants and in lieu of the ordinary shares immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the warrants would have received if such holder had exercised their warrants immediately prior to such event. However, if less than 70% of the consideration receivable by the holders of ordinary shares in such a transaction is payable in the form of ordinary shares in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the warrant properly exercises the warrant within thirty days following public disclosure of such transaction, the warrant exercise price will be reduced as specified in the warrant agreement based on the Black-Scholes value (as defined in the warrant agreement) of the warrant. The purpose of such exercise price reduction is to provide additional value to holders of the warrants when an extraordinary transaction occurs during the exercise period of the warrants pursuant to which the holders of the warrants otherwise do not receive the full potential value of the warrants in order to determine and realize the option value component of the warrant. This formula is to compensate the warrant holder for the loss of the option value portion of the warrant due to the requirement that the warrant holder exercise the warrant within 30 days of the event. The Black-Scholes model is an accepted pricing model for estimating fair market value where no quoted market price for an instrument is available. The warrants were issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval, by written consent or vote, of the holders of a majority of the then outstanding warrants in order to make any change that adversely affects the interests of the registered holders.

The warrants were issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval, by written consent or vote, of the holders of a majority of the then outstanding warrants in order to make any change that adversely affects the interests of the registered holders.

The exercise price and number of ordinary shares issuable on exercise of the warrants may be adjusted in certain circumstances including in the event of a share dividend, extraordinary dividend or our recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuances of ordinary shares at a price below their respective exercise prices.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of ordinary shares and any voting rights until they exercise their warrants and receive ordinary shares. After the issuance of ordinary shares upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by shareholders.

Except as described above, no public warrants will be exercisable and we will not be obligated to issue ordinary shares unless at the time a holder seeks to exercise such warrant, a prospectus relating to the ordinary shares issuable upon exercise of the warrants is current and the ordinary shares have been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Under the terms of the warrant agreement, we have agreed to use our best efforts to meet these conditions and to maintain a current prospectus relating to the ordinary shares issuable upon exercise of the warrants until the expiration of the warrants. However, we cannot assure you that we will be able to do so and, if we do not maintain a current prospectus relating to the ordinary shares issuable upon exercise of the warrants, holders will be unable to exercise their warrants and we will not be required to settle any such warrant exercise. If the prospectus relating to the ordinary shares issuable upon the exercise of the warrants is not current or if the ordinary shares is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside, we will not be required to net cash settle or cash settle the warrant exercise, the warrants may have no value, the market for the warrants may be limited and the warrants may expire worthless.

Warrant holders may elect to be subject to a restriction on the exercise of their warrants such that an electing warrant holder would not be able to exercise their warrants to the extent that, after giving effect to such exercise, such holder would beneficially own in excess of 9.8% of the ordinary shares outstanding.

No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round down to the nearest whole number the number of ordinary shares to be issued to the warrant holder.

Dividends

Bull Horn has not paid any cash dividends on its ordinary shares to date and do not intend to pay cash dividends prior to the completion of Bull Horn’s initial business combination. The payment of cash dividends in the future will be dependent upon Bull Horn’s revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of Bull Horn’s initial business combination. The payment of any dividends subsequent to Bull Horn’s initial business combination will be within the discretion of Bull Horn’s then board of directors. It is the present intention of the Bull Horn Board to retain all earnings, if any, for use in Bull Horn’s business operations and, accordingly, Bull Horn board does not anticipate declaring any dividends in the foreseeable future.

Private Placement Warrants

The Private Placement Warrants (or ordinary shares issuable upon exercise of such warrants) will not be transferable, assignable or salable until 30 days after the completion of our initial business combination (except, among other limited exceptions, to our officers and directors and other persons or entities affiliated with the sponsor) and they will not be redeemable by us so long as they are held by members of the sponsor, Imperial, I-Bankers or Northland, respectively, or their permitted transferees. Otherwise, the Private Placement Warrants have terms and provisions that are identical to the Units sold in our initial public offering except the Private Placement Warrants only allow the holder thereof to one ordinary share and will be non-redeemable and may be exercised on a cashless basis, in each case so long as they continue to be held by the initial purchasers or their permitted transferees. If the Private Placement Warrants are held by holders other than the holders who purchased such warrants or their permitted transferees, the Private Placement Warrants will be redeemable by us and exercisable by the holders on the same basis as the warrants included in the Units being sold in our initial public offering. In addition, for as long as the Private Placement Warrants are held by Imperial, I-Bankers or Northland or their designees or affiliates, they may not be exercised after October 29, 2025. The price of the Private Placement Warrants was determined in negotiations between our sponsor and the representative of the underwriters for our initial public offering, with reference to the prices paid by initial shareholders for such warrants in special purpose acquisition companies, which have recently consummated their initial public offerings.

Bull Horn’s Transfer Agent and Warrant Agent

The transfer agent for Bull Horn’s ordinary shares and warrant agent for Bull Horn’s warrants is Continental Stock Transfer & Trust Company.

Memorandum and Articles of Association

As set forth in the memorandum of association, the objects for which Bull Horn is established are unrestricted and Bull Horn shall have full power and authority to carry out any object not prohibited by the Companies Act (as the same may be revised from time to time), or any other law of the British Virgin Islands.

Bull Horn’s Memorandum and Articles of Association contains provisions designed to provide certain rights and protections to Bull Horn’s ordinary shareholders prior to the consummation of Bull Horn’s initial business combination. These provisions cannot be amended without the approval of 65% (or 50% if approved in connection with Bull Horn’s initial business combination) of Bull Horn’s outstanding ordinary shares attending and voting on such amendment. Bull Horn’s initial shareholders, who as of the Record Date beneficially own approximately 36.6% of Bull Horn’s ordinary shares, will participate in any vote to amend Bull Horn’s Memorandum and Articles of Association and will have the discretion to vote in any manner they choose. Bull Horn and its directors and officers have agreed not to propose any amendment to Bull Horn’s Memorandum and Articles of Association that would affect the substance and timing of Bull Horn’s obligation to redeem Bull Horn’s public shares if Bull Horn is unable to consummate its initial business combination by November 3, 2022. Bull Horn’s initial shareholders have agreed to waive any Redemption Rights with respect to any founder shares and any public shares they may hold in connection with any vote to amend Bull Horn’s Memorandum and Articles of Association prior to Bull Horn’s initial business combination.

Specifically, Bull Horn’s Memorandum and Articles of Association provide, among other things, that:

•        If Bull Horn is unable to consummate its initial business combination by November 3, 2022, Bull Horn will, as promptly as reasonably possible but not more than five (5) business days thereafter, distribute the aggregate amount then on deposit in the trust account (net of taxes payable, and less up to $50,000 of interest to pay liquidation expenses), pro rata to Bull Horn’s public shareholders by way of redemption and cease all operations except for the purposes of winding up of Bull Horn’s affairs. This redemption of public shareholders from the trust account shall be effected as required by function of Bull Horn’s Memorandum and Articles of Association and prior to commencing any voluntary liquidation;

•        except in connection with the consummation of Bull Horn’s initial business combination, prior to Bull Horn’s initial business combination, Bull Horn may not issue any securities (other than public shares) that would entitle the holders thereof to (i) receive funds from the trust account or (ii) vote on any initial business combination;

•        although Bull Horn does not intend to enter into Bull Horn’s initial business combination with a target business that is affiliated with the sponsor, Bull Horn’s directors or officers, Bull Horn is not prohibited from doing so. In the event Bull Horn seeks to complete an initial business combination with a target that is affiliated with the sponsor, officers or directors, Bull Horn, or a committee of independent directors, would obtain an opinion from an independent accounting firm, or independent investment banking firm that Bull Horn’s initial business combination is fair to Bull Horn from a financial point of view; and

•        Bull Horn will not effectuate an initial business combination with another blank check company or a similar company with nominal operations.

In addition, Bull Horn’s Memorandum and Articles of Association provide that under no circumstances will Bull Horn redeem its public shares in an amount that would cause Bull Horn’s net tangible assets to be less than $5,000,001 upon the consummation of its initial business combination.

Changes in Authorized Shares

Bull Horn is authorized to issue an unlimited number of shares, which will have the rights, privileges, restrictions and conditions attaching to them as set out in Bull Horn’s Memorandum and Articles of Association. Bull Horn may by, resolution of directors or shareholders, create new classes of shares with preferences to be determined by resolution of the board of directors to amend the memorandum and articles of association to create new classes of shares with such preferences at the time of authorization, although any such new classes of shares, with the exception of the preferred shares, may only be created with prior shareholder approval.

Pre-emption Rights

There are no pre-emption rights applicable to the issuance of new shares under Bull Horn’s Memorandum and Articles of Association.

Variation of Rights of Shares

As permitted by the Companies Act and Bull Horn’s memorandum of association, Bull Horn may vary the rights attached to any class of shares only with: (i) in the case of the ordinary shares prior to Bull Horn’s initial business combination, the consent of not less than 65% (or 50% if for the purposes of approving, or in connection with, the consummation of Bull Horn’s initial business combination) of the votes who are in attendance and vote at a meeting, or (ii) in the case of the preferred shares, 50% of the votes of shareholders who being so entitled attend and vote at a meeting of such shares, except, in each case where a greater majority is required under Bull Horn’s Memorandum and Articles of Association or the Companies Act, provided that that for these purposes the creation, designation or issue of preferred shares with rights and privileges ranking pari passu to an existing class of shares is deemed not to be a variation of the rights of such existing class and may in accordance with Bull Horn’s Memorandum and Articles of Association be effected by resolution of directors without shareholder approval.

Capital Stock of the Company after the Business Combination

The following summary sets forth the material terms of the Company’s securities following the completion of the Business Combination. The following summary is not intended to be a complete summary of the rights and preferences of such securities, and is qualified by reference to the proposed Amended and Restated Certificate of Incorporation, a form of which is attached as Annex C to this proxy statement/prospectus, and the proposed Bylaws. We urge you to read the proposed Amended and Restated Certificate of Incorporation and Bylaws in their entirety for a complete description of the rights and preferences of the Company’s securities following the Business Combination.

Authorized and Outstanding Stock

The Company’s authorized capital stock will consist of:

•        shares of common stock, par value $0.0001 per share; and

•        shares of preferred stock, par value $0.0001 per share.

Common Stock

Voting.    The holders of common stock will be entitled to one vote for each share held of record on all matters on which the holders are entitled to vote (or consent pursuant to written consent). Directors will be elected by a plurality of the votes present in person or represented by proxy and entitled to vote.

Dividends.    The holders of common stock will be entitled to receive, ratably, dividends only if, when and as declared by the Company Board out of funds legally available therefor and after provision is made for each class of capital stock having preference over the common stock.

Liquidation Rights.    In the event of the Company’s liquidation, dissolution or winding-up, the holders of common stock will be entitled to share, ratably, in all assets remaining available for distribution after payment of all liabilities and after provision is made for each class of capital stock having preference over the common stock.

Conversion Right.    The holders of common stock will have no conversion rights.

Preemptive and Similar Rights.    The holders of common stock will have no preemptive or similar rights.

Redemption/Put Rights.    There will be no redemption or sinking fund provisions applicable to the common stock. All of the outstanding shares of common stock will be fully-paid and nonassessable.

Preferred Stock

The Company Board will have the authority to issue shares of preferred stock from time to time on terms it may determine, to divide shares of preferred stock into one or more series and to fix the designations, preferences, privileges, and restrictions of preferred stock, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preference, sinking fund terms, and the number of shares constituting any series or the designation of any series to the fullest extent permitted by the DGCL.

Warrants

Upon completion of the Business Combination, all of the warrants to purchase Bull Horn common stock will pursuant to their terms be automatically adjusted to represent the right to purchase an equal number of shares of Company Common Stock on the same terms and conditions as the original warrants. See the section titled “Description of Coeptis’, Bull Horn’s, and the Company’s Securities — Description of Bull Horn’s Shares Prior to the Domestication and Business Combination — Redeemable Warrants” for terms and conditions of the Bull Horn warrants.

Upon completion of the Business Combination, all of the surviving warrants to purchase Coeptis common stock will pursuant to their terms be automatically converted into warrants for shares of Company Common Stock and shall: (i) have the right to acquire a number of shares of Company Common Stock equal to (as rounded down to the nearest whole number) the product of (A) the number of shares of Coeptis common stock which the warrant had the right to acquire immediately prior to the effective time of the Merger, multiplied by (B) the conversion ratio for shares of Coeptis Stock into the Stockholder Merger Consideration; (ii) have an exercise price equal to (as rounded up to the nearest whole cent) the quotient of (A) the exercise price of the warrant (in U.S. Dollars), divided by (B) the conversion ratio for shares of Coeptis Stock into the Stockholder Merger Consideration; and (iii) otherwise be on the same terms and conditions as the original warrants. See the section titled “Description of Coeptis’, Bull Horn’s, and the Company’s Securities — Description of Coeptis’ Securities Prior to the Business Combination — Warrants” for terms and conditions of the warrants.

Anti-Takeover Effects of the Certificate of Incorporation, the Bylaws and Certain Provisions of Delaware Law

The Amended and Restated Certificate of Incorporation, the Bylaws and the DGCL contain provisions, which are summarized in the following paragraphs, which are intended to enhance the likelihood of continuity and stability in the composition of the Company Board and to discourage certain types of transactions that may involve an actual or threatened acquisition of the Company. These provisions are intended to avoid costly takeover battles, reduce the Company’s vulnerability to a hostile change of control or other unsolicited acquisition proposal, and enhance the ability of the Company Board to maximize stockholder value in connection with any unsolicited offer to acquire the Company. However, these provisions may have the effect of delaying, deterring or preventing a merger or acquisition of the Company by means of a tender offer, a proxy contest or other takeover attempt that a stockholder might consider in its best interest, including attempts that might result in a premium over the prevailing market price for the shares of common stock. The Amended and Restated Certificate of Incorporation will provide that any action required or permitted to be taken by the Company’s stockholders must be effected at a duly called annual meeting of such stockholders and may not be effected by any consent in writing by such holders unless such action is recommended by all directors of the Company Board then in office, except that holders of one or more series of Preferred Stock, if such series are expressly permitted to do so by the certificate of designation relating to such series, may take any action by written consent if such action permitted to be taken by such holders and the written consent is signed by the holders of outstanding shares of the relevant class or series having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting. See also “Risk Factors — Risks Related to the Domestication and the Business Combination — Delaware law and the Amended and Restated Certificate of Incorporation and Bylaws will contain certain provisions, including anti-takeover provisions that limit the ability of stockholders to take certain actions and could delay or discourage takeover attempts that stockholders may consider favorable.”

Authorized but Unissued Capital Stock

Delaware law does not require stockholder approval for any issuance of authorized shares. However, the listing requirements of Nasdaq, which would apply if and so long as the common stock remains listed on Nasdaq, require stockholder approval of certain issuances equal to or exceeding 20% of the then outstanding voting power or then outstanding number of shares of common stock. Additional shares that may be issued in the future may be used for a variety of corporate purposes, including future public offerings, to raise additional capital or to facilitate acquisitions.

One of the effects of the existence of unissued and unreserved common stock may be to enable the Company Board to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or otherwise and thereby protect the continuity of management and possibly deprive stockholders of opportunities to sell their shares of common stock at prices higher than prevailing market prices.

Election of Directors and Vacancies

The Amended and Restated Certificate of Incorporation will provide that the Company Board will determine the number of directors who will serve on the board, subject to the rights of the holders of any series of preferred stock to elect additional directors. The exact number of directors will be fixed solely and exclusively by resolution duly adopted from time to time by the Company Board.

In addition, the Amended and Restated Certificate of Incorporation will provide that any vacancy on the Company Board, including a vacancy that results from an increase in the number of directors or a vacancy that results from the death, resignation, disqualification or removal of a director, may be filled only by a majority of the directors then in office, even if less than a quorum, subject to the rights, if any, of the holders of preferred stock.

Notwithstanding the foregoing provisions of this section, each director will serve until his successor is duly elected and qualified or until his earlier death, resignation or removal. No decrease in the number of directors constituting the Company Board will shorten the term of any incumbent director.

Business Combinations

The Company is subject to the provisions of Section 203 of the DGCL. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in the following prescribed manner:

•        prior to the time of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•        upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding (1) shares owned by persons who are directors and also officers and (2) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; and

•        on or subsequent to the time of the transaction, the business combination is approved by the board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66⅔% of the outstanding voting stock which is not owned by the interested stockholder.

Generally, for purposes of Section 203, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. An “interested stockholder” is a person who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, owned 15% or more of a corporation’s outstanding voting securities.

Such provisions may encourage companies interested in acquiring the Company to negotiate in advance with the Company Board because the stockholder approval requirement would be avoided if the Company Board approves either the business combination or the transaction that results in the stockholder becoming an interested stockholder. However, such provisions also could discourage attempts that might result in a premium over the market price for the shares held by stockholders. These provisions also may make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

Quorum

The Bylaws will provide that at any meeting of the Company Board, a majority of the directors then in office constitutes a quorum for all purposes.

No Cumulative Voting

Under Delaware law, the right to vote cumulatively does not exist unless the certificate of incorporation expressly authorizes cumulative voting. The Amended and Restated Certificate of Incorporation does not authorize cumulative voting.

General Stockholder Meetings

The Amended and Restated Certificate of Incorporation will provide that special meetings of stockholders may be called only by the Company Board acting pursuant to a resolution approved by the affirmative vote of a majority of the Company Board, subject to the rights, if any, of the holders of any series of preferred stock.

Requirements for Advance Notification of Stockholder Meetings, Nominations and Proposals

The Bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of the Company Board. For any matter to be “properly brought” before a meeting, a stockholder will have to comply with advance notice requirements and provide the Company with certain information. Generally, to be timely, a stockholder’s notice must be received by the Secretary at the Company’s principal executive offices not less than 90 days nor more than 120 days prior to the one-year anniversary of the date of the preceding annual meeting of stockholders (for the purposes of the first annual meeting of the stockholders of the Company following the adoption of the Bylaws, a stockholder’s notice must be received by the Secretary at the Company’s principal executive offices not later than (i) 90 days prior to the date of the first annual meeting or (ii) less than 10 days following the date the first annual meeting is publicly announced). The Bylaws also specify requirements as to the form and content of a stockholder’s notice. The Bylaws allow the Company Board or a committee of the Company Board to determine whether a nomination or any business proposed to be brought before a special meeting of the stockholders was made in accordance with the Bylaws. These provisions may also defer, delay or discourage a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to influence or obtain control of the Company.

Amendment Provisions

The Amended and Restated Certificate of Incorporation and the Bylaws will provide that the Company Board, by the affirmative vote of a majority of the Company Board, is expressly authorized to make, alter, amend, change, add to, rescind or repeal, in whole or in part, the Bylaws without a stockholder vote in any matter not inconsistent with the laws of the State of Delaware. Any amendment, alteration, rescission or repeal of the Bylaws by the Company’s stockholders requires the affirmative vote of the holders of at least a majority in voting power of all the then outstanding shares of stock entitled to vote thereon, voting together as a single class.

The Amended and Restated Certificate of Incorporation will provide that it may be amended, altered, changed or repealed in accordance with the DGCL.

Exclusive Forum

The Amended and Restated Certificate of Incorporation will provide that, unless the Company consents to the selection of an alternative forum, any (i) derivative action or proceeding brought on behalf of the Company, (ii) action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Company to the Company or the Company’s stockholders, creditors or other constituents, (iii) action asserting a claim against the Company or any director or officer of the Company arising pursuant to, or a claim against the Corporation or any Director or officer of the Corporation with respect to the interpretation or application of any provision of, the DGCL, the Amended and Restated Certificate of Incorporation or the Bylaws or (iv) action asserting a claim against the Company or any director or officer of the Company governed by the internal affairs doctrine will, to the fullest extent permitted by law, be solely and exclusively brought in the Court of Chancery of the State of Delaware or, if such court does not have subject matter jurisdiction thereof, any other court located in the State of Delaware with subject matter jurisdiction. To the fullest extent permitted by law, any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of the Company will be deemed to have notice of and consented to the forum provisions in the Amended and Restated Certificate of Incorporation. However, it is possible that a court could find the Company’s forum selection provisions to be inapplicable or unenforceable. Although the Company believes this provision benefits it by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, the provision may have the effect of discouraging lawsuits against Company’s directors and officers.

The Amended and Restated Certificate of Incorporation will provide that, unless the Company consents to the selection of an alternative forum, the federal district courts of the United States of America shall, to the fullest extent permitted by law, be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended; provided, however, that this provision will not apply to suits brought to enforce any liability or duty created by the Securities Exchange Act of 1934, as amended, or any other claim for which the federal courts have exclusive jurisdiction.

Limitations on Liability and Indemnification of Officers and Directors

The DGCL authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties, subject to certain exceptions. The Amended and Restated Certificate of Incorporation includes a provision that eliminates the personal liability of directors for monetary damages for any breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit. The effect of these provisions is to eliminate the rights of the Company and its stockholders, through stockholders’ derivative suits on the Company’s behalf, to recover monetary damages from a director for breach of fiduciary duty as a director, including breaches resulting from grossly negligent behavior. However, exculpation does not apply to any director if the director has acted in bad faith, knowingly or intentionally violated the law, authorized illegal dividends or redemptions or derived an improper benefit from his or her actions as a director.

The Bylaws provide that the Company must indemnify and advance expenses to directors and officers to the fullest extent authorized by the DGCL. The Company is also expressly authorized to carry directors’ and officers’ liability insurance providing indemnification for directors, officers and certain employees for some liabilities. The Company believes that these indemnification and advancement provisions and insurance are useful to attract and retain qualified directors and executive officers.

The limitation of liability, indemnification and advancement provisions in the Amended and Restated Certificate of Incorporation and the Bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit the Company and its stockholders. In addition, your investment may be adversely affected to the extent the Company pays the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. The Company believes that these provisions, liability insurance and the indemnity agreements are necessary to attract and retain talented and experienced directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to the Company’s directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

There is currently no pending material litigation or proceeding involving any of the Bull Horn’s or Coeptis’ respective directors, officers or employees for which indemnification is sought.

Transfer Agent and Registrar

The Transfer Agent and registrar for the shares of Company Common Stock will be Continental Stock Transfer & Trust Company.

Listing

The Company has applied to list its common stock and warrants on Nasdaq under the symbol “COEP” and “COEPW,” respectively.

MARKET PRICE AND DIVIDENDS OF SECURITIES

Market Price of Bull Horn Units, Ordinary Shares and Warrants

Bull Horn’s Units, ordinary shares and warrants are traded on Nasdaq under the symbols “BHSEU,” “BHSE” and “BHSEW,” respectively. Bull Horn’s Units commenced public trading on October 30, 2020, and its ordinary shares and warrants commenced public trading on December 17, 2020.

The closing price of Bull Horn’s Units, ordinary shares and warrants on April 14, 2022, the last trading day before announcement of the execution of the Merger Agreement, was $10.22, $10.09 and $0.0999, respectively. As of September 28, 2022, the closing price for each Unit, ordinary share and warrant of Bull Horn was $10.19, $10.17 and $0.033, respectively.

Holders of Bull Horn’s Units, ordinary shares and warrants should obtain current market quotations for their securities. The market price of Bull Horn’s securities could vary at any time before the Business Combination.

Holders of Bull Horn Securities

As of September 1, 2022, there were 1 holder of record of Bull Horn’s Units, 2 holders of record of Bull Horn’s ordinary shares, and 5 holder of record of Bull Horn’s warrants.

Dividends of Bull Horn Securities

Please refer to the section of this proxy statement/prospectus entitled “Description of Coeptis’, Bull Horn’s, and the Company’s Securities — Description of Bull Horn’s Shares Prior to the Domestication and the Business Combination — Dividends.”

Coeptis

Market Price of Coeptis Securities

Coeptis’ common stock is quoted on the OTC Pink under the symbol “COEP.” Coeptis’ common stock commenced public quoting on February 12, 2021.

The closing price of Coeptis’ common stock on April 14, 2022, the last trading day before announcement of the execution of the Merger Agreement, was $3.95. As of September 28, 2022, the closing price for the common stock of Coeptis was $2.02.

Holders of Coeptis Securities

As of September 16, 2022, there were approximately 471 holders of record of Coeptis common stock and holder of Coeptis preferred stock.

Securities Authorized for Issuance Under Equity Compensation Plans

Coeptis’ Board of Directors has made no equity awards and no such award is pending.

Coeptis currently has no employee incentive plans.

Dividend Policy of the Company Following the Business Combination

Please refer to the section of this proxy statement/prospectus entitled “Description of Coeptis’, Bull Horn’s, and the Company’s Securities — Capital Stock of the Company after the Business Combination — Authorized and Outstanding Stock — Common Stock — Dividends.”

BENEFICIAL OWNERSHIP OF SECURITIES

The following table sets forth information regarding (i) the beneficial ownership of Bull Horn ordinary shares as of September 1, 2022 and (ii) the expected beneficial ownership of shares of Coeptis’ common stock immediately following the consummation of the Business Combination (assuming a “no redemption” scenario and alternatively assuming a “maximum redemption” scenario as described herein) by:

•        each person who is known to be the beneficial owner of more than 5% of Bull Horn ordinary shares and is expected to be the beneficial owner of more than 5% of shares of the Company Common Stock post-Business Combination;

•        each of Bull Horn’s current executive officers and directors;

•        each person who is expected to become an executive officer or director of the Company post-Business Combination; and

•        all executive officers and directors of Bull Horn as a group pre-Business Combination, and all executive officers and directors of Coeptis post-Business Combination.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days.

The beneficial ownership of Bull Horn ordinary shares pre-Business Combination is based on 5,116,414 Bull Horn ordinary shares issued and outstanding as of the Record Date, which includes an aggregate of 1,875,000 founder shares issued and outstanding as of such date.

The expected beneficial ownership of shares of Coeptis’ common stock post-Business Combination assumes two scenarios:

(i)     a “No Redemptions” scenario where (i) no public shareholders exercise their Redemption Rights in connection with the Business Combination and (ii) Bull Horn issues 17,123,288 shares of its common stock as the Merger Consideration pursuant to the Merger Agreement; and

(ii)    a “Max Redemptions” scenario where (i) 2,598,025 of Bull Horn’s outstanding public shares are redeemed in connection with the Business Combination and (ii) Bull Horn issues 17,123,288 shares of its common stock as the Merger Consideration pursuant to the Merger Agreement.

Based on the foregoing assumptions, we estimate that there would be 22,239,702 shares of the Company Common Stock issued and outstanding immediately following the consummation of the Business Combination in the “no redemption” scenario, and 19,641,677 shares of the Company Common Stock issued and outstanding immediately following the consummation of the Business Combination in the “maximum redemption” scenario. If the actual facts are different from the foregoing assumptions, ownership figures in the combined company and the columns under Post-Business Combination in the table that follows will be different.

The following table does not reflect record of beneficial ownership of any shares of common stock issuable upon the exercise of public warrants or Private Placement Warrants, as such securities may not be exercisable or convertible within 60 days of the Record Date.

Unless otherwise indicated and subject to applicable community property and similar laws, Bull Horn believes that all persons named in the table below have sole voting and investment power with respect to the voting securities beneficially owned by them.

	Prior to the Business Combination(2)		Assuming No Redemptions(5)		Assuming Maximum Redemptions(6)
Name and Address of Beneficial Owners(1)	Number of Shares	Percentage	Number of Shares	Percentage	Number of Shares	Percentage
Officers and Directors Prior to the Transactions:
Robert Striar(3)	1,875,000	36.6%	1,875,000	8.43%	1,875,000	9.55%
Christopher Calise(3)	1,875,000	36.6%	1,875,000	8.43%	1,875,000	9.55%
Stephen Master(4)	—	—	—	—	—	—
Michael Gandler(4)	—	—	—	—	—	—
Jeff Wattenberg(4)	—	—	—	—	—	—
Doug Schaer(4)	—	—	—	—	—	—
Barron Davis(4)	—	—	—	—	—	—
All Such Directors and Officers as a group (7 Individuals)	1,875,000	36.6%	1,875,000	8.43%	1,875,000	9.55%
Officers and Directors After the Transactions:
David Mehalick(7)	—	—	3,277,592	14.74%	3,277,592	16.69%
Daniel Yerace(7)	—	—	1,003,344	4.51%	1,003,344	5.11%
Christopher Calise(3)	1,875,000	36.6%	1,875,000	8.43%	1,875,000	9.55%
Tara Maria DeSilva(7)	—	—	—	—	—	—
Philippe Deschamps(7)	—	—	—	—	—	—
Christopher Cochran(7)	—	—	—	—	—	—
Gene Salkind(7)	—	—	—	—	—	—
Christine Sheehy	—	—	1,003,344	4.51%	1,003,344	5.11%

All Such Directors and Officers as a group (8 individuals)	1,875,000	36.6%	7,159,280	32.19%	7,159,280	36.45%
Greater than 5% Holders:
Lisa Pharma LLC(7)(8)	—	—	1,421,405	6.39%	1,421,405	7.24%
Lena Pharma LLC(7)(9)	—	—	1,421,405	6.39%	1,421,405	7.24%

____________

*         Less than 1.0%.

(1)      Unless otherwise indicated, the business address of each of the individuals is c/o Bull Horn Holdings Corp., 801 S. Pointe Drive, Suite TH-1, Miami Beach, Florida 33139.

(2)      The pre-Business Combination percentage of beneficial ownership in the table above is calculated based on 5,116,414 Bull Horn ordinary shares outstanding as of the Record Date. The amount of beneficial ownership does not reflect the ordinary shares issuable as a result of warrants as such securities may not be exercisable within 60 days.

(3)      Represents shares held by the sponsor. The shares held by our sponsor are beneficially owned by Robert Striar, Bull Horn’s Chief Executive Officer, and Christopher Calise, Bull Horn’s Chief Financial Officer, who, as managing members of the sponsor, have voting and dispositive power over the shares held by the sponsor. Each of Mr. Striar and Mr. Calise disclaims any beneficial ownership of the reported shares other than to the extent of any pecuniary interest he may have therein.

(4)      Such individual does not beneficially own any of our ordinary shares. However, such individual has a pecuniary interest in our ordinary shares through his ownership of membership interests of the sponsor.

(5)      In the “No Redemptions” scenario, the post-Business Combination percentage of beneficial ownership is calculated based on 22,239,702 shares of common stock outstanding immediately after the consummation of the Business Combination. The number of shares of common stock assumes that no public shareholders properly elect to redeem their shares for cash.

(6)      In the “Maximum Redemptions” scenario, the post-Business Combination percentage of beneficial ownership is calculated based on 19,641,677 shares of common stock outstanding immediately after the consummation of the Business Combination. The number of shares of common stock assumes that 2,598,025 public shares are redeemed for cash.

(7)      Unless otherwise indicated, the business address of each of the individuals is c/o Coeptis Therapeutics, Inc., 105 Bradford Rd, Suite 420, Wexford, PA 15090.

(8)      Lisa Kuchera is the manager of this entity and possesses voting control over securities owned by it.

(9)      Lena Kuchera is the manager of this entity and possesses voting control over securities owned by it.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Bull Horn Related Person Transactions

In November 2018, in anticipation of the expected issuance of 2,156,250 founder shares to our sponsor, our sponsor paid certain of Bull Horn’s deferred offering costs with the $25,000 purchase price of the founder shares. As of December 31, 2018, one founder share was issued to our sponsor. The remaining 2,156,249 founder shares were issued to our sponsor on January 28, 2019.

On December 10, 2020, the underwriters notified Bull Horn that they would not be exercising the over-allotment option and as a result, our sponsor returned 281,250 ordinary shares to Bull Horn for no consideration and such ordinary shares were canceled. Also effective December 10, 2020, by agreement between our sponsor and the underwriters, an aggregate of 375,000 Private Placement Warrants were assigned by the underwriters to our sponsor.

Other than the foregoing, no compensation of any kind, including any finder’s fee, reimbursement, consulting fee or monies in respect of any payment of a loan, has been or will be paid by Bull Horn to our sponsor, officers and directors, or any affiliate of our sponsor or officers, prior to, or in connection with any services rendered in order to effectuate, the consummation of an initial business combination (regardless of the type of transaction that it is). However, these individuals will be reimbursed for any out-of-pocket expenses incurred in connection with activities on Bull Horn’s behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. Bull Horn does not have a policy that prohibits its sponsor, executive officers or directors, or any of their respective affiliates, from negotiating for the reimbursement of out-of-pocket expenses by a target business. Bull Horn’s audit committee reviews on a quarterly basis all payments that were made to our sponsor, officers, directors or Bull Horn’s or their affiliates and determines which expenses and the amount of expenses that will be reimbursed. There is no cap or ceiling on the reimbursement of out-of-pocket expenses incurred by such persons in connection with activities on Bull Horn’s behalf.

On November 18, 2018, as amended on December 23, 2019, Bull Horn issued an unsecured promissory note (the “Promissory Note”) to our sponsor, pursuant to which our company could borrow up to an aggregate principal amount of $300,000. The note was non-interest bearing and payable on the earlier of (i) December 31, 2020 or (ii) the consummation of the initial public offering. As of September 30, 2020 and December 31, 2019, there was $177,329 and $152,644, respectively, outstanding under the Promissory Note. The outstanding balance under the Promissory Note of $194,830 was repaid at the closing of the initial public offering on November 3, 2020.

In addition, in order to finance transaction costs in connection with an intended initial business combination, our sponsor or an affiliate of our sponsor or certain of our officers and directors may, but are not obligated to, loan Bull Horn funds on a non-interest bearing basis as may be required. If Bull Horn completes an initial business combination, it would repay such loaned amounts. In the event that the initial business combination does not close, Bull Horn may use a portion of the working capital held outside the trust account to repay such loaned amounts but no proceeds from its trust account would be used for such repayment. Up to $1,500,000 of such loans may be convertible into warrants at a price of $1.00 per warrant at the option of the lender. The warrants would be identical to the Private Placement Warrants, including as to exercise price, exercisability and exercise period. Bull Horn does not expect to seek loans from parties other than our sponsor or an affiliate of our sponsor as Bull Horn does not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in its trust account.

The sponsor agreed to lend Bull Horn $66,667 (or approximately $0.02 per public share that remains outstanding) per month to deposit into the trust account in connection with the extension of Bull Horn’s termination date from May 3, 2022 to November 3, 2022. If the initial business combination is not consummated by November 3, 2022, then Bull Horn’s existence will terminate, and Bull Horn will distribute all amounts in the trust account. On May 2, 2022, Bull Horn issued a promissory note to the sponsor in connection with such loan, which bears no interest and is repayable in full upon the earlier of (a) the date of the consummation of Bull Horn’s initial business combination, or (b) the date of the liquidation of Bull Horn.

After its initial business combination, members of Bull Horn management team who remain with us may be paid consulting, management or other fees from the combined company with any and all amounts being fully disclosed to our shareholders, to the extent then known, in the tender offer or proxy solicitation materials, as applicable, furnished to our shareholders. It is unlikely the amount of such compensation will be known at the time of distribution of such tender offer materials or at the time of a shareholder meeting held to consider Bull Horn’s initial business combination, as applicable, as it will be up to the directors of the post-combination business to determine executive and director compensation.

Bull Horn has entered into a registration and shareholder rights agreement with respect to the Private Placement Warrants, the warrants issuable upon conversion of working capital loans (if any) and the ordinary shares issuable upon exercise of the foregoing and upon conversion of the founder shares.

Coeptis Certain Relationships and Related Person Transactions

Pre-2021 Merger Divestiture

Prior to the closing of the 2021 Merger, Coeptis had a 100% ownership interest in NDYN Delaware, Inc. In December 2020, prior to the Closing of the 2021 Merger, Coeptis divested its 100% ownership interest NDYN Delaware, LLC to Sterling Acquisition I, LLC, an entity controlled by Coeptis’ pre-Merger board member Erik Nelson. The divestiture was accomplished through the sale of all of Coeptis’ share ownership of NDYN Delaware, Inc. pursuant to a Divestiture Agreement, a copy of which is attached as Exhibit 10.1 to Coeptis’ Current Report on Form 8-K that was filed on December 31, 2020.

Pre-Merger Series B Convertible Preferred Stock and Common Stock

On February 12, 2021, (i) David Mehalick purchased 8,000 shares of Series B Preferred Stock from Coral Investment Partners, LP for an aggregate purchase price of $1,000 and (ii) we repurchased 328,000 shares of Coeptis’ common stock from Coral Partners, LP for an aggregate purchase price of $247,164.95 and retired such shares of common stock.

Policies and Procedures for Related Person Transactions

Effective upon the consummation of the Business Combination, the board of directors of the Company will adopt a written related person transaction policy that will set forth the following policies and procedures for the review and approval or ratification of related person transactions. A “related person transaction” is a transaction, arrangement or relationship in which the post-combination company or any of its subsidiaries was, is or will be a participant, the amount of which involved exceeds $120,000, and in which any related person had, has or will have a direct or indirect material interest. A “related person” means:

•        any person who is, or at any time during the applicable period was, one of the Company’s executive officers or directors;

•        any person who is known by the post-combination company to be the beneficial owner of more than 5% of the Company’s voting stock;

•        any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of a director, executive officer or a beneficial owner of more than 5% of the Company’s voting stock, and any person (other than a tenant or employee) sharing the household of such director, executive officer or beneficial owner of more than 5% of the Company’s voting stock; and

•        any firm, corporation or other entity in which any of the foregoing persons is a partner or principal, or in a similar position, or in which such person has a 10% or greater beneficial ownership interest.

The Company will have policies and procedures designed to minimize potential conflicts of interest arising from any dealings it may have with its affiliates and to provide appropriate procedures for the disclosure of any real or potential conflicts of interest that may exist from time to time. Specifically, pursuant to its audit committee charter, the audit committee will have the responsibility to review related party transactions.

Indemnification of Directors and Officers

The Bylaws will provide that the Company will indemnify its directors and officers to the fullest extent authorized by the DGCL. In addition, the Amended and Restated Certificate of Incorporation of the Company will provide that the directors will not be personally liable for monetary damages for breach of fiduciary duty except for liability (i) for any breach of the director’s duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit. There is no pending litigation or proceeding naming any of Bull Horn’s or Coeptis’ respective directors or officers to which indemnification is being sought, and neither Bull Horn nor Coeptis is aware of any pending or threatened litigation that may result in claims for indemnification by any director or officer.

INFORMATION ABOUT COEPTIS

References in this section to “Coeptis,” “we” and “our” refer to “Coeptis Therapeutics, Inc.” and its consolidated subsidiaries.

History

General.    Coeptis was originally incorporated in the State of Colorado in 1996 under the name Nelx Marketing Inc., and then changed its name to Mind 2 Market, Inc. (in 1996), then to Health Partnership, Inc. (in 2005) and then to Naerodynamics, Inc. (in 2008). In January 2020, Coeptis redomiciled to the State of Delaware and changed its then corporate name to NDYN Merger Corp. In February 2020, NDYN Merger Corp. enacted a Holding Company Reorganization pursuant to Section 251(g) of the DGCL and, in connection therewith, changed its corporate name to Vinings Holdings, Inc. Effective July 12, 2021, the company’s name changed to “Coeptis Therapeutics, Inc.”

The 2021 Merger Transaction.    On February 12, 2021, Acquisition Corp., a wholly-owned subsidiary of Coeptis, merged with and into Coeptis Pharmaceuticals, with Coeptis Pharmaceuticals as the surviving corporation of the 2021 Merger. As a result of the 2021 Merger, Coeptis acquired the business of Coeptis Pharmaceuticals, which now continues its existing business operations as Coeptis’ wholly-owned subsidiary.

About Coeptis’ Subsidiaries.    Coeptis’ wholly-owned subsidiary, Coeptis Pharmaceuticals, was formed in November 2018, and its sole subsidiary, Coeptis Pharmaceuticals, LLC, was formed in July 2017. Through Coeptis’ subsidiaries, it focuses on the development and/or acquisition of pharmaceutical products and technologies which offer improvements to current therapies, thereby improving patient outcomes.

Coeptis’ current business model is designed around furthering the development of its current product portfolio. Coeptis is continually exploring partnership opportunities with companies that have novel therapies in various stages of development or companies with technologies that improve the way that drugs are delivered to patients. Coeptis seeks the best strategic relationships, which relationships could include in-license agreements, out-license agreements, co-development arrangements and other strategic partnerships in new and exciting therapeutic areas such as auto-immune disease and oncology.

Collaborations for Product Development — Research and Development

Vy-Gen Bio, Inc.    In May 2021, we entered into two exclusive option agreements (the “CD38 Agreements”) relating to separate technologies (described below) designed to improve the treatment of CD38-related cancers (e.g., multiple myeloma, chronic lymphocytic leukemia, and acute myeloid leukemia) with VyGen-Bio, Inc. (“Vy-Gen”), a majority-owned subsidiary of Vycellix, Inc., a Tampa, Florida-based private, immune-centric discovery life science company focused on the development of transformational platform technologies to enhance and optimize next-generation cell and gene-based therapies, including T cell and Natural Killer (NK) cell-based cancer therapies. In August 2021, we exercised those two options and acquired a 50% ownership interest in such technologies, with the ownership interest scalable down to 20% under certain circumstances. In December 2021, we completed our purchase of the 50% ownership interest in the CD38-Diagnostic and adjusted the downward adjustment percentage for the CD38-GEAR-NK product candidate to 25%.

The CD38 Agreements relate to two separate Vy-Gen drug product candidates, as follows:

•        CD38-GEAR-NK.    This Vy-Gen drug product candidate is designed to protect CD38+ NK cells from destruction by anti-CD38 monoclonal antibodies, or mAbs. CD38-GEAR-NK is an autologous, NK cell-based therapeutic that is derived from a patient’s own cells and gene-edited to enable combination therapy with anti-CD38 mAbs. We believe CD38-GEAR-NK possesses the potential to minimize the risks and side effects from CD38-positive NK cell fratricide. While third party license or collaboration agreements are not required in order for Vy-Gen to develop the product to commercial use, potential strategic relationships will be considered on an ongoing basis as a potential strategy. No licenses or collaborations are currently being actively pursued.

Market Opportunity.    We believe CD38-GEAR-NK could potentially revolutionize how CD38-related cancers are treated, by protecting CD38+ NK cells from destruction by anti-CD38 mAbs, thereby promoting the opportunity to improve the treatment of CD38-related cancers, including multiple myeloma, chronic lymphocytic leukemia, and acute myeloid leukemia.

Multiple myeloma is expected to be the first cancer indication targeted with CD38-GEAR-NK. Our intent is to seek regulatory approval in the 8 major markets comprised of the United States, the UK, Germany, Spain, France, Italy, China, and Japan. The total multiple myeloma market size in these 8 countries was $16.27 billion in 2019 and is expected to increase modestly through 2030, according to DelveInsight.

•        CD38-Diagnostic.    This Vy-Gen drug product candidate is an in vitro diagnostic tool to analyze if cancer patients might be appropriate candidates for anti-CD38 mAb therapy. CD38-Diagnostic is an in vitro screening tool that is intended to provide the ability to pre-determine which cancer patients are most likely to benefit from targeted anti-CD38 mAb therapies, either as monotherapy or in combination with CD38-GEAR-NK. Our management believes that CD38-Diagnostic also has the potential to develop as a platform technology beyond CD38, including to identify patients likely to benefit for broad range of mAb therapies across myriad indications. CD38-Diagnostic is a discovery-stage product that is advancing towards pre-clinical activities. Vy-Gen is actively engaged in the research and development of CD38-Diagnostic, and through the joint steering committee Coeptis is assessing market opportunities, intellectual property protection and potential regulatory strategy are all areas of focus. No human clinical trials have been conducted for CD38-Diagnostic as the clinical study requirements are not yet defined.

Market Opportunity.    We believe CD38-Diagnostic provides opportunity to make more cost-effective medical decisions for the treatment of B cell malignancies with high CD38 expression, including multiple myeloma, which may help to avoid unnecessary administration of anti-CD38 therapies. CD38-Diagnostic is anticipated to reduce the number of patients that are subjected to ineffective therapy and to potentially result in significant savings to healthcare systems.

CD38-Diagnostic is viewed as a potential companion diagnostic for determining patient suitability and likelihood of positive treatment outcomes for CD38-GEAR-NK and/or CD38 monoclonal antibody therapies.

GEAR-NK Product Overview.    GEAR-NK is an autologous, gene-edited, natural killer cell-based therapeutic development platform that allows for modified NK cells to be co-administered with targeted mAbs, which, in the absence of the GEAR-NK, would otherwise be neutralized by mAb therapy. GEAR-NK is a pre-clinical in vitro proof-of-concept product with in vivo evaluations planned for 2023. Vy-Gen is actively engaged in the research and development of GEAR-NK, and through the joint steering committee Coeptis is assessing market opportunities, intellectual property protection and potential regulatory strategy. No human clinical trials have been conducted for GEAR-NK but are planned for 2024.

In May 2021, Coeptis made initial payments totaling $750,000 under the CD38 Agreements, to acquire the exclusive options to acquire co-development rights with respect to CD38-GEAR-NK and CD38-Diagnostic. On August 15, 2021, Coeptis entered into amendments to each of the CD038 Agreements. In connection with the two amendments, Coeptis delivered to VyGen promissory notes aggregating $3,250,000 with maturity dates of December 31, 2021, and made a cash payment of $1,000,000, upon which cash payment we exercised the two definitive option purchase agreements. In December 2021, we completed our payment obligations to secure our rights to 50% of the net revenue stream related to the CD38-Diagnostic, and also entered into an amendment of the CD038-GEAR-NK promissory note to extend the maturity date to March 31, 2022 (which date was subsequently extended to September 30, 2022) and to increase the scalable downward adjustment percentage for the CD38-GEAR-NK product candidate to 25%. Pursuant to the CD038-GEAR-NK amendment and subsequent extension, if the promissory note is timely paid by September 30, 2022, Coeptis will maintain its rights to 50% of the net revenue stream related to the CD38-GEAR-NK product candidate, and if the CD38-GEAR-NK promissory note is not timely paid by September 30, 2022, Coeptis’ rights with respect to CD38-GEAR-NK will automatically be reduced to 25% and the promissory note will be automatically cancelled and will no longer be due or payable. Details of the two August amendments and the December amendment are summarized in the amendments attached at Exhibits 4.1 and 4.2 to our Current Report on Form 8-K dated August 19, 2021 and Exhibit 4.2 to our Current Report on Form 8-K dated December 27, 2021.

In connection with the Vy-Gen relationship and the Company’s rights in respect of the two product candidates described above, in December 2021 the Company and Vy-Gen entered into a co-development and steering committee agreement. The co-development and steering committee agreement provides for the governance and economic agreements between the Company and Vy-Gen related of the development of the two Vy-Gen drug product candidates and the revenue sharing related thereto, including each company having a 50% representation on the steering committee and each company receiving 50% of the net revenues related to the Vy-Gen product candidates (scalable downward to 25% for the CD38-GEAR-NK as described above). Related to the joint development, Coeptis, under the direction of the joint steering committee, is currently assessing market opportunities, intellectual property protection and potential regulatory strategies for the CD38 Assets, and VyGen is overseeing the development activities being conducted through the scientists at Karolinska Institute. Details of the co-development and steering committee agreement are summarized in the agreement attached as Exhibit 4.1 to our Current Report on Form 8-K dated December 27, 2021.

Statera BioPharma.    Coeptis executed a binding Letter of Intent (LOI) with Statera BioPharma, a clinical stage biopharmaceutical company developing immunotherapy via its proprietary AIMS platform. The LOI details a collaboration between the two companies for STAT-201, a product in development for Crohn’s disease, including co-development and co-commercialization. Coeptis is to assist Statera BioPharma in its efforts to develop and commercialize STAT-201 in adult and pediatric populations. The LOI reserves for Statera BioPharma overall authority on the STAT-201 program, with support from Coeptis in the areas of clinical trials, development, CMC manufacturing, supply chain, market access, sales and marketing and commercial launch strategy. Coeptis is to receive development fees and commercial milestones under the to-be-completed definitive agreement. In August 2022, Coeptis and Statera mutually agreed to terminate the strategic agreement.

Vici Health Sciences, LLC.    In 2019, Coeptis entered into a co-development agreement with Vici Health Sciences, LLC (“Vici”). Through this partnership, Vici and Coeptis would co-develop, seek FDA approval and share ownership rights to CPT60621, a novel, ready to use, easy to swallow, oral liquid version of an already approved drug used for the treatment of Parkinson’s Disease (PD). As Coeptis continues to direct its operational focus towards the Vy-Gen opportunities previously described, we have recently stopped allocating priority resources to the development of CPT60621. Coeptis and Vici are currently in negotiations in which Vici intends to buy-out most or all of Coeptis’ remaining ownership rights.

University of Pittsburgh Option:    In April 2022, Coeptis entered into an exclusive option agreement with the University of Pittsburgh to allow Coeptis an opportunity to evaluate certain intellectual property and patent rights to the following three CAR-T technologies: (i) mSA2 affinity-enhanced biotin-binding CAR, (ii) universal self-labeling SynNotch and CARs for programable antigen-targeting, and (iii) conditional control of universal CAR-T cells through stimulus-reactive adaptors. Coeptis paid the University of Pittsburgh a non-refundable $5,000 fee for the exclusive option rights to the three CAR-T technologies. As described below, Coeptis has exercised its option and entered into a license agreement with respect to universal self-labeling SynNotch and CARs for programable antigen-targeting. The other two technologies currently remain part of the option agreement.

CAR-T License:    On August 31, 2022, Coeptis entered into an exclusive license agreement with the University of Pittsburgh for certain intellectual property rights related to the universal self-labeling SynNotch and CARs for programable antigen-targeting technology platform. Coeptis paid the University of Pittsburgh a non-refundable fee in the amount of $75,000 for the exclusive patent rights to the licensed technology.

A key potential benefit that we see in the licensed technology is its potential application in therapeutic treatments that involve solid tumors. While there are currently a number of FDA-approved CAR-T therapies for hematologic malignancies, there are currently no CAR-T therapies marketed that are indicated for the treatment of solid tumors.

Under the terms of the agreement, Coeptis has been assigned the worldwide development and commercialization rights to the licensed technology in the field of human treatment of cancer with antibody or antibody fragments using SNAP-CAR T cell technology, along with (i) an intellectual property portfolio consisting of issued and pending patents and (ii) options regarding future add-on technologies and developments. In consideration of these rights, Coeptis paid an initial license fee of $75,000, and will have annual maintenance fees ranging between $15,000 and $25,000, as well as developmental milestone payments (as defined in the agreement and royalties equal to 3.5% of net sales. Additionally, the agreement contemplates that we will enter into a Sponsored Research Agreement with the University of Pittsburgh within ninety days of the execution of the agreement, with the goal of further researching and optimizing the SNAP-CAR platform.

The SNAP-CAR Platform:    Chimeric antigen receptor (CAR) therapy is a new treatment for cancer in which a patient’s T cells (a type of immune cell) are genetically engineered to recognize cancer cells to target and destroy them. Cells are extracted from the patient and then genetically engineered to make the CAR and are re-introduced back into the patient. This therapy is revolutionizing the treatment of many blood cancers including B cell leukemias and lymphomas by targeting specific proteins found on these cancers, and there is hope in treating additional cancers including solid tumors by having them recognize new targets. The “SNAP-CAR” CAR T cell therapy platform is being developed to be a universal therapeutic. The SNAP-CAR technology is in the preclinical stage of development at the University of Pittsburgh. Instead of directly binding to a target on the tumor cell, the CAR T cells are co-administered with one or more antibody adaptors that bind to the tumor cells and are fitted with a chemical group that irreversibly connects them to the SNAP-CAR on the therapeutic cells via a covalent bond. A covalent bond is the highest affinity bond possible, and we believe this binding could translate into highly potent therapeutic activity.

Pre-clinical studies in mice have demonstrated a potential benefit that by targeting solid tumors via antibody adaptor molecules, the SNAP-CAR therapy may be able to provide a highly programmable therapeutic platform, one that we envision could deliver several potential advantages over standard CAR-T treatments, including:

•        Reduction of Potential Toxicity:    The therapeutic activity of the SNAP-CAR T cells is being developed to allow controls by way of the antibody dose, which we envision would allow clinicians to mitigate toxicity from over-activity. We also envision that the immune response against cancer may also be boosted in patients administered with additional doses of the tagged tumor-specific antibody; and

•        Reduction in Cancer Relapse:    Relapse from CAR T cell therapy often results from the loss or down-regulation of the targeted protein on the cancer. Our research and development will continue the pre-clinical development efforts to date, which focuses in part on the potential avoidance of or reduction in relapses by combining SNAP-CAR T cells with antibodies targeting multiple antigens at once.

Market Opportunity:    Due to its unique targeting and binding properties, we believe the SNAP-CAR platform could help accelerate the utilization and effectiveness of CAR T cell therapies for the treatment of solid tumors. By way of market size, according to Polaris Market Research, the CAR-T cell therapy market size is expected to reach $20.56 billion by 2029 (from $1.96 billion in 2021), representing a compound annual growth rate (CAGR) of 31.6% during the forecast period from 2022 to 2029. However, based on the anticipated application of the licensed technology (i.e. initially focusing on solid tumor treatment) we cannot at this time project the market size of our target market until we further develop the licensed technology and settle on the initial target indications and follow-up indications. Additional research and analysis are being conducted which will aid us in the proper identification and selection of the cancer indication(s) we intend to further study. Once the optimal indication(s) are selected and the overall development strategy is further identified, the market opportunity can be further defined.

Sales and Marketing

We currently do not have in-house commercial capabilities required to market and distribute FDA-approved products. Therefore, we will be required to partner with firms who are capable of conducting all sales, marketing, distribution, contracting and pricing for our future products. There is assurance that we will be able to secure the services of such a firm or that any such firm will be able to achieve sales expectations.

Our Growth Strategy

To achieve our goals, Coeptis intends to deploy an aggressive, four-pronged, growth strategy listed below that we believe will help us maximize our success and deleverage some of the risk of finding, solely developing and funding our own products.

Strategic Partnerships — We will focus on expanding our existing pipeline through establishing strategic partnerships with companies that have interesting products and technologies. We intend to focus on novel, early-stage and preclinical assets in a variety of therapeutic areas, including oncology and autoimmune diseases. In connection with our strategic partnership growth strategy, as discussed elsewhere in this Offering Memorandum, we recently entered into two option purchase agreements regarding a co-development opportunity for two early-stage product candidates, as disclosed in and discussed in our Current Report on Form 8-K that was filed on May 11, 2021.

Business Development — We will continue to seek to for acquisition or partnering novel products and technologies that we believe will improve patient outcomes. We will seek to identify companies with products and technologies that are seeking assistance in developing and commercializing these assets. We will assess the commercial market opportunities for all potential products and technologies to determine if there are enough advantages to allow them to be viable, if they are developed.

Portfolio Optimization — We will continue to evaluate, prioritize, optimize, and make appropriate changes in our pipeline portfolio as market development dynamics and/or product opportunities change. For example, it may be a strategic business decision for us to divest certain products and/or agreements to other companies so it can best focus on its core assets.

Commercial Development — While not a current key focus of our company, we will continue to analyze opportunities to participate and assist in the commercial development activities directly or with strategic partners. Commercial development activities may include, but are not limited to, clinical development, CMC manufacturing, supply chain management, market research, healthcare economics, market access, sales/marketing, and commercial launch strategies.

Employees

Currently, Coeptis has five employees, of which four are full-time employees, and one is a part-time employee. Coeptis’ employees are not represented by any labor union or any collective bargaining arrangement with respect to their employment with Coeptis. Coeptis has never experienced any work stoppages or strikes as a result of labor disputes. Coeptis believes that its employee relations are good.

Certain of Coeptis’ employees have been reporting to work remotely due to the COVID-19 outbreak. Coeptis’ operations or productivity may continue to be impacted throughout the duration of the COVID-19 outbreak and government-mandated closures.

Legal Proceedings

From time to time, Coeptis may become involved in various lawsuits and legal proceedings, which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm Coeptis’ business. Coeptis is currently not aware of any such legal proceedings or claims that we believe will have a material adverse effect on our business, financial condition or operating results.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF COEPTIS

The following discussion includes forward-looking statements about our business, financial condition and results of operations, including discussions about management’s expectations for our business. The financial condition, results of operations and cash flows discussed in this Management’s Discussion and Analysis of Financial Condition and Results of Operations are those of Coeptis Therapeutics, Inc. and its consolidated subsidiaries, collectively, the “Company,” “Coeptis,” “we,” “our,” or “us”. These statements represent projections, beliefs, and expectations based on current circumstances and conditions and in light of recent events and trends, and you should not construe these statements either as assurances of performance or as promises of a given course of action. Instead, various known and unknown factors are likely to cause our actual performance and management’s actions to vary, and the results of these variances may be both material and adverse. Accordingly, readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s analysis only as of the date hereof. We undertake no obligation to publicly release the results of any revision to these forward-looking statements which may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Cautionary Statement

The following discussion and analysis should be read in conjunction with our financial statements and related notes, beginning on page F-42 of this proxy statement/prospectus.

Our actual results may differ materially from those anticipated in the following discussion, as a result of a variety of risks and uncertainties, including those described under “Risk Factors” of this proxy statement/prospectus. We assume no obligation to update any of the forward-looking statements included herein.

Implications of Being an Emerging Growth Company

As a company with less than $1.07 billion in revenue during our last fiscal year, we qualify as an emerging growth company, as defined in the JOBS Act. As an emerging growth company, we may take advantage of specified reduced disclosure and other requirements that are otherwise applicable generally to public companies. These provisions include:

•        Only two years of audited financial statements in addition to any required unaudited interim financial statements with correspondingly reduced Management’s Discussion and Analysis of Financial Condition and Results of Operations disclosure.

•        Reduced disclosure about our executive compensation arrangements.

•        Not having to obtain non-binding advisory votes on executive compensation or golden parachute arrangements.

•        Exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting.

We may take advantage of these exemptions for up to five years or such earlier time that we are no longer an emerging growth company. We would cease to be an emerging growth company if we have more than $1.07 billion in annual revenue, we have more than $700 million in market value of our stock held by non-affiliates, or we issue more than $1 billion of non-convertible debt over a three-year period. We may choose to take advantage of some but not all of these reduced burdens. We have taken advantage of these reduced reporting burdens herein, and the information that we provide may be different than what you might get from other public companies in which you hold stock.

Overview and Outlook

Our company, Coeptis Therapeutics, Inc. (“Coeptis Therapeutics”), is a holding company that conducts its current operations through its wholly-owned subsidiary Coeptis Pharmaceuticals, Inc. (“Coeptis”). We are a pharmaceutical company which owns, acquires, and develops drug products and pharmaceutical technologies which offer improvements to current therapies. Our products and technologies are intended to be commercialized in the

US and worldwide markets. Since Coeptis’ inception in 2017, it has acquired and commercialized two drug products for the U S market, which were approved as 505b2 applications. These anti-hypertension products were launched into the US market during 2020 through a marketing partner. At launch, the sales and promotional efforts were significantly impeded by the limitation of the global pandemic and as such, we have since abandoned all activities and ownership pertaining to both products. We also began the development of several ANDA products which we divested in 2019 to a larger generic pharmaceutical drug manufacturer, and have moved away from focusing on the commercialization of generic products. In early 2021, we entered into strategic partnerships to co-develop improved therapies for the auto-immune and oncology markets. Following the reverse merger transaction involving us and Coeptis, we continue to focus on identifying and investing resources into innovative products and technologies which we believe will significantly transform Coeptis’ current products and therapies.

During 2020 and continuing through 2021, Coeptis faced several operational challenges related to the COVID-19 global pandemic, which we continue to work to overcome. The launch of both 5050b2 products was impacted because of various COVID-19 limitations, most notably field sales personnel were not able to make healthcare provider visits in person; thereby limiting the awareness of the availability of these products. We explored and implemented several non-personal promotion efforts, but given the global limitations and dynamics, it was challenging to achieve expected sales. We have since abandoned all activities and ownership pertaining to both products.

In May 2021, we entered into two exclusive option agreements (the “CD38 Agreements”) relating to separate technologies designed to improve the treatment of CD38-related cancers (e.g., multiple myeloma, chronic lymphocytic leukemia, and acute myeloid leukemia) with VyGen-Bio, Inc. (“Vy-Gen”), a majority-owned subsidiary of Vycellix, Inc., a Tampa, Florida-based private, immuno-centric discovery life science company focused on the development of transformational platform technologies to enhance and optimize next-generation cell and gene-based therapies, including T cell and Natural Killer (NK) cell-based cancer therapies.

The CD38 Agreements relate to two separate Vy-Gen drug product candidates, as follows:

CD38-GEAR-NK.    This Vy-Gen drug product candidate is designed to protect CD38+ NK cells from destruction by anti-CD38 monoclonal antibodies, or mAbs. CD38-GEAR-NK is an autologous, NK cell-based therapeutic that is derived from a patient’s own cells and gene-edited to enable combination therapy with anti-CD38 mAbs. While third party license or collaboration agreements are not required in order for Vy-Gen to develop the product to commercial use, potential strategic relationships will be considered on an ongoing basis as a potential strategy. No licenses or collaborations are currently being actively pursued. We believe CD38-GEAR-NK possesses the potential to minimize the risks and side effects from CD38-positive NK cell fratricide.

Market Opportunity.    We believe CD38-GEAR-NK could potentially revolutionize how CD38-related cancers are treated, by protecting CD38+ NK cells from destruction by anti-CD38 mAbs, thereby promoting the opportunity to improve the treatment of CD38-related cancers, including multiple myeloma, chronic lymphocytic leukemia, and acute myeloid leukemia.

Multiple myeloma is expected to be the first cancer indication targeted with CD38-GEAR-NK. Our intent is to seek regulatory approval in the 8 major markets comprised of the United States, the UK, Germany, Spain, France, Italy, China, and Japan. The total multiple myeloma market size in these 8 countries was $16.27 billion in 2019 and is expected to increase modestly through 2030, according to DelveInsight.

CD38-Diagnostic.    This Vy-Gen product candidate is an in vitro diagnostic tool to analyze if cancer patients might be appropriate candidates for anti-CD38 mAb therapy. CD38-Diagnostic is an in vitro screening tool that provides the ability to pre-determine which cancer patients are most likely to benefit from targeted anti-CD38 mAb therapies, either as monotherapy or in combination with CD38-GEAR-NK. CD38-Diagnostic also has the potential to develop as a platform technology beyond CD38, to identify patients likely to benefit for broad range of mAb therapies across myriad indications.

Market Opportunity.    We believe CD38-Diagnostic provides opportunity to make more cost-effective medical decisions for the treatment of B cell malignancies with high CD38 expression, including multiple myeloma, which may help to avoid unnecessary administration of anti-CD38 therapies. CD38-Diagnostic could prevent patients from being subjected to ineffective therapy and enable significant savings to healthcare systems.

CD38-Diagnostic could be offered as a companion diagnostic for determining patient suitability and likelihood of positive treatment outcomes for CD38-GEAR-NK and/or CD38 monoclonal antibody therapies.

GEAR-NK Product Overview.    GEAR-NK is an autologous, gene-edited, natural killer cell-based therapeutic development platform that allows for modified NK cells to be co-administered with targeted mAbs, which, in the absence of the GEAR-NK, would otherwise be neutralized by mAb therapy.

In May 2021, we made initial payments totaling $750,000 under the CD38 Agreements, to acquire the exclusive options to acquire co-development rights with respect to CD38-GEAR-NK and CD38-Diagnostic. On August 15, 2021, we entered into amendments to each of the CD038 Agreements. In connection with the two amendments, we delivered to VyGen promissory notes aggregating $3,250,000 with maturity dates of December 31, 2021, and made a cash payment of $1,000,000, upon which cash payment we exercised the two definitive option purchase agreements. In December 2021, we completed our payment obligations to secure our rights to 50% of the net revenue stream related to the CD38-Diagnostic, and also entered into an amendment of the CD038-GEAR-NK promissory note to extend the maturity date to March 31, 2022 (which date was subsequently extended to September 30, 2022) and to increase the scalable downward adjustment percentage for the CD38-GEAR-NK product candidate to 25%. Pursuant to the CD038-GEAR-NK amendment, if the promissory note is timely paid by September 30, 2022, Coeptis will maintain its rights to 50% of the net revenue stream related to the CD38-GEAR-NK product candidate, and if the CD38-GEAR-NK promissory note is not timely paid by September 30, 2022, Coeptis’ rights in CD38-GEAR-NK will automatically be reduced to 25% and the promissory note will be automatically cancelled and will no longer be due or payable. Details of the two August amendments and the December amendment are summarized in the amendments attached at Exhibits 4.1 and 4.2 to our Current Report on Form 8-K dated August 19, 2021 and Exhibits 4.2 to our Current Report on Form 8-K dated December 27, 2021.

In connection with the Vy-Gen relationship and the Company’s rights in respect of the two product candidates described above, in December 2021 the Company and Vy-Gen entered into a co-development and steering committee agreement. The co-development and steering committee agreement provides for the governance and economic agreements between the Company and Vy-Gen related of the development of the two Vy-Gen drug product candidates and the revenue sharing related thereto, including each company having a 50% representation on the steering committee and each company receiving 50% of the net revenues related to the Vy-Gen product candidates (scalable downward to 25% for the CD38-GEAR-NK as described above). Related to the joint development, Coeptis, under the direction of the joint steering committee, is currently assessing market opportunities, intellectual property protection and potential regulatory strategies for the CD38 Assets, and VyGen is overseeing the development activities being conducted through the scientists at Karolinska Institute. Details of the co-development and steering committee agreement are summarized in the agreement attached as Exhibit 4.1 to our Current Report on Form 8-K dated December 27, 2021.

Statera BioPharma.    Coeptis executed an LOI with Statera BioPharma, a clinical stage biopharmaceutical company developing immunotherapy via its proprietary AIMS platform. The LOI details a collaboration between the two companies for STAT-201, a product in development for Crohn’s disease, including co-development and co-commercialization. Coeptis is to assist Statera BioPharma in its efforts to develop and commercialize STAT-201 in adult and pediatric populations. The LOI reserves for Statera BioPharma overall authority on the STAT-201 program, with support from Coeptis in the areas of clinical trials, development, CMC manufacturing, supply chain, market access, sales and marketing and commercial launch strategy. Coeptis is to receive development fees and commercial milestones under the to-be-completed definitive agreement. In August 2022, Coeptis and Statera mutually agreed to terminate the strategic agreement.

Vici Health Sciences, LLC.    In partnership with Vici Health Sciences, LLC (“Vici”), we are co-developing a drug product, CPT60621 — a focus on Parkinson’s Disease. Through this partnership, Vici and Coeptis would co-develop, seek FDA approval and share ownership rights to CPT60621.

CPT60621 — a focus on Parkinson’s Disease.    CPT60621 is a novel, ready to use, easy to swallow, oral liquid version of an already approved drug used for the treatment of Parkinson’s Disease (PD). The currently approved dosage form is only available as an oral solid tablet which can be difficult to swallow for some PD patients. Per Symphony Health data, an estimated 555,000 prescriptions are dispensed per year for the oral solid tablet version alone.

PD affected nearly 1,000,000 people in the U.S. in 2020, and nearly 10,000,000 people worldwide. Experts also predict that the PD affected rate is expected to increase at a rate of 2.2% per year for the next 10 years. The direct medical cost to treat PD is estimated to be over $25 billion per year, in which $4.1 billion of that is in medication cost alone.

Typical PD symptoms include thinking difficulties, uncontrolled shaking and tremors, loss of automatic movements, rigidity, and eating, speaking, and swallowing difficulties. During the course of their disease, nearly 80% of PD patients will develop a condition known as dysphagia which is defined as difficulty or discomfort in swallowing. Oral liquid dosage forms are easier to swallow than oral solid dosage forms. PD patients who suffer from dysphagia often must crush and dissolve tablets in juice in order to consume their medication. In more extreme cases, feeding tubes are utilized. This is costly to the healthcare system and is simply impractical.

CPT60621 can be administered to the patient using an easy-to-use oral syringe, eliminating time consuming, costly, and uncontrolled tablet crushing. This novel dosage form, if approved, we believe will fulfill a market need and provide a beneficial treatment option for many PD patients.

As we continue to direct our operational focus towards the Vy-Gen opportunities described elsewhere herein, we have recently shifted away from allocating priority resources to CPT60621.

We expect to generate revenue from product sales and technology licensing. We cannot be certain of the timing of this revenue and will likely need funding to support continuing operations and support our growth strategy. We may have to finance operations by offering any combination of equity offerings, debt financing, collaborations, strategic alliances, or other licensing arrangements.

Our Results of Operations

In General

Revenue.    To date, we have generated minimal revenue mostly from consulting arrangements and product sales. Due to the COVID-19 global pandemic and the resulting market dynamics, it is uncertain if the current marketed products can generate sufficient sales to cover expenses. If our strategic business discussions progress to agreements, we expect to generate additional revenue from collaboration partners.

Operating Expenses.    General and administrative expenses consist primarily of salaries and related costs for personnel and professional fees for consulting services related to regulatory, pharmacovigilance, quality, legal, and business development. We expect that our general and administrative expenses will increase in the future as we increase our headcount to support the business growth. We also anticipate that we will incur increased accounting, audit, legal, regulatory, compliance, insurance, and investor relation expenses associated with operating as a public company.

Research and Development Costs.    Research and developments costs will continue to be dependent on the strategic business collaborations and agreements will are anticipating in the future. We expect development costs to increase to support our new strategic initiatives.

Comparison of the twelve months ended December 31, 2021 and December 31, 2020.

Revenues.    Revenues, which were generated from consulting services of $75,000 and $14,561 recorded in the twelve months ended December 31, 2021 and 2020 respectively, continue to be minimal. The Company’s activities primarily include product development, raising capital, and building infrastructure. Management does not expect the Company to generate any significant revenue for at least the next two years, during which time drug development will continue toward the goal of commercializing, through a partnership or otherwise, one or more of the Company’s target products or technologies.

Operating Expenses.

Overview.    Operating expenses increased from $5,927,947 in the twelve months ended December 31, 2020 to $14,308,066 in the twelve months ended December 31, 2021. The increase is mainly due to higher professional services fees, as well as new requirements for D&O insurance.

General and Administrative Expenses.    For the twelve months ended December 31, 2020 and 2021, general and administrative expenses are included in operating expenses. All costs incurred can be attributed to the planned principal operations of product development, raising capital, and building infrastructure. Management may separate out G&A expenses in 2022, especially if new personnel are hired consistent with the Company’s financial regulatory and filings obligations as a publicly traded entity.

Interest Expense.    Interest expense was $148,192 for the twelve months ended December 31, 2020 and was $187,133 for the twelve months ended December 31, 2021. Interest was related to notes payable, which are discussed in detail in the Footnotes to the financial statements, incorporated by reference herein. Management expects that in 2022 and thereafter, interest expense will increase, as it may take on debt from insiders or independent third parties to fund operations either while awaiting receipt of the proceeds of equity capital financings or as a stand-alone strategy in addition to raising capital through equity capital financings.

Comparison of the three months ended June 30, 2022 and June 30, 2021

Revenues.    Revenues, which were generated from consulting agreements of $0 and $0 recorded in the three months ended June 30, 2022 and 2021 respectively, continue to be minimal. The Company’s activities primarily include product development, raising capital, and building infrastructure. Management does not expect the Company to generate any significant revenue for at least the next two years, during which time drug development will continue toward the goal of commercializing, through a partnership or otherwise, one or more of the Company’s target products or technologies.

Operating Expenses

Overview.    Operating expenses increased from $2,624,069 in the three months ended June 30, 2021 to $9,812,854 in the three months ended June 30, 2022. The increase is mainly due to higher professional services fees, as well as warrant expense.

General and Administrative Expenses.    For the three months ended June 30, 2022 and 2021, general and administrative expenses are included in operating expenses. All costs incurred can be attributed to the planned principal operations of product development, raising capital, and building infrastructure. In addition, a substantial amount of General and Administrative Expenses resulted from warrant expense. The warrants issued as of June 30, 2022 were valued using the Black-Scholes option pricing model using the following assumptions: 1) exercise price ranging from $1.00 to $5.00 per share, 2) fair value ranging from $4.80 to $6.00 per share, 3) discount rate ranging from 1.15% to 2.31%, 3) dividend rate of 0%, and 4) a term ranging from 2 to 5 years. General and Administrative Expenses for the three months ended June 30, 2022 was $9,744,977 and was $2,580,971 for the three months ended June 30, 2021. Management may separate out G&A expenses in 2022 and 2021, especially if new personnel are hired consistent with the Company’s financial regulatory and filings obligations as a publicly traded entity.

Interest Expense.    Interest expense was $63,826 for the three months ended June 30, 2022 and was $43,098 for the three months ended June 30, 2021. Interest was related to notes payable, which are discussed in detail in the Footnotes to the financial statements, incorporated by reference herein. Management expects that in 2022 and thereafter, interest expense will increase, as it may take on debt from insiders or independent third parties to fund operations either while awaiting receipt of the proceeds of equity capital financings or as a stand-alone strategy in addition to raising capital through equity capital financings.

Comparison of the six months ended June 30, 2022 and June 30, 2021

Revenues.    Revenues, which were generated from consulting agreements of $0 for the six months ended June 30, 2022 and $75,000 for the six months ended June 30, 2021. The Company’s activities primarily include product development, raising capital, and building infrastructure. Management does not expect the Company to generate any significant revenue for at least the next two years, during which time drug development will continue toward the goal of commercializing, through a partnership or otherwise, one or more of the Company’s target products or technologies.

Operating Expenses

Overview.    Operating expenses increased from $4,399,149 in the six months ended June 30, 2021 to $25,583,988 in the six months ended June 30, 2022. The increase is mainly due to higher professional services related to the merger transaction, as well as warrant expense.

General and Administrative Expenses.    For the six months ended June 30, 2022 and 2021, general and administrative expenses are included in operating expenses. All costs incurred can be attributed to the planned principal operations of product development, raising capital, and building infrastructure. In addition, a substantial amount of General and Administrative Expenses result from warrant expense. The warrants issued as of June 30, 2022 were valued using the Black-Scholes option pricing model using the following assumptions: 1) exercise price ranging from $1.00 to $5.00 per share, 2) fair value ranging from $4.80 to $6.00 per share, 3) discount rate ranging from 1.15% to 2.31%, 3) dividend rate of 0%, and 4) a term ranging from 2 to 5 years. General and Administrative Expenses for the six months ended June 30, 2022 was $25,460,292 and was $4,318,408 for the six months ended June 30, 2021. Management may separate out G&A expenses in 2022 and 2021, especially if new personnel are hired consistent with the Company’s financial regulatory and filings obligations as a publicly traded entity.

Interest Expense.    Interest expense was $119,644 and $77,823 for the six months ended June 30, 2022 and 2021, respectively. Interest was related to notes payable, which are discussed in detail in the Footnotes to the financial statements, incorporated by reference herein. Management expects that in 2022 and thereafter, interest expense will increase, as it may take on debt from insiders or independent third parties to fund operations either while awaiting receipt of the proceeds of equity capital financings or as a stand-alone strategy in addition to raising capital through equity capital financings.

Financial Resources and Liquidity.    The Company had limited financial resources during the twelve months ended December 31, 2021 with cash and cash equivalents of $2,179,558. For the period ending June 30, 2022, cash and cash equivalents increased to $2,378,295. During both these time periods, the Company continues to operate a minimal infrastructure in order to maintain its ability to fund operations, keep full focus on all product development targets and to stay current with all of the Company’s scientist consultants, legal counsel, and accountants. During 2022, the Company believes that the ability to raise capital through equity transactions will increase liquidity and enable the execution of management’s operating strategy.

Financial Condition, Liquidity and Capital Resources

At June 30, 2022.    For the period ending June 30, 2022, cash and cash equivalents increased to $2,378,295. During both these time periods, the Company continues to operate a minimal infrastructure in order to maintain its ability to fund operations, keep full focus on all product development targets and to stay current with all of the Company’s scientist consultants, legal counsel, and accountants. During 2022, the Company believes that the ability to raise capital through equity transactions will increase liquidity and enable the execution of management’s operating strategy.

At December 31, 2021.    Our company had limited financial resources during the twelve months ended December 31, 2020, with cash and cash equivalents of just $202,965 at December 31, 2020. Cash and cash equivalents was increased significantly at December 31, 2021 to $2,179,558, as we raised capital in connection with a private placement that terminated in December 2021. We continue to operate a minimal infrastructure, in order to maintain our ability to fund operations, keep full focus on all product development targets and to stay current with all of our scientist consultants, legal counsel and accountants.

At December 31, 2020.    At December 31, 2020, we had cash and cash equivalents of $202,965. On such date we did not possess sufficient working capital to fund our planned operations. During the year ended December 31, 2020, we borrowed funds from two of Coeptis’ former shareholders in the aggregate amount of $1 million (which amounts were subsequently converted into equity and are no longer outstanding debt obligations of our company). After deploying these funds, we had accumulated an accounts payable balance of $1,623,840 at December 31, 2020.

EXECUTIVE OFFICERS AND DIRECTORS OF COEPTIS

References in this section to “Coeptis,” “we” and “our” refer to “Coeptis Therapeutics, Inc.” and its consolidated subsidiaries.

The following table sets forth as of the date of this proxy statement/prospectus, the names and positions of Coeptis’ executive officers and directors.

Name	Age	Position(s)
David Mehalick	53	Chairman of the Board of Directors, Chief Executive Officer and President
Christine Sheehy	55	Director, Chief Financial Officer and Secretary
Daniel Yerace	39	Director and Vice President of Operations

Our Directors serve until the earlier occurrence of the election of his successor at the next meeting of shareholders, death, resignation or removal by the Board of Directors. Officers serve at the discretion of our Board of Directors. There are no family relationships between or among our directors and executive officers.

Certain information regarding the backgrounds of each of our officers and directors is set forth below.

David Mehalick — Chairman, Chief Executive Officer and President:    Mr. Mehalick has over 30 years of experience across a variety of industries including life sciences, technology, financial services, military contracting, entertainment, and consumer products. He has served as our Chief Executive Officer since October 2016. Since March 2004, Mr. Mehalick has served as the Managing Director of Steeltown Consulting Group, a business consulting company through which he advises clients on business organizational and management strategies and solutions. Mr. Mehalick was the Chief Financial Officer of Information Technology Procurement Sourcing, Inc. (“ITPS”), a computer hardware and software company, from March 2017 to September 2017. In January 2019, ITPS filed a petition for voluntary reorganization under Chapter 11 of the U.S. Bankruptcy Code. Mr. Mehalick was the First Vice President at Gruntal and Co. from March 1992 to April 1995 and Senior Vice President at First Union Capital Markets from May 1995 to June 1998 and Senior Vice President at Ferris, Baker Watts, Inc., an investment banking firm from June 1998 to January 2001. Mr. Mehalick attended the University of Pittsburgh. We believe that Mr. Mehalick’s three decades in business management and more than a decade in life sciences qualifies him to serve as a director of the Company.

Christine Sheehy — Director, Chief Financial Officer and Secretary:    Ms. Sheehy has over 25 years of experience in the pharmaceutical business, including globally commercializing drug products and working in development of targeted therapeutics including cell and gene therapies. Since 2017, she has served as our Director, Chief Financial Officer and Secretary. From 2010 to 2016, Ms. Sheehy served as the Senior Vice-President of Operations for Kadmon Pharmaceuticals, a clinical and commercial phase pharmaceutical company. From 2001 to 2010, she served as the Vice-President of Operation of Three Rivers Pharmaceuticals, a start-up pharmaceutical company which was acquired by Kadmon Pharmaceuticals in 2010. During that time, she launched branded and generic products in the U.S., leading the operational business. Ms. Sheehy earned a bachelor’s degree in accounting from Penn State University.

Daniel Yerace — Director and Vice President of Operations:    Dan Yerace is a co-founder of Coeptis Pharmaceuticals and serves as the Vice President of Operations. Mr. Yerace has over ten years of experience in the pharmaceutical industry and is a key strategist responsible for supply chain management, business development, portfolio management, and corporate strategy. Mr. Yerace has broad operational experience and has held leadership positions in procurement, global supply chain management, operations, and business development for small private firms and fortune 500 multi-national corporations. Prior to joining Coeptis, Mr. Yerace served as Senior Director of Global Supply Chain and Commercial Business Development for Kadmon Pharmaceuticals. Mr. Yerace holds a bachelor’s degree in economics, and a masters of business administration from Waynesburg University.

EXECUTIVE COMPENSATION OF COEPTIS

References in this section to “Coeptis,” “we” and “our” refer to “Coeptis Therapeutics, Inc.” and its consolidated subsidiaries.

As of the date of this proxy statement/prospectus, there are no annuity, pension or retirement benefits proposed to be paid to Coeptis’ officers, directors or employees, pursuant to any presently existing plan provided by, or contributed to by, Coeptis.

Compensation Summary

The following table summarizes information concerning the compensation awarded, paid to or earned by, our executive officers.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
David Mehalick	2021	$216,500	—	—	—	—	—	—	—
Chairman, CEO and President	2020	$148,500	—	—	—	—	—	—	—
Daniel Yerace	2021	$205,500	—	—	—	—	—	—	—
Vice President of Operations	2020	$137,077	—	—	—	—	—	—	—
Christine Sheehy	2021	$133,500	—	—	—	—	—	—	—
Chief Financial Officer	2020	$62,307	—	—	—	—	—	—	—

Outstanding Option Awards

The following table provides certain information regarding unexercised options to purchase common stock, stock options that have not vested and equity-incentive plan awards outstanding as of the date of this proxy statement/prospectus, for each named executive officer.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
David Mehalick	—	—	—	—	n/a	—	n/a	—	—
Daniel Yerace	—	—	—	—	n/a	—	n/a	—	—
Christine Sheehy	—	—	—	—	n/a	—	n/a	—	—

Employment Agreements

Coeptis is party to employment agreements with both David Mehalick and Daniel Yerace, each of which are described below. Coeptis does not currently have employment agreements with any of its other officers and directors.

David Mehalick:    David Mehalick, our President and Chief Executive Officer, entered into an employment agreement with Coeptis Therapeutics, Inc. on February 21, 2022 (the “Effective Date”) covering Coeptis and its subsidiary, Coeptis Pharmaceuticals. The employment agreement is in effect immediately and will remain in effect until the termination of the employment agreement by either party in accordance with Section 5 of the employment agreement. Mr. Mehalick shall report to the Coeptis Board of Directors and shall have the duties, responsibilities and authority as may from time to time be assigned to him by Coeptis Board of Directors . Under the employment agreement, Coeptis pays to Mr. Mehalick an annualized salary at the initial rate of $275,000, which will increase to $360,000 under certain circumstances. Mr. Mehalick will also receive a guaranteed bonus equal to twenty (20%) of his base salary for each calendar year, and will be eligible to receive merit bonuses, certain milestone bonuses and awards of stock options, restricted stock units or other equity awards pursuant to any plans or arrangements that Coeptis may have in effect from time to time. The foregoing is a summary does not purport to be complete and is qualified in its entirety by reference Mr. Mehalick’s employment agreement, which is filed as Exhibit 4.1 to Coeptis’ Current Report on Form 8-K filed on February 21, 2022.

Daniel Yerace:    Daniel A. Yerace, our Vice President of Operations, entered into an employment agreement with Coeptis on the Effective Date covering Coeptis and its subsidiary, Coeptis Pharmaceuticals. The employment agreement is in effect immediately and will be effective from the Effective Date until the termination of the employment agreement by either party in accordance with Section 5 of the employment agreement. Mr. Yerace reports to the President of Coeptis and has the duties, responsibilities and authority as may from time to time be assigned to him by Coeptis’ President. Under the employment agreement, the Coeptis pays to Mr. Yerace an annualized salary at the initial rate of $275,000, which will increase to $360,000 under certain circumstances. Mr. Yerace will also receive a guaranteed bonus equal to twenty (20%) of his base salary for each calendar year, and will be eligible to receive merit bonuses, certain milestone bonuses and awards of stock options, restricted stock units or other equity awards pursuant to any plans or arrangements that Coeptis may have in effect from time to time. The foregoing summary does not purport to be complete and is qualified in its entirety by reference Mr. Yerace’s employment agreement, which is filed as Exhibit 4.1 to Coeptis’ Current Report on Form 8-K filed on February 21, 2022.

PRINCIPAL STOCKHOLDERS OF COEPTIS

References in this section to “Coeptis,” “we” and “our” refer to “Coeptis Therapeutics, Inc.” and its consolidated subsidiaries.

The following table sets forth certain information regarding our common stock beneficially owned on September 16, 2022, for (i) each stockholder known to be the beneficial owner of more than 5% of our outstanding Company Common Stock, (ii) each executive officer and director, and (iii) all executive officers and directors as a group. In general, a person is deemed to be a “beneficial owner” of a security if that person has or shares the power to vote or direct the voting of such security, or the power to dispose or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which the person has the right to acquire beneficial ownership within 60 days, through the exercise of a warrant or stock option, conversion of a convertible security or otherwise. The table assumes a total of 51,207,163 shares of our common stock outstanding as of September 16, 2022, based on 43,207,163 shares of common stock outstanding and 8,000,000 shares of common stock issuable upon conversion of our currently outstanding Series B Convertible Preferred Stock. Unless otherwise noted below the address of each person identified is c/o Coeptis Therapeutics, Inc., 105 Bradford Rd, Suite 420, Wexford, Pennsylvania 15090.

Name of Shareholder	Shares Owned		Percentage Owned(1)
Common Stock
Executive Officers and Directors
David Mehalick	9,800,000	(2)	19.14%
Daniel Yerace	3,000,000		5.86%
Christine Sheehy	3,000,000		5.86%
Officers and directors, as a group (3 persons)	15,800,000		30.86%

5% Owners
Lisa Pharma LLC(3)	4,250,000		8.30%
Lena Pharma LLC(4)	4,250,000		8.30%
Series B Convertible Preferred Stock(5)
David Mehalick	8,000		100%

____________

(1)      Based on 51,207,163 shares outstanding, which includes 43,207,163 issued shares and 8,000,000 unissued shares that underlie 8,000 issued shares of our Series B Convertible Preferred Stock convertible within 60 days of the date of this proxy statement/prospectus.

(2)      8,000,000 of such shares have not been issued, but underlie 8,000 issued shares of our Series B Convertible Preferred Stock convertible within 60 days of the date of this proxy statement/prospectus.

(3)      Lisa Kuchera is the manager of this entity and possesses voting control over securities owned by it.

(4)      Lena Kuchera is the manager of this entity and possesses voting control over securities owned by it.

(5)      Each holder of outstanding shares of Series B Convertible Preferred Stock shall be entitled to the number of votes equal to 1,000 shares of our common stock for each share of Series B Convertible Preferred Stock. Except as provided by law, or by the provisions establishing any other series of our Preferred Stock, holders of Series B Convertible Preferred Stock and of any other outstanding series of Preferred Stock shall vote on an as-converted basis together with the holders of our common stock as a single class.

MANAGEMENT OF THE COMPANY FOLLOWING THE BUSINESS COMBINATION

The Company Board following the Business Combination is expected to be comprised of the following seven directors: David Mehalick, Daniel Yerace, Christopher Calise, Tara Maria DeSilva, Philippe Deschamps, Christopher Cochran and Gene Salkind.

Each director will hold office until his or her term expires at the next annual meeting of stockholders for such director’s class or until his or her death, resignation, removal or the earlier termination of his or her term of office.

Coeptis’ management team is expected to be comprised of the following individuals following the Business Combination:

Name	Position
David Mehalick	Chairman and Chief Executive Officer
Daniel Yerace	Director and Vice President of Operations
Christine Sheehy	Chief Financial Officer and Secretary

The officers of the Company and the Company Board following the Business Combination are well qualified as leaders. Certain of the Company’s directors following the Business Combination also have experience serving on boards of directors and board committees of other public companies and private companies, and have an understanding of corporate governance practices and trends, which provides an understanding of different business processes, challenges, and strategies.

Each of Coeptis and Bull Horn believes that the above-mentioned attributes, along with the leadership skills and other experiences of the officers and board members described below, will provide the Company with a diverse range of perspectives and judgment necessary to facilitate the goals of the Company and be good stewards of capital.

For executive compensation information for each of David Mehalick, Daniel Yerace and Christine Sheehy, see the section entitled “Executive Compensation of Coeptis.”

Officers, Directors and Key Employees	Age	Position
David Mehalick	53	Chairman and Chief Executive Officer
Daniel Yerace	39	Director and Vice President of Operations
Christine Sheehy	55	Chief Financial Officer and Secretary
Christopher Calise	49	Director
Tara Maria DeSilva	54	Independent Director
Philippe Deschamps	60	Independent Director
Christopher Cochran	53	Independent Director
Gene Salkind	68	Independent Director

For more information about Christopher Calise, see the section entitled “Directors, Officers, Executive Compensation and Corporate Governance of Bull Horn.”

For more information about David Mehalick, Daniel Yerace and Christine Sheehy, see the section entitled “Executive Officers and Directors of Coeptis.”

Tara Maria DeSilva, Ph.D. will serve as one of the directors of the Company upon consummation of the Business Combination. Dr. DeSilva has been an Associate Professor at the Cleveland Clinic and Case Western Reserve University School of Medicine since March 2016. She serves as Vice Chair for the Department of Neurosciences, Lerner Research Institute, Cleveland Clinic. She was an Assistant Professor at University of Alabama at Birmingham from January 2010 to February 2016. Dr. DeSilva receives funding from the National Institutes of Health, National Science Foundation, and the National Multiple Sclerosis Society. She serves on many government and foundation scientific grant review panels including the National Institutes of Health and National Multiple Sclerosis Society. Dr. DeSilva received her B.S. in Biochemistry from Albright College, her M.S. and Ph.D. in Biological Chemistry from the University of Pennsylvania and completed her postdoctoral training at Children’s Hospital Boston, Harvard Medical School. We believe Dr. DeSilva is well qualified to serve on the board due to her expertise in neuroscience and research.

Philippe Deschamps will serve as one of the directors of the Company upon consummation of the Business Combination. Mr. Deschamps is an experienced healthcare executive who has served as CEO of four companies over the last 20 years. Since March 2022, Mr. Deschamps has served as the President and CEO of Ortho Regenerative

Technologies, where he is focused primarily on expansion of commercial uses for the company’s proprietary bio-polymer drug combination products. From 2012 to 2020, he co-founded and served as CEO of Helius Medical Technologies (Nasdaq: HSDT), a neurotech company. From 2002 to 2011, he served as President and CEO of GSW Worldwide, a leading healthcare commercialization company, and from 2011 to 2012 served as CEO of MediMedia Health, a private equity owned company. Prior to his CEO experience he spent 13 years at Bristol-Myers Squibb (NYSE: BMY) from 1986 to 1998, including serving as director of neuroscience marketing from where he oversaw the company’s neuroscience products including BuSpar and Serzone and Stadol NS. Mr. Deschamps also holds the position as President of Deschamps Global Commercialization LLC, a healthcare commercialization consulting company he founded where he has served clients as a consultant in the pharmaceutical and medical tech industries from 2020 to 2022. Mr. Deschamps received a BSc. from the University of Ottawa in Canada. We believe Mr. Deschamps is well qualified to serve on the board due to his extensive experience in the healthcare industry and his public company experience.

Christopher Cochran will serve as one of the directors of the Company upon consummation of the Business Combination. Mr. Cochran is currently the President of BluChip Solutions, a provider of IT solutions for complex problems, an entity that he founded in 2008. From March 2012 to May 2013, Mr. Cochran held leadership positions within different companies, including serving as the EVP of Sales & Marketing for Velocity World Media, a private experiential television network. Additionally, from March 2010 to February 2012, Mr. Cochran worked as an Enterprise Cloud Sales Executive for Hewlett Packard Enterprise. From April 2008 to January 2010, Mr. Cochran served as the Executive Director of Sales and Operations for ASGN Inc. (NYSE: ASGN), formerly Apex Systems, a leading provider of IT services. From 2008 to 2010, Mr. Cochran worked at Mastech Digital (Nasdaq: MHH), a publicly-traded company, where he held various roles, including Senior Vice President of Global Sales and Operations from February 2004 to April 2008, where he reported directly to the CEO. From May 2014 to May 2016, Mr. Cochran served on the Board of Trustees for the Pine-Richland Opportunities Fund, a non-profit educational foundation providing staff grants and student scholarships, and he currently serves as Director of the Christian Cochran Legacy Fund through the Pittsburgh Foundation. Mr. Cochran received his Bachelor of Science in Public Administration and International Law from the University of Tennessee in 1993. We believe Mr. Cochran is well qualified to serve on the board due to his public company experience and expertise in business operations.

Gene Salkind, M.D. will serve as one of the directors of the Company upon consummation of the Business Combination. Mr. Salkind has been a practicing neurosurgeon within the Philadelphia area for more than 35 years. He graduated from the University of Pennsylvania in 1974 with a B.A., Cum Laude, and received his medical degree from the Lewis Katz School of Medicine in 1979. He returned to the University of Pennsylvania for his neurosurgical residency, and in 1985 was selected as the Chief Resident in Neurosurgery at the Hospital of the University of Pennsylvania. Since 1985, Dr. Salkind has served in a university affiliated practice of general neurological surgery. Since 2005, Dr. Salkind has served as the Chief of Neurosurgery at Holy Redeemer Hospital. He previously served as the Chief of Neurosurgery at Albert Einstein Medical Center and Jeanes Hospital in Philadelphia in the late 1990s. He has authored numerous peer reviewed journal articles and has given lectures throughout the country on various neurosurgical topics. He has also held professorships at the University of Pennsylvania, the Allegheny Health Education and Research Foundation, and is currently at the Lewis Katz School of Medicine. Since 2019, Dr. Salkind has also been on the board of directors of Cure Pharmaceutical Corporation (OTCMKTS: CURR), a biopharmaceutical company focusing on the development and manufacturing of drug formulation and drug delivery technologies in novel dosage forms, and has been the Chairman of Mobiquity Technologies Inc. (Nasdaq: MOBQ), a leading provider of next-generation advertising technology. Dr. Salkind is also a member of the Strategic Advisory Board of BioSymetrics Inc., a company that has built data servicing tools to benefit health and health and hospital systems, biopharma, drug discovery, and the precision medicine field. In addition, from 2004 to 2019, Dr. Salkind served as a board member of Derm Tech International, a global leader in non-invasive dermatological molecular diagnostics. We believe Dr. Salkind is well qualified to serve on the board due to his expertise in life science industry.

Code of Business Conduct

The Company Board will adopt a Code of Business Conduct and Ethics that applies to all of its employees, officers and directors, including its Chief Executive Officer, Chief Financial Officer and other executive and senior financial officers. The full text of the Company’s Code of Business Conduct and Ethics will be posted on the Corporate Governance portion of the Company’s website. The Company will post amendments to its Code of Business Conduct and Ethics or waivers of its Code of Business Conduct and Ethics for directors and officers on the same website or in a current report on Form 8-K.

Board Composition

The Company’s business affairs will be managed under the direction of the Company Board. The Company Board will consist of seven members, four of whom will qualify as independent within the meaning of the independent director guidelines of Nasdaq. Three will not be considered independent.

Family Relationships

Christopher Calise and Tara Maria DeSilva are first cousins. Other than that, there are no family relationships among any of our executive officers or directors.

Director Independence

In connection with the Business Combination, the Company Common Stock will be listed on Nasdaq. Under the rules of Nasdaq, independent directors must comprise a majority of a listed company’s board of directors. In addition, the rules of Nasdaq require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and corporate governance committees be independent. Under the rules of Nasdaq, a director will only qualify as an “independent director” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Audit committee members must also satisfy the additional independence criteria set forth in Rule 10A-3 of the Exchange Act and the rules of Nasdaq. Compensation committee members must also satisfy the additional independence criteria set forth in Rule 10C-1 under the Exchange Act and the rules of Nasdaq.

In order to be considered independent for purposes of Rule 10A-3 under the Exchange Act and under the rules of Nasdaq, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the committee, the board of directors, or any other board committee: (1) accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries; or (2) be an affiliated person of the listed company or any of its subsidiaries.

To be considered independent for purposes of Rule 10C-1 under the Exchange Act and under the rules of Nasdaq, the board of directors must affirmatively determine that the member of the compensation committee is independent, including a consideration of all factors specifically relevant to determining whether the director has a relationship to the company which is material to that director’s ability to be independent from management in connection with the duties of a compensation committee member, including, but not limited to: (i) the source of compensation of such director, including any consulting, advisory or other compensatory fee paid by the company to such director; and (ii) whether such director is affiliated with the company, a subsidiary of the company or an affiliate of a subsidiary of the company.

The Bull Horn Board has undertaken a review of the independence of each director and considered whether each director of the Company has a material relationship with the Company that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. As a result of this review, Bull Horn anticipates that Tara Maria DeSilva, Philippe Deschamps, Christopher Cochran and Gene Salkind will be considered “independent directors” as defined under the listing requirements and rules of Nasdaq and the applicable rules of the Exchange Act and Christopher Calise will be considered an “independent director” as defined under the listing requirements and rules of Nasdaq.

Board Leadership Structure

Bull Horn believes that the structure of the Company Board and its committees will provide strong overall management of the Company.

Committees of the Company Board

The Company Board will have an audit committee, compensation committee and nominating and corporate governance committee. All of the committees will comply with all applicable requirements of the Sarbanes-Oxley Act, Nasdaq and SEC rules and regulations as further described below. The responsibilities of each of the committees of the Company Board is described below. Members will serve on these committees until their resignation or until as otherwise determined by the Company Board.

Audit Committee

Upon the completion of the Business Combination, the Company Board will have an audit committee. It is expected that the audit committee will initially consist of Philippe Deschamps, Christopher Cochran and Gene Salkind. Each of the members of the Company’s audit committee will satisfy the requirements for independence and financial literacy under the applicable rules and regulations of the SEC and rules of Nasdaq. The Company also determines that Mr. Deschamps qualifies as an “audit committee financial expert” as defined in the SEC rules and will satisfy the financial sophistication requirements of Nasdaq. The Company’s audit committee will be responsible for, among other things:

•        appointing (and recommending that the Company Board submit for stockholder ratification, if applicable) compensate, retain and oversee the work performed by the independent auditor retained for the purpose of preparing or issuing an audit report or performing other audit or audit-related services;

•        reviewing the performance and independence of the independent auditor;

•        pre-approving all audit, review, and non-audit services (including any internal control-related services) to be provided to the Company or its subsidiaries by the independent auditor;

•        discussing the scope and results of the audit with the independent registered public accounting firm and reviewing, with management and the independent registered public accounting firm, the Company’s interim and year-end financial statements;

•        developing procedures for employees to submit concerns anonymously about questionable accounting or audit matters;

•        reviewing the Company’s policies on and oversees risk assessment and risk management, including enterprise risk management; and

•        reviewing the adequacy and effectiveness of internal control policies and procedures and the Company’s disclosure controls and procedures.

The Company Board will adopt a written charter for the audit committee which will be available on the Company’s website upon the completion of the Business Combination.

Compensation Committee

Upon the completion of the Business Combination, the Company Board will have a compensation committee. It is expected that the compensation committee will initially consist of Tara Maria DeSilva, Christopher Cochran and Gene Salkind. Each of the members of the Company’s compensation committee will meet the requirements for independence under the under the applicable rules and regulations of the SEC and rules of Nasdaq. The Company’s compensation committee will be responsible for, among other things:

•        developing and reviewing compensation policies and practices applicable to executive officers;

•        review and approve, or recommend for approval by the Board, compensation for executive officers, including without limitation salary, bonus, incentive compensation, perquisites and equity compensation;

•        reviewing, approving and determining compensation and benefits, including equity awards, to directors for service on the Company Board or any committee thereof;

•        supervising, administering and evaluating incentive, equity-based and other compensatory plans of the Company in which executive officers and key employees participate; and

•        reviewing, approving and making recommendations to the Company Board regarding incentive compensation and equity compensation plans.

The Company Board will adopt a written charter for the compensation committee which will be available on its website upon the completion of the Business Combination.

Nominating and Corporate Governance Committee

Upon the completion of the Business Combination, the Company Board will have a nominating and corporate governance committee. It is expected that the nominating and corporate governance committee will initially consist Tara Maria DeSilva, Philippe Deschamps and Christopher Cochran. Each of the members of the nominating and corporate governance committee will meet the requirements for independence under the applicable rules and regulations of the SEC and rules of Nasdaq. The nominating and corporate governance committee is responsible for, among other things:

•        identify individuals qualified to become Board members, consistent with criteria approved by the Board;

•        recommend to the Board the persons to be nominated for election as directors by stockholders and the persons (if any) to be elected by the Board to fill any vacancies on the Board;

•        recommend to the Board the directors to be appointed to each committee of the Board;

•        develop and recommend to the Board corporate governance guidelines; and

•        oversee the evaluation of the Board.

The Company Board will adopt a written charter for the nominating and corporate governance committee which will be available on its website upon the completion of the Business Combination.

Compensation Committee Interlocks and Insider Participation

None of the Company’s officers currently serves, and in the past year has not served, (i) as a member of the compensation committee or the board of directors of another entity, one of whose officers served on the Company’s compensation committee, or (ii) as a member of the compensation committee of another entity, one of whose officers served on the Company Board.

Related Person Policy of the Company

The Company will adopt a formal written policy that will be effective upon the Business Combination providing that the Company’s officers, directors, nominees for election as directors, beneficial owners of more than 5% of any class of the Company’s capital stock, any member of the immediate family of any of the foregoing persons and any firm, corporation or other entity in which any of the foregoing persons is employed or is a general partner or principal or in a similar position or in which such person has a 5% or greater beneficial ownership interest, are not permitted to enter into a related party transaction with the Company without the approval of the Company’s audit committee.

A related person transaction is a transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which the Company (including any of its subsidiaries) was, is or will be a participant and the aggregate amount involved will or may be expected to exceed $150,000 and in which any related person had, has or will have a direct or indirect material interest.

Under the policy, the Company will collect information that the Company deems reasonably necessary from each director, executive officer and, to the extent feasible, significant stockholder, to enable the Company to identify any existing or potential related-person transactions and to effectuate the terms of the policy. In addition, under the Code of Conduct, employees and directors have an affirmative responsibility to disclose any transaction or relationship that reasonably could be expected to give rise to a conflict of interest.

The policy will require that, in determining whether to approve, ratify or reject a related person transaction, the Company’s audit committee, or other independent body of the Company Board, must consider all of the relevant facts and circumstances available to them, including (if applicable) but not limited to: (a) the benefits to the Company; (b) the impact on a director’s independence in the event the related person is a director, an immediately family member of a director or an entity in which a director is a partner, shareholder or executive officer; (c) the availability of other sources for comparable products or services; (d) the terms of the transaction; and (e) the terms available to unrelated third parties.

Combined Company Non-Employee Director Compensation Policy

The Company Board will adopt a director compensation policy for its non-employee directors to be in effect after the completion of the Business Combination. Coeptis anticipates that such policy will include an annual cash retainer for all non-employee directors in amounts customary for companies of similar size in the same industry, in addition to equity grants determined by the compensation committee and reimbursement for reasonable expenses incurred in connection with attending board and committee meetings.

SECURITIES ACT RESTRICTIONS ON RESALE OF THE COMPANY’S SECURITIES

Pursuant to Rule 144 under the Securities Act (“Rule 144”), a person who has beneficially owned restricted Company Common Stock or Company warrants for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been an affiliate of the Company at the time of, or at any time during the three months preceding, a sale and (ii) the Company is subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the twelve months (or such shorter period as the Company was required to file reports) preceding the sale.

Persons who have beneficially owned restricted Company Common Stock or Company warrants for at least six months but who are affiliates of the Company at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

•        1% of the total number of Company Common Stock then outstanding (as of the date of this proxy statement/prospectus, Bull Horn has 5,116,414 ordinary shares outstanding); or

•        the average weekly reported trading volume of the Company Common Stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale

Sales by affiliates of the Company under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about the Company.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

•        the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•        the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•        the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding twelve months preceding the date of the proposed sale in reliance on Rule 144 (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

•        at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

As a result, the sponsor will be able to sell its founder shares pursuant to Rule 144 without registration one year after Bull Horn has completed its initial business combination.

Bull Horn anticipates that following the completion of the Business Combination, the Company will no longer be a shell company, and so, once the conditions set forth in the exceptions listed above are satisfied, Rule 144 will become available for the resale of the above noted restricted securities.

APPRAISAL RIGHTS

Bull Horn’s shareholders do not have appraisal rights under the Companies Act or otherwise in connection with the Business Combination Proposal or the other Proposals. If the Business Combination is completed, Coeptis stockholders who do not deliver vote in favor of the Business Combination are entitled to appraisal rights under Section 262 of the DGCL (“Section 262”) provided that they comply with the conditions established by Section 262. For more information about such rights, see the provisions of Section 262 of the DGCL, attached hereto as Annex F, and the section entitled “Shareholders Meeting — Appraisal Rights.”

OTHER SHAREHOLDER COMMUNICATIONS

Shareholders and interested parties may communicate with the Bull Horn Board, any committee chairperson or the non-management directors as a group by writing to the Bull Horn Board or committee chairperson at Bull Horn Holdings Corp., 801 S. Pointe Drive, Suite TH-1, Miami Beach, Florida 33139 (if sent before the Business Combination) or with the Company Board or any committee chairperson or the non-management directors as a group, to 105 Bradford Road, Suite 420, Wexford, PA 15090 (if sent after the Business Combination). Each communication will be forwarded, depending on the subject matter, to the applicable board, the appropriate committee chairperson or all non-management directors.

LEGAL MATTERS

Ellenoff Grossman & Schole LLP will pass upon the validity of the securities of the Company to be issued in connection with the Business Combination and upon certain U.S. federal income tax consequences to Bull Horn’s shareholders as a result of the Business Combination and the Domestication and certain other legal matters related to this proxy statement/prospectus.

EXPERTS

The audited financial statements of Bull Horn Holdings Corp. as of December 31, 2021 and 2020 and for each of the years ended December 31, 2021 and 2020 included in this proxy statement/prospectus have been audited by Marcum LLP, independent registered public accounting firm, as set forth in their report thereon (which contains an explanatory paragraph relating to substantial doubt about the ability of Bull Horn Holdings Corp. to continue as a going concern as described in Note 1 to the financial statements), appearing elsewhere in this proxy statement/prospectus, and are included in reliance on such report given upon such firm as experts in auditing and accounting.

The audited consolidated financial statements of Coeptis Therapeutics, Inc. as of December 31, 2021 and 2020 and for each of the years ended December 31, 2021 and 2020 are included in this proxy statement/prospectus have been audited by Turner, Stone & Company, LLP, independent registered public accounting firm, as set forth in their report thereon and are included in reliance on such report given on the authority of such firm as an expert in auditing and accounting.

DELIVERY OF DOCUMENTS TO SHAREHOLDERS

Pursuant to the rules of the SEC, Bull Horn and the services that it employs to deliver communications to its shareholders are permitted to deliver to two or more shareholders sharing the same address a single copy of Bull Horn’s proxy statement/prospectus. Upon written or oral request, Bull Horn will deliver a separate copy of the proxy statement/prospectus to any shareholder at a shared address to which a single copy of each document was delivered and who wishes to receive separate copies of such documents. Shareholders receiving multiple copies of such documents may likewise request that Bull Horn deliver single copies of such documents in the future. Shareholders may notify Bull Horn of their requests by calling or writing Bull Horn at 801 S. Pointe Drive, Suite TH-1, Miami Beach, Florida 33139 (if before the Business Combination) or Coeptis Therapeutics Holdings, Inc., 105 Bradford Road, Suite 420, Wexford, PA 15090 (if after the Business Combination).

TRANSFER AGENT AND REGISTRAR

The transfer agent for Bull Horn’s securities is Continental Stock Transfer & Trust Company.

SUBMISSION OF PROPOSALS

The Bull Horn Board is aware of no other matter that may be brought before the Shareholders Meeting. If any matter other than the Proposals or related matters should properly come before such meetings, however, the persons named in the enclosed proxies will vote proxies in accordance with their judgment on those matters.

Under the laws of the British Virgin Islands, only business stated in the notice of an extraordinary general meeting may be transacted at such meeting.

FUTURE STOCKHOLDER PROPOSALS

If the Business Combination is completed, you will be entitled to attend and participate in Company’s annual meetings of stockholders. If the Company holds a 2023 annual meeting of stockholders, it will provide notice of or otherwise publicly disclose the date on which the 2023 annual meeting will be held. If the 2023 annual meeting of stockholders is held, stockholder proposals will be eligible for consideration by the directors for inclusion in the proxy statement for the Company’s 2023 annual meeting of stockholders in accordance with Rule 14a-8 under the Exchange Act.

WHERE YOU CAN FIND MORE INFORMATION

Bull Horn files reports, proxy statements and other information with the SEC as required by the Exchange Act. You may read and copy reports, proxy statements and other information filed by Bull Horn with the SEC at the SEC web site, which contains reports, proxy statements and other information, at: http://www.sec.gov.

This proxy statement/prospectus is available without charge to shareholders of Bull Horn upon written or oral request. If you would like additional copies of this proxy statement/prospectus or if you have questions about the Business Combination or the Proposals to be presented at the Shareholders Meeting, you should contact Bull Horn in writing at Robert Striar, Bull Horn Holdings Corp., 801 S. Pointe Drive, Suite TH-1, Miami Beach, Florida 33139 or by telephone at (305) 671-3341.

If you have questions about the Proposals or this proxy statement/prospectus, would like additional copies of this proxy statement/prospectus, or need to obtain proxy cards or other information related to the proxy solicitation, please contact Advantage Proxy, Inc., the proxy solicitor for Bull Horn, toll-free at (800) 870-8565 or collect at (206) 870-8565, or email at ksmith@advantageproxy.com. You will not be charged for any of the documents that you request.

To obtain timely delivery of the documents, you must request them no later than five (5) business days before the date of the meeting or no later than October 19, 2022.

Information and statements contained in this proxy statement/prospectus or any annex to this proxy statement/prospectus are qualified in all respects by reference to the copy of the relevant contract or other annex filed as an exhibit to this proxy statement/prospectus.

All information contained in this document relating to Bull Horn has been supplied by Bull Horn and all such information relating to Coeptis has been supplied by Coeptis. Information provided by Bull Horn or Coeptis does not constitute any representation, estimate or projection of any other party.

INDEX TO FINANCIAL STATEMENTS

BULL HORN HOLDINGS CORP.

Coeptis Therapeutics, Inc.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and Board of Directors of
Bull Horn Holdings Corp.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Bull Horn Holdings Corp. (the “Company”) as of December 31, 2021 and 2020, the related statements of operations, changes in stockholders’ deficit and cash flows for each of the two years in the period ended December 31, 2021, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2021 and 2020, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2021, in conformity with accounting principles generally accepted in the United States of America.

Explanatory Paragraph — Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 1, the Company’s business plan is dependent on the completion of a business combination and the Company has determined that the mandatory liquidation and subsequent dissolution, should the Company be unable to complete a business combination, raises substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Marcum llp

Marcum llp

We have served as the Company’s auditor since 2019.

Houston, TX
April 7, 2022

BULL HORN HOLDINGS CORP.
BALANCE SHEETS

	December 31,
	2021	2020
ASSETS
Current Assets
Cash	$404,345	907,184
Prepaid expenses	8,333	51,815
Total Current Assets	412,678	958,999

Marketable securities held in Trust Account	75,758,781	75,751,204
TOTAL ASSETS	$76,171,459	$76,710,203

LIABILITIES AND SHAREHOLDERS’ DEFICIT
Current liabilities
Accounts payable and accrued expenses	$139,927	$5,000
Total Current Liabilities	139,927	5,000

Warrant liabilities	4,797,000	20,700,000
Deferred underwriting fee payable	2,250,000	2,250,000
Total Liabilities	7,186,927	22,955,000

Contingencies and Commitments

Ordinary shares subject to redemption, 7,500,000 shares at redemption value as of December 31, 2021 and 2020, respectively	75,758,781	75,751,204

Shareholders’ Deficit
Preferred shares, no par value; unlimited shares authorized; none issued and outstanding	—	—
Ordinary shares, no par value; unlimited shares authorized; 1,875,000 shares issued and outstanding (excluding 7,500,000 shares subject to possible redemption) at December 31, 2021 and 2020, respectively	25,000	25,000
Accumulated deficit	(6,799,249)	(22,021,001)
Total Shareholders’ Deficit	(6,774,249)	(21,996,001)
TOTAL LIABILITIES AND SHAREHOLDER’S DEFICIT	$76,171,459	$76,710,203

The accompanying notes are an integral part of the financial statements.

BULL HORN HOLDINGS CORP.
STATEMENTS OF OPERATIONS

	Year Ended December 31,
	2021	2020
Operating costs	$681,319	$68,430
Loss from operations	(681,319)	(68,430)

Other income (expense):
Change in fair value of warrant liabilities	15,903,000	(17,100,000)
Transaction costs allocable to the warrant liabilities	—	(112,550)
Other interest income	71	—
Interest income on marketable securities held in Trust Account	7,577	1,204

Net income (loss)	$15,229,329	$(17,279,776)

Basic and diluted weighted average shares outstanding, Ordinary shares subject to possible redemption	7,500,000	1,191,781

Basic and diluted net income (loss) per share, Ordinary shares subject to possible redemption	$1.62	$(5.63)

Basic and diluted weighted average shares outstanding, Non-redeemable ordinary shares	1,875,000	1,875,000

Basic and diluted net income (loss) per share, Non-redeemable ordinary shares	$1.62	$(5.63)

The accompanying notes are an integral part of the financial statements.

BULL HORN HOLDINGS CORP.
STATEMENTS OF CHANGES IN SHAREHOLDERS’ DEFICIT

	Ordinary Shares		Accumulated Deficit	Total Shareholders’ Deficit
	Shares	Amount
Balance – January 1, 2020	2,156,250	$25,000	$(9,307)	$15,693
Cash paid in excess of fair value of Private Placement Warrants	—	1,950,000	—	1,950,000
Remeasurement of Ordinary shares to redemption value	—	(1,950,000)	(4,731,918)	(6,681,918)
Forfeiture of Founder shares	(281,250)	—	—	—
Net loss	—	—	(17,279,776)	(17,279,776)
Balance – December 31, 2020	1,875,000	25,000	(22,021,001)	(21,996,001)
Remeasurement of Ordinary shares to redemption value	—	—	(7,577)	(7,577)
Net income	—	—	15,229,329	15,229,329
Balance – December 31, 2021	1,875,000	$25,000	$(6,799,249)	$(6,774,249)

The accompanying notes are an integral part of the financial statements.

BULL HORN HOLDINGS CORP.
STATEMENTS OF CASH FLOWS

	Year Ended December 31,
	2021	2020
Cash Flows from Operating Activities:
Net income (loss)	$15,229,329	$(17,279,776)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Interest earned on marketable securities held in Trust Account	(7,577)	(1,204)
Change in fair value of warrant liabilities	(15,903,000)	17,100,000
Transaction costs allocable to the warrant liabilities	—	112,550
Changes in operating assets and liabilities:
Prepaid expenses	43,482	(51,815)
Accrued expenses	134,927	4,550
Net cash used in operating activities	(502,839)	(115,695)

Cash Flows from Investing Activities:
Investment of cash in Trust Account	—	(75,750,000)
Net cash used in financing activities	—	(75,750,000)

Cash Flows from Financing Activities:
Proceeds from promissory note – related party	—	42,186
Proceeds from sale of ordinary shares, net of underwriting discounts paid	—	73,500,000
Proceeds from sale of Private Warrants	—	3,750,000
Payment of offering costs	—	(324,982)
Repayment of promissory note – related party	—	(194,830)
Net cash provided by financing activities	—	76,772,374

Net Change in Cash	(502,839)	906,679
Cash – Beginning	907,184	505
Cash – Ending	$404,345	$907,184

Non-cash Investing and Financing Activities:
Remeasurement of ordinary shares to redemption value	$7,577	$1,204
Deferred underwriting fees payable	$—	$2,250,000

The accompanying notes are an integral part of the financial statements.

BULL HORN HOLDINGS CORP.
NOTES TO FINANCIAL STATEMENTS

NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS

Bull Horn Holdings Corp. (the “Company”) is a blank check company incorporated in the British Virgin Islands on November 27, 2018. The Company was formed for the purpose of acquiring, engaging in a share exchange, share reconstruction and amalgamation with, purchasing all or substantially all of the assets of, entering into contractual arrangements with, or engaging in any other similar business combination with one or more businesses or entities (“Business Combination”). Although the Company is not limited to a particular industry or geographic region for purposes of consummating a Business Combination, the Company intends to focus on businesses in the sports (including sports franchises or assets related to sports franchises and sports technology), entertainment and brands sectors.

As of December 31, 2021, the Company had not yet commenced any operations. All activity through December 31, 2021 relates to the Company’s formation, its initial public offering (the “Initial Public Offering”) and identifying a target company for a Business Combination. The Company will not generate any operating revenues until after the completion of a Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income from the proceeds derived from the Initial Public Offering.

The registration statement for the Initial Public Offering was declared effective on October 29, 2020. On November 3, 2020, the Company consummated the Initial Public Offering of 7,500,000 units (the “Units” and, with respect to the ordinary shares included in the Units sold, the “Public Shares”) at $10.00 per Unit, generating gross proceeds of $75,000,000. Each Unit consists of a Public Share and one redeemable warrant (the “Public Warrants”). See Note 3.

Simultaneously with the closing of the Initial Public Offering, the Company consummated the sale of 3,750,000 warrants (the “Private Placement Warrants”) at a price of $1.00 per Private Warrant in a private placement to the Company’s sponsor, Bull Horn Holdings Sponsor LLC (the “Sponsor”), Imperial Capital, LLC (“Imperial”), I-Bankers Securities, Inc. (“I-Bankers”) and Northland Securities, Inc. (“Northland”) (and their designees), generating gross proceeds of $3,750,000, which is described in Note 4. Each of these Private Placement Warrants allow the holder thereof to purchase one ordinary share of the Company (the “ordinary share”).

Transaction costs amounted to $4,243,264 consisting of $1,500,000 of underwriting fees, $2,250,000 of deferred underwriting fees and $493,264 of other offering costs.

Following the closing of the Initial Public Offering on November 3, 2020, an amount of $75,750,000 ($10.10 per Unit) from the net proceeds of the sale of the Units in the Initial Public Offering and the sale of the Private Placement Warrants was placed in a trust account (the “Trust Account”) located in the United States and invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), with a maturity of 180 days or less, or in any open-ended investment company that holds itself out as a money market fund meeting the conditions of Rule 2a-7 of the Investment Company Act, as determined by the Company, until the earlier of: (i) the consummation of a Business Combination or (ii) the distribution of the funds in the Trust Account to the Company’s shareholders, as described below.

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering and sale of the Private Placement Warrants, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. NASDAQ rules provide that the Business Combination must be with one or more target businesses that together have a fair market value equal to at least 80% of the balance in the Trust Account (less any deferred underwriting commissions and taxes payable on interest earned) at the time of the signing of an agreement to enter into a Business Combination. The Company will only complete a Business Combination if the post-Business Combination company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act. There is no assurance that the Company will be able to successfully effect a Business Combination.

BULL HORN HOLDINGS CORP.
NOTES TO FINANCIAL STATEMENTS

NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (cont.)

The Company will provide its public shareholders with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a shareholder meeting called to approve the Business Combination or (ii) by means of a tender offer. In connection with a proposed Business Combination, the Company may seek shareholder approval of a Business Combination at a meeting called for such purpose at which shareholders may seek to redeem their shares, regardless of whether they vote for or against a Business Combination. The Company will proceed with a Business Combination only if the Company has net tangible assets of at least $5,000,001 immediately prior to or upon such consummation of a Business Combination and, if the Company seeks shareholder approval, a majority of the outstanding shares voted are voted in favor of the Business Combination.

If the Company seeks shareholder approval of a Business Combination and it does not conduct redemptions pursuant to the tender offer rules, the Company’s Amended and Restated Memorandum and Articles of Association provides that a public shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from seeking redemption rights with respect to 15% or more of the Public Shares without the Company’s prior written consent.

The shareholders will be entitled to redeem their Public Shares for a pro rata portion of the amount then in the Trust Account (initially $10.10 per share, plus any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company to pay its tax obligations). The per-share amount to be distributed to shareholders who redeem their Public Shares will not be reduced by the deferred underwriting commissions the Company will pay to the underwriters (as discussed in Note 6). There will be no redemption rights upon the completion of a Business Combination with respect to the Company’s warrants.

If a shareholder vote is not required and the Company does not decide to hold a shareholder vote for business or other legal reasons, the Company will, pursuant to its Amended and Restated Memorandum and Articles of Association, offer such redemption pursuant to the tender offer rules of the Securities and Exchange Commission (“SEC”), and file tender offer documents containing substantially the same information as would be included in a proxy statement with the SEC prior to completing a Business Combination.

The Sponsor and any of the Company’s officers or directors that may hold founder shares (the “initial shareholders”), Imperial and I-Bankers have agreed (a) to vote their founder shares, and any Public Shares purchased during or after the Initial Public Offering in favor of a Business Combination, (b) not to propose an amendment to the Company’s Memorandum and Articles of Association with respect to the Company’s pre-Business Combination activities prior to the consummation of a Business Combination unless the Company provides dissenting public shareholders with the opportunity to redeem their Public Shares in conjunction with any such amendment; (c) not to redeem any shares (including the founder shares) into the right to receive cash from the Trust Account in connection with a shareholder vote to approve a Business Combination (or to sell any shares in a tender offer in connection with a Business Combination if the Company does not seek shareholder approval in connection therewith) or a vote to amend the provisions of the Memorandum and Articles of Association relating to shareholders’ rights of pre-Business Combination activity and (d) that the founder shares shall not participate in any liquidating distributions upon winding up if a Business Combination is not consummated. However, the initial shareholders will be entitled to liquidating distributions from the Trust Account with respect to any Public Shares purchased during or after the Initial Public Offering if the Company fails to complete its Business Combination.

The Company will have until May 3, 2022 to consummate a Business Combination (the “Combination Period”). If the Company is unable to complete a Business Combination within the Combination Period, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but no more than five business days thereafter, redeem 100% of the outstanding Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned (net of taxes payable and less interest to pay dissolution expenses up to $50,000), divided by the number of then outstanding Public Shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly

BULL HORN HOLDINGS CORP.
NOTES TO FINANCIAL STATEMENTS

NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (cont.)

as reasonably possible following such redemption, subject to the approval of the remaining shareholders and the Company’s board of directors, proceed to commence a voluntary liquidation and thereby a formal dissolution of the Company, subject in each case to its obligations to provide for claims of creditors and the requirements of applicable law. The underwriters of the Initial Public Offering have agreed to waive its rights to the deferred underwriting commission held in the Trust Account in the event the Company does not complete a Business Combination within the Combination Period and, in such event, such amounts will be included with the funds held in the Trust Account that will be available to fund the redemption of the Public Shares. In the event of such distribution, it is possible that the per share value of the assets remaining available for distribution will be less than the amount initially funded in the Trust Account ($10.10 per share).

The Sponsor has agreed that it will be liable to the Company, if and to the extent any claims by a vendor for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amounts in the Trust Account to below $10.10 per share, except as to any claims by a third party who executed a waiver of any and all rights to seek access to the Trust Account and except as to any claims under the Company’s indemnity of the underwriters of the Initial Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). In the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third-party claims. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers, prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.

Liquidity and Going Concern

As of December 31, 2021, the Company had $404,345 in its operating bank accounts to be used for a Business Combination or to repurchase or redeem its ordinary shares in connection therewith and working capital of $272,751.

Until the consummation of a Business Combination, the Company will be using the funds not held in the Trust Account for identifying and evaluating prospective acquisition candidates, performing due diligence on prospective target businesses, paying for travel expenditures, selecting the target business to acquire, and structuring, negotiating and consummating the Business Combination.

In connection with the Company’s assessment of going concern considerations in accordance with Financial Accounting Standard Board’s Accounting Standards Update (“ASU”) 2014-15, “Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern,” the Company has until May 3, 2022 to consummate a Business Combination. It is uncertain that the Company will be able to consummate a Business Combination by this time. If a Business Combination is not consummated by this date and an extension not requested by the Sponsor, there will be a mandatory liquidation and subsequent dissolution of the Company. Management has determined that the mandatory liquidation, should a Business Combination not occur and an extension is not requested by the Sponsor, and potential subsequent dissolution raises substantial doubt about the Company’s ability to continue as a going concern. No adjustments have been made to the carrying amounts of assets or liabilities should the Company be required to liquidate after May 3, 2022.

Risks and Uncertainties

Management continues to evaluate the impact of the COVID-19 pandemic and has concluded that while it is reasonably possible that COVID-19 and variants thereof, and governmental and societal actions to manage the pandemic, could have a negative effect on the Company’s financial position, results of its operations and/or search for a target company, the specific impact is not readily determinable as of the date of the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

BULL HORN HOLDINGS CORP.
NOTES TO FINANCIAL STATEMENTS

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements are presented in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the SEC.

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statement with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

The preparation of the financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of income and expenses during the reporting periods.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. One of the more significant accounting estimates included in these financial statements is the determination of the fair value of the warrant liabilities. Such estimates may be subject to change as more current information becomes available and accordingly the actual results could differ significantly from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. The Company did not have any cash equivalents as of December 31, 2021 and 2020.

Marketable Securities Held in Trust Account

At December 31, 2021 and 2020, substantially all of the assets held in the Trust Account were held in money market funds which invest primarily in U.S. Treasury securities. The Company’s investments held in the Trust Account are classified as trading securities. Trading securities are presented on the balance sheets at fair value at

BULL HORN HOLDINGS CORP.
NOTES TO FINANCIAL STATEMENTS

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

the end of each reporting period. Gains and losses resulting from the change in fair value of investments held in Trust Account are included in interest earned on marketable securities held in Trust Account in the statements of operations. The estimated fair values of investments held in Trust Account are determined using available market information.

Offering Costs

Offering costs consisted of legal, accounting and other expenses incurred through the Initial Public Offering that were directly related to the Initial Public Offering. Offering costs were allocated to the separable financial instruments issued in the Initial Public Offering based on a relative fair value basis, compared to total proceeds received. Offering costs allocated to warrant liabilities were expensed as incurred in the statements of operations. Offering costs associated with the ordinary shares issued were initially charged to temporary equity and then accreted to ordinary share subject to redemption upon the completion of the Initial Public Offering. Offering costs amounting to $4,243,264 were charged to temporary equity upon the completion of the Initial Public Offering. Transaction costs related to derivative liability incurred through the balance sheets date and directly related to the Initial Public Offering amounting to $112,500 were charged to operations upon the completion of the Initial Public Offering.

Ordinary Shares Subject to Possible Redemption

The Company accounts for its ordinary shares subject to possible redemption in accordance with the guidance in Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” Ordinary shares subject to mandatory redemption are classified as a liability instrument and are measured at fair value. Conditionally redeemable ordinary shares (including ordinary shares that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) are classified as temporary equity. At all other times, ordinary shares are classified as shareholders’ equity. The Company’s ordinary shares feature certain redemption rights that are considered to be outside of the Company’s control and subject to occurrence of uncertain future events. Accordingly, ordinary shares subject to possible redemption are presented at redemption value as temporary equity, outside of the shareholders’ deficit section of the Company’s balance sheets.

The Company recognizes changes in redemption value immediately as they occur and adjusts the carrying value of redeemable ordinary shares to equal the redemption value at the end of each reporting period. Increases or decreases in the carrying amount of redeemable ordinary shares are affected by charges against ordinary shares and accumulated deficit.

At December 31, 2021 and 2020, the ordinary shares reflected in the balance sheets are reconciled in the following table:

Gross proceeds	$75,000,000
Less:
Proceeds allocated to Public Warrants	(1,800,000)
Ordinary shares issuance costs	(4,130,714)
Plus:
Remeasurement of carrying value to redemption value	6,681,918
Ordinary shares subject to possible redemption, December 31, 2020	75,751,204
Remeasurement of carrying value to redemption value	7,577
Ordinary shares subject to possible redemption, December 31, 2021	$75,758,781

Warrant Liabilities

The Company accounts for the Public Warrants and Private Placement Warrants (together with the Public Warrants, the “Warrants”) in accordance with the guidance contained in ASC 815-40, under which the Warrants do not meet the criteria for equity treatment and must be recorded as liabilities. Accordingly, the Company classifies

BULL HORN HOLDINGS CORP.
NOTES TO FINANCIAL STATEMENTS

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

the Warrants as liabilities at their fair value and adjusts the Warrants to fair value in respect of each reporting period. This liability is subject to re-measurement at each balance sheet date until the Warrants are exercised, and any change in fair value is recognized in the statements of operations. The Private Placement Warrants and the Public Warrants for periods where no observable traded price was available are valued using a binomial lattice simulation model. For periods subsequent to the detachment of the Public Warrants from the Units, the Public Warrant quoted market price was used as the fair value as of each relevant date.

Income Taxes

The Company complies with the accounting and reporting requirements of ASC Topic 740, “Income Taxes,” which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

ASC Topic 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. The Company’s management determined that the British Virgin Islands is the Company’s only major tax jurisdiction. The Company recognizes accrued interest and penalties related to unrecognized tax benefits, if any, as income tax expense. There were no unrecognized tax benefits as of December 31, 2021 and 2020 and no amounts accrued for interest and penalties. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.

The Company may be subject to potential examination by foreign taxing authorities in the area of income taxes. These potential examinations may include questioning the timing and amount of deductions, the nexus of income among various tax jurisdictions and compliance with foreign tax laws. The Company’s management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months.

The Company is considered to be an exempted British Virgin Islands company with no connection to any other taxable jurisdiction and is presently not subject to income taxes or income tax filing requirements in the British Virgin Islands or the United States.

Net Income (Loss) Per Ordinary Share

The Company complies with accounting and disclosure requirements of Financial Accounting Standards Board’s (“FASB”) ASC Topic 260, “Earnings Per Share”. Net income (loss) per ordinary share is computed by dividing net income (loss) by the weighted average number of ordinary shares outstanding for the period. Remeasurement associated with the redeemable ordinary shares is excluded from earnings per share as the redemption value approximates fair value.

The calculation of diluted income (loss) per share does not consider the effect of the warrants issued in connection with the (i) Initial Public Offering, and (ii) the private placement since the exercise of the warrants is contingent upon the occurrence of future events. The Public Warrants are exercisable to purchase 7,500,000 ordinary shares in the aggregate. As of December 31, 2021 and 2020, the Company did not have any dilutive securities or other contracts that could, potentially, be exercised or converted into ordinary shares and then share in the earnings of the Company. As a result, diluted net income (loss) per ordinary share is the same as basic net income (loss) per ordinary share for the periods presented.

BULL HORN HOLDINGS CORP.
NOTES TO FINANCIAL STATEMENTS

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

The following table reflects the calculation of basic and diluted net income (loss) per ordinary share (in dollars, except per share amounts):

	Year Ended December 31, 2021		Year Ended December 31, 2020
	Redeemable	Non- redeemable	Redeemable	Non- redeemable
Basic and diluted net income (loss) per ordinary share
Numerator:
Allocation of net income (loss), as adjusted	$12,183,463	$3,045,866	$(6,715,089)	$(10,564,687)
Denominator:
Basic and diluted weighted average shares outstanding	7,500,00	1,875,000	1,191,781	1,875,000
Basic and diluted net income (loss) per ordinary share	$1.62	$1.62	$(5.63)	$(5.63)

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of a cash account in a financial institution which, at times may exceed the Federal Depository Insurance Coverage of $250,000. The Company has not experienced losses on this account and management believes the Company is not exposed to significant risks on such account.

Fair Value of Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC Topic 820, “Fair Value Measurement,” approximates the carrying amounts represented in the accompanying balance sheets, primarily due to their short-term nature, except for warrant liabilities (see Note 9).

Recently Issued Accounting Standards

In August 2020, the FASB issued ASU No. 2020-06, Debt — Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging — Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity (“ASU 2020-06”), which simplifies accounting for convertible instruments by removing major separation models required under current GAAP. The ASU also removes certain settlement conditions that are required for equity-linked contracts to qualify for the derivative scope exception, and it simplifies the diluted earnings per share calculation in certain areas. The Company adopted ASU 2020-06 on January 1, 2021. Adoption of ASU 2020-06 did not impact the Company’s financial position, results of operations or cash flows.

Management does not believe that any recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the accompanying financial statements.

NOTE 3. INITIAL PUBLIC OFFERING

Pursuant to the Initial Public Offering, the Company sold 7,500,000 Units at a purchase price of $10.00 per Unit. Each Unit consists of one ordinary share and one Public Warrant. Each Public Warrant entitles the holder to purchase one-half of one ordinary share at an exercise price of $11.50 per whole share, subject to adjustment (see Note 8).

BULL HORN HOLDINGS CORP.
NOTES TO FINANCIAL STATEMENTS

NOTE 4. PRIVATE PLACEMENT

Simultaneously with the closing of the Initial Public Offering, the Sponsor and the underwriters of the Initial Public Offering (Imperial, I-Bankers and Northland (and their designees)) purchased an aggregate of 3,750,000 Private Placement Warrants at a price of $1.00 per Private Placement Warrant, of which 2,625,000 Private Placement Warrants were purchased by the Sponsor and 1,125,000 Private Placement Warrants were purchased by Imperial, I-Bankers and Northland ($3,750,000 in the aggregate). The Sponsor, Imperial, I-Bankers and Northland agreed to purchase up to an additional 337,500 Private Placement Warrants at a price of $1.00 per Private Warrant, or an aggregate of $337,500, in the case that the underwriters’ over-allotment option is exercised in full or in part (such over-allotment option was never exercised). Each of these Private Placement Warrants allow the holder thereof to purchase one ordinary share. The proceeds from the sale of the Private Placement Warrants were added to the net proceeds from the Initial Public Offering held in the Trust Account. The Private Placement Warrants are identical to the Public Warrants sold in the Initial Public Offering, except that the Private Placement Warrants only allow the holder thereof to one ordinary share and the ordinary shares issuable upon the exercise of the Private Placement Warrants will not be transferable, assignable or saleable until 30 days after the completion of a Business Combination, subject to certain limited exceptions. Additionally, the Private Placement Warrants will be exercisable on a cashless basis and be non-redeemable so long as they are held by the initial purchasers or their permitted transferees. If the Private Placement Warrants are held by someone other than the initial purchasers or their permitted transferees, the Private Placement Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants and as further described in Note 8. If the Company does not complete a Business Combination within the Combination Period, the proceeds from the sale of the Private Placement Warrants will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law) and the Private Placement Warrants will expire worthless.

NOTE 5. RELATED PARTY TRANSACTIONS

Founder Shares

In November 2018, in anticipation of the expected issuance of 2,156,250 founder shares to the Sponsor, the Sponsor paid certain of the Company’s deferred offering costs with the $25,000 purchase price of the founder shares. As of December 31, 2018, one founder share was issued to the Sponsor. The remaining 2,156,249 founder shares were issued to the Sponsor on January 28, 2019.

The 2,156,250 founder shares included an aggregate of up to 281,250 shares subject to forfeiture by the Sponsor to the extent that the underwriters’ over-allotment was not exercised in full or in part, so that the initial shareholders would collectively own 20% of the Company’s issued and outstanding shares after the Initial Public Offering (assuming the initial shareholders do not purchase any Public Shares in the Initial Public Offering). On December 10, 2020, the underwriters notified the Company that they would not be exercising the over-allotment option and as a result, the Sponsor returned 281,250 Ordinary Shares to the Company for no consideration and such Ordinary Shares were canceled.

The initial shareholders have agreed not to transfer, assign or sell any of the founder shares (except to certain permitted transferees) until, with respect to 50% of the founder shares, the earlier of (i) six months after the date of the consummation of a Business Combination, or (ii) the date on which the closing price of the Company’s ordinary shares equals or exceeds $12.50 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing after a Business Combination, and, with respect to the remaining 50% of the founder shares, upon six months after the date of the consummation of a Business Combination, or earlier, in each case, if, subsequent to a Business Combination, the Company consummates a subsequent liquidation, merger, stock exchange or other similar transaction which results in all of the Company’s shareholders having the right to exchange their ordinary shares for cash, securities or other property.

BULL HORN HOLDINGS CORP.
NOTES TO FINANCIAL STATEMENTS

NOTE 5. RELATED PARTY TRANSACTIONS (cont.)

Assignment of Private Placement Warrants

Effective December 10, 2020, by agreements between the Sponsor, Imperial, I-Bankers and Northland, an aggregate of 375,000 Private Placement Warrants were assigned by Imperial, I-Bankers and Northland to the Sponsor.

Promissory Note — Related Party

On November 18, 2018, as amended on December 23, 2019, the Company issued an unsecured promissory note (the “Promissory Note”) to the Sponsor, pursuant to which the Company could borrow up to an aggregate principal amount of $300,000. The note was non-interest bearing and payable on the earlier of (i) December 31, 2020 or (ii) the consummation of the Initial Public Offering. The outstanding balance under the Promissory Note of $194,830 was repaid at the closing of the Initial Public Offering on November 3, 2020. There are no further borrowings available under the Promissory Note.

Related Party Loans

In order to finance transaction costs in connection with a Business Combination, the Company’s Sponsor or an affiliate of the Sponsor, or the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). Such Working Capital Loans would be evidenced by promissory notes. The notes would either be repaid upon consummation of a Business Combination, without interest, or, at the lender’s discretion, up to $1,500,000 of notes may be converted upon consummation of a Business Combination into additional Private Placement Warrants at a price of $1.00 per Private Warrant. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. As of December 31, 2021 and 2020, there were no amounts outstanding under the Working Capital Loans.

NOTE 6. COMMITMENTS AND CONTINGENCIES

Anchor Investors

Six unaffiliated qualified institutional buyers (who are also not affiliated with the Sponsor or any member of the Company’s management team) purchased Units in the Initial Public Offering at a level of 9.9% of the Units subject to the Initial Public Offering (which aggregates to 59.4% of the Units subject to the Initial Public Offering) and entered into subscription agreements with the Sponsor to memorialize their agreement. The Company refers to these investors as “anchor investors.” In consideration of providing these agreements, the anchor investors each purchased membership interests in the Sponsor, for nominal consideration, entitling them to an interest in an aggregate of 270,000 founder shares held by the Sponsor or 45,000 founder shares for each anchor investor (which the Company refers to as the “anchor founder shares”). The anchor founder shares are treated the same in all material respects as the founder shares held by the Sponsor. Discussions with each anchor investor were separate and the arrangements with them are not contingent on each other. Further, to the Company’s knowledge, the anchor investors are not affiliated with each other and are not acting together with regards to the Company. The amount of the fair value of subscription agreements with the anchor investors in excess of the amount paid was treated as contributed capital and offering costs related to the Initial Public Offering.

Pursuant to the subscription agreements with the Sponsor, the anchor investors have not been granted any material additional shareholder or other rights, and are only being issued membership interests in the Sponsor with no right to control the Sponsor or vote or dispose of the anchor founder shares (which will continue to be held by the Sponsor until following the initial Business Combination). Further, the anchor investors are not required to: (i) hold any Units, ordinary shares or warrants they may purchase in the Initial Public Offering or thereafter for any amount time, (ii) vote any ordinary shares they may own at the applicable time in favor of the initial Business Combination or (iii) refrain from exercising their right to redeem their ordinary shares at the time of the initial Business Combination. The purchases by the anchor investors of Units in the Initial Public Offering or the Company’s securities in the open market (or both) could, if they hold such securities, allow the anchor investors or any one of them to assert influence over the Company, including with respect to the initial Business Combination.

BULL HORN HOLDINGS CORP.
NOTES TO FINANCIAL STATEMENTS

NOTE 6. COMMITMENTS AND CONTINGENCIES (cont.)

Registration Rights

Pursuant to a registration rights agreement entered into on October 29, 2020, the holders of the founder shares, the Private Placement Warrants and underlying securities, and any securities issued upon conversion of Working Capital Loans (and underlying securities) will be entitled to registration rights pursuant to a registration rights agreement. The holders of at least a majority in interest of the then-outstanding number of these securities are entitled to make up to three demands, excluding short form demands, that the Company register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the consummation of a Business Combination. Notwithstanding the foregoing, Imperial, I-Bankers and Northland may not exercise their demand and “piggyback” registration rights after five (5) and seven (7) years after the effective date of the registration statement and may not exercise its demand rights on more than one occasion. The registration rights agreement does not contain liquidating damages or other cash settlement provisions resulting from delays in registering the Company’s securities. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriting Agreement

The underwriters are entitled to a deferred fee of three percent (3.0%) of the gross proceeds of the Initial Public Offering, or $2,250,000. The deferred fee will be paid in cash upon the closing of a Business Combination from the amounts held in the Trust Account, subject to the terms of the underwriting agreement.

NOTE 7. SHAREHOLDERS’ DEFICIT

Preferred Shares — The Company is authorized to issue an unlimited number of no par value preferred shares, divided into five classes, Class A through Class E, each with such designation, rights and preferences as may be determined by a resolution of the Company’s board of directors to amend the Memorandum and Articles of Association to create such designations, rights and preferences. The Company has five classes of preferred shares to give the Company flexibility as to the terms on which each Class is issued. All shares of a single class must be issued with the same rights and obligations. Accordingly, starting with five classes of preferred shares will allow the Company to issue shares at different times on different terms. At December 31, 2021 and 2020, there are no preferred shares designated, issued or outstanding.

Ordinary Shares — The Company is authorized to issue an unlimited number of no par value ordinary shares. Holders of the Company’s ordinary shares are entitled to one vote for each share. At December 31, 2021 and 2020, there were 1,875,000 ordinary shares issued and outstanding, excluding 7,500,000 shares that are subject to possible redemption and presented as temporary equity.

NOTE 8. WARRANTS

At December 31, 2021, there were 7,500,000 Public Warrants outstanding. Public Warrants will become exercisable on the later of (a) the consummation of a Business Combination or (b) 12 months from the effective date of the registration statement relating to the Initial Public Offering. No Public Warrants will be exercisable for cash unless the Company has an effective and current registration statement covering the ordinary shares issuable upon exercise of the Public Warrants and a current prospectus relating to such ordinary shares. Notwithstanding the foregoing, if a registration statement covering the ordinary shares issuable upon the exercise of the Public Warrants is not effective within 90 days from the consummation of a Business Combination, the holders may, until such time as there is an effective registration statement and during any period when the Company shall have failed to maintain an effective registration statement, exercise the Public Warrants on a cashless basis pursuant to an available exemption from registration under the Securities Act. If an exemption from registration is not available, holders will not be able to exercise their Public Warrants on a cashless basis. The Public Warrants will expire five years from the consummation of a Business Combination or earlier upon redemption or liquidation.

BULL HORN HOLDINGS CORP.
NOTES TO FINANCIAL STATEMENTS

NOTE 8. WARRANTS (cont.)

In addition, if (x) the Company issues additional shares or equity-linked securities for capital raising purposes in connection with the closing of its Business Combination at an issue price or effective issue price of less than $9.50 per share (as adjusted for splits, dividends, rights issuances, subdivisions, reorganizations, recapitalizations and the like) (with such issue price or effective issue price to be determined in good faith by the Company’s board of directors, and in the case of any such issuance to the Sponsor, initial shareholders or their affiliates, without taking into account any founder shares held by them prior to such issuance) (the “Newly Issued Price”)), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of the Business Combination (net of redemptions), and (z) the volume weighted average trading price of the Company’s ordinary shares during the 20 trading day period starting on the trading day prior to the day on which the Company consummates its Business Combination (such price, the “Market Value”) is below $9.50 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of (i) the Market Value and (ii) the Newly Issued Price, and the $16.50 per share redemption trigger price described below will be adjusted (to the nearest cent) to be equal to 165% of the higher of (i) the Market Value and (ii) the Newly Issued Price.

The Company may call the warrants for redemption (excluding the Private Placement Warrants), in whole and not in part, at a price of $0.01 per warrant:

•        at any time while the Public Warrants are exercisable,

•        upon not less than 30 days’ prior written notice of redemption to each Public Warrant holder,

•        if, and only if, the reported last sale price of the ordinary shares equals or exceeds $16.50 per share, for any 20 trading days within a 30 trading day period ending on the third trading day prior to the notice of redemption to Public Warrant holders, and

•        if, and only if, there is a current registration statement in effect with respect to the ordinary shares underlying such warrants at the time of redemption and for the entire 30-day trading period referred to above and continuing each day thereafter until the date of redemption.

If the Company calls the Public Warrants for redemption, management will have the option to require all holders that wish to exercise the Public Warrants to do so on a “cashless basis,” as described in the warrant agreement. The exercise price and number of ordinary shares issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, extraordinary dividend or recapitalization, reorganization, merger or consolidation. However, except as described above, the warrants will not be adjusted for issuances of ordinary shares at a price below its exercise price. Additionally, in no event will the Company be required to net cash settle the warrants. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with respect to such warrants. Accordingly, the warrants may expire worthless.

The Private Placement Warrants are identical to the Public Warrants underlying the Units sold in the Initial Public Offering, except that the Private Placement Warrants only allow the holder thereof to one ordinary share and the ordinary shares issuable upon the exercise of the Private Placement Warrants will not be transferable, assignable or saleable until 30 days after the completion of a Business Combination, subject to certain limited exceptions. Additionally, the Private Placement Warrants will be exercisable on a cashless basis and be non-redeemable so long as they are held by the initial purchasers or their permitted transferees. If the Private Placement Warrants are held by someone other than the initial purchasers or their permitted transferees, the Private Placement Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants.

ASC Section 815-40-15 addresses equity versus liability treatment and classification of equity-linked financial instruments, including warrants, and states that a warrant may be classified as a component of equity only if, among other things, the warrant is indexed to the issuer’s ordinary share. Under ASC Section 815-40-15, a warrant is not indexed to the issuer’s ordinary share if the terms of the warrant require an adjustment to the exercise price upon a

BULL HORN HOLDINGS CORP.
NOTES TO FINANCIAL STATEMENTS

NOTE 8. WARRANTS (cont.)

specified event and that event is not an input to the fair value of the warrant. Based on management’s evaluation, the Company’s audit committee, in consultation with management, concluded that the Company’s Private Placement Warrants and Public Warrants are not indexed to the Company’s ordinary share in the manner contemplated by ASC Section 815-40-15 because the holder of the instrument is not an input into the pricing of a fixed-for-fixed option on equity shares. In addition, based on management’s evaluation, the Company’s audit committee, in consultation with management, concluded that certain warrant provisions preclude equity treatment as by ASC Section 815-10-15.

The Company accounts for its Public Warrants and Private Placement Warrants as liabilities as set forth in ASC 815-40-15-7D and 7F. See Note 9 for details over the methodology and valuation of the Warrants.

NOTE 9. FAIR VALUE MEASUREMENTS

The Company follows the guidance in ASC Topic 820 for its financial assets and liabilities that are re-measured and reported at fair value at each reporting period, and non-financial assets and liabilities that are re-measured and reported at fair value at least annually.

The fair value of the Company’s financial assets and liabilities reflects management’s estimate of amounts that the Company would have received in connection with the sale of the assets or paid in connection with the transfer of the liabilities in an orderly transaction between market participants at the measurement date. In connection with measuring the fair value of its assets and liabilities, the Company seeks to maximize the use of observable inputs (market data obtained from independent sources) and to minimize the use of unobservable inputs (internal assumptions about how market participants would price assets and liabilities). The following fair value hierarchy is used to classify assets and liabilities based on the observable inputs and unobservable inputs used in order to value the assets and liabilities:

Level 1:

Quoted prices in active markets for identical assets or liabilities. An active market for an asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2:

Observable inputs other than Level 1 inputs. Examples of Level 2 inputs include quoted prices in active markets for similar assets or liabilities and quoted prices for identical assets or liabilities in markets that are not active.

Level 3:	Unobservable inputs based on our assessment of the assumptions that market participants would use in pricing the asset or liability.

The following table presents information about the Company’s assets that are measured at fair value on a recurring basis at December 31, 2021 and 2020, and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value:

Description	Level	December 31, 2021	December 31, 2020
Assets:
Marketable securities held in Trust Account	1	$75,758,781	$75,751,204

Liabilities:
Warrant Liabilities – Public Warrants	1	$2,398,500	$10,350,000
Warrant Liabilities – Private Placement Warrants	3	$2,398,500	$10,350,000

The Warrants are accounted for as liabilities in accordance with ASC 815-40 and are presented within warrant liabilities on the accompanying balance sheets. The warrant liabilities are measured at fair value at inception and on a recurring basis, with changes in fair value presented in the statements of operations.

BULL HORN HOLDINGS CORP.
NOTES TO FINANCIAL STATEMENTS

NOTE 9. FAIR VALUE MEASUREMENTS (cont.)

The Warrants were valued using a binomial lattice model, which is considered to be a Level 3 fair value measurement. The binomial lattice model’s primary unobservable input utilized in determining the fair value of the Warrants is the expected volatility of the ordinary shares. The expected volatility as of the Initial Public Offering date was derived from observable public warrant pricing on comparable ‘blank-check’ companies without an identified target. For periods subsequent to the detachment of the Public Warrants from the Units, the close price of the Public Warrant price will be used as the fair value as of each relevant date.

The following table provides quantitative information regarding Level 3 fair value measurements:

	December 31, 2021	December 31, 2020
Risk-free interest rate	1.14%	0.39%
Trading days per year	252	252
Expected volatility	12.3%	34.4%
Exercise price	$11.50	$11.50
Stock Price	$10.00	$10.19

The following table presents the changes in the fair value of Level 3 warrant liabilities:

	Private Placement	Public	Warrant Liabilities
Fair value as of December 31, 2020	$10,350,000	$10,350,000	$20,700,000
Change in valuation inputs	(7,951,500)	(7,951,500)	(15,903,000)
Fair value as of December 31, 2021	2,398,500	2,398,500	4,797,000

There were no transfers in or out of Level 3 from other levels in the fair value hierarchy during the year ended December 31, 2021.

NOTE 10. SUBSEQUENT EVENTS

The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the financial statements were issued. Based upon this review, other than as described below, the Company did not identify any subsequent events that would have required adjustment or disclosure in the financial statements.

On April 5, 2022, the Company filed a definitive proxy statement to announce its intention to hold a special meeting of shareholders on April 26, 2022 to seek an extension of the deadline by which the Company must consummate its initial business combination on a month to month basis (subject to additional monies being funded into our trust account by the Sponsor or its designees) from May 3, 2022 up until November 3, 2022. Such an extension requires the approval of the Company’s public shareholders to amend its charter, who will be provided the opportunity to at the time of the special meeting to redeem all or a portion their ordinary shares. A significant number of such redemptions will have a material adverse effect on the amount held in the Trust Account and other adverse effects on the Company, such as our ability to have enough cash to implement an initial business combination or to maintain the Company’s listing on Nasdaq.

BULL HORN HOLDINGS CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30, 2022	December 31, 2021
	(Unaudited)
ASSETS
Current Assets
Cash	$84,153	404,345
Prepaid expenses	38,797	8,333
Total Current Assets	122,950	412,678
Marketable securities held in Trust Account	32,989,082	75,758,781
TOTAL ASSETS	$33,112,032	$76,171,459

LIABILITIES AND SHAREHOLDERS’ DEFICIT
Current liabilities
Accounts payable and accrued expenses	$948,921	$139,927
Total Current Liabilities	948,921	139,927
Advances from related party	200,001	—
Convertible promissory note	103,000	—
Warrant liabilities	600,000	4,797,000
Deferred underwriting fee payable	2,250,000	2,250,000
Total Liabilities	4,101,922	7,186,927

Contingencies and Commitments

Ordinary shares subject to redemption, 3,241,414 and 7,500,000 shares at redemption value as of June 30, 2022 and December 31, 2021, respectively	32,989,082	75,758,781

Shareholders’ Deficit
Preferred shares, no par value; unlimited shares authorized; none issued and outstanding	—	—
Ordinary shares, no par value; unlimited shares authorized; 1,875,000 shares issued and outstanding (excluding 3,241,414 and 7,500,000 shares subject to possible redemption) at June 30, 2022 and December 31, 2021, respectively	25,000	25,000
Additional paid-in capital	71,420	—
Accumulated deficit	(4,075,392)	(6,799,249)
Total Shareholders’ Deficit	(3,978,972)	(6,774,249)
TOTAL LIABILITIES AND SHAREHOLDERS’ DEFICIT	$33,112,032	$76,171,459

The accompanying notes are an integral part of the unaudited condensed consolidated financial statements.

BULL HORN HOLDINGS CORP.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Operating costs	$852,808	$155,688	$1,272,591	$297,206
Loss from operations	(852,808)	(155,688)	(1,272,591)	(297,206)

Other income (expense):
Interest earned on marketable securities held in Trust Account	49,430	1,889	56,183	3,757
Interest income on bank	49	41	49	41
Change in fair value of convertible promissory note	(600)	—	(600)	—
Change in fair value of warrant liabilities	599,176	(1,650,000)	4,197,000	12,562,500
Total other income (expense), net	648,055	(1,648,070)	4,252,632	12,566,298
Net income (loss)	$(204,753)	$(1,803,758)	$2,980,041	$12,269,092

Basic and diluted weighted average shares outstanding, Ordinary shares subject to possible redemption	4,424,355	7,500,000	5,962,177	7,500,000
Basic and diluted net income (loss) per share, Ordinary shares subject to possible redemption	$(0.03)	$(0.19)	$0.38	$1.31

Basic and diluted weighted average shares outstanding, Non-redeemable ordinary shares	1,875,000	1,875,000	1,875,000	1,875,000
Basic and diluted net income (loss) per share, Non-redeemable ordinary shares	$(0.03)	$(0.19)	$0.38	$1.31

The accompanying notes are an integral part of the unaudited condensed consolidated financial statements.

BULL HORN HOLDINGS CORP.
CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ DEFICIT
(UNAUDITED)

FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2022

	Ordinary Shares		Additional paid-in Capital	Accumulated Deficit	Total Shareholder’ Deficit
	Shares	Amount
Balance – January 1, 2022	1,875,000	$25,000	$—	$(6,799,249)	$(6,774,249)
Remeasurement for ordinary shares to redemption amount	—	—	—	8,781	8,781
Net income	—	—		3,184,794	3,184,794
Balance – March 31, 2022	1,875,000	$25,000	$—	$(3,605,674)	$(3,580,674)
Face value of convertible promissory note in excess of fair value			71,420	—	71,420
Remeasurement for ordinary shares to redemption amount	—	—	—	(264,965)	(264,965)
Net income	—	—	—	(204,753)	(204,753)
Balance – June 30, 2022	1,875,000	$25,000	$71,420	$(4,075,392)	$(3,978,972)

FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2021

	Ordinary Shares		Accumulated Deficit	Total Shareholder’ Deficit
	Shares	Amount
Balance – January 1, 2021	1,875,000	$25,000	$(22,021,001)	$(21,996,001)
Remeasurement for ordinary shares to redemption amount	—	—	(1,868)	(1,868)
Net income	—	—	14,072,850	14,072,850
Balance – March 31, 2021	1,875,000	$25,000	$(7,950,019)	$(7,925,019)
Remeasurement for ordinary shares to redemption amount	—	—	(1,889)	(1,889)
Net loss	—	—	(1,803,758)	(1,803,758)
Balance – June 30, 2021	1,875,000	$25,000	$(9,755,666)	$(9,730,666)

The accompanying notes are an integral part of the unaudited condensed consolidated financial statements.

BULL HORN HOLDINGS CORP.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Six Months Ended June 30,
	2022	2021
Cash Flows from Operating Activities:
Net income	$2,980,041	$12,269,092
Adjustments to reconcile net income to net cash used in operating activities:
Interest earned on marketable securities held in Trust Account	(56,183)	(3,757)
Change in fair value of warrant liabilities	(4,197,000)	(12,562,500)
Change in fair value of convertible promissory note	600	—
Changes in operating assets and liabilities:
Prepaid expenses and other current assets	(30,464)	5,022
Accounts payable and accrued expenses	808,994	29,440
Net cash used in operating activities	(494,012)	(262,703)

Cash Flows from Investing Activities:
Investment of cash into Trust Account	(200,001)	—
Cash withdrawn from Trust Account in connection with redemption	43,025,883	—
Net cash provided by investing activities	42,825,882	—

Cash Flows from Financing Activities:
Advances from related party	200,001	—
Proceeds from convertible promissory note	173,820	—
Redemption of ordinary shares	(43,025,883)	—
Net cash provided by financing activities	(42,652,062)	—

Net Change in Cash	(320,192)	(262,703)
Cash – Beginning	404,345	907,184
Cash – Ending	$84,153	$644,481

Non-cash investing and financing activities:
Change in value of ordinary shares subject to redemption	$256,184	$4,961

The accompanying notes are an integral part of the unaudited condensed consolidated financial statements.

BULL HORN HOLDINGS CORP.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2022
(UNAUDITED)

NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS

Bull Horn Holdings Corp. (the “Company” or “Bull Horn”) is a blank check company incorporated in the British Virgin Islands on November 27, 2018. The Company was formed for the purpose of acquiring, engaging in a share exchange, share reconstruction and amalgamation with, purchasing all or substantially all of the assets of, entering into contractual arrangements with, or engaging in any other similar business combination with one or more businesses or entities (“Business Combination”). Although the Company is not limited to a particular industry or geographic region for purposes of consummating a Business Combination, the Company intends to focus on businesses in the sports (including sports franchises or assets related to sports franchises and sports technology), entertainment and brands sectors.

As of June 30, 2022, the Company had not yet commenced any operations. All activity through June 30, 2022 relates to the Company’s formation, its initial public offering (the “Initial Public Offering”) and identifying a target company for a Business Combination. The Company will not generate any operating revenues until after the completion of a Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income from the proceeds derived from the Initial Public Offering.

The registration statement for the Initial Public Offering was declared effective on October 29, 2020. On November 3, 2020, the Company consummated the Initial Public Offering of 7,500,000 units (the “Units” and, with respect to the ordinary shares included in the Units sold, the “Public Shares”) at $10.00 per Unit, generating gross proceeds of $75,000,000. Each Unit consists of a Public Share and one redeemable warrant (the “Public Warrants”). See Note 3.

Simultaneously with the closing of the Initial Public Offering, the Company consummated the sale of 3,750,000 warrants (the “Private Placement Warrants”) at a price of $1.00 per Private Warrant in a private placement to the Company’s sponsor, Bull Horn Holdings Sponsor LLC (the “Sponsor”), Imperial Capital, LLC (“Imperial”), I-Bankers Securities, Inc. (“I-Bankers”) and Northland Securities, Inc. (“Northland”) (and their designees), generating gross proceeds of $3,750,000, which is described in Note 4. Each of these Private Placement Warrants allow the holder thereof to purchase one ordinary share of the Company (the “ordinary share”).

Transaction costs amounted to $5,941,564 consisting of $1,500,000 of underwriting fees, $2,250,000 of deferred underwriting fees, $493,264 of other offering costs, and $1,698,300 for the fair value of the founder shares attributable to the anchor investors.

Following the closing of the Initial Public Offering on November 3, 2020, an amount of $75,750,000 ($10.10 per Unit) from the net proceeds of the sale of the Units in the Initial Public Offering and the sale of the Private Placement Warrants was placed in a trust account (the “Trust Account”) located in the United States and invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), with a maturity of 180 days or less, or in any open-ended investment company that holds itself out as a money market fund meeting the conditions of Rule 2a-7 of the Investment Company Act, as determined by the Company, until the earlier of: (i) the consummation of a Business Combination or (ii) the distribution of the funds in the Trust Account to the Company’s shareholders, as described below.

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering and sale of the Private Placement Warrants, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. NASDAQ rules provide that the Business Combination must be with one or more target businesses that together have a fair market value equal to at least 80% of the balance in the Trust Account (less any deferred underwriting commissions and taxes payable on interest earned) at the time of the signing of an agreement to enter into a Business Combination. The Company will only complete a Business Combination if the post-Business Combination company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act. There is no assurance that the Company will be able to successfully effect a Business Combination.

BULL HORN HOLDINGS CORP.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2022
(UNAUDITED)

NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (cont.)

The Company will provide its public shareholders with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a shareholder meeting called to approve the Business Combination or (ii) by means of a tender offer. In connection with a proposed Business Combination, the Company may seek shareholder approval of a Business Combination at a meeting called for such purpose at which shareholders may seek to redeem their shares, regardless of whether they vote for or against a Business Combination. The Company will proceed with a Business Combination only if the Company has net tangible assets of at least $5,000,001 immediately prior to or upon such consummation of a Business Combination and, if the Company seeks shareholder approval, a majority of the outstanding shares voted are voted in favor of the Business Combination.

If the Company seeks shareholder approval of a Business Combination and it does not conduct redemptions pursuant to the tender offer rules, the Company’s Amended and Restated Memorandum and Articles of Association provides that a public shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from seeking redemption rights with respect to 15% or more of the Public Shares without the Company’s prior written consent.

The shareholders will be entitled to redeem their Public Shares for a pro rata portion of the amount then in the Trust Account (initially $10.10 per share, plus any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company to pay its tax obligations). The per-share amount to be distributed to shareholders who redeem their Public Shares will not be reduced by the deferred underwriting commissions the Company will pay to the underwriters (as discussed in Note 6). There will be no redemption rights upon the completion of a Business Combination with respect to the Company’s warrants.

If a shareholder vote is not required and the Company does not decide to hold a shareholder vote for business or other legal reasons, the Company will, pursuant to its Amended and Restated Memorandum and Articles of Association, offer such redemption pursuant to the tender offer rules of the Securities and Exchange Commission (“SEC”), and file tender offer documents containing substantially the same information as would be included in a proxy statement with the SEC prior to completing a Business Combination.

The Sponsor and any of the Company’s officers or directors that may hold founder shares (the “initial shareholders”), Imperial and I-Bankers have agreed (a) to vote their founder shares, and any Public Shares purchased during or after the Initial Public Offering in favor of a Business Combination, (b) not to propose an amendment to the Company’s Memorandum and Articles of Association with respect to the Company’s pre-Business Combination activities prior to the consummation of a Business Combination unless the Company provides dissenting public shareholders with the opportunity to redeem their Public Shares in conjunction with any such amendment; (c) not to redeem any shares (including the founder shares) into the right to receive cash from the Trust Account in connection with a shareholder vote to approve a Business Combination (or to sell any shares in a tender offer in connection with a Business Combination if the Company does not seek shareholder approval in connection therewith) or a vote to amend the provisions of the Memorandum and Articles of Association relating to shareholders’ rights of pre-Business Combination activity and (d) that the founder shares shall not participate in any liquidating distributions upon winding up if a Business Combination is not consummated. However, the initial shareholders will be entitled to liquidating distributions from the Trust Account with respect to any Public Shares purchased during or after the Initial Public Offering if the Company fails to complete its Business Combination.

The Company will have until November 3, 2022 (originally May 3, 2022) to consummate a Business Combination (the “Combination Period”). If the Company is unable to complete a Business Combination within the Combination Period, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but no more than five business days thereafter, redeem 100% of the outstanding Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned (net of taxes payable and less interest to pay dissolution expenses up to $50,000), divided

BULL HORN HOLDINGS CORP.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2022
(UNAUDITED)

NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (cont.)

by the number of then outstanding Public Shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining shareholders and the Company’s board of directors, proceed to commence a voluntary liquidation and thereby a formal dissolution of the Company, subject in each case to its obligations to provide for claims of creditors and the requirements of applicable law. The underwriters of the Initial Public Offering have agreed to waive its rights to the deferred underwriting commission held in the Trust Account in the event the Company does not complete a Business Combination within the Combination Period and, in such event, such amounts will be included with the funds held in the Trust Account that will be available to fund the redemption of the Public Shares. In the event of such distribution, it is possible that the per share value of the assets remaining available for distribution will be less than the amount initially funded in the Trust Account ($10.10 per share).

The Sponsor has agreed that it will be liable to the Company, if and to the extent any claims by a vendor for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amounts in the Trust Account to below $10.10 per share, except as to any claims by a third party who executed a waiver of any and all rights to seek access to the Trust Account and except as to any claims under the Company’s indemnity of the underwriters of the Initial Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). In the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third-party claims. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers, prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.

On April 18, 2022, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with BH Merger Sub Inc., a Delaware corporation and wholly-owned subsidiary of the Company (“Merger Sub”), and Coeptis Therapeutics, Inc., a Delaware corporation (“Coeptis”). The transactions contemplated by the Merger Agreement are intended to serve as the Company’s initial Business Combination. See Note 6 for further information.

On April 26, 2022, the Company held a special meeting of its shareholders to extent its business combination deadline from May 3, 2022 to November 3, 2022. In connection with such meeting, all shareholders were afforded the opportunity to redeem their ordinary shares for their pro rata portion of the Trust Account. As a result, the amount held in the Trust Account as of the date of this report has been materially reduced. See Note 6.

Liquidity and Going Concern

As of June 30, 2022, the Company had $84,153 in its operating bank accounts to be used for a Business Combination or to repurchase or redeem its ordinary shares in connection therewith and working capital deficit of $1,128,972.

Until the consummation of a Business Combination, the Company will be using the funds not held in the Trust Account for identifying and evaluating prospective acquisition candidates, performing due diligence on prospective target businesses, paying for travel expenditures, selecting the target business to acquire, and structuring, negotiating and consummating the Business Combination.

In connection with the Company’s assessment of going concern considerations in accordance with Financial Accounting Standard Board’s Accounting Standards Update (“ASU”) 2014-15, “Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern,” the Company has until November 3, 2022 to consummate a Business Combination. It is uncertain that the Company will be able to consummate a Business Combination by this time. If a Business Combination is not consummated by this date and an extension not requested by the Sponsor,

BULL HORN HOLDINGS CORP.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2022
(UNAUDITED)

NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (cont.)

there will be a mandatory liquidation and subsequent dissolution of the Company. Management has determined that the mandatory liquidation, should a Business Combination not occur and an extension is not requested by the Sponsor, and potential subsequent dissolution raises substantial doubt about the Company’s ability to continue as a going concern. No adjustments have been made to the carrying amounts of assets or liabilities should the Company be required to liquidate after November 3, 2022.

Risks and Uncertainties

Management continues to evaluate the impact of the COVID-19 pandemic, the existence of inflationary trends on the U.S. economy and the recent increase in interest rates and has concluded that while it is reasonably possible that such uncertainties, and governmental and societal actions to manage them, could have a negative effect on the Company’s or Coeptis’ financial position, results of operations and/or the ability to closing the Merger Agreement with Coeptis, the specific impact is not readily determinable as of the date of the condensed consolidated financial statements. The condensed consolidated financial statements do not include any adjustments that might result from the outcome of these or similar uncertainties.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information and in accordance with the instructions to Form 10-Q and Article 8 of Regulation S-X of the Securities and Exchange Commission (the “SEC”). Certain information or footnote disclosures normally included in condensed consolidated financial statements prepared in accordance with GAAP have been condensed or omitted, pursuant to the rules and regulations of the SEC for interim financial reporting. Accordingly, they do not include all the information and footnotes necessary for a complete presentation of financial position, results of operations, or cash flows. In the opinion of management, the accompanying unaudited condensed consolidated financial statements include all adjustments, consisting of a normal recurring nature, which are necessary for a fair presentation of the financial position, operating results and cash flows for the periods presented.

The accompanying unaudited condensed consolidated financial statements should be read in conjunction with the Company’s Annual Report on Form 10-K as filed with the SEC on April 8, 2022. The interim results for the three and six months ended June 30, 2022 are not necessarily indicative of the results to be expected for the year ending December 31, 2022 or for any future periods.

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act

BULL HORN HOLDINGS CORP.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2022
(UNAUDITED)

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s condensed consolidated financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Principles of Consolidation

The accompanying unaudited condensed consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary where the Company has the ability to exercise control.

Use of Estimates

The preparation of the condensed consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the condensed consolidated financial statements and the reported amounts of revenues and expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the condensed consolidated financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. One of the more significant accounting estimates included in these condensed consolidated financial statements is the determination of the fair value of the warrant liabilities. Such estimates may be subject to change as more current information becomes available and accordingly the actual results could differ significantly from those estimates.

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company did not have any cash equivalents as of June 30, 2022 and December 31, 2021.

Marketable Securities Held in Trust Account

At June 30, 2022 and December 31, 2021, substantially all of the assets held in the Trust Account were held in money market funds which invest primarily in U.S. Treasury securities. The Company’s investments held in the Trust Account are classified as trading securities. Trading securities are presented on the condensed consolidated balance sheet at fair value at the end of each reporting period. Gains and losses resulting from the change in fair value of investments held in Trust Account are included in interest earned on marketable securities held in Trust Account in the accompanying condensed consolidated statements of operations. The estimated fair values of investments held in Trust Account are determined using available market information.

Offering Costs

Offering costs consisted of legal, accounting and other expenses incurred through the Initial Public Offering that were directly related to the Initial Public Offering. Offering costs were allocated to the separable financial instruments issued in the Initial Public Offering based on a relative fair value basis, compared to total proceeds received. Offering costs allocated to warrant liabilities were expensed as incurred in the statements of operations.

BULL HORN HOLDINGS CORP.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2022
(UNAUDITED)

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Offering costs associated with the ordinary shares issued were initially charged to temporary equity and then accreted to ordinary shares subject to redemption upon the completion of the Initial Public Offering. Offering costs amounting to $4,243,264 were charged to temporary equity upon the completion of the Initial Public Offering. Transaction costs related to derivative liability incurred through the balance sheets date and directly related to the Initial Public Offering amounting to $112,500 were charged to operations upon the completion of the Initial Public Offering.

Ordinary Shares Subject to Possible Redemption

The Company accounts for its ordinary shares subject to possible redemption in accordance with the guidance in Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” Ordinary shares subject to mandatory redemption are classified as a liability instrument and are measured at fair value. Conditionally redeemable ordinary shares (including ordinary shares that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) are classified as temporary equity. At all other times, ordinary shares are classified as shareholders’ equity. The Company’s ordinary shares feature certain redemption rights that are considered to be outside of the Company’s control and subject to occurrence of uncertain future events. Accordingly, ordinary shares subject to possible redemption are presented at redemption value as temporary equity, outside of the shareholders’ deficit section of the Company’s condensed consolidated balance sheets.

The Company recognizes changes in redemption value immediately as they occur and adjusts the carrying value of redeemable ordinary shares to equal the redemption value at the end of each reporting period. Increases or decreases in the carrying amount of redeemable ordinary shares are affected by charges against ordinary shares and accumulated deficit.

In connection with the approval of an extension of the Combination Period at a meeting of Company shareholders held on April 26, 2022, certain holders ordinary shares elected to redeem an aggregate of 4,258,586 ordinary shares. As a result, approximately $43,025,883 was paid out of the Trust in connection with the redemptions. On May 3, 2022, May 26, 2022 and June 29, 2022, the Company’s Sponsor (a related party) deposited $66,667 per month into the trust for an aggregate total of $200,001.

At June 30, 2022 and December 31, 2021, the ordinary shares reflected in the condensed consolidated balance sheets are reconciled in the following table:

Gross proceeds	$75,000,000
Less:
Proceeds allocated to Public Warrants	(1,800,000)
Ordinary shares issuance costs	(4,130,714)
Value of Anchor Shares	(1,698,300)
Plus:
Remeasurement of carrying value to redemption value	8,380,218

Ordinary shares subject to possible redemption, 12/31/20	75,751,204
Remeasurement of carrying value to redemption value	7,577
Ordinary shares subject to possible redemption, 12/31/21	75,758,781
Remeasurement of carrying value to redemption value	(8,781)
Ordinary shares subject to possible redemption, 3/31/22	75,750,000
Less: Redemption of Class A ordinary shares	(43,025,883)
Add: Remeasurement of carrying value to redemption value	264,965
Ordinary shares subject to possible redemption, 6/30/22	$32,989,082

BULL HORN HOLDINGS CORP.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2022
(UNAUDITED)

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

See Note 6 for the current amount held in the Trust Account and the ordinary shares currently subject to redemption following the Company’s April 26, 2022 special meeting of shareholders to extent the Business Combination deadline date from May 3, 2022 to November 3, 2022.

Warrant Liabilities

The Company accounts for the Public Warrants and Private Placement Warrants (together with the Public Warrants, the “Warrants”) in accordance with the guidance contained in ASC 815-40, under which the Warrants do not meet the criteria for equity treatment and must be recorded as liabilities. Accordingly, the Company classifies the Warrants as liabilities at their fair value and adjusts the Warrants to fair value in respect of each reporting period. This liability is subject to re-measurement at each balance sheet date until the Warrants are exercised, and any change in fair value is recognized in the statements of operations. The Private Placement Warrants and the Public Warrants for periods where no observable traded price was available are valued using a binomial lattice simulation model. For periods subsequent to the detachment of the Public Warrants from the Units, the Public Warrant quoted market price was used as the fair value as of each relevant date.

Income Taxes

The Company complies with the accounting and reporting requirements of ASC Topic 740, “Income Taxes,” which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the condensed consolidated financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

ASC Topic 740 prescribes a recognition threshold and a measurement attribute for the condensed consolidated financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. The Company’s management determined that the British Virgin Islands is the Company’s only major tax jurisdiction. The Company recognizes accrued interest and penalties related to unrecognized tax benefits, if any, as income tax expense. There were no unrecognized tax benefits as of June 30, 2022 and December 31, 2021 and no amounts accrued for interest and penalties. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.

The Company may be subject to potential examination by foreign taxing authorities in the area of income taxes. These potential examinations may include questioning the timing and amount of deductions, the nexus of income among various tax jurisdictions and compliance with foreign tax laws. The Company’s management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months.

The Company is considered to be an exempted British Virgin Islands company with no connection to any other taxable jurisdiction and is presently not subject to income taxes or income tax filing requirements in the British Virgin Islands or the United States. As part of the transactions contemplated by the Merger Agreement, the Company has agreed to redomicile as a Delaware corporation.

Net Income per Ordinary Share

The Company complies with accounting and disclosure requirements of Financial Accounting Standards Board’s (“FASB”) ASC Topic 260, “Earnings Per Share”. Net income per ordinary share is computed by dividing net income by the weighted average number of ordinary shares outstanding for the period. Accretion associated with the redeemable shares of ordinary shares is excluded from earnings per share as the redemption value approximates fair value.

BULL HORN HOLDINGS CORP.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2022
(UNAUDITED)

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

The calculation of diluted income per share does not consider the effect of the warrants issued in connection with the (i) Initial Public Offering, and (ii) the private placement since the exercise of the warrants is contingent upon the occurrence of future events. The Public Warrants are exercisable to purchase 7,500,000 ordinary shares in the aggregate. As of June 30, 2022 and 2021, the Company did not have any dilutive securities or other contracts that could, potentially, be exercised or converted into ordinary shares and then share in the earnings of the Company. As a result, diluted net income per ordinary share is the same as basic net income per ordinary share for the periods presented.

The following table reflects the calculation of basic and diluted net income per ordinary share (in dollars, except per share amounts) as of the dates presented:

	Three Months Ended June 30,				Six Months Ended June 30,
	2022		2021		2022		2021
	Redeemable	Non- Redeemable	Redeemable	Non- Redeemable	Redeemable	Non- Redeemable	Redeemable	Non- Redeemable
Basic and diluted net income (loss) per ordinary share
Numerator:
Allocation of net income (loss)	$(143,808)	$(60,945)	$(1,443,039)	$(360,760)	$2,267,083	$712,958	$9,815,274	$2,453,818
Denominator:
Basic and diluted weighted average shares outstanding	4,424,355	1,875,000	7,500,000	1,875,000	5,962,177	1,875,000	7,500,000	1,875,000
Basic and diluted net income (loss) per ordinary share	$(0.03)	$(0.03)	$(0.19)	$(0.19)	$0.38	$0.38	$1.31	$1.31

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of a cash account in a financial institution which, at times may exceed the Federal Depository Insurance Coverage of $250,000. The Company has not experienced losses on this account and management believes the Company is not exposed to significant risks on such account.

Fair Value of Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC Topic 820, “Fair Value Measurement,” approximates the carrying amounts represented in the accompanying condensed consolidated balance sheets, primarily due to their short-term nature, except for warrant liabilities (see Note 9).

Convertible Promissory Note

The Company accounts for their convertible promissory note under ASC 815, Derivatives and Hedging (“ASC 815”). Under 815-15-25, the election can be at the inception of a financial instrument to account for the instrument under the fair value option under ASC 825. In accordance with ASU 2020-06, the Company has made such election for their convertible promissory note. Using the fair value option, the convertible promissory note is required to be recorded at its initial fair value on the date of issuance, and each balance sheet date thereafter. Changes in the estimated fair value of the notes are recognized as a non-cash gain or loss on the condensed consolidated statements of operations.

Recently Issued Accounting Standards

Management does not believe that any recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the accompanying condensed consolidated financial statements.

BULL HORN HOLDINGS CORP.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2022
(UNAUDITED)

NOTE 3. INITIAL PUBLIC OFFERING

Pursuant to the Initial Public Offering, the Company sold 7,500,000 Units at a purchase price of $10.00 per Unit. Each Unit consists of one ordinary share and one Public Warrant. Each Public Warrant entitles the holder to purchase one-half of one ordinary share at an exercise price of $11.50 per whole share, subject to adjustment (see Note 8).

NOTE 4. PRIVATE PLACEMENT

Simultaneously with the closing of the Initial Public Offering, the Sponsor and the underwriters of the Initial Public Offering (Imperial, I-Bankers and Northland (and their designees)) purchased an aggregate of 3,750,000 Private Placement Warrants at a price of $1.00 per Private Placement Warrant, of which 2,625,000 Private Placement Warrants were purchased by the Sponsor and 1,125,000 Private Placement Warrants were purchased by Imperial, I-Bankers and Northland ($3,750,000 in the aggregate). The Sponsor, Imperial, I-Bankers and Northland agreed to purchase up to an additional 337,500 Private Placement Warrants at a price of $1.00 per Private Warrant, or an aggregate of $337,500, in the case that the underwriters’ over-allotment option is exercised in full or in part (such over-allotment option was never exercised). Each of these Private Placement Warrants allow the holder thereof to purchase one ordinary share. The proceeds from the sale of the Private Placement Warrants were added to the net proceeds from the Initial Public Offering held in the Trust Account. The Private Placement Warrants are identical to the Public Warrants sold in the Initial Public Offering, except that the Private Placement Warrants only allow the holder thereof to one ordinary share and the ordinary shares issuable upon the exercise of the Private Placement Warrants will not be transferable, assignable or saleable until 30 days after the completion of a Business Combination, subject to certain limited exceptions. Additionally, the Private Placement Warrants will be exercisable on a cashless basis and be non-redeemable so long as they are held by the initial purchasers or their permitted transferees. If the Private Placement Warrants are held by someone other than the initial purchasers or their permitted transferees, the Private Placement Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants and as further described in Note 8. If the Company does not complete a Business Combination within the Combination Period, the proceeds from the sale of the Private Placement Warrants will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law) and the Private Placement Warrants will expire worthless.

NOTE 5. RELATED PARTY TRANSACTIONS

Founder Shares

In November 2018, in anticipation of the expected issuance of 2,156,250 ordinary shares (referred to as founder shares) to the Sponsor, the Sponsor paid certain of the Company’s deferred offering costs with the $25,000 purchase price of the founder shares. As of December 31, 2018, one founder share was issued to the Sponsor. The remaining 2,156,249 founder shares were issued to the Sponsor on January 28, 2019.

The 2,156,250 founder shares included an aggregate of up to 281,250 shares subject to forfeiture by the Sponsor to the extent that the underwriters’ over-allotment was not exercised in full or in part, so that the initial shareholders would collectively own 20% of the Company’s issued and outstanding shares after the Initial Public Offering (assuming the initial shareholders do not purchase any Public Shares in the Initial Public Offering). On December 10, 2020, the underwriters notified the Company that they would not be exercising the over-allotment option and as a result, the Sponsor returned 281,250 founder shares to the Company for no consideration and such founder shares were canceled.

The initial shareholders have agreed not to transfer, assign or sell any of the founder shares (except to certain permitted transferees) until, with respect to 50% of the founder shares, the earlier of (i) six months after the date of the consummation of a Business Combination, or (ii) the date on which the closing price of the Company’s ordinary shares equals or exceeds $12.50 per share (as adjusted for share splits, share dividends, reorganizations

BULL HORN HOLDINGS CORP.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2022
(UNAUDITED)

NOTE 5. RELATED PARTY TRANSACTIONS (cont.)

and recapitalizations) for any 20 trading days within any 30-trading day period commencing after a Business Combination, and, with respect to the remaining 50% of the founder shares, upon six months after the date of the consummation of a Business Combination, or earlier, in each case, if, subsequent to a Business Combination, the Company consummates a subsequent liquidation, merger, share exchange or other similar transaction which results in all of the Company’s shareholders having the right to exchange their ordinary shares for cash, securities or other property.

Assignment of Private Placement Warrants

Effective December 10, 2020, by agreements between the Sponsor, Imperial, I-Bankers and Northland, an aggregate of 375,000 Private Placement Warrants were assigned by Imperial, I-Bankers and Northland to the Sponsor.

Advance from Related Party

From April 2022 through June 30, 2022, the Sponsor deposited $200,001 into the Company’s Trust Account in connection with the extension of the Combination Period. These funds were provided as an advance to the Company. The advances are non-interest bearing and due on demand.

Promissory Note — Related Party

On November 18, 2018, as amended on December 23, 2019, the Company issued an unsecured promissory note (the “Promissory Note”) to the Sponsor, pursuant to which the Company could borrow up to an aggregate principal amount of $300,000. The note was non-interest bearing and payable on the earlier of (i) December 31, 2020 or (ii) the consummation of the Initial Public Offering. The outstanding balance under the Promissory Note of $194,830 was repaid at the closing of the Initial Public Offering on November 3, 2020. There are no further borrowings available under the Promissory Note.

On May 18, 2022, the Sponsor issued the Promissory Note to the Company, pursuant to which the Company was entitled to borrow up to an aggregate principal amount of $500,000 (the “Second Note”). The Promissory Note is non-interest bearing and payable on the earlier of the date on which the Company consummates a Business Combination or the date that the winding up of the Company is effective. On May 19, 2022, the Sponsor deposited $173,820 of such funds in the operating account. As of June 30, 2022 and December 31, 2021, the outstanding principal balance under the Promissory Notes amounted to an aggregate of $173,820 and $0, respectively. The Convertible Note was valued using the fair value method. The discounted cash flow method was used to value the debt component of the Convertible Note and the Black Scholes Option Pricing Model was used to value the debt conversion option. The convertible promissory note is required to be recorded at its initial fair value on the date of issuance, and each balance sheet date thereafter. Changes in the estimated fair value of the notes are recognized as a non-cash gain or loss on the condensed consolidated statements of operations. The initial fair value of the note on May 19, 2022 was $102,400, which resulted in a contribution of $71,420. The fair value of the loan as of June 30, 2022, was $103,000, which resulted in a change in fair value of the Convertible Promissory Note of $600 recorded in the condensed consolidated statement of operations for the six months ended June 30, 2022.

Related Party Loans

In order to finance transaction costs in connection with a Business Combination, the Company’s Sponsor or an affiliate of the Sponsor, or the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). Such Working Capital Loans would be evidenced by promissory notes. The notes would either be repaid upon consummation of a Business Combination, without interest, or, at the lender’s discretion, up to $1,500,000 of notes may be converted upon consummation of a Business Combination into additional Private Placement Warrants at a price of $1.00 per Private Warrant. In the event that a Business

BULL HORN HOLDINGS CORP.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2022
(UNAUDITED)

NOTE 5. RELATED PARTY TRANSACTIONS (cont.)

Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. As of June 30, 2022 and December 31, 2021, there were no amounts outstanding under the Working Capital Loans.

The Sponsor has also agreed to loan funds to the Company to finance the extension of the deadline by which the Company must consummate its initial Business Combination. See Note 1.

Extension Funds

On May 2, 2022, the Company issued a promissory note (the “Note”) in the aggregate principal amount of up to $400,000 to the Sponsor in connection with the extension of the termination date for the Company’s initial Business Combination from May 3, 2022 to November 3, 2022 (the “Termination Date”), which extension was approved by the shareholders of the Company at a special meeting of the Company’s shareholders held on April 26, 2022. Pursuant to the Note, the Sponsor has agreed to loan to the Company up to $400,000 to deposit into the Trust Account in an amount of $66,667 per month to extend the Termination Date on a month-by-month basis through November 3, 2022 as necessary, except that the sixth deposit (if applicable) will be a payment of $66,665 (the “Monthly Extension Amount”). The Note provides that the Monthly Extension Amount will be deposited into the Trust Account commencing on May 3, 2022, and within one business day of the 3rd day of each subsequent month until October 3, 2022 or an earlier date by which the Company completes an initial Business Combination or liquidates as provided for in the M&A, and such amount will be distributed either to: (i) all of the public holders of the Public Shares upon the Company’s liquidation or (ii) the public holders of the Public Shares who elect to have their shares redeemed in connection with the consummation of the initial Business Combination. The Note bears no interest and is repayable in full upon the earlier of (a) the date of the consummation of the initial Business Combination, or (b) the date of the liquidation of the Company.

NOTE 6. COMMITMENTS AND CONTINGENCIES

Anchor Investors

Six unaffiliated qualified institutional buyers (who are also not affiliated with the Sponsor or any member of the Company’s management team) purchased Units in the Initial Public Offering at a level of 9.9% of the Units subject to the Initial Public Offering (which aggregates to 59.4% of the Units subject to the Initial Public Offering) and entered into subscription agreements with the Sponsor to memorialize their agreement. The Company refers to these investors as “anchor investors.” In consideration of providing these agreements, the anchor investors each purchased membership interests in the Sponsor, for nominal consideration, entitling them to an interest in an aggregate of 270,000 founder shares held by the Sponsor or 45,000 founder shares for each anchor investor (which the Company refers to as the “anchor founder shares”). The anchor founder shares are treated the same in all material respects as the founder shares held by the Sponsor. Discussions with each anchor investor were separate and the arrangements with them are not contingent on each other. Further, to the Company’s knowledge, the anchor investors are not affiliated with each other and are not acting together with regards to the Company. The amount of the fair value of subscription agreements with the anchor investors in excess of the amount paid was treated as contributed capital and offering costs related to the Initial Public Offering.

Pursuant to the subscription agreements with the Sponsor, the anchor investors have not been granted any material additional shareholder or other rights, and are only being issued membership interests in the Sponsor with no right to control the Sponsor or vote or dispose of the anchor founder shares (which will continue to be held by the Sponsor until following the initial Business Combination). Further, the anchor investors are not required to: (i) hold any Units, ordinary shares or warrants they may purchase in the Initial Public Offering or thereafter for any amount time, (ii) vote any ordinary shares they may own at the applicable time in favor of the initial Business Combination or (iii) refrain from exercising their right to redeem their ordinary shares at the time of the initial Business

BULL HORN HOLDINGS CORP.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2022
(UNAUDITED)

NOTE 6. COMMITMENTS AND CONTINGENCIES (cont.)

Combination. The purchases by the anchor investors of Units in the Initial Public Offering or the Company’s securities in the open market (or both) could, if they hold such securities, allow the anchor investors or any one of them to assert influence over the Company, including with respect to the initial Business Combination.

Registration Rights

Pursuant to a registration rights agreement entered into on October 29, 2020, the holders of the founder shares, the Private Placement Warrants and underlying securities, and any securities issued upon conversion of Working Capital Loans (and underlying securities) will be entitled to registration rights pursuant to a registration rights agreement. The holders of at least a majority in interest of the then-outstanding number of these securities are entitled to make up to three demands, excluding short form demands, that the Company register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the consummation of a Business Combination. Notwithstanding the foregoing, Imperial, I-Bankers and Northland may not exercise their demand and “piggyback” registration rights after five (5) and seven (7) years after the effective date of the registration statement and may not exercise its demand rights on more than one occasion. The registration rights agreement does not contain liquidating damages or other cash settlement provisions resulting from delays in registering the Company’s securities. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriting Agreement

The underwriters are entitled to a deferred fee of three percent (3.0%) of the gross proceeds of the Initial Public Offering, or $2,250,000. The deferred fee will be paid in cash upon the closing of a Business Combination from the amounts held in the Trust Account, subject to the terms of the underwriting agreement.

On May 4, 2022, the Company entered into a letter agreement with Imperial, I-Bankers and Northland to amend the underwriters’ deferred fee from Initial Public Offering due upon consummation of a Business Combination from $2,250,000 to $500,000, but only in connection with the Company’s Business Combination with Coeptis.

Merger Agreement with Coeptis

On April 18, 2022, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with BH Merger Sub Inc., a Delaware corporation and wholly-owned subsidiary of Bull Horn (“Merger Sub”), and Coeptis Therapeutics, Inc., a Delaware corporation (“Coeptis”). The transactions contemplated by the Merger Agreement, if consummated (of which no assurances can be given), would constitute the Company’s Business Combination.

Pursuant to the Merger Agreement, subject to the terms and conditions set forth therein, (i) prior to the closing of the transactions contemplated by the Merger Agreement (the “Closing”), the Company will re-domicile from the British Virgin Islands to the State of Delaware through a statutory re-domestication (the “Domestication”), and (ii) upon the Closing, Merger Sub will merge with and into Coeptis (the “Merger”), with Coeptis continuing as the surviving corporation in the Merger and a wholly-owned subsidiary of the Company (after the Domestication).

Prior to the Merger, all outstanding shares of Coeptis preferred stock will convert or exchange their shares of preferred stock for shares of Coeptis common stock at the applicable ratio in Coeptis organizational documents (the “Preferred Stock Exchange”). In the Merger, (i) all shares of Coeptis common stock issued and outstanding immediately prior to the effective time of the Merger (other than those properly exercising any applicable dissenters rights under Delaware law), but after giving effect to the Preferred Stock Exchange, will be converted into the right to receive a portion of the Merger Consideration (as defined below), (ii) certain issued and outstanding warrants to acquire shares of Coeptis stock (the “Specified Warrants”) will be assumed by the Company and converted into a

BULL HORN HOLDINGS CORP.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2022
(UNAUDITED)

NOTE 6. COMMITMENTS AND CONTINGENCIES (cont.)

warrant for shares of Company common stock with its price and number of shares equitably adjusted based on the conversion of the shares of Coeptis common stock into the Merger Consideration (each, an “Assumed Warrant”), (iii) certain outstanding convertible debt of Coeptis (the “Coeptis Convertible Debt”) will be assumed by the Company and be convertible into common stock of the Company (the “Assumed Convertible Debt”) and (iv) any other outstanding securities with the right to convert into or acquire equity securities of Coeptis or its subsidiaries will be terminated. At the Closing, the Company will change its name to “Coeptis Therapeutics Holdings, Inc.”.

The aggregate Merger consideration received by Coeptis security holders from the Company at the Closing will have an aggregate value equal to (the “Merger Consideration”) (i) $175,000,000, minus (or plus if positive), (ii) the amount of Coeptis outstanding indebtedness as of immediately prior to the Closing (excluding Permitted Debt, as described below), net of its cash as of immediately prior to the Closing, minus (iii) the amount of Coeptis outstanding unpaid transaction expenses and transaction bonuses as of the Closing. The Merger Consideration will be payable, (a) in the case of Coeptis stockholders, solely in new shares of Company common stock, with each share of Company common stock valued at the price per share (the “Redemption Price”) at which each share of Company common stock is redeemed or converted pursuant to the redemption by the Company of its public shareholders in connection with the Company’s initial Business Combination, as required by the M&A (as defined below) and the Company’s Initial Public Offering prospectus (the “Closing Redemption”), and (b) with respect to the holders of the Specified Warrants, by the assumption of such warrants by the Company as Assumed Warrants. The Merger Consideration deliverable to Coeptis stockholders will be allocated pro rata after giving effect to the Preferred Stock Exchange and deducting the value attributable to the Assumed Warrants as if the Specified Warrants that become Assumed Warrants were exercised on a net exercise basis as of immediately prior to the Closing. The Coeptis Convertible Debt, along with (i) certain other outstanding indebtedness of Coeptis as of the date of the Merger Agreement (which together with the Coeptis Convertible Debt, has aggregate outstanding obligations of approximately $3.9 million as of the date of the Merger Agreement), and (ii) certain other indebtedness that Coeptis is permitted to incur between the signing of the Merger Agreement and the Closing, will not affect the Merger Consideration payable to Coeptis security holders (the Coeptis Convertible Debt and such other indebtedness, “Permitted Debt”).

Extension of Combination Period; Sponsor Note

On April 26, 2022, the Company held a special meeting of shareholders (the “Meeting”). At the Meeting, the Company’s shareholders approved an amendment (the “Charter Amendment”) to the Company’s Amended and Restated Memorandum and Articles of Association (the “M&A”) to extend the date by which the Company must consummate its initial Business Combination from May 3, 2022 to November 3, 2022. On April 27, 2022, the Company filed an amended and restated copy of the M&A, as amended by the Charter Amendment with the Registrar of Corporate Affairs of the British Virgin Islands, effective the same day. In connection with the Meeting, shareholders holding 4,258,586 Public Shares exercised their right to redeem their shares for a pro rata portion of the funds in the Trust Account. As a result, approximately $43.0 million (approximately $10.10 per public share) has been removed from the Trust Account to pay such holders, and approximately $32.7 million remains in the Trust Account. Following such redemptions, the Company has 3,241,414 Public Shares outstanding. The Sponsor will deposit (by way of a non-convertible loan) $66,667 (or approximately $0.02 per Public Share that remain outstanding) per month in connection with the extension of the Company’s termination date from May 3, 2022 up to November 3, 2022.

In connection with the Charter Amendment, on May 2, 2022, the Company issued a promissory note (the “Note”) in the aggregate principal amount of up to $400,000 to the Sponsor in connection with the extension of the termination date for the Company’s initial Business Combination from May 3, 2022 to November 3, 2022 (the “Termination Date”), which extension was approved by the shareholders of the Company at a special meeting of the Company’s shareholders held on April 26, 2022.

BULL HORN HOLDINGS CORP.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2022
(UNAUDITED)

NOTE 6. COMMITMENTS AND CONTINGENCIES (cont.)

Pursuant to the Note, the Sponsor has agreed to loan to the Company up to $400,000 to deposit into the Trust Account in an amount of $66,667 per month to extend the Termination Date on a month-by-month basis through November 3, 2022 as necessary, except that the sixth deposit (if applicable) will be a payment of $66,665 (the “Monthly Extension Amount”).

The Note provides that the Monthly Extension Amount will be deposited into the Trust Account commencing on May 3, 2022, and within one business day of the 3rd day of each subsequent month until October 3, 2022 or an earlier date by which the Company completes an initial Business Combination or liquidates as provided for in the M&A, and such amount will be distributed either to: (i) all of the public holders of the Public Shares upon the Company’s liquidation or (ii) the public holders of the Public Shares who elect to have their shares redeemed in connection with the consummation of the initial Business Combination.

The Note bears no interest and is repayable in full upon the earlier of (a) the date of the consummation of the initial Business Combination, or (b) the date of the liquidation of the Company.

NOTE 7. SHAREHOLDERS’ DEFICIT

Preferred Shares — The Company is authorized to issue an unlimited number of no par value preferred shares, divided into five classes, Class A through Class E, each with such designation, rights and preferences as may be determined by a resolution of the Company’s board of directors to amend the Memorandum and Articles of Association to create such designations, rights and preferences. The Company has five classes of preferred shares to give the Company flexibility as to the terms on which each Class is issued. All shares of a single class must be issued with the same rights and obligations. Accordingly, starting with five classes of preferred shares will allow the Company to issue shares at different times on different terms. At June 30, 2022 and December 31, 2021, there are no preferred shares designated, issued or outstanding.

In connection with the extension of the Combination Period, certain holders of ordinary shares elected to redeem an aggregate of 4,258,586 ordinary shares. As a result, approximately 43,025,883 was paid out of the Trust in connection with the redemptions.

Ordinary Shares — The Company is authorized to issue an unlimited number of no par value ordinary shares. Holders of the Company’s ordinary shares are entitled to one vote for each share. At June 30, 2022 and December 31, 2021, there were 1,875,000 ordinary shares issued and outstanding, excluding 3,241,414 and 7,500,000 shares that are subject to possible redemption and presented as temporary equity as of June 30, 2022 and December 31, 2021, respectively.

NOTE 8. WARRANTS

At June 30, 2022 and December 31, 2021, there were 7,500,000 Public Warrants outstanding. Public Warrants will become exercisable on the later of (a) the consummation of a Business Combination or (b) 12 months from the effective date of the registration statement relating to the Initial Public Offering. No Public Warrants will be exercisable for cash unless the Company has an effective and current registration statement covering the ordinary shares issuable upon exercise of the Public Warrants and a current prospectus relating to such ordinary shares. Notwithstanding the foregoing, if a registration statement covering the ordinary shares issuable upon the exercise of the Public Warrants is not effective within 90 days from the consummation of a Business Combination, the holders may, until such time as there is an effective registration statement and during any period when the Company shall have failed to maintain an effective registration statement, exercise the Public Warrants on a cashless basis pursuant to an available exemption from registration under the Securities Act. If an exemption from registration is not available, holders will not be able to exercise their Public Warrants on a cashless basis. The Public Warrants will expire five years from the consummation of a Business Combination or earlier upon redemption or liquidation.

BULL HORN HOLDINGS CORP.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2022
(UNAUDITED)

NOTE 8. WARRANTS (cont.)

In addition, if (x) the Company issues additional shares or equity-linked securities for capital raising purposes in connection with the closing of its Business Combination at an issue price or effective issue price of less than $9.50 per share (as adjusted for splits, dividends, rights issuances, subdivisions, reorganizations, recapitalizations and the like) (with such issue price or effective issue price to be determined in good faith by the Company’s board of directors, and in the case of any such issuance to the Sponsor, initial shareholders or their affiliates, without taking into account any founder shares held by them prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of the Business Combination (net of redemptions), and (z) the volume weighted average trading price of the Company’s ordinary shares during the 20 trading day period starting on the trading day prior to the day on which the Company consummates its Business Combination (such price, the “Market Value”) is below $9.50 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of (i) the Market Value and (ii) the Newly Issued Price, and the $16.50 per share redemption trigger price described below will be adjusted (to the nearest cent) to be equal to 165% of the higher of (i) the Market Value and (ii) the Newly Issued Price.

The Company may call the warrants for redemption (excluding the Private Placement Warrants), in whole and not in part, at a price of $0.01 per warrant:

•        at any time while the Public Warrants are exercisable,

•        upon not less than 30 days’ prior written notice of redemption to each Public Warrant holder,

•        if, and only if, the reported last sale price of the ordinary shares equals or exceeds $16.50 per share, for any 20 trading days within a 30-trading day period ending on the third trading day prior to the notice of redemption to Public Warrant holders, and

•        if, and only if, there is a current registration statement in effect with respect to the ordinary shares underlying such warrants at the time of redemption and for the entire 30-day trading period referred to above and continuing each day thereafter until the date of redemption.

If the Company calls the Public Warrants for redemption, management will have the option to require all holders that wish to exercise the Public Warrants to do so on a “cashless basis,” as described in the warrant agreement. The exercise price and number of ordinary shares issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a share dividend, extraordinary dividend or recapitalization, reorganization, merger or consolidation. However, except as described above, the warrants will not be adjusted for issuances of ordinary shares at a price below its exercise price. Additionally, in no event will the Company be required to net cash settle the warrants. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with respect to such warrants. Accordingly, the warrants may expire worthless.

The Private Placement Warrants are identical to the Public Warrants underlying the Units sold in the Initial Public Offering, except that the Private Placement Warrants only allow the holder thereof to one ordinary share and the ordinary shares issuable upon the exercise of the Private Placement Warrants will not be transferable, assignable or saleable until 30 days after the completion of a Business Combination, subject to certain limited exceptions. Additionally, the Private Placement Warrants will be exercisable on a cashless basis and be non-redeemable so long as they are held by the initial purchasers or their permitted transferees. If the Private Placement Warrants are held by someone other than the initial purchasers or their permitted transferees, the Private Placement Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants.

BULL HORN HOLDINGS CORP.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2022
(UNAUDITED)

NOTE 8. WARRANTS (cont.)

ASC Section 815-40-15 addresses equity versus liability treatment and classification of equity-linked financial instruments, including warrants, and states that a warrant may be classified as a component of equity only if, among other things, the warrant is indexed to the issuer’s ordinary share. Under ASC Section 815-40-15, a warrant is not indexed to the issuer’s ordinary share if the terms of the warrant require an adjustment to the exercise price upon a specified event and that event is not an input to the fair value of the warrant. Based on management’s evaluation, the Company’s audit committee, in consultation with management, concluded that the Company’s Private Placement Warrants and Public Warrants are not indexed to the Company’s ordinary share in the manner contemplated by ASC Section 815-40-15 because the holder of the instrument is not an input into the pricing of a fixed-for-fixed option on equity shares. In addition, based on management’s evaluation, the Company’s audit committee, in consultation with management, concluded that certain warrant provisions preclude equity treatment as by ASC Section 815-10-15.

The Company accounts for its Public Warrants and Private Placement Warrants as liabilities as set forth in ASC 815-40-15-7D and 7F. See Note 9 for details over the methodology and valuation of the Warrants.

NOTE 9. FAIR VALUE MEASUREMENTS

The Company follows the guidance in ASC Topic 820 for its financial assets and liabilities that are re-measured and reported at fair value at each reporting period, and non-financial assets and liabilities that are re-measured and reported at fair value at least annually.

The fair value of the Company’s financial assets and liabilities reflects management’s estimate of amounts that the Company would have received in connection with the sale of the assets or paid in connection with the transfer of the liabilities in an orderly transaction between market participants at the measurement date. In connection with measuring the fair value of its assets and liabilities, the Company seeks to maximize the use of observable inputs (market data obtained from independent sources) and to minimize the use of unobservable inputs (internal assumptions about how market participants would price assets and liabilities). The following fair value hierarchy is used to classify assets and liabilities based on the observable inputs and unobservable inputs used in order to value the assets and liabilities:

Level 1:

Quoted prices in active markets for identical assets or liabilities. An active market for an asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2:

Observable inputs other than Level 1 inputs. Examples of Level 2 inputs include quoted prices in active markets for similar assets or liabilities and quoted prices for identical assets or liabilities in markets that are not active.

Level 3:	Unobservable inputs based on our assessment of the assumptions that market participants would use in pricing the asset or liability.

The following table presents information about the Company’s assets that are measured at fair value on a recurring basis at June 30, 2022 and December 31, 2021 and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value:

Description	Level	June 30, 2022	December 31, 2021
Assets:
Marketable securities held in Trust Account	1	$32,989,082	$75,758,781
Liabilities:
Warrant Liability – Public Warrants	1	$300,000	$2,398,500
Warrant Liability – Private Placement Warrants	3	$300,000	$2,398,500

BULL HORN HOLDINGS CORP.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2022
(UNAUDITED)

NOTE 9. FAIR VALUE MEASUREMENTS (cont.)

The Warrants are accounted for as liabilities in accordance with ASC 815-40 and are presented within warrant liabilities on the accompanying condensed consolidated balance sheets. The warrant liabilities are measured at fair value at inception and on a recurring basis, with changes in fair value presented in the condensed consolidated statements of operations.

The Warrants were valued using a binomial lattice model, which is considered to be a Level 3 fair value measurement. The binomial lattice model’s primary unobservable input utilized in determining the fair value of the Warrants is the expected volatility of the ordinary shares. The expected volatility as of the Initial Public Offering date was derived from observable public warrant pricing on comparable ‘blank-check’ companies without an identified target. For periods subsequent to the detachment of the Public Warrants from the Units, the close price of the Public Warrant price will be used as the fair value as of each relevant date.

The following table provides quantitative information regarding Level 3 fair value measurements:

	June 30, 2022	December 31, 2021
Risk-free interest rate	2.97%	1.14%
Expected volatility	2.80%	12.3%
Exercise price	$11.50	$11.50
Stock Price	$10.08	$10.00

The following table presents the changes in the fair value of warrant liabilities:

	Private Placement	Public	Warrant Liabilities
Fair value as of December 31, 2021	2,398,500	2,398,500	4,797,000
Change in valuation inputs	(1,798,912)	(1,798,912)	(3,597,824)
Fair value as of March 31, 2022	599,588	599,588	1,199,176
Change in valuation inputs	(299,588)	(299,588)	(599,176)
Fair value as of June 30, 2022	300,000	300,000	600,000

There were no transfers in or out of Level 3 from other levels in the fair value hierarchy during the three and six months ended June 30, 2022.

At June 30, 2022, the Convertible Promissory Note was valued by estimating the value of debt component and the debt conversion option. A discounted cash flow method was used to value the debt component and a Black-Scholes model was used to value the debt conversion option. The value of debt component and the value of the debt conversion option was used to derive the fair value of Convertible Promissory Note. The discounted cash flow method and the Black-Scholes model are considered a form of the income approach, which is considered to be a Level 3 fair value measurement. The primary unobservable input utilized in determining the fair value of the Convertible Promissory Note is the expected volatility of the ordinary share, which underlines the price of warrants into which the Convertible Promissory Note may be converted into. This liability is subject to re-measurement at each balance sheet date and loan withdrawal date until exercised, and any change in fair value is recognized in the Company’s condensed consolidated statements of operations. The fair value of the loan as of June 30, 2022, was $103,000, which resulted in a change in fair value of the Convertible Promissory Note of $600 recorded in the condensed consolidated statement of operations for the six months ended June 30, 2022.

BULL HORN HOLDINGS CORP.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2022
(UNAUDITED)

NOTE 9. FAIR VALUE MEASUREMENTS (cont.)

The following table presents the quantitative information regarding Level 3 fair value measurements for the Convertible Promissory Notes:

Input:	May 19, 2022	June 30, 2022
Risk-free interest rate	2.77%	2.99%
Expected term (years)	5.36	5.25
Expected volatility	2.1%	2.8%
Exercise price	11.50	$11.50
Fair value of Units	9.38	$10.08
Probability of Business Combination	60%	60%

The following table presents the changes in the fair value of the Level 3 Convertible Promissory Notes as of June 30, 2022:

Total
Initial measurement as of May 19, 2022	$—
Proceeds received through convertible note – related party	173,820
Change in fair value	(70,820)

Fair value as of June 30, 2022	$103,000

There were no transfers in or out of Level 3 from other levels in the fair value hierarchy during the six months ended June 30, 2022 for the Convertible Promissory Notes.

NOTE 10. SUBSEQUENT EVENTS

The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the condensed consolidated financial statements were issued. Based upon this review, other than the below, the Company did not identify any other subsequent events that would have required adjustment or disclosure in the condensed consolidated financial statements.

On July 20, 2022, the Company entered into an agreement with a Northland to provide placement agent services in connection with a potential Business Combination. Under this agreement, Northland will be entitled to receive 1.5% of the aggregate net proceeds of such financing as well as an advisory fee of 3.5% of the product of (i) the number of shares purchased in connection with a backstop or forward purchase or similar agreement involving investors identified by Northland and (ii) $10.10 per share.

Report of Independent Registered Public Accounting Firm

To the Stockholders and Board of Directors of

Coeptis Therapeutics, Inc. and Subsidiaries

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Coeptis Therapeutics, Inc. (formerly Vinings Holdings, Inc.) and Subsidiaries (the “Company”) as of December 31, 2021 and 2020 and the related consolidated statements of operations, stockholders’ equity (deficit) and cash flows for each of the years then ended and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position for the Company as of December 31, 2021 and 2020, and the results of its operations and its cash flows for each of the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has suffered recurring losses from operations since inception and has insufficient working capital to fund future operations both of which raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatements, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matter

The critical audit matter communicated below is a matter arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the financial statements, taken as a whole, and we are not, by communicating the critical audit matter below, providing separate opinions on the critical audit matter or on the accounts or disclosures to which it relates.

•        Co-development agreements — as discussed in Note 3 to the financial statements, during the year, the Company entered into two agreements to jointly develop and commercialize two products, which we identified as a critical audit matter. There was a high degree of auditor judgment to evaluate the significant assumptions used by management in determining the accounting recognition and related disclosures, including the period over which those costs were to be amortized and related impairment considerations. The sensitivity of reasonably possible changes to those assumptions could have had a significant impact on the determination of recorded amounts of such assets.

The following are the primary procedures we performed to address this critical audit matter. We reviewed the underlying documents, verified the cash payments made pursuant to the agreements, confirmed the note payable balances and other terms with the co-developers, and evaluated the reasonableness of the Company’s amortization period and its impairment assessment.

/s/ Turner, Stone & Company, LLP

We have served as the Company’s auditor since 2020

Tuner, Stone & Company, LLP

Dallas, TX

March 10, 2022

COEPTIS THERAPEUTICS, INC formerly known as VININGS HOLDINGS, INC
CONSOLIDATED BALANCE SHEETS
Audited

	12 Months Ended
	December 31, 2021	December 31, 2020
ASSETS
CURRENT ASSETS
Cash	$2,179,558	$202,965
Accounts receivable	—	21,786
Inventories	—	—
TOTAL CURRENT ASSETS	2,179,558	224,751

PROPERTY AND EQUIPMENT
Furniture and fixtures	25,237	25,237
Less: accumulated depreciation	(11,311)	(9,730)
Furniture and fixtures, net	13,926	15,507

OTHER ASSETS
Co-development options	4,554,167	—
Right of use asset, net of accumulated amortization	17,925	58,225
Other assets	—	2,000
Total other assets	4,572,091	60,225
TOTAL ASSETS	$6,765,576	$300,484

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

CURRENT LIABILITIES
Accounts payable	$134,092	$1,623,840
Accrued expenses	199,126	732,146
Notes payable	2,417,000	1,277,500
Notes payable, related parties, current portion	—	604,000
Right of use liability, current portion	14,724	41,618
Deferred revenue	—	1,000,000
TOTAL CURRENT LIABILITIES	2,764,942	5,279,104

LONG TERM LIABILITIES
Note payable	1,650,000	150,000
Right of use liability, non-current portion	—	14,723
TOTAL LONG TERM LIABILITIES	1,650,000	164,723
TOTAL LIABILITIES	$4,414,942	$5,443,827

COMMITMENTS AND CONTINGENCIES (NOTE 7)

STOCKHOLDERS’ EQUITY (DEFICIT)
Series B Preferred Stock, $0.0001 par value, 10,000,000 shares authorized, 8,000 and -0- shares issued and outstanding, respectively	1	—
Common stock, $0.0001 par value, 750,000,000 shares authorized, 37,082,864 issued and 36,754,064 outstanding at December 31, 2021, and 26,768,240 shares issued and outstanding at December 31, 2020	3,550	2,519
Additional paid-in capital	30,144,374	8,954,985
Treasury stock, 328,800 shares at cost	(247,165)	—
Accumulated deficit	(27,550,126)	(14,100,846)
TOTAL STOCKHOLDERS’ EQUITY	2,350,634	(5,143,343)
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$6,765,576	$300,484

The accompanying notes are an integral part of the consolidated financial statements.

COEPTIS THERAPEUTICS, INC formerly known as VININGS HOLDINGS, INC
CONSOLIDATED STATEMENTS OF OPERATIONS
Audited

	12 Months Ended
	December 31, 2021	December 31, 2020
SALES
Consulting services	$75,000	$14,561
Sales	—	16,200
Total sales	75,000	30,761
Cost of goods, including inventory obsolescence	—	964,217
Gross profit	75,000	(933,456)

COST OF OPERATIONS
Research and development	—	3,543
General and administrative expenses	14,118,014	5,769,604
Selling and marketing	2,918	6,608
Interest expense	187,133	148,192
Total operating expenses	14,308,066	5,927,947

LOSS FROM OPERATIONS	(14,233,066)	(6,861,403)

OTHER INCOME (EXPENSE)

Royalties and licensing fees	(413,124)	(2,294,883)
Licensing income	1,000,000	—
Other Income	198,910	—
Gain (Loss) on Write Down of Assets	(2,000)	—
TOTAL OTHER INCOME (EXPENSE)	783,786	(2,294,883)

LOSS BEFORE INCOME TAXES	(13,449,280)	(9,156,286)

PROVISION FOR INCOME TAXES (BENEFIT)	—	—
NET LOSS	$(13,449,280)	$(9,156,286)

LOSS PER SHARE

Loss per share, basic and fully diluted	$(0.42)	$(0.51)
Weighted average number of common shares outstanding	32,400,101	18,089,441

The accompanying notes are an integral part of the consolidated financial statements.

COEPTIS THERAPEUTICS, INC formerly known as VININGS HOLDINGS, INC
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT)
Audited

	SERIES B PREFERRED STOCK		COMMON STOCK		ADDITIONAL PAID-IN CAPITAL	COMMON STOCK SUBSCRIBED	TREASURY STOCK	ACCUMULATED DEFICIT	TOTAL
	SHARES	AMOUNT	SHARES	AMOUNT
BALANCE AT DECEMBER 31, 2019 (as restated)*	—	—	14,607,200	1,620	5,762,414	100,000	—	(4,944,559)	919,475
Retroactive application of recapitalization	—	—	1,588,800	—	(297,949)	—	—	—	(297,949)
Shares issued for cash	—	—	4,335,000	434	1,167,065	(100,000)	—	—	1,067,499
Shares issued for services	—	—	4,647,840	465	2,323,455	—	—	—	2,323,920
Net income (loss)	—	—	—	—	—	—	—	(9,156,287)	(9,156,287)

BALANCE AT DECEMBER 31, 2020	—	—	25,178,840	2,519	8,954,985	—	—	(14,100,846)	(5,143,343)
Recapitalization	8,000	1	1,589,400		(50,897)				(50,897)
Purchase of treasury stock	—	—	—	—	—	—	(247,165)	—	(247,165)
Shares issued for cash	—	—	7,569,824	757	10,135,743	—	—	—	10,136,500
Shares issued for services	—	—	2,095,000	210	2,757,291	—	—	—	2,757,501
Warrants issued for services	—	—	—	—	5,497,132	—	—	—	5,497,132
Shares issued through conversion of debt	—	—	694,000	69	1,040,931	—	—	—	1,041,000
Stock based compensation	—	—	—	—	1,897,585	—	—	—	1,897,585
Shares surrendered in payment of debt	—	—	(44,200)	(4)	(88,396)	—	—	—	(88,400)
Net income (loss)	—	—	—	—	—	—	—	(13,449,280)	(13,449,280)

BALANCE AT DECEMBER 31, 2021	8,000	1	37,082,864	3,550	30,144,374	—	(247,165)	(27,550,126)	2,350,634

____________

*        Restated to reflect the retroactive impacts of the recapitalization on equity.

The accompanying notes are an integral part of the consolidated financial statements.

COEPTIS THERAPEUTICS, INC formerly known as VININGS HOLDING, INC
CONSOLIDATED STATEMENTS OF CASH FLOWS
Audited

	12 Months Ended
	December 31, 2021	December 31, 2020
OPERATING ACTIVITIES
Net income (loss)	$(13,449,280)	$(9,156,286)
Adjustments to reconcile net income (loss) to net cash provided (used) by operating activities
Depreciation and amortization	447,413	323,428
Impairment loss of licensing right	—	708,333
Forgiveness of debt	(160,095)	—
Interest paid	—	—
Loss on termination of licensing agreement (in exchange for convertible debt)	1,500,000	—
Shares issued for non-employee services	2,757,501	2,323,920
Warrants issued for services	5,497,132	—
Stock based compensation	1,897,585	—
(Increase) decrease in:
Accounts receivable	21,786	(14,907)
Inventories	—	—
Right of use asset/liability	(1,317)	(27,322)
Other assets	2,000	—
Increase (decrease) in:
Accounts payable	(1,578,145)	1,474,566
Accrued expenses	(424,020)	732,146
Deferred revenue	(1,000,000)	500,000
NET CASH USED IN OPERATING ACTIVITIES	(4,489,440)	(3,136,122)

INVESTING ACTIVITIES

Purchase of license right	(1,750,000)	—
Purchase of property and equipment	—	—
NET CASH USED IN INVESTING ACTIVITIES	(1,750,000)	—

FINANCING ACTIVITIES

Proceeds from notes payable	77,595	1,227,500
Proceeds from notes payable, related parties	—	854,000
Repayment of notes payable	(1,700,000)	—
Repayment of notes payable, related parties	—	(250,000)
Cash paid for debt as part of merger/rec	(50,897)	—
Repurchase of Treasury shares	(247,165)	—
Shares issued for cash	10,136,500	1,067,499
Cash received for stock subscription	—	—
NET CASH PROVIDED BY FINANCING ACTIVITIES	8,216,033	2,898,999
NET INCREASE IN CASH	1,976,593	(237,123)
CASH AT BEGINNING OF PERIOD	202,965	440,088
CASH AT END OF PERIOD	$2,179,558	$202,965

SUPPLEMENTAL DISCLOSURES
Interest paid	$—	$—
Taxes paid (refunded)	$—	$—

The accompanying notes are an integral part of the consolidated financial statements.

COEPTIS THERAPEUTICS, INC.
(formerly Vinings Holding, Inc.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Years Ended December 31, 2021 and 2020

NOTE 1 — DESCRIPTION OF BUSINESS AND BASIS OF PRESENTATION

Nature of Business — Coeptis Pharmaceuticals, LLC (LLC) was formed in July 12, 2017 as a Pennsylvania multi-member limited liability company. On December 1, 2018, the members of LLC contributed their interest to a newly formed corporation, Coeptis Pharmaceuticals, Inc (“Coeptis”). As of December 1, 2018, the LLC became a disregarded single-member limited liability company which is wholly owned by the newly formed corporation. On February 12, 2021, Vinings Holdings, Inc., a Delaware corporation (“Vinings”), merged (the “Merger”) with and into Coeptis Pharmaceuticals, Inc. On July 12, 2021, the company has legally changed its name from Vinings Holdings, Inc. to Coeptis Therapeutics, Inc. Coeptis was the surviving corporation of that Merger. As a result of the Merger, Vinings acquired the business of Coeptis and will continue the existing business operations of Coeptis as a wholly owned subsidiary. The Merger was treated as a recapitalization of the Company for financial accounting purposes. The historical financial statements of Vinings, before the Merger, except for it’s capital structure as the surviving corporation, were replaced with the historical financial statements of Coeptis before the Merger in all future filings with the Securities and Exchange Commission (the “SEC”).

The Company is located in Wexford, PA, and engages primarily in the acquisition, development, and commercialization of pharmaceutical products.

Basis of Presentation — The accompanying audited financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for financial information and with the instructions to Form 10-K Accordingly, they include all of the information and notes required by generally accepted accounting principles in the United States of America for complete financial statements. In the opinion of the Company’s management, any adjustments contained in the accompanying audited consolidated financial statements are of a normal recurring nature, and are necessary to fairly present the financial position of the Company as of December 31, 2021.

As a result of the Merger, the financial statements included in this report reflect (1) the historical operating results of Coeptis prior to the Merger; (2) the combined results of the Company and Coeptis following the closing of the Merger; (3) the assets and liabilities of Coeptis at their historical cost; and (4) the Company’s equity structure for all periods presented.

Principles of Consolidation — The accompanying audited consolidated financial statements include the accounts of Coeptis Therapeutics Inc., Coeptis Pharmaceuticals, Inc. and its wholly-owned subsidiary, Coeptis Pharmaceuticals, LLC. All material intercompany accounts, balances and transactions have been eliminated.

Risks and Uncertainties — In late 2019, an outbreak of a novel strain of the Coronavirus 2019 Disease (COVID-19) was identified and infections have been found in a number of countries around the world, including the United States. COVID-19 and its impact on trade including customer demand, travel, employee productivity, supply chain, and other economic activities has had, and may continue to have, a potentially significant effect on financial markets and business activity. The extent of the impact of COVID-19 on the Company’s operational and financial performance is currently uncertain and cannot be predicted.

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Cash and Cash Equivalents — For purposes of the statement of cash flows, the Company considers all highly liquid investments purchased with maturities of three months or less to be cash equivalents. At times, balances of cash and cash equivalents at financial banking institutions exceeded the federally insured limit of $250,000. The Company regularly monitors the financial condition of the institutions in which it has depository accounts and believes the risk of loss is minimal.

COEPTIS THERAPEUTICS, INC.
(formerly Vinings Holding, Inc.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Years Ended December 31, 2021 and 2020

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Inventory — Inventories consisted primarily of finished goods that are packaged pharmaceutical products, as well as a small amount of raw materials used in the development of pharmaceutical drug products, and are accounted for using the specific cost method. At December 31, 2021 the company held no inventory. At December 31, 2020, inventory on the books was fully impaired due to uncertainty about salability.

Property and Equipment — Fixed assets are stated at cost and depreciation is computed using the accelerated and straight-line method for financial statement purposes over estimated useful lives of between five and forty years. Intangibles are being amortized using the straight-line method over estimated useful lives of five years. For the year ended December 31, 2021 and 2020, depreciation expense totaled $2,546 and $1,925 respectively.

Research and Development — Research and development costs are expensed when incurred. During the year ended December 31, 2021 and 2020, research and development expenses totaled $0 and $3,543, respectively.

Impairment — The Company’s property and equipment are reviewed for possible impairment when events or changes in circumstances indicate that the carrying amount may not be recoverable. An impairment loss would be recognized if and when the estimated future cash flows expected to result from the use of the asset and its eventual disposition is less than its carrying amount. For the year ended December 31, 2021 and 2020, the Company identified impairment losses related to its license agreement totaling $0 and $708,333, respectively.

Income Taxes — Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes related primarily to temporary differences between reporting of income and expenses for financial reporting purposes and income tax purposes. The deferred tax assets and liabilities represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. Deferred taxes also are recognized for operating losses that are available to offset future federal income taxes.

The Income Taxes Topic of FASB ASC clarifies the accounting and reporting for uncertainties in income tax law within subtopic FASB ASC 740-10-25-5. The guidance prescribes a comprehensive model for the financial statement recognition, measurement, presentation, and disclosure of uncertain tax positions taken or expected to be taken in income tax returns. Management believes that there is no liability related to uncertain tax positions on year ended December 31, 2021 and 2020.

Use of Estimates — The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Adoption of New Accounting Pronouncements — In December 2019, the FASB issued ASU 2019-12, “Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes”. ASU 2019-12 simplifies the accounting for income taxes by removing certain exceptions to the general principals in Topic 740. The amendments also improve consistent application of and simplify generally accepted accounting principles (GAAP) for other areas of Topic 740 by clarifying and amending the existing guidance. For public business entities, the guidance is effective for annual periods, and interim periods within those annual periods, beginning after December 15, 2020. Early adoption is permitted, including adoption in any interim period. The adoption of this standard, effective January 1, 2021, did not have a material impact on these financial statements.

During the Year Ended December 31, 2021 and 2020, there were several other new accounting pronouncements issued by the FASB,. Each of these pronouncements, as applicable, has been or will be adopted by the Company. Management does not believe the adoption of any of these accounting pronouncements has had or will have a material impact on the Company’s financial statements.

COEPTIS THERAPEUTICS, INC.
(formerly Vinings Holding, Inc.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Years Ended December 31, 2021 and 2020

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Revenue Recognition — The Company derived its revenue in 2020 from licensing and sales of product, and in 2021 primarily from consulting services. Revenues are recognized when services are provided to its customers or the product is sold, in an amount that reflects the consideration the Company expects to be entitled to in exchange for those services or goods. Sales and other taxes the Company collects concurrent with revenue-producing activities are excluded from revenue. Incidental items that are immaterial in the context of the contract are recognized as expense. The amount received for consulting services for year ended December 31, 2021 and 2020 was $75,000 and $14,561 respectively. The amount received for licensing was $0 for the year ended December 31, 2021, and $500,000 for the year ended December 31, 2020, of which the entire amount was deferred. See Note 7 for discussion on these royalties advances. The amounts received for product sales for the year ended December 31, 2021 and 2020 were $0 and $16,200.

The majority of the Company’s revenue is recognized at a point in time based on the transfer of control. Revenue recognized over time primarily consists of performance obligations that are satisfied within one year or less. In addition, the majority of the Company’s contracts do not contain variable considering and contract modifications are generally minimal. For these reasons, there is not a significant impact as a result of electing these transition practical expedients.

The majority of the Company’s revenue arrangement generally consist of a single performance obligation to transfer promised goods or services.

Accounts Receivable — Accounts receivable consists of consulting revenues. The Company records an allowance for doubtful accounts to allow for any amounts that may not be recoverable, which is based on an analysis of the Company’s prior collection experience, customer credit worthiness, and current economic trends. Accounts are considered delinquent when payments have not been received within the agreed upon terms and are written off when management determines that collection is not probable.

Earnings Per Share — Basic earnings per share (or loss share), is computed by dividing the earnings (loss) for the period by the weighted average number of common stock shares outstanding for the period. Diluted earnings per share reflects potential dilution of securities by including other potentially issuable shares of common stock, including shares issuable upon conversion of convertible securities or exercise of outstanding stock options and warrants, in the weighted average number of common shares outstanding for the period. Therefore, because including shares issuable upon conversion of convertible securities and/or exercise of outstanding options and warrants would have an anti-dilutive effect on the loss per share, only the basic earnings (loss) per share is reported in the accompanying financial statements. The Company does not have other potentially issuable shares of stock.

Going Concern — The accompanying financial statements have been prepared in conformity with generally accepted accounting principles in the United States of American (GAAP), which contemplate continuation of the Company as a going concern, which is dependent upon the Company’s ability to obtain sufficient financials or establish itself as a profitable business. As of the year ended December 31, 2021 and 2020, the Company had accumulated deficit of $27,550,126 27,550,126 and $14,100,846, respectively. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans with respect to operations include the sustained and aggressive developing and marketing of pharmaceutical products both domestically and abroad, and raising additional capital through sales of equity or debt securities as may be necessary to pursue its business plans and sustain operations until such time as the Company can achieve profitability. Management believes that aggressive marketing combined with additional financing as necessary will result in improved operations and cash flow. However, there can be no assurance that management will be successful in obtaining additional funding or in attaining profitable operations.

COEPTIS THERAPEUTICS, INC.
(formerly Vinings Holding, Inc.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Years Ended December 31, 2021 and 2020

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Fair Value of Financial Instruments — The Company calculates the fair value of its assets and liabilities which qualify as financial instruments and includes this additional information in the notes to the financial statements when the fair value is different than the carrying value of those financial instruments. The methods and assumptions applied in determining the fair value of each class of financial assets and financial liabilities of the Company are disclosed in the respective accounting policies. The estimated fair value of cash, accounts receivable and accounts and note payable approximate their carrying amounts due to the short-term nature of these instruments.

NOTE 3 — LICENSE RIGHT

In 2019, the Company entered into an agreement with a foreign entity to market, distribute, and sell the Consensi product (Product) on an exclusive basis within the United States and Puerto Rico. Upon execution of the Agreement the Company paid $1,000,000 to the foreign entity. Milestone payments were due as follows; (1) $1,500,000 upon completion of the CMC Plan as reimbursements of costs incurred by the foreign entity, (2) $1,000,000 was due upon first commercial sale of the Product which occurred in June 2020. Milestones were not met during the year ended December 31, 2021 and 2020. As of December 31, 2020, $500,000 of the remaining payment above was still unpaid and reflected in ‘accounts payable’ in the accompanying consolidated balance sheet.

During the fourth quarter of 2020, the Company determined that there was a reduction of the useful life, resulting in an impairment charge of $708,333. For the year ended December 31, 2021 and 2020, amortization expense related to the license right totaled $0 and $291,667 respectively.

In September of 2021, the Company executed a license termination agreement with the foreign entity to cease all efforts for sales and promotion of the product in the United States and Puerto Rico. The termination included issuance of $1,500,000 of convertible debt due in 2023 to satisfy amounts owed for the license, issue of warrants (See NOTE 5) and transfer of inventory ownership back to the foreign entity. In conjunction with this termination, the Company also terminated its marketing agreement with a third party for the Product’s sales and promotion.

During the year ended December 31, 2021, the Company and VyGen-Bio, Inc. (“Vy-Gen”) entered into agreements to jointly develop and commercialize two Vy-Gen product candidates, CD38-GEAR-NK and CD38-Diagnostic (the “CD38 Assets”). The Company paid $1,750,000 and issued promissory notes totaling $3,250,000 to Vy-Gen in accordance with the agreements. The collaboration arrangement provides the right for the Company to participate in the development and commercialization of the CD38 Assets and a 50/50 profit share, with the profit share subject to contingent automatic downward adjustment up to 25% upon an event of default in connection with the promissory notes. The Company capitalized $5,000,000 to be amortized over a five-year period in which the CD38 Assets are expected to contribute to future cash flows. For the year ended December 31, 2021 and 2020, amortization expense related to the agreements totaled $445,833 and $0, respectively. As of December 31, 2021, the balance due under the two promissory notes totaled $1,750,000 which matures on March 31, 2022.

NOTE 4 — LONG-TERM DEBT

The Company entered into a note payable agreement with an unrelated company with a conversion option. The principal amount of $200,000, which is unsecured, together with interest at 9% was due June 15, 2020. In lieu of cash repayment, the outstanding principal amount of the note, plus all accrued unpaid interest may be converted at the option of the party, in whole or in part, into shares of Common Stock. As of the December 31, 2020, the note had a balance of $200,000. The note and accrued interest were paid in full in the first quarter of 2021.

COEPTIS THERAPEUTICS, INC.
(formerly Vinings Holding, Inc.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Years Ended December 31, 2021 and 2020

NOTE 4 — LONG-TERM DEBT (cont.)

In January 2020, the Company entered into a Senior Secured Note agreement with an unrelated party. The principal amount of $500,000, which is secured by a security agreement, together with interest at 8%, plus additional 2% in the event of default, was due February 8, 2021. The balance of the note is $500,000 as of December 31, 2021 and 2020. This debt is currently in default.

In January 2020, the Company entered into a Senior Secured Note agreement with a related party stockholder. The principal amount of $250,000, which is secured by a security agreement, together with interest at 8%, plus additional 2% in the event of default, was due February 8, 2021. This debt was converted to equity in June 2021. The balance of the note was $0 and $250,000 as of December 31, 2021 and 2020, respectively.

In January 2020, the Company entered into another Senior Secured Note agreement with a stockholder. The principal amount of $250,000, which is secured by a security agreement, together with interest at 8%, plus additional 2% in the event of default, was due February 8, 2021. This debt was converted to equity in June 2021. The balance of the note is $0 and $250,000 as of as of December 31, 2021 and 2020, respectively.

In January 2020, the Company entered into a Senior Secured Note agreement with an unrelated party. The principal amount of $333,000, which is secured by a security agreement, together with interest at 8%, plus additional 2% in the event of default, was due February 8, 2021. This debt was converted to equity in June 2021. The balance of the note was $0 and $333,000 as of December 31, 2021 and 2020, respectively.

In January 2020, the Company entered into a Senior Secured Note agreement with an unrelated party. The principal amount of $167,000, which is secured by a security agreement, together with interest at 8%, plus additional 2% in the event of default, was due February 8, 2021. The balance of the note is $167,000 as of as of December 31, 2021 and 2020. This debt is currently in default.

In September 2020, the Company entered a non-interest bearing, unsecured note agreement with two shareholders for $104,000 with an unspecified due date. The note was converted to equity in June 2021. The balance was $0 and $104,000 as of December 31, 2021, and 2020, respectively.

In September 2021, as part of a termination of license agreement with Purple BioTech (See Note 7), the Company issued a convertible note in the principal amount of $1,500,000 that is payable on or before February 2023, bearing interest of 5% per annum and convertible in whole or in part at any time by Purple BioTech into shares of Coeptis’ common stock. The conversion price is $5 per share of common stock, subject to certain adjustments under such terms and conditions as agreed between the parties. Coeptis may prepay the principal amount of the Note plus accrued and unpaid interest at any time, prior to the Maturity Date. Inventory, which has been fully written-off on the Company’s balance sheet, will be transferred back to Purple at Purple’s cost.

Interest accrued on the related party notes at December 31, 2021 and 2020 was $0 and $40,000, respectively.

Loans under the CARES Act — On May 6, 2020, the Company received loan proceeds in the amount of approximately $77,500 under the Paycheck Protection Program (“PPP”). The PPP, established as part of the Coronavirus Aid, Relief and Economic Security Act (“CARES Act”), provides for loans to qualifying businesses for amounts up to 2.5 times of the average monthly payroll expenses of the qualifying business. The loans and accrued interest are forgivable after eight weeks as long as the borrower uses the loan proceeds for eligible purposes, including payroll, benefits, rent and utilities, and maintains its payroll levels. In February 2021, an additional $77,595 was received by the Company under the second round of PPP (“PPP2”). The Company has used the proceeds for purposes consistent with its intended use. Both the PPP and the PPP2 loans were forgiven in full, along with accrued interest, during 2021. The balance of the notes was $0 and $77,500 as of December 31, 2021 and 2020, respectively.

COEPTIS THERAPEUTICS, INC.
(formerly Vinings Holding, Inc.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Years Ended December 31, 2021 and 2020

NOTE 4 — LONG-TERM DEBT (cont.)

On July 8, 2020, the Company received a loan of $150,000 from the from the United States Small Business Administration (the “SBA”) under its Economic Injury Disaster Loan (“EIDL”) assistance program in light of the impact of the COVID-19 pandemic on the Company’s business. Proceeds are intended to be used for working capital purposes. Interest on the EIDL Loan accrues at the rate of 3.75% per annum and installment payments, including principal and interest, are due monthly beginning twelve months from the date of the EIDL Loan in the amount of $731. The date of the EIDL Loan being July 31, 2020, made the first monthly installment due on July 31, 2021. However, effective, March 26, 2021, the SBA announced a deferment of principal and interest for a 12-month period starting at the next installment due date, making the first monthly installment due on July 31, 2022. The balance of principal and interest is payable thirty years from the date of the promissory note. The balance of the loan is $150,000, as of December 31, 2021 and 2020.

Maturities of long-term debt are as follows for the years ended December 31,

2022	—
2023	$1,500,000
2024	—
2025	2,183
Thereafter	$147,817
Total long-term debt	$1,650,000

NOTE 5 — CAPITAL STRUCTURE

The total number of shares of stock which the corporation shall have authority to issue is 760,000,000 shares, of which 750,000,000 shares of $0.0001 par value shall be designated as Common Stock and 10,000,000 shares of $0.0001 shall be designated as Preferred Stock. The Preferred Stock authorized by these Articles of Incorporation may be issued in one or more series. The Board of Directors of the Corporation is authorized to determine or alter the rights, preferences, privileges, and restrictions granted or imposed upon any wholly unissued series of Preferred Stock, and within the limitations or restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, to increase or decrease (but not below the number of shares of any such series then outstanding) the number of shares of any such series subsequent to the issue of shares of that series, to determine the designation and par value of any series and to fix the numbers of shares of any series.

Common Stock — As of December 31, 2021 the Company had 37,082,864 shares of its common stock issued and 36,754,064 outstanding, and on December 31, 2020 the Company had 26,768,240 shares of its common stock issued and outstanding. All references to the common shares outstanding have been retroactively adjusted to reflect the stock splits unless stated otherwise.

In 2021 and 2020, the Company raised capital by issuance of common stock above the stated par value. The contributed capital recognized as additional paid in capital during the year ended December 31, 2021 and 2020 was $10,135,743 and $1,167,065 respectively. During the year ended December, 31 2021 and 2020, there were $0 in capital distributions.

Treasury Stock — As part of the Merger in February of 2021, the Company repurchased 328,800 shares of its common stock previously held by Vinings’ shareholders. The stock was recorded at the cost paid for it, of $247,165 and held as Treasury stock for the duration of 2021. Subsequent to year end, the Company retired the 328,800 shares of Treasury Stock, as of February 18, 2022.

COEPTIS THERAPEUTICS, INC.
(formerly Vinings Holding, Inc.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Years Ended December 31, 2021 and 2020

NOTE 5 — CAPITAL STRUCTURE (cont.)

An additional 44,200 shares of common stock were repurchased at cost from a former marketing partner in exchange for a cancellation of an outstanding debt. The shares were immediately cancelled.

Series A Preferred Stock — As of April 30, 2019, the Series A Preferred Stock had been canceled, and no shares remain outstanding. The rights and privileges of future issuances of the Series A Preferred stock will be determined at such time if and when they are issued. As of December 31, 2021, there were 0 shares of Series A Preferred outstanding.

Series B Convertible Preferred Stock — The Company designated 2,000,000 shares of Series B Convertible Preferred Stock with a par value of $0.0001 per share. Initially, there will be no dividends due or payable on the Series B Preferred Stock. Any future terms with respect to dividends shall be determined by the Board consistent with the Corporation’s Certificate of Incorporation. Any and all such future terms concerning dividends shall be reflected in an amendment to this Certificate, which the Board shall promptly file or cause to be filed.

All shares of the Series B Preferred Stock shall rank (i) senior to the Corporation’s Common Stock and any other class or series of capital stock of the Corporation hereafter created, (ii) pari passu with any class or series of capital stock of the Corporation hereafter created and specifically ranking, by its terms, on par with the Series B Preferred Stock and (iii) junior to any class or series of capital stock of the Corporation hereafter created specifically ranking, by its terms, senior to the Series B Preferred Stock, in each case as to distribution of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary.

The Series B Preferred shall have no liquidation preference over any other class of stock.

Each holder of outstanding shares of Series B Preferred Stock shall be entitled to the number of votes equal to equal to one thousand (1,000) Common Shares. Except as provided by law, or by the provisions establishing any other series of Preferred Stock, holders of Series B Preferred Stock and of any other outstanding series of Preferred Stock shall vote together with the holders of Common Stock as a single class.

Each holder of shares of Series B Preferred Stock may, at any time and from time to time, convert (an “Optional Conversion”) each of its shares of Series B Preferred Stock into a 1,000 of fully paid and nonassessable shares of Common Stock; provided, however, that any Optional Conversion must involve the issuance of at least 100 shares of Common Stock.

In the event of a reverse split, the conversion ratio shall not be changed. However, in the event a forward split shall occur then the conversion ratio shall be modified to be increased by the same ratio as the forward split.

The Company has evaluated the Series B Preferred Stock in accordance with ASC 815 and has determined their conversion options were for equity and ASC 815 did not apply as of December 31, 2021. The Company has evaluated the Series B Preferred Stock in accordance with FASB ASC Subtopic 47020 and has determined that there is no beneficial conversion feature that must be accounted for as of December 31, 2021.

As of December 31, 2021, there were 8,000 shares of Series B Preferred outstanding.

Common Stock Warrants — On November 23, 2020, the Company issued a class A and a class B warrant to Coral Investment Partners, LP (“CIP”), with each warrant granting CIP the right to purchase 500,000 shares of common stock at a price of $2.00 for Class A or $5.00 for Class B. The warrants expire on November 30, 2023.

COEPTIS THERAPEUTICS, INC.
(formerly Vinings Holding, Inc.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Years Ended December 31, 2021 and 2020

NOTE 5 — CAPITAL STRUCTURE (cont.)

The warrants also contain a cashless exercise provision and contained anti-dilution provisions. The warrants remain outstanding as of December 31, 2021. In October 2021, the Company was notified by the warrant holder that they intend to exercise its right to purchase shares of the Company under these warrants.

On May 28, 2021, the Company issued a warrant to a third party in exchange for professional services, granting the warrant holder the right to purchase 500,000 shares of common stock at a price of $1.00 per share, 500,000 shares at $2.00 per share, and 500,000 at $5.00 per share. The warrants expire on June 1, 2026. All warrants were outstanding on December 31, 2021. The warrants were valued using the Black-Scholes option pricing model using the following assumptions: 1) exercise prices of $1.00, $2.00 and $5.00 per share, 2) fair value of $5.00 per share, 3) discount rate of 0.79%, 3) dividend rate of 0%, and 4) a term of 5 years.

On July 30th, 2021, the Company issued a warrant to a third party in exchange for professional services, granting the warrant holder the right to purchase 200,000 shares of common stock at a price of $1.00 per share, 100,000 shares at $2.00 per share, and 100,000 at $5.00 per share. The warrants expire on July 26, 2026. All warrants were outstanding on December 31, 2021. The warrants were valued using the Black-Scholes option pricing model using the following assumptions: 1) exercise prices of $1.00, $2.00 and $5.00 per share, 2) fair value of $4.70 per share, 3) discount rate of 0.69%, 3) dividend rate of 0%, and 4) a term of 5 years.

On September 22, 2021, the Company issued a warrant in conjunction with the termination of the license right (see Note 3) with Purple Biotech, granting Purple Biotech the right to purchase 300,000 shares of common stock at $5 per share, subject to certain adjustments. During 2021, the Company recorded $1,897,585 as general and administrative expense in condensed consolidated statement of operations upon immediate vesting of the Warrant. The warrant was valued using the Black-Scholes option pricing model using the following assumptions: 1) exercise price of $5.00 per share, 2) fair value of $6.50 per share, 3) discount rate of 0.48%, 3) dividend rate of 0%, and 4) a term of 3 years.

On December 20, 2021, the Company granted a warrant to a third party in exchange for services to be provided, conditionally giving the warrant holder the right to purchase 600,000 shares of common stock at a price of $1.00 per share upon performance by The Company. The conditions include three vesting milestones related to the successful filing any S-1 or comparable registration statement, registration effectiveness, and the close of capital raise and uplist to a national exchange. The warrants expire on December 20, 2026.

NOTE 6 — ASSET PURCHASE AGREEMENT

On June 18, 2019, the Company entered into an Asset Purchase Agreement with ANI Pharmaceuticals, Inc. (ANI) for the sale of certain intellectual property and materials related to the research and development related to potential ANDA candidates. The Company recognized revenue of approximately $2,300,000 related to the Asset Purchase Agreement in the year ended December 31, 2019.

In addition to the original purchase price, the Company is due an additional $2,000,000 with respect to the Product that is Vigabatrin 500mg tablets (tablets) as follows; (A) $250,000 within 30 days following the completion of all bioequivalence studies related to tablets, (B) $250,000 within 45 days of the first date on which annual gross profit from the sale of tablets reaches $1,000,000 in a calendar year, (C) $500,000 within 45 days of the first date on which annual gross profit from the sale of tablets reaches $5,000,000 in a calendar year, (D) $1,000,000 within 45 days of the first date on which annual gross profit from the sale of tablets reaches $10,000,000 in a calendar year. As of Year Ended December 31, 2021 and 2020, and through this date, none of these milestones have occurred. Because collection of these milestone payments is not reasonably assured, we have not recorded any revenues in the accompanying financial statements.

COEPTIS THERAPEUTICS, INC.
(formerly Vinings Holding, Inc.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Years Ended December 31, 2021 and 2020

NOTE 6 — ASSET PURCHASE AGREEMENT (cont.)

Also, the Company is due an additional $1,750,000 with respect to the Product that is Vigabatrin 500mg powder for Oral Solution (powder) as follows; (A) $250,000 within 45 days of the first date on which annual gross profit from the sale of powder reaches $1,000,000 in a calendar year, (B) $500,000 within 45 days of the first date on which annual gross profit from the sale of powder reaches $5,000,000 in a calendar year, (C) $1,000,000 within 45 days of the first date on which annual gross profit from the sale of powder reaches $10,000,000 in a calendar year. As of year Ended December 31, 2021 and 2020, and through this date, none of these milestones have occurred. Because collection of these milestone payments is not reasonably assured, we have not recorded any revenues in the accompanying financial statements.

NOTE 7 — COMMITMENTS AND CONTINGENCIES

Leases — The Company leases office space under an operating lease commencing December 1, 2017 through November 30, 2019 and a first lease extensions commending December 1, 2019 through May 31, 2020. The second lease extension extends the lease for twenty-four months, beginning on June 1, 2020 and ending on May 31, 2022. The monthly rent is $3,750. On January 1, 2019, the Company adopted ASC Topic 842, Leases, requiring this lease to be recorded as an asset and corresponding liability on its consolidated balance sheet. The Company records rent expense associated with this lease on the straight-line basis in conjunction with the terms of the underlying lease. During the year ended December 31, 2021 and 2020, rental expense totaled $45,000 and $34,125 respectively.

Future minimum rental payments required under the lease are as follows:

2022	$18,750

On January 20, 2022, the Company entered into a third lease extension for twenty-four months beginning on June 1, 2022 and ending on May 31, 2024.

Legal Matters — The company is currently not a defendant in any litigation or threatened litigation that could have a material effect on the company’s financial statements.

Royalty Obligations — In connection with the product licensing agreement discussed in Note 3, the Company owed a minimum royalty payment of $1,000,000 following the first year of product sales. A minimum royalty amount was also due in subsequent years. This agreement was terminated and settled in 2021 as discussed in Note 4. As of December 31, 2021 and 2020, liabilities of $0 and $583,333, respectively, were recorded to reflect the minimum future royalty payments.

Royalty Advances — In the year ended December 31, 2021 and 2020, the Company received royalty advances on future product sales of $0 and $500,000, respectively, from its pharmaceutical marketing partner. These cumulative advances were recorded as deferred revenue of $1,000,000 at December 31, 2020. In August 2021, the Company terminated its agreement with its marketing partner. As part of the termination settlement, the payments made to Coeptis as advance of royalty payments on product sales were deemed forfeited by the marketing partner, and to remain as payments to Coeptis for the licensing rights. As such, advances totaling $1,000,000 were recognized as licensing income in Other Income for the year ended December 31, 2021.

NOTE 8 — 401(k) PROFIT-SHARING PLAN

The Company sponsors a qualified profit-sharing plan with a 401(k) feature that covers all eligible employees. Participation in the 401(k) feature of the plan is voluntary. Participating employees may defer up to 100% of their compensation up to the maximum prescribed by the Internal Revenue Code. The plan permits for employee elective deferrals but has no contribution requirements for the Company. During the Year Ended December 31, 2021 and 2020, no employer contributions were made.

COEPTIS THERAPEUTICS, INC.
(formerly Vinings Holding, Inc.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Years Ended December 31, 2021 and 2020

NOTE 9 — CONCENTRATIONS

Major Customers — During the Year Ended December 31, 2021 and 2020, 100%, of revenues were earned from two clients. During the year ended December 31, 2021 and 2020, accounts receivable related to major clients was $0 and $21,786, respectively.

NOTE 10 — INCOME TAXES

The Company has established deferred tax assets and liabilities for the recognition of future deductions or taxable amounts and operating loss carry forward. Deferred tax assets and liabilities for the recognition of future deductions or taxable amounts and operating loss carry forwards. Deferred federal and state income tax expense or benefit is recognized as a result of the change in the deferred tax asset or liability during the year using the currently enacted tax laws and rates that apply to the period in which they are expected to affect taxable income. Valuation allowances are established, if necessary, to reduce deferred tax assets to the amount that will more likely than not be realized.

During the years ended December 31, 2021 and 2020, a reconciliation of income tax expense at the statutory rate of 31% to income tax expense at the Company’s effective tax rate is as follows:

	2021	2020
Income tax benefit at statutory rate	$7,130,000	$2,852,000
Change in valuation allowance	(7,130,000)	(2,852,000)
Provision for federal/state income taxes	$—	—

As of the year ended December 31, 2021, the Company has approximately $23,000,000 of unused net operating loss carry forwards. Unused net operating loss carry forwards may provide future benefits, although there can be no assurance that these net operating losses will be realized in the future. The tax benefits of these loss carry forwards have been fully offset by a valuation allowance. These losses may be used to offset future taxable income and will carry forward indefinitely.

NOTE 11 — SUBSEQUENT EVENT

On January 20, 2022, the Company entered into a third lease extension for twenty-four months beginning on June 1, 2022 and ending on May 31, 2024. See Note 7.

On January 28, 2022, the Company issued warrants to various shareholders giving them the right to purchase a total of 3,595,100 shares, with strike prices between $1 and $2. The warrants expire January 31, 2024.

On February 4, 2022, the Company filed Form S-1: General form for Registration of Securities with the SEC, to register its shares for re-sale on the open market.

COEPTIS THERAPEUTICS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	As of
	June 30, 2022	December 31, 2021
ASSETS
CURRENT ASSETS
Cash	$2,378,295	$2,179,558
TOTAL CURRENT ASSETS	2,378,295	2,179,558

PROPERTY AND EQUIPMENT
Furniture and fixtures	25,237	25,237
Less: accumulated depreciation	12,003	11,311
Furniture and fixtures, net	13,234	13,926

OTHER ASSETS
Co-development options	4,054,166	4,554,167
Right of use asset, net of accumulated amortization	77,950	17,925
Total other assets	4,132,116	4,572,092
TOTAL ASSETS	$6,523,645	$6,765,576

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
CURRENT LIABILITIES
Accounts payable	$268,465	$134,092
Accrued expenses	305,652	199,126
Notes payable, current portion	3,662,702	2,417,000
Notes payable, related parties, current portion	—	—
Right of use liability, current portion	19,451	14,724
TOTAL CURRENT LIABILITIES	4,256,270	2,764,942

LONG TERM LIABILITIES
Note payable	150,000	1,650,000
Right of use liability, non-current portion	56,341	—
TOTAL LONG TERM LIABILITIES	206,341	1,650,000
TOTAL LIABILITIES	$4,462,611	$4,414,942

COMMITMENTS AND CONTINGENCIES (NOTE 7)

STOCKHOLDERS’ EQUITY (DEFICIT)
Series B Preferred Stock, $0.0001 par value, 10,000,000 shares authorized, 8,000 and 8,000 shares issued and outstanding, respectively	1	1
Common stock, $0.0001 par value, 750,000,000 shares authorized, 39,012,897 shares issued and outstanding at June 30, 2022, and 37,082,864 shares issued and 36,754,064 shares outstanding at December 31, 2021	3,776	3,550
Additional paid-in capital	58,587,415	30,144,374
Common stock subscribed	2,500	—
Treasury stock, 328,800 shares at cost	—	(247,165)
Accumulated deficit	(56,532,658)	(27,550,126)
TOTAL STOCKHOLDERS’ EQUITY	2,061,034	2,350,634
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$6,523,645	$6,765,576

The accompanying notes are an integral part of the consolidated financial statements.

COEPTIS THERAPEUTICS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	3 Months Ended		6 Months Ended
	June 30, 2022	June 30, 2021	June 30, 2022	June 30, 2021
SALES
Consulting services	$—	$—	$—	$75,000
Sales	—	—	—	—
Total sales	—	—	—	75,000
Cost of goods, including inventory obsolescence	—	—	—	—
Gross profit	—	—	—	75,000

COST OF OPERATIONS
General and administrative expenses	9,744,977	2,580,971	25,460,292	4,318,408
Selling and marketing	4,051	—	4,052	2,918
Interest expense	63,826	43,098	119,644	77,823
Total operating expenses	9,812,854	2,624,069	25,583,988	4,399,149

LOSS FROM OPERATIONS	(9,812,854)	(2,624,069)	(25,583,988)	(4,324,149)

OTHER INCOME (EXPENSE)

Royalties and licensing fees	(5,000)	(166,667)	(5,000)	(416,667)
Gain (Loss) on extinguishment of debt	15,017	77,500	(3,393,542)	77,500
TOTAL OTHER INCOME (EXPENSE)	10,017	(89,167)	(3,398,542)	(339,167)

LOSS BEFORE INCOME TAXES	(9,802,837)	(2,713,235)	(28,982,530)	(4,663,316)

PROVISION FOR INCOME TAXES (BENEFIT)	—	—	—	—
NET LOSS	$(9,802,837)	$(2,713,235)	$(28,982,530)	$(4,663,316)

LOSS PER SHARE
Loss per share, basic	$(0.25)	$(0.09)	$(0.76)	$(0.16)
Loss per share, fully diluted	$(0.25)	$(0.09)	$(0.76)	$(0.16)

Weighted average number of common shares outstanding, basic	38,657,490	30,412,242	38,042,870	29,543,639
Weighted average number of common shares outstanding, diluted	38,657,490	30,412,242	38,042,870	29,543,639

The accompanying notes are an integral part of the consolidated financial statements.

COEPTIS THERAPEUTICS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT)
(Unaudited)

	SERIES B PREFERRED STOCK		COMMON STOCK		ADDITIONAL PAID-IN CAPITAL	COMMON STOCK SUBSCRIBED	TREASURY STOCK	ACCUMULATED DEFICIT	TOTAL
	SHARES	AMOUNT	SHARES	AMOUNT
BALANCE AT DECEMBER 31, 2020	—	—	25,178,840	2,519	8,954,985	—	—	(14,100,846)	(5,143,342)
Retroactive application of recapitalization	8,000	1	1,589,400	—	(298,062)	—	—	—	(298,061)
Shares issued for cash	—	—	2,436,500	244	2,436,256	471,000	—	—	2,907,500
Shares issued for services	—	—	770,000	77	769,923	—	—	—	770,000
Net income (loss)	—	—	—	—	—	—	—	(1,950,081)	(1,950,081)
BALANCE AT MARCH 31, 2021	8,000	1	29,974,740	2,839	11,863,102	471,000	—	(16,050,927)	(3,713,986)
Shares issued for cash	—	—	1,281,664	128	1,922,368	(388,500)	—	—	1,533,996
Shares issued for services	—	—	690,000	69	1,034,931	—	—	—	1,035,000
Warrants issued for services	—	—	—	—	676,892	—	—	—	676,892
Shares issued through conversion of debt	—	—	694,000	69	1,040,931	—	—	—	1,041,000
Net income (loss)	—	—	—	—	—	—	—	(2,713,235)	(2,713,235)
BALANCE AT JUNE 30, 2021	8,000	1	32,640,404	3,106	16,538,223	82,500	—	(18,764,162)	(2,140,332)
BALANCE AT DECEMBER 31, 2021	8,000	1	37,082,864	3,550	30,144,374	—	(247,165)	(27,550,126)	2,350,634
Shares issued for cash	—	—	421,999	42	1,265,958	—	—	—	1,266,000
Shares issued for services	—	—	1,180,000	118	3,539,882	—	—	—	3,540,000
Retirement of shares	—	—	(328,800)	—	(247,165)	—	247,165	—	—
Warrants converted to shares	—	—	73,334	7	107,493	2,500	—	—	110,000
Warrants issued for services	—	—	—	—	10,841,695	—	—	—	10,841,695
Warrants issued for extinguishment of debt	—	—	—	—	3,408,559	—	—	—	3,408,559
Net income (loss)	—	—	—	—	—	—	—	(19,179,693)	(19,179,693)
BALANCE AT MARCH 31, 2022	8,000	1	38,429,397	3,717	49,060,796	2,500	—	(46,729,821)	2,337,154
Shares issued for cash	—	—	228,500	23	685,462	—	—	—	685,485
Shares issued for services	—	—	60,000	6	179,995	—	—	—	180,000
Warrants converted to shares	—	—	295,000	30	382,471		—	—	382,500
Warrants issued for services	—	—	—	—	8,278,691	—	—	—	8,278,691
Net income (loss)	—	—	—	—	—	—	—	(9,802,837)	(9,802,837)
BALANCE AT JUNE 30, 2022	8,000	1	39,012,897	3,776	58,587,415	2,500	—	(56,532,658)	2,061,034

The accompanying notes are an integral part of the consolidated financial statements.

COEPTIS THERAPEUTICS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	6 Months Ended
	June 30, 2022	June 30, 2021
OPERATING ACTIVITIES

Net income (loss)	$(28,982,530)	$(4,663,316)
Adjustments to reconcile net income (loss) to net cash provided (used) by operating activities
Depreciation and amortization	500,692	848
Forgiveness of debt	—	(77,500)
Debt discount from modification of debt	(4,298)	—
Shares issued for non-employee services	3,720,000	1,805,000
Shares issued for conversion of debt	—	1,041,000
Warrants issued for extinguishment of debt	3,408,559	—
Warrants issued for services	19,120,386	676,892
(Increase) decrease in:
Right of use asset/liability	1,043	(658)
Increase (decrease) in:
Accounts payable	134,372	1,113,092
Accrued expenses	106,526	(525,779)
NET CASH USED IN OPERATING ACTIVITIES	(1,995,250)	(630,415)

INVESTING ACTIVITIES

Purchase of license right	—	(750,000)
Purchase of property and equipment	—	—
NET CASH USED IN INVESTING ACTIVITIES	—	(750,000)

FINANCING ACTIVITIES

Proceeds from notes payable	—	77,595
Repayment of notes payable	(250,000)	(527,905)
Repayment of notes payable, related parties	—	(604,000)
Cash paid for debt as part of merger/recapitalization	—	(298,061)
Shares issued for cash	1,951,487	4,358,624
Shares issued for cash for the conversion warrants	490,000	—
Cash received for stock subscription	2,500	82,500
NET CASH PROVIDED BY FINANCING ACTIVITIES	2,193,987	3,088,753
NET INCREASE IN CASH	198,737	1,708,339
CASH AT BEGINNING OF PERIOD	2,179,558	202,965
CASH AT END OF PERIOD	$2,378,295	$1,911,304

SUPPLEMENTAL DISCLOSURES

Interest paid	$—	$—
Taxes paid (refunded)	$—	$—

The accompanying notes are an integral part of the consolidated financial statements.

COEPTIS THERAPEUTICS, INC.
NOTES TO CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS
Six months ended June 30, 2022 and 2021 (unaudited)

NOTE 1 — DESCRIPTION OF BUSINESS AND BASIS OF PRESENTATION

Nature of Business — Coeptis Pharmaceuticals, LLC (LLC) was formed in July 12, 2017 as a Pennsylvania multi-member limited liability company. On December 1, 2018, the members of LLC contributed their interest to a newly formed corporation, Coeptis Pharmaceuticals, Inc (“Coeptis”). As of December 1, 2018, the LLC became a disregarded single-member limited liability company which is wholly owned by the newly formed corporation. On February 12, 2021, Vinings Holdings, Inc., a Delaware corporation (“Vinings”), merged (the “Merger”) with and into Coeptis Pharmaceuticals, Inc. On July 12, 2021, the company has legally changed its name from Vinings Holdings, Inc. to Coeptis Therapeutics, Inc. Coeptis was the surviving corporation of that Merger. As a result of the Merger, Vinings acquired the business of Coeptis and will continue the existing business operations of Coeptis as a wholly owned subsidiary. The Merger was treated as a recapitalization of the Company for financial accounting purposes. The historical financial statements of Vinings before the Merger were replaced with the historical financial statements of Coeptis before the Merger in all future filings with the Securities and Exchange Commission (the “SEC”).

The Company is located in Wexford, PA, and engages primarily in the acquisition, development, and commercialization of pharmaceutical products.

Merger — On April 18, 2022, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with BH Merger Sub, Inc., (“Merger Sub”) a Delaware corporation and wholly-owned subsidiary of Bull Horn Holdings Corp., a company incorporated in the British Virgin Islands (together with its successors, including after giving effect to the Domestication as described below, “Bull Horn” or the “Purchaser”).

Pursuant to the Merger Agreement, subject to the terms and conditions set forth therein, (i) prior to the Closing (as defined below), Bull Horn will re-domicile from the British Virgin Islands to the State of Delaware through a statutory re-domestication (the “Domestication”), and (ii) upon the consummation of the transactions contemplated by the Merger Agreement (the “Closing”), Merger Sub will merge with and into Coeptis (the “Merger” and, together with the Domestication and the other transactions contemplated by the Merger Agreement, the “Transactions”), with Coeptis continuing as the surviving corporation in the Merger and a wholly-owned subsidiary of Bull Horn (after the Domestication).

Prior to the Merger, all outstanding shares of Coeptis preferred stock will convert or exchange their shares of preferred stock for shares of Coeptis common stock at the applicable ratio in Coeptis organizational documents (the “Preferred Stock Exchange”).

In the Merger, (i) all shares of Coeptis common stock issued and outstanding immediately prior to the effective time of the Merger (other than those properly exercising any applicable dissenters rights under Delaware law), but after giving effect to the Preferred Stock Exchange, will be converted into the right to receive a portion of the Merger Consideration (as defined below), (ii) certain issued and outstanding warrants to acquire shares of Coeptis stock (the “Specified Warrants”) will be assumed by Bull Horn and converted into a warrant for shares of Bull Horn common stock with its price and number of shares equitably adjusted based on the conversion of the shares of Coeptis common stock into the Merger Consideration (each, an “Assumed Warrant”), (iii) certain outstanding convertible debt of Coeptis (the “Coeptis Convertible Debt”) will be assumed by Bull Horn and be convertible into common stock of Bull Horn (the “Assumed Convertible Debt”) and (iv) any other outstanding securities with the right to convert into or acquire equity securities of Coeptis or its subsidiaries will be terminated. At the Closing, Bull Horn will change its name to “Coeptis Therapeutics Holdings, Inc.”.

The aggregate Merger consideration received by Coeptis security holders from Bull Horn at the Closing will have an aggregate value equal to (the “Merger Consideration”) (i) $175,000,000, minus (or plus if positive), (ii) the amount of Coeptis’ outstanding indebtedness as of immediately prior to the Closing (excluding Permitted Debt, as described below), net of its cash as of immediately prior to the Closing, minus (iii) the amount of Coeptis’ outstanding unpaid transaction expenses and transaction bonuses as of the Closing. The Merger Consideration will be payable, (a) in the case of Coeptis stockholders, solely in new shares of Bull Horn common stock, with each share of Bull Horn common stock valued at the price per share (the “Redemption Price”) at which each Bull Horn share

COEPTIS THERAPEUTICS, INC.
NOTES TO CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS
Six months ended June 30, 2022 and 2021 (unaudited)

NOTE 1 — DESCRIPTION OF BUSINESS AND BASIS OF PRESENTATION (cont.)

of common stock is redeemed or converted pursuant to the redemption by Bull Horn of its public shareholders in connection with Bull Horn’s initial business combination, as required by its amended and restated memorandum and articles of association and Bull Horn’s initial public offering prospectus (the “Closing Redemption”), and (b) with respect to the holders of the Specified Warrants, by the assumption of such warrants by Bull Horn as Assumed Warrants. The Merger Consideration deliverable to Coeptis stockholders will be allocated pro rata after giving effect to the Preferred Stock Exchange and deducting the value attributable to the Assumed Warrants as if the Specified Warrants that become Assumed Warrants were exercised on a net exercise basis as of immediately prior to the Closing.

The Coeptis Convertible Debt, along with (i) certain other outstanding indebtedness of Coeptis as of the date of the Merger Agreement (which together with the Coeptis Convertible Debt, has aggregate outstanding obligations of approximately $3.9 million as of the date of the Merger Agreement), and (ii) certain other indebtedness that Coeptis is permitted to incur between the signing of the Merger Agreement and the Closing, will not affect the Merger Consideration payable to Coeptis security holders (the Coeptis Convertible Debt and such other indebtedness, “Permitted Debt”).

Basis of Presentation — The accompanying unaudited financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information and with the instructions to Form 10-Q and Rule 8-03 of Regulation S-X. Accordingly, they do not include all of the information and notes required by generally accepted accounting principles in the United States of America for complete financial statements. In the opinion of the Company’s management, any adjustments contained in the accompanying unaudited consolidated financial statements are of a normal recurring nature, and are necessary to fairly present the financial position of the Company as of June 30, 2022, along with its results of operations for the three and six-month periods ended June 30, 2022 and 2021 and cash flows for the six-month periods ended June 30, 2022 and 2021. Interim financial statements are prepared on a basis consistent with the Company’s annual financial statements and should be read in conjunction with our Annual Report on Form 10-K for the fiscal year ended December 31, 2021. Results of operations for the six-month period ended June 30, 2022, are not necessarily indicative of the operating results that may be expected for the full year ending December 31, 2022.

Principles of Consolidation — The accompanying unaudited consolidated financial statements include the accounts of Coeptis Therapeutics Inc., Coeptis Pharmaceuticals, Inc. and its wholly-owned subsidiary, Coeptis Pharmaceuticals, LLC. All material intercompany accounts, balances and transactions have been eliminated.

Risks and Uncertainties — In late 2019, an outbreak of a novel strain of the Coronavirus 2019 Disease (COVID-19) was identified and infections have been found in a number of countries around the world, including the United States. COVID-19 and its impact on trade including customer demand, travel, employee productivity, supply chain, and other economic activities has had, and may continue to have, a potentially significant effect on financial markets and business activity. The extent of the impact of COVID-19 on the Company’s operational and financial performance is currently uncertain and cannot be predicted.

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The Company’s significant accounting policies are described in Note 2 “Summary of Significant Accounting Policies,” in the Company’s Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (“SEC”) on March 11, 2022. There have been no material changes to the significant accounting policies during the six-month period ended June 30, 2022, except for items mentioned below.

Use of Estimates — The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company believes that the estimates, judgments and assumptions upon which it relies are reasonable based upon information available at the time that these

COEPTIS THERAPEUTICS, INC.
NOTES TO CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS
Six months ended June 30, 2022 and 2021 (unaudited)

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

estimates, judgments and assumptions are made. Actual results could differ from those estimates. The Company’s accounting estimates include the useful lives of long-lived assets and recoverability of those assets, and valuation allowance of deferred tax assets.

Adoption of New Accounting Pronouncements — The Company has implemented all new applicable accounting pronouncements that are in effect. These pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and management does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

Going Concern — The accompanying financial statements have been prepared in conformity with generally accepted accounting principles in the United States of American (GAAP), which contemplate continuation of the Company as a going concern, which is dependent upon the Company’s ability to obtain sufficient financials or establish itself as a profitable business. As of the quarter ended June 30, 2022, the Company had accumulated deficit of $56,532,658. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans with respect to operations include the sustained and aggressive developing and marketing of pharmaceutical products both domestically and abroad, and raising additional capital through sales of equity or debt securities as may be necessary to pursue its business plans and sustain operations until such time as the Company can achieve profitability. Management believes that aggressive marketing combined with additional financing as necessary will result in improved operations and cash flow. However, there can be no assurance that management will be successful in obtaining additional funding or in attaining profitable operations.

NOTE 3 — LICENSE RIGHT

In 2019, the Company entered into an agreement with a foreign entity to market, distribute, and sell the Consensi product (Product) on an exclusive basis within the United States and Puerto Rico. Upon execution of the Agreement the Company paid $1,000,000 to the foreign entity. Milestone payments were due as follows; (1) $1,500,000 upon completion of the CMC Plan as reimbursements of costs incurred by the foreign entity, (2) $1,000,000 was due upon first commercial sale of the Product which occurred in June 2020. Milestones were not met as of June 30, 2022.

In September of 2021, the Company executed a license termination agreement with the foreign entity to cease all efforts for sales and promotion of the product in the United States and Puerto Rico. The termination included (i) issuance of $1,500,000 of convertible debt due in 2023 to satisfy amounts owed for the license, (ii) the issue of warrants (See NOTE 5) and (iii) transfer of inventory ownership back to the foreign entity. In conjunction with this termination, the Company also terminated its marketing agreement with a third party for the Product’s sales and promotion.

During the year ended December 31, 2021, the Company and VyGen-Bio, Inc. (“Vy-Gen”) entered into agreements to jointly develop and commercialize two Vy-Gen product candidates, CD38-GEAR-NK and CD38-Diagnostic (the “CD38 Assets”). The Company paid $1,750,000 and issued promissory notes totaling $3,250,000 to Vy-Gen in accordance with the agreements. The collaboration arrangement provides the right for the Company to participate, under the direction of a joint steering committee, in the development and commercialization of the CD38 Assets and a 50/50 profit share, with the profit share subject to contingent automatic downward adjustment up to 25% upon an event of default in connection with the promissory notes. The Company made certain judgements as the basis in determining the accounting treatment of these options. The CD38 Assets represent a platform technology and a diagnostic tool which have multiple applications and uses. Both projects are intended to be used in more than one therapy or diagnostic option. For example, GEAR-NK is a technology which allows for the gene editing of human natural killer cells, so that these cells can no longer bind and be destroyed by targeted monoclonal antibody treatments. The GEAR-NK technology can be modified to work concomitantly with many different monoclonal antibody treatments in which there are currently over 100 approved by the FDA. Anti-CD38 is only the first class of monoclonal antibody treatments being developed under the GEAR-NK platform. Therefore,

COEPTIS THERAPEUTICS, INC.
NOTES TO CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS
Six months ended June 30, 2022 and 2021 (unaudited)

NOTE 3 — LICENSE RIGHT (cont.)

the pursuit of FDA approval for the use of CD38 assets for at least one indication or medical device approval is at least reasonably expected. Further, as the diagnostic asset may be used as an in vitro technology, it could be classified as a medical device, and therefore toxicity studies would not be a contingency to be resolved before reasonably establishing future value assumptions. In addition, there is perceived value in the CD38 assets, based on publicly disclosed current business deals in cell therapies, the developing market for these innovative technologies, and current interest from third parties in these technologies. The Company may sell or license its right to another party, with the written consent of VyGen Bio, which cannot be unreasonably withheld. Furthermore, the Company believes that any negative results from ongoing development of a single therapy or use, would not result in abandoning the project. Given these considerations, the Company has determined that these options have alternative future use and should be recorded as assets pursuant to ASC 730-10-25-2. The Company capitalized $5,000,000 to be amortized over a five-year period in which the CD38 Assets are expected to contribute to future cash flows. In March of 2022, a $250,000 payment was made toward the promissory notes. As of June 30, 2022, the balance due under the two promissory notes totaled $1,500,000, with a maturity date of September 30, 2022. The Company is in compliance with the option agreement as of June 30, 2022.

Related to the joint development, Coeptis, under the direction of the joint steering committee, is assessing market opportunities, intellectual property protection, and potential regulatory strategies for the CD38 Assets. VyGen Bio is responsible for development activities conducted and overseen by the scientists at Karolinska Institute. The agreement does not currently require additional payments for R&D costs by Coeptis and no additional payments are required upon development or regulatory milestones.

NOTE 4 — DEBT

The Company entered into a note payable agreement with an unrelated company with a conversion option. The principal amount of $200,000, which is unsecured, together with interest at 9% was due June 15, 2020. In lieu of cash repayment, the outstanding principal amount of the note, plus all accrued unpaid interest may be converted at the option of the party, in whole or in part, into shares of Common Stock. As of the December 31, 2020, the note had a balance of $200,000. The note and accrued interest were paid in full in the first quarter of 2021.

In January 2020, the Company entered into a Senior Secured Note agreement with an unrelated party. The principal amount of $500,000, which is secured by a security agreement, together with interest at 8%, plus additional 2% in the event of default, was due February 8, 2021. On April 14, 2022 the company entered into a Debt modification agreement with the note holder, extending the maturity to July 31, 2022. The extension was executed in exchange for consideration of warrants exchangeable for 400,000 shares of common stock at a price of $1.50 per share issued to the debt holders on January 28, 2022. See Note 5 for details of warrants. The balance of the note is $500,000 at June 30, 2022, and is recorded in the financials net the debt discount of $3,220. The Company is in compliance with the debt agreement as of June 30, 2022.

In January 2020, the Company entered into a Senior Secured Note agreement with a related party stockholder. The principal amount of $250,000, which is secured by a security agreement, together with interest at 8%, plus additional 2% in the event of default, was due February 8, 2021. This debt was converted to equity in June 2021. The balance of the note was $0 and $0 as of June 30, 2022 and 2021, respectively.

In January 2020, the Company entered into another Senior Secured Note agreement with a stockholder. The principal amount of $250,000, which is secured by a security agreement, together with interest at 8%, plus additional 2% in the event of default, was due February 8, 2021. This debt was converted to equity in June 2021. The balance of the note is $0 and $0 as of as of June 30, 2022 and 2021, respectively.

In January 2020, the Company entered into a Senior Secured Note agreement with an unrelated party. The principal amount of $333,000, which is secured by a security agreement, together with interest at 8%, plus additional 2% in the event of default, was due February 8, 2021. This debt was converted to equity in June 2021. The balance of the note was $0 and $333,000 as of June 30, 2022 and 2021, respectively.

COEPTIS THERAPEUTICS, INC.
NOTES TO CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS
Six months ended June 30, 2022 and 2021 (unaudited)

NOTE 4 — DEBT (cont.)

In January 2020, the Company entered into a Senior Secured Note agreement with an unrelated party. The principal amount of $167,000, which is secured by a security agreement, together with interest at 8%, plus additional 2% in the event of default, was due February 8, 2021. On April 14, 2022 the company entered into a Debt modification agreement with the note holder, extending the maturity to July 31, 2022. The extension was executed in exchange for consideration of warrants exchangeable for 250,000 shares of common stock at a price of $1.50 per share issued to the debt holders on January 28, 2022. See Note 5 for details of warrants. The balance of the note is $167,000 at June 30, 2022, and is recorded in the financials net the debt discount of $1,078. The Company is in compliance with the debt agreement as of June 30, 2022.

In September 2020, the Company entered a non-interest bearing, unsecured note agreement with two shareholders for $104,000 with an unspecified due date. The note was converted to equity in June 2021. The balance was $0 as of June 30, 2022, and 2021, respectively.

In September 2021, as part of a termination of license agreement with Purple BioTech, the Company issued a convertible note in the principal amount of $1,500,000 that is payable on or before February 2023, bearing interest of 5% per annum and convertible in whole or in part at any time by Purple BioTech into shares of Coeptis’ common stock. The conversion price is $5 per share of common stock, subject to certain adjustments under such terms and conditions as agreed between the parties. Coeptis may prepay the principal amount of the Note plus accrued and unpaid interest at any time, prior to the Maturity Date. Inventory, which has been fully written-off on the Company’s balance sheet, will be transferred back to Purple at Purple’s cost. The Company is in compliance with the debt agreement as of June 30, 2022.

Loans under the CARES Act — On May 6, 2020, the Company received loan proceeds in the amount of approximately $77,500 under the Paycheck Protection Program (“PPP”). The PPP, established as part of the Coronavirus Aid, Relief and Economic Security Act (“CARES Act”), provides for loans to qualifying businesses for amounts up to 2.5 times of the average monthly payroll expenses of the qualifying business. The loans and accrued interest are forgivable after eight weeks as long as the borrower uses the loan proceeds for eligible purposes, including payroll, benefits, rent and utilities, and maintains its payroll levels. In February 2021, an additional $77,595 was received by the Company under the second round of PPP (“PPP2”). The Company has used the proceeds for purposes consistent with its intended use. Both the PPP and the PPP2 loans were forgiven in full, along with accrued interest, during 2021. The balance of the notes was $0 and $77,595 as of June 30, 2022 and 2021, respectively.

On July 8, 2020, the Company received a loan of $150,000 from the from the United States Small Business Administration (the “SBA”) under its Economic Injury Disaster Loan (“EIDL”) assistance program in light of the impact of the COVID-19 pandemic on the Company’s business. Proceeds are intended to be used for working capital purposes. Interest on the EIDL Loan accrues at the rate of 3.75% per annum and installment payments, including principal and interest, are due monthly in the amount of $731. Installment payments have been deferred by the SBA until January 2023. The balance of principal and interest is payable thirty years from the date of the promissory note. The balance of the loan is $150,000, as of June 30, 2022 and 2021.

Maturities of long-term debt are as follows for the quarter ended June 30,

2023	$—
2024	—
2025	—
2026	2,080
2027	3,126
Thereafter	144,794
Total long-term debt	$150,000

COEPTIS THERAPEUTICS, INC.
NOTES TO CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS
Six months ended June 30, 2022 and 2021 (unaudited)

NOTE 5 — CAPITAL STRUCTURE

The total number of shares of stock which the corporation shall have authority to issue is 760,000,000 shares, of which 750,000,000 shares of $0.0001 par value shall be designated as Common Stock and 10,000,000 shares of $0.0001 shall be designated as Preferred Stock. The Preferred Stock authorized by these Articles of Incorporation may be issued in one or more series. The Board of Directors of the Corporation is authorized to determine or alter the rights, preferences, privileges, and restrictions granted or imposed upon any wholly unissued series of Preferred Stock, and within the limitations or restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, to increase or decrease (but not below the number of shares of any such series then outstanding) the number of shares of any such series subsequent to the issue of shares of that series, to determine the designation and par value of any series and to fix the numbers of shares of any series.

Common Stock — As of June 30, 2022 the Company had 39,012,897 shares of its common stock issued and outstanding, and on June 30, 2021 the Company had 32,640,404 shares of its common stock issued and outstanding. All references to the common shares outstanding have been retroactively adjusted to reflect the stock splits unless stated otherwise.

In 2022 and 2021, the Company raised capital by issuance of common stock above the stated par value. The contributed capital recognized as additional paid in capital during the quarter ended June 30, 2022 and 2021 was $685,462 and $1,922,368, respectively. Contributed capital recognized as additional paid in capital during the six-month periods June 30, 2022 and 2021 was $1,951,420 and $4,358,624. During the three and six-month periods ended June 30, 2022 and 2021, there were $0 in capital distributions.

Treasury Stock — As part of the Merger in February of 2021, the Company repurchased 328,800 shares of its common stock previously held by Vinings’ shareholders. The stock was recorded at the cost paid for it, of $247,165 and held as Treasury stock for the duration of 2021. Subsequent to year end, the Company retired the 328,800 shares of Treasury Stock, as of February 18, 2022.

Series A Preferred Stock — As of April 30, 2019, the Series A Preferred Stock had been canceled, and no shares remain outstanding. The rights and privileges of future issuances of the Series A Preferred stock will be determined at such time if and when they are issued. As of the balance sheet dates presented, there were 0 shares of Series A Preferred outstanding.

Series B Convertible Preferred Stock — The Company designated 2,000,000 shares of Series B Convertible Preferred Stock with a par value of $0.0001 per share. Initially, there will be no dividends due or payable on the Series B Preferred Stock. Any future terms with respect to dividends shall be determined by the Board consistent with the Corporation’s Certificate of Incorporation. Any and all such future terms concerning dividends shall be reflected in an amendment to this Certificate, which the Board shall promptly file or cause to be filed.

All shares of the Series B Preferred Stock shall rank (i) senior to the Corporation’s Common Stock and any other class or series of capital stock of the Corporation hereafter created, (ii) pari passu with any class or series of capital stock of the Corporation hereafter created and specifically ranking, by its terms, on par with the Series B Preferred Stock and (iii) junior to any class or series of capital stock of the Corporation hereafter created specifically ranking, by its terms, senior to the Series B Preferred Stock, in each case as to distribution of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary.

The Series B Preferred shall have no liquidation preference over any other class of stock.

Each holder of outstanding shares of Series B Preferred Stock shall be entitled to the number of votes equal to equal to one thousand (1,000) Common Shares. Except as provided by law, or by the provisions establishing any other series of Preferred Stock, holders of Series B Preferred Stock and of any other outstanding series of Preferred Stock shall vote together with the holders of Common Stock as a single class.

Each holder of shares of Series B Preferred Stock may, at any time and from time to time, convert (an “Optional Conversion”) each of its shares of Series B Preferred Stock into a 1,000 of fully paid and nonassessable shares of Common Stock; provided, however, that any Optional Conversion must involve the issuance of at least 100 shares of Common Stock.

COEPTIS THERAPEUTICS, INC.
NOTES TO CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS
Six months ended June 30, 2022 and 2021 (unaudited)

NOTE 5 — CAPITAL STRUCTURE (cont.)

In the event of a reverse split, the conversion ratio shall not be changed. However, in the event a forward split shall occur then the conversion ratio shall be modified to be increased by the same ratio as the forward split.

The Company has evaluated the Series B Preferred Stock in accordance with ASC 815 and has determined their conversion options were for equity and ASC 815 did not apply as of December 31, 2021. The Company has evaluated the Series B Preferred Stock in accordance with FASB ASC Subtopic 470-20-40 and has determined that there is no beneficial conversion feature that must be accounted for as of December 31, 2021.

As of June 30, 2022 and December 31, 2021, there were 8,000 shares of Series B Preferred outstanding.

Common Stock Warrants — On November 23, 2020, the Company issued a class A and a class B warrant to Coral Investment Partners, LP (“CIP”), with each warrant granting CIP the right to purchase 500,000 shares of common stock at a price of $2 for Class A or $5 for Class B. The warrants expire on November 30, 2023. The warrants also contain a cashless exercise provision and contained anti-dilution provisions. In October 2021, the Company was notified by the warrant holder that they intend to exercise its right to purchase shares of the Company under these warrants. However, the required cash payment has not been received, and the warrants remain outstanding as of June 30, 2022.

On May 28, 2021, the Company issued a warrant to a third party in exchange for professional services, granting the warrant holder the right to purchase 500,000 shares of common stock at a price of $1 per share, 500,000 shares at $2 per share, and 500,000 shares at $5 per share. The warrants expire on June 1, 2026. All warrants were outstanding on June 30, 2022.

On July 30th, 2021, the Company issued a warrant to a third party in exchange for professional services, granting the warrant holder the right to purchase 200,000 shares of common stock at a price of $1 per share, 100,000 shares at $2 per share, and 100,000 shares at $5 per share. The warrants expire on July 26, 2026. 5,000 warrants at $1 per share were exercised on March 1, 2022, and on June 27, 2022 exercised 195,000 warrants at $1 per share and 75,000 warrants at $2 per share. As of June 30, 2022 there were 125,000 warrants remaining

On September 22, 2021, the Company issued a warrant in conjunction with the termination of the license right (see Note 3) with Purple Biotech, granting Purple Biotech the right to purchase 300,000 shares of common stock at $5 per share, subject to certain adjustments. During 2021, the Company recorded $1,897,585 as general and administrative expense in condensed consolidated statement of operations upon immediate vesting of the Warrant. The warrant was valued using the Black-Scholes option pricing model using the following assumptions: 1) exercise price of $5.00 per share, 2) fair value of $6.50 per share, 3) discount rate of 0.48%, 3) dividend rate of 0%, and 4) a term of 3 years.

On December 20, 2021, the Company issued a warrant to a third party in exchange for services to be provided, granting the warrant holder the right to purchase 600,000 shares of common stock at a price of $1 per share. The warrants expire on December 20, 2026. All warrants were outstanding on June 30, 2022.

On January 28, 2022, the Company issued a warrant to a third party in exchange for contemplation of a debt extension, granting the warrant holder the right to purchase 250,000 shares of common stock at a price of $1.50 per share. The warrants expire on January 31, 2024. The warrants were expensed immediately as a loss on extinguishment of debt. All warrants were outstanding on June 30, 2022. Subsequently, on April 14, 2022, an agreement was executed with the debt holder extending the maturity of the debt to July 31, 2022 in recognition of the warrants issued on January 28, 2022. This amendment was treated as a debt modification, and will be accounted for accordingly in the second quarter.

On January 28, 2022, the Company issued a warrant to a third party in exchange for contemplation of a debt extension, granting the warrant holder the right to purchase 400,000 shares of common stock at a price of $1.50 per share. The warrants expire on January 31, 2024. The warrants expire on January 31, 2024. The warrants were expensed immediately as a loss on extinguishment of debt. All warrants were outstanding on June 30, 2022.

COEPTIS THERAPEUTICS, INC.
NOTES TO CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS
Six months ended June 30, 2022 and 2021 (unaudited)

NOTE 5 — CAPITAL STRUCTURE (cont.)

Subsequently, on April 14, 2022, an agreement was executed with the debt holder extending the maturity of the debt to July 31, 2022 in recognition of the warrants issued on January 28, 2022. This amendment was treated as a debt modification, and will be accounted for accordingly in the second quarter.

On January 28, 2022, the Company issued a warrant to a third party in exchange for professional services, granting the warrant holder the right to purchase 775,000 shares of common stock at a price of $1.50 per share. The warrants expire on January 31, 2024. All warrants were outstanding on June 30, 2022.

On January 28, 2022, the Company issued a warrant to a third party in exchange for professional services, granting the warrant holder the right to purchase 200,000 shares of common stock at a price of $1.50 per share. The warrants expire on January 31, 2024. All warrants were outstanding on June 30, 2022.

On January 28, 2022, the Company issued a warrant to a third party in exchange for professional services, granting the warrant holder the right to purchase 350,000 shares of common stock at a price of $1.50 per share. The warrants expire on January 31, 2024. 296,666 warrants were outstanding on June 30, 2022. 53,334 warrants at $1.50 per share were exercised on March 1, 2022.

On January 28, 2022, the Company issued a warrant to a third party in exchange for professional services, granting the warrant holder the right to purchase 150,000 shares of common stock at a price of $1 per share and 150,000 shares at $2 per share. The warrants expire on January 31, 2024. All warrants were outstanding on June 30, 2022. On April 14, 2022, the Company issued an additional warrant in exchange for professional services, granting the warrant holder the right to purchase an additional 170,000 shares of common stock at a price of $1.50 per share. The warrants expire on January 31, 2024. All additional warrants were outstanding on June 30, 2022.

On January 28, 2022, the Company issued a warrant to a third party in exchange for professional services, granting the warrant holder the right to purchase 1,018,050 shares of common stock at a price of $1.50 per share. The warrants expire on January 31, 2024. All warrants were outstanding on June 30, 2022.

On January 28, 2022, the Company issued a warrant to a third party in exchange for professional services, granting the warrant holder the right to purchase 225,000 shares of common stock at a price of $1.50 per share. The warrants expire on January 31, 2024. 210,000 warrants were outstanding on June 30, 2022. 15,000 warrants at $1.50 per share were exercised on March 1, 2022.

On January 28, 2022, the Company issued a warrant to a third party in exchange for professional services, granting the warrant holder the right to purchase 100,000 shares of common stock at a price of $1 per share. The warrants expire on January 31, 2024. All warrants were outstanding on June 30, 2022.

On January 28, 2022, the Company issued a warrant to a third party in exchange for professional services, granting the warrant holder the right to purchase 100,000 shares of common stock at a price of $1.50 per share. The warrants expire on January 31, 2024. On June 27, 2022 a total of 25,000 warrants were exercised, leaving 75,000 outstanding on June 30, 2022.

On January 28, 2022, the Company issued a warrant to a third party in exchange for professional services, granting the warrant holder the right to purchase 100,000 shares of common stock at a price of $1.50 per share. The warrants expire on January 31, 2024. All warrants were outstanding on June 30, 2022.

On January 28, 2022, the Company issued a warrant to a third party in exchange for professional services, granting the warrant holder the right to purchase 52,050 shares of common stock at a price of $1.50 per share. The warrants expire on January 31, 2024. All warrants were outstanding on June 30, 2022.

On March 30, 2022, the Company issued a warrant to a third party in conjunction with an investment, granting the warrant holder the right to purchase 250,000 shares of common stock at a price of $3 per share. The warrants expire on March 30, 2024. All warrants were outstanding on June 30, 2022.

On March 30, 2022, the Company issued a warrant to a third party in exchange for professional services, granting the warrant holder the right to purchase 300,000 shares of common stock at a price of $1.50 per share. The warrants expire on April 1, 2027. All warrants were outstanding on June 30, 2022.

COEPTIS THERAPEUTICS, INC.
NOTES TO CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS
Six months ended June 30, 2022 and 2021 (unaudited)

NOTE 5 — CAPITAL STRUCTURE (cont.)

The warrants issued as of June 30, 2022 were valued using the Black-Scholes option pricing model using the following assumptions: 1) exercise price ranging from $1.00 to $5.00 per share, 2) fair value ranging from $4.80 to $6.00 per share, 3) discount rate ranging from 1.15% to 2.31%, 3) dividend rate of 0%, and 4) a term ranging from 2 to 5 years.

On April 19, 2022, Coeptis initiated a forced warrant conversation for certain warrants and on April 20, 2022, for additional warrants. The original expiration for the warrant conversions was set as May 19, 2022, and May 20, 2022. The expiration date was extended and moved to June 30, 2022. A second extension moved the expiration to July 15, 2022, and the third and most recent extension moved the expiration date for the warrant conversions to August 1, 2022.

Warrant contract	# Shares	$1.00	$1.50	$2.00	$3.00	$5.00
Coral Investment Partners Warrants	1,000,000	—	—	500,000	—	500,000

Warrant Holder	1,500,000	500,000	—	500,000	—	500,000

Warrant Holder	400,000	200,000	—	100,000	—	100,000
March 1, 2022	(5,000)	(5,000)	—	—	—	—
June 27, 2022	(270,000)	(195,000)	—	(75,000)	—	—
	125,000	—	—	25,000	—	100,000

Purple BioTech	300,000	—	—	—	—	300,000

Warrant Holder	600,000	600,000	—	—	—	—

Warrant Holder	250,000	—	250,000	—	—	—

Warrant Holder	400,000	—	400,000	—	—	—

Warrant Holder	775,000	—	775,000	—	—	—

Warrant Holder	200,000	—	200,000	—	—	—

Warrant Holder	350,000	—	350,000	—	—	—
March 1, 2022	(53,334)	—	(53,334)	—		—
	296,666	—	296,666	—	—	—

Warrant Holder	470,000	150,000	170,000	150,000	—	—

Warrant Holder	1,018,050	—	1,018,050	—	—	—

Warrant Holder	225,000	—	225,000	—	—	—
March 1, 2022	(15,000)	—	(15,000)	—	—	—
	210,000	—	210,000	—	—	—

Warrant Holder	100,000	100,000	—	—	—	—

Warrant Holder	100,000	—	100,000	—	—	—

Warrant Holder	100,000	—	100,000	—	—	—
June 27, 2022	(25,000)	—	(25,000)	—	—	—
	75,000	—	75,000	—	—	—

Warrant Holder	52,050	—	52,050	—	—	—

Warrant Holder	250,000	—	—	—	250,000	—

Warrant Holder	300,000	—	300,000	—	—	—
Total warrants outstanding for purchase of shares:	8,021,766	1,350,000	3,846,766	1,175,000	250,000	1,400,000

COEPTIS THERAPEUTICS, INC.
NOTES TO CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS
Six months ended June 30, 2022 and 2021 (unaudited)

NOTE 6 — COMMITMENTS AND CONTINGENCIES

Leases — The Company leases office space under an operating lease commencing December 1, 2017 through November 30, 2019 and a first lease extensions commending December 1, 2019 through May 31, 2020. The second lease extension extends the lease for twenty-four months, beginning on June 1, 2020 and ending on May 31, 2022. The third lease extension extends the lease for twenty-four months, beginning on June 1, 2022 and ending on May 31, 2024. The monthly rent is $3,750. On January 1, 2019, the Company adopted ASC Topic 842, Leases, requiring this lease to be recorded as an asset and corresponding liability on its consolidated balance sheet. The Company records rent expense associated with this lease on the straight-line basis in conjunction with the terms of the underlying lease. During the quarter ended June 30, 2022 and 2021, rents paid totaled $11,250 and for the six-month period ended June 30, 2022 and 2021, rental expense totaled $22,500

Future minimum rental payments required under the lease are as follows:

2022 (remaining)	$22,500
2023	45,000
2024	18,750
Total minimum lease payments:	86,250
Less amount representing interest	(10,458)
Present value of minimum lease payments:	75,792

As of June 30, 2022, the company had recorded a right of use asset of $77,950, and current and non-current lease liabilities of $19,451 and $56,341, respectively.

Legal Matters — The company is currently not a defendant in any litigation or threatened litigation that could have a material effect on the company’s financial statements.

Royalty Obligations — In connection with the product licensing agreement discussed in Note 3, the Company owed a minimum royalty payment of $1,000,000 following the first year of product sales. A minimum royalty amount was also due in subsequent years. This agreement was terminated and settled in September 2021. As of June 30, 2022 and 2021, liabilities of $0 and $1,000,000, respectively, were recorded to reflect the minimum future royalty payments.

Royalty Advances — In the year ended December 31, 2020, the Company received royalty advances on future product sales from its pharmaceutical marketing partner. These cumulative advances were recorded as deferred revenue of $1,000,000 at June 30, 2021. In August 2021, the Company terminated its agreement with its marketing partner. As part of the termination settlement, the payments made to Coeptis as advance of royalty payments on product sales were deemed forfeited by the marketing partner, and to remain as payments to Coeptis for the licensing rights. As such, advances totaling $1,000,000 were recognized as licensing income in Other Income for the year ended December 31, 2021. There were no royalty advances in the three- and six-month periods ended June 30, 2022 and 2021.

Potential Asset Acquisition — On April 6, 2022, the Company entered into a strategic agreement with Statera Biopharma, Inc.(‘Statera’) (Nasdaq: STAB) giving Coeptis the exclusive right to negotiate a definitive agreement related to the acquisition by Coeptis of Statera’s toll-like receptor 5 (TLR5) agonist platform, including entolimod, a clinical-stage product currently being developed as a treatment for acute radiation syndrome. In August 2022 the Company and Statera mutually agreed to terminate the strategic agreement.

Option Agreement — On April 29, 2022, Coeptis entered into an exclusive option agreement with University of Pittsburgh for rights to three chimeric antigen receptor T cell (CAR-T) technologies that offer the potential to address a range of hematologic and solid tumors. Among the initial cancer indications under development are pre-clinical programs targeting breast cancer and ovarian cancer. The exclusive option agreement involves the intellectual property rights to three technologies jointly developed in the laboratories of Jason Lohmueller, Ph.D.,

COEPTIS THERAPEUTICS, INC.
NOTES TO CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS
Six months ended June 30, 2022 and 2021 (unaudited)

NOTE 6 — COMMITMENTS AND CONTINGENCIES (cont.)

Assistant Professor of Immunology; Alexander Deiters, Ph.D., Professor of Chemistry; and Olivera Finn, Ph.D., Professor of Immunology: 1) mSA2 affinity-enhanced biotin-binding CAR, 2) universal self-labeling SynNotch and CARs for programable antigen-targeting, and 3) conditional control of universal CAR-T cells through stimulus-reactive adaptors. Per the option agreement, Coeptis paid the University of Pittsburgh a non-refundable fee of $5,000 for the exclusive option to license the patent rights to each of the three technologies. Coeptis has until October 29, 2022, to exercise the options and pay the specified exercise considerations. The option agreement may be extended an additional six months, subject to the agreement of both parties.

NOTE 7 — 401(k) PROFIT-SHARING PLAN

The Company sponsors a qualified profit-sharing plan with a 401(k) feature that covers all eligible employees. Participation in the 401(k) feature of the plan is voluntary. Participating employees may defer up to 100% of their compensation up to the maximum prescribed by the Internal Revenue Code. The plan permits for employee elective deferrals but has no contribution requirements for the Company. During the six months ended June 30, 2022 and 2021, no employer contributions were made.

NOTE 8 — INCOME TAXES

For the six months ended June 30, 2022 and 2021, respectively, no income tax expense or benefit was recognized. The Company’s deferred tax assets are comprised primarily of net operating loss carryforwards. The Company maintains a full valuation allowance on its deferred tax assets since it has not yet achieved sustained profitable operations. As a result, the Company has not recorded any income tax benefit since its inception.

Annex A

AGREEMENT AND PLAN OF MERGER

by and among

BULL HORN HOLDINGS CORP.,
as the Purchaser,

BH MERGER SUB, INC.,
as Merger Sub,

and

COEPTIS THERAPEUTICS, INC.,
as the Company,

Dated as of April 18, 2022

Annex A-i

Annex A-ii

INDEX OF EXHIBITS

Exhibit	Description
Exhibit A	Form of Voting Agreement

Annex A-iii

AGREEMENT AND PLAN OF MERGER

This Agreement and Plan of Merger (this “Agreement”) is made and entered into as of April 18, 2022 by and among (i) Bull Horn Holdings Corp., a British Virgin Islands business company (together with its successors, including post-Domestication in the State of Delaware, the “Purchaser”), (ii) BH Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of the Purchaser (“Merger Sub”), and (iii) Coeptis Therapeutics, Inc., a Delaware corporation (the “Company”). The Purchaser, Merger Sub and the Company are sometimes referred to herein individually as a “Party” and, collectively, as the “Parties”.

RECITALS:

A. The Company, directly and indirectly through its subsidiaries, is a biopharmaceutical company developing innovative cell therapy platforms for patients with cancer;

B. The Purchaser owns all of the issued and outstanding capital stock of Merger Sub, which was formed for the sole purpose of the Merger (as defined below);

C. The Parties intend to effect the merger of Merger Sub with and into the Company, with the Company continuing as the surviving entity (the “Merger”), as a result of which (i) all of the issued and outstanding capital stock of the Company immediately prior to the Effective Time, shall no longer be outstanding and shall automatically be canceled and shall cease to exist, in exchange for the right for each Company Stockholder (as defined herein) to receive its Pro Rata Share (as defined herein) of the Merger Consideration (as defined herein) and (ii) the Specified Company Warrants (as defined herein), to the extent outstanding and unexercised as of immediately prior to the Effective Time, shall be assumed (with equitable adjustments to the number and exercise price thereof) by the Purchaser with the result that such assumed Specified Company Warrants shall be replaced with Assumed Warrants (as defined herein) exercisable into shares of Purchaser Common Stock, all upon the terms and subject to the conditions set forth in this Agreement and in accordance with the applicable provisions of the Delaware General Corporation Law (as amended, the “DGCL”);

D. The Parties intend that, at least one (1) Business Day prior to the Closing Date, the Purchaser will continue out of the British Virgin Islands and become domesticated as a corporation in the State of Delaware (the “Domestication”) pursuant to Section 184 of the BVI Business Companies Act, 2004 (as amended, the “Companies Act”) and Section 388 of the Delaware General Corporation Law (as amended, the “DGCL”) and in accordance with the terms of the Purchaser’s Organizational Documents;

E. The boards of directors of the Company, the Purchaser and Merger Sub have each (i) determined that the Merger is fair, advisable and in the best interests of their respective companies and stockholders, (ii) approved this Agreement and the transactions contemplated hereby, including the Merger, upon the terms and subject to the conditions set forth herein, and (iii) determined to recommend to their respective stockholders the approval and adoption of this Agreement and the transactions contemplated hereby, including the Merger;

F. The Purchaser has received voting and support agreements in substantially the form attached as Exhibit A hereto (collectively, the “Voting Agreements”) signed by the Company and certain holders of Company Stock (as defined herein) sufficient to approve the Merger and the other transactions contemplated by this Agreement (including any separate class or series votes of Company Preferred Stock (as defined herein));

G. The Parties intend that the Merger will qualify as a tax-free “reorganization” within the meaning of Section 368(a) of the Code (as defined herein); and

H. Certain capitalized terms used herein are defined in Article X hereof.

NOW, THEREFORE, in consideration of the premises set forth above, which are incorporated in this Agreement as if fully set forth below, and the representations, warranties, covenants and agreements contained in this Agreement, and intending to be legally bound hereby, the Parties hereto agree as follows:

ARTICLE I
MERGER

1.1 Merger. At the Effective Time, and subject to and upon the terms and conditions of this Agreement, and in accordance with the applicable provisions of the DGCL, Merger Sub and the Company shall consummate the Merger, pursuant to which Merger Sub shall be merged with and into the Company, following which the separate

Annex A-1

corporate existence of Merger Sub shall cease and the Company shall continue as the surviving corporation. The Company, as the surviving corporation after the Merger, is hereinafter sometimes referred to as the “Surviving Corporation” (provided, that references to the Company for periods after the Effective Time shall include the Surviving Corporation).

1.2 Effective Time. The Parties hereto shall cause the Merger to be consummated by filing the Certificate of Merger for the merger of Merger Sub with and into the Company (the “Certificate of Merger”) with the Secretary of State of the State of Delaware in accordance with the relevant provisions of the DGCL (the time of such filing, or such later time as may be specified in the Certificate of Merger, being the “Effective Time”).

1.3 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in this Agreement, the Certificate of Merger and the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, agreements, powers and franchises, debts, Liabilities, duties and obligations of Merger Sub and the Company shall become the property, rights, privileges, agreements, powers and franchises, debts, Liabilities, duties and obligations of the Surviving Corporation, which shall include the assumption by the Surviving Corporation of any and all agreements, covenants, duties and obligations of Merger Sub and the Company set forth in this Agreement to be performed after the Effective Time.

1.4 Tax Treatment. For federal income tax purposes, the Merger is intended to constitute a “reorganization” within the meaning of Section 368 of the Code. The Parties adopt this Agreement as a “plan of reorganization” within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations.

1.5 Certificate of Incorporation and Bylaws. At the Effective Time, the Certificate of Incorporation and Bylaws of the Company, each as in effect immediately prior to the Effective Time, shall automatically be amended and restated in their entirety to read identically to the Certificate of Incorporation and Bylaws of Merger Sub, as in effect immediately prior to the Effective Time, and such amended and restated Certificate of Incorporation and Bylaws shall become the respective Certificate of Incorporation and Bylaws of the Surviving Corporation, except that the name of the Surviving Corporation in such Certificate of Incorporation and Bylaws shall be amended to be “Coeptis Therapeutics, Inc.”.

1.6 Directors and Officers of the Surviving Corporation. At the Effective Time, the board of directors and executive officers of the Surviving Corporation shall be the board of directors and executive officers of the Purchaser, after giving effect to Section 5.16, each to hold office in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation until their respective successors are duly elected or appointed and qualified or their earlier death, resignation or removal.

1.7 Purchaser Certificate of Incorporation.

(a) At the Domestication, subject to the receipt of approval of the shareholders of the Purchaser, the Purchaser shall adopt a Delaware certificate of incorporation in a form to be agreed between the Purchaser and the Company acting reasonably and in good faith (the “Interim Purchaser Certificate of Incorporation”).

(b) Effective upon the Effective Time, the Purchaser shall amend and restate its Certificate of Incorporation in a form to be agreed between the Purchaser and the Company acting reasonably in good faith (the “Final Purchaser Certificate of Incorporation”), which shall, among other matters, amend the Purchaser’s Certificate of Incorporation to (i) provide that the name of the Purchaser shall be changed to “Coeptis Therapeutics Holdings, Inc.”, or such other name as mutually agreed to by the Purchaser and the Company, (ii) provide for size and structure of the Post-Closing Purchaser Board in accordance with Section 5.16, and (iii) remove and change certain provisions in the Purchaser’s Certificate of Incorporation related to the Purchaser’s status as a blank check company.

1.8 Pre-Closing Company Preferred Stock Exchange. On or prior to the Closing Date, the holders of Company Preferred Stock shall either exchange or convert all of their issued and outstanding shares of Company Preferred Stock for shares of Company Common Stock at the applicable conversion ratio (including any accrued or declared but unpaid dividends) as set forth in the Company Charter (the “Company Preferred Stock Exchange”).

1.9 Merger Consideration. As consideration for the Merger, the Company Security Holders collectively shall be entitled to receive from the Purchaser, in the aggregate, a number of shares of Purchaser Common Stock with an aggregate value equal to (the “Merger Consideration”) (a) One Hundred Seventy-Five Million U.S. Dollars ($175,000,000), minus (or plus if positive) (b) the amount of Closing Net Debt, minus (c) the amount of any

Annex A-2

Transaction Expenses, with each Company Stockholder receiving for each share of Company Common Stock held (after giving effect to the Company Preferred Stock or otherwise treating shares of Company Preferred Stock on an as-converted to Company Common Stock basis, but excluding any Company Securities described in Section 1.11(b)) a number of shares of Purchaser Common Stock equal to (i) the Per Share Price, divided by (ii) the Redemption Price (the “Conversion Ratio”). The Merger Consideration will be based on the Closing Statement delivered pursuant to Section 1.10.

1.10 Closing Calculations. Not later than three (3) Business Days prior to the Closing Date, the Company shall deliver to the Purchaser a statement certified by the Company’s chief executive officer (the “Closing Statement”) setting forth (a) a good faith calculation of the Company’s estimate of the Closing Net Debt and Transaction Expenses, in each case, as of the Reference Time, and the resulting Merger Consideration and Per Share Price based on such estimates, in reasonable detail including for each component thereof, along with the amount owed to each creditor of any of the Target Companies and other evidence reasonably necessary to confirm such calculations. Promptly upon delivering the Closing Statement to the Purchaser, if requested by the Purchaser, the Company will meet with the Purchaser to review and discuss the Closing Statement and the Company will consider in good faith the Purchaser’s comments to the Closing Statement and make any agreed adjustments to the Closing Statement prior to the Closing, which adjusted Closing Statement, as and if mutually approved by the Company and the Purchaser both acting reasonably and in good faith, shall thereafter become the Closing Statement for all purposes of this Agreement. The Closing Statement and the determinations contained therein shall be prepared in accordance with the Accounting Principles and otherwise in accordance with this Agreement.

1.11 Effect of Merger on Company Securities. At the Effective Time, by virtue of the Merger and without any action on the part of any Party or the holders of any Company Securities or the holders of any shares of capital stock of the Purchaser or Merger Sub:

(a) Company Stock. Subject to clause (b) below, all shares of Company Stock issued and outstanding immediately prior to the Effective Time (after giving effect to the Company Preferred Stock) will automatically be canceled and cease to exist in exchange for the right to receive the Merger Consideration, with each Company Stockholder being entitled to receive its Pro Rata Share of the Merger Consideration, without interest, upon delivery of the Transmittal Documents in accordance with Section 1.12 (subject to clause (b) below). All shares of Company Preferred Stock will be treated on an as-converted to Company Common Stock basis. As of the Effective Time, each Company Stockholder shall cease to have any other rights in and to the Company or the Surviving Corporation (other than the rights set forth in Section 1.15 below).

(b) Treasury Stock. Notwithstanding clause (a) above or any other provision of this Agreement to the contrary, at the Effective Time, if there are any Company Securities that are owned by the Company as treasury shares or any Company Securities owned by any direct or indirect Subsidiary of the Company immediately prior to the Effective Time, such Company Securities shall be canceled and shall cease to exist without any conversion thereof or payment therefor.

(c) Dissenting Shares. Each of the Dissenting Shares issued and outstanding immediately prior to the Effective Time shall be canceled and cease to exist in accordance with Section 1.15 and shall thereafter represent only the right to receive the applicable payments set forth in Section 1.15.

(d) Company Warrants.

(i) Each Company Warrant (whether vested or unvested) that is not a Specified Company Warrant, if not exercised prior to the Effective Time, shall be canceled, retired and terminated and cease to represent a right to acquire, be exchanged for or convert into shares of Company Stock.

(ii) Each Specified Company Warrant that is outstanding and unexercised immediately prior to the Effective Time shall be assumed by the Purchaser and automatically converted into a warrant for shares of Purchaser Common Stock (each, an “Assumed Warrant”). Subject to the subsequent sentence, each Assumed Warrant will be subject to the same terms and conditions as the Specified Company Warrant so assumed (except that any references therein to the Company or Company Stock will instead mean the Purchaser and Purchaser Common Stock, respectively). Each Assumed Warrant shall: (A) confer the right to acquire a number of shares of Purchaser Common Stock equal to (as rounded down to the nearest whole number) the product of (1) the number of shares of Company Common Stock) which the Specified Company Warrant had the right to acquire immediately prior to

Annex A-3

the Effective Time, multiplied by (2) the Conversion Ratio; (B) have an exercise price equal to (as rounded up to the nearest whole cent) the quotient of (1) the exercise price of the Specified Company Warrant (in U.S. Dollars), divided by (2) the Conversion Ratio; and (C) be subject to the same vesting schedule, if any, as the applicable Specified Company Warrant.

(e) Other Company Convertible Securities. Any other Company Convertible Security other than a Company Warrant and Permitted Debt, if not exercised or converted prior to the Effective Time, shall be canceled, retired and terminated and cease to represent a right to acquire, be exchanged for or convert into shares of Company Stock.

1.12 Surrender of Company Securities and Disbursement of Merger Consideration.

(a) Prior to the Effective Time, the Purchaser shall appoint its transfer agent, Continental Stock Transfer & Trust Company, or another agent reasonably acceptable to the Company (the “Exchange Agent”), for the purpose of accepting each Letter of Transmittal. At or prior to the Effective Time, the Purchaser shall deposit, or cause to be deposited, with the Exchange Agent the Merger Consideration. At or prior to the Effective Time, the Purchaser shall send, or shall cause the Exchange Agent to send, to each Company Stockholder, a letter of transmittal for use in such exchange (a “Letter of Transmittal”).

(b) Each Company Stockholder shall be entitled to receive its Pro Rata Share of the Merger Consideration in respect of the Company Stock held by such Company Stockholder (excluding any Company Securities described in Sections 1.11(b) or 1.11(c)), as soon as reasonably practicable after the Effective Time, but subject to the delivery to the Exchange Agent of the following items prior thereto (collectively, the “Transmittal Documents”): (i) a properly completed and duly executed Letter of Transmittal and (ii) such other documents as may be reasonably requested by the Exchange Agent or the Purchaser. The Company Stock held by such Company Stockholder shall represent after the Effective Time for all purposes only the right to receive such portion of the Merger Consideration attributable to such Company Stock.

(c) If any portion of the Merger Consideration is to be delivered or issued to a Person other than the Person in whose name the Company Stock is registered in the books and records of the Company immediately prior to the Effective Time, it shall be a condition to such delivery that (i) the transfer of such Company Stock shall have been permitted in accordance with the terms of the Company’s Organizational Documents and any stockholders agreement with respect to the Company, each as in effect immediately prior to the Effective Time, (ii) the recipient of such portion of the Merger Consideration, or the Person in whose name such portion of the Merger Consideration is delivered or issued, shall have already executed and delivered, if a Significant Company Holder, counterparts to a Lock-Up Agreement, and such other Transmittal Documents as are reasonably deemed necessary by the Exchange Agent or the Purchaser and (iii) the Person requesting such delivery shall pay to the Exchange Agent any transfer or other Taxes required as a result of such delivery to a Person other than the registered holder of such Company Stock or establish to the satisfaction of the Exchange Agent that such Tax has been paid or is not payable.

(d) After the Effective Time, there shall be no further registration of transfers of Company Stock. No dividends or other distributions declared or made after the date of this Agreement with respect to Purchaser Common Stock with a record date after the Effective Time will be paid to the holders of any Company Stock that have not yet been surrendered with respect to the Purchaser Common Stock to be issued upon surrender thereof until the holders of record of such Company Stock shall have surrendered such Company Stock by providing the applicable Transmittal Documents. Subject to applicable Law, following surrender of any such Company Stock by delivery of the applicable Transmittal Documents, the Purchaser shall promptly deliver to the record holders thereof, without interest, the certificates representing the Purchaser Common Stock issued in exchange therefor and the amount of any such dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such Purchaser Common Stock.

(e) All securities issued upon the surrender of Company Securities in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such Company Securities. Any portion of the Merger Consideration made available to the Exchange Agent pursuant to Section 1.12(a) that remains unclaimed by Company Stockholders two (2) years after the Effective Time shall be returned to the Purchaser, upon demand, and any such Company Stockholder who has not exchanged its Company Stock for the applicable portion of the Merger Consideration in accordance with this Section 1.12 prior to that time shall thereafter look only to the Purchaser for payment of the portion of the Merger Consideration in respect of such shares of

Annex A-4

Company Stock without any interest thereon (but with any dividends paid with respect thereto). Notwithstanding the foregoing, none of the Surviving Corporation, the Purchaser or any Party hereto shall be liable to any Person for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

(f) The Purchaser shall not issue Assumed Warrants for Specified Company Warrants until it shall have received from each holder thereof (i) a duly executed Letter of Transmittal with respect to such Specified Company Warrant, and (ii) a duly executed counterpart to the agreement for the Assumed Warrant, which among other matters will release the Company from its obligations with respect to the Specified Company Warrant.

(g) Notwithstanding anything to the contrary contained herein, no fraction of a share of Purchaser Common Stock will be issued by virtue of the Merger or the transactions contemplated hereby, and each Person who would otherwise be entitled to a fraction of a share of Purchaser Common Stock (after aggregating all fractional shares of Purchaser Common Stock that otherwise would be received by such holder) shall instead have the number of shares of Purchaser Common Stock issued to such Person rounded down in the aggregate to the nearest whole share of Purchaser Common Stock.

1.13 Effect of Transaction on Merger Sub Stock. At the Effective Time, by virtue of the Merger and without any action on the part of any Party or the holders of any Company Securities or the holders of any shares of capital stock of the Purchaser or Merger Sub, each share of Merger Sub Common Stock outstanding immediately prior to the Effective Time shall be converted into an equal number of shares of common stock of the Surviving Corporation, and shall thereafter constitute the only outstanding shares of capital stock of the Surviving Corporation.

1.14 Taking of Necessary Action; Further Action. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company and Merger Sub, the officers and directors of the Company and Merger Sub are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action, so long as such action is not inconsistent with this Agreement.

1.15 Appraisal and Dissenter’s Rights. No Company Stockholder who has validly exercised its appraisal rights pursuant to Section 262 of the DGCL (a “Dissenting Stockholder”) with respect to its Company Stock (such shares, “Dissenting Shares”) shall be entitled to receive any portion of the Merger Consideration with respect to the Dissenting Shares owned by such Dissenting Stockholder unless and until such Dissenting Stockholder shall have effectively withdrawn or lost its appraisal rights under the DGCL. Each Dissenting Stockholder shall be entitled to receive only the payment resulting from the procedure set forth in Section 262 of the DGCL with respect to the Dissenting Shares owned by such Dissenting Stockholder. The Company shall give the Purchaser (i) prompt notice of any written demands for appraisal, attempted withdrawals of such demands, and any other instruments served pursuant to applicable Laws that are received by the Company relating to any Dissenting Stockholder’s rights of appraisal and (ii) the opportunity to participate in all negotiations and proceedings with respect to demand for appraisal under the DGCL. The Company shall not, except with the prior written consent of the Purchaser, voluntarily make any payment with respect to any demands for appraisal, offer to settle or settle any such demands or approve any withdrawal of any such demands. Notwithstanding anything to the contrary contained in this Agreement, for all purposes of this Agreement, the Merger Consideration shall be reduced by the Pro Rata Share of any Dissenting Stockholders attributable to any Dissenting Shares and the Dissenting Stockholders shall have no rights to any portion of the Merger Consideration with respect to any Dissenting Shares; provided, that if the amount of Merger Consideration reduction resulting from the Pro Rata reduction is not fully-realized by the Dissenting Stockholders (such difference, the “Excess Reduction Amount”), such Excess Reduction Amount shall be distributed to the non-dissenting Company Stockholders, in cash, proportionately based on their relative holdings in relation to each other.

ARTICLE II
CLOSING

2.1 Closing. Subject to the satisfaction or waiver of the conditions set forth in Article VI, the consummation of the transactions contemplated by this Agreement (the “Closing”) shall take place at the offices of Ellenoff Grossman & Schole LLP (“EGS”), counsel to the Purchaser, 1345 Avenue of the Americas, New York, NY 10105, on a date and at a time to be agreed upon by the Purchaser and the Company, which date shall be no later than the second (2nd) Business Day after all the Closing conditions to this Agreement have been satisfied or waived, or at such other date, time or place (including remotely) as the Purchaser and the Company may agree (the date and time at which the Closing is actually held being the “Closing Date”).

Annex A-5

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE PURCHASER AND MERGER SUB

Except as set forth in (i) the disclosure schedules delivered by the Purchaser and Merger Sub to the Company on the date hereof (the “Purchaser Disclosure Schedules”), the Section numbers of which are numbered to correspond to the Section numbers of this Agreement to which they refer (provided, however, that an item disclosed in any Section of the Purchaser Disclosure Schedules shall be deemed to have been disclosed with respect to all other Sections of this Article III to which the relevance of such disclosure is reasonably apparent on its face), or (ii) the Purchaser SEC Reports that are available on the SEC’s web site through EDGAR, the Purchaser and Merger Sub, jointly and severally, represent and warrant to the Company, as of the date hereof and as of the Closing, as follows:

3.1 Organization and Standing. The Purchaser and Merger Sub are each companies duly incorporated or organized (as the case may be), validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization. Each of the Purchaser and Merger Sub has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Each of the Purchaser and Merger Sub is duly qualified or licensed and in good standing to do business in each jurisdiction in which the character of the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so qualified or licensed or in good standing can be cured without material cost or expense. Each of the Purchaser and Merger Sub has heretofore made available to the Company accurate and complete copies of its Organizational Documents, as currently in effect. Each of the Purchaser and Merger Sub is not in violation of any provision of its Organizational Documents in any material respect.

3.2 Authorization; Binding Agreement. Each of the Purchaser and Merger Sub has all requisite corporate power and authority to execute and deliver this Agreement and each Ancillary Document to which it is a party, to perform the Purchaser’s and Merger Sub’s respective obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby, subject to obtaining the Required Purchaser Stockholder Approval. The execution and delivery of this Agreement and each Ancillary Document to which it is a party and the consummation of the transactions contemplated hereby and thereby (a) have been duly and validly authorized by the board of directors of the Purchaser and Merger Sub, and (b) other than the Required Purchaser Stockholder Approval, no other corporate proceedings, other than as set forth elsewhere in the Agreement, on the part of the Purchaser or Merger Sub are necessary to authorize the execution and delivery of this Agreement and each Ancillary Document to which it is a party or to consummate the transactions contemplated hereby and thereby. On or prior to the date of this Agreement, the Purchaser’s and Merger Sub’s boards of directors, by resolutions adopted at a meeting duly called and held or by unanimous written consent, (i) determined that this Agreement and the transactions contemplated hereby, including the Merger, are advisable, fair to and in the best interests of the Purchaser’s stockholders in accordance with the DGCL or the Companies Act, as applicable, (ii) approved and adopted this Agreement, the Merger and the other transactions contemplated by this Agreement in accordance with the DGCL or the Companies Act, as applicable and the Purchaser’s and Merger Sub’s Organizational Documents, (iii) resolved to recommend that the Purchaser’s stockholders vote in favor of the approval of this Agreement, the Merger and the other Purchaser Stockholder Approval Matters in accordance with the DGCL or the Companies Act, as applicable, and the Purchaser’s and Merger Sub’s Organizational Documents (the “Purchaser Recommendation”) and (iv) directed that this Agreement and the other Purchaser Stockholder Approval Matters be submitted to the Purchaser’s stockholders for their approval and adoption. This Agreement has been, and each Ancillary Document to which each of the Purchaser and Merger Sub is a party shall be when delivered, duly and validly executed and delivered by the Purchaser and Merger Sub and, assuming the due authorization, execution and delivery of this Agreement and such Ancillary Documents by the other parties hereto and thereto, constitutes, or when delivered shall constitute, the valid and binding obligation of the Purchaser and Merger Sub, enforceable against the Purchaser and Merger Sub in accordance with its terms, except to the extent that enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization and moratorium laws and other laws of general application affecting the enforcement of creditors’ rights generally or by any applicable statute of limitation or by any valid defense of set-off or counterclaim, and the fact that equitable remedies or relief (including the remedy of specific performance) are subject to the discretion of the court from which such relief may be sought (collectively, the “Enforceability Exceptions”).

3.3 Governmental Approvals. Except as otherwise described in Schedule 3.3, no Consent of or with any Governmental Authority, on the part of the Purchaser is required to be obtained or made in connection with the execution, delivery or performance by the Purchaser of this Agreement and each Ancillary Document to which it is a party or the consummation by the Purchaser of the transactions contemplated hereby and thereby, other than

Annex A-6

(a) pursuant to Antitrust Laws, (b) such filings as contemplated by this Agreement, (c) any filings required with Nasdaq or the SEC with respect to the transactions contemplated by this Agreement, (d) applicable requirements, if any, of the Securities Act, the Exchange Act, and/or any state “blue sky” securities Laws, and the rules and regulations thereunder, and (e) where the failure to obtain or make such Consents or to make such filings or notifications, would not reasonably be expected to have a Material Adverse Effect on the Purchaser.

3.4 Non-Contravention. Except as otherwise described in Schedule 3.4, the execution and delivery by the Purchaser and Merger Sub of this Agreement and each Ancillary Document to which each is a party, the consummation by the Purchaser and Merger Sub of the transactions contemplated hereby and thereby, and compliance by the Purchaser and Merger Sub with any of the provisions hereof and thereof, will not (a) conflict with or violate any provision of the Purchaser’s and Merger Sub’s Organizational Documents, (b) subject to obtaining the Consents from Governmental Authorities referred to in Section 3.3 hereof, and the waiting periods referred to therein having expired, and any condition precedent to such Consent or waiver having been satisfied, conflict with or violate any Law, Order or Consent applicable to the Purchaser, Merger Sub or any of their respective properties or assets, or (c) (i) violate, conflict with or result in a breach of, (ii) constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, (iii) result in the termination, withdrawal, suspension, cancellation or modification of, (iv) accelerate the performance required by the Purchaser or Merger Sub under, (v) result in a right of termination or acceleration under, (vi) give rise to any obligation to make payments or provide compensation under, (vii) result in the creation of any Lien upon any of the properties or assets of the Purchaser or Merger Sub under, (viii) give rise to any obligation to obtain any third party Consent or provide any notice to any Person or (ix) give any Person the right to declare a default, exercise any remedy, claim a rebate, chargeback, penalty or change in delivery schedule, accelerate the maturity or performance, cancel, terminate or modify any right, benefit, obligation or other term under, any of the terms, conditions or provisions of, any Purchaser Material Contract, except for any deviations from any of the foregoing clauses (a), (b) or (c) that would not reasonably be expected to have a Material Adverse Effect on the Purchaser.

3.5 Capitalization.

(a) The authorized shares of the Purchaser consist of an unlimited amount of each of (i) ordinary shares of no par value (the “Purchaser Ordinary Shares”), (ii) Class A preferred shares of no par value (the “Purchaser Class A Preferred Shares”), (iii) Class B preferred shares of no par value (the “Purchaser Class B Preferred Shares”), (iv) Class C preferred shares of no par value (the “Purchaser Class C Preferred Shares”), (v) Class D preferred shares of no par value (the “Purchaser Class D Preferred Shares”), and Class E preferred shares of no par value (the “Purchaser Class E Preferred Shares” and together with the Class A Preferred Shares, the Class B Preferred Shares, the Class C Preferred Shares and the Class D Preferred Shares being referred to as the “Purchaser Preferred Shares”); provided that, upon the effectiveness of the Final Purchaser Certificate of Incorporation, the authorized capital stock of the Purchaser shall be as set forth therein. The issued and outstanding Purchaser Securities as of the date of this Agreement are set forth on Schedule 3.5(a). All outstanding Purchaser Ordinary Shares are, and all Purchaser Common Stock when issued (and subject to the effectiveness of the Final Purchaser Certificate of Incorporation) will be, duly authorized, validly issued, fully paid and non-assessable and not subject to or issued in violation of any purchase option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the DGCL or the Companies Act (as applicable), the Purchaser’s Organizational Documents or any Contract to which Purchaser is a party. All of the outstanding Purchaser Securities have been granted, offered, sold and issued in compliance with all applicable securities Laws.

(b) Prior to giving effect to the merger, Merger Sub is authorized to issue 1,000 shares of Merger Sub Common Stock, of which 1,000 shares are issued and outstanding, and all of which are owned by the Purchaser. Prior to giving effect to the transactions contemplated by this Agreement, other than Merger Sub, the Purchaser does not have any Subsidiaries or own any equity interests in any other Person.

(c) Except as set forth in Schedule 3.5(a) or Schedule 3.5(c), there are no (i) outstanding options, warrants, puts, calls, convertible securities, preemptive, first refusal, first offer or similar rights, (ii) bonds, debentures, notes or other Indebtedness having general voting rights or that are convertible or exchangeable into securities having such rights or (iii) subscriptions or other rights, agreements, arrangements, Contracts or commitments of any character (other than this Agreement and the Ancillary Documents), (A) relating to the issued or unissued shares of the Purchaser or (B) obligating Purchaser to issue, transfer, deliver or sell or cause to be issued, transferred, delivered, sold or repurchased any options or shares or securities convertible into or exchangeable for such shares, or (C) obligating Purchaser to grant, extend or enter into any such option, warrant, call, subscription

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or other right, agreement, arrangement or commitment for such capital shares. Other than any redemption of Public Stockholders conducted in connection with an Extension (an “Extension Redemption”) or the Closing Redemption (any of an Extension Redemption or a Closing Redemption, a “Redemption”) or as expressly set forth in this Agreement, there are no outstanding obligations of the Purchaser to repurchase, redeem or otherwise acquire any shares of the Purchaser or to provide funds to make any investment (in the form of a loan, capital contribution or otherwise) in any Person. Except as set forth in Schedule 3.5(c), there are no stockholders agreements, proxies, voting trusts or other agreements or understandings to which the Purchaser is a party (or, to the Purchaser’s Knowledge, to which it is not a party) with respect to the voting of any shares of the Purchaser.

(d) All Indebtedness of the Purchaser as of the date of this Agreement is disclosed on Schedule 3.5(d). No Indebtedness of the Purchaser contains any restriction upon (i) the prepayment of any of such Indebtedness, (ii) the incurrence of Indebtedness by the Purchaser or (iii) the ability of the Purchaser to grant any Lien on its properties or assets.

(e) Since the date of formation of the Purchaser, and except as contemplated by this Agreement, the Purchaser has not declared or paid any distribution or dividend in respect of its shares and has not repurchased, redeemed or otherwise acquired any of its shares, and the Purchaser’s board of directors has not authorized any of the foregoing.

3.6 SEC Filings and Purchaser Financials.

(a) The Purchaser, since the Purchaser IPO, has filed all forms, reports, schedules, statements, registration statements, prospectuses and other documents required to be filed or furnished by the Purchaser with the SEC under the Securities Act and/or the Exchange Act, together with any amendments, restatements or supplements thereto, and will file all such forms, reports, schedules, statements and other documents required to be filed subsequent to the date of this Agreement. Except to the extent available on the SEC’s web site through EDGAR, the Purchaser has delivered to the Company copies in the form filed with the SEC of all of the following: (i) the Purchaser’s annual reports on Form 10-K for each fiscal year of the Purchaser beginning with the first year the Purchaser was required to file such a form, (ii) the Purchaser’s quarterly reports on Form 10-Q for each fiscal quarter that the Purchaser filed such reports to disclose its quarterly financial results in each of the fiscal years of the Purchaser referred to in clause (i) above, (iii) all other forms, reports, registration statements, prospectuses and other documents (other than preliminary materials) filed by the Purchaser with the SEC since the beginning of the first fiscal year referred to in clause (i) above (the forms, reports, registration statements, prospectuses and other documents referred to in clauses (i), (ii) and (iii) above, whether or not available through EDGAR, are, collectively, the “Purchaser SEC Reports”) and (iv) all certifications and statements required by (A) Rules 13a-14 or 15d-14 under the Exchange Act, and (B) 18 U.S.C. §1350 (Section 906 of SOX) with respect to any report referred to in clause (i) above (collectively, the “Purchaser Public Certifications”). Except for any changes (including any required revisions to or restatements of the Purchaser Financials (defined below) or the Purchaser SEC Reports) to (A) the Purchaser’s historical accounting of the Purchaser Warrants as equity rather than as liabilities that may be required as a result of the Staff Statement on Accounting and Reporting Considerations for Warrants Issued by Special Purpose Acquisition Companies (“SPACs”) that was issued by the SEC on April 12, 2021, and related guidance by the SEC, (B) the Purchaser’s accounting or classification of the Purchaser’s outstanding redeemable shares as temporary, as opposed to permanent, equity that may be required as a result of related statements by the SEC staff or recommendations or requirements of the Purchaser’s auditors, or (C) the Purchaser’s historical or future accounting relating to any other guidance from the SEC staff after the date hereof relating to non-cash accounting matters (clauses (A) through (C), collectively, “SEC SPAC Accounting Changes”), the Purchaser SEC Reports (x) were prepared in all material respects in accordance with the requirements of the Securities Act and the Exchange Act, as the case may be, and the rules and regulations thereunder and (y) did not, as of their respective effective dates (in the case of Purchaser SEC Reports that are registration statements filed pursuant to the requirements of the Securities Act) and at the time they were filed with the SEC (in the case of all other Purchaser SEC Reports) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading, and the Purchaser Public Certifications are each true as of their respective dates of filing. As of the date of this Agreement, there are no outstanding or unresolved comments in comment letters received from the SEC with respect to any Purchaser SEC Reports. None of the Purchaser SEC Reports filed on or prior to the date of this Agreement is subject to ongoing SEC review or investigations as of the date of this Agreement. The Parties

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acknowledge and agree that any restatement, revision or other modification of the Purchaser Financials or the Purchaser SEC Reports as a result of any SEC SPAC Accounting Changes shall be deemed not material for purposes of this Agreement. As used in this Section 3.6, the term “file” shall be broadly construed to include any manner permitted by SEC rules and regulations in which a document or information is furnished, supplied or otherwise made available to the SEC. As of the date of this Agreement, (A) the Purchaser Public Units, the Purchaser Ordinary Shares and the Purchaser Public Warrants are listed on Nasdaq, (B) the Purchaser has not received any written deficiency notice from Nasdaq relating to the continued listing requirements of such Purchaser Securities, (C) there are no Actions pending or threatened in writing against the Purchaser by the Financial Industry Regulatory Authority with respect to any intention by such entity to suspend, prohibit or terminate the quoting of such Purchaser Securities on Nasdaq and (D) such Purchaser Securities are in compliance with all of the applicable corporate governance rules of Nasdaq.

(b) Except for any SEC SPAC Accounting Changes, the financial statements and notes of the Purchaser contained or incorporated by reference in the Purchaser SEC Reports (the “Purchaser Financials”), fairly present in all material respects the financial position and the results of operations, changes in stockholders’ equity, and cash flows of the Purchaser at the respective dates of and for the periods referred to in such financial statements, all in accordance with (i) GAAP methodologies applied on a consistent basis throughout the periods involved; (ii) contain and reflect all necessary adjustments and accruals for a fair representations of the Purchaser’s financial condition as of their dates; (iii) contain and reflect adequate provisions for all material Liabilities for all material Taxes applicable to the Purchaser with respect to the periods then ended; and (iv) Regulation S-X or Regulation S-K, as applicable (except as may be indicated in the notes thereto and for the omission of notes and audit adjustments in the case of unaudited quarterly financial statements to the extent permitted by Regulation S-X or Regulation S-K, as applicable, which are not expected to be material in amount).

(c) Except for any SEC SPAC Accounting Changes or as and to the extent reflected or reserved against in the Purchaser Financials, the Purchaser is not subject to any Liabilities required to be reflected on a balance sheet prepared in accordance with GAAP, except for those that are either (i) adequately reflected or reserved on or provided for in the Purchaser Financials or (ii) not material and that were incurred since the most recent Purchaser Financials in the ordinary course of business consistent with past practice (other than Liabilities for breach of any Contract or violation of any law).

3.7 Absence of Certain Changes. As of the date of this Agreement, except as set forth on Schedule 3.7, the Purchaser has (a) since its formation conducted no business other than its formation, the public offering of its securities (and the related private offerings), public reporting and its search for an initial business combination (as such term is used in the Purchaser IPO Prospectus) (a “Business Combination”) as described in the Purchaser IPO Prospectus (including the investigation of the Target Companies and the negotiation and execution of this Agreement) and related activities, (b) not been subject to any event or occurrence that has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Purchaser, and (c) since December 31, 2020 has not taken any action or committed or agreed to take any action that would be prohibited by Section 5.3(b) (without giving effect to Schedule 5.3) if such action were taken on or after the date hereof without the consent of the Company.

3.8 Compliance with Laws. The Purchaser is, and has since its formation been, in compliance with all Laws applicable to it and the conduct of its business in all material respects, and the Purchaser has not received written notice alleging any violation of applicable Law in any material respect by the Purchaser. The Purchaser is not under investigation with respect to any violation of, any law, or judgment, order or decree entered by any court, arbitrator or Governmental Authority, domestic or foreign, and the Purchaser has not previously received any subpoenas from any Governmental Authority.

3.9 Actions; Orders; Permits. There is no pending or threatened in writing Action to which the Purchaser is subject which would reasonably be expected to have a Material Adverse Effect on the Purchaser. There is no material Action that the Purchaser has pending against any other Person. The Purchaser is not subject to any material Orders of any Governmental Authority, nor are any such Orders pending. The Purchaser holds all Permits necessary to lawfully conduct its business as presently conducted, and to own, lease and operate its assets and properties, all of which are in full force and effect, except where the failure to hold such Consent or for such Consent to be in full force and effect would not reasonably be expected to have a Material Adverse Effect on the Purchaser.

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3.10 Taxes and Returns.

(a) The Purchaser has timely filed, or caused to be timely filed, all material Tax Returns required to be filed by it, which such Tax Returns are accurate and complete in all material respects, and has paid, collected or withheld, or caused to be paid, collected or withheld, all material Taxes required to be paid, collected or withheld, other than such Taxes for which adequate reserves in the Purchaser Financials have been established in accordance with GAAP. Schedule 3.10(a) sets forth each jurisdiction where the Purchaser files or is required to file a Tax Return. There are no audits, examinations, investigations or other proceedings pending against the Purchaser in respect of any Tax, and the Purchaser has not been notified in writing of any proposed Tax claims or assessments against the Purchaser (other than, in each case, claims or assessments for which adequate reserves in the Purchaser Financials have been established in accordance with GAAP or are immaterial in amount). There are no Liens with respect to any Taxes upon any of the Purchaser’s assets, other than Permitted Liens. The Purchaser has no outstanding waivers or extensions of any applicable statute of limitations to assess any material amount of Taxes. There are no outstanding requests by the Purchaser for any extension of time within which to file any Tax Return or within which to pay any Taxes shown to be due on any Tax Return.

(b) Since the date of its formation, the Purchaser has not (i) changed any Tax accounting methods, policies or procedures except as required by a change in Law, (ii) made, revoked, or amended any material Tax election, (iii) filed any amended Tax Returns or claim for refund or (iv) entered into any closing agreement affecting or otherwise settled or compromised any material Tax Liability or refund.

3.11 Employees and Employee Benefit Plans. The Purchaser does not (a) have any paid employees or (b) maintain, sponsor, contribute to or otherwise have any Liability under, any Benefit Plans.

3.12 Properties. The Purchaser does not own, license or otherwise have any right, title or interest in any material Intellectual Property. The Purchaser does not own or lease any real property or Personal Property.

3.13 Material Contracts.

(a) Except as set forth on Schedule 3.13(a), other than this Agreement and the Ancillary Documents, there are no Contracts to which the Purchaser is a party or by which any of its properties or assets may be bound, subject or affected, which (i) creates or imposes a Liability greater than $200,000, (ii) may not be canceled by the Purchaser on less than sixty (60) days’ prior notice without payment of a material penalty or termination fee or (iii) prohibits, prevents, restricts or impairs in any material respect any business practice of the Purchaser as its business is currently conducted, any acquisition of material property by the Purchaser, or restricts in any material respect the ability of the Purchaser to engage in business as currently conducted by it or compete with any other Person (each, a “Purchaser Material Contract”). All Purchaser Material Contracts have been made available to the Company other than those that are exhibits to the Purchaser SEC Reports.

(b) With respect to each Purchaser Material Contract: (i) the Purchaser Material Contract was entered into at arms’ length and in the ordinary course of business; (ii) the Purchaser Material Contract is legal, valid, binding and enforceable in all material respects against the Purchaser and, to the Knowledge of the Purchaser, the other parties thereto, and is in full force and effect (except, in each case, as such enforcement may be limited by the Enforceability Exceptions); (iii) the Purchaser is not in breach or default in any material respect, and no event has occurred that with the passage of time or giving of notice or both would constitute such a breach or default in any material respect by the Purchaser, or permit termination or acceleration by the other party, under such Purchaser Material Contract; and (iv) to the Knowledge of the Purchaser, no other party to any Purchaser Material Contract is in breach or default in any material respect, and no event has occurred that with the passage of time or giving of notice or both would constitute such a breach or default by such other party, or permit termination or acceleration by the Purchaser under any Purchaser Material Contract.

3.14 Transactions with Affiliates. Schedule 3.14 sets forth a true, correct and complete list of the Contracts and arrangements that are in existence as of the date of this Agreement under which there are any existing or future Liabilities or obligations between the Purchaser and any (a) present or former director, officer or employee or Affiliate of the Purchaser, or any immediate family member of any of the foregoing, or (b) record or beneficial owner of more than five percent (5%) of the Purchaser’s outstanding share capital as of the date hereof.

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3.15 Merger Sub Activities. Since its formation, Merger Sub has not engaged in any business activities other than as contemplated by this Agreement, does not own directly or indirectly any ownership, equity, profits or voting interest in any Person and has no assets or Liabilities except those incurred in connection with this Agreement and the Ancillary Documents to which it is a party and the Transactions, and, other than this Agreement and the Ancillary Documents to which it is a party, Merger Sub is not party to or bound by any Contract.

3.16 Investment Company Act. The Purchaser is not an “investment company”, a Person directly or indirectly “controlled” by or acting on behalf of an “investment company” or required to register as an “investment company”, in each case within the meaning of the Investment Company Act of 1940, as amended.

3.17 Finders and Brokers. Except as set forth on Schedule 3.17, no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission from the Purchaser, the Target Companies or any of their respective Affiliates in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of the Purchaser.

3.18 Ownership of Merger Consideration. All shares of Purchaser Common Stock to be issued and delivered to the Company Stockholders as Merger Consideration in accordance with Article I shall be issued in compliance with all applicable securities Laws and, upon issuance and delivery of such Purchaser Common Stock, be fully paid and non-assessable, free and clear of all Liens, other than restrictions arising from applicable securities Laws, any applicable Lock-Up Agreement and any Liens incurred by any Company Stockholder, and the issuance and sale of such Purchaser Common Stock pursuant hereto will not be subject to or give rise to any preemptive rights or rights of first refusal or first offer.

3.19 Certain Business Practices.

(a) Neither the Purchaser, nor any of its Representatives acting on its behalf, has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees, to foreign or domestic political parties or campaigns or violated any provision of the U.S. Foreign Corrupt Practices Act of 1977 or any other local or foreign anti-corruption or bribery Law, (iii) made any other unlawful payment or (iv) since the formation of the Purchaser, directly or indirectly, given or agreed to give any unlawful gift or similar benefit in any material amount to any customer, supplier, governmental employee or other Person who is or may be in a position to help or hinder the Purchaser or assist it in connection with any actual or proposed transaction.

(b) The operations of the Purchaser are and have been conducted at all times in material compliance with money laundering statutes in all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Authority, and no Action involving the Purchaser with respect to any of the foregoing is pending or threatened in writing.

(c) None of the Purchaser or any of its directors or officers, or, to the Knowledge of the Purchaser, any other Representative acting on behalf of the Purchaser is currently identified on the specially designated nationals or other blocked person list or otherwise currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”), and the Purchaser has not, in the last five (5) fiscal years, directly or indirectly, used any funds, or loaned, contributed or otherwise made available such funds to any Subsidiary, joint venture partner or other Person, in connection with any sales or operations in any other country sanctioned by OFAC or for the purpose of financing the activities of any Person currently subject to, or otherwise in violation of, any U.S. sanctions administered by OFAC.

3.20 Insurance. Schedule 3.20 lists all insurance policies (by policy number, insurer, coverage period, coverage amount, annual premium and type of policy) held by the Purchaser relating to the Purchaser or its business, properties, assets, directors, officers and employees, copies of which have been provided to the Company. All premiums due and payable under all such insurance policies have been timely paid and the Purchaser is otherwise in material compliance with the terms of such insurance policies. All such insurance policies are in full force and effect, and there is no threatened in writing termination of, or material premium increase with respect to, any of such insurance policies. There have been no insurance claims made by the Purchaser. The Purchaser has reported to its insurers all claims and pending circumstances that would reasonably be expected to result in a claim, except where such failure to report such a claim would not be reasonably likely to have a Material Adverse Effect on the Purchaser.

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3.21 Information Supplied. None of the information supplied or to be supplied by the Purchaser expressly for inclusion or incorporation by reference: (a) in any current report on Form 8-K, and any exhibits thereto or any other report, form, registration or other filing made with any Governmental Authority or stock exchange with respect to the transactions contemplated by this Agreement or any Ancillary Documents; (b) in the Registration Statement; or (c) in the mailings or other distributions to the Purchaser’s stockholders and/or prospective investors with respect to the consummation of the transactions contemplated by this Agreement or in any amendment to any of documents identified in (a) through (c), will, when filed, made available, mailed or distributed, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. None of the information supplied or to be supplied by the Purchaser expressly for inclusion or incorporation by reference in any of the Signing Press Release, the Signing Filing, the Closing Press Release and the Closing Filing will, when filed or distributed, as applicable, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing, the Purchaser makes no representation, warranty or covenant with respect to any information supplied by or on behalf of the Company or any of its Affiliates.

3.22 Trust Account. As of the date hereof, there is at least $75,750,000 held in the Trust Account. Prior to the Closing, none of the funds held in the Trust Account may be released except in accordance with the Trust Agreement, the Purchaser’s Organizational Documents and the Purchaser IPO Prospectus. Amounts in the Trust Account are invested in United States Government securities or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940. The Purchaser has performed all material obligations required to be performed by it to date under, and is not in material default, breach or delinquent in performance or any other respect (claimed or actual) in connection with, the Trust Agreement, and no event has occurred which, with due notice or lapse of time or both, would constitute such a default or breach thereunder. The Trust Agreement is in full force and effect and is a legal, valid and binding obligation of the Purchaser and, to the Knowledge of the Purchaser, the Trustee, enforceable in accordance with its terms, subject to the Enforceability Exceptions. Except for amendments thereto required in connection with an Extension, the Trust Agreement has not been terminated, repudiated, rescinded, amended or supplemented or modified, in any respect, and to the Knowledge of the Purchaser, (i) no such termination, repudiation, rescission, amendment, supplement or modification is contemplated, and (ii) no circumstance exists that would reasonably be expected to result in a termination, repudiation or rescission of the Trust Agreement. There are no separate Contracts, side letters or other arrangements (whether written or unwritten, express or implied) that would cause the description of the Trust Agreement in the Purchaser SEC Reports filed or furnished by the Purchaser to be inaccurate or that would entitle any Person (other than stockholders of the Purchaser to redeem their shares of Purchaser Common Stock pursuant to the Purchaser’s Organizational Documents and the underwriters of the Purchaser IPO with respect to deferred underwriting commissions) to any portion of the proceeds in the Trust Account prior to the closing of a Business Combination. As of the date hereof, the Purchaser does not have any reason to believe that any of the conditions to the use of funds in the Trust Account will not be satisfied or funds available in the Trust Account will not be available to the Purchaser on the Closing Date. There are no Actions pending with respect to the Trust Account. The Purchaser has not released any money from the Trust Account other than to pay Taxes from any interest income earned in the Trust Account in accordance with the Trust Agreement. As of the Effective Time, the obligations of the Purchaser to dissolve or liquidate pursuant to the Purchaser’s Organizational Documents shall terminate and the Purchaser shall have no obligation whatsoever pursuant to the Purchaser’s Organizational Documents to dissolve and liquidate the assets of the Purchaser by reason of the consummation of the transactions contemplated herein. Following the Effective Time, no stockholder of the Purchaser is or shall be entitled to receive any amount from the Trust Account except to the extent such stockholder shall have elected to tender its shares of Purchaser Common Stock for redemption pursuant to a Redemption in compliance with the Purchaser’s Organizational Documents.

3.23 Independent Investigation. The Purchaser has conducted its own independent investigation, review and analysis of the business, results of operations, prospects, condition (financial or otherwise) or assets of the Target Companies, and acknowledges that it has been provided adequate access to the personnel, properties, assets, premises, books and records, and other documents and data of the Target Companies for such purpose. The Purchaser acknowledges and agrees that: (a) in making its decision to enter into this Agreement and to consummate the transactions contemplated hereby, it has relied solely upon its own investigation and the express representations and warranties of the Company set forth in this Agreement (including the related portions of the Company Disclosure Schedules) and in any certificate delivered to the Purchaser pursuant hereto, and the information provided

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by or on behalf of the Company for the Registration Statement; and (b) none of the Company nor its respective Representatives have made any representation or warranty as to the Target Companies, or this Agreement, except as expressly set forth in this Agreement (including the related portions of the Company Disclosure Schedules) or in any certificate delivered to the Purchaser pursuant hereto, or with respect to the information provided by or on behalf of the Company for the Registration Statement.

3.24 No Other Representations. Except for the representations and warranties expressly made by the Purchaser in this Article III (as modified by the Purchaser Disclosure Schedules and the Purchaser SEC Reports) or as expressly set forth in an Ancillary Document, neither the Purchaser nor any other Person on its behalf makes any express or implied representation or warranty with respect to any of the Purchaser or Merger Sub or their respective business, operations, assets or Liabilities, or the transactions contemplated by this Agreement or any of the other Ancillary Documents, and the Purchaser and Merger Sub each hereby expressly disclaims any other representations or warranties, whether implied or made by the Purchaser, Merger Sub or any of their respective Representatives. Except for the representations and warranties expressly made by the Purchaser in this Article III (as modified by the Purchaser Disclosure Schedules) or in an Ancillary Document, the Purchaser hereby expressly disclaims all liability and responsibility for any representation, warranty, projection, forecast, statement or information made, communicated or furnished (orally or in writing) to the Company or any of its Representatives (including any opinion, information, projection or advice that may have been or may be provided to the Company or any of its Representatives by any Representative of the Purchaser or Merger Sub), including any representations or warranties regarding the probable success or profitability of the businesses of the Purchaser or Merger Sub.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth in (i) the disclosure schedules delivered by the Company to the Purchaser on the date hereof (the “Company Disclosure Schedules”), the Section numbers of which are numbered to correspond to the Section numbers of this Agreement to which they refer (provided, however, that an item disclosed in any Section of the Company Disclosure Schedules shall be deemed to have been disclosed with respect to all other Sections of this Article IV to which the relevance of such disclosure is reasonably apparent on its face), or (ii) the Company SEC Reports that are available on the SEC’s web site through EDGAR, the Company hereby represents and warrants to the Purchaser, as of the date hereof and as of the Closing, as follows:

4.1 Organization and Standing. The Company is a corporation duly incorporated, validly existing and in good standing under the DGCL and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Each Subsidiary of the Company is a corporation or other entity duly formed, validly existing and in good standing under the Laws of its jurisdiction of organization and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Each Target Company is duly qualified or licensed and in good standing in the jurisdiction in which it is incorporated or registered and in each other jurisdiction where it does business or operates to the extent that the character of the property owned, or leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where failure to be so qualified or licensed or in good standing can be cured without material cost or expense. Schedule 4.1 lists all jurisdictions in which any Target Company is qualified to conduct business and all names other than its legal name under which any Target Company does business. The Company has provided to the Purchaser accurate and complete copies of its Organizational Documents and the Organizational Documents of each of its Subsidiaries, each as amended to date and as currently in effect. No Target Company is in violation of any provision of its Organizational Documents in any material respect.

4.2 Authorization; Binding Agreement. The Company has all requisite corporate power and authority to execute and deliver this Agreement and each Ancillary Document to which it is or is required to be a party, to perform the Company’s obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby, subject to obtaining the Required Company Stockholder Approval. The execution and delivery of this Agreement and each Ancillary Document to which the Company is or is required to be a party and the consummation of the transactions contemplated hereby and thereby, (a) have been duly and validly authorized by the Company’s board of directors in accordance with the Company’s Organizational Documents, the DGCL, any other applicable Law or any Contract to which the Company or any of its stockholders is a party or by which it or its securities are bound and (b) other than the Required Company Stockholder Approval, no other corporate proceedings on the part of the Company are necessary to authorize the execution and delivery of this Agreement and each Ancillary Document

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to which it is a party or to consummate the transactions contemplated hereby and thereby. This Agreement has been, and each Ancillary Document to which the Company is or is required to be a party shall be when delivered, duly and validly executed and delivered by the Company and assuming the due authorization, execution and delivery of this Agreement and any such Ancillary Document by the other parties hereto and thereto, constitutes, or when delivered shall constitute, the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to the Enforceability Exceptions. On or prior to the date of this Agreement, the Company’s board of directors, by resolutions duly adopted at a meeting duly called and held or by unanimous written consent (i) determined that this Agreement and the Merger and the other transactions contemplated hereby are advisable, fair to, and in the best interests of, the Company and its stockholders in accordance with the DGCL, (ii) approved this Agreement and the Merger and the other transactions contemplated by this Agreement in accordance with the DGCL and the Company’s Organizational Documents, (iii) directed that this Agreement and the other matters required for the Required Company Stockholder Approval be submitted to the Company’s stockholders for adoption and approval and (iv) resolved to recommend that the Company’s stockholders adopt and approve this Agreement and the other matters required for the Required Company Stockholder Approval (the “Company Recommendation”). The Voting Agreements delivered by the Company include holders of Company Stock representing at least the Required Company Stockholder Approval, and such Voting Agreements are in full force and effect.

4.3 Capitalization.

(a) The Company is authorized to issue: (i) 750,000,000 shares of Company Common Stock, of which 38,424,327 shares are issued and outstanding; and (ii) 10,000,000 shares of Company Preferred Stock, of which 8,000 shares are issued and outstanding. With respect to the Company Preferred Stock, the Company has designated (i) 530,968 shares of Company Preferred Stock as Series A Convertible Preferred Stock, of which no shares are issued and outstanding, and (ii) 2,000,000 shares of Company Preferred Stock as Series B Convertible Preferred Stock, of which 8,000 shares are issued and outstanding. Prior to giving effect to the transactions contemplated by this Agreement, all of the issued and outstanding Company Stock and other equity interests of the Company are set forth on Schedule 4.3(a), all of which shares and other equity interests are owned free and clear of any Liens other than those imposed under the Company Charter and applicable securities Laws. All of the outstanding shares of Company Stock have been duly authorized, are fully paid and non-assessable and not in violation of any purchase option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the DGCL, any other applicable Law, the Company Charter or any Contract to which the Company is a party or by which it or its securities are bound. The Company holds no shares or other equity interests of the Company in its treasury. None of the outstanding shares or other equity interests of the Company were issued in violation of any applicable securities Laws. The rights, privileges and preferences of the Company Preferred Stock are as stated in the Company Charter and as provided by the DGCL.

(b) Other than as set forth on Schedule 4.3(b), there are no Company Convertible Securities, or preemptive rights or rights of first refusal or first offer, nor are there any Contracts, commitments, arrangements or restrictions to which the Company or, to the Knowledge of the Company, any of its stockholders is a party or bound relating to any equity securities of the Company, whether or not outstanding. Except for the Company Warrants listed on Schedule 4.3(b), there are no outstanding or authorized stock option, restricted stock, equity appreciation, phantom equity or similar rights or plans with respect to the Company. Except as set forth on Schedule 4.3(b), there are no voting trusts, proxies, stockholder agreements or any other agreements or understandings with respect to the voting of the Company’s equity interests. Except as set forth in the Company Charter, there are no outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any equity interests or securities of the Company, nor, except as set forth on Schedule 4.3(b), has the Company granted any registration rights to any Person with respect to the Company’s equity securities. All of the Company’s securities have been granted, offered, sold and issued in compliance with all applicable securities Laws. As a result of the consummation of the transactions contemplated by this Agreement, no equity interests of the Company are issuable and, other than with respect to the Company Preferred Stock and the Company Warrants, no rights in connection with any interests, warrants, rights, options or other securities of the Company accelerate or otherwise become triggered (whether as to vesting, exercisability, convertibility or otherwise).

(c) Except as disclosed in the Company Financials, since February 12, 2021 (and to the Company’s Knowledge, since January 1, 2020), the Company has not declared or paid any distribution or dividend in respect of its equity interests and has not repurchased, redeemed or otherwise acquired any equity interests of the Company, and the board of directors of the Company has not authorized any of the foregoing.

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4.4 Subsidiaries. Schedule 4.4 sets forth the name of each Subsidiary of the Company, and with respect to each Subsidiary (a) its jurisdiction of organization, (b) its authorized shares or other equity interests (if applicable), (c) the number of issued and outstanding shares or other equity interests and the record holders and beneficial owners thereof and (d) its Tax election to be treated as a corporate or a disregarded entity under the Code and any state or applicable non-U.S. Tax laws, if any. All of the outstanding equity securities of each Subsidiary of the Company are duly authorized and validly issued, fully paid and non-assessable (if applicable), and were offered, sold and delivered in compliance with all applicable securities Laws, and owned by one or more of the Company or its Subsidiaries free and clear of all Liens (other than those, if any, imposed by such Subsidiary’s Organizational Documents and applicable securities Laws). There are no Contracts to which the Company or any of its Affiliates is a party or bound with respect to the voting (including voting trusts or proxies) of the equity interests of any Subsidiary of the Company other than the Organizational Documents of any such Subsidiary. There are no outstanding or authorized options, warrants, rights, agreements, subscriptions, convertible securities or commitments to which any Subsidiary of the Company is a party or which are binding upon any Subsidiary of the Company providing for the issuance or redemption of any equity interests of any Subsidiary of the Company. There are no outstanding equity appreciation, phantom equity, profit participation or similar rights granted by any Subsidiary of the Company. No Subsidiary of the Company has any limitation, whether by Contract, Order or applicable Law, on its ability to make any distributions or dividends to its equity holders or repay any debt owed to another Target Company. Except for the equity interests of the Subsidiaries listed on Schedule 4.4, the Company does not own or have any rights to acquire, directly or indirectly, any equity interests of, or otherwise Control, any Person. None of the Company or its Subsidiaries is a participant in any joint venture, partnership or similar arrangement. Except as set forth on Schedule 4.4, there are no outstanding contractual obligations of the Company or its Subsidiaries to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any other Person.

4.5 Governmental Approvals. Except as otherwise described in Schedule 4.5, no Consent of or with any Governmental Authority on the part of any Target Company is required to be obtained or made in connection with the execution, delivery or performance by the Company of this Agreement or any Ancillary Documents or the consummation by the Company of the transactions contemplated hereby or thereby other than (a) such filings as are expressly contemplated by this Agreement, (b) pursuant to Antitrust Laws, (c) any filings required with OTC Pink or the SEC with respect to the transactions contemplated by this Agreement, or (d) where the failure to obtain or make such Consents or to make such filings or notifications, would not, individually or in the aggregate, be or reasonably be expected to be material to the Target Companies, taken as a whole, or their respective abilities to perform their obligations under this Agreement or the Ancillary Documents or consummate the transactions contemplated hereby or thereby.

4.6 Non-Contravention. Except as otherwise described in Schedule 4.6, the execution and delivery by the Company (or any other Target Company, as applicable) of this Agreement and each Ancillary Document to which any Target Company is or is required to be a party or otherwise bound, and the consummation by any Target Company of the transactions contemplated hereby and thereby and compliance by any Target Company with any of the provisions hereof and thereof, will not (a) conflict with or violate any provision of any Target Company’s Organizational Documents, (b) subject to obtaining the Consents from Governmental Authorities referred to in Section 4.5 hereof, the waiting periods referred to therein having expired, and any condition precedent to such Consent or waiver having been satisfied, conflict with or violate any Law, Order or Consent applicable to any Target Company or any of its properties or assets, or (c) (i) violate, conflict with or result in a breach of, (ii) constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, (iii) result in the termination, withdrawal, suspension, cancellation or modification of, (iv) accelerate the performance required by any Target Company under, (v) result in a right of termination or acceleration under, (vi) give rise to any obligation to make payments or provide compensation under, (vii) result in the creation of any Lien upon any of the properties or assets of any Target Company under, (viii) give rise to any obligation to obtain any third party Consent or provide any notice to any Person or (ix) give any Person the right to declare a default, exercise any remedy, claim a rebate, chargeback, penalty or change in delivery schedule, accelerate the maturity or performance, cancel, terminate or modify any right, benefit, obligation or other term under, any of the terms, conditions or provisions of any Company Material Contract, except for any deviations from any of the foregoing clauses (a), (b) or (c) that would not, individually or in the aggregate, be or reasonably be expected to be material to the Target Companies, taken as a whole, or their respective abilities to perform their obligations under this Agreement or the Ancillary Documents or consummate the transactions contemplated hereby or thereby.

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4.7 SEC Filings and Company Financials.

(a) The Company has filed all forms, reports, schedules, statements, registration statements, prospectuses and other documents required to be filed or furnished by the Company with the SEC under the Securities Act and/or the Exchange Act, together with any amendments, restatements or supplements thereto, and will file all such forms, reports, schedules, statements and other documents required to be filed subsequent to the date of this Agreement. Except to the extent available on the SEC’s web site through EDGAR, the Company has delivered to the Purchaser copies in the form filed with the SEC of all of the following: (i) the Company’s annual reports on Form 10-K for the past three (3) fiscal years, (ii) the Company’s quarterly reports on Form 10-Q for each fiscal quarter from and after January 1, 2019, that the Company filed such reports to disclose its quarterly financial results in each of the fiscal years of the Company referred to in clause (i) above, (iii) all other forms, reports, registration statements, prospectuses and other documents (other than preliminary materials) filed by the Company with the SEC since the beginning of the first fiscal year referred to in clause (i) above (the forms, reports, registration statements, prospectuses and other documents referred to in clauses (i), (ii) and (iii) above, whether or not available through EDGAR, are, collectively, the “Company SEC Reports”), and (iv) all certifications and statements required by (A) Rules 13a-14 or 15d-14 under the Exchange Act, and (B) 18 U.S.C. §1350 (Section 906 of SOX) with respect to any report referred to in clause (i) above (collectively, the “Company Public Certifications”). The Company SEC Reports (x) were prepared in all material respects in accordance with the requirements of the Securities Act and the Exchange Act, as the case may be, and the rules and regulations thereunder and (y) did not, as of their respective effective dates (in the case of Company SEC Reports that are registration statements filed pursuant to the requirements of the Securities Act) and at the time they were filed with the SEC (in the case of all other Company SEC Reports) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading, and the Company Public Certifications are each true as of their respective dates of filing. As of the date of this Agreement, there are no outstanding or unresolved comments in comment letters received from the SEC with respect to any Company SEC Reports. None of the Company SEC Reports filed on or prior to the date of this Agreement is subject to ongoing SEC review or investigations as of the date of this Agreement. As used in this Section 4.7, the term “file” shall be broadly construed to include any manner permitted by SEC rules and regulations in which a document or information is furnished, supplied or otherwise made available to the SEC. As of the date of this Agreement, (A) the Company Common Stock is listed on the OTC Pink, (B) the Company has not received any written deficiency notice from the OTC Pink relating to the continued listing requirements of such Company Common Stock, (C) there are no Actions pending or threatened in writing against the Company by the Financial Industry Regulatory Authority with respect to any intention by such entity to suspend, prohibit or terminate the quoting of such Company Common Stock on the OTC Pink and (D) such Company Common Stock is compliance with all of the applicable corporate governance rules of the OTC Pink. Notwithstanding anything to the contrary contained herein, any representations in this Section 4.7(a) relating to the Company (but not any other Target Company) for period prior to February 12, 2021 shall be made to the Company’s Knowledge.

(b) As used herein, the term “Company Financials” means (i) the audited consolidated financial statements of the Target Companies (including, in each case, any related notes thereto), consisting of the consolidated balance sheets of the Target Companies as of December 31, 2021 and December 31, 2020, and the related consolidated audited income statements, changes in stockholders’ equity and statements of cash flows for the fiscal years then ended, each audited by a PCAOB qualified auditor in accordance with GAAP and PCAOB standards, and (ii) the unaudited consolidated financial statements of the Target Companies, consisting of the consolidated balance sheet of the Target Companies as of March 31, 2022 (the “Interim Balance Sheet Date”), and the related unaudited consolidated income statement, changes in stockholder equity and statement of cash flows for the three (3) months then ended. Except to the extent contained in the Company SEC Reports and available on the SEC’s web site through EDGAR, true and correct copies of the Company Financials have been provided to the Purchaser. The Company Financials (i) accurately reflect the books and records of the Target Companies as of the times and for the periods referred to therein, (ii) were prepared in accordance with GAAP, consistently applied throughout and among the periods involved (except that the unaudited statements exclude the footnote disclosures and other presentation items required for GAAP and exclude year-end adjustments which are not expected to be material in amount), (iii) comply with all applicable accounting requirements under the Securities Act and the rules and regulations of the SEC thereunder including Regulation S-X or Regulation S-K, as applicable, and (iv) fairly present in all material respects the consolidated financial position of the Target Companies as of the respective dates thereof and the consolidated results of the operations and cash flows of the Target Companies for the periods indicated. No Target Company other than the Company has ever been subject to the reporting requirements of Sections 13(a) and 15(d) of the Exchange Act.

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(c) All of the financial books and records of the Target Companies are complete and accurate in all material respects and have been maintained in the ordinary course consistent with past practice and in accordance in all material respects with applicable Laws. No Target Company has been subject to or involved in any material fraud that involves management or other employees who have a significant role in the internal controls over financial reporting of any Target Company. In the past five (5) years, no Target Company or its Representatives has received any written complaint, allegation, assertion or claim regarding the accounting or auditing practices, procedures, methodologies or methods of any Target Company or its internal accounting controls, including any material written complaint, allegation, assertion or claim that any Target Company has engaged in questionable accounting or auditing practices.

(d) The Target Companies do not have any Indebtedness other than the Indebtedness set forth on Schedule 4.7(d), which schedule sets forth the amounts (including principal and any accrued but unpaid interest or other obligations through the date of this Agreement) with respect to such Indebtedness. True, complete and correct copies of all Contracts representing Indebtedness have been made available to Purchaser for review by Purchaser.

(e) Except as set forth on Schedule 4.7(e), no Target Company is subject to any Liabilities or obligations (whether or not required to be reflected on a balance sheet prepared in accordance with GAAP), except for those that are either (i) adequately reflected or reserved on or provided for in the consolidated balance sheet of the Company and its Subsidiaries as of the Interim Balance Sheet Date contained in the Company Financials or (ii) not material and that were incurred after the Interim Balance Sheet Date in the ordinary course of business consistent with past practice (other than Liabilities for breach of any Contract or violation of any Law).

4.8 Absence of Certain Changes. Except as set forth on Schedule 4.8, since the Interim Balance Sheet Date until the date hereof, each Target Company has (a) conducted its business in all material respects in the ordinary course of business consistent with past practice, (b) not been subject to a Material Adverse Effect and (c) has not taken any action or committed or agreed to take any action that would be prohibited by Section 5.2(b) (without giving effect to Schedule 5.2) if such action were taken on or after the date hereof without the consent of the Purchaser.

4.9 Compliance with Laws. No Target Company is or has been, in any material respect, in conflict or non-compliance with, or in default or violation of, nor has any Target Company received, since January 1, 2019, any written notice of any conflict or non-compliance with, or default or violation of, in any material respect, any applicable Laws by which it or any of its properties, assets, employees, business or operations are or were bound or affected.

4.10 Company Permits. Each Target Company (and its employees who are legally required to be licensed by a Governmental Authority in order to perform his or her duties with respect to his or her employment with any Target Company), holds all Permits (including those administered by the FDA or by any Governmental Authority performing functions similar to those performed by the FDA) necessary to lawfully conduct in all material respects its business as presently conducted, and to own, lease and operate its assets and properties (collectively, the “Company Permits”). The Company has made available to the Purchaser true, correct and complete copies of all material Company Permits, all of which material Company Permits are listed on Schedule 4.10. All of the Company Permits are in full force and effect, and no suspension or cancellation of any of the Company Permits is pending or threatened in writing, and none of the Company Permits will be terminated or impaired or become terminable as a result of the transactions contemplated hereby. No Target Company is in violation in any material respect of the terms of any Company Permit, and no Target Company has received any written notice of any Actions relating to the revocation or modification of any Company Permit.

4.11 Litigation.

(a) Except as described on Schedule 4.11, there is no (1) Action of any nature currently pending or threatened in writing (and no such Action has been brought or threatened in writing in the past five (5) years); or (2) Order now pending or outstanding or that was rendered by a Governmental Authority in the past five (5) years, in either case of (1) or (2):

(i) by or against any Target Company (other than the Company), its directors or officers (provided, that any litigation involving the directors or officers of a Target Company must be related to the Target Company’s business, equity securities or assets), its business, equity securities or assets; or

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(ii) by or against the Company, its directors or officers (provided, that any litigation involving the directors or officers of the Company must be related to the Company’s business, equity securities or assets), its business, equity securities or assets; provided, however, that solely with respect to periods prior to February 12, 2021, this clause (ii) shall be limited to matters within the Knowledge of the Company.

(b) The items listed on Schedule 4.11, if finally determined adversely to the Target Companies, will not have, either individually or in the aggregate, a Material Adverse Effect upon the Target Companies taken as a whole. In the past five (5) years, none of the current officers, senior management or directors of any Target Company have been charged with, indicted for, arrested for, or convicted of any felony or any crime involving fraud.

4.12 Material Contracts.

(a) Schedule 4.12(a) sets forth a true, correct and complete list of, and the Company has made available to the Purchaser, true, correct and complete copies of, each Contract to which any Target Company is a party or by which any Target Company, or any of its properties or assets are bound or affected (each Contract required to be set forth on Schedule 4.12(a), a “Company Material Contract”) that:

(i) contains covenants that limit the ability of any Target Company (A) to compete in any line of business or with any Person or in any geographic area or to sell, or provide any service or product or solicit any Person, including any non-competition covenants, employee and customer non-solicit covenants, exclusivity restrictions, rights of first refusal or most-favored pricing clauses or (B) to purchase or acquire an interest in any other Person;

(ii) involves any joint venture, profit-sharing, partnership, limited liability company or other similar agreement or arrangement relating to the formation, creation, operation, management or control of any partnership or joint venture;

(iii) involves any exchange traded, over the counter or other swap, cap, floor, collar, futures contract, forward contract, option or other derivative financial instrument or Contract, based on any commodity, security, instrument, asset, rate or index of any kind or nature whatsoever, whether tangible or intangible, including currencies, interest rates, foreign currency and indices;

(iv) evidences Indebtedness (whether incurred, assumed, guaranteed or secured by any asset) of any Target Company having an outstanding principal amount in excess of $200,000;

(v) involves the acquisition or disposition, directly or indirectly (by merger or otherwise), of assets with an aggregate value in excess of $200,000 (other than in the ordinary course of business consistent with past practice) or shares or other equity interests of any Target Company or another Person;

(vi) relates to any merger, consolidation or other business combination with any other Person or the acquisition or disposition of any other entity or its business or material assets or the sale of any Target Company, its business or material assets;

(vii) by its terms, individually or with all related Contracts, calls for aggregate payments or receipts by the Target Companies under such Contract or Contracts of at least $200,000 per year or $500,000 in the aggregate;

(viii) is with any Top Supplier;

(ix) obligates the Target Companies to provide continuing indemnification or a guarantee of obligations of a third party after the date hereof in excess of $200,000;

(x) is between any Target Company and any directors, officers or employees of a Target Company (other than at-will employment arrangements with employees entered into in the ordinary course of business consistent with past practice), including all non-competition, severance and indemnification agreements, or any Related Person;

(xi) obligates the Target Companies to make any capital commitment or expenditure in excess of $200,000 (including pursuant to any joint venture);

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(xii) relates to a material settlement entered into within three (3) years prior to the date of this Agreement or under which any Target Company has outstanding obligations (other than customary confidentiality obligations);

(xiii) provides another Person (other than another Target Company or any manager, director or officer of any Target Company) with a power of attorney;

(xiv) relates to the development, ownership, licensing or use of any material Intellectual Property by, to or from any Target Company, other than Off-the-Shelf Software;

(xv) that will be required to be filed with the Registration Statement under applicable SEC requirements or would otherwise be required to be filed by the Company as an exhibit for a Form S-1 pursuant to Items 601(b)(1), (2), (4), (9) or (10) of Regulation S-K under the Securities Act as if the Company was the registrant; or

(xvi) is otherwise material to any Target Company and outside of the ordinary course of business and not described in clauses (i) through (xv) above.

(b) Except as disclosed in Schedule 4.12(b), with respect to each Company Material Contract: (i)  such Company Material Contract is valid and binding and enforceable in all material respects against the Target Company party thereto and, to the Knowledge of the Company, each other party thereto, and is in full force and effect (except, in each case, as such enforcement may be limited by the Enforceability Exceptions); (ii) the consummation of the transactions contemplated by this Agreement will not affect the validity or enforceability of any Company Material Contract in any material respect; (iii) no Target Company is in breach or default in any material respect, and no event has occurred that with the passage of time or giving of notice or both would constitute a material breach or default by any Target Company, or permit termination or acceleration by the other party thereto, under such Company Material Contract; (iv) to the Knowledge of the Company, no other party to such Company Material Contract is in breach or default in any material respect, and no event has occurred that with the passage of time or giving of notice or both would constitute such a material breach or default by such other party, or permit termination or acceleration by any Target Company, under such Company Material Contract; (v) no Target Company has received written notice of an intention by any party to any such Company Material Contract that provides for a continuing obligation by any party thereto to terminate such Company Material Contract or amend the terms thereof, other than modifications in the ordinary course of business that do not adversely affect any Target Company in any material respect; and (vi) no Target Company has waived any material rights under any such Company Material Contract.

4.13 Intellectual Property.

(a) Schedule 4.13(a)(i) sets forth: (i) all U.S. and foreign registered Patents, Trademarks, Copyrights and Internet Assets and applications owned by a Target Company or otherwise used or held for use by a Target Company in which a Target Company is the owner, applicant or assignee (“Company Registered IP”), specifying as to each item, as applicable: (A) the nature of the item, including the title, (B) the owner of the item, (C) the jurisdictions in which the item is issued or registered or in which an application for issuance or registration has been filed and (D) the issuance, registration or application numbers and dates; and (ii) all material unregistered Intellectual Property owned or purported to be owned by a Target Company. Schedule 4.13(a)(ii) sets forth all Intellectual Property licenses, sublicenses and other agreements or permissions (“Company IP Licenses”) (other than “shrink wrap,” “click wrap,” and “off the shelf” software agreements and other agreements for Software commercially available on reasonable terms to the public generally with license, maintenance, support and other fees of less than $50,000 per year (collectively, “Off-the-Shelf Software”), which are not required to be listed, although such licenses are “Company IP Licenses” as that term is used herein), under which a Target Company is a licensee or otherwise is authorized to use or practice any Intellectual Property, and such Company IP Licenses describe all such Intellectual Property licenses under such Company IP Licenses. Each Target Company owns, free and clear of all Liens (other than Permitted Liens), has valid and enforceable rights in, and has the unrestricted right to use, sell, license, transfer or assign, all Intellectual Property currently used, licensed or held for use by such Target Company, except for the Intellectual Property that is the subject of the Company IP Licenses. To the Knowledge of the Company, no item of Company Registered IP that consists of a pending Patent application fails to identify all pertinent inventors, and for each Patent and Patent application in the Company Registered IP, the Target Companies have obtained valid assignments of inventions from each inventor and have been prepared without material defects in form or substance and are being prosecuted diligently in accordance with all duty of disclosure obligations. To the Knowledge of the Target Companies, all other Company Registered IP and material unregistered Intellectual

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Property owned or purported to be owned by a Target Company is valid and enforceable. Except as set forth on Schedule 4.13(a)(iii), all Company Registered IP is owned exclusively by the applicable Target Company without obligation to pay royalties, licensing fees or other fees, or otherwise account to any third party with respect to such Company Registered IP, and such Target Company has recorded assignments of all Company Registered IP.

(b) Each Target Company has a valid and enforceable license to use all Intellectual Property that is the subject of the Company IP Licenses applicable to such Target Company. To the Knowledge of the Company, the Company IP Licenses include all of the licenses, sublicenses and other agreements or permissions necessary to operate the Target Companies as presently conducted. Each Target Company has performed all obligations imposed on it in the Company IP Licenses, has made all payments required to date, and such Target Company is not, nor is any other party thereto, in breach or default thereunder, nor has any event occurred that with notice or lapse of time or both would constitute a default thereunder. The continued use by the Target Companies of the Intellectual Property that is the subject of the Company IP Licenses in the same manner that it is currently being used is not restricted by any applicable license of any Target Company other than by any applicable terms regarding term and renewal of such licenses. All registrations for Copyrights, Patents, Trademarks and Internet Assets that are owned by or exclusively licensed to any Target Company are valid, in force and in good standing with all required fees and maintenance fees having been paid with no Actions pending, and all current applications to register any Copyrights, Patents and Trademarks are pending and in good standing, and being diligently prosecuted, all without challenge of any kind other than office actions or similar administrative refusals in the ordinary course of seeking governmental recognition of such rights. No Target Company is party to any Contract that requires a Target Company to assign to any Person all of its rights in any Intellectual Property developed by a Target Company under such Contract.

(c) Schedule 4.13(c) sets forth all licenses, sublicenses and other agreements or permissions under which a Target Company is the licensor (each, an “Outbound IP License”). Each Target Company has performed all obligations imposed on it in the Outbound IP Licenses, and such Target Company is not, nor, to the Knowledge of the Company, is any other party thereto, in breach or default thereunder, nor has any event occurred that with notice or lapse of time or both would constitute a default thereunder.

(d) No Action is pending or threatened in writing against a Target Company that challenges the validity, enforceability, ownership, or right to use, sell, license or sublicense, or that otherwise relates to, any Intellectual Property currently owned by or licensed to the Target Companies, nor, to the Knowledge of the Company, is there any reasonable basis for any such Action. No Target Company has received any written notice or claim asserting or suggesting that any infringement, misappropriation, violation, dilution or unauthorized use of the Intellectual Property of any other Person is or may be occurring or has or may have occurred, as a consequence of the business activities of any Target Company, nor to the Knowledge of the Company is there a reasonable basis therefor. There are no Orders to which any Target Company is a party or its otherwise bound that (i) restrict the rights of a Target Company to use, transfer, license or enforce any Intellectual Property owned by a Target Company, (ii) restrict the conduct of the business of a Target Company in order to accommodate a third Person’s Intellectual Property, or (iii) other than any applicable Outbound IP Licenses, grant any third Person any right with respect to any Intellectual Property owned by a Target Company. To the Knowledge of the Company, no Target Company is currently or will be infringing, or has, in the past, infringed, misappropriated or violated any Intellectual Property of any other Person in connection with operating the business of any Target Company as presently conducted or contemplated to be conducted or in connection with the ownership, use or license of any Intellectual Property owned or purported to be owned by a Target Company or, to the Knowledge of the Company, otherwise in connection with the conduct of the respective businesses of the Target Companies. To the Company’s Knowledge, no third party is currently, or in the past five (5) years has been, infringing upon, misappropriating or otherwise violating any Intellectual Property owned, licensed by, licensed to, or otherwise used or held for use by any Target Company (“Company IP”) in any material respect.

(e) Except as set forth on Schedule 4.13(e), all officers, directors, employees and independent contractors of a Target Company (and each of their respective Affiliates) are obligated to assign and have assigned to the Target Companies all Intellectual Property arising from the services performed for a Target Company by such Persons and all such assignments of Company Registered IP have been recorded. No current or former officers, employees or independent contractors of a Target Company have claimed any ownership interest in any Intellectual Property owned by a Target Company. To the Knowledge of the Company, there has been no violation of a Target Company’s policies or practices related to protection of Company IP or any confidentiality or nondisclosure Contract relating to the Intellectual Property owned by a Target Company. The Company has made available to the Purchaser true and complete copies of all written Contracts referenced in subsections under which employees and

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independent contractors assigned their Intellectual Property to a Target Company. To the Company’s Knowledge, none of the employees of any Target Company is obligated under any Contract, or subject to any Order, that would materially interfere with the use of such employee’s best efforts to promote the interests of the Target Companies, or that would materially conflict with the business of any Target Company as presently conducted or contemplated to be conducted. Each Target Company has taken reasonable security measures in order to protect the secrecy, confidentiality and value of the material Company IP.

(f) To the Knowledge of the Company, no Person has obtained unauthorized access to material third party information and data (including personally identifiable information) in the possession of a Target Company, nor has there been any other material compromise of the security, confidentiality or integrity of such information or data, and no written complaint relating to an improper use or disclosure of, or a breach in the security of, any such information or data has been received by a Target Company. Each Target Company has complied in all material respects with all applicable Laws and Contract requirements relating to privacy, personal data protection, and the collection, processing and use of personal information and its own privacy policies and guidelines. The operation of the business of the Target Companies has not and does not violate any right to privacy or publicity of any third person, or constitute unfair competition or trade practices under applicable Law.

(g) The consummation of any of the transactions contemplated by this Agreement will not result in the material breach, material modification, material cancellation, material termination, material suspension of, or material acceleration of any payments with respect to, or release of source code because of (i) any Contract providing for the license or other use of Intellectual Property owned by a Target Company, or (ii) any Company IP License. Immediately following the Closing, the Company shall be permitted to exercise, directly or indirectly through its Subsidiaries, all of the Target Companies’ rights under such Contracts or Company IP Licenses to the same extent that the Target Companies would have been able to exercise had the transactions contemplated by this Agreement not occurred, without the payment of any additional amounts or consideration other than ongoing fees, royalties or payments which the Target Companies would otherwise be required to pay in the absence of such transactions.

4.14 Taxes and Returns.

(a) Each Target Company has or will have filed, or caused to be filed, all material federal, state, local and foreign Tax Returns required to be filed by it (taking into account all available extensions), which Tax Returns are true, accurate, correct and complete in all material respects, and has paid, collected or withheld, or caused to be paid, collected or withheld, all material Taxes required to be paid, collected or withheld, other than such Taxes for which adequate reserves in the Company Financials have been established.

(b) There is no material Action currently pending or threatened in writing against a Target Company by a Governmental Authority in a jurisdiction where the Target Company does not file Tax Returns that it is subject to taxation by that jurisdiction.

(c) No Target Company is being audited by any Tax authority or has been notified in writing by any Tax authority that any such audit is contemplated or pending. There are no formal claims, assessments, audits, examinations, investigations or other Actions pending against a Target Company in respect of any Tax, and no Target Company has been notified in writing of any proposed Tax claims or assessments against it (other than, in each case, claims or assessments for which adequate reserves in the Company Financials have been established).

(d) There are no material Liens with respect to any Taxes upon any Target Company’s assets, other than Permitted Liens.

(e) Each Target Company has collected or withheld all material Taxes currently required to be collected or withheld by it, and all such Taxes have been paid to the appropriate Governmental Authorities or set aside in appropriate accounts for future payment when due.

(f) No Target Company has any outstanding waivers or extensions of any applicable statute of limitations to assess any amount of Taxes. There are no outstanding requests by a Target Company for any extension of time within which to file any Tax Return or within which to pay any Taxes shown to be due on any Tax Return.

(g) No Target Company has made any change in accounting method (except as required by a change in Law) or received a ruling from, or signed an agreement with, any taxing authority that would reasonably be expected to have a material impact on its Taxes following the Closing.

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(h) No Target Company has participated in, or sold, distributed or otherwise promoted, any “reportable transaction,” as defined in U.S. Treasury Regulation section 1.6011-4.

(i) No Target Company has any material Liability or potential material Liability for the Taxes of another Person (other than another Target Company) that are not adequately reflected in the Company Financials (i) under any applicable Tax Law, (ii) as a transferee or successor, or (iii) by contract, indemnity or otherwise (excluding commercial agreements entered into in the ordinary course of business the primary purpose of which is not the sharing of Taxes). No Target Company is a party to or bound by any Tax indemnity agreement, Tax sharing agreement or Tax allocation agreement or similar agreement, arrangement or practice (excluding commercial agreements entered into in the ordinary course of business the primary purpose of which is not the sharing of Taxes or with another Target Company) with respect to Taxes (including advance pricing agreement, closing agreement or other agreement relating to Taxes with any Governmental Authority) that will be binding on any Target Company with respect to any period following the Closing Date.

(j) No Target Company has requested, or is the subject of or bound by any private letter ruling, technical advice memorandum, closing agreement or similar ruling, memorandum or agreement with any Governmental Authority with respect to any Taxes, nor is any such request outstanding.

(k) No Target Company: (i) has constituted either a “distributing corporation” or a “controlled corporation” (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of securities (to any Person or entity that is not a member of the consolidated group of which the Company is the common parent corporation) qualifying for, or intended to qualify for, Tax-free treatment under Section 355 of the Code (A) within the two-year period ending on the date hereof or (B) in a distribution which could otherwise constitute part of a “plan” or “series of related transactions” (within the meaning of Section 355(e) of the Code) in conjunction with the transactions contemplated by this Agreement; or (ii) is or has ever been (A) a U.S. real property holding corporation within the meaning of Section 897(c)(2) of the Code, or (B) a member of any consolidated, combined, unitary or affiliated group of corporations for any Tax purposes other than a group of which the Company is or was the common parent corporation.

(l) No Target Company is aware of any fact or circumstance that would reasonably be expected to prevent the Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code.

4.15 Real Property. Schedule 4.15 contains a complete and accurate list of all premises currently leased or subleased or otherwise used or occupied by a Target Company for the operation of the business of a Target Company, and of all current leases, lease guarantees, agreements and documents related thereto, including all amendments, terminations and modifications thereof or waivers thereto (collectively, the “Company Real Property Leases”), as well as the current annual rent and term under each Company Real Property Lease. The Company has provided to the Purchaser a true and complete copy of each of the Company Real Property Leases. The Company Real Property Leases are valid, binding and enforceable in accordance with their terms and are in full force and effect (except, in each case, as such enforcement may be limited by Enforcement Exceptions). To the Knowledge of the Company, no event has occurred which (whether with or without notice, lapse of time or both or the happening or occurrence of any other event) would constitute a default on the part of a Target Company or any other party under any of the Company Real Property Leases, and no Target Company has received notice of any such condition. No Target Company owns or has ever owned any real property or any interest in real property (other than the leasehold interests in the Company Real Property Leases).

4.16 Personal Property. Each item of Personal Property which is currently owned, used or leased by a Target Company with a book value or fair market value of greater than $50,000 is set forth on Schedule 4.16, along with, to the extent applicable, a list of lease agreements, lease guarantees, security agreements and other agreements related thereto, including all amendments, terminations and modifications thereof or waivers thereto (“Company Personal Property Leases”). Except as set forth in Schedule 4.16, all such items of Personal Property are in good operating condition and repair (reasonable wear and tear excepted consistent with the age of such items) in all material respects, and are suitable for their intended use in the business of the Target Companies. The operation of each Target Company’s business as it is now conducted or presently proposed to be conducted is not dependent upon the right to use the Personal Property of Persons other than a Target Company, except for such Personal Property that is owned, leased or licensed by or otherwise contracted to a Target Company. The Company has provided to the Purchaser a true and complete copy of each of the Company Personal Property Leases. The Company Personal Property Leases are valid, binding and enforceable in accordance with their terms (except, in each case, as such enforcement may be

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limited by Enforcement Exceptions) and are in full force and effect in all material respects. To the Knowledge of the Company, no event has occurred which (whether with or without notice, lapse of time or both or the happening or occurrence of any other event) would constitute a default on the part of a Target Company or any other party under any of the Company Personal Property Leases, and no Target Company has received notice of any such condition.

4.17 Title to and Sufficiency of Assets. Each Target Company has good and marketable title to, or a valid leasehold interest in or right to use, all of its assets, free and clear of all Liens other than (a) Permitted Liens, (b) the rights of lessors under leasehold interests, (c) Liens specifically identified on the balance sheet as of the Interim Balance Sheet Date included in the Company Financials and (d) Liens set forth on Schedule 4.17. The assets (including Intellectual Property rights and contractual rights) of the Target Companies constitute all of the material assets, rights and properties that are currently used in the operation of the businesses of the Target Companies as it is now conducted or that are used or held by the Target Companies for use in the operation of the businesses of the Target Companies, and taken together, are adequate and sufficient for the operation of the businesses of the Target Companies as currently conducted.

4.18 Employee Matters.

(a) No Target Company is a party to any collective bargaining agreement or other Contract covering any group of employees, labor organization or other representative of any of the employees of any Target Company, and the Company has no Knowledge of any activities or proceedings of any labor union or other party to organize or represent such employees. There has not occurred or, to the Knowledge of the Company, been threatened any strike, slow-down, picketing, work-stoppage, or other similar labor activity with respect to any such employees. Schedule 4.18(a) sets forth all unresolved labor controversies (including unresolved grievances and age or other discrimination claims), if any, that are pending or threatened in writing between any Target Company and Persons employed by or providing services as independent contractors to a Target Company. No current officer or key employee of a Target Company has provided any Target Company written notice of his or her plan to terminate his or her employment with any Target Company. No material employee layoff, facility closure or shutdown (whether voluntary or by Law or Order), reduction-in-force, furlough, temporary layoff, material work schedule change or reduction in hours, salary or wages, or other workforce changes affecting Target Company employees has occurred since January 1, 2020, or is currently contemplated, planned or announced, including as a result of COVID-19 or any COVID-19 Measures provided, that the representations in this sentence with respect to the Company (but not any other Target Company) for periods prior to February 12, 2021 shall be made to the Company’s Knowledge. Since January 1, 2019, no Target Company has implemented any plant closing or employee layoffs that would trigger notice obligations under the WARN Act provided, that the representations in this sentence with respect to the Company (but not any other Target Company) for periods prior to February 12, 2021 shall be made to the Company’s Knowledge.

(b) Each Target Company (i) is and has been in compliance in all material respects with all applicable Laws respecting employment and employment practices, terms and conditions of employment, health and safety and wages and hours, and other Laws relating to discrimination, disability, labor relations, hours of work, payment of wages and overtime wages, pay equity, immigration, workers compensation, working conditions, employee scheduling, occupational safety and health, family and medical leave, and employee terminations, and has not received written notice that there is any pending Action involving unfair labor practices against a Target Company, (ii) is not liable for any material past due arrears of wages or any material penalty for failure to comply with any of the foregoing, and (iii) is not liable for any material payment to any Governmental Authority with respect to unemployment compensation benefits, social security or other benefits or obligations for employees, independent contractors or consultants (other than routine payments to be made in the ordinary course of business and consistent with past practice). There are no Actions pending or threatened in writing against a Target Company brought by or on behalf of any applicant for employment, any current or former employee, any Person alleging to be a current or former employee, or any Governmental Authority, relating to any such Law or regulation, or alleging breach of any express or implied contract of employment, wrongful termination of employment, or alleging any other discriminatory, wrongful or tortious conduct in connection with the employment relationship.

(c) The Company has provided the Purchaser with a complete and accurate list as of April 1, 2022 of all employees of the Target Companies showing for each as of such date (i) the employee’s name, job title or description, employer, location, salary level (including any bonus, commission, deferred compensation or other remuneration payable (other than any such arrangements under which payments are at the discretion of the Target Companies)), and (ii) any wages, salary, bonus, commission or other compensation due and owing to each

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employee during or for the fiscal year ending December 31, 2021. Except as set forth on Schedule 4.18(c), (A) no employee is a party to a written employment Contract with a Target Company and each is employed “at will”, and (B) the Target Companies have paid in full to all their employees all wages, salaries, commission, bonuses and other compensation due to their employees, including overtime compensation, and no Target Company has any obligation or Liability (whether or not contingent) with respect to severance payments to any such employees under the terms of any written agreement, or commitment or any applicable Law, custom, trade or practice. Except as set forth in Schedule 4.18(c), each Target Company employee has entered into the Company’s standard form of employee non-disclosure, inventions and restrictive covenants agreement with a Target Company (whether pursuant to a separate agreement or incorporated as part of such employee’s overall employment agreement), a copy of which has been made available to the Purchaser by the Company.

(d) Schedule 4.18(d) contains a list of all independent contractors (including consultants) currently engaged by any Target Company, along with the position, the entity engaging such Person, date of retention and rate of remuneration for each such Person. Except as set forth on Schedule 4.18(d), all of such independent contractors are a party to a written Contract with a Target Company. Except as set forth on Schedule 4.18(d), each such independent contractor has entered into customary covenants regarding confidentiality, non-solicitation and assignment of inventions and copyrights in such Person’s agreement with a Target Company, a copy of which has been provided to the Purchaser by the Company. For the purposes of applicable Law, including the Code, all independent contractors who are currently, or within the past six (6) years, have been, engaged by a Target Company are bona fide independent contractors and not employees of a Target Company; provided, that the representations in this sentence with respect to the Company (but not any other Target Company) for periods prior to February 12, 2021 shall be made to the Company’s Knowledge. Each independent contractor is terminable on fewer than thirty (30) days’ notice, without any obligation of any Target Company to pay a material amount in severance or a termination fee.

4.19 Benefit Plans.

(a) Set forth on Schedule 4.19(a) is a true and complete list of each material Benefit Plan of a Target Company (each, a “Company Benefit Plan”). With respect to each Company Benefit Plan, there are no funded benefit obligations for which contributions have not been materially made or properly accrued and there are no material unfunded benefit obligations that have not been accounted for by reserves, or otherwise properly footnoted in accordance with GAAP on the Company Financials. Except as set forth on Schedule 4.19(a), no Target Company is or has in the past been a member of a “controlled group” for purposes of Section 414(b), (c), (m) or (o) of the Code other than with another Target Company, nor does any Target Company have any Liability with respect to any collectively-bargained for plans, whether or not subject to the provisions of ERISA.

(b) Each Company Benefit Plan in all material respects is and has been operated in compliance with all applicable Laws in all material respects, including ERISA and the Code. Each Company Benefit Plan which is intended to be “qualified” within the meaning of Section 401(a) of the Code (i) has been determined by the IRS to be so qualified (or is based on a prototype plan which has received a favorable opinion letter) during the period from its adoption to the date of this Agreement and (ii) is funded through a trust exempt from taxation under Section 501(a) of the Code. To the Knowledge of the Company, no fact exists which could adversely affect the qualified status of such Company Benefit Plans or the exempt status of such trusts.

(c) With respect to each Company Benefit Plan, the Company has made available to the Purchaser accurate and complete copies, if applicable, of: (i) all Company Benefit Plan documents and agreements and related trust agreements or annuity Contracts (including any amendments, modifications or supplements thereto); (ii) all summary plan descriptions and material modifications thereto; (iii) the three (3) most recent Forms 5500, if applicable, and annual report, including all schedules thereto; (iv) the most recent annual and periodic accounting of plan assets; (v) the three (3) most recent nondiscrimination testing reports; (vi) the most recent determination letter received from the IRS, if any; (vii) the most recent actuarial valuation; and (viii) all material written communications between a Target Company or any Company Benefit Plan and any Governmental Authority and relating to a Company Benefit Plan within six (6) years preceding the date of this Agreement.

(d) With respect to each Company Benefit Plan: (i) such Company Benefit Plan has been administered and enforced in all material respects in accordance with its terms, the Code and ERISA; (ii) no Target Company nor any employee, officer or director thereof that is a fiduciary (under ERISA) with respect to such Company Benefit Plan has breached any of its fiduciary responsibilities, obligations or duties imposed on it by ERISA; (iii) no Action is pending or threatened in writing (other than routine claims for benefits arising in the

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ordinary course of administration); (iv) nothing has occurred with respect to any Company Benefit Plan that has subjected any Target Company to any material penalty under Section 502 of ERISA or Section 4975 of the Code; and (v) all contributions and premiums due through the Closing Date have been made in all material respects as required under ERISA or have been fully accrued in all material respects on the Company Financials.

(e) No Company Benefit Plan is, and no Target Company or any of its respective ERISA Affiliates sponsors, maintains, contributes to, is required to contribute to, or otherwise has or couls reasonably be expected to have any current or contingent Liability under or with respect to, a “defined benefit plan” (as defined in Section 414(j) of the Code), a “multiemployer plan” (as defined in Section 3(37) of ERISA) or a “multiple employer plan” (as described in Section 413(c) of the Code) or is otherwise subject to Title IV of ERISA or Section 412 of the Code. To the Company’s Knowledge, no Company Benefit Plan will become a multiple employer plan with respect to any Target Company immediately after the Closing Date. No Target Company currently maintains or has ever maintained, or is required currently or has ever been required to contribute to or otherwise participate in, a multiple employer welfare arrangement or voluntary employees’ beneficiary association as defined in Section 501(c)(9) of the Code. For purposes of this Agreement, “ERISA Affiliate” means, with respect to a Target Company, any Person or entity (whether or not incorporated) that is under common control or treated as one employer under Section 4001(b)(1) of ERISA or Section 414(b), (c), (m) or (o) of the Code.

(f) There is no arrangement under any Company Benefit Plan with respect to any employee that would result in the payment of any amount that by operation of Sections 280G or 162(m) of the Code would not be deductible by the Target Companies and no arrangement exists pursuant to which a Target Company will be required to “gross up” or otherwise compensate any person because of the imposition of any excise tax on a payment to such person.

(g) With respect to each Company Benefit Plan which is a “welfare plan” (as described in Section 3(1) of ERISA): (i) no such plan provides medical or death benefits with respect to current or former employees of a Target Company beyond their termination of employment (other than coverage mandated by Law, which is paid solely by such employees); and (ii) there are no reserves, assets, surplus or prepaid premiums under any such plan. Each Target Company has complied with the provisions of Section 601 et seq. of ERISA and Section 4980B of the Code.

(h) Except as set forth on Schedule 4.19(h), the consummation of the transactions contemplated by this Agreement and the Ancillary Documents will not: (i) entitle any individual to severance pay, unemployment compensation or other benefits or compensation; or (ii) accelerate the time of payment or vesting, or increase the amount of any compensation due, or in respect of, any individual. No Target Company has incurred any Liability for any Tax imposed under Chapter 43 of the Code or civil liability under Section 502(i) or (l) of ERISA.

(i) Each Company Benefit Plan that constitutes, in any part, a “nonqualified deferred compensation plan” (as defined in Section 409A of the Code) is listed on Schedule 4.19(i) and has been, in all material respects, in documentary and operational compliance with Section 409A of the Code and all applicable IRS guidance promulgated thereunder. There is no Contract or plan to which any Target Company is a party or by which it is bound to compensate any employee, consultant or director for penalty taxes incurred pursuant to Section 409A of the Code.

4.20 Environmental Matters. Except as set forth in Schedule 4.20:

(a) Each Target Company is and has been in compliance in all material respects with all applicable Environmental Laws, including obtaining, maintaining in good standing, and complying in all material respects with all Permits required for its business and operations by Environmental Laws (“Environmental Permits”), no Action is pending or threatened in writing to revoke, modify, or terminate any such Environmental Permit, and, to the Company’s Knowledge, no facts, circumstances, or conditions currently exist that could adversely affect such continued compliance in all material respects with Environmental Laws and Environmental Permits or require capital expenditures to achieve or maintain such continued compliance with Environmental Laws and Environmental Permits.

(b) No Target Company is the subject of any outstanding Order or Contract with any Governmental Authority or other Person in respect of any (i) Environmental Laws, (ii) Remedial Action, or (iii) Release or threatened Release of a Hazardous Material. No Target Company has assumed, contractually or by operation of Law, any Liabilities or obligations under any Environmental Laws.

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(c) No Action has been made or is pending or threatened in writing against any Target Company or any assets of a Target Company alleging either or both that a Target Company may be in material violation of any Environmental Law or Environmental Permit or may have any material Liability under any Environmental Law.

(d) No Target Company has manufactured, treated, stored, disposed of, arranged for or permitted the disposal of, generated, handled or Released any Hazardous Material, or owned or operated any property or facility, in a manner that has given or would reasonably be expected to give rise to any material Liability or material obligation under applicable Environmental Laws. No fact, circumstance, or condition exists in respect of any Target Company or any property currently or formerly owned, operated, or leased by any Target Company or any property to which a Target Company arranged for the disposal or treatment of Hazardous Materials that would reasonably be expected to result in a Target Company incurring any material Environmental Liabilities.

(e) There is no investigation of the business, operations, or currently owned, operated, or leased property of a Target Company or, to the Company’s Knowledge, previously owned, operated, or leased property of a Target Company pending or threatened in writing that would lead to the imposition of any Liens under any Environmental Law or material Environmental Liabilities.

(f) To the Knowledge of the Company, there is not located at any of the properties of a Target Company any (i) underground storage tanks, (ii) asbestos-containing material, or (iii) equipment containing polychlorinated biphenyls.

(g) The Company has provided to the Purchaser all environmentally related site assessments, audits, studies, reports, analysis and results of investigations that have been performed in respect of the currently or previously owned, leased, or operated properties of any Target Company.

4.21 Transactions with Related Persons. Except as set forth on Schedule 4.21, no Target Company nor any of its Affiliates, nor any officer, director, manager, employee, trustee or beneficiary of a Target Company or any of its Affiliates, nor any immediate family member of any of the foregoing (whether directly or indirectly through an Affiliate of such Person) (each of the foregoing, a “Related Person”) is presently, or in the past three (3) years, has been, a party to any transaction with a Target Company, including any Contract or other arrangement (a) providing for the furnishing of services by (other than as officers, directors or employees of the Target Company), (b) providing for the rental of real property or Personal Property from or (c) otherwise requiring payments to (other than for services or expenses as directors, officers or employees of the Target Company in the ordinary course of business consistent with past practice) any Related Person or any Person in which any Related Person has an interest as an owner, officer, manager, director, trustee or partner or in which any Related Person has any direct or indirect interest (other than the ownership of securities representing no more than two percent (2%) of the outstanding voting power or economic interest of a publicly traded company). Except as set forth on Schedule 4.21, no Target Company has outstanding any Contract or other arrangement or commitment with any Related Person, and no Related Person owns any real property or Personal Property, or right, tangible or intangible (including Intellectual Property) which is used in the business of any Target Company. The assets of the Target Companies do not include any receivable or other obligation from a Related Person, and the liabilities of the Target Companies do not include any payable or other obligation or commitment to any Related Person.

4.22 Company Insurance.

(a) Schedule 4.22(a) lists all insurance policies (by policy number, insurer, coverage period, coverage amount, annual premium and type of policy) held by a Target Company relating to a Target Company or its business, properties, assets, directors, officers and employees, copies of which have been provided to the Purchaser. All premiums due and payable under all such insurance policies have been timely paid and the Target Companies are otherwise in material compliance with the terms of such insurance policies. Each such insurance policy (i) is legal, valid, binding, enforceable and in full force and effect and (ii) will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the Closing. No Target Company has any self-insurance or co-insurance programs. Since January 1, 2020, no Target Company has received any notice from, or on behalf of, any insurance carrier relating to or involving any adverse change or any change other than in the ordinary course of business, in the conditions of insurance, any refusal to issue an insurance policy or non-renewal of a policy; provided, that the representations in this sentence with respect to the Company (but not any other Target Company) for periods prior to February 12, 2021 shall be made to the Company’s Knowledge.

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(b) Schedule 4.22(b) identifies each individual insurance claim in excess of $50,000 made by a Target Company since February 12, 2021. Each Target Company has reported to its insurers all claims and pending circumstances that would reasonably be expected to result in a claim, except where such failure to report such a claim would not be reasonably likely to be material to the Target Companies. To the Knowledge of the Company, no event has occurred, and no condition or circumstance exists, that would reasonably be expected to (with or without notice or lapse of time) give rise to or serve as a basis for the denial of any such insurance claim. No Target Company has made any claim against an insurance policy as to which the insurer is denying coverage.

4.23 Healthcare Industry Matters.

(a) Each Target Company is, and has been since January 1, 2019, in compliance in all material respects with all applicable healthcare Laws, including (i) the Federal Food, Drug, and Cosmetic Act (“FDCA”); (ii) all federal or state criminal or civil fraud and abuse Laws (including the federal Anti-Kickback Statute (42 U.S.C. §1320a-7(b)), the Civil Monetary Penalties Law (42 U.S.C. §1320a-7(a)), the Sunshine Act (42 U.S.C. §1320a-7(h)), the Exclusion Law (42 U.S.C. §1320a-7), the Criminal False Statements Law (42 U.S.C. §1320a-7b(a), Stark Law (42 U.S.C. §1395nn), the False Claims Act (31 U.S.C. §§3729 et seq., 42 U.S.C. §1320a-7b(a)), HIPAA (42 U.S.C. §§1320d et seq.), and any comparable state or local Laws) and; (iii) any applicable state licensing, disclosure and reporting requirements (all of the foregoing, collectively, “Healthcare Laws”); provided, that the representations in this sentence with respect to the Company (but not any other Target Company) for periods prior to February 12, 2021 shall be made to the Company’s Knowledge. No Target Company has received written notification of any pending Action from the FDA or any other similar regulatory authority alleging that any operation or activity of any Target Company is in material violation of any applicable Healthcare Law.

(b) All material preclinical and clinical investigations conducted or sponsored by any Target Company and intended to be submitted to a regulatory authority to support a regulatory approval are being conducted in compliance in all material respects with all applicable Healthcare Laws administered or issued by the applicable Governmental Authority, including, as applicable, (i) the FDA regulations for conducting non-clinical laboratory studies contained in Title 21 part 58 of the Code of Federal Regulations, (ii) applicable FDA requirements for the design, conduct, performance, monitoring, auditing, recording, analysis and reporting of clinical trials contained in Title 21 parts 50, 54, 56 and 312 of the Code of Federal Regulations and (iii) applicable federal, state and foreign Healthcare Laws restricting the use and disclosure of individually identifiable health information, including HIPAA.

(c) All material reports, documents, claims, Permits and notices required to be filed, maintained or furnished to the FDA or any other regulatory authority by each Target Company have been so filed, maintained or furnished. To the Knowledge of the Company, all such reports, documents, claims, permits and notices were complete and accurate on the date filed (or were corrected in or supplemented by a subsequent filing). Neither any Target Company nor, to the Knowledge of the Company, any officer, employee or agent of any Target Company has (i) made an untrue statement of a material fact or any fraudulent statement to the FDA or any other regulatory authority, (ii) failed to disclose a material fact required to be disclosed to the FDA or any other regulatory authority or (iii) committed an act, made a statement, or failed to make a statement that, at the time such disclosure was made, would reasonably be expected to provide a reasonable basis for the FDA or any other regulatory authority to invoke its policy respecting “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities”, set forth in 56 Fed. Reg. 46191 (September 10, 1991) or any similar policy. Neither any Target Company nor, to the Knowledge of the Company, any officer, employee or agent of any Target Company has been convicted of any crime or engaged in any conduct for which debarment is mandated by 21 U.S.C. §335a(a) or any similar Healthcare Law or authorized by 21 U.S.C. §335a(b) or any similar Healthcare Law. Neither any Target Company nor, to the Knowledge of the Company, any officer, employee or agent of any Target Company has been convicted of any crime or engaged in any conduct for which such person could be excluded from participating in the federal health care programs under Section 1128 of the Social Security Act of 1935 or any Healthcare Law. As of the date of this Agreement, no Actions that would reasonably be expected to result in material debarment or exclusion are pending or threatened in writing against any Target Company or, to the Company’s Knowledge, any officer, employee, contractor, supplier (in their capacities as such) or other entities or individuals performing research or work on behalf of any Target Company. No Target Company is a party to any corporate integrity agreements, monitoring agreements, consent decrees, settlement orders, or similar agreements with or imposed by any Governmental Authority.

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(d) No Target Company has received any written notice, correspondence or other communication from the FDA or any other regulatory authority or from any institutional review board requiring the termination, suspension or material modification of any ongoing or planned clinical trials conducted by, or on behalf of, any Target Company.

(e) As of the date of this Agreement, no data generated by any Target Company with respect to its products is the subject of any written regulatory Action, either pending or threatened in writing, by any Governmental Authority relating to the truthfulness or scientific integrity of such data.

(f) To the Company’s Knowledge, no product manufactured or distributed by any Target Company is (i) adulterated within the meaning of 21 U.S.C. §351 (or any similar Healthcare Law), or (ii) misbranded within the meaning of 21 U.S.C. §352 (or any similar Healthcare Law). Since January 1, 2019, neither any Target Company nor, to the Company’s Knowledge, any of their respective contract manufacturers has received any FDA Form 483, warning letter, untitled letter, or other similar written correspondence or written notice from the FDA or any other regulatory authority alleging or asserting material noncompliance with any applicable Healthcare Laws or Permits issued to the Company by the FDA or any other regulatory authority; provided, that the representations in this sentence with respect to the Company (but not any other Target Company) for periods prior to February 12, 2021 shall be made to the Company’s Knowledge. No manufacturing site owned by any Target Company or, to the Company’s Knowledge, any of their respective contract manufacturers, is or has been since January 1, 2019, subject to a shutdown or import or export prohibition imposed by the FDA or another regulatory authority; provided, that the representations in this sentence with respect to the Company (but not any other Target Company) for periods prior to February 12, 2021 shall be made to the Company’s Knowledge.

4.24 Top Suppliers. Schedule 4.24 lists, by dollar volume paid for each of (a) the twelve (12) months ended on December 31, 2021 and (b) the period from January 1, 2022 through the Interim Balance Sheet Date, the five (5) largest suppliers of goods or services to the Target Companies (the “Top Suppliers”), along with the amounts of such dollar volumes. The relationships of each Target Company with such Top Suppliers are good commercial working relationships and (i) no Top Supplier within the last twelve (12) months has canceled or otherwise terminated, or, to the Company’s Knowledge, intends to cancel or otherwise terminate, any material relationships of such Person with a Target Company, (ii) no Top Supplier has during the last twelve (12) months decreased materially or threatened in writing to stop, decrease or limit materially, or intends to modify materially its material relationships with a Target Company or intends to stop, decrease or limit materially its products or services to any Target Company, (iii) to the Company’s Knowledge, no Top Supplier intends to seek to exercise any remedy against any Target Company, and (iv) no Target Company has within the past two (2) years been engaged in any material dispute with any Top Supplier.

4.25 Certain Business Practices.

(a) No Target Company, nor any of their respective officers or directors, nor, to the Knowledge of the Company, any of their other Representatives acting on their behalf has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees, to foreign or domestic political parties or campaigns or violated any provision of the U.S. Foreign Corrupt Practices Act of 1977 or any other local or foreign anti-corruption or bribery Law or (iii) made any other unlawful payment. No Target Company, nor any of their respective officers or directors, nor, to the Knowledge of the Company, any of their other Representatives acting on their behalf has directly or indirectly, given or agreed to give any unlawful gift or similar benefit in any material amount to any customer, supplier, governmental employee or other Person who is or may be in a position to help or hinder any Target Company or assist any Target Company in connection with any actual or proposed transaction.

(b) The operations of each Target Company are and have been conducted at all times in compliance with money laundering Laws in all applicable jurisdictions, the rules and regulations thereunder in all material respects and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Authority, and no Action involving a Target Company with respect to any of the foregoing is pending or threatened in writing.

(c) No Target Company or any of their respective directors or officers, or, to the Knowledge of the Company, any other Representative acting on behalf of a Target Company is currently identified on the specially designated nationals or other blocked person list or otherwise currently subject to any U.S. sanctions administered by OFAC, and no Target Company has in the last five (5) fiscal years, directly or indirectly, used any funds, or loaned,

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contributed or otherwise made available such funds to any Subsidiary, joint venture partner or other Person, in connection with any sales or operations in Cuba, Iran, Syria, Sudan, Myanmar or any other country sanctioned by OFAC or for the purpose of financing the activities of any Person currently subject to, or otherwise in violation of, any U.S. sanctions administered by OFAC; provided, that the representations in this sentence with respect to the Company (but not any other Target Company) for periods prior to February 12, 2021 shall be made to the Company’s Knowledge.

4.26 Product Liability.

(a) Each product manufactured, sold or delivered by any Target Company in conducting its business has been in all material respects in conformity with all product specifications all express and implied warranties and all applicable Laws. To the Company’s Knowledge, no Target Company has any material Liability for replacement or repair of any such products or other damages in connection therewith or any other customer or product obligations not reserved against in the Company Financial Statements. No Target Company has sold any products or delivered any services that included a warranty for a period of longer than one year.

(b) To the Company’s Knowledge, no Target Company has any material Liability arising out of any injury to individuals or property as a result of the ownership, possession, or use of any product designed, manufactured, assembled, repaired, maintained, delivered, sold or installed, or services rendered, by or on behalf of a Target Company. No Target Company has committed any act or omission which would reasonably be expected to result in, and there has been no occurrence which would reasonably be expected to give rise to or form the basis of, any material product Liability or material Liability for breach of warranty (whether covered by insurance or not) on the part of a Target Company with respect to products designed, manufactured, assembled, repaired, maintained, delivered, sold or installed or services rendered by or on behalf of a Target Company.

4.27 Investment Company Act. No Target Company is an “investment company”, a Person directly or indirectly “controlled” by or acting on behalf of an “investment company” or required to register as an “investment company”, in each case within the meaning of the Investment Company Act of 1940, as amended.

4.28 Finders and Brokers. Except as set forth on Schedule 4.28, no Target Company has incurred or will incur any Liability for any brokerage, finder’s or other fee or commission in connection with the transactions contemplated hereby.

4.29 Independent Investigation. The Company has conducted its own independent investigation, review and analysis of the business, results of operations, prospects, condition (financial or otherwise) or assets of the Purchaser, and acknowledges that it has been provided adequate access to the personnel, properties, assets, premises, books and records, and other documents and data of the Purchaser for such purpose. The Company acknowledges and agrees that: (a) in making its decision to enter into this Agreement and to consummate the transactions contemplated hereby, it has relied solely upon its own investigation and the express representations and warranties of the Purchaser set forth in Agreement (including the related portions of the Purchaser Disclosure Schedules) and in any certificate delivered to the Company pursuant hereto; and (b) neither the Purchaser nor any of its Representatives have made any representation or warranty as to the Purchaser or this Agreement, except as expressly set forth in this Agreement (including the related portions of the Purchaser Disclosure Schedules) or in any certificate delivered to the Company pursuant hereto.

4.30 Information Supplied. None of the information supplied or to be supplied by the Company expressly for inclusion or incorporation by reference: (a) in any current report on Form 8-K, and any exhibits thereto or any other report, form, registration or other filing made with any Governmental Authority or stock exchange with respect to the transactions contemplated by this Agreement or any Ancillary Documents; (b) in the Registration Statement; or (c) in the mailings or other distributions to the Purchaser’s stockholders and/or prospective investors with respect to the consummation of the transactions contemplated by this Agreement or in any amendment to any of documents identified in (a) through (c), will, when filed, made available, mailed or distributed, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. None of the information supplied or to be supplied by the Company expressly for inclusion or incorporation by reference in any of the Signing Press Release, the Signing Filing, the Closing Press Release and the Closing Filing will, when filed or distributed, as applicable, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing, the Company makes no representation, warranty or covenant with respect to any information supplied by or on behalf of the Purchaser or its Affiliates.

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4.31 No Other Representations. Except for the representations and warranties expressly made by the Company in this Article IV (as modified by the Company Disclosure Schedules) or as expressly set forth in an Ancillary Document, neither the Company nor any other Person on its behalf makes any express or implied representation or warranty with respect to any of the Target Companies or their respective business, operations, assets or Liabilities, or the transactions contemplated by this Agreement or any of the other Ancillary Documents, and the Company hereby expressly disclaims any other representations or warranties, whether implied or made by the Company or any of its Representatives. Except for the representations and warranties expressly made by the Company in this Article IV (as modified by the Company Disclosure Schedules) or in an Ancillary Document, the Company hereby expressly disclaims all liability and responsibility for any representation, warranty, projection, forecast, statement or information made, communicated or furnished to the Purchaser, Merger Sub or any of their respective Representatives, in writing or orally (including any opinion, information, projection or advice that may have been or may be provided to the Purchaser, Merger Sub or any of their respective Representatives by any Representative of the Company), including any representations or warranties regarding the probable success or profitability of the businesses of the Target Companies.

ARTICLE V
COVENANTS

5.1 Access and Information.

(a) During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement in accordance with Section 7.1 or the Closing (the “Interim Period”), subject to Section 5.15, the Company shall give, and shall cause its Representatives to give, the Purchaser and its Representatives, at reasonable times during normal business hours and upon reasonable intervals and notice, reasonable access to all offices and other facilities and to all employees, properties, Contracts, agreements, commitments, books and records, financial and operating data and other information (including Tax Returns, internal working papers, client files, client Contracts and director service agreements), of or pertaining to the Target Companies, as the Purchaser or its Representatives may reasonably request regarding the Target Companies and their respective businesses, assets, Liabilities, financial condition, prospects, operations, management, employees and other aspects (including a copy of each material report, schedule and other document filed with or received by a Governmental Authority pursuant to the requirements of applicable securities Laws, and independent public accountants’ work papers (subject to the consent or any other conditions required by such accountants, if any)) and cause each of the Company’s Representatives to reasonably cooperate with the Purchaser and its Representatives in their investigation; provided, however, that the Purchaser and its Representatives shall conduct any such activities in such a manner as not to unreasonably interfere with the business or operations of the Target Companies.

(b) During the Interim Period, subject to Section 5.15, the Purchaser shall give, and shall cause its Representatives to give, the Company and its Representatives, at reasonable times during normal business hours and upon reasonable intervals and notice, reasonable access to all offices and other facilities and to all employees, properties, Contracts, agreements, commitments, books and records, financial and operating data and other information (including Tax Returns, internal working papers, client files, client Contracts and director service agreements), of or pertaining to the Purchaser or its Subsidiaries, as the Company or its Representatives may reasonably request regarding the Purchaser, its Subsidiaries and their respective businesses, assets, Liabilities, financial condition, prospects, operations, management, employees and other aspects (including a copy of each material report, schedule and other document filed with or received by a Governmental Authority pursuant to the requirements of applicable securities Laws, and independent public accountants’ work papers (subject to the consent or any other conditions required by such accountants, if any)) and cause each of the Purchaser’s Representatives to reasonably cooperate with the Company and its Representatives in their investigation; provided, however, that the Company and its Representatives shall conduct any such activities in such a manner as not to unreasonably interfere with the business or operations of the Purchaser or any of its Subsidiaries.

5.2 Conduct of Business of the Company.

(a) Unless the Purchaser shall otherwise consent in writing (such consent not to be unreasonably withheld, conditioned or delayed), during the Interim Period, except as expressly contemplated by this Agreement or the Ancillary Documents, as required by applicable Law (including COVID-19 Measures) or as set forth on Schedule 5.2, the Company shall, and shall cause its Subsidiaries to, (i) conduct their respective businesses, in all material respects, in the ordinary course of business consistent with past practice, and (ii) take all commercially reasonable measures

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necessary or appropriate to preserve intact, in all material respects, their respective business organizations, to keep available the services of their respective managers, directors, officers, employees and consultants, and to preserve the possession, control and condition of their respective material assets, all as consistent with past practice.

(b) Without limiting the generality of Section 5.2(a) and except as contemplated by the terms of this Agreement or the Ancillary Documents, as required by applicable Law (including COVID-19 Measures) or as set forth on Schedule 5.2, during the Interim Period, without the prior written consent of the Purchaser (such consent not to be unreasonably withheld, conditioned or delayed), the Company shall not, and shall cause its Subsidiaries to not:

(i) amend, waive or otherwise change, in any respect, its Organizational Documents, except as required by applicable Law;

(ii) authorize for issuance, issue, grant, sell, pledge, dispose of or propose to issue, grant, sell, pledge or dispose of any of its equity securities or any options, warrants, commitments, subscriptions or rights of any kind to acquire or sell any of its equity securities, or other securities, including any securities convertible into or exchangeable for any of its shares or other equity securities or securities of any class and any other equity-based awards, or engage in any hedging transaction with a third Person with respect to such securities; provided that the exercise or conversion of any Company Convertible Securities shall not require the consent of the Purchaser;

(iii) split, combine, recapitalize or reclassify any of its shares or other equity interests or issue any other securities in respect thereof or pay or set aside any dividend or other distribution (whether in cash, equity or property or any combination thereof) in respect of its equity interests, or directly or indirectly redeem, purchase or otherwise acquire or offer to acquire any of its securities;

(iv) incur, create, assume, prepay or otherwise become liable for any Indebtedness (directly, contingently or otherwise) in excess of $200,000 individually or $500,000 in the aggregate, make a loan or advance to or investment in any third party (other than advancement of expenses to employees in the ordinary course of business), or guarantee or endorse any Indebtedness, Liability or obligation of any Person in excess of $200,000 individually or $500,000 in the aggregate;

(v) increase the wages, salaries or compensation of its employees other than in the ordinary course of business, consistent with past practice, and in any event not in the aggregate by more than five percent (5%), or make or commit to make any bonus payment (whether in cash, property or securities) to any employee, or materially increase other benefits of employees generally, or enter into, establish, materially amend or terminate any Company Benefit Plan, in each case other than as required by applicable Law, pursuant to the terms of any Company Benefit Plans or in the ordinary course of business consistent with past practice;

(vi) make or rescind any material election relating to Taxes, settle any claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to Taxes, file any amended Tax Return or claim for refund, or make any material change in its accounting or Tax policies or procedures, in each case except as required by applicable Law or in compliance with GAAP;

(vii) transfer or license to any Person or otherwise extend, materially amend or modify, permit to lapse or fail to preserve any material Company Registered IP, Company Licensed IP or other Company IP (excluding non-exclusive licenses of Company IP to Target Company customers in the ordinary course of business consistent with past practice), or disclose to any Person who has not entered into a confidentiality agreement any Trade Secrets;

(viii) terminate, or waive or assign any material right under, any Company Material Contract or enter into any Contract that would be a Company Material Contract, in any case outside of the ordinary course of business consistent with past practice or in connection with the terms of this Section 5.2 during the Interim Period;

(ix) fail to maintain its books, accounts and records in all material respects in the ordinary course of business consistent with past practice;

(x) establish any Subsidiary that is not directly or indirectly wholly-owned by the Company or enter into any new line of business;

(xi) fail to use commercially reasonable efforts to keep in force insurance policies or replacement or revised policies providing insurance coverage with respect to its assets, operations and activities in such amount and scope of coverage substantially similar to that which is currently in effect;

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(xii) revalue any of its material assets or make any material change in accounting methods, principles or practices, except to the extent required to comply with GAAP and after consulting with the Company’s outside auditors;

(xiii) waive, release, assign, settle or compromise any claim, action or proceeding (including any suit, action, claim, proceeding or investigation relating to this Agreement or the transactions contemplated hereby), other than waivers, releases, assignments, settlements or compromises that involve only the payment of monetary damages (and not the imposition of equitable relief on, or the admission of wrongdoing by, a Target Company or its Affiliates) not in excess of $200,000 (individually or in the aggregate), or otherwise pay, discharge or satisfy any Actions, Liabilities or obligations, unless such amount has been reserved in the Company Financials;

(xiv) close or materially reduce its activities, or effect any layoff or other personnel reduction or change, at any of its facilities;

(xv) acquire, including by merger, consolidation, acquisition of equity interests or assets, or any other form of business combination, any corporation, partnership, limited liability company, other business organization or any division thereof, or any material amount of assets outside the ordinary course of business consistent with past practice;

(xvi) make capital expenditures in excess of $200,000 (individually for any project (or set of related projects) or $500,000 in the aggregate) other than in the ordinary course of business;

(xvii) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization;

(xviii) voluntarily incur any Liability or obligation (whether absolute, accrued, contingent or otherwise) in excess of $200,000 individually or $500,000 in the aggregate other than pursuant to the terms of a Company Material Contract or Company Benefit Plan or otherwise in the ordinary course of business;

(xix) sell, lease, license, transfer, exchange or swap, mortgage or otherwise pledge or encumber (including securitizations), or otherwise dispose of any material portion of its properties, assets or rights;

(xx) enter into any agreement, understanding or arrangement with respect to the voting of equity securities of the Company;

(xxi) take any action that would reasonably be expected to significantly delay or impair the obtaining of any Consents of any Governmental Authority to be obtained in connection with this Agreement;

(xxii) accelerate the collection of any trade receivables or delay the payment of trade payables or any other liabilities other than in the ordinary course of business consistent with past practice;

(xxiii) enter into or amend, or waive any material rights under, any transaction with any Related Person (other than compensation and benefits and advancement of expenses, in each case, provided in the ordinary course of business consistent with past practice); or

(xxiv) authorize or agree to do any of the foregoing actions.

5.3 Conduct of Business of the Purchaser.

(a) Unless the Company shall otherwise consent in writing (such consent not to be unreasonably withheld, conditioned or delayed), during the Interim Period, except as expressly contemplated by this Agreement or the Ancillary Documents as required by applicable Law (including COVID-19 Measures) or as set forth on Schedule 5.3, the Purchaser shall, and shall cause its Subsidiaries to, (i) conduct their respective businesses, in all material respects, in the ordinary course of business consistent with past practice, (ii) comply with all Laws applicable to the Purchaser and its Subsidiaries and their respective businesses, assets and employees in all material respects, and (iii) take all commercially reasonable measures necessary or appropriate to preserve intact, in all material respects, their respective business organizations, to keep available the services of their respective managers, directors, officers, employees and consultants, and to preserve the possession, control and condition of their respective material assets, all as consistent with past practice. Notwithstanding anything to the contrary in

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this Section 5.3, nothing in this Agreement shall prohibit or restrict the Purchaser from extending, in accordance with the Purchaser’s Organizational Documents and the Purchaser IPO Prospectus, the deadline by which it must complete its Business Combination (an “Extension”), and no consent of any other Party shall be required in connection therewith.

(b) Without limiting the generality of Section 5.3(a) and except as contemplated by the terms of this Agreement or the Ancillary Documents (or as contemplated by the Financing), as required by applicable Law (including COVID-19 Measures) or as set forth on Schedule 5.3, during the Interim Period, without the prior written consent of the Company (such consent not to be unreasonably withheld, conditioned or delayed), the Purchaser shall not, and shall cause its Subsidiaries to not:

(i) amend, waive or otherwise change, in any respect, its Organizational Documents except to effectuate the Domestication or as required by applicable Law;

(ii) authorize for issuance, issue, grant, sell, pledge, dispose of or propose to issue, grant, sell, pledge or dispose of any of its equity securities or any options, warrants, commitments, subscriptions or rights of any kind to acquire or sell any of its equity securities, or other securities, including any securities convertible into or exchangeable for any of its equity securities or other security interests of any class and any other equity-based awards, or engage in any hedging transaction with a third Person with respect to such securities;

(iii) split, combine, recapitalize or reclassify any of its shares or other equity interests or issue any other securities in respect thereof or pay or set aside any dividend or other distribution (whether in cash, equity or property or any combination thereof) in respect of its shares or other equity interests, or directly or indirectly redeem, purchase or otherwise acquire or offer to acquire any of its securities;

(iv) incur, create, assume, prepay or otherwise become liable for any Indebtedness (directly, contingently or otherwise) in excess of $100,000 individually or $250,000 in the aggregate, make a loan or advance to or investment in any third party, or guarantee or endorse any Indebtedness, Liability or obligation of any Person (provided, that this Section 5.3(b)(iv) shall not prevent the Purchaser from borrowing funds necessary to finance its ordinary course administrative costs and expenses and Expenses incurred in connection with the consummation of the Merger and the other transactions contemplated by this Agreement (including the Financing and the costs and expenses necessary for an Extension (such expenses, “Extension Expenses”)), up to aggregate additional Indebtedness during the Interim Period of $2,000,000);

(v) make or rescind any material election relating to Taxes, settle any claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to Taxes, file any amended Tax Return or claim for refund, or make any material change in its accounting or Tax policies or procedures, in each case except as required by applicable Law or in compliance with GAAP;

(vi) amend, waive or otherwise change the Trust Agreement in any manner adverse to the Purchaser;

(vii) terminate, or waive or assign any material right under, any Purchaser Material Contract or enter into any Contract that would be a Purchaser Material Contract, in any case outside of the ordinary course of business consistent with past practice;

(viii) fail to maintain its books, accounts and records in all material respects in the ordinary course of business consistent with past practice;

(ix) establish any Subsidiary or enter into any new line of business;

(x) fail to use commercially reasonable efforts to keep in force insurance policies or replacement or revised policies providing insurance coverage with respect to its assets, operations and activities in such amount and scope of coverage substantially similar to that which is currently in effect;

(xi) revalue any of its material assets or make any material change in accounting methods, principles or practices, except to the extent required to comply with GAAP and after consulting the Purchaser’s outside auditors;

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(xii) waive, release, assign, settle or compromise any claim, action or proceeding (including any suit, action, claim, proceeding or investigation relating to this Agreement or the transactions contemplated hereby), other than waivers, releases, assignments, settlements or compromises that involve only the payment of monetary damages (and not the imposition of equitable relief on, or the admission of wrongdoing by, the Purchaser or its Subsidiary) not in excess of $100,000 (individually or in the aggregate), or otherwise pay, discharge or satisfy any Actions, Liabilities or obligations, unless such amount has been reserved in the Purchaser Financials;

(xiii) acquire, including by merger, consolidation, acquisition of equity interests or assets, or any other form of business combination, any corporation, partnership, limited liability company, other business organization or any division thereof, or any material amount of assets outside the ordinary course of business;

(xiv) make capital expenditures in excess of $100,000 individually for any project (or set of related projects) or $250,000 in the aggregate (excluding for the avoidance of doubt, incurring any Expenses);

(xv) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization (other than with respect to the Merger);

(xvi) voluntarily incur any Liability or obligation (whether absolute, accrued, contingent or otherwise) in excess of $100,000 individually or $250,000 in the aggregate (excluding the incurrence of any Expenses) other than pursuant to the terms of a Contract in existence as of the date of this Agreement or entered into in the ordinary course of business or in accordance with the terms of this Section 5.3 during the Interim Period;

(xvii) sell, lease, license, transfer, exchange or swap, mortgage or otherwise pledge or encumber (including securitizations), or otherwise dispose of any material portion of its properties, assets or rights;

(xviii) enter into any agreement, understanding or arrangement with respect to the voting of Purchaser Securities;

(xix) take any action that would reasonably be expected to significantly delay or impair the obtaining of any Consents of any Governmental Authority to be obtained in connection with this Agreement;

(xx) enter into or amend any transaction or agreement with the Sponsor or any equityholder, manager, officer or employee of the Sponsor, other than with respect to any loans from the Sponsor (or any equityholder, manager, officer or employee of the Sponsor) to fund the working capital requirements of the Purchaser or in connection with any Extension;

(xxi) deposit or cause to be deposited additional funds into the Trust Account other than as required for the purposes of effecting any Extension; or

(xxii) authorize or agree to do any of the foregoing actions.

5.4 Annual and Interim Financial Statements. During the Interim Period, within fifteen (15) calendar days following the end of each calendar month, and within thirty (30) calendar days following the end of each three-month calendar quarterly period and each fiscal year, the Company shall deliver to the Purchaser an unaudited consolidated income statement and an unaudited consolidated balance sheet of the Target Companies for the period from the Interim Balance Sheet Date through the end of such monthly or quarterly period or fiscal year and the applicable comparative period in the preceding fiscal year, in each case accompanied by a certificate of the Chief Financial Officer of the Company to the effect that all such financial statements fairly present the consolidated financial position and results of operations of the Target Companies as of the date or for the periods indicated, in accordance with GAAP, subject to year-end audit adjustments and excluding footnotes. From the date hereof through the Closing Date, the Company will also promptly deliver to the Purchaser copies of any audited consolidated financial statements of the Target Companies that the Target Companies’ certified public accountants may issue.

5.5 Purchaser and Company Public Filings.

(a) During the Interim Period, the Purchaser will keep current and timely file all of its public filings with the SEC and otherwise comply in all material respects with applicable securities Laws and shall use its commercially reasonable efforts prior to the Closing to maintain the listing of the Purchaser Public Units, the Purchaser Ordinary Shares and the Purchaser Public Warrants on Nasdaq; provided, that the Parties acknowledge and agree that from and after the Closing, the Parties intend to continue to list on Nasdaq only the Purchaser Common Stock and the Purchaser Public Warrants.

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(b) During the Interim Period, the Company will keep current and timely file all of its public filings with the SEC and otherwise comply in all material respects with applicable securities Laws and shall use its commercially reasonable efforts prior to the Closing to maintain the listing of the Company Common Stock; provided, that the Parties acknowledge and agree that from and after the Closing, the Parties do not intend to continue to list the Company Common Stock on the OTC Pink.

5.6 No Solicitation.

(a) For purposes of this Agreement, (i) an “Acquisition Proposal” means any proposal or offer from any Person or group at any time relating to an Alternative Transaction, and (ii) an “Alternative Transaction” means (A) with respect to the Company and its Affiliates, a transaction (other than the transactions contemplated by this Agreement) concerning the sale of (x) all or any material part of the business or assets of the Target Companies (other than in the ordinary course of business consistent with past practice) or (y) any of the shares or other equity interests or profits of the Target Companies, in any case, whether such transaction takes the form of a sale of shares or other equity interests, assets, merger, consolidation, issuance of debt securities, management Contract, joint venture or partnership, or otherwise and (B) with respect to the Purchaser and its Affiliates, a transaction (other than the transactions contemplated by this Agreement) concerning a Business Combination involving Purchaser. For the avoidance of doubt, activities related to Permitted Activities shall not be deemed to be an Alternate Transaction.

(b) During the Interim Period, in order to induce the other Parties to continue to commit to expend management time and financial resources in furtherance of the transactions contemplated hereby, each Party shall not, and shall cause its Representatives to not, without the prior written consent of the Company and the Purchaser, directly or indirectly, (i) solicit, assist, initiate or facilitate the making, submission or announcement of, or intentionally encourage, any Acquisition Proposal, (ii) furnish any non-public information regarding such Party or its Affiliates or their respective businesses, operations, assets, Liabilities, financial condition, prospects or employees to any Person or group (other than a Party to this Agreement or their respective Representatives) in connection with or in response to an Acquisition Proposal, (iii) engage or participate in discussions or negotiations with any Person or group with respect to, or is intended or would reasonably be expected to lead to, an Acquisition Proposal, (iv) approve, endorse or recommend, or publicly propose to approve, endorse or recommend, any Acquisition Proposal, (v) negotiate or enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement related to any Acquisition Proposal, or (vi) release any third Person from, or waive any provision of, any confidentiality agreement to which such Party is a party.

(c) Each Party shall notify the others as promptly as practicable (and in any event within 48 hours) in writing of the receipt by such Party or any of its Representatives of (i) any Acquisition Proposal or any bona fide requests for information or requests for discussions or negotiations that would reasonably be expected to result in an Acquisition Proposal, and (ii) any request for non-public information relating to such Party or its Affiliates in connection with any such Acquisition Proposal, specifying in each case, the material terms and conditions thereof. Each Party shall keep the others promptly informed of the status of any such proposals, offers or requests for information. During the Interim Period, each Party shall, and shall cause its Representatives to, immediately cease and cause to be terminated any solicitations, discussions or negotiations with any Person with respect to any Acquisition Proposal and shall, and shall direct its Representatives to, cease and terminate any such solicitations, discussions or negotiations.

(d) During the Interim Period, the board of directors of the Purchaser, or any committee thereof, shall not: (i) withhold, withdraw, qualify or modify (or publicly propose or resolve to withhold, withdraw, qualify or modify) the Purchaser Recommendation; (ii) approve, recommend or declare advisable, or propose publicly to approve, recommend or declare advisable, any Alternative Transaction with respect to the Purchaser; (iii) approve, recommend or declare advisable, or propose publicly to approve, recommend or declare advisable, or allow Purchaser to execute or enter into, any agreement related to an Alternative Transaction; (iv) enter into any agreement, letter of intent, or agreement in principle requiring Purchaser or the effects of which is to require to abandon, terminate or fail to consummate the transactions contemplated hereby; (v) fail to recommend against any Alternative Transaction with respect to the Purchaser; (vi) fail to re-affirm the Purchaser Recommendation at the written request of the Company within five (5) Business Days of such request; (vi) fail to include the Purchaser Recommendation in the Registration Statement and Proxy Statement; or (vii) resolve or agree in writing to do any of the foregoing. Nothing contained in this Agreement shall prohibit the Purchaser or the board of directors of the Purchaser or any committee thereof from (x) taking and disclosing to the Purchaser’s stockholders a position contemplated by Rule 14e-2(a) or Rule 14d-9 promulgated under the Exchange Act or issuing a “stop, look and listen” statement to

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the Purchaser’s stockholders pursuant to Rule 14d-9(f) promulgated under the Exchange Act pending disclosure of its position thereunder or (ii) directing any Person (or the Representative of that Person) who makes an Acquisition Proposal to the provisions of this Section 5.6.

(e) During the Interim Period, the board of directors of the Company, or any committee thereof, shall not: (i) withhold, withdraw, qualify or modify (or publicly propose or resolve to withhold, withdraw, qualify or modify) the Company Recommendation; (ii) approve, recommend or declare advisable, or propose publicly to approve, recommend or declare advisable, any Alternative Transaction with respect to the Company; (iii) approve, recommend or declare advisable, or propose publicly to approve, recommend or declare advisable, or allow the Company to execute or enter into, any agreement related to an Alternative Transaction; (iv) enter into any agreement, letter of intent, or agreement in principle requiring or the effects of which is to require the Company to abandon, terminate or fail to consummate the transactions contemplated hereby; (v) fail to recommend against any Alternative Transaction with respect to the Company; (vi) fail to re-affirm the Company Recommendation at the written request of the Purchaser within five (5) Business Days of such request; (vi) fail to include the Company Recommendation in any solicitation materials that its prepares or sends to Company Security Holders; or (vii) resolve or agree in writing to do any of the foregoing.

5.7 No Trading. Each of the Company and the Purchaser acknowledges and agrees that it is aware, and that its Affiliates are aware (and each of their respective Representatives is aware or, upon receipt of any material nonpublic information of the Purchaser, will be advised) of the restrictions imposed by U.S. federal securities laws and the rules and regulations of the SEC and Nasdaq promulgated thereunder or otherwise (the “Federal Securities Laws”) and other applicable foreign and domestic Laws on a Person possessing material nonpublic information about a publicly traded company. Each of the Company and the Purchaser hereby agrees that, while it is in possession of such material nonpublic information, it shall not purchase or sell any securities of the other (other than to engage in the Merger in accordance with Article I), communicate such information to any third party, take any other action with respect to the other Party in violation of such Laws, or cause or encourage any third party to do any of the foregoing.

5.8 Notification of Certain Matters. During the Interim Period, each Party shall give prompt notice to the other Parties if such Party or its Affiliates: (a) receives any notice or other communication in writing from any third party (including any Governmental Authority) alleging (i) that the Consent of such third party is or may be required in connection with the transactions contemplated by this Agreement or (ii) any non-compliance with any Law by such Party or its Affiliates; (b) receives any notice or other communication from any Governmental Authority in connection with the transactions contemplated by this Agreement; (c) discovers any fact or circumstance that, or becomes aware of the occurrence or non-occurrence of any event the occurrence or non-occurrence of which, would reasonably be expected to cause or result in any of the conditions to the Closing set forth in Article VI not being satisfied or the satisfaction of those conditions being materially delayed; or (d) becomes aware of the commencement or threat, in writing, of any Action against such Party or any of its Affiliates, or any of their respective properties or assets, or, to the Knowledge of such Party, any officer, director, partner, member or manager, in his, her or its capacity as such, of such Party or of its Affiliates with respect to the consummation of the transactions contemplated by this Agreement. No such notice shall constitute an acknowledgement or admission by the Party providing the notice regarding whether or not any of the conditions to the Closing have been satisfied or in determining whether or not any of the representations, warranties or covenants contained in this Agreement have been breached.

5.9 Efforts.

(a) Subject to the terms and conditions of this Agreement, each Party shall use its commercially reasonable efforts, and shall cooperate fully with the other Parties, to take, or cause to be taken, all actions and to do, or cause to be done, all things reasonably necessary, proper or advisable under applicable Laws and regulations to consummate the transactions contemplated by this Agreement (including the receipt of all applicable Consents of Governmental Authorities) and to comply as promptly as practicable with all requirements of Governmental Authorities applicable to the transactions contemplated by this Agreement.

(b) In furtherance and not in limitation of Section 5.9(a), to the extent required under any Laws that are designed to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade (“Antitrust Laws”), each Party hereto agrees to make any required filing or application under Antitrust Laws, as applicable, at such Party’s sole cost and expense (subject to the last sentence of Section 7.3 with respect to Antitrust Expenses), with respect to the transactions contemplated hereby as promptly as practicable, to supply as promptly as reasonably practicable any additional information and documentary material that may be reasonably

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requested pursuant to Antitrust Laws and to take all other actions reasonably necessary, proper or advisable to cause the expiration or termination of the applicable waiting periods under Antitrust Laws as soon as practicable, including by requesting early termination of the waiting period provided for under the Antitrust Laws. Each Party shall, in connection with its efforts to obtain all requisite approvals and authorizations for the transactions contemplated by this Agreement under any Antitrust Law, use its commercially reasonable efforts to: (i) cooperate in all respects with each other Party or its Affiliates in connection with any filing or submission and in connection with any investigation or other inquiry, including any proceeding initiated by a private Person; (ii) keep the other Parties reasonably informed of any communication received by such Party or its Representatives from, or given by such Party or its Representatives to, any Governmental Authority and of any communication received or given in connection with any proceeding by a private Person, in each case regarding any of the transactions contemplated by this Agreement; (iii) permit a Representative of the other Parties and their respective outside counsel to review any communication given by it to, and consult with each other in advance of any meeting or conference with, any Governmental Authority or, in connection with any proceeding by a private Person, with any other Person, and to the extent permitted by such Governmental Authority or other Person, give a Representative or Representatives of the other Parties the opportunity to attend and participate in such meetings and conferences; (iv) in the event a Party’s Representative is prohibited from participating in or attending any meetings or conferences, the other Parties shall keep such Party promptly and reasonably apprised with respect thereto; and (v) use commercially reasonable efforts to cooperate in the filing of any memoranda, white papers, filings, correspondence or other written communications explaining or defending the transactions contemplated hereby, articulating any regulatory or competitive argument, and/or responding to requests or objections made by any Governmental Authority.

(c) As soon as reasonably practicable following the date of this Agreement, the Parties shall reasonably cooperate with each other and use (and shall cause their respective Affiliates to use) their respective commercially reasonable efforts to prepare and file with Governmental Authorities requests for approval of the transactions contemplated by this Agreement and shall use all commercially reasonable efforts to have such Governmental Authorities approve the transactions contemplated by this Agreement. Each Party shall give prompt written notice to the other Parties if such Party or any of its Representatives receives any notice from such Governmental Authorities in connection with the transactions contemplated by this Agreement, and shall promptly furnish the other Parties with a copy of such Governmental Authority notice. If any Governmental Authority requires that a hearing or meeting be held in connection with its approval of the transactions contemplated hereby, whether prior to the Closing or after the Closing, each Party shall arrange for Representatives of such Party to be present for such hearing or meeting. If any objections are asserted with respect to the transactions contemplated by this Agreement under any applicable Law or if any Action is instituted (or threatened in writing to be instituted) by any applicable Governmental Authority or any private Person challenging any of the transactions contemplated by this Agreement or any Ancillary Document as violative of any applicable Law or which would otherwise prevent, materially impede or materially delay the consummation of the transactions contemplated hereby or thereby, the Parties shall use their commercially reasonable efforts to resolve any such objections or Actions so as to timely permit consummation of the transactions contemplated by this Agreement and the Ancillary Documents, including in order to resolve such objections or Actions which, in any case if not resolved, would reasonably be expected to prevent, materially impede or materially delay the consummation of the transactions contemplated hereby or thereby. In the event any Action is instituted (or threatened in writing to be instituted) by a Governmental Authority or private Person challenging the transactions contemplated by this Agreement, or any Ancillary Document, the Parties shall, and shall cause their respective Representatives to, reasonably cooperate with each other and use their respective commercially reasonable efforts to contest and resist any such Action and to have vacated, lifted, reversed or overturned any Order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the transactions contemplated by this Agreement or the Ancillary Documents.

(d) Prior to the Closing, each Party shall use its commercially reasonable efforts to obtain any Consents of Governmental Authorities or other third Persons as may be necessary for the consummation by such Party or its Affiliates of the transactions contemplated by this Agreement or required as a result of the execution or performance of, or consummation of the transactions contemplated by, this Agreement by such Party or its Affiliates, and the other Parties shall provide reasonable cooperation in connection with such efforts.

5.10 Tax Matters. Each of the Parties shall use its reasonable best efforts to cause the Merger to qualify as a “reorganization” within the meaning of Section 368(a) of the Code. None of the Parties shall (and each of the Parties shall cause their respective Subsidiaries not to) take any action, or fail to take any action, that would reasonably be expected to cause the Merger to fail to qualify as a “reorganization” within the meaning of Section 368(a) of the

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Code. The Parties intend to report and, except to the extent otherwise required by a change in Law, shall report, for federal income tax purposes, the Merger as a “reorganization” within the meaning of Section 368(a) of the Code.

5.11 Further Assurances. The Parties hereto shall further cooperate with each other and use their respective commercially reasonable efforts to take or cause to be taken all actions, and do or cause to be done all things, necessary, proper or advisable on their part under this Agreement and applicable Laws to consummate the transactions contemplated by this Agreement as soon as reasonably practicable, including preparing and filing as soon as practicable all documentation to effect all necessary notices, reports and other filings.

5.12 The Registration Statement.

(a) As promptly as practicable after the date hereof, the Purchaser shall prepare with the reasonable assistance of the Company, and file with the SEC a registration statement on Form S-4 (as amended or supplemented from time to time, and including the Proxy Statement contained therein, the “Registration Statement”) in connection with the registration under the Securities Act of the shares of Purchaser Common Stock to be issued under this Agreement as the Merger Consideration, which Registration Statement will also contain a proxy statement (as amended, the “Proxy Statement”) for the purpose of soliciting proxies from Purchaser stockholders for the matters to be acted upon at the Purchaser Special Meeting and providing the Public Stockholders an opportunity in accordance with the Purchaser’s Organizational Documents and the Purchaser IPO Prospectus to have their Purchaser Ordinary Shares redeemed (the “Closing Redemption”) in conjunction with the stockholder vote on the Purchaser Stockholder Approval Matters. The Proxy Statement shall include proxy materials for the purpose of soliciting proxies from Purchaser stockholders to vote, at a special meeting of the Purchaser’s stockholders to be called and held for such purpose (the “Purchaser Special Meeting”), in favor of resolutions approving (i) the adoption and approval of this Agreement and the transactions contemplated hereby or referred to herein, including the Merger, by the holders of Purchaser Common Stock in accordance with the Purchaser’s Organizational Documents, the DCGL and the rules and regulations of the SEC and Nasdaq; (ii) the approval of the Domestication; (iii) the adoption and approval of the Interim Purchaser Certificate of Incorporation to replace the Purchaser Organizational Documents upon the Domestication; (iv) the approval of the Final Purchaser Certificate of Incorporation to replace the Interim Purchaser Certificate of Incorporation upon the Closing; (v) the adoption and approval of a new equity incentive plan in a form to be agreed between the Purchaser and the Company acting reasonably and in good faith (the “Incentive Plan”), which will provide for awards for a number of shares of Purchaser Common Stock equal to ten percent (10%) of the aggregate number of shares of Purchaser Common Stock issued and outstanding immediately after the Closing (giving effect to the Closing Redemption); (vi) the appointment of the members of the Post-Closing Purchaser Board in accordance with Section 5.16 hereof; (vi) such other matters as the Company and the Purchaser shall hereafter mutually determine to be necessary or appropriate in order to effect the Merger and the other transactions contemplated by this Agreement (the approvals described in foregoing clauses (i) through (vi), collectively, the “Purchaser Stockholder Approval Matters”); and (vii) the adjournment of the Purchaser Special Meeting, if necessary or desirable in the reasonable determination of the Purchaser. If on the date for which the Purchaser Special Meeting is scheduled, the Purchaser has not received proxies representing a sufficient number of shares to obtain the Required Purchaser Stockholder Approval, whether or not a quorum is present, the Purchaser may make one or more successive postponements or adjournments of the Purchaser Special Meeting. In connection with the Registration Statement, the Purchaser will file with the SEC financial and other information about the transactions contemplated by this Agreement in accordance with applicable Law and applicable proxy solicitation and registration statement rules set forth in the Purchaser’s Organizational Documents, the Companies Act and the rules and regulations of the SEC and Nasdaq. Purchaser shall cooperate and provide the Company (and its counsel) with sufficient opportunity to review and comment on the Registration Statement and any amendment or supplement thereto prior to filing the same with the SEC. The Company shall provide Purchaser with such information concerning the Target Companies and their stockholders, officers, directors, employees, assets, Liabilities, condition (financial or otherwise), business and operations that may be required or appropriate for inclusion in the Registration Statement, or in any amendments or supplements thereto.

(b) The Purchaser shall take any and all reasonable and necessary actions required to satisfy the requirements of the Securities Act, the Exchange Act and other applicable Laws in connection with the Registration Statement, the Purchaser Special Meeting and the Closing Redemption. Each of the Purchaser and the Company shall, and shall cause each of its Subsidiaries to, make their respective directors, officers and employees, upon reasonable advance notice, available to the Company, the Purchaser and their respective Representatives in connection with the drafting of the public filings with respect to the transactions contemplated by this Agreement,

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including the Registration Statement, and responding in a timely manner to comments from the SEC. Each Party shall promptly correct any information provided by it for use in the Registration Statement (and other related materials) if and to the extent that such information is determined to have become false or misleading in any material respect or as otherwise required by applicable Laws. Purchaser shall amend or supplement the Registration Statement and cause the Registration Statement, as so amended or supplemented, to be filed with the SEC and to be disseminated to the Purchaser’s stockholders, in each case as and to the extent required by applicable Laws and subject to the terms and conditions of this Agreement and the Purchaser’s Organizational Documents.

(c) The Purchaser, with the assistance of the other Parties, shall promptly respond to any SEC comments on the Registration Statement and shall otherwise use its commercially reasonable efforts to cause the Registration Statement to “clear” comments from the SEC and become effective. Purchaser shall provide the Company with copies of any written comments, and shall inform the Company of any material oral comments, that the Purchaser or its Representatives receive from the SEC or its staff with respect to the Registration Statement, the Purchaser Special Meeting and the Closing Redemption promptly after the receipt of such comments and shall give the Company a reasonable opportunity under the circumstances to review and comment on any proposed written or material oral responses to such comments.

(d) As soon as practicable following the Registration Statement “clearing” comments from the SEC and becoming effective, the Purchaser shall distribute the Registration Statement to the Purchaser’s stockholders and the Company Stockholders, and, pursuant thereto, shall call the Purchaser Special Meeting in accordance with the Companies Act for a date no later than thirty (30) days following the effectiveness of the Registration Statement.

(e) The Purchaser shall comply with all applicable Laws, any applicable rules and regulations of Nasdaq, the Purchaser’s Organizational Documents and this Agreement in the preparation, filing and distribution of the Registration Statement, any solicitation of proxies thereunder, the calling and holding of the Purchaser Special Meeting and the Closing Redemption.

5.13 Company Stockholder Meeting. As promptly as practicable after the Registration Statement has become effective, the Company will call a meeting of its stockholders in order to obtain the Required Company Stockholder Approval (the “Company Special Meeting”) or seek approval by an action by written consent, and the Company shall use its reasonable best efforts to solicit from the Company Stockholders proxies in favor of the Required Company Stockholder Approval prior to such Company Special Meeting, and to take all other actions necessary or advisable to secure the Required Company Stockholder Approval, including enforcing the Voting Agreements.

5.14 Public Announcements.

(a) The Parties agree that during the Interim Period no public release, filing or announcement concerning this Agreement or the Ancillary Documents or the transactions contemplated hereby or thereby shall be issued by any Party or any of their Affiliates without the prior written consent of the Purchaser and the Company (which consent shall not be unreasonably withheld, conditioned or delayed), except as such release or announcement may be required by applicable Law or the rules or regulations of any securities exchange, in which case the applicable Party shall use commercially reasonable efforts to allow the other Parties reasonable time to comment on, and arrange for any required filing with respect to, such release or announcement in advance of such issuance.

(b) The Parties shall mutually agree upon and, as promptly as practicable after the execution of this Agreement (but in any event within four (4) Business Days thereafter), issue a press release announcing the execution of this Agreement (the “Signing Press Release”). Promptly after the issuance of the Signing Press Release, each of the Purchaser and the Company shall file a current report on Form 8-K (the “Signing Filing”) with the Signing Press Release and a description of this Agreement as required by Federal Securities Laws, which the Company shall review, comment upon and approve (which approval shall not be unreasonably withheld, conditioned or delayed) prior to filing (with the Purchaser and the Company reviewing, commenting upon and approving each other’s Signing Filing in any event no later than the third (3rd) Business Day after the execution of this Agreement). The Parties shall mutually agree upon and, as promptly as practicable after the Closing (but in any event within four (4) Business Days thereafter), issue a press release announcing the consummation of the transactions contemplated by this Agreement (the “Closing Press Release”). Promptly after the issuance of the Closing Press Release, the Purchaser shall file a current report on Form 8-K (the “Closing Filing”) with the Closing Press Release and a description of the Closing as required by Federal Securities Laws. In connection with the preparation of the Signing Press Release, the Signing Filing, the Closing Filing, the Closing Press Release, or any other report, statement,

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filing notice or application made by or on behalf of a Party to any Governmental Authority or other third party in connection with the transactions contemplated hereby, each Party shall, upon request by any other Party, furnish the Parties with all information concerning themselves, their respective directors, officers and equity holders, and such other matters as may be reasonably necessary or advisable in connection with the transactions contemplated hereby, or any other report, statement, filing, notice or application made by or on behalf of a Party to any third party and/or any Governmental Authority in connection with the transactions contemplated hereby.

5.15 Confidential Information.

(a) The Company hereby agrees that, during the Interim Period and, in the event that this Agreement is terminated in accordance with Article VII, for a period of two (2) years after such termination, it shall, and shall cause its Representatives to: (i) treat and hold in strict confidence any Purchaser Confidential Information, and will not use for any purpose (except in connection with the consummation of the transactions contemplated by this Agreement or the Ancillary Documents, performing their obligations hereunder or thereunder, enforcing their rights hereunder or thereunder, or in furtherance of their authorized duties on behalf of the Purchaser or its Subsidiaries), nor directly or indirectly disclose, distribute, publish, disseminate or otherwise make available to any third party any of the Purchaser Confidential Information without the Purchaser’s prior written consent; and (ii) in the event that the Company or any of its Representatives, during the Interim Period or, in the event that this Agreement is terminated in accordance with Article VII, for a period of two (2) years after such termination, becomes legally compelled to disclose any Purchaser Confidential Information, (A) provide the Purchaser to the extent legally permitted with prompt written notice of such requirement so that the Purchaser or an Affiliate thereof may seek, at Purchaser’s cost, a protective Order or other remedy or waive compliance with this Section 5.15(a), and (B) in the event that such protective Order or other remedy is not obtained, or the Purchaser waives compliance with this Section 5.15(a), furnish only that portion of such Purchaser Confidential Information which is legally required to be provided as advised in writing by outside counsel and to exercise its commercially reasonable efforts to obtain assurances that confidential treatment will be accorded such Purchaser Confidential Information. In the event that this Agreement is terminated and the transactions contemplated hereby are not consummated, the Company shall, and shall cause its Representatives to, promptly deliver to the Purchaser or destroy (at Purchaser’s election) any and all copies (in whatever form or medium) of Purchaser Confidential Information and destroy all notes, memoranda, summaries, analyses, compilations and other writings related thereto or based thereon; provided, however, that the Company and its Representatives shall be entitled to keep any records required by applicable Law or bona fide record retention policies; and provided, further, that any Purchaser Confidential Information that is not returned or destroyed shall remain subject to the confidentiality obligations set forth in this Agreement.

(b) The Purchaser hereby agrees that during the Interim Period and, in the event that this Agreement is terminated in accordance with Article VII, for a period of two (2) years after such termination, it shall, and shall cause its Representatives to: (i) treat and hold in strict confidence any Company Confidential Information, and will not use for any purpose (except in connection with the consummation of the transactions contemplated by this Agreement or the Ancillary Documents, performing its obligations hereunder or thereunder or enforcing its rights hereunder or thereunder), nor directly or indirectly disclose, distribute, publish, disseminate or otherwise make available to any third party any of the Company Confidential Information without the Company’s prior written consent; and (ii) in the event that the Purchaser or any of its Representatives, during the Interim Period or, in the event that this Agreement is terminated in accordance with Article VII, for a period of two (2) years after such termination (and continuing with respect to Company Confidential Information that is a Trade Secret so long as such Trade Secret is protectable under applicable Law), becomes legally compelled to disclose any Company Confidential Information, (A) provide the Company to the extent legally permitted with prompt written notice of such requirement so that the Company may seek, at the Company’s sole expense, a protective Order or other remedy or waive compliance with this Section 5.15(b) and (B) in the event that such protective Order or other remedy is not obtained, or the Company waives compliance with this Section 5.15(b), furnish only that portion of such Company Confidential Information which is legally required to be provided as advised in writing by outside counsel and to exercise its commercially reasonable efforts to obtain assurances that confidential treatment will be accorded such Company Confidential Information. In the event that this Agreement is terminated and the transactions contemplated hereby are not consummated, the Purchaser shall, and shall cause its Representatives to, promptly deliver to the Company or destroy (at the Purchaser’s election) any and all copies (in whatever form or medium) of Company Confidential Information and destroy all notes, memoranda, summaries, analyses, compilations and other writings related thereto or based thereon; provided, however, that the Purchaser and its Representatives shall be entitled to keep any records required by applicable Law or bona fide record retention policies; and provided, further, that any Company Confidential Information

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that is not returned or destroyed shall remain subject to the confidentiality obligations set forth in this Agreement. Notwithstanding the foregoing, the Purchaser and its Representatives shall be permitted to disclose any and all Company Confidential Information to the extent required by the Federal Securities Laws.

5.16 Post-Closing Board of Directors and Executive Officers.

(a) The Parties shall take all necessary action, including causing the directors of the Purchaser to resign, so that as of the Effective Time (and giving effect to the effectiveness of the Final Purchaser Certificate of Incorporation), the Purchaser’s board of directors (the “Post-Closing Purchaser Board”) will consist of seven (7) individuals, comprised of (i) five (5) directors designated by the Company, at least three (3) of whom shall qualify as an independent director under the Securities Act and the listing standards of Nasdaq, and (ii) two (2) directors designated by the Purchaser (the “Purchaser Designees”), at least one (1) of whom shall qualify as an independent director under the Securities Act and the listing standards of Nasdaq, in each case subject to each individual’s ability and willingness to serve and who shall serve until such individual’s successor is duly elected or appointed and qualified in accordance with applicable Law. The parties will use commercially reasonable efforts to identify the designees in advance of and for inclusion in the Proxy Statement. In the event any designee becomes unable or unwilling to serve prior to the Effective Time on the Parent Board in the role identified, a replacement for such designee shall be determined prior to the Effective Time in accordance with the principles set forth in this Section 5.16. The Purchaser will enter into customary indemnification agreements with such designees, including the Purchaser Designees, in form and substance reasonably acceptable to them.

(b) The Parties shall take all action necessary, including causing the executive officers of the Purchaser to resign, so that the individuals serving as the chief executive officer and chief financial officer, respectively, of the Purchaser immediately after the Closing will be the same individuals (in the same office) as that of the Company immediately prior to the Closing (unless, at its sole discretion, the Company desires to appoint another qualified person to either such role, in which case, such other person identified by the Company shall serve in such role).

5.17 Indemnification of Directors and Officers; Tail Insurance.

(a) The Parties agree that all rights to exculpation, indemnification and advancement of expenses existing in favor of the current or former directors and officers of the Purchaser or Merger Sub and each Person who served as a director, officer, member, trustee or fiduciary of another corporation, partnership, joint venture, trust, pension or other employee benefit plan or enterprise at the request of the Purchaser or Merger Sub (the “D&O Indemnified Persons”) as provided in their respective Organizational Documents or under any indemnification, employment or other similar agreements between any D&O Indemnified Person and the Purchaser or Merger Sub, in each case as in effect on the date of this Agreement, shall survive the Closing and continue in full force and effect in accordance with their respective terms to the extent permitted by applicable Law. For a period of six (6) years after the Effective Time, the Purchaser shall cause the Organizational Documents of the Purchaser and the Surviving Corporation to contain provisions no less favorable with respect to exculpation and indemnification of and advancement of expenses to D&O Indemnified Persons than are set forth as of the date of this Agreement in the Organizational Documents of the Purchaser and Merger Sub to the extent permitted by applicable Law. The provisions of this Section 5.17 shall survive the consummation of the Merger and are intended to be for the benefit of, and shall be enforceable by, each of the D&O Indemnified Persons and their respective heirs and representatives.

(b) For the benefit of the Purchaser’s and Merger Sub’s directors and officers, the Purchaser shall be permitted prior to the Effective Time to obtain and fully pay the premium for a “tail” insurance policy that provides coverage for up to a six-year period from and after the Effective Time for events occurring prior to the Effective Time (the “Purchaser D&O Tail Insurance”) that is substantially equivalent to and in any event not less favorable in the aggregate than the Purchaser’s existing policy or, if substantially equivalent insurance coverage is unavailable, the best available coverage. If obtained, the Purchaser shall maintain the Purchaser D&O Tail Insurance in full force and effect, and continue to honor the obligations thereunder, and the Purchaser shall timely pay or caused to be paid all premiums with respect to the Purchaser D&O Tail Insurance.

(c) For the benefit of the Company’s and its Subsidiary’s directors, managers and officers, the Company shall be permitted prior to the Effective Time to obtain and fully pay the premium for a “tail” insurance policy that provides coverage for up to a six-year period from and after the Effective Time for events occurring prior to the Effective Time (the “Company D&O Tail Insurance”) that is substantially equivalent to and in any event not

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less favorable in the aggregate than the Company’s existing policy or, if substantially equivalent insurance coverage is unavailable, the best available coverage. If obtained, the Purchaser shall maintain the Company D&O Tail Insurance in full force and effect from and after the Closing, and continue to honor the obligations thereunder, and the Purchaser shall from and after the Closing timely pay or cause to be paid all premiums with respect to the Company D&O Tail Insurance.

5.18 Trust Account Proceeds. The Parties agree that after the Closing, the funds in the Trust Account, after taking into account payments for the Closing Redemption, shall first be used to pay (i) the Purchaser’s accrued Expenses, (ii) the Purchaser’s deferred Expenses (including cash amounts payable to the Purchaser IPO Underwriters and any legal fees) of the Purchaser IPO and (iii) any loans owed by the Purchaser to the Sponsor for any Expenses (including deferred Expenses), other administrative costs and expenses incurred by or on behalf of the Purchaser or Extension Expenses and (iii) any other Liabilities of the Purchaser as of the Closing. Such Expenses, as well as any Expenses that are required to be paid by delivery of the Purchaser’s securities, will be paid at the Closing. Any remaining cash will be used for working capital and general corporate purposes of the Purchaser and the Surviving Corporation.

5.19 Financing. If the Purchaser and the Company determine in good faith during the Interim Period that financing (whether through a private placement, backstop arrangement or otherwise) is reasonably required prior to the Closing (“Financing”), the Parties shall reasonably cooperate, and cause their Representatives to reasonably cooperate, in evaluating, negotiating, and implementing such Financing (including, in the case of the Company, if requested by the Purchaser, assisting with the preparation of marketing materials and financing disclosure documents and having its Chief Executive Officer and other senior management reasonably available to participate in conversations, presentations and meetings with potential investors).

5.20 Listing.

(a) During the Interim Period, (i) the Purchaser shall use its commercially reasonable efforts to ensure that the Purchaser remains listed as a public company on, and for Purchaser Ordinary Shares, Purchaser Public Warrants and Purchaser Public Units to be listed on, Nasdaq, and (ii) the Company shall use its commercially reasonable efforts to ensure that the Company remains listed as a public company on, and for shares of Company Common Stock to be listed on, the OTC Pink.

(b) The Purchaser shall use its commercially reasonable efforts to cause the Purchaser Common Stock to be issued in connection with the transactions to be approved for listing on Nasdaq as promptly as practicable following the issuance thereof, subject to official notice of issuance, prior to the Closing Date.

5.21 Domestication. The Purchaser shall effect the Domestication at least one (1) Business Day prior to the Closing Date pursuant to and in accordance with Section 388 of the DGCL and Section 184 of the Companies Act, on terms and using Domestication documentation reasonably acceptable to the Company.

ARTICLE VI
CLOSING CONDITIONS

6.1 Conditions to Each Party’s Obligations. The obligations of each Party to consummate the Merger and the other transactions described herein shall be subject to the satisfaction or written waiver (where permissible) by the Company and the Purchaser of the following conditions:

(a) Required Purchaser Stockholder Approval. The Purchaser Stockholder Approval Matters that are submitted to the vote of the stockholders of the Purchaser at the Purchaser Special Meeting in accordance with the Proxy Statement shall have been approved by the requisite vote of the stockholders of the Purchaser at the Purchaser Special Meeting in accordance with the Purchaser’s Organizational Documents, applicable Law and the Proxy Statement (the “Required Purchaser Stockholder Approval”).

(b) Required Company Stockholder Approval. The Company Special Meeting or action by written consent, as applicable, shall have been held in accordance with the DGCL and the Company’s Organizational Documents, and at such meeting or written consent, the requisite vote of the Company Stockholders (including any separate class or series vote that is required, whether pursuant to the Company’s Organizational Documents, any stockholder agreement or otherwise) shall have authorized, approved and consented to, the execution, delivery and performance of this Agreement and each of the Ancillary Documents to which the Company is or is required to be a party or bound, and the consummation of the transactions contemplated hereby and thereby, including the Merger (the “Required Company Stockholder Approval”).

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(c) Antitrust Laws. Any waiting period (and any extension thereof), if any, applicable to the consummation of this Agreement under any Antitrust Laws shall have expired or been terminated.

(d) Requisite Regulatory Approvals. All Consents required to be obtained from or made with any Governmental Authority in order to consummate the transactions contemplated by this Agreement shall have been obtained or made.

(e) Requisite Consents. The Consents required to be obtained from or made with any third Person (other than a Governmental Authority) in order to consummate the transactions contemplated by this Agreement that are set forth in Schedule 6.1(e) shall have each been obtained or made.

(f) No Adverse Law or Order. No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Law (whether temporary, preliminary or permanent) or Order that is then in effect and which has the effect of making the transactions or agreements contemplated by this Agreement illegal or change the anticipated tax treatment or which otherwise prevents or prohibits consummation of the transactions contemplated by this Agreement.

(g) Net Tangible Assets Test. Either immediately prior to or upon the consummation of the Closing, in each case after giving effect to the Closing Redemption and any Financing, the Purchaser shall have net tangible assets of at least $5,000,001 on a consolidated basis (as calculated in accordance with Rule 3a51-1(g)(1) of the Exchange Act).

(h) Nasdaq. The Purchaser Common Stock to be issued in connection with the transactions shall have been approved for listing on Nasdaq, subject to official notice of issuance.

(i) Appointment to the Board and Officers. The members of the Post-Closing Purchaser Board shall have been elected or appointed as of the Closing consistent with the requirements of Section 5.16, and the Post-Closing officers of the of Purchaser shall have been approved and appointed consistent with the requirements of Section 5.16.

(j) Registration Statement. The Registration Statement shall have been declared effective by the SEC and shall remain effective as of the Closing, and no stop order or similar order shall be in effect with respect to the Registration Statement.

6.2 Conditions to Obligations of the Company. In addition to the conditions specified in Section 6.1, the obligations of the Company to consummate the Merger and the other transactions contemplated by this Agreement are subject to the satisfaction or written waiver (by the Company) of the following conditions:

(a) Representations and Warranties. All of the representations and warranties of the Purchaser set forth in this Agreement and in any certificate delivered by or on behalf of the Purchaser pursuant hereto shall be true and correct on and as of the date of this Agreement and on and as of the Closing Date as if made on the Closing Date, except for (i) those representations and warranties that address matters only as of a particular date (which representations and warranties shall have been accurate as of such date), and (ii) any failures to be true and correct that (without giving effect to any qualifications or limitations as to materiality or Material Adverse Effect), individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect on, or with respect to, the Purchaser.

(b) Agreements and Covenants. The Purchaser and the Merger Sub shall have each performed, in all material respects, all of the Purchaser’s and the Merger Sub’s obligations and complied, in all material respects, with all of the Purchaser’s and the Merger Sub’s agreements and covenants under this Agreement to be performed or complied with by it on or prior to the Closing Date.

(c) No Purchaser Material Adverse Effect. No Material Adverse Effect shall have occurred with respect to the Purchaser since the date of this Agreement which is continuing and uncured.

(d) Final Purchaser Certificate of Incorporation. At or prior to the Closing, the Final Purchaser Certificate of Incorporation shall have been filed with the Secretary of State of the State of Delaware in accordance with the relevant provisions of the DGCL.

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(e) Closing Deliveries.

(i) Officer Certificate. The Purchaser shall have delivered to the Company a certificate, dated the Closing Date, signed by an executive officer of the Purchaser in such capacity, certifying as to the satisfaction of the conditions specified in Sections 6.2(a), 6.2(b) and 6.2(c).

(ii) Secretary Certificate. The Purchaser shall have delivered to the Company a certificate from its secretary or other executive officer certifying as to, and attaching, (A) copies of the Purchaser’s Organizational Documents as in effect as of the Closing Date, (B) the resolutions of the Purchaser’s board of directors authorizing and approving the execution, delivery and performance of this Agreement and each of the Ancillary Documents to which it is a party or by which it is bound, and the consummation of the transactions contemplated hereby and thereby, (C) evidence that the Required Purchaser Stockholder Approval has been obtained and (D) the incumbency of officers authorized to execute this Agreement or any Ancillary Document to which the Purchaser is or is required to be a party or otherwise bound.

(iii) Good Standing. The Purchaser shall have delivered to the Company a good standing certificate (or similar documents applicable for such jurisdictions) for the Purchaser certified as of a date no earlier than thirty (30) days prior to the Closing Date from the proper Governmental Authority of the Purchaser’s jurisdiction of organization and from each other jurisdiction in which the Purchaser is qualified to do business as a foreign entity as of the Closing, in each case to the extent that good standing certificates or similar documents are generally available in such jurisdictions.

6.3 Conditions to Obligations of the Purchaser. In addition to the conditions specified in Section 6.1, the obligations of the Purchaser and Merger Sub to consummate the Merger and the other transactions contemplated by this Agreement are subject to the satisfaction or written waiver (by the Purchaser) of the following conditions:

(a) Representations and Warranties. All of the representations and warranties of the Company set forth in this Agreement and in any certificate delivered by or on behalf of the Company pursuant hereto shall be true and correct on and as of the date of this Agreement and on and as of the Closing Date as if made on the Closing Date, except for (i) those representations and warranties that address matters only as of a particular date (which representations and warranties shall have been accurate as of such date), and (ii) any failures to be true and correct that (without giving effect to any qualifications or limitations as to materiality or Material Adverse Effect), individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect on, or with respect to, the Target Companies, taken as a whole.

(b) Agreements and Covenants. The Company shall have performed in all material respects all of its obligations and complied in all material respects with all of its agreements and covenants under this Agreement to be performed or complied with by it on or prior to the Closing Date.

(c) No Material Adverse Effect. No Material Adverse Effect shall have occurred with respect to the Target Companies taken as a whole since the date of this Agreement which is continuing and uncured.

(d) Closing Deliveries.

(i) Officer Certificate. The Purchaser shall have received a certificate from the Company, dated as the Closing Date, signed by an executive officer of the Company in such capacity, certifying as to the satisfaction of the conditions specified in Sections 6.3(a), 6.3(b) and 6.3(c)

(ii) Secretary Certificate. The Company shall have delivered to the Purchaser a certificate executed by the Company’s secretary certifying as to the validity and effectiveness of, and attaching, (A) copies of the Company’s Organizational Documents as in effect as of the Closing Date (immediately prior to the Effective Time), (B) the requisite resolutions of the Company’s board of directors authorizing and approving the execution, delivery and performance of this Agreement and each Ancillary Document to which the Company is or is required to be a party or bound, and the consummation of the Merger and the other transactions contemplated hereby and thereby, and the adoption of the Surviving Corporation Organizational Documents, and recommending the approval and adoption of the same by the Company Stockholders at a duly called meeting of stockholders, (C) evidence that the Required Company Stockholder Approval has been obtained and (D) the incumbency of officers of the Company authorized to execute this Agreement or any Ancillary Document to which the Company is or is required to be a party or otherwise bound.

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(iii) Good Standing. The Company shall have delivered to the Purchaser good standing certificates (or similar documents applicable for such jurisdictions) for each Target Company certified as of a date no earlier than thirty (30) days prior to the Closing Date from the proper Governmental Authority of the Target Company’s jurisdiction of organization and from each other jurisdiction in which the Target Company is qualified to do business as a foreign corporation or other entity as of the Closing, in each case to the extent that good standing certificates or similar documents are generally available in such jurisdictions.

(iv) Certified Charter. The Company shall have delivered to the Purchaser a copy of the Company Charter, as in effect as of immediately prior to the Effective Time, certified by the Secretary of State of the State of Delaware as of a date no more than ten (10) Business Days prior to the Closing Date.

(v) Employment Agreements. The Purchaser shall have received employment agreements, in each case effective as of the Closing, in form and substance reasonably acceptable to the Company and the Purchaser, between each of the persons set forth Schedule 6.3(d)(v) hereto and the applicable Target Company or the Purchaser, as noted in Schedule 6.3(d)(v), each such employment agreement duly executed by the parties thereto.

(vi) Lock-Up Agreements. The Purchaser shall have received from each Significant Company Holder a lock-up agreement providing for a lock-up period substantially identical to the period agreed to by the Sponsor with respect to its founder shares (as defined in the Purchaser IPO Prospectus) in connection with the Purchaser IPO and otherwise in form and substance reasonably acceptable to the Purchaser and the Company (each, a “Lock-Up Agreement”), duly executed by such Significant Company Holder.

(vii) Non-Competition Agreements. The Purchaser shall have received from each of the Company Stockholders set forth on Schedule 6.3(d)(vii) hereto non-competition and non-solicitation agreements (each, a “Non-Competition Agreement”) in favor of the Purchaser and the Company with a restricted period of four (4) years after the Closing relating to the business of the Company and its Subsidiaries as of the Closing and otherwise in form and substance reasonably acceptable to the Purchaser and the Company, duly executed by such Company Stockholder and the Company.

(viii) Company Convertible Securities. The Purchaser shall have received evidence reasonably acceptable to the Purchaser that the Company shall have terminated, extinguished and canceled in full any outstanding Company Convertible Securities or commitments therefor (other than those related to Permitted Debt and the Assumed Warrants).

(ix) Registered Agent Letter. The Purchaser shall receive a copy of the letter, executed by all parties thereto, in the agreed form, to the Delaware registered agent of the Company from the client of record of such registered agent instructing it to take instruction from the Purchaser (or its nominees) from Closing.

(x) Termination of Certain Contracts. The Purchaser shall have received evidence reasonably acceptable to the Purchaser that the Contracts involving the Target Companies and/or Company Security Holders or other Related Persons set forth on Schedule 6.3(d)(x) shall have been terminated with no further obligation or Liability of the Target Companies thereunder.

(xi) Resignations. The Purchaser shall have received written resignations effective as of the Closing, of each of the directors and officers of the Company as mutually agreed by the Purchaser and the Company prior to the Closing.

6.4 Frustration of Conditions. Notwithstanding anything contained herein to the contrary, no Party may rely on the failure of any condition set forth in this Article VI to be satisfied if such failure was caused by the failure of such Party or its Affiliates (or with respect to the Company, any Target Company or Company Stockholder) failure to comply with or perform any of its covenants or obligations set forth in this Agreement.

ARTICLE VII
TERMINATION AND EXPENSES

7.1 Termination. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Closing as follows:

(a) by mutual written consent of the Purchaser and the Company;

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(b) by written notice by the Purchaser or the Company if any of the conditions to the Closing set forth in Article VI have not been satisfied or waived by November 3, 2022 (the “Outside Date”); provided, however, the right to terminate this Agreement under this Section 7.1(b) shall not be available to a Party if the breach or violation by such Party or its Affiliates of any representation, warranty, covenant or obligation under this Agreement was the case of, or resulted in, the failure of the Closing to occur on or before the Outside Date;

(c) by written notice by either the Purchaser or the Company if a Governmental Authority of competent jurisdiction shall have issued an Order or taken any other action permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement, and such Order or other action has become final and non-appealable;

(d) by written notice by the Company to the Purchaser, if (i) there has been a breach by the Purchaser of any of its representations, warranties, covenants or agreements contained in this Agreement, or if any representation or warranty of the Purchaser shall have become untrue or inaccurate, in any case, which would result in a failure of a condition set forth in Section 6.2(a) or Section 6.2(b) to be satisfied (treating the Closing Date for such purposes as the date of this Agreement or, if later, the date of such breach), and (ii) the breach or inaccuracy is incapable of being cured or is not cured within the earlier of (A) thirty (30) days after written notice of such breach or inaccuracy is provided to the Purchaser or (B) the Outside Date;

(e) by written notice by the Purchaser to the Company, if (i) there has been a breach by the Company of any of its representations, warranties, covenants or agreements contained in this Agreement, or if any representation or warranty of such Parties shall have become untrue or inaccurate, in any case, which would result in a failure of a condition set forth in Section 6.3(a) or Section 6.3(b) to be satisfied (treating the Closing Date for such purposes as the date of this Agreement or, if later, the date of such breach), and (ii) the breach or inaccuracy is incapable of being cured or is not cured within the earlier of (A) thirty (30) days after written notice of such breach or inaccuracy is provided to the Company or (B) the Outside Date;

(f) by written notice by the Purchaser to the Company, if there shall have been a Material Adverse Effect on the Target Companies taken as a whole following the date of this Agreement which is uncured and continuing;

(g) by written notice by either the Purchaser or the Company to the other, if the Purchaser Special Meeting is held (including any adjournment or postponement thereof) and has concluded, the Purchaser’s stockholders have duly voted, and the Required Purchaser Stockholder Approval was not obtained; or

(h) by written notice by either the Purchaser or the Company to the other, if the Company Special Meeting is held (including any adjournment or postponement thereof) and has concluded, the Company Stockholders have duly voted, and the Required Company Stockholder Approval was not obtained.

7.2 Effect of Termination. This Agreement may only be terminated in the circumstances described in Section 7.1 and pursuant to a written notice delivered by the applicable Party to the other applicable Parties, which sets forth the basis for such termination, including the provision of Section 7.1 under which such termination is made. In the event of the valid termination of this Agreement pursuant to Section 7.1, this Agreement shall forthwith become void, and there shall be no Liability on the part of any Party or any of their respective Representatives, and all rights and obligations of each Party shall cease, except: (i) Sections 5.14, 5.15, 7.3, 8.1, 9.2 through 9.16 and this Section 7.2 shall survive the termination of this Agreement, and (ii) nothing herein shall relieve any Party from Liability for any willful breach of any representation, warranty, covenant or obligation under this Agreement or any Fraud Claim against such Party, in either case, prior to termination of this Agreement (in each case of clauses (i) and (ii) above, subject to Section 8.1). Without limiting the foregoing, and except as provided in Sections 7.3 and this Section 7.2 (but subject to Section 8.1) and subject to the right to seek injunctions, specific performance or other equitable relief in accordance with Section 9.9, the Parties’ sole right prior to the Closing with respect to any breach of any representation, warranty, covenant or other agreement contained in this Agreement by another Party or with respect to the transactions contemplated by this Agreement shall be the right, if applicable, to terminate this Agreement pursuant to Section 7.1.

7.3 Fees and Expenses. Subject to Section 8.1, all Expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such expenses. As used in this Agreement, “Expenses” shall include all out-of-pocket expenses (including all fees and expenses of counsel, accountants, investment bankers, financial advisors, financing sources, experts and consultants to a Party hereto or any of its Affiliates) incurred by a Party or on its behalf in connection with or related to the authorization, preparation,

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negotiation, execution or performance of this Agreement or any Ancillary Document related hereto and all other matters related to the consummation of this Agreement. With respect to the Purchaser, Expenses shall include any and all deferred expenses (including fees or commissions payable to the underwriters and any legal fees) of the Purchaser IPO upon consummation of a Business Combination and any Extension Expenses. Notwithstanding the foregoing, the Purchaser and the Company each agree to each be responsible for fifty percent (50%) of all filing fees and expenses, if any, under any applicable Antitrust Laws, including the fees and expenses relating to any pre-merger notification required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 as amended (“Antitrust Expenses”) or for other regulatory filings made prior to the Closing and SEC registration fees, if any.

ARTICLE VIII
TRUST WAIVER

8.1 Waiver of Claims Against Trust. Reference is made to the Purchaser IPO Prospectus. The Company hereby represents and warrants that it has read the Purchaser IPO Prospectus and understands that the Purchaser has established the Trust Account containing the proceeds of the Purchaser IPO and the overallotment shares acquired by the Purchaser’s underwriters and from certain private placements occurring simultaneously with the Purchaser IPO (including interest accrued from time to time thereon) for the benefit of the Purchaser’s public stockholders (including overallotment shares acquired by the Purchaser’s underwriters) (the “Public Stockholders”) and that, except as otherwise described in the Purchaser IPO Prospectus, the Purchaser may disburse monies from the Trust Account only: (a) to the Public Stockholders in the event they elect to redeem their Purchaser Ordinary Shares in connection with the consummation of the Business Combination or in connection with an amendment to the Purchaser’s Organizational Documents to extend Purchaser’s deadline to consummate a Business Combination, (b) to the Public Stockholders if the Purchaser fails to consummate a Business Combination within eighteen (18) months after the closing of the Purchaser IPO, subject to extension by amendment to the Purchaser’s Organizational Documents, (c) with respect to any interest earned on the amounts held in the Trust Account, amounts necessary to pay for any taxes and up to $50,000 in dissolution expenses, and (d) to the Purchaser after or concurrently with the consummation of a Business Combination. For and in consideration of the Purchaser entering into this Agreement and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company hereby agrees on behalf of itself and its Affiliates that, notwithstanding anything to the contrary in this Agreement, neither the Company nor any of its Affiliates do now or shall at any time hereafter have any right, title, interest or claim of any kind in or to any monies in the Trust Account or distributions therefrom, or make any claim against the Trust Account (including any distributions therefrom), regardless of whether such claim arises as a result of, in connection with or relating in any way to, this Agreement or any proposed or actual business relationship between the Purchaser or any of its Representatives, on the one hand, and the Company or any of its Representatives, on the other hand, or any other matter, and regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability (collectively, the “Released Claims”). The Company on behalf of itself and its Affiliates hereby irrevocably waives any Released Claims that the Company or any of its Affiliates may have against the Trust Account (including any distributions therefrom) now or in the future as a result of, or arising out of, any negotiations, contracts or agreements with the Purchaser or its Representatives and will not seek recourse against the Trust Account (including any distributions therefrom) for any reason whatsoever (including for an alleged breach of this Agreement or any other agreement with Purchaser or its Affiliates). The Company agrees and acknowledges that such irrevocable waiver is material to this Agreement and specifically relied upon by the Purchaser and its Affiliates to induce the Purchaser to enter in this Agreement, and the Company further intends and understands such waiver to be valid, binding and enforceable against the Company and each of its Affiliates under applicable Law. To the extent that the Company or any of its Affiliates commences any Action based upon, in connection with, relating to or arising out of any matter relating to the Purchaser or its Representatives, which proceeding seeks, in whole or in part, monetary relief against the Purchaser or its Representatives, the Company hereby acknowledges and agrees that its and its Affiliates’ sole remedy shall be against funds held outside of the Trust Account and that such claim shall not permit the Company or any of its Affiliates (or any Person claiming on any of their behalves or in lieu of them) to have any claim against the Trust Account (including any distributions therefrom) or any amounts contained therein. In the event that the Company or any of its Affiliates commences Action based upon, in connection with, relating to or arising out of any matter relating to the Purchaser or its Representatives which proceeding seeks, in whole or in part, relief against the Trust Account (including any distributions therefrom) or the Public Stockholders, whether in the form of money damages or injunctive relief, the Purchaser and its Representatives, as applicable, shall be entitled to recover from the Company and its Affiliates, as applicable, the associated legal fees and costs in connection with any such Action, in the event the Purchaser or its Representatives, as applicable, prevails in such Action. This

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Section 8.1 shall survive termination of this Agreement for any reason and continue indefinitely. Notwithstanding the foregoing, (a) nothing herein shall serve to limit or prohibit the Company’s right to pursue a claim against Purchaser for legal relief against monies or other assets held outside the Trust Account, for specific performance or other equitable relief (but excluding (i) restitution, disgorgement or other equitable relief to the extent affecting funds in the Trust Account or (ii) funds released from the Trust Account to the Public Stockholders or any assets purchased or acquired with such funds) in connection with the consummation of the transactions contemplated hereby (including a claim for Purchaser to specifically perform its obligations under this Agreement) so long as such claim would not affect Purchaser’s ability to fulfill its obligation to effectuate any Redemptions, and (b) nothing herein shall serve to limit or prohibit any claims that the Company may have in the future against Purchaser’s assets or funds that are not held in the Trust Account (including any funds that have been released from the Trust Account and any assets that have been purchased or acquired with any such funds, but excluding distributions to Public Stockholders).

ARTICLE IX
MISCELLANEOUS

9.1 Survival. The representations and warranties of the Parties contained in this Agreement or in any certificate or instrument delivered by or on behalf of the Parties pursuant to this Agreement shall not survive the Closing, and from and after the Closing, the Parties and their respective Representatives shall not have any further obligations, nor shall any claim be asserted or action be brought against the Parties or their respective Representatives with respect thereto. The covenants and agreements made by the Parties in this Agreement or in any certificate or instrument delivered pursuant to this Agreement, including any rights arising out of any breach of such covenants or agreements, shall not survive the Closing, except for those covenants and agreements contained herein and therein that by their terms apply or are to be performed in whole or in part after the Closing (which such covenants shall survive the Closing and continue until fully performed in accordance with their terms).

9.2 Non-Recourse. This Agreement may only be enforced against, and any claim or cause of action based upon, arising out of, or related to this Agreement or the transactions contemplated hereby may only be brought against, the entities that are expressly named as Parties and then only with respect to the specific obligations set forth herein with respect to such Party. Except to the extent a Party (and then only to the extent of the specific obligations undertaken by such Party in this Agreement), (a) no past, present or future director, officer, employee, sponsor, incorporator, member, partner, stockholder, Affiliate, agent, attorney, advisor or representative or Affiliate of any Party and (b) no past, present or future director, officer, employee, sponsor, incorporator, member, partner, stockholder, Affiliate, agent, attorney, advisor or representative or Affiliate of any of the foregoing shall have any liability (whether in contract, tort, equity or otherwise) for any one or more of the representations, warranties, covenants, agreements or other obligations or liabilities of any one or more of the Purchaser, Merger Sub or the Company under this Agreement of or for any claim based on, arising out of, or related to this Agreement or the transactions contemplated hereby.

9.3 Notices. All notices, consents, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered (i) in person, (ii) by facsimile or other electronic means (including email), with affirmative confirmation of receipt, (iii) one Business Day after being sent, if sent by reputable, nationally recognized overnight courier service or (iv) three (3) Business Days after being mailed, if sent by registered or certified mail, pre-paid and return receipt requested, in each case to the applicable Party at the following addresses (or at such other address for a Party as shall be specified by like notice):

If to the Purchaser or Merger Sub at or prior to the Closing, to:		with a copy (which will not constitute notice) to:

Bull Horn Holdings Corp.		Ellenoff Grossman & Schole LLP
801 S. Pointe Drive, Suite TH-1		1345 Avenue of the Americas, 11th Floor
Miami Beach, Florida 33139		New York, New York 10105
Attn:	Robert Striar, CEO	Attn:	Stuart Neuhauser, Esq.
Telephone No.:	(305) 671-3341		Matthew A. Gray, Esq.
Email:	stri@bullhornse.com	Facsimile No.:	(212) 370-7889
		Telephone No.:	(212) 370-1300
		Email:	sneuhauser@egsllp.com
mgray@egsllp.com

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If to the Company or the Surviving Corporation, to:		with a copy (which will not constitute notice) to:

Coeptis Therapeutics, Inc.		Meister Seelig & Fein LLP
105 Bradford Road, Suite 420		125 Park Avenue, 7th Floor
Wexford, PA 15090		New York, New York 10017
Attn:	David Mehalick, CEO	Attn:	Denis A. Dufresne, Esq.
Facsimile No.:	(724) 268-4118	Facsimile No.:	(212) 655-3535
Telephone No.:	(724) 934-6467	Telephone No.:	(212) 655-3500
Email:	dave.mehalick@coeptispharma.com	Email:	dad@msf-law.com

9.4 Binding Effect; Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns. This Agreement shall not be assigned by operation of Law or otherwise without the prior written consent of the Purchaser and the Company, and any assignment without such consent shall be null and void; provided that no such assignment shall relieve the assigning Party of its obligations hereunder.

9.5 Third Parties. Except for the rights of (i) the D&O Indemnified Persons set forth in Section 5.17 and (ii) the Sponsor under Section 9.16, which the Parties acknowledge and agree are each express third party beneficiaries of such respective sections of this Agreement, nothing contained in this Agreement or in any instrument or document executed by any party in connection with the transactions contemplated hereby shall create any rights in, or be deemed to have been executed for the benefit of, any Person that is not a Party hereto or thereto or a successor or permitted assign of such a Party.

9.6 Arbitration. Any and all disputes, controversies and claims (other than applications for specific performance, a temporary restraining order, preliminary injunction, permanent injunction or other equitable relief or application for enforcement of a resolution under this Section 9.6) arising out of, related to, or in connection with this Agreement or the transactions contemplated hereby (a “Dispute”) shall be governed by this Section 9.6. A party must, in the first instance, provide written notice of any Disputes to the other parties subject to such Dispute, which notice must provide a reasonably detailed description of the matters subject to the Dispute. The parties involved in such Dispute shall seek to resolve the Dispute on an amicable basis within ten (10) Business Days of the notice of such Dispute being received by such other parties subject to such Dispute (the “Resolution Period”); provided, that if any Dispute would reasonably be expected to have become moot or otherwise irrelevant if not decided within sixty (60) days after the occurrence of such Dispute, then there shall be no Resolution Period with respect to such Dispute. Any Dispute that is not resolved during the Resolution Period may immediately be referred to and finally resolved by arbitration pursuant to the then-existing Expedited Procedures (as defined in the AAA Procedures) of the Commercial Arbitration Rules (the “AAA Procedures”) of the AAA. Any party involved in such Dispute may submit the Dispute to the AAA to commence the proceedings after the Resolution Period. To the extent that the AAA Procedures and this Agreement are in conflict, the terms of this Agreement shall control. The arbitration shall be conducted by one arbitrator nominated by the AAA promptly (but in any event within five (5) Business Days) after the submission of the Dispute to the AAA and reasonably acceptable to each party subject to the Dispute, which arbitrator shall be a commercial lawyer with substantial experience arbitrating disputes under acquisition agreements. The arbitrator shall accept his or her appointment and begin the arbitration process promptly (but in any event within five (5) Business Days) after his or her nomination and acceptance by the parties subject to the Dispute. The proceedings shall be streamlined and efficient. The arbitrator shall decide the Dispute in accordance with the substantive law of the state of Delaware. Time is of the essence. Each party subject to the Dispute shall submit a proposal for resolution of the Dispute to the arbitrator within twenty (20) days after confirmation of the appointment of the arbitrator. The arbitrator shall have the power to order any party to do, or to refrain from doing, anything consistent with this Agreement, the Ancillary Documents and applicable Law, including to perform its contractual obligation(s); provided, that the arbitrator shall be limited to ordering pursuant to the foregoing power (and, for the avoidance of doubt, shall order) the relevant party (or parties, as applicable) to comply (i) with respect to monetary relief, within the parameters established by the two proposals with respect to monetary damages (the parties expressly understand and agree that the arbitrator’s power shall be constrained with respect to monetary relief such that he or she may not grant greater monetary relief than sought by a party) and (ii) with respect to non-monetary relief, with only one or the other of the proposals (the parties expressly understand and agree that the arbitrator’s power shall be constrained with respect to non-monetary relief such that he or she may not award non-monetary relief, including declaratory or injunctive relief, which has not explicitly been sought by one of the parties in their

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respective resolution proposals). The arbitrator’s award shall be in writing and shall include a reasonable explanation of the arbitrator’s reason(s) for selecting one or the other proposal. The seat of arbitration shall be in Wilmington, Delaware. The language of the arbitration shall be English.

9.7 Governing Law; Jurisdiction. This Agreement shall be governed by, construed and enforced in accordance with the Laws of the State of Delaware without regard to the conflict of laws principles thereof. Subject to Section 9.6, all Actions arising out of or relating to this Agreement shall be heard and determined exclusively in any state or federal court located in Wilmington, Delaware (or in any appellate court thereof) (the “Specified Courts”). Subject to Section 9.6, each Party hereto hereby (a) submits to the exclusive jurisdiction of any Specified Court for the purpose of any Action arising out of or relating to this Agreement brought by any Party hereto and (b) irrevocably waives, and agrees not to assert by way of motion, defense or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement or the transactions contemplated hereby may not be enforced in or by any Specified Court. Each Party agrees that a final judgment in any Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each Party irrevocably consents to the service of the summons and complaint and any other process in any other Action relating to the transactions contemplated by this Agreement, on behalf of itself, or its property, in the manner provided for notices in Section 9.3. Nothing in this Section 9.7 shall affect the right of any Party to serve legal process in any other manner permitted by Law.

9.8 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SEEK TO ENFORCE THAT FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.8.

9.9 Specific Performance. Each Party acknowledges that the rights of each Party to consummate the transactions contemplated hereby are unique, recognizes and affirms that in the event of a breach of this Agreement by any Party, money damages may be inadequate and the non-breaching Parties may have not adequate remedy at law, and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by an applicable Party in accordance with their specific terms or were otherwise breached. Accordingly, each Party shall be entitled to seek an injunction or restraining order to prevent breaches of this Agreement and to seek to enforce specifically the terms and provisions hereof, without the requirement to post any bond or other security or to prove that money damages would be inadequate, this being in addition to any other right or remedy to which such Party may be entitled under this Agreement, at law or in equity.

9.10 Severability. In case any provision in this Agreement shall be held invalid, illegal or unenforceable in a jurisdiction, such provision shall be modified or deleted, as to the jurisdiction involved, only to the extent necessary to render the same valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby nor shall the validity, legality or enforceability of such provision be affected thereby in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties will substitute for any invalid, illegal or unenforceable provision a suitable and equitable provision that carries out, so far as may be valid, legal and enforceable, the intent and purpose of such invalid, illegal or unenforceable provision.

9.11 Amendment. This Agreement may be amended, supplemented or modified only by execution of a written instrument signed by the Purchaser and the Company.

9.12 Waiver. The Purchaser on behalf of itself and its Affiliates, the Company on behalf of itself and its Affiliates, may in its sole discretion (i) extend the time for the performance of any obligation or other act of any other non-Affiliated Party hereto, (ii) waive any inaccuracy in the representations and warranties by such other non-Affiliated Party contained herein or in any document delivered pursuant hereto and (iii) waive compliance by such other non-Affiliated Party with any covenant or condition contained herein. Any such extension or waiver

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shall be valid only if set forth in an instrument in writing signed by the Party or Parties to be bound thereby. Notwithstanding the foregoing, no failure or delay by a Party in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder.

9.13 Entire Agreement. This Agreement and the documents or instruments referred to herein, including any exhibits and schedules attached hereto, which exhibits and schedules are incorporated herein by reference, together with the Ancillary Documents, embody the entire agreement and understanding of the Parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, representations, warranties, covenants or undertakings, other than those expressly set forth or referred to herein or the documents or instruments referred to herein, which collectively supersede all prior agreements and the understandings among the Parties with respect to the subject matter contained herein.

9.14 Interpretation. The table of contents and the Article and Section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the Parties and shall not in any way affect the meaning or interpretation of this Agreement. In this Agreement, unless the context otherwise requires: (a) any pronoun used shall include the corresponding masculine, feminine or neuter forms, and words in the singular, including any defined terms, include the plural and vice versa; (b) reference to any Person includes such Person’s successors and assigns but, if applicable, only if such successors and assigns are permitted by this Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity; (c) any accounting term used and not otherwise defined in this Agreement or any Ancillary Document has the meaning assigned to such term in accordance with GAAP; (d) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding or succeeding such term and shall be deemed in each case to be followed by the words “without limitation”; (e) the words “herein,” “hereto,” and “hereby” and other words of similar import shall be deemed in each case to refer to this Agreement as a whole and not to any particular Section or other subdivision of this Agreement; (f) the word “if” and other words of similar import when used herein shall be deemed in each case to be followed by the phrase “and only if”; (g) the term “or” means “and/or”; (h) any reference to the term “ordinary course” or “ordinary course of business” shall be deemed in each case to be followed by the words “consistent with past practice”; (i) any agreement, instrument, insurance policy, Law or Order defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument, insurance policy, Law or Order as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes, regulations, rules or orders) by succession of comparable successor statutes, regulations, rules or orders and references to all attachments thereto and instruments incorporated therein; (j) except as otherwise indicated, all references in this Agreement to the words “Section,” “Article”, “Schedule” and “Exhibit” are intended to refer to Sections, Articles, Schedules and Exhibits to this Agreement; and (k) the term “Dollars” or “$” means United States dollars. Any reference in this Agreement to a Person’s directors shall include any member of such Person’s governing body and any reference in this Agreement to a Person’s officers shall include any Person filling a substantially similar position for such Person. Any reference in this Agreement or any Ancillary Document to a Person’s shareholders or stockholders shall include any applicable owners of the equity interests of such Person, in whatever form, including with respect to the Purchaser its shareholders (prior to the Domestication) under the Companies Act or its stockholders (after the Domestication) under the DGCL or its Organizational Documents. The Parties have participated jointly in the negotiation and drafting of this Agreement. Consequently, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provision of this Agreement. To the extent that any Contract, document, certificate or instrument is represented and warranted to by the Company to be given, delivered, provided or made available by the Company, in order for such Contract, document, certificate or instrument to have been deemed to have been given, delivered, provided and made available to the Purchaser or its Representatives, such Contract, document, certificate or instrument shall have been posted to the electronic data site maintained on behalf of the Company and made available to the Purchaser and its Representatives and the Purchaser and its Representatives have been given access to the electronic folders containing such information.

9.15 Counterparts. This Agreement and each Ancillary Document may be executed and delivered (including by facsimile, pdf or other electronic transmission) in one or more counterparts, and by the different Parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

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9.16 Legal Representation. The Parties agree that: (a) notwithstanding the fact that EGS may have, prior to Closing, jointly represented the Purchaser, Merger Sub and/or the Sponsor in connection with this Agreement, the Ancillary Documents and the transactions contemplated hereby and thereby, and has also represented the Purchaser and/or its Affiliates in connection with matters other than the transaction that is the subject of this Agreement, EGS will be permitted in the future, after Closing, to represent the Sponsor or its Affiliates in connection with matters in which such Persons are adverse to the Purchaser or any of its Affiliates, including any disputes arising out of, or related to, this Agreement. The Company, who is or has the right to be represented by independent counsel in connection with the transactions contemplated by this Agreement, hereby agrees, in advance, to waive (and to cause its Affiliates to waive) any actual or potential conflict of interest that may hereafter arise in connection with EGS’s future representation of one or more of the Sponsor or its Affiliates in which the interests of such Person are adverse to the interests of the Purchaser and/or the Company or any of their respective Affiliates, including any matters that arise out of this Agreement or that are substantially related to this Agreement or to any prior representation by EGS of the Purchaser, Merger Sub, the Sponsor or any of their respective Affiliates. The Parties acknowledge and agree that, for the purposes of the attorney-client privilege, the Sponsor be deemed the client of EGS with respect to the negotiation, execution and performance of this Agreement and the Ancillary Documents. All such communications shall remain privileged after the Closing and the privilege and the expectation of client confidence relating thereto shall belong solely to the Sponsor, shall be controlled by the Sponsor and shall not pass to or be claimed by the Purchaser or the Surviving Corporation; provided, further, that nothing contained herein shall be deemed to be a waiver by the Purchaser or any of its Affiliates (including, after the Effective Time, the Surviving Corporation and its Affiliates) of any applicable privileges or protections that can or may be asserted to prevent disclosure of any such communications to any third party; and (b) notwithstanding the fact that Meister Seelig & Fein LLP (“MSF”) may have, prior to Closing, represented the Company in connection with this Agreement, the Ancillary Documents and the transactions contemplated hereby and thereby, and has also represented the Company and/or its Affiliates in connection with matters other than the transaction that is the subject of this Agreement, MSF will be permitted in the future, after Closing, to represent the Surviving Corporation and Purchaser or their Affiliates in all matters, including in connection with matters in which such Persons are adverse to the Sponsor or any of its Affiliates, including any disputes arising out of, or related to, this Agreement. The Purchaser, who is or has the right to be represented by independent counsel in connection with the transactions contemplated by this Agreement, hereby agrees, in advance, to waive (and to cause its Affiliates to waive) any actual or potential conflict of interest that may hereafter arise in connection with MSF’s future representation of one or more of Surviving Corporation and Purchaser or their Affiliates in which the interests of such Person are adverse to the interests of the Sponsor or any of its respective Affiliates, including any matters that arise out of this Agreement or that are substantially related to this Agreement. Nothing contained herein shall be deemed to be a waiver by the Purchaser or any of its Affiliates (including, after the Effective Time, the Surviving Corporation and its Affiliates) of any applicable privileges or protections that can or may be asserted to prevent disclosure of any pre-Closing communications to any third party.

ARTICLE X
DEFINITIONS

10.1 Certain Definitions. For purpose of this Agreement, the following capitalized terms have the following meanings:

“AAA” means the American Arbitration Association or any successor entity conducting arbitrations.

“Accounting Principles” means in accordance with GAAP as in effect at the date of the financial statement to which it refers or if there is no such financial statement, then as of the Closing Date, using and applying the same accounting principles, practices, procedures, policies and methods (with consistent classifications, judgments, elections, inclusions, exclusions and valuation and estimation methodologies) used and applied by the Target Companies in the preparation of the latest audited Company Financials.

“Action” means any notice of noncompliance or violation, or any claim, demand, charge, action, suit, litigation, audit, settlement, complaint, stipulation, assessment or arbitration, or any request (including any request for information), inquiry, hearing, proceeding or investigation, by or before any Governmental Authority.

“Adjusted Merger Consideration” means an amount equal to the sum of (i) the Merger Consideration, plus (ii) the aggregate amount of the exercise prices for all Company Stock under in-the-money Specified Company Warrants in accordance with their terms (and assuming no cashless exercise) that are issued and outstanding as of the Effective Time.

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“Affiliate” means, with respect to any Person, any other Person directly or indirectly Controlling, Controlled by, or under common Control with such Person. For the avoidance of doubt, Sponsor shall be deemed to be an Affiliate of the Purchaser prior to the Closing

“Ancillary Documents” means each agreement, instrument or document attached hereto as an Exhibit, and the other agreements, certificates and instruments to be executed or delivered by any of the Parties hereto in connection with or pursuant to this Agreement.

“Benefit Plans” of any Person means any and all deferred compensation, executive compensation, incentive compensation, equity purchase or other equity-based compensation plan, employment or consulting, severance or termination pay, holiday, vacation or other bonus plan or practice, hospitalization or other medical, life or other insurance, supplemental unemployment benefits, profit sharing, pension, or retirement plan, program, agreement, commitment or arrangement, and each other employee benefit plan, program, agreement or arrangement, including each “employee benefit plan” as such term is defined under Section 3(3) of ERISA, maintained or contributed to or required to be contributed to by a Person for the benefit of any employee or terminated employee, independent contractor, director, or officer of such Person, or with respect to which such Person has any Liability, whether direct or indirect, actual or contingent.

“Business Day” means any day other than a Saturday, Sunday or a legal holiday on which commercial banking institutions in New York, New York or Miami, Florida are authorized to close for business, excluding as a result of “stay at home”, “shelter-in-place”, “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems, including for wire transfers, of commercially banking institutions in New York, New York or Miami, Florida are generally open for use by customers on such day.

“Closing Company Cash” means, as of the Reference Time, the aggregate cash and cash equivalents of the Target Companies on hand or in bank accounts, including deposits in transit, minus the aggregate amount of outstanding and unpaid checks issued by or on behalf of the Target Companies as of such time.

“Closing Net Debt” means, as of the Reference Time, (i) the aggregate amount of all Indebtedness (excluding Permitted Debt), of the Target Companies, less (ii) the Closing Company Cash, in each case of clauses (i) and (ii), on a consolidated basis and as determined in accordance with the Accounting Principles. For the avoidance of doubt, Closing Net Debt can result in an increase to the Merger Consideration.

“Code” means the Internal Revenue Code of 1986, as amended, and any successor statute thereto, as amended. Reference to a specific section of the Code shall include such section and any valid treasury regulation promulgated thereunder.

“Company Charter” means the Certificate of Incorporation of the Company, as amended and effective under the DGCL, prior to the Effective Time.

“Company Common Stock” means the common stock, par value $0.0001 per share, of the Company.

“Company Confidential Information” means all confidential or proprietary documents and information concerning the Target Companies or any of their respective Representatives, furnished in connection with this Agreement or the transactions contemplated hereby; provided, however, that Company Confidential Information shall not include any information which, (i) at the time of disclosure by the Purchaser or its Representatives, is generally available publicly and was not disclosed in breach of this Agreement or (ii) at the time of the disclosure by the Company or its Representatives to the Purchaser or its Representatives was previously known by such receiving party without violation of Law or any confidentiality obligation by the Person receiving such Company Confidential Information.

“Company Convertible Securities” means, collectively, the Company Preferred Stock, the Company Warrants and any other options, warrants or rights to subscribe for or purchase any capital stock of the Company or securities convertible into or exchangeable for, or that otherwise confer on the holder any right to acquire any capital stock of the Company.

“Company Preferred Stock” means the convertible preferred stock, par value $0.0001 per share, of the Company.

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“Company Securities” means, collectively, the Company Stock and any other Company Convertible Securities.

“Company Security Holders” means, collectively, the holders of Company Securities.

“Company Stock” means any shares of the Company Common Stock and the Company Preferred Stock.

“Company Stockholders” means, collectively, the holders of Company Stock.

“Company Warrants” means the warrants to purchase Company Stock.

“Consent” means any consent, approval, waiver, authorization or Permit of, or notice to or declaration or filing with any Governmental Authority or any other Person.

“Contracts” means all contracts, agreements, binding arrangements, bonds, notes, indentures, mortgages, debt instruments, purchase order, licenses (and all other contracts, agreements or binding arrangements concerning Intellectual Property), franchises, leases and other instruments or obligations of any kind (including any amendments and other modifications thereto).

“Control” of a Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract, or otherwise. “Controlled”, “Controlling” and “under common Control with” have correlative meanings. Without limiting the foregoing a Person (the “Controlled Person”) shall be deemed Controlled by (a) an officer, director, general partner, partner (other than a limited partner), manager, or member (other than a member having no management authority) of the Controlled Person; or (b) a spouse, parent, lineal descendant, sibling, aunt, uncle, niece, nephew, mother-in-law, father-in-law, sister-in-law, or brother-in-law of an Affiliate of the Controlled Person or a trust for the benefit of an Affiliate of the Controlled Person or of which an Affiliate of the Controlled Person is a trustee.

“Copyrights” means any works of authorship, mask works and all copyrights therein, including all renewals and extensions, copyright registrations and applications for registration and renewal, and non-registered copyrights.

“COVID-19” means SARS-CoV-2 or COVID-19, and any evolutions thereof or any other related or associated epidemics, pandemics or disease outbreaks.

“COVID-19 Measures” means any quarantine, “shelter in place,” “stay at home,” workforce reduction, social distancing, shut down, closure, sequester or any other Law, directive, guidelines or recommendations by any Governmental Authority (including the Centers for Disease Control and the World Health Organization) in each case in connection with, related to or in response to COVID-19, including the Coronavirus Aid, Relief, and Economic Security Act (CARES) or any changes thereto.

“Environmental Law” means any Law in any way relating to (a) the protection of human health and safety, (b) the protection, preservation or restoration of the environment and natural resources (including air, water vapor, surface water, groundwater, drinking water supply, surface land, subsurface land, plant and animal life or any other natural resource), or (c) the exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of Hazardous Materials, including the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. §§9601 et seq., the Resource Conservation and Recovery Act, 42 U.S.C. §§6901 et seq., the Toxic Substances Control Act, 15 U.S.C. §§2601 et seq., the Federal Water Pollution Control Act, 33 U.S.C. §§1151 et seq., the Clean Air Act, 42 U.S.C. §§7401 et seq., the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. §§111 et seq., Occupational Safety and Health Act, 29 U.S.C. §§651 et seq. (to the extent it relates to exposure to Hazardous Substances), the Asbestos Hazard Emergency Response Act, 15 U.S.C. §§2601 et seq., the Safe Drinking Water Act, 42 U.S.C. §§300f et seq., the Oil Pollution Act of 1990 and analogous state acts.

“Environmental Liabilities” means, in respect of any Person, all Liabilities, obligations, responsibilities, Remedial Actions, Losses, damages, costs, and expenses (including all reasonable fees, disbursements, and expenses of counsel, experts, and consultants and costs of investigation and feasibility studies), fines, penalties, sanctions, and interest incurred as a result of any claim or demand by any other Person or in response to any violation of Environmental Law, whether known or unknown, accrued or contingent, whether based

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in contract, tort, implied or express warranty, strict liability, criminal or civil statute, to the extent based upon, related to, or arising under or pursuant to any Environmental Law, Environmental Permit, Order, or Contract with any Governmental Authority or other Person, that relates to any environmental, health or safety condition, violation of Environmental Law, or a Release or threatened Release of Hazardous Materials.

“ERISA” means the U.S. Employee Retirement Income Security Act of 1974, as amended.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“FDA” means the U.S. Food and Drug Administration, or any successor agency thereto.

“Fraud Claim” means any claim based in whole or in part upon fraud.

“Fully-Diluted Company Shares” means the total number of issued and outstanding shares of Company Common Stock, (a) after giving effect to the Company Preferred Stock or otherwise treating shares of Company Preferred Stock on an as-converted to Company Common Stock basis, and (b) treating all outstanding in-the-money Specified Company Warrants as fully vested and as if the Specified Company Warrants had been exercised for cash as of the Effective Time, but for the avoidance of doubt excluding any Company Securities described in Section 1.11(b).

“GAAP” means generally accepted accounting principles as in effect in the United States of America.

“Governmental Authority” means any federal, state, local, foreign or other governmental, quasi-governmental or administrative body, instrumentality, department or agency or any court, tribunal, administrative hearing body, arbitration panel, commission, or other similar dispute-resolving panel or body.

“Hazardous Material” means any waste, gas, liquid or other substance or material that is defined, listed or designated as a “hazardous substance”, “pollutant”, “contaminant”, “hazardous waste”, “regulated substance”, “hazardous chemical”, or “toxic chemical” (or by any similar term) under any Environmental Law, or any other material regulated, or that could result in the imposition of Liability or responsibility, under any Environmental Law, including petroleum and its by-products, asbestos, polychlorinated biphenyls, radon, mold, and urea formaldehyde insulation.

“HIPAA” means the Health Insurance Portability and Accountability Act of 1996, as amended by the Health Information Technology for Economic and Clinical Health Act.

“Indebtedness” of any Person means, without duplication, (a) all indebtedness of such Person for borrowed money (including the outstanding principal and accrued but unpaid interest), (b) all obligations for the deferred purchase price of property or services (other than trade payables incurred in the ordinary course of business), (c) any other indebtedness of such Person that is evidenced by a note, bond, debenture, credit agreement or similar instrument, (d) all obligations of such Person under leases that should be classified as capital leases in accordance with GAAP, (e) all obligations of such Person for the reimbursement of any obligor on any line or letter of credit, banker’s acceptance, guarantee or similar credit transaction, in each case, that has been drawn or claimed against, (f) all interest rate and currency swaps, caps, collars and similar agreements or hedging devices under which payments are obligated to be made by such Person, whether periodically or upon the happening of a contingency, (g) all obligations secured by an Lien (other than a Permitted Lien) on any property of such Person, (h) any premiums, prepayment fees or other penalties, fees, costs or expenses associated with payment of any Indebtedness described in clauses (a) through (g) above of such Person and (i) all obligation described in clauses (a) through (h) above of any other Person which is directly or indirectly guaranteed by such Person or which such Person has agreed (contingently or otherwise) to purchase or otherwise acquire or in respect of which it has otherwise assured a creditor against loss.

“Intellectual Property” means all of the following as they exist in any jurisdiction throughout the world: Patents, Trademarks, Copyrights, Trade Secrets, Internet Assets, Software and other intellectual property, and all licenses, sublicenses and other agreements or permissions related to the preceding property.

“Internet Assets” means any and all domain name registrations, web sites and web addresses and related rights, items and documentation related thereto, and applications for registration therefor.

“IRS” means the U.S. Internal Revenue Service (or any successor Governmental Authority).

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“Knowledge” means (i) with respect to the Company, the actual knowledge of David Mehalick, Christine Sheehy or Daniel Yerace after reasonable inquiry (provided, that with respect to Knowledge regarding the Company (but not any other Target Company) for periods prior to February 12, 2021, there is no inquiry requirement hereunder), or (ii) with respect to the Purchaser or Merger Sub, the actual knowledge of Robert Striar or Christopher Calise, after reasonable inquiry.

“Law” means any federal, state, local, municipal, foreign or other law, statute, legislation, ordinance, code, edict, decree, proclamation, treaty, convention, rule, regulation, directive, requirement, writ, injunction, settlement, Order or Consent that is or has been issued, enacted, adopted, passed, approved, promulgated, made, implemented or otherwise put into effect by or under the authority of any Governmental Authority.

“Liabilities” means any and all liabilities, Indebtedness, Actions or obligations of any nature (whether absolute, accrued, contingent or otherwise, whether known or unknown, whether direct or indirect, whether matured or unmatured, whether due or to become due and whether or not required to be recorded or reflected on a balance sheet under GAAP or other applicable accounting standards), including Tax liabilities due or to become due.

“Lien” means any mortgage, pledge, security interest, attachment, right of first refusal, option, proxy, voting trust, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof), restriction (whether on voting, sale, transfer, disposition or otherwise), any subordination arrangement in favor of another Person, or any filing or agreement to file a financing statement as debtor under the Uniform Commercial Code or any similar Law.

“Losses” means any and all losses, Actions, Orders, Liabilities, damages, Taxes, interest, penalties, Liens, amounts paid in settlement, costs and expenses (including reasonable expenses of investigation and court costs and reasonable attorneys’ fees and expenses).

“Material Adverse Effect” means, with respect to any specified Person, any fact, event, occurrence, change or effect that has had, or would reasonably be expected to have, individually or in the aggregate, a material adverse effect upon (a) the business, assets, Liabilities, results of operations or condition (financial or otherwise) of such Person and its Subsidiaries, taken as a whole (and for the avoidance of doubt, when the specified Person is the Purchaser, it is understood to mean the Purchaser and Merger Sub, taken as a whole) or (b) the ability of such Person or any of its Subsidiaries on a timely basis to consummate the transactions contemplated by this Agreement or the Ancillary Documents to which it is a party or bound or to perform its obligations hereunder or thereunder; provided, however, that for purposes hereof, any facts, events, occurrences, changes or effects directly or indirectly attributable to, resulting from, relating to or arising out of the following (by themselves or when aggregated with any other, changes or effects) shall not be deemed to be, constitute, or be taken into account when determining whether there has or may, would or could have occurred a Material Adverse Effect: (i) general changes in the financial or securities markets (including changes in the credit, debt, securities and capital markets) or general economic or political conditions in the country or region in which such Person or any of its Subsidiaries do business; (ii) changes, conditions or effects that generally affect the industries in which such Person or any of its Subsidiaries principally operate; (iii) changes in applicable Laws (including COVID-19 Measures) or GAAP or other applicable accounting principles or mandatory changes in the regulatory accounting requirements applicable to any industry in which such Person and its Subsidiaries principally operate; (iv) conditions caused by acts of God, terrorism, war (whether or not declared), natural disaster or pandemic (including COVID-19) or the worsening thereof; (v) any failure in and of itself by such Person and its Subsidiaries to meet any internal or published budgets, projections, forecasts or predictions of financial performance for any period (provided that the underlying cause of any such failure may be considered in determining whether a Material Adverse Effect has occurred or would reasonably be expected to occur to the extent not excluded by another exception herein), (vi) the announcement or pendency of the transactions contemplated by this Agreement (including the Merger) (provided that this clause (vi) shall not apply to any representation or warranty to the extent such representation or warranty relates to the consequences resulting from the execution, announcement, performance or existence of this Agreement); and (vii), with respect to the Purchaser, the consummation and effects of any Redemption; provided further, however, that any event, occurrence, fact, condition, or change referred to in clauses (i) - (iv) immediately above shall be taken into account in determining whether a Material Adverse Effect has occurred or would reasonably be expected to occur to the extent (and only to the extent) that such event, occurrence, fact, condition, or change has an adverse disproportionate effect on such Person or any of its Subsidiaries compared to other participants in the industries in which such Person or any of

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its Subsidiaries primarily conducts its businesses. Notwithstanding the foregoing, with respect to the Purchaser, the amount of any Redemption or the failure to obtain the Required Purchaser Stockholder Approval shall not be deemed to be a Material Adverse Effect on or with respect to the Purchaser.

“Merger Sub Common Stock” means the shares of common stock, par value $0.0001 per share, of Merger Sub.

“Nasdaq” means the Nasdaq Capital Market.

“Order” means any order, decree, ruling, judgment, injunction, writ, determination, binding decision, verdict, judicial award or other action that is or has been made, entered, rendered, or otherwise put into effect by or under the authority of any Governmental Authority.

“Organizational Documents” means, with respect to any Person that is an entity, its certificate of incorporation or formation, bylaws, operating agreement, memorandum and articles of association or similar organizational documents, in each case, as amended.

“OTC Pink” means the marketplace for trading over-the-counter securities operated by OTC Markets Group Inc. and designated as the OTC Pink.

“Patents” means any patents, patent applications and the inventions, designs and improvements described and claimed therein, patentable inventions, and other patent rights (including any divisionals, provisionals, continuations, continuations-in-part, substitutions, or reissues thereof, whether or not patents are issued on any such applications and whether or not any such applications are amended, modified, withdrawn, or refiled).

“PCAOB” means the U.S. Public Company Accounting Oversight Board (or any successor thereto).

“Per Share Price” means an amount equal to (i) the Adjusted Merger Consideration, divided by (ii) the Fully-Diluted Company Shares.

“Permits” means all federal, state, local or foreign or other third-party permits, grants, easements, consents, approvals, authorizations, exemptions, licenses, franchises, concessions, ratifications, permissions, clearances, confirmations, endorsements, waivers, certifications, designations, ratings, registrations, qualifications or orders of any Governmental Authority or any other Person.

“Permitted Activities” means the activities set forth on Schedule 10.1(a) hereto.

“Permitted Debt” means (a) indebtedness incurred by a Target Company in connection with one or more Permitted Activities and (b) the indebtedness set forth on Schedule 10.1(b) hereto.

“Permitted Liens” means (a) Liens for Taxes or assessments and similar governmental charges or levies, which either are (i) not delinquent or (ii) being contested in good faith and by appropriate proceedings, and adequate reserves have been established with respect thereto, (b) other Liens imposed by operation of Law arising in the ordinary course of business for amounts which are not due and payable and as would not in the aggregate materially adversely affect the value of, or materially adversely interfere with the use of, the property subject thereto, (c) Liens incurred or deposits made in the ordinary course of business in connection with social security, (d) Liens on goods in transit incurred pursuant to documentary letters of credit, in each case arising in the ordinary course of business, (e) Liens incurred in connection with Permitted Debt or (f) Liens arising under this Agreement or any Ancillary Document.

“Person” means an individual, corporation, partnership (including a general partnership, limited partnership or limited liability partnership), limited liability company, association, trust or other entity or organization, including a government, domestic or foreign, or political subdivision thereof, or an agency or instrumentality thereof.

“Personal Property” means any machinery, equipment, tools, vehicles, furniture, leasehold improvements, office equipment, plant, parts and other tangible personal property.

“Pro Rata Share” means with respect to each Company Stockholder, a fraction expressed a percentage equal to (i) the portion of the Merger Consideration payable by the Purchaser to such Company Stockholder in accordance with the terms of this Agreement, divided by (ii) the total Merger Consideration payable by the Purchaser to all Company Stockholders in accordance with the terms of this Agreement.

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“Purchaser Common Stock” means, prior to the Domestication, the Purchaser Ordinary Shares, and following the Domestication, shares of the common stock of the Purchaser, $0.0001 par value per share.

“Purchaser Confidential Information” means all confidential or proprietary documents and information concerning the Purchaser or any of its Representatives; provided, however, that Purchaser Confidential Information shall not include any information which, (i) at the time of disclosure by the Company or any of its Representatives, is generally available publicly and was not disclosed in breach of this Agreement or (ii) at the time of the disclosure by the Purchaser or its Representatives to the Company or any of its Representatives, was previously known by such receiving party without violation of Law or any confidentiality obligation by the Person receiving such Purchaser Confidential Information. For the avoidance of doubt, from and after the Closing, Purchaser Confidential Information will include the confidential or proprietary information of the Target Companies.

“Purchaser IPO” means the initial public offering of Purchaser Public Units pursuant to the Purchaser IPO Prospectus.

“Purchaser IPO Prospectus” means the final prospectus of the Purchaser, dated as of October 29, 2020 and filed with the SEC on November 2, 2020 (File No. 333-248940).

“Purchaser IPO Underwriters” means Imperial Capital, LLC, I-Bankers Securities, Inc. and Northland Securities, Inc.

“Purchaser Public Units” means the units issued in the Purchaser IPO (including overallotment units acquired by the Purchaser’s underwriter) consisting of one (1) Purchaser Ordinary Share and one (1) Purchaser Public Warrant.

“Purchaser Private Warrants” means the private placement warrants to purchase one (1) Purchaser Ordinary Share, as described in the Purchaser IPO Prospectus.

“Purchaser Public Warrant” means one (1) whole redeemable private placement warrant that was included as part of each Purchaser Public Unit, entitling the holder thereof to purchase one-half (½) of one (1) Purchaser Ordinary Share at a purchase price of $11.50 per whole share.

“Purchaser Securities” means the Purchaser Units, the Purchaser Common Stock, the Purchaser Preferred Stock and the Purchaser Warrants, collectively.

“Purchaser Units” means the units issued in the Purchaser IPO or the overallotment thereof consisting of one (1) Purchaser Ordinary Share and one (1) Purchaser Warrant.

“Purchaser Warrant Agreement” means the warrant agreement dated as of October 29, 2020 between the Purchaser and Continental Stock Transfer & Trust Company.

“Purchaser Warrants” means, collectively, the Purchaser Private Warrants and the Purchaser Public Warrants, in each case as described in the Purchaser IPO Prospectus and as contemplated by the Purchaser Warrant Agreement.

“Redemption Price” means an amount equal to the price at which each Purchaser Ordinary Share is redeemed or converted pursuant to the Closing Redemption (as equitably adjusted for stock splits, stock dividends, combinations, recapitalizations and the like after the Closing).

“Reference Time” means the close of business of the Company on the Closing Date (but without giving effect to the transactions contemplated by this Agreement, including any payments by the Purchaser hereunder to occur at the Closing, but treating any obligations in respect of Indebtedness, Transaction Expenses or other liabilities that are contingent upon the consummation of the Closing as currently due and owing without contingency as of the Reference Time).

“Release” means any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, or leaching into the indoor or outdoor environment, or into or out of any property.

“Remedial Action” means all actions to (i) clean up, remove, treat, or in any other way address any Hazardous Material, (ii) prevent the Release of any Hazardous Material so it does not endanger or threaten

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to endanger public health or welfare or the indoor or outdoor environment, (iii) perform pre-remedial studies and investigations or post-remedial monitoring and care, or (iv) correct a condition of noncompliance with Environmental Laws.

“Representatives” means, as to any Person, such Person’s Affiliates and the respective managers, directors, officers, employees, independent contractors, consultants, advisors (including financial advisors, counsel and accountants), agents and other legal representatives of such Person or its Affiliates.

“SEC” means the U.S. Securities and Exchange Commission (or any successor Governmental Authority).

“Securities Act” means the Securities Act of 1933, as amended.

“Significant Company Holder” means any Company Stockholder who (i) is an executive officer or director of the Company or (ii) owns more than five percent (5%) of the issued and outstanding shares of the Company (treating any Company Preferred Stock and Company Convertible Securities on an as-converted to Company Common Stock basis).

“Software” means any computer software programs, including all source code, object code, and documentation related thereto and all software modules, tools and databases.

“SOX” means the U.S. Sarbanes-Oxley Act of 2002, as amended.

“Specified Company Warrants” means those warrants set forth on Schedule 10.1(c) hereto.

“Sponsor” means Bull Horn Holdings Sponsor LLC.

“Subsidiary” means, with respect to any Person, any corporation, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a partnership, association or other business entity, a majority of the partnership or other similar ownership interests thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons will be deemed to have a majority ownership interest in a partnership, association or other business entity if such Person or Persons will be allocated a majority of partnership, association or other business entity gains or losses or will be or control the managing director, managing member, general partner or other managing Person of such partnership, association or other business entity. A Subsidiary of a Person will also include any variable interest entity which is consolidated with such Person under applicable accounting rules.

“Target Company” means each of the Company and its direct and indirect Subsidiaries.

“Tax Return” means any return, declaration, report, claim for refund, information return or other documents (including any related or supporting schedules, statements or information) filed or required to be filed in connection with the determination, assessment or collection of any Taxes or the administration of any Laws or administrative requirements relating to any Taxes.

“Taxes” means (a) all direct or indirect federal, state, local, foreign and other net income, gross income, gross receipts, sales, use, value-added, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, unemployment, social security and related contributions due in relation to the payment of compensation to employees, excise, severance, stamp, occupation, premium, property, windfall profits, alternative minimum, estimated, customs, duties or other taxes, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts with respect thereto, (b) any Liability for payment of amounts described in clause (a) whether as a result of being a member of an affiliated, consolidated, combined or unitary group for any period or otherwise through operation of law and (c) any Liability for the payment of amounts described in clauses (a) or (b) as a result of any tax sharing, tax group, tax indemnity or tax allocation agreement with, or any other express or implied agreement to indemnify, any other Person.

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“Trade Secrets” means any trade secrets, confidential business information, concepts, ideas, designs, research or development information, processes, procedures, techniques, technical information, specifications, operating and maintenance manuals, engineering drawings, methods, know-how, data, mask works, discoveries, inventions, modifications, extensions, improvements, and other proprietary rights (whether or not patentable or subject to copyright, trademark, or trade secret protection).

“Trademarks” means any trademarks, service marks, trade dress, trade names, brand names, internet domain names, designs, logos, or corporate names (including, in each case, the goodwill associated therewith), whether registered or unregistered, and all registrations and applications for registration and renewal thereof.

“Transaction Expenses” means all fees and expenses of any of the Target Companies incurred or payable as of the Closing and not paid prior to the Closing (i) in connection with the consummation of the transactions contemplated hereby, including any amounts payable to professionals (including investment bankers, brokers, finders, attorneys, accountants and other consultants and advisors) retained by any Target Company, (ii) any change in control bonus, transaction bonus, retention bonus, termination or severance payment or payment relating to terminated options, warrants or other equity appreciation, phantom equity, profit participation or similar rights, in any case, to be made to any current or former employee, independent contractor, director or officer of any Target Company at or after the Closing pursuant to any agreement to which any Target Company is a party prior to the Closing which become payable (including if subject to continued employment) as a result of the execution of this Agreement or the consummation of the transactions contemplated hereby, (iii) the Company’s portion of any Antitrust Expenses, if any, in accordance with Section 7.3 that have not been paid prior to the Closing, and (iv) any sales, use, real property transfer, stamp, stock transfer or other similar transfer Taxes imposed on the Purchaser, Merger Sub or any Target Company in connection with the Merger or the other transactions contemplated by this Agreement.

“Trust Account” means the trust account established by the Purchaser with the proceeds from the Purchaser IPO pursuant to the Trust Agreement in accordance with the Purchaser IPO Prospectus.

“Trust Agreement” means that certain Investment Management Trust Agreement, dated as of October 29, 2020, as it may be amended, by and between the Purchaser and the Trustee, as well as any other agreements entered into related to or governing the Trust Account.

“Trustee” means Continental Stock Transfer & Trust Company, in its capacity as trustee under the Trust Agreement.

“WARN Act” means the Worker Adjustment and Retraining Notification Act of 1988, as amended, or any similar federal, state, local or foreign Laws.

10.2 Section References. The following capitalized terms, as used in this Agreement, have the respective meanings given to them in the Section as set forth below adjacent to such terms:

Term	Section	Term	Section
AAA Procedures	9.6	Closing	2.1
Acquisition Proposal	5.6(a)	Closing Date	2.1
Agreement	Preamble	Closing Filing	5.14(b)
Alternative Transaction	5.6(a)	Closing Press Release	5.14(b)
Antitrust Expenses	7.3	Closing Redemption	5.12
Antitrust Laws	5.9(b)	Closing Statement	1.10
Assumed Warrant	1.11(d)(ii)	Company	Preamble
Business Combination	3.7	Company Benefit Plan	4.19(a)
Certificate of Merger	1.2	Company D&O Tail Insurance	5.17(c)
Company Disclosure Schedules	Article IV	MSF	9.16
Company Financials	4.7(b)	Non-Competition Agreement	6.3(d)(vii)
Company IP	4.13(d)	OFAC	3.19(c)
Company IP Licenses	4.13(a)	Off-the-Shelf Software	4.13(a)
Company Material Contracts	4.12(a)	Outbound IP License	4.13(c)
Company Permits	4.10	Outside Date	7.1(b)

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Term	Section	Term	Section
Company Personal Property Leases	4.16	Party(ies)	Preamble
Company Preferred Stock Exchange	1.8	Post-Closing Purchaser Board	5.16(a)
Company Public Certifications	4.7(a)	Proxy Statement	5.12
Company Real Property Leases	4.15	Public Stockholders	8.1
Company Recommendation	4.2	Purchaser	Preamble
Company Registered IP	4.13(a)	Purchaser Class A Preferred Shares	3.5(a)
Company SEC Reports	4.7(a)	Purchaser Class B Preferred Shares	3.5(a)
Company Special Meeting	5.13	Purchaser Class C Preferred Shares	3.5(a)
Conversion Ratio	1.9	Purchaser Class D Preferred Shares	3.5(a)
D&O Indemnified Persons	5.17(a)	Purchaser Class E Preferred Shares	3.5(a)
DCGL	Recitals	Purchaser D&O Tail Insurance	5.17(b)
Directors	5.16(a)	Purchaser Disclosure Schedules	Article III
Dispute	9.6	Purchaser Financials	3.6(b)
Dissenting Shares	1.15	Purchaser Material Contract	3.13(a)
Dissenting Stockholder	1.15	Purchaser Ordinary Shares	3.5(a)
Effective Time	1.2	Purchaser Preferred Shares	3.5(a)
EGS	2.1	Purchaser Public Certifications	3.6(a)
Enforceability Exceptions	3.2	Purchaser Recommendation	3.2
Environmental Permits	4.20(a)	Purchaser SEC Reports	3.6(a)
ERISA Affiliate	4.19(e)	Purchaser Special Meeting	5.12
Exchange Agent	1.12(a)	Purchaser Stockholder Approval Matters	5.12
Expenses	7.3	Redemption	3.5(c)
Extension	5.3(a)	Registration Statement	5.12
Extension Expenses	5.3(a)(iv)	Related Person	4.21
Extension Redemption	3.5(c)	Released Claims	8.1
Federal Securities Laws	5.7	Required Company Stockholder Approval	6.1(b)
Financing	5.19	Required Purchaser Stockholder Approval	6.1(a)
Final Purchaser Certificate of Incorporation	1.7(b)	Resolution Period	9.6
Incentive Plan	5.12	SEC SPAC Accounting Changes	3.6(a)
Interim Balance Sheet Date	4.7(b)	Signing Filing	5.14(b)
Interim Period	5.1(a)	Signing Press Release	5.14(b)
Interim Purchaser Certificate of Incorporation	1.7(a)	Specified Courts	9.7
Letter of Transmittal	1.12(a)	Surviving Corporation	1.1
Lock-Up Agreement	6.3(d)(vi)	Top Suppliers	4.24
Merger	Recitals	Transmittal Documents	1.12(b)
Merger Consideration	1.9	Voting Agreements	Recitals
Merger Sub	Preamble

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IN WITNESS WHEREOF, each Party hereto has caused this Agreement and Plan of Merger to be signed and delivered as of the date first written above.

The Purchaser:
BULL HORN HOLDINGS CORP.
By:	/s/ Christopher Calise
Name:	Christopher Calise
Title:	Chief Financial Officer
Merger Sub:
BH MERGER SUB, INC.
By:	/s/ Christopher Calise
Name:	Christopher Calise
Title:	Chief Financial Officer
The Company:
COEPTIS THERAPEUTICS, INC.
By:	/s/ David Mehalick
Name:	David Mehalick
Title:	President/CEO

[Signature Page to Merger Agreement]

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Exhibit A
FORM OF VOTING AND SUPPORT AGREEMENT

This Voting and Support Agreement (this “Agreement”) is made as of April 18, 2022, by and among (i) Bull Horn Holdings Corp., a British Virgin Islands business company (together with its successors, including after giving effect to the Domestication (as defined in the Merger Agreement (as defined below)), the “Purchaser”), (ii) Coeptis Therapeutics, Inc., a Delaware corporation (the “Company”), and (iii) the undersigned holder (“Holder”) of capital stock and/or securities convertible into capital stock of the Company. Any capitalized term used but not defined in this Agreement will have the meaning ascribed to such term in the Merger Agreement.

WHEREAS, on or about the date hereof, the Purchaser, the Company, and BH Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of the Purchaser (“Merger Sub”), entered into that certain Agreement and Plan of Merger (as amended from time to time in accordance with the terms thereof, the “Merger Agreement”), pursuant to which, among other matters, upon the consummation of the transactions contemplated thereby (the ‘Closing”), Merger Sub will merge with and into the Company, with the Company continuing as the surviving entity and a wholly-owned subsidiary of the Purchaser (the “Merger”), and as a result of which, all of the issued and outstanding capital stock of the Company as of immediately prior to the Effective Time shall no longer be outstanding and shall automatically be cancelled and shall cease to exist, in exchange for the right to receive the merger consideration as set forth in the Merger Agreement, all upon the terms and subject to the conditions set forth in the Merger Agreement and in accordance with the applicable provisions of the DGCL;

WHEREAS, it is a condition to the consummation of the Merger that, on or prior to the Closing Date, the holders of Company Preferred Stock shall either exchange or convert all of their issued and outstanding shares of Company Preferred Stock for shares of Company Common Stock at the applicable conversion ratio (including any accrued or declared but unpaid dividends) in accordance with the terms of the Merger Agreement (the “Company Preferred Stock Exchange”);

WHEREAS, the Board of Directors of the Company has (a) approved and declared advisable the Merger Agreement, the Ancillary Documents, the Merger and the other transactions contemplated by any such documents (collectively, the “Transactions”), (b) determined that the Transactions are fair to and in the best interests of the Company and its stockholders (the “Company Stockholders”) and (c) recommended the approval and the adoption by each of the Company Stockholders of the Merger Agreement, the Ancillary Documents, the Merger, the Company Preferred Stock Exchange and the other Transactions; and

WHEREAS, as a condition to the willingness of the Purchaser to enter into the Merger Agreement, and as an inducement and in consideration therefor, and in view of the valuable consideration to be received by Holder thereunder, and the expenses and efforts to be undertaken by the Purchaser and the Company to consummate the Transactions, the Purchaser, the Company and Holder desire to enter into this Agreement in order for Holder to provide certain assurances to the Purchaser regarding the manner in which Holder is bound hereunder to vote any shares of capital stock of the Company which Holder beneficially owns, acquires, holds or otherwise has voting power (the “Shares”) during the period from and including the date hereof through and including the date on which this Agreement is terminated in accordance with its terms (the “Voting Period”) with respect to the Merger Agreement, the Company Preferred Stock Exchange, the Merger, the Ancillary Documents and the Transactions.

NOW, THEREFORE, in consideration of the premises set forth above, which are incorporated in this Agreement as if fully set forth below, and intending to be legally bound hereby, the parties hereby agree as follows:

1. Covenant to Vote in Favor of Transactions. Holder agrees, with respect to all of the Shares (and, in the case of Section 1(b) and Section 1(f), all of the Securities (as defined below)):

(a) during the Voting Period, at each meeting of the Company Stockholders or any class or series thereof, and in each written consent or resolutions of any of the Company Stockholders in which Holder is entitled to vote or consent, Holder hereby unconditionally and irrevocably agrees to be present for such meeting and vote (in person or by proxy), or consent to any action by written consent or resolution with respect to, as applicable, the Shares (i) in favor of, and adopt, the Merger, the Company Preferred Stock Exchange, the Merger Agreement, the Ancillary Documents, any amendments to the Company’s Organizational Documents, and all of the other Transactions (and any actions required in furtherance thereof), (ii) in favor of the other matters set forth in the Merger Agreement, and (iii) to vote the Shares in opposition to: (A) any Acquisition Proposal and any and all other proposals (x) for the

Annex A-63

acquisition of the Company, (y) that could reasonably be expected to delay or impair the ability of the Company to consummate the Merger, the Company Preferred Stock Exchange, the Merger Agreement or any of the Transactions, or (z) which are in competition with or materially inconsistent with the Merger Agreement or the Ancillary Documents; (B) other than as contemplated by the Merger Agreement, any material change in (x) the present capitalization of the Company or any amendment of the Company’s Organizational Documents or (y) the Company’s corporate structure or business; or (C) any other action or proposal involving any Target Company that is intended, or would reasonably be expected, to prevent, impede, interfere with, delay, postpone or adversely affect in any material respect the Transactions or would reasonably be expected to result in any of the conditions to the Closing under the Merger Agreement not being fulfilled;

(b) to execute and deliver all related documentation and take such other action in support of the Merger, the Company Preferred Stock Exchange, the Merger Agreement, any Ancillary Documents and any of the Transactions, as shall reasonably be requested by the Company or the Purchaser in order to carry out the terms and provision of this Section 1, including (i) execution and delivery to the Company of a Letter of Transmittal and the Transmittal Documents, (ii) if applicable, delivery of Holder’s Company stock certificates, duly endorsed for transfer, to the Company or the Exchange Agent, as applicable, and any similar or related documents and such other documents as may be reasonably requested by the Company, the Purchaser or the Exchange Agent, as applicable, (iii) if applicable, delivery of instrument(s) contemplating the conversion or exchange of any other Company Convertible Securities of Holder, as applicable, for shares of Company Common Stock (or other similar documentation reasonably requested by the Purchaser, the Company or the Exchange Agent), (iv) any actions by written consent of the Company Stockholders presented to Holder, and (v) any applicable Ancillary Documents (including, if applicable, a Lock-Up Agreement and a Non-Competition Agreement), customary instruments of conveyance and transfer, and any consent, waiver, governmental filing, and any similar or related documents;

(c) except for transfers expressly permitted by, and effected in accordance with, Section 3(b), not to deposit, and to cause their Affiliates not to deposit, except as provided in this Agreement, any Shares owned by Holder or his/her/its Affiliates in a voting trust or subject any Shares to any arrangement or agreement with respect to the voting of such Shares, unless specifically requested to do so by the Company and the Purchaser in connection with the Merger Agreement, the Ancillary Documents and any of the Transactions;

(d) except as contemplated by the Merger Agreement or the Ancillary Documents, make, or in any manner participate in, directly or indirectly, a “solicitation” of “proxies” or consents (as such terms are used in the rules of the SEC) or powers of attorney or similar rights to vote, or seek to advise or influence any Person with respect to the voting of, any shares of the Company capital stock in connection with any vote or other action with respect to the Transactions, other than to recommend that stockholders of the Company vote in favor of adoption of the Merger Agreement and the Transactions and any other proposal the approval of which is a condition to the obligations of the parties under the Merger Agreement (and any actions required in furtherance thereof and otherwise as expressly provided by Section 1 of this Agreement);

(e) to refrain from exercising any dissenters’ rights or rights of appraisal under applicable Law at any time with respect to the Merger, the Merger Agreement, the Ancillary Documents and any of the Transactions, including pursuant to the DGCL; and

(f) without limiting Sections 1(a) and 1(b) above, to: (i) approve and consent to and with respect to any Company Preferred Stock held by Holder, participate in the Company Preferred Stock Exchange and convert all shares of Company Preferred Stock held by Holder for shares of Company Common Stock at the applicable conversion ratio (including any accrued or declared but unpaid dividends) as set forth in the Company Charter in accordance with the terms of the Merger Agreement.

2. Grant of Proxy. During the Voting Period, Holder, with respect to all of the Shares, hereby irrevocably grants to, and appoints, the Purchaser and any designee of the Purchaser (determined in the Purchaser’s sole discretion) as Holder’s attorney-in-fact and proxy, with full power of substitution and resubstitution, for and in Holder’s name, to vote, or cause to be voted (including by proxy or written consent, if applicable) any Shares owned (whether beneficially or of record) by Holder, solely on the matters and in the manner specified in Section 1 above. The proxy granted by Holder pursuant to this Section 2 is irrevocable and is granted in consideration of the Purchaser entering into this Agreement and the Merger Agreement and incurring certain related fees and expenses. Holder hereby affirms that such irrevocable proxy is coupled with an interest by reason of the Merger Agreement and, except upon the termination of this Agreement in accordance with Section 5(a), is intended to be irrevocable. Holder agrees, until this Agreement is terminated in accordance with Section 5(a), to vote its Shares in accordance with Section 1 above.

Annex A-64

3. Other Covenants.

(a) No Transfers. Holder agrees that during the Voting Period it shall not, and shall cause its Affiliates not to, without the Purchaser’s prior written consent, (A) offer for sale, sell (including short sales), transfer, tender, pledge, encumber, assign or otherwise dispose of (including by gift) (collectively, a “Transfer”), or enter into any contract, option, derivative, hedging or other agreement or arrangement or understanding (including any profit-sharing arrangement) with respect to, or consent to, a Transfer of, any or all of the Securities (as defined below); (B) grant any proxies or powers of attorney with respect to any or all of the Securities; (C) permit to exist any lien of any nature whatsoever (other than those imposed by this Agreement, applicable securities Laws or the Company’s Organizational Documents, as in effect on the date hereof) with respect to any or all of the Securities; or (D) take any action that would have the effect of preventing, impeding, interfering with or adversely affecting Holder’s ability to perform its obligations under this Agreement. The Company hereby agrees that it shall not permit any Transfer of the Securities in violation of this Agreement. Holder agrees with, and covenants to, the Purchaser that Holder shall not request that the Company register the Transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any Security during the term of this Agreement without the prior written consent of the Purchaser, and the Company hereby agrees that it shall not effect any such Transfer. [Notwithstanding anything to the contrary contained in this Section 3(a), the Purchaser and the Company hereby agree that during the Voting Period, Holder may Transfer up to an aggregate of three hundred thousand (300,000) shares of Company Common Stock in open market transactions without the consent of the Purchaser or the Company or the requirement that any of the transferees thereof become party to or bound by the terms of this Agreement.]1

(b) Permitted Transfers. Section 3(a) shall not prohibit a Transfer of Shares by Holder (i) to any family member or trust for the benefit of any family member, (ii) to any stockholder, member or partner of Holder, if an entity, (iii) to any Affiliate of Holder, or (iv) to any person or entity if and to the extent required by any non-consensual Order, by divorce decree or by will, intestacy or other similar applicable Law, so long as, in the case of the foregoing clauses (i), (ii), (iii) and (iv), the assignee or transferee agrees to be bound by the terms of this Agreement and executes and delivers to the parties hereto a written consent and joinder memorializing such agreement. During the term of this Agreement, the Company will not register or otherwise recognize the transfer (book-entry or otherwise) of any Shares or any certificate or uncertificated interest representing any of Holder’s Shares, except as permitted by, and in accordance with, this Section 3(b).

(c) Changes to Securities. In the event of a stock dividend or distribution, or any change in the shares of capital stock of the Company by reason of any stock dividend or distribution, stock split, recapitalization, combination, conversion, exchange of shares or the like, the term “Securities” shall be deemed to refer to and include the Securities as well as all such stock dividends and distributions and any securities into which or for which any or all of the Securities may be changed or exchanged or which are received in such transaction. Holder agrees during the Voting Period to notify the Purchaser and the Company promptly in writing of the number and type of any changes to Holder’s ownership of or voting control with respect to Securities, upon Holder’s acquisition or commitment to acquire any additional Securities or upon any other changes involving Holder relating to capital stock or securities convertible or exercisable for capital stock of the Company.

(d) Compliance with Merger Agreement. Holder agrees to not during the Voting Period take or agree or commit to take any action that knowingly would make any representation and warranty of Holder contained in this Agreement inaccurate in any material respect. Holder further agrees that it shall use its commercially reasonable efforts to cooperate with the Purchaser to effect the Merger, the Company Preferred Stock Exchange, all other Transactions, the Merger Agreement, the Ancillary Documents and the provisions of this Agreement.

(e) Registration Statement. During the Voting Period, Holder agrees to provide to the Purchaser, the Company and their respective Representatives any information regarding Holder or the Securities that is reasonably requested by the Purchaser, the Company or their respective Representatives for inclusion in the Registration Statement.

(f) Publicity. Holder shall not issue any press release or otherwise make any public statements with respect to the Transactions or the transactions contemplated herein without the prior written approval of the Company and the Purchaser. Holder hereby authorizes the Company and the Purchaser to publish and disclose in any announcement or disclosure required by the SEC, Nasdaq or the Registration Statement (including all documents and schedules filed with the SEC in connection with the foregoing), Holder’s identity and ownership of the Securities and the nature of Holder’s commitments and agreements under this Agreement, the Merger Agreement and any other Ancillary Documents.

____________

1       Only for Lisa Pharma LLC and Lena Pharma LLC.

Annex A-65

4. Representations and Warranties of Holder. Holder hereby represents and warrants to the Purchaser and the Company as follows:

(a) Binding Agreement. Holder (i) if a natural person, is of legal age to execute this Agreement and is legally competent to do so and (ii) if not a natural person, is (A) a corporation, limited liability company, company or partnership duly organized and validly existing under the laws of the jurisdiction of its organization and (B) has all necessary power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. If Holder is not a natural person, the execution and delivery of this Agreement, the performance of its obligations hereunder and the consummation of the transactions contemplated hereby by Holder has been duly authorized by all necessary corporate, limited liability or partnership action on the part of Holder, as applicable. This Agreement, assuming due authorization, execution and delivery hereof by the other parties hereto, constitutes a legal, valid and binding obligation of Holder, enforceable against Holder in accordance with its terms (except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditor’s rights, and to general equitable principles). Holder understands and acknowledges that the Purchaser is entering into the Merger Agreement in reliance upon the execution and delivery of this Agreement by Holder.

(b) Ownership of Securities. As of the date hereof, Holder has beneficial ownership over the type and number of the Shares and, to the extent applicable, the other securities issued by the Company set forth under Holder’s name on the signature page hereto (collectively, the “Securities”), is the lawful owner of such Securities, has the sole power to vote or cause to be voted such Securities (to the extent such Securities have associated voting rights), and has good and valid title to such Securities, free and clear of any and all pledges, mortgages, encumbrances, charges, proxies, voting agreements, liens, adverse claims, options, security interests and demands of any nature or kind whatsoever, other than those imposed by this Agreement, applicable securities Laws or the Company’s Organizational Documents, as in effect on the date hereof. There are no claims for finder’s fees or brokerage commission or other like payments in connection with this Agreement or the transactions contemplated hereby payable by Holder pursuant to arrangements made by Holder. Except for the Shares and other securities of the Company set forth under Holder’s name on the signature page hereto, as of the date of this Agreement, Holder is not a beneficial owner or record holder of any: (i) equity securities of the Company, (ii) securities of the Company having the right to vote on any matters on which the holders of equity securities of the Company may vote or which are convertible into or exchangeable for, at any time, equity securities of the Company or (iii) options, warrants or other rights to acquire from the Company any equity securities or securities convertible into or exchangeable for equity securities of the Company.

(c) No Conflicts. No filing with, or notification to, any Governmental Authority, and no consent, approval, authorization or permit of any other person is necessary for the execution of this Agreement by Holder, the performance of its obligations hereunder or the consummation by it of the transactions contemplated hereby. None of the execution and delivery of this Agreement by Holder, the performance of its obligations hereunder or the consummation by it of the transactions contemplated hereby shall (i) conflict with or result in any breach of the certificate of incorporation, bylaws or other comparable organizational documents of Holder, if applicable, (ii) result in, or give rise to, a violation or breach of or a default under any of the terms of any Contract or obligation to which Holder is a party or by which Holder or any of the Securities or its other assets may be bound, or (iii) violate any applicable Law or Order, except for any of the foregoing in clauses (i) through (iii) as would not reasonably be expected to impair Holder’s ability to perform its obligations under this Agreement in any material respect.

(d) No Inconsistent Agreements. Holder hereby covenants and agrees that, except for this Agreement, Holder (i) has not entered into, nor will enter into at any time while this Agreement remains in effect, any voting agreement or voting trust with respect to the Securities inconsistent with Holder’s obligations pursuant to this Agreement, (ii) has not granted, nor will grant at any time while this Agreement remains in effect, a proxy, a consent or power of attorney with respect to the Securities and (iii) has not entered into any agreement or knowingly taken any action (nor will enter into any agreement or knowingly take any action) that would make any representation or warranty of Holder contained herein untrue or incorrect in any material respect or have the effect of preventing Holder from performing any of its material obligations under this Agreement.
Annex A-66

5. Miscellaneous.

(a) Termination. Notwithstanding anything to the contrary contained herein, this Agreement shall automatically terminate, and none of the Purchaser, the Company or Holder shall have any rights or obligations hereunder, upon the earliest to occur of (i) the mutual written consent of the Purchaser, the Company and Holder, (ii) the Effective Time (following the performance of the obligations of the parties hereunder required to be performed at or prior to the Effective Time), and (iii) the date of termination of the Merger Agreement in accordance with its terms. The termination of this Agreement shall not prevent any party hereunder from seeking any remedies (at law or in equity) against another party hereto or relieve such party from liability for such party’s breach of any terms of this Agreement. Notwithstanding anything to the contrary herein, the provisions of this Section 5(a) shall survive the termination of this Agreement.

(b) Binding Effect; Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns. This Agreement and all obligations of Holder are personal to Holder and may not be assigned, transferred or delegated by Holder at any time without the prior written consent of the Purchaser and the Company, and any purported assignment, transfer or delegation without such consent shall be null and void ab initio. Each of the Company and the Purchaser may freely assign any or all of its rights under this Agreement, in whole or in part, to any successor entity (whether by merger, consolidation, equity sale, asset sale or otherwise) without obtaining the consent or approval of Holder.

(c) Third Parties. Nothing contained in this Agreement or in any instrument or document executed by any party in connection with the transactions contemplated hereby shall create any rights in, or be deemed to have been executed for the benefit of, any person that is not a party hereto or thereto or a successor or permitted assign of such a party.

(d) Governing Law; Jurisdiction. This Agreement and any dispute or controversy arising out of or relating to this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflict of law principles thereof. All Actions arising out of or relating to this Agreement shall be heard and determined exclusively in any state or federal court located in Wilmington, Delaware (or in any appellate courts thereof) (the “Specified Courts”). Each party hereto hereby (i) submits to the exclusive jurisdiction of any Specified Court for the purpose of any Action arising out of or relating to this Agreement brought by any party hereto and (ii) irrevocably waives, and agrees not to assert by way of motion, defense or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement or the transactions contemplated hereby may not be enforced in or by any Specified Court. Each party agrees that a final judgment in any Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each party irrevocably consents to the service of the summons and complaint and any other process in any other action or proceeding relating to the transactions contemplated by this Agreement, on behalf of itself, or its property, by personal delivery of copies of such process to such party at the applicable address set forth or referred to in Section 5(g). Nothing in this Section 5(d) shall affect the right of any party to serve legal process in any other manner permitted by applicable law.

(e) WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO (i) CERTIFIES THAT NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SEEK TO ENFORCE THAT FOREGOING WAIVER AND (ii) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5(e).

(f) Interpretation. The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting this Agreement. In this Agreement, unless the context otherwise requires: (i) any pronoun used shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (ii) the term “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding or succeeding such

Annex A-67

term and shall be deemed in each case to be followed by the words “without limitation”; (iii) the words “herein,” “hereto,” and “hereby” and other words of similar import shall be deemed in each case to refer to this Agreement as a whole and not to any particular section or other subdivision of this Agreement; and (iv) the term “or” means “and/or”. The parties have participated jointly in the negotiation and drafting of this Agreement. Consequently, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

(g) Notices. All notices, consents, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered (i) in person, (ii) by facsimile or other electronic means (including email), with affirmative confirmation of receipt, (iii) one Business Day after being sent, if sent by reputable, nationally recognized overnight courier service or (iv) three (3) Business Days after being mailed, if sent by registered or certified mail, pre-paid and return receipt requested, in each case to the applicable party at the following addresses (or at such other address for a party as shall be specified by like notice):

If to the Purchaser, to: Bull Horn Holdings Corp. 801 S. Pointe Drive, Suite TH-1 Miami Beach, Florida 33139 Attn: Robert Striar, CEO Telephone No.: (305) 671-3341 Email: stri@bullhornse.com with a copy (which will not constitute notice) to:

Ellenoff Grossman & Schole LLP
1345 Avenue of the Americas, 11th Floor
New York, New York 10105
Attn:       Stuart Neuhauser, Esq.;

               Matthew A. Gray, Esq.
Facsimile No.: (212) 370-7889
Telephone No.: (212) 370-1300
Email:     sneuhauser@egsllp.com;

        mgray@egsllp.com

If to the Company, to:

Coeptis Therapeutics, Inc.
105 Bradford Road, Suite 420
Wexford, Pennsylvania 15090
Attn: David Mehalick, CEO
Facsimile No.: (724) 268-4118
Telephone No.: (724) 934-6467
Email: dave.mehalick@coeptispharma.com

with a copy (which will not constitute notice) to:

Meister Seelig & Fein LLP
125 Park Avenue, 7th Floor
New York, New York 10017
Attn: Denis A. Dufresne, Esq.
Facsimile No.: (212) 655-3535
Telephone No.: (212) 655-3500
Email: dad@msf-law.com

If to Holder, to: the address set forth under Holder’s name on the signature page hereto, with a copy (which will not constitute notice) to, if not the party sending the notice, each of the Company and the Purchaser (and each of their copies for notices hereunder).

(h) Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively) only with the written consent of the Purchaser, the Company and the Holder. No failure or delay by a party in exercising any right hereunder shall operate as a waiver thereof. No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision.

(i) Severability. In case any provision in this Agreement shall be held invalid, illegal or unenforceable in a jurisdiction, such provision shall be modified or deleted, as to the jurisdiction involved, only to the extent necessary to render the same valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby nor shall the validity, legality or enforceability of such provision be affected thereby in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties will substitute for any invalid, illegal or unenforceable provision a suitable and equitable provision that carries out, so far as may be valid, legal and enforceable, the intent and purpose of such invalid, illegal or unenforceable provision.

Annex A-68

(j) Specific Performance. Holder acknowledges that its obligations under this Agreement are unique, recognizes and affirms that in the event of a breach of this Agreement by Holder, money damages will be inadequate and the Company and the Purchaser will not have adequate remedy at law, and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by Holder in accordance with their specific terms or were otherwise breached. Accordingly, the Company and the Purchaser shall be entitled to an injunction or restraining order to prevent breaches of this Agreement by Holder and to enforce specifically the terms and provisions hereof, without the requirement to post any bond or other security or to prove that money damages would be inadequate, this being in addition to any other right or remedy to which such party may be entitled under this Agreement, at law or in equity.

(k) Expenses. Each party shall be responsible for its own fees and expenses (including the fees and expenses of investment bankers, accountants and counsel) in connection with the entering into of this Agreement, the performance of its obligations hereunder and the consummation of the transactions contemplated hereby; provided, that in the event of any Action arising out of or relating to this Agreement, the non-prevailing party in any such Action will pay its own expenses and the reasonable documented out-of-pocket expenses, including reasonable attorneys’ fees and costs, reasonably incurred by the prevailing party.

(l) No Partnership, Agency or Joint Venture. This Agreement is intended to create a contractual relationship among Holder, the Company and the Purchaser, and is not intended to create, and does not create, any agency, partnership, joint venture or any like relationship among the parties hereto or among any other Company shareholders entering into voting agreements with the Company or the Purchaser. Holder is not affiliated with any other holder of securities of the Company entering into a voting agreement with the Company or the Purchaser in connection with the Merger Agreement and has acted independently regarding its decision to enter into this Agreement. Nothing contained in this Agreement shall be deemed to vest in the Company or the Purchaser any direct or indirect ownership or incidence of ownership of or with respect to any Securities.

(m) Further Assurances. From time to time, at another party’s request and without further consideration, each party shall execute and deliver such additional documents and take all such further action as may be reasonably necessary or desirable to consummate the transactions contemplated by this Agreement.

(n) Entire Agreement. This Agreement (together with the Merger Agreement to the extent referred to herein) constitutes the full and entire understanding and agreement among the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties is expressly canceled; provided, that, for the avoidance of doubt, the foregoing shall not affect the rights and obligations of the parties under the Merger Agreement or any Ancillary Document. Notwithstanding the foregoing, nothing in this Agreement shall limit any of the rights or remedies of the Purchaser or any of the obligations of Holder under any other agreement between Holder and the Purchaser or any certificate or instrument executed by Holder in favor of the Purchaser, and nothing in any other agreement, certificate or instrument shall limit any of the rights or remedies of the Purchaser or any of the obligations of Holder under this Agreement.

(o) Counterparts; Facsimile. This Agreement may be executed in multiple counterparts (including by facsimile or pdf or other electronic document transmission), each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

Annex A-69

IN WITNESS WHEREOF, the parties have executed this Voting and Support Agreement as of the date first written above.

The Purchaser:
Bull Horn Holdings Corp.
By:
Name:
Title:
The Company:
Coeptis Therapeutics, Inc.
By:
Name:
Title:

{Signature Page to Voting Agreement}

Annex A-70

IN WITNESS WHEREOF, the parties have executed this Voting and Support Agreement as of the date first written above.

Holder:

[________________________]

By:
Name:
Title:

Number and Type of Securities:

Company Stock

__________ shares of Company Common Stock

__________ shares of Series B Convertible Preferred Stock of the Company

Other Company Securities

_______________________________________ number/amount and shares (including the specific type) into which securities are convertible or exercisable, as applicable.

Address for Notice:

Address:_______________________________

______________________________________

______________________________________

Facsimile No.:__________________________

Telephone No.:_________________________

Email:________________________________

{Signature Page to Voting Agreement}

Annex A-71

Annex B

CERTIFICATE OF INCORPORATION

OF

BULL HORN HOLDINGS CORP.

Article I. NAME OF CORPORATION

Section 1.01        The name of the corporation is Bull Horn Holdings Corp. (the “Corporation”).

Article II. PURPOSE

Section 2.01         The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law (the “DGCL”). In addition to the powers and privileges conferred upon the Corporation by law and those incidental thereto, the Corporation shall possess and may exercise all the powers and privileges that are necessary or convenient to the conduct, promotion or attainment of the business or purposes of the Corporation including, but not limited to, effecting a Business Combination (as defined in Article XIII).

Article III. REGISTERED AGENT

Section 3.01        The address of the registered office of the Corporation in the State of Delaware is 251 Little Falls Drive, in the City of Wilmington, New Castle County, Delaware 19808, and the name of the Corporation’s registered agent at such address is Corporation Service Company.

Section 3.02        The Corporation shall also have and maintain an office or principal place of business at such place as may be fixed by the Board of Directors (the “Board”), and may also have offices at such other places, both within and without the State of Delaware, as the Board may from time to time determine or the business of the corporation may require.

Article IV. CAPITALIZATION

Section 4.01        Authorized Capital Stock. The total number of shares of all classes of capital stock which the Corporation is authorized to issue is [_________] shares, consisting of (a) [_____________] shares of common stock, par value $0.0001 per share (the “Common Stock”), and (b) 10,000,000 shares of preferred stock, par value $0.0001 per share (the “Preferred Stock”).

Section 4.02        Preferred Stock. Subject to Article X hereof, without prejudice to any special rights previously conferred on the holders of any existing Preferred Stock, the Board is hereby expressly authorized to provide out of the unissued shares of the Preferred Stock for one or more series of Preferred Stock and to establish from time to time the number of shares to be included in each such series and to fix the voting rights, if any, designations, powers, preferences and relative, participating, optional, special and other rights, if any, of each such series and any qualifications, limitations and restrictions thereof, as shall be stated in the resolution or resolutions adopted by the Board providing for the issuance of such series and included in a certificate of designation (a “Preferred Stock Designation”) filed pursuant to the DGCL, and the Board is hereby expressly vested with the authority to the full extent provided by law, now or hereafter, to adopt any such resolution or resolutions.

Section 4.03        Common Stock.

(a)      The Board is hereby expressly authorized to provide for the issuance of shares of Common Stock from time to time. Except as may otherwise be provided in this Certificate of Incorporation (including any certificate filed with the Secretary of State of the State of Delaware establishing the terms of a series of Preferred Stock in accordance with Section 4.02), each holder of Common Stock shall be entitled to one vote for each share of Common Stock held of record by such holder on each matter properly submitted to the stockholders on which the holders of the Common Stock are entitled to vote. Except as otherwise required by law or this Certificate of Incorporation, or in any Preferred Stock Designation, at any annual or special meeting of the stockholders of the Corporation, the holders of the Common Stock shall have the exclusive right to vote for the election of directors and on all other matters properly submitted to a vote of the stockholders. Notwithstanding the foregoing, except as otherwise required by law or this

Annex B-1

Certificate of Incorporation, or in a Preferred Stock Designation, the holders of the Common Stock shall not be entitled to vote on any amendment to this Certificate of Incorporation or any amendment to any Preferred Stock Designation that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Certificate of Incorporation or any Preferred Stock Designation.

(b)      Subject to applicable law, the rights, if any, of the holders of any outstanding series of the Preferred Stock and the provisions of Article X and any other provisions of this Certificate of Incorporation (as amended), the holders of Common Stock shall be entitled to receive such dividends and other distributions (payable in cash, property or capital stock of the Corporation) when, as and if declared thereon by the Board from time to time out of any assets or funds of the Corporation legally available therefor, and shall share equally on a per share basis in such dividends and distributions.

(c)       Subject to applicable law, the rights, if any, of the holders of any outstanding series of the Preferred Stock and the provisions of Article X and any other provisions of this Certificate of Incorporation (as amended), in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation, the holders of the Common Stock shall be entitled to receive all the remaining assets of the Corporation available for distribution to its stockholders, ratably in proportion to the number of shares of the Common Stock held by them.

Section 4.04        Rights and Options. The Corporation has the authority to create and issue rights, warrants and options or convertible securities entitling the holders thereof to subscribe for, purchase or receive shares of any class or series of the Corporation’s capital stock or other securities of the Corporation, and such rights, warrants and options shall be evidenced by instrument(s) approved by the Board. The Board is hereby expressly authorized to set the exercise price, duration, times for exercise and other terms and conditions of such rights, warrants or options; provided, however, that the consideration to be received for any shares of capital stock subject thereto may not be less than the par value thereof.

Section 4.05        Variation of Rights.

(a)      Unless the proposed variation is for the purposes of approving, or in conjunction with, the consummation of a Business Combination, prior to a Business Combination but subject always to the limitations set out in Article X, the rights attached to the Common Stock as specified in Section 4.03 may only, whether or not the Corporation is being wound up, be varied by a resolution passed at a duly convened and constituted meeting of the stockholders of the Corporation holding Common Stock by the holders of at least sixty-five percent (65%) of the total number of shares of Common Stock that are present and have voted (and are entitled to vote thereon) in relation to such resolution at such meeting (or alternatively by a resolution consented to in writing by holders of sixty-five percent (65%) of the votes of all shares of Common Stock entitled to vote thereon), unless otherwise provided by the terms of issue of such class.

(b)      In the case of a proposed variation that (a) is for the purposes of approving, or in conjunction with, the consummation of a Business Combination; or (b) is after the consummation of a Business Combination, the rights attached to the Common Stock as specified in Section 4.03 may only, whether or not the Corporation is being wound up, be varied by a resolution passed at a duly convened and constituted meeting of the stockholder of the Corporation holding stockholders of Common Stock by the holders of more than fifty percent (50%) of the total number of shares of Common Stock that are present and have voted (and are entitled to vote thereon) in relation to such resolution at such meeting (or alternatively by a resolution consented to in writing by holders of more than fifty percent (50%) of the votes of all shares of Common Stock entitled to vote thereon), unless otherwise provided by the terms of issue of such class.

(c)      The rights attached to any class of Preferred Stock in issue as specified in Section 4.01 may only, whether or not the Corporation is being wound up, be varied by a resolution passed at a duly convened and constituted meeting of the stockholders of the Corporation holding shares of Preferred Stock in such class by the holders of more than fifty percent (50%) of the shares of Preferred Stock of that same class present and voting (and entitled to vote thereon) in relation to such resolution at such meeting (or alternatively by a resolution consented to in writing by holders of more than fifty percent (50%) of the votes of all shares of Preferred Stock of the relevant class entitled to vote thereon), unless otherwise provided by the terms of issue of such class.

Annex B-2

(d)      The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith.

Section 4.06        Fractional Shares. The Corporation may at the discretion of the Board, but shall not otherwise be obliged to, issue fractional shares or round up or down fractional holdings of shares to its nearest whole number and a fractional share (if authorized by the Board) may have the corresponding fractional rights, obligations and liabilities of a whole share of the same class or series of shares.

Article V. Incorporator

Section 5.01        Name and Address of the Incorporator. The name and mailing address of the sole incorporator of the Corporation are as follows:

Name	Address
[__________]	[_____________]

Article VI. BOARD OF DIRECTORS

Section 6.01 Powers of the Board. The business and affairs of the Corporation shall be managed by, or under the direction of, the Board. In addition to the powers and authority expressly conferred upon the Board by statute, this Certificate of Incorporation or the Bylaws (“Bylaws”) of the Corporation, the Board is hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the DGCL, this Certificate of Incorporation and any Bylaws adopted by the stockholders.

Section 6.02        Number, Election and Term.

(a)      The minimum number of directors of the Corporation shall be one and there shall be no maximum number of directors. The number of directors, other than those who may be elected by the holders of one or more series of the Preferred Stock voting separately by class or series, shall be fixed from time to time pursuant to a resolution adopted by a majority of the Board.

(b)      Subject to Section 6.05 hereof, the directors of the Corporation shall be divided into two classes designated Class I and Class II. Each class shall consist, as nearly as may be possible, of one-half of the total number of directors constituting the entire Board. The Board may assign members of the Board already in office at the time of effectiveness of this Certificate of Incorporation (the “Effective Time”) to such classes. The Class I directors shall stand elected for a term expiring at the Corporation’s first annual stockholder meeting following the Effective Time and the Class II directors shall stand elected for a term expiring at the Corporation’s second annual stockholder meeting following the Effective Time. At each annual meeting of the stockholders of the Corporation following the Effective Time, successors to the class of directors whose term expires at that annual meeting shall be elected for a term of office to expire at the second annual stockholder meeting following their election, subject to their earlier death, resignation or removal. Except as DGCL or any applicable law may otherwise require, in the interim between an annual stockholder meeting or general meeting called for the election of directors and/or the removal of one or more directors any vacancy on the Board, may be filled by the majority vote of the remaining directors.

(c)      Subject to Section 6.05 hereof, a director shall hold office until the annual meeting for the year in which his or her term expires and until his or her successor has been elected and qualified, subject, however, to such director’s earlier death, resignation, retirement, disqualification or removal (provided that no director may be removed by majority of the stockholders prior to the consummation of the initial Business Combination).

(d)      Unless and except to the extent that the Bylaws shall so require, the election of directors need not be by written ballot.

Section 6.03         Newly Created Directorships and Vacancies. Subject to Section 6.05 hereof, newly created directorships resulting from an increase in the number of directors and any vacancies on the Board resulting from death, resignation, retirement, disqualification, removal or other cause may be filled solely by a majority vote of the remaining directors then in office, even if less than a quorum, or by a sole remaining director (and not by stockholders),

Annex B-3

and any director so chosen shall hold office for the remainder of the full term of the class of directors to which the new directorship was added or in which the vacancy occurred and until his or her successor has been elected and qualified, subject, however, to such director’s earlier death, resignation, retirement, disqualification or removal.

Section 6.04         Removal. Subject to Section 6.05 hereof, at any time any or all of the directors may be removed from office with or without cause by the affirmative vote of holders of a majority of the then-outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

Section 6.05         Preferred Stock—Directors. Notwithstanding any other provision of this Article VI, and except as otherwise required by law, whenever the holders of one or more series of the Preferred Stock shall have the right, voting separately by class or series, to elect one or more directors, the term of office, the filling of vacancies, the removal from office and other features of such directorships shall be governed by the terms of such series of the Preferred Stock as set forth in this Certificate of Incorporation or any Preferred Stock Designation and such directors shall not be included in any of the classes created pursuant to this Article VI unless expressly provided by such terms.

Article VII. BYLAWS

Section 7.01        Bylaws. In furtherance and not in limitation of the powers conferred upon it by law, the Board and the stockholders shall have the power to adopt, amend, alter or repeal the Bylaws as set out in Article XII below.

Article VIII. MEETINGS OF STOCKHOLDERS; ACTION BY WRITTEN CONSENT

Section 8.01        Meetings. Subject to the rights of the holders of any outstanding series of the Preferred Stock, and to the requirements of applicable law, special meetings of stockholders of the Corporation may be called only by the chairman of the Board, chief executive officer or president of the Corporation, or the Board pursuant to a resolution adopted by a majority of the Board, and the stockholders shall have no right to call a special meeting.

Section 8.02        Advance Notice. Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the Bylaws.

Section 8.03        Action by Written Consent. Any action required or permitted to be taken by the stockholders of the Corporation must be effected by a duly called annual or special meeting and may not be effected by the written consent of the stockholders.

Article IX. LIMITED LIABILITY; INDEMNIFICATION

Section 9.01        Limitation of Director Liability. No director of the Corporation shall have any personal liability to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or hereafter may be amended. Any amendment, repeal or modification of this Article IX, or the adoption of any provision of this Certificate of Incorporation inconsistent with this Article IX, shall not adversely affect any right or protection of a director of the Corporation with respect to any act or omission occurring prior to such amendment, repeal, modification or adoption. If the DGCL is amended after approval by the stockholders of this Article IX to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL as so amended.

Section 9.02        Indemnification and Advancement of Expenses.

(a)       To the fullest extent permitted by applicable law, as the same exists or may hereafter be amended, the Corporation shall indemnify and hold harmless each person who is or was made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”) by reason of the fact that he or she is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, other enterprise or non-profit entity, including service with respect to an employee benefit plan (an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent, or in any other capacity while serving as a director, officer, employee or agent, against all liability and loss suffered and expenses (including, without limitation, attorneys’

Annex B-4

fees, judgments, fines, ERISA excise taxes and penalties and amounts paid in settlement) reasonably incurred by such indemnitee in connection with such proceeding. The Corporation shall to the fullest extent not prohibited by applicable law pay the expenses (including attorneys’ fees) incurred by an indemnitee in defending or otherwise participating in any proceeding in advance of its final disposition; provided, however, that, to the extent required by applicable law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking, by or on behalf of the indemnitee, to repay all amounts so advanced if it shall ultimately be determined that the indemnitee is not entitled to be indemnified under this Section 9.02 or otherwise. The rights to indemnification and advancement of expenses conferred by this Section 9.02 shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators. Notwithstanding the foregoing provisions of this Section 9.02(a), except for proceedings to enforce rights to indemnification and advancement of expenses, the Corporation shall indemnify and advance expenses to an indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board.

(b)      The rights to indemnification and advancement of expenses conferred on any indemnitee by this Section 9.02 shall not be exclusive of any other rights that any indemnitee may have or hereafter acquire under law, this Certificate of Incorporation, the Bylaws, an agreement, vote of stockholders or disinterested directors, or otherwise.

(c)      Any repeal or amendment of this Section 9.02 by the stockholders of the Corporation or by changes in law, or the adoption of any other provision of this Certificate of Incorporation inconsistent with this Section 9.02, shall, unless otherwise required by law, be prospective only (except to the extent such amendment or change in law permits the Corporation to provide broader indemnification rights on a retroactive basis than permitted prior thereto), and shall not in any way diminish or adversely affect any right or protection existing at the time of such repeal or amendment or adoption of such inconsistent provision in respect of any proceeding (regardless of when such proceeding is first threatened, commenced or completed) arising out of, or related to, any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision.

(d)      This Section 9.02 shall not limit the right of the Corporation, to the extent and in the manner authorized or permitted by law, to indemnity and to advance expenses to persons other than indemnitees.

Article X. BUSINESS COMBINATION

Section 10.01      General.

(a)      The provisions of this Article X shall apply during the period commencing upon the Effective Time and terminating upon the consummation of the Corporation’s initial Business Combination and no amendment to this Article X shall be effective prior to the consummation of the initial Business Combination.

(b)      Unless a stockholder vote is required by law or the rules of the Nasdaq Stock Market, or, at the sole discretion of the Board, the Board determines to hold a stockholder vote for business or other reasons, the Corporation may enter into a Business Combination without submitting such Business Combination to its stockholders for approval.

(c)      Although not required, in the event that a stockholder vote is held, and a majority of the votes of the shares entitled to vote thereon which were present at the meeting to approve the Business Combination are voted for the approval of such Business Combination, the Corporation shall be authorized to consummate the Business Combination.

Section 10.02      Redemption Rights.

(a)      In the event that the Corporation fails to consummate a Business Combination by November 3, 2022 (the “Termination Date”), such failure shall trigger an automatic redemption of the Public Shares (an “Automatic Redemption Event”) and the Directors of the Corporation shall take all such action necessary (i) as promptly as reasonably possible but no more than five (5) business days thereafter to redeem the Public Shares or distribute the Trust Account to the holders of Public Shares in cash

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at a per-share amount equal to the applicable Per-Share Redemption Price; and (ii) as promptly as practicable, to cease all operations except for the purpose of making such distribution and any subsequent winding up of the Corporation’s affairs. In the event of an Automatic Redemption Event, only the holders of Public Shares shall be entitled to receive pro rata redeeming distributions from the Trust Account with respect to their Public Shares.

(b)      In the event that a Business Combination is consummated by the Corporation other than in connection with a stockholder vote under Section 10.01, the Corporation will, subject to as provided below, offer to redeem the Public Shares for cash in accordance with Rule 13e-4 and Regulation 14E of the Securities Exchange Act of 1934 (the “Exchange Act”) and subject to any limitations (including but not limited to cash requirements) set forth in the definitive transaction agreements related to the initial Business Combination (the “Tender Redemption Offer”), provided however that the Corporation shall not redeem those Shares held by the Initial Stockholders or their affiliates or the directors or officers of the Corporation pursuant to such Tender Redemption Offer, whether or not such holders accept such Tender Redemption Offer. The Corporation will file tender offer documents with the SEC prior to consummating the Business Combination which contain substantially the same financial and other information about the Business Combination and the redemption rights as would be required in a proxy solicitation pursuant to Regulation 14A of the Exchange Act. In accordance with the Exchange Act, the Tender Redemption Offer will remain open for a minimum of 20 business days and the Corporation will not be permitted to consummate its Business Combination until the expiry of such period. If in the event a stockholder holding Public Shares accepts the Tender Redemption Offer and the Corporation has not otherwise withdrawn the tender offer, the Corporation shall, promptly after the consummation of the Business Combination, pay such redeeming stockholder, on a pro rata basis, cash equal to the applicable Per-Share Redemption Price.

(c)      In the event that a stockholder vote is held to approve the Business Combination, then the Corporation will in connection with a Business Combination either:

(i)       notwithstanding any proxy solicitation in connection with any stockholder vote (to the extent one is required or determined to be held), conduct any required or agreed redemptions in connection with any proposed Business Combination solely pursuant to a Tender Redemption Offer on the same basis as is set out under Section 10.02(b) and on no other basis; or

(ii)      if the Board at its sole discretion elects, or if the Corporation is required to do so by any applicable law or the rules of the Nasdaq Stock Market (whether or not the Corporation is also conducting or required to conduct a Tender Redemption Offer in respect of the Business Combination), in connection with a proxy solicitation pursuant to Regulation 14A of the Exchange Act, offer to redeem the Public Shares (the “Proxy Redemption Offer”), other than those shares held by the Initial Stockholders or their affiliates or the directors or officers of the Corporation, regardless of whether such shares are voted for or against the Business Combination, for cash, on a pro rata basis, at a per-share amount equal to the applicable Per-Share Redemption Price; provided, that any such redeeming stockholder who either individually or together with any affiliate of his or any other person with whom he is acting in concert or as a “group” (as such term is defined under Section 13 of the Exchange Act) shall not be permitted to redeem more than fifteen percent (15%) of the total Public Shares sold in the IPO.

(d)      In the event the Board proposes any amendment to Article X or to any of the other rights of the Common Stock as set out in Section 4.04, but not for the purposes of approving or in conjunction with the consummation of, a Business Combination that would affect the substance or timing of the Corporation’s obligations as described in this Article X to pay or to offer to pay the Per-Share Redemption Price to any holder of the Public Shares (an “Amendment”) and such Amendment is (i) duly approved by a Resolution of Stockholders; and (ii) the amended Certificate of Incorporation reflecting such amendment is filed with the Secretary of State of Delaware, the Corporation will offer to redeem the Public Shares (other than those shares held by the Initial Stockholders or their affiliates or the directors or officers of the Corporation) to any stockholder for cash, on a pro rata basis, at a per-share amount equal to the applicable Per-Share Redemption Price (an “Amendment Redemption Event”).

Annex B-6

In no event will the Corporation consummate the Tender Redemption Offer or the Proxy Redemption Offer under Section 10.02(b) or 10.02(c)(ii) or an Amendment Redemption Event under Section 10.02(d) if such redemptions would cause the Corporation to have net tangible assets to be less than US$5,000,001 upon consummation of a Business Combination.

Section 10.03      Distributions from the Trust Account.

(a)      A holder of Public Shares shall be entitled to receive distributions from the Trust Account only in the event of an Automatic Redemption Event, an Amendment Redemption Event or in the event he accepts a Tender Redemption Offer or a Proxy Redemption Offer where the Business Combination is consummated. In no other circumstances shall a holder of Public Shares have any right or interest of any kind in or to the Trust Account. A holder of Public Shares that is an Initial Stockholder or its affiliate or a director or officer of the Corporation shall be entitled to receive distributions upon an Automatic Redemption Event. A holder of Public Shares shall be entitled to receive distributions from the Trust Account only as provided in Section 10.02. In no other circumstances shall a holder of Public Shares have any right or interest of any kind in or to distributions from the Trust Account.

(b)      Neither the Corporation nor any officer, director or employee of the Corporation will disburse any of the proceeds held in the Trust Account until the earlier of (i) a Business Combination, or (ii) an Automatic Redemption Event or in payment of the acquisition price for any shares which the Corporation elects to purchase, redeem or otherwise acquire in accordance with this Article X, in each case in accordance with the trust agreement governing the Trust Account; provided that interest earned on the Trust Account (as described in the Registration Statement) may be released from time to time to the Corporation to pay the Corporation’s tax obligations and up to US$50,000 of such interest may also be released from the Trust Account to pay any liquidation expenses of the Corporation if applicable.

(c)      Provided that in the event that the Corporation enters liquidation prior to or without having consummated a Business Combination then, in such circumstances, in the event that any surplus assets (the “Residual Assets”) of the Corporation remain following the Corporation’s having complied with its applicable obligations to redeem Public Shares and distribute the funds held in the Trust Account in respect of such redemptions, the Public Shares shall not have any right to receive any share of those Residual Assets which are held outside the Trust Account and such Residual Assets shall be distributed (on a pro rata basis) only in respect of those shares of Common Stock that are not Public Shares.

Section 10.04      Issuance of Shares or Other Securities. Prior to the consummation of the Corporation’s initial Business Combination, the Corporation shall not issue any additional shares of capital stock of the Corporation or any other securities that would entitle the holders thereof to receive funds from the Trust Account or vote on any Business Combination proposal.

Section 10.05      Transactions with Affiliates. The Business Combination must be approved by a majority of the independent members of the Board. In the event the Corporation enters into a Business Combination with a company that is affiliated with the Sponsor or any of the directors or officers of the Corporation, the Corporation will obtain an opinion from an independent investment banking firm or another independent entity that commonly renders valuation opinions on the type of Target Business the Corporation is seeking to acquire that such a Business Combination is fair to the holders of the Public Shares from a financial point of view.

Section 10.06      No Transactions with Other Blank Check Companies. The Corporation shall not enter into a Business Combination with another blank check company, as such term is defined in Rule 419 of the Securities Act of 1933, or a similar company with nominal operations.

ARTICLE XI. CORPORATE OPPORTUNITY

The doctrine of corporate opportunity, or any other analogous doctrine, shall not apply with respect to the Corporation or any of its officers or directors or in circumstances where the application of any such doctrine would conflict with any of his or her current or future fiduciary duties or contractual obligations.

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ARTICLE XII. AMENDMENT OF CERTIFICATE OF INCORPORATION AND BYLAWS

Section 12.01      No Amendment by Board. The Corporation may amend its Certificate of Incorporation or Bylaws by a Resolution of Stockholders or by a resolution adopted by a majority of the Board, provided that no amendment may be made by the Board:

(a)      to restrict the rights or powers of the stockholders to amend the Certificate of Incorporation or Bylaws;

(b)      to change the percentage of stockholders required to pass a Resolution of Stockholders to amend the Certificate of Incorporation or Bylaws;

(c)      in circumstances where the Certificate of Incorporation or Bylaws cannot be amended by the stockholders; or

(d)      to change Sections 4.02, 4.03, Article X and this Section 12.01.

Section 12.02      No Amendment by Resolution of Stockholders. Notwithstanding Section 12.01, no amendment may be made to the Certificate of Incorporation or Bylaws by a Resolution of Stockholders to amend:

(a)      Article X prior to the initial Business Combination that would affect the substance or timing of the Corporation’s obligations as described in Article X to pay or to offer to pay the Per-Share Redemption Price to any holder of the Public Shares unless the holders of the Public Shares are provided with the opportunity to redeem their Public Shares upon the approval of any such amendment in the manner and for the price as set forth in Article X; or

(b)      This Section 12.02 during the Target Business Acquisition Period.

ARTICLE XIII. DEFINITIONS AND INTERPRETATION

Business Combination means the initial acquisition by the Corporation, whether through a merger, share exchange, share reconstruction or amalgamation, asset or share acquisition, a contractual arrangement or other similar type of business combination transaction, with a Target Business at Fair Value.

Domestication means the re-domicile of the Corporation as a Delaware corporation in accordance with Section 388 of the DGCL, and Section 184 of the BVI Business Companies Act, 2004 whereupon the Corporation shall no longer be considered a company incorporated in the British Virgin Islands and which takes effectiveness upon the filing of this Certificate of Incorporation and the Certificate of Domestication with the Secretary of the State of Delaware.

Fair Value means a value that is equal to at least 80% of the balance in the Trust Account (excluding any taxes payable thereon) at the time of the execution of a definitive agreement for a Business Combination.

Initial Stockholder means the Sponsor, the directors and officers of the Corporation or their respective affiliates who held shares prior to the IPO.

IPO means the initial public offering of securities of the Corporation, which offering closed on November 3, 2020.

Per-Share Redemption Price means:

(a)      with respect to an Automatic Redemption Event, the aggregate amount then on deposit in the Trust Account (but net of taxes payable and less up to US$50,000 of any interest earned to pay liquidation expenses) divided by the number of then outstanding Public Shares;

(b)      with respect to an Amendment Redemption Event, the aggregate amount then on deposit in the Trust Account, including interest (but which interest shall be net of taxes payable), divided by the number of then outstanding Public Shares; or

(c)      with respect to either a Tender Redemption Offer or a Proxy Redemption Offer, the aggregate amount on deposit in the Trust Account on the date that is two business days prior to the consummation of the Business Combination, including interest (but net of taxes payable), divided by the number of then outstanding Public Shares.

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Public Shares means the ordinary shares of the Corporation issued in the IPO which are automatically converted into shares of Common Stock of the Corporation upon the effectiveness of Domestication.

Registration Statement means the Corporation’s registration statement on Form S-1 filed with the SEC as declared effective on October 27, 2020.

Resolution of Stockholders means:

(a)      prior to the consummation of a Business Combination in relation to any resolution seeking to amend or vary the rights of Common Stock (unless such amendment or variation is for the purposes or approving, or in conjunction with, the consummation of a Business Combination), either (x) a resolution approved at a duly convened and constituted meeting of the stockholders of the Corporation by the affirmative vote of the holders of at least sixty-five percent (65%) of the votes of the shares entitled to vote thereon which were present at the meeting and were voted, or (y) a resolution consented to in writing by holders of sixty-five percent of the votes of all shares entitled to vote thereon; or

(b)      in all other cases (including in relation to any resolution seeking to amend or vary the rights of Common Stock where such amendment or variation is for the purposes or approving, or in conjunction with, the consummation of a Business Combination), either (x) a resolution approved at a duly convened and constituted meeting of the stockholders of the Corporation by the affirmative vote of a majority of the votes of the shares entitled to vote thereon which were present at the meeting and were voted, or (y) a resolution consented to in writing by holders of a majority of the votes of all the shares entitled to vote thereon.

SEC means the United States Securities and Exchange Commission.

Sponsor means Bull Horn Holdings Sponsor LLC, a Delaware limited liability company.

Target Business means any business or entity with whom the Corporation wishes to undertake a Business Combination.

Target Business Acquisition Period means the period commencing from the effectiveness of the registration statement filed with the SEC in connection with the IPO up to and including the first to occur of (i) a Business Combination or (ii) the Termination Date.

Trust Account means mean the trust account established by the Corporation prior to the IPO and into which a certain amount of the IPO proceeds and the proceeds from a simultaneous private placement of like units comprising like securities to those in included in the IPO by the Corporation are deposited, interest on the balance of which may be released to the Corporation from to time to time to pay the Corporation’s tax obligations, and up to US$50,000 of such interest on the balance of the Trust Account may also be released to pay the liquidation expenses of the Corporation if applicable.

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IN WITNESS WHEREOF, Bull Horn Holdings Corp. has caused this Certificate of Incorporation to be duly executed in its name and on its behalf as of the ____ day of _______, 2022.

BULL HORN HOLDINGS CORP.
By:
Name:
	Title:	Incorporator

[Signature Page to Certificate of Incorporation]

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Annex C

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

BULL HORN HOLDINGS CORP.

(Pursuant to Sections 242 and 245 of the
General Corporation Law of the State of Delaware)

Bull Horn Holdings Corp. (the “Corporation”), a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “General Corporation Law”);

DOES HEREBY CERTIFY:

1.      That the Corporation was originally formed under the name Bull Horn Holdings Corp. in the Territory of the British Virgin Islands pursuant to the BVI Business Companies Act 2004 on November 27, 2018; and

2.      The Company domesticated from the British Virgin Islands and to the State of Delaware on _______________, 2022, and has thereafter continued as a Delaware corporation; and

3.      That the Corporation’s board of directors duly adopted resolutions proposing to amend and restate the Certificate of Incorporation of this Corporation, declaring said amendment and restatement to be advisable and in the best interest of this Corporation and its stockholders, and authorizing the appropriate officers of this Corporation to solicit the consent of the stockholders therefor, which resolution setting forth the proposed amendment and restatement is as follows:

“RESOLVED, that the Certificate of Incorporation of the Corporation be amended and restated in its entirety to read as follows (the “Restated Certificate”):

ARTICLE I.

The name of this Corporation is Coeptis Therapeutics Holdings, Inc.

ARTICLE II.

The address of the Corporation’s registered office in the State of Delaware is _____________________. The name of its registered agent at such address is _____________________.

ARTICLE III.

The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware.

ARTICLE IV.

A. Classes of Stock and Authorized Shares. The Corporation is authorized to issue two classes of stock to be designated, respectively, Common Stock, par value $0.0001 per share (the “Common Stock”), and Preferred Stock, par value $0.0001 per share (the “Preferred Stock”). The total number of shares which the Corporation is authorized to issue is 160,000,000 shares, of which 150,000,000 shares shall be Common Stock, and 10,000,000 shares shall be Preferred Stock.

B. Rights, Powers, Preferences and Restrictions of Preferred Stock. The Board of Directors of the corporation is hereby expressly authorized, by resolution or resolutions thereof and the filing of a certificate pursuant to the applicable law of the State of Delaware (hereinafter referred to as a “Preferred Stock Designation”), to provide, out of the unissued shares of Preferred Stock, for one or more series of Preferred Stock and, with respect to each such series, to fix the number of shares constituting such series and the designation of such series, the voting powers, if any, of the shares of such series, and the preferences and relative, participating, optional or other special

Annex C-1

rights, if any, and any qualifications, limitations or restrictions thereof, of the shares of such series. The powers, preferences and relative, participating, optional and other special rights of each series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. Subject to Section A of this Article IV and any Preferred Stock Designation, the Board of Directors is also expressly authorized to increase or decrease the number of shares of any series of Preferred Stock subsequent to the issuance of shares of that series, but not below the number of shares of such series then outstanding. Unless otherwise expressly provided in the certificate of designations in respect of any series of Preferred Stock, in case the number of shares of such series shall be decreased in accordance with the foregoing sentence, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series.

C. Rights of Common Stock. The relative powers, rights, qualifications, limitations and restrictions granted to or imposed on the shares of the Common Stock are as follows:

a. General. The voting powers and dividend and liquidation rights and preferences, if any, of the holders of the Common Stock are subject to and qualified by the rights of the holders of the Preferred Stock of any series as may be designated by the Board of Directors upon any issuance of the Preferred Stock of any series.

b. Voting Rights. Except as may be otherwise provided by this Restated Certificate, a Preferred Stock Designation or by applicable law, the holders of the Common Stock shall be entitled to one vote for each share upon each matter presented to the stockholders of the Corporation; provided, however, that, except as otherwise required by law, holders of Common Stock shall not be entitled to vote on any amendment to this Restated Certificate or a Preferred Stock Designation that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together as a class with the holders of one or more other such series, to vote thereon pursuant to this Restated Certificate, a Preferred Stock Designation or the General Corporation Law. There shall be no cumulative voting. The number of authorized shares of Common Stock or Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of the capital stock of the Corporation entitled to vote thereon, voting as a single class, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law.

c. Dividends. Dividends may be declared and paid on the Common Stock from funds lawfully available therefor as and when determined by the Board of Directors and subject to any preferential dividend or other rights of any then outstanding Preferred Stock and to the requirements of applicable law.

d. Liquidation. Upon the dissolution or liquidation of the Corporation, whether voluntary or involuntary, holders of Common Stock will be entitled to receive all assets of the Corporation legally available for distribution to its stockholders, subject to any preferential or other rights of any then outstanding Preferred Stock.

ARTICLE V.

In furtherance and not in limitation of the powers conferred upon it by the General Corporation Law, and subject to the terms of any series of Preferred Stock, the Board of Directors is expressly authorized and empowered to adopt, amend or repeal the Bylaws of the Corporation. The stockholders may not adopt, amend, alter or repeal the Bylaws of the Corporation, or adopt any provision inconsistent therewith, unless such action is approved, in addition to any other vote required by this Restated Certificate, by the affirmative vote of the holders of a majority in voting power of the outstanding shares of capital stock of the Corporation entitled to vote thereon. Notwithstanding any other provisions of law, this Restated Certificate or the Bylaws of the Corporation, and notwithstanding the fact that a lesser percentage may be specified by law, the affirmative vote of the holders of a majority in voting power of the outstanding shares of capital stock of the Corporation entitled to vote thereon shall be required to amend or repeal, or to adopt any provision inconsistent with, this Article V.

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ARTICLE VI.

A. Authority of Board. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In addition to the powers and authority expressly conferred by statute or by this Restated Certificate or the Bylaws of the Corporation, the Board of Directors is hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation.

B. Board Size. Subject to the rights of the holders of any series of Preferred Stock to elect additional directors pursuant to any Preferred Stock Designation, the total number of authorized directors constituting the Board of Directors (the “Whole Board”) shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the Whole Board.

C. Removal; Vacancies. Any director may be removed from office by the stockholders of the Corporation by the affirmative vote of the holders of a majority in voting power of the capital stock of the Corporation entitled to vote thereon and also by the majority of the remaining members of the Board of Directors. Vacancies occurring on the Board of Directors for any reason and newly created directorships resulting from an increase in the authorized number of directors may be filled exclusively pursuant to a resolution adopted by the Board of Directors and not by the stockholders. A person elected to fill a vacancy or newly created directorship shall hold office until the next election of directors at which such director shall have been chosen and until his or her successor shall be duly elected and qualified.

ARTICLE VII.

A. No Cumulative Voting. No stockholder will be permitted to cumulate votes in any election of directors. The election of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

B. Special Meetings. Special meetings of the stockholders may be called only by (i) the Board of Directors pursuant to a resolution adopted by a majority of the Whole Board; (ii) the chairman of the Board of Directors; or (iii) the chief executive officer or president of the Corporation.

C. No Stockholder Action by Written Consent. Subject to the rights of the holders of any series of Preferred Stock, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders.

ARTICLE VIII.

A. Forum Selection. Subject to the last sentence in this Article VIII(A), and unless the Corporation consents in writing to the selection of an alternative forum, to the fullest extent permitted by the applicable law, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for any stockholder (including a beneficial owner) to bring (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim against the Corporation, its directors, officers or employees arising pursuant to any provision of the General Corporation Law or this Restated Certificate or the By-Laws, or (iv) any action asserting a claim against the Corporation, its directors, officers or employees governed by the internal affairs doctrine and, if brought outside of Delaware, the stockholder bringing the suit will be deemed to have consented to service of process on such stockholder’s counsel except any action (A) as to which the Court of Chancery in the State of Delaware determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), (B) which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, or (C) for which the Court of Chancery does not have subject matter jurisdiction. Notwithstanding the foregoing, (i) the provisions of this Article VIII(A) will not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction and (ii) unless the Corporation consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall, to the fullest extent permitted by law, be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder.

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B. Consent to Jurisdiction. If any action the subject matter of which is within the scope of Article VIII(A) immediately above is filed in a court other than a court located within the State of Delaware (a “Foreign Action”) in the name of any stockholder, such stockholder shall be deemed to have consented to (i) the personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any action brought in any such court to enforce Article VIII(A) immediately above (an “FSC Enforcement Action”) and (ii) having service of process made upon such stockholder in any such FSC Enforcement Action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder.

C. Severability. If any provision or provisions of this Article VIII shall be held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Article VIII (including, without limitation, each portion of any sentence of this Article VIII containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other persons or entities and circumstances shall not in any way be affected or impaired thereby.

D. Deemed Notice. Any person or entity purchasing or otherwise acquiring or holding any interest in any security of the Corporation shall be deemed to have notice of and consented to this Article VIII.

ARTICLE IX.

The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Restated Certificate, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation. Notwithstanding any other provision of this Restated Certificate or applicable law and in addition to any affirmative vote of the holders of any particular class of stock of the Corporation required by applicable law or by a Preferred Stock Designation or this Restated Certificate and of the Board of Directors, the affirmative vote of the holders of a majority of the voting power of the capital stock of the Corporation entitled to vote thereon, voting as a single class, shall be required to amend, repeal, or adopt any provisions of this Restated Certificate.

* * * * *

Annex C-4

IN WITNESS WHEREOF, this Amended and Restated Certificate of Incorporation has been signed on behalf of the Corporation by its duly authorized officer effective this __ day of _____, 2022.

BULL HORN HOLDINGS CORP.

By:
Name:
Title:

Annex C-5

Annex D

AMENDED AND RESTATED BYLAWS
OF
BULL HORN HOLDINGS CORP.
(and, once renamed, COEPTIS THERAPEUTICS HOLDINGS, INC.)

ARTICLE I
Meeting of Stockholders

1.      Annual Meetings. If required by applicable law, an annual meeting of stockholders shall be held for the election of directors at such date, time and place, if any, either within or without the State of Delaware, as may be designated by resolution of the Board of Directors from time to time. Any other proper business may be transacted at the annual meeting.

2.      Special Meetings. Special meetings of stockholders for any purpose or purposes may be called at any time by the Chairman of the Board of Directors, or by the Chief Executive Officer or President, or by a resolution adopted by a majority of the whole Board of Directors, but such special meetings may not be called by any other person or persons. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

3.      Notice of Meetings. Whenever stockholders are required or permitted to take any action at a meeting, a notice of the meeting shall be given that shall state the place, if any, date and hour of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, the record date for determining the stockholders entitled to vote at the meeting (if such date is different from the record date for stockholders entitled to notice of the meeting) and, in the case of a special meeting, the purpose or purposes for which the meeting is called. To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the corporation not later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one hundred twentieth (120th) day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced more than thirty (30) days prior to or delayed by more than thirty (30) days after the anniversary of the preceding year’s annual meeting, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a stockholder’s notice as described above. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the corporation.

4.      Adjournments. Any meeting of stockholders, annual or special, may adjourn from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date for determination of stockholders entitled to vote is fixed for the adjourned meeting, the Board of Directors shall fix as the record date for determining stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote at the adjourned meeting, and shall give notice of the adjourned meeting to each stockholder of record as of the record date so fixed for notice of such adjourned meeting.

5.      Quorum. Except as otherwise provided by law, the certificate of incorporation or these bylaws, at each meeting of stockholders the presence in person (including virtually) or by proxy of the holders of a majority in voting power of the outstanding shares of stock entitled to vote at the meeting shall be necessary and sufficient to constitute a quorum. In the absence of a quorum, the stockholders so present may, by a majority in voting power thereof, adjourn the meeting from time to time in the manner provided in Article I — Section 4 of

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these bylaws until a quorum shall attend. Shares of its own stock belonging to the corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the corporation, shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of the corporation or any subsidiary of the corporation to vote stock, including but not limited to its own stock, held by it in a fiduciary capacity.

6.      Organization. Meetings of stockholders shall be presided over by the Chairman of the Board of Directors or, in his or her absence, by the Chief Executive Officer or, in his or her absence, by the President or, in his or her absence, by a Vice President or, in the absence of the foregoing persons, by a chairman designated by the Board of Directors or, in the absence of such designation, by a chairman chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his or her absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

7.      Voting; Proxies. Except as otherwise provided by or pursuant to the provisions of the certificate of incorporation, each stockholder entitled to vote at any meeting of stockholders shall be entitled to one vote for each share of stock held by such stockholder which has voting power upon the matter in question. Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by delivering to the Secretary of the corporation a revocation of the proxy or a new proxy bearing a later date. Voting at meetings of stockholders need not be by written ballot. At all meetings of stockholders for the election of directors at which a quorum is present a plurality of the votes cast shall be sufficient to elect. All other elections and questions presented to the stockholders at a meeting at which a quorum is present shall, unless otherwise provided by the certificate of incorporation, these bylaws, the rules or regulations of any stock exchange applicable to the corporation, or applicable law or pursuant to any regulation applicable to the corporation or its securities, be decided by the affirmative vote of the holders of a majority in voting power of the shares of stock of the corporation which are present in person or by proxy and entitled to vote thereon.

8.    Fixing Date for Determination of Stockholders of Record.

a. In order that the corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall, unless otherwise required by law, not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If the Board of Directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance herewith at the adjourned meeting.

b. In order that the corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which shall not be more than sixty (60) days prior to such other action. If no such record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

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9.      List of Stockholders Entitled to Vote. The Secretary shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting (provided, however, if the record date for determining the stockholders entitled to vote is less than ten (10) days before the date of the meeting, the list shall reflect the stockholders entitled to vote as of the tenth day before the meeting date), arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting at least ten (10) days prior to the meeting (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of meeting or (ii) during ordinary business hours at the principal place of business of the corporation. If the meeting is to be held at a place, then a list of stockholders entitled to vote at the meeting shall be produced and kept at the time and place of the meeting during the whole time thereof and may be examined by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting. Except as otherwise provided by law, the stock ledger shall be the only evidence as to who are the stockholders entitled to examine the list of stockholders required by this Article I — Section 9 or to vote in person or by proxy at any meeting of stockholders.

10.    Action by Written Consent of Stockholders. Unless otherwise provided by the certificate of incorporation, any action required or permitted to be taken by the stockholders of the corporation must be effected at a duly held meeting of stockholders of the corporation at which a quorum is present or represented and may not be effected by any consent in writing by such stockholders.

11.    Inspectors of Election. The corporation shall, in advance of any meeting of stockholders, appoint one or more inspectors of election, who may be employees of the corporation, to act at the meeting or any adjournment thereof and to make a written report thereof. The corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. In the event that no inspector so appointed or designated is able to act at a meeting of stockholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath to execute faithfully the duties of inspector with strict impartiality and according to the best of his or her ability. The inspector or inspectors so appointed or designated shall (i) ascertain the number of shares of capital stock of the corporation outstanding and the voting power of each such share, (ii) determine the shares of capital stock of the corporation represented at the meeting and the validity of proxies and ballots, (iii) count all votes and ballots, (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and (v) certify their determination of the number of shares of capital stock of the corporation represented at the meeting and such inspectors’ count of all votes and ballots. Such certification and report shall specify such other information as may be required by law. In determining the validity and counting of proxies and ballots cast at any meeting of stockholders of the corporation, the inspectors may consider such information as is permitted by applicable law. No person who is a candidate for an office at an election may serve as an inspector at such election.

12.    Conduct of Meetings. The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the person presiding over the meeting. The Board of Directors may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the person presiding over any meeting of stockholders shall have the right and authority to convene and (for any or no reason) to adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such presiding person, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the presiding person of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders entitled to vote at the meeting, their duly authorized and constituted proxies or such other persons as the presiding person of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. The presiding person at any meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the

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meeting, shall, if the facts warrant, determine and declare to the meeting that a matter or business was not properly brought before the meeting and if such presiding person should so determine, such presiding person shall so declare to the meeting and any such matter or business not properly brought before the meeting shall not be transacted or considered. Unless and to the extent determined by the Board of Directors or the person presiding over the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

13.  Notice of Stockholder Business and Nominations.

a. Annual Meetings of Stockholders.

i. Nominations of persons for election to the Board of Directors of the corporation and the proposal of other business to be considered by the stockholders may be made at an annual meeting of stockholders only (a) pursuant to the corporation’s notice of meeting (or any supplement thereto), (b) by or at the direction of the Board of Directors or any committee thereof or (c) by any stockholder of the corporation who was a stockholder of record of the corporation at the time the notice provided for in this Article I — Section 13 is timely delivered to the Secretary of the corporation, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Article I — Section 13.

ii. For any nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (c) of paragraph (a)(i) of this Article I — Section 13, the stockholder must have given timely notice thereof in writing to the Secretary of the corporation and any such proposed business (other than the nominations of persons for election to the Board of Directors) must constitute a proper matter for stockholder action. To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the corporation not later than the close of business on the ninetieth (90th) day, nor earlier than the close of business on the one hundred twentieth (120th) day, prior to the first anniversary of the preceding year’s annual meeting (provided, however, that in the event that no annual meeting was held in the previous year, the date of the annual meeting is more than thirty (30) days before or more than seventy (70) days after such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the corporation). In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. Such stockholder’s notice shall set forth: (a) as to each person whom the stockholder proposes to nominate for election as a director (i) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Section 14(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations promulgated thereunder, and (ii) such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected; (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the bylaws of the corporation, the language of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the corporation’s books, and of such beneficial owner, (ii) the class or series and number of shares of capital stock of the corporation which are owned beneficially and of record by such stockholder and such beneficial owner, (iii) a description of any agreement, arrangement or understanding with respect to the nomination or proposal between or among such stockholder and/or such beneficial owner, any of their respective affiliates or associates, and any others acting in concert with any of the foregoing, including, in the case of a nomination, the nominee, (iv) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the stockholder’s notice by, or on behalf of, such stockholder and such beneficial owners, whether or not such instrument or right shall be subject to settlement in underlying shares of capital stock of the corporation, the effect or intent of which is to mitigate loss to, manage

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risk or benefit of share price changes for, or increase or decrease the voting power of, such stockholder or such beneficial owner, with respect to securities of the corporation, (v) a representation that the stockholder is a holder of record of stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination, (vi) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (a) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the corporation’s outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (b) otherwise to solicit proxies or votes from stockholders in support of such proposal or nomination, and (vii) any other information relating to such stockholder and beneficial owner, if any, required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in an election contest pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder. The foregoing notice requirements of this Article I — Section 13 shall be deemed satisfied by a stockholder with respect to business other than a nomination if the stockholder has notified the corporation of his, her or its intention to present a proposal at an annual meeting in compliance with applicable rules and regulations promulgated under the Exchange Act and such stockholder’s proposal has been included in a proxy statement that has been prepared by the corporation to solicit proxies for such annual meeting. The corporation may require any proposed nominee to furnish such other information as the corporation may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the corporation.

iii. Notwithstanding anything in the second sentence of paragraph (a)(ii) of this Article I — Section 13 to the contrary, in the event that the number of directors to be elected to the Board of Directors of the corporation at the annual meeting is increased effective after the time period for which nominations would otherwise be due under paragraph (a)(ii) of this Article I — Section 13 and there is no public announcement by the corporation naming the nominees for the additional directorships at least one hundred (100) days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Article I — Section 13 shall also be considered timely, but only with respect to nominees for the additional directorships, if it shall be delivered to the Secretary at the principal executive offices of the corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the corporation.

b. Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the corporation’s notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the corporation’s notice of meeting (1) by or at the direction of the Board of Directors or any committee thereof or (2) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of the corporation who is a stockholder of record at the time the notice provided for in this Article I — Section 13 is delivered to the Secretary of the corporation, who is entitled to vote at the meeting and upon such election and who complies with the notice procedures set forth in this Article I — Section 13. In the event the Board of Directors elects to call a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the corporation’s notice of meeting, if the stockholder’s notice required by paragraph (a)(ii) of this Article I — Section 13 shall be delivered to the Secretary at the principal executive offices of the corporation not earlier than the close of business on the one hundred twentieth (120th) day prior to such special meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such special meeting or the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. The Board of Directors shall determine the time and place of such special meeting, which shall be held not less than thirty-five (35) nor more than one hundred twenty (120) days after the date of the receipt of the request.

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c. General.

i. Except as otherwise expressly provided in any applicable rule or regulation promulgated under the Exchange Act, only such persons who are nominated in accordance with the procedures set forth in this Article I — Section 13 shall be eligible to be elected at an annual or special meeting of stockholders of the corporation to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Article I — Section 13. Except as otherwise provided by law, the chairman of the meeting shall have the power and duty (a) to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Article I — Section 13 (including whether the stockholder or beneficial owner, if any, on whose behalf the nomination or proposal is made solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies or votes in support of such stockholder’s nominee or proposal in compliance with such stockholder’s representation as required by clause (a)(ii)(c)(vi) of this Article I — Section 13) and (b) if any proposed nomination or business was not made or proposed in compliance with this Article I — Section 13, to declare that such nomination shall be disregarded or that such proposed business shall not be transacted. Notwithstanding the foregoing provisions of this Article I — Section 13, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the corporation to present a nomination or proposed business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the corporation. For purposes of this Article I — Section 13, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

ii. For purposes of this Article I — Section 13, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission (the “SEC”) pursuant to Section 13, 14 or 15(d) of the Exchange Act.

iii. Notwithstanding the foregoing provisions of this Section 1.13, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder with respect to the matters set forth in this Article I — Section 13; provided however, that any references in these bylaws to the Exchange Act or the rules and regulations promulgated thereunder are not intended to and shall not limit any requirements applicable to nominations or proposals as to any other business to be considered pursuant to this Article I — Section ١٣ (including paragraphs (a)(i)(c) and (b) hereof), and compliance with paragraphs (a)(i)(c) and (b) of this Article I — Section 13 shall be the exclusive means for a stockholder to make nominations or submit other business (other than, as provided in the penultimate sentence of (a)(ii), business other than nominations brought properly under and in compliance with Rule 14a-8 of the Exchange Act, as may be amended from time to time). Nothing in this Article I — Section 13 shall be deemed to affect any rights (a) of stockholders to request inclusion of proposals or nominations in the corporation’s proxy statement pursuant to applicable rules and regulations promulgated under the Exchange Act or (b) of the holders of any series of Preferred Stock to elect directors pursuant to any applicable provisions of the certificate of incorporation or any certificate of designation.

ARTICLE II
Board of Directors

1.      Number; Qualifications. Subject to the certificate of incorporation, the Board of Directors shall consist of one or more members, the number thereof to be determined from time to time by resolution of the Board of Directors. Directors need not be stockholders.

2.      Election; Resignation; Vacancies. The Board of Directors shall initially consist of the persons named as directors in the certificate of incorporation or elected by the incorporator of the corporation, and each director so elected shall hold office until the first annual meeting of stockholders or until his or her successor is duly elected and qualified. At the first annual meeting of stockholders and at each annual meeting thereafter, the stockholders shall elect directors each of whom shall hold office for a term of one year or until his or her

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successor is duly elected and qualified, subject to such director’s earlier death, resignation, disqualification or removal. Any director may resign at any time upon notice to the corporation. Unless otherwise provided by law or the certificate of incorporation, any newly created directorship or any vacancy occurring in the Board of Directors for any cause may be filled only by a majority of the remaining members of the Board of Directors, although such majority is less than a quorum, and each director so elected shall hold office until the expiration of the term of office of the director whom he or she has replaced or until his or her successor is elected and qualified.

3.      Regular Meetings. Regular meetings of the Board of Directors may be held at such places within or without the State of Delaware and at such times as the Board of Directors may from time to time determine.

4.      Special Meetings. Special meetings of the Board of Directors may be held at any time or place within or without the State of Delaware whenever called by (i) the Board of Directors pursuant to a resolution adopted by a majority of the whole Board of Directors; (ii) the chairman of the Board of Directors; or (iii) the chief executive officer or president of the Corporation. Notice of a special meeting of the Board of Directors shall be given by the person or persons calling the meeting at least twenty-four hours before the special meeting.

5.      Telephonic Meetings Permitted. Members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting thereof by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this by-law shall constitute presence in person at such meeting.

6.      Quorum; Vote Required for Action. At all meetings of the Board of Directors the directors entitled to cast a majority of the votes of the whole Board of Directors shall constitute a quorum for the transaction of business. Except in cases in which the certificate of incorporation, these bylaws or applicable law otherwise provides, a majority of the votes entitled to be cast by the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

7.      Organization. Meetings of the Board of Directors shall be presided over by the Chairman of the Board of Directors or, in his or her absence, by a chairman chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his or her absence, the chairman of the meeting may appoint any person to act as secretary of the meeting.

8.      Action by Unanimous Consent of Directors. Unless otherwise restricted by the certificate of incorporation or these bylaws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or such committee, as the case may be, consent thereto in writing or by electronic transmission and the writing or writings or electronic transmissions are filed with the minutes of proceedings of the board or committee in accordance with applicable law.

ARTICLE III
Committees

1.      Committees. The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of the committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member. Any such committee, to the extent permitted by law and to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it. To the extent that the composition of any committee is subject to rules or requirements of any national securities exchange on which the corporation’s securities are listed, the Board of Directors shall appoint committee members in a manner that is compliant with all such rules or regulations.

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2.      Committee Rules. Unless the Board of Directors otherwise provides, each committee designated by the Board of Directors may make, alter and repeal rules for the conduct of its business. In the absence of such rules each committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to Article II of these bylaws.

ARTICLE IV
Officers

1.      Officers. The officers of the corporation shall consist of a Chairman of the Board of Directors, a Chief Executive Officer, a Chief Financial Officer, a President, one or more Vice Presidents, a Secretary, a Treasurer, a Controller and such other officers as the Board of Directors may from time to time determine, each of whom shall be elected by the Board of Directors, each to have such authority, functions or duties as set forth in these bylaws or as determined by the Board of Directors. Each officer shall be chosen by the Board of Directors and shall hold office for such term as may be prescribed by the Board of Directors and until such person’s successor shall have been duly chosen and qualified, or until such person’s earlier death, disqualification, resignation or removal. The Board of Directors may elect or appoint co-Chairmen of the Board, co-Presidents or co-Chief Executive Officers and, in such case, references in these bylaws to the Chairman of the Board, the President or the Chief Executive Officer shall refer to either such co-Chairman of the Board, co-President or co-Chief Executive Officer, as the case may be.

2.      Removal, Resignation and Vacancies. Any officer of the corporation may be removed, with or without cause, by the Board of Directors, without prejudice to the rights, if any, of such officer under any contract to which it is a party. Any officer may resign at any time upon written notice to the corporation, without prejudice to the rights, if any, of the corporation under any contract to which such officer is a party. If any vacancy occurs in any office of the corporation, the Board of Directors may elect a successor to fill such vacancy for the remainder of the unexpired term and until a successor shall have been duly chosen and qualified.

3.      Chairman of the Board of Directors. The Chairman of the Board of Directors shall be deemed an officer of the corporation, subject to the control of the Board of Directors, and shall report directly to the Board of Directors.

4.      Chief Executive Officer. The Chief Executive Officer shall have general supervision and direction of the business and affairs of the corporation, shall be responsible for corporate policy and strategy, and shall report directly to the Chairman of the Board of Directors. Unless otherwise provided in these bylaws, all other officers of the corporation shall report directly to the Chief Executive Officer or as otherwise determined by the Chief Executive Officer. The Chief Executive Officer shall, if present and in the absence of the Chairman of the Board of Directors, preside at meetings of the stockholders and of the Board of Directors. The Chief Executive Officer may also be the Chairman.

5.      Chief Financial Officer. The Chief Financial Officer shall exercise all the powers and perform the duties of the office of the chief financial officer and in general have overall supervision of the financial operations of the corporation. The Chief Financial Officer shall, when requested, counsel with and advise the other officers of the corporation and shall perform such other duties as such officer may agree with the Chief Executive Officer or as the Board of Directors may from time to time determine.

6.      President. The President shall be the chief operating officer of the corporation, with general responsibility for the management and control of the operations of the corporation. The President shall have the power to affix the signature of the corporation to all contracts that have been authorized by the Board of Directors or the Chief Executive Officer. The President shall, when requested, counsel with and advise the other officers of the corporation and shall perform such other duties as such officer may agree with the Chief Executive Officer or as the Board of Directors may from time to time determine.

7.      Vice Presidents. Each Vice President shall have such powers and duties as shall be prescribed by his or her superior officer or the Chief Executive Officer. A Vice President shall, when requested, counsel with and advise the other officers of the corporation and shall perform such other duties as such officer may agree with the his or her superior officer, the Chief Executive Officer or as the Board of Directors may from time to time determine.

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8.      Treasurer. The Treasurer shall supervise and be responsible for all the funds and securities of the corporation, the deposit of all moneys and other valuables to the credit of the corporation in depositories of the corporation, borrowings and compliance with the provisions of all indentures, agreements and instruments governing such borrowings to which the corporation is a party, the disbursement of funds of the corporation and the investment of its funds, and in general shall perform all of the duties incident to the office of the Treasurer. The Treasurer shall, when requested, counsel with and advise the other officers of the corporation and shall perform such other duties as such officer may agree with the Chief Executive Officer or as the Board of Directors may from time to time determine.

9.      Controller. The Controller shall be the chief accounting officer of the corporation. The Controller shall, when requested, counsel with any advice the other officers of the corporation and shall perform such other duties as such officer may agree with the Chief Executive Officer or the Chief Financial Officer or as the Board of Directors may from time to time determine.

10.    Secretary. The powers and duties of the Secretary are: (i) to act as Secretary at all meetings of the Board of Directors, of the committees of the Board of Directors and of the stockholders and to record the proceedings of such meetings in a book or books to be kept for that purpose; (ii) to see that all notices required to be given by the corporation are duly given and served; (iii) to act as custodian of the seal of the corporation and affix the seal or cause it to be affixed to all certificates of stock of the corporation and to all documents, the execution of which on behalf of the corporation under its seal is duly authorized in accordance with the provisions of these bylaws; (iv) to have charge of the books, records and papers of the corporation and see that the reports, statements and other documents required by law to be kept and filed are properly kept and filed; and (v) to perform all of the duties incident to the office of Secretary. The Secretary shall, when requested, counsel with and advise the other officers of the corporation and shall perform such other duties as such officer may agree with the Chief Executive Officer or as the Board of Directors may from time to time determine.

11.    Additional Matters. The Chief Executive Officer and the Chief Financial Officer of the corporation shall have the authority to designate employees of the corporation to have the title of Executive Vice President, Senior Vice President, Vice President, Assistant Vice President, Assistant Treasurer or Assistant Secretary. Any employee so designated shall have the powers and duties determined by the officer making such designation. The persons upon whom such titles are conferred shall not be deemed officers of the corporation unless elected by the Board of Directors.

ARTICLE V
Stock

1.      Certificates. The shares of the corporation shall be represented by certificates (which may be electronically recorded in book entry format), provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the corporation. Every holder of stock represented by certificates shall be entitled to have a certificate signed by or in the name of the corporation by the Chairman of the Board of Directors or the President or a Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, of the corporation certifying the number of shares owned by such holder in the corporation. Any of or all the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if such person were such officer, transfer agent, or registrar at the date of issue.

2.      Lost, Stolen or Destroyed Stock Certificates; Issuance of New Certificates. The corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the corporation may require the owner of the lost, stolen or destroyed certificate, or such owner’s legal representative, to give the corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

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ARTICLE VI
Indemnification and Advancement of Expenses

1.      Right to Indemnification. The corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (a “Covered Person”) who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”), by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the corporation or, while a director or officer of the corporation, is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such Covered Person. Notwithstanding the preceding sentence, except as otherwise provided in Article VI — Section 1, the corporation shall be required to indemnify a Covered Person in connection with a proceeding (or part thereof) commenced by such Covered Person only if the commencement of such proceeding (or part thereof) by the Covered Person was authorized in the specific case by the Board of Directors of the corporation.

2.      Prepayment of Expenses. The corporation shall to the fullest extent not prohibited by applicable law pay the expenses (including attorneys’ fees) incurred by a Covered Person in defending any proceeding in advance of its final disposition, provided, however, that, to the extent required by law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the Covered Person to repay all amounts advanced if it should be ultimately determined that the Covered Person is not entitled to be indemnified under this Article VI or otherwise.

3.      Claims. If a claim for indemnification (following the final disposition of such proceeding) or advancement of expenses under this Article VI is not paid in full within thirty (30) days after a written claim therefor by the Covered Person has been received by the corporation, the Covered Person may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim to the fullest extent permitted by law. In any such action the corporation shall have the burden of proving that the Covered Person is not entitled to the requested indemnification or advancement of expenses under applicable law.

4.      Non-exclusivity of Rights. The rights conferred on any Covered Person by this Article VI shall not be exclusive of any other rights which such Covered Person may have or hereafter acquire under any statute, provision of the certificate of incorporation, these bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

5.      Other Sources. The corporation’s obligation, if any, to indemnify or to advance expenses to any Covered Person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or nonprofit entity shall be reduced by any amount such Covered Person may collect as indemnification or advancement of expenses from such other corporation, partnership, joint venture, trust, enterprise or non-profit enterprise.

6.      Amendment or Repeal. Any right to indemnification or to advancement of expenses of any Covered Person arising hereunder shall not be eliminated or impaired by an amendment to or repeal of these bylaws after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought.

7.      Other Indemnification and Advancement of Expenses. This Article VI shall not limit the right of the corporation, to the extent and in the manner permitted by law, to indemnify and to advance expenses to persons other than Covered Persons when and as authorized by appropriate corporate action.

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ARTICLE VII
Miscellaneous

1.      Fiscal Year. The fiscal year of the corporation shall be determined by resolution of the Board of Directors.

2.      Manner of Notice. Except as otherwise provided herein or permitted by applicable law, notices to directors and stockholders shall be in writing and delivered personally or mailed to the directors or stockholders at their addresses appearing on the books of the corporation not less than ten (10) nor more than sixty (60) days before the meeting,. Without limiting the manner by which notice otherwise may be given effectively to stockholders, and except as prohibited by applicable law, any notice to stockholders given by the corporation under any provision of applicable law, the certificate of incorporation, or these bylaws shall be effective if given by a single written notice to stockholders who share an address if consented to by the stockholders at that address to whom such notice is given. Any such consent shall be revocable by the stockholder by written notice to the corporation. Any stockholder who fails to object in writing to the corporation, within sixty (60) days of having been given written notice by the corporation of its intention to send the single notice permitted under this Article VII — Section 2, shall be deemed to have consented to receiving such single written notice. Notice to directors may be given by telecopier, telephone or other means of electronic transmission.

3.      Waiver of Notice of Meetings of Stockholders, Directors and Committees. Any waiver of notice, given by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to timely notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at nor the purpose of any regular or special meeting of the stockholders, directors, or members of a committee of directors need be specified in a waiver of notice.

4.      Form of Records. Any records maintained by the corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be kept on, or by means of, or be in the form of, any information storage device or method, provided that the records so kept can be converted into clearly legible paper form within a reasonable time.

5.      Amendment of Bylaws. These bylaws may be altered, amended or repealed, and new bylaws made, by the Board of Directors or by the affirmative vote of sixty-six and two-thirds percent of the outstanding voting power of the corporation.

* * * * *

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CERTIFICATE OF SECRETARY

I, the undersigned, do hereby certify:

1.      That I am the duly elected and acting Secretary of Bull Horn Holdings Corp. (to be renamed Coeptis Therapeutics Holdings, Inc., a Delaware corporation (the “Corporation”); and

2.      That the foregoing Bylaws, comprising fourteen (14) pages (inclusive of this certificate of secretary page), constitute the Bylaws of the Corporation as duly adopted and approved by Unanimous Written Consent of the Board of Directors effective as of _____________, 2022.

IN WITNESS WHEREOF, I have hereunto subscribed my name and affixed the seal of the Corporation this day of ______________ , 2022.

/s/
[Name], Secretary

Annex D-12

Annex E

COEPTIS THERAPEUTICS HOLDINGS INC.

2022 EQUITY INCENTIVE PLAN

1.    GENERAL.

(a)  Plan Purpose. The Company, by means of the Plan, seeks to secure and retain the services of Employees, Directors and Consultants, to provide incentives for such persons to exert maximum efforts for the success of the Company and any Affiliate and to provide a means by which such persons may be given an opportunity to benefit from increases in value of the Common Stock through the granting of Awards.

(b)  Available Awards. The Plan provides for the grant of the following Awards: (i) Incentive Stock Options; (ii) Nonstatutory Stock Options; (iii) SARs; (iv) Restricted Stock Awards; (v) RSU Awards; (vi) Performance Awards; and (vii) Other Awards.

(c)  Adoption Date. The Plan will come into existence on the Adoption Date. No Award may be granted under the Plan prior to the Adoption Date.

2.    SHARES SUBJECT TO THE PLAN.

(a)  Share Reserve. Subject to adjustment in accordance with Section 2(d) and any adjustments as necessary to implement any Capitalization Adjustments, the aggregate number of shares of Common Stock that may be issued pursuant to Awards will not exceed ________________1 new shares.

(b)  Fungible Share Counting. Subject to adjustment in accordance with Section 2(d), the number of shares of Common Stock available for issuance under the Plan will be reduced by: (i) one share for each share of Common Stock issued pursuant to an Option or SAR with respect to which the exercise or strike price is at least 100% of the Fair Market Value of the Common Stock subject to the Option or SAR on the grant date (each, an “Appreciation Award”); and (ii) one share for each share of Common Stock issued pursuant to any Award (other than an Appreciation Award) (each, a “Full Value Award”).

(c)  Aggregate Incentive Stock Option Limit. Notwithstanding anything to the contrary in Section 2(a) and subject to any adjustments as necessary to implement any Capitalization Adjustments, the aggregate maximum number of shares of Common Stock that may be issued pursuant to the exercise of Incentive Stock Options is [    ]2 shares.

(d)  Share Reserve Operation.

i.   Limit Applies to Common Stock Issued Pursuant to Awards. For clarity, the Share Reserve is a limit on the number of shares of Common Stock that may be issued pursuant to Awards and does not limit the granting of Awards, except that the Company will keep available at all times the number of shares of Common Stock reasonably required to satisfy its obligations to issue shares pursuant to such Awards. Shares may be issued in connection with a merger or acquisition as permitted by, as applicable, Nasdaq Listing Rule 5635(c), NYSE Listed Company Manual Section 303A.08, NYSE American Company Guide Section 711 or other applicable rule, and such issuance will not reduce the number of shares available for issuance under the Plan.

ii.  Actions that Do Not Constitute Issuance of Common Stock and Do Not Reduce Share Reserve. The following actions do not result in an issuance of shares under the Plan and accordingly do not reduce the number of shares subject to the Share Reserve and available for issuance under the Plan: (1) the expiration or termination of any portion of an Award without the shares covered by such portion of the Award having been issued, (2) the settlement of any portion of an Award in cash (i.e., the Participant receives cash rather than Common Stock), (3) the withholding of shares that would otherwise be issued by the Company to satisfy the exercise or strike price of an Appreciation Award; (4) the withholding of shares that would otherwise be issued by the Company to satisfy a tax withholding obligation in connection with an Appreciation Award.

____________

1        The number of shares underlying the Plan will be determined at closing and will represent approximately 12% of the closing date issued and outstanding common stock.

2        See footnote 1.

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iii. Reversion of Previously Issued Shares of Common Stock to Share Reserve. The following shares of Common Stock previously issued pursuant to an Award and accordingly initially deducted from the Share Reserve will be added back to the Share Reserve and again become available for issuance under the Plan: (1) any shares that are forfeited back to or repurchased by the Company because of a failure to meet a contingency or condition required for the vesting of such shares; (2) any shares that are reacquired by the Company to satisfy the exercise or strike price of an Appreciation Award; and (3) any shares that are reacquired by the Company to satisfy a tax withholding obligation in connection with an Appreciation Award. For each share subject to a Full Value Award that is added back to the Share Reserve pursuant to this subsection, the number of shares of Common Stock available for issuance under the Plan will increase by one share.

3.    ELIGIBILITY AND LIMITATIONS.

(a)  Eligible Award Recipients. Subject to the terms of the Plan, Employees, Directors and Consultants are eligible to receive Awards.

(b)  Specific Award Limitations.

i.   Limitations on Incentive Stock Option Recipients. Incentive Stock Options may be granted only to Employees of the Company or a “parent corporation” or “subsidiary corporation” thereof (as such terms are defined in Sections 424(e) and (f) of the Code).

ii.  Incentive Stock Option $100,000 Limitation. To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and any Affiliates) exceeds $100,000 (or such other limit established in the Code) or otherwise does not comply with the rules governing Incentive Stock Options, the Options or portions thereof that exceed such limit (according to the order in which they were granted) or otherwise do not comply with such rules will be treated as Nonstatutory Stock Options, notwithstanding any contrary provision of the applicable Option Agreement(s).

iii. Limitations on Incentive Stock Options Granted to Ten Percent Stockholders. A Ten Percent Stockholder may not be granted an Incentive Stock Option unless (i) the exercise price of such Option is at least 110% of the Fair Market Value on the date of grant of such Option and (ii) the Option is not exercisable after the expiration of five years from the date of grant of such Option.

iv. Limitations on Nonstatutory Stock Options and SARs. Nonstatutory Stock Options and SARs may not be granted to Employees, Directors and Consultants who are providing Continuous Service only to any “parent” of the Company (as such term is defined in Rule 405) unless the stock underlying such Awards is treated as “service recipient stock” under Section 409A because the Awards are granted pursuant to a corporate transaction (such as a spin off transaction) or unless such Awards otherwise comply with the distribution requirements of Section 409A.

(c)  Aggregate Incentive Stock Option Limit. The aggregate maximum number of shares of Common Stock that may be issued pursuant to the exercise of Incentive Stock Options is the number of shares specified in Section 2(c).

(d)  Non-Employee Director Compensation Limit. The aggregate value of all Awards granted to any individual for service as a Non-Employee Director with respect to any calendar year will not exceed (i) $200,000 in total value or (ii) in the event such Non-Employee Director is first appointed or elected to the Board during such calendar year, $400,000 in total value, in each case calculating the value of any equity awards based on the grant date fair value of such equity awards for financial reporting purposes.

4.    OPTIONS. Each Option will have such terms and conditions as determined by the Board. Each Option will be designated in writing as an Incentive Stock Option or Nonstatutory Stock Option at the time of grant; provided, however, that if an Option is not so designated, then such Option will be a Nonstatutory Stock Option, and the shares purchased upon exercise of each type of Option will be separately accounted for. The terms and conditions

Annex E-2

of separate Options need not be identical; provided, however, that each Option Agreement will conform (through incorporation of provisions hereof by reference in the Award Agreement or otherwise) to the substance of each of the following provisions:

(a)  Term. Subject to Section 3(b) regarding Ten Percent Stockholders, no Option will be exercisable after the expiration of ten years from the date of grant of such Award or such shorter period specified in the Award Agreement.

(b)  Exercise or Strike Price. Subject to Section 3(b) regarding Ten Percent Stockholders, the exercise or strike price of each Option will not be less than 100% of the Fair Market Value on the date of grant of such Award. Notwithstanding the foregoing, an Option may be granted with an exercise or strike price lower than 100% of the Fair Market Value on the date of grant of such Award if such Award is granted pursuant to an assumption of or substitution for another option or stock appreciation right pursuant to a Corporate Transaction and in a manner consistent with the provisions of Sections 409A and, if applicable, 424(a) of the Code.

(c)  Exercise Procedure and Payment of Exercise Price for Options. In order to exercise an Option, the Participant must provide notice of exercise to the Plan Administrator in accordance with the procedures specified in the Option Agreement or otherwise provided by the Company. The Board has the authority to grant Options that do not permit all of the following methods of payment (or otherwise restrict the ability to use certain methods) and to grant Options that require the consent of the Company to utilize a particular method of payment. The exercise price of an Option may be paid, to the extent permitted by Applicable Law and as determined by the Board, by one or more of the following methods of payment to the extent set forth in the Option Agreement:

i.   by cash or check, bank draft or money order payable to the Company;

ii.  pursuant to a “cashless exercise” program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of the Common Stock subject to the Option, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the exercise price to the Company from the sales proceeds;

iii. by delivery to the Company (either by actual delivery or attestation) of shares of Common Stock that are already owned by the Participant free and clear of any liens, claims, encumbrances or security interests, with a Fair Market Value on the date of exercise that does not exceed the exercise price, provided that (1) at the time of exercise the Common Stock is publicly traded, (2) any remaining balance of the exercise price not satisfied by such delivery is paid by the Participant in cash or other permitted form of payment, (3) such delivery would not violate any Applicable Law or agreement restricting the redemption of the Common Stock, (4) any certificated shares are endorsed or accompanied by an executed assignment separate from certificate, and (5) such shares have been held by the Participant for any minimum period necessary to avoid adverse accounting treatment as a result of such delivery;

iv. if the Option is a Nonstatutory Stock Option, by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Common Stock issuable upon exercise by the largest whole number of shares with a Fair Market Value on the date of exercise that does not exceed the exercise price, provided, however, that the Company will accept a cash or other payment from the Participant to the extent of any remaining balance of the aggregate exercise price not satisfied by such reduction in the number of whole shares to be issued. Shares of Common Stock will no longer be subject to an Option and will not be exercisable thereafter to the extent that (A) shares issuable upon exercise are used to pay the exercise price pursuant to the “net exercise,” (B) shares are delivered to the Participant as a result of such exercise, and (C) shares are withheld to satisfy tax withholding obligations; or

v.  in any other form of consideration that may be acceptable to the Board and permissible under Applicable Law.

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(d)  Transferability. The Board may impose such limitations on the transferability of an Option as it determines. In the absence of any such determination by the Board, the following restrictions on the transferability of Options will apply, provided that except as explicitly provided herein, no Option may be transferred for consideration and provided, further, that if an Option is an Incentive Stock Option, such Option may be deemed to be a Nonstatutory Stock Option as a result of such transfer:

i.   Restrictions on Transfer. An Option will not be transferable, except by will or by the laws of descent and distribution, and will be exercisable during the lifetime of the Participant only by the Participant; provided, however, that the Board may permit transfer of an Option in a manner that is not prohibited by applicable tax and securities laws upon the Participant’s request, including to a trust if the Participant is considered to be the sole beneficial owner of such trust (as determined under Section 671 of the Code and applicable state law) while such Option is held in such trust, provided that the Participant and the trustee enter into a transfer and other agreements required by the Company.

ii.  Domestic Relations Orders. Notwithstanding the foregoing, subject to the execution of transfer documentation in a format acceptable to the Company and subject to the approval of the Board or a duly authorized Officer, an Option may be transferred pursuant to a domestic relations order.

(e)  Vesting. The Board may impose such restrictions on or conditions to the vesting and/or exercisability of an Option as determined by the Board. Except as otherwise provided in the Award Agreement or other written agreement between a Participant and the Company or an Affiliate, vesting of Options will cease upon termination of the Participant’s Continuous Service.

(f)   Termination of Continuous Service for Cause. Except as explicitly otherwise provided in the Award Agreement or other written agreement between a Participant and the Company or an Affiliate, if a Participant’s Continuous Service is terminated for Cause, the Participant’s Options will terminate and be forfeited immediately upon such termination of Continuous Service, and the Participant will be prohibited from exercising any portion (including any vested portion) of such Awards on and after the date of such termination of Continuous Service and the Participant will have no further right, title or interest in such forfeited Award, the shares of Common Stock subject to the forfeited Award, or any consideration in respect of the forfeited Award.

(g)  Post-Termination Exercise Period Following Termination of Continuous Service for Reasons Other than Cause. Subject to Section 4(h), if a Participant’s Continuous Service terminates for any reason other than for Cause, the Participant may exercise his or her Options to the extent vested, but only within the following period of time or, if applicable, such other period of time provided in the Award Agreement or other written agreement between a Participant and the Company or an Affiliate; provided, however, that in no event may such Award be exercised after the expiration of its maximum term (as set forth in Section 4(a)):

i.   three months following the date of such termination if such termination is a termination without Cause (other than any termination due to the Participant’s Disability or death);

ii.  12 months following the date of such termination if such termination is due to the Participant’s Disability;

iii. 18 months following the date of such termination if such termination is due to the Participant’s death; or

iv. 18 months following the date of the Participant’s death if such death occurs following the date of such termination but during the period such Award is otherwise exercisable (as provided in (i) or (ii) above).

Following the date of such termination, to the extent the Participant does not exercise such Award within the applicable Post-Termination Exercise Period (or, if earlier, prior to the expiration of the maximum term of such Award), such unexercised portion of the Award will terminate, and the Participant will have no further right, title or interest in the terminated Award, the shares of Common Stock subject to the terminated Award, or any consideration in respect of the terminated Award.

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(h)  Restrictions on Exercise; Extension of Exercisability. A Participant may not exercise an Option at any time that the issuance of shares of Common Stock upon such exercise would violate Applicable Law. Except as otherwise provided in the Award Agreement or other written agreement between a Participant and the Company or an Affiliate, if a Participant’s Continuous Service terminates for any reason other than for Cause and, at any time during the last thirty days of the applicable Post-Termination Exercise Period: (x) the exercise of the Participant’s Option would be prohibited solely because the issuance of shares of Common Stock upon such exercise would violate Applicable Law, or (y) the immediate sale of any shares of Common Stock issued upon such exercise would violate the Company’s Trading Policy, then the applicable Post-Termination Exercise Period will be extended to the last day of the calendar month that commences following the date the Award would otherwise expire, with an additional extension of the exercise period to the last day of the next calendar month to apply if any of the foregoing restrictions apply at any time during such extended exercise period, generally without limitation as to the maximum permitted number of extensions); provided, however, that in no event may such Award be exercised after the expiration of its maximum term (as set forth in Section 4(a)).

(i)   Whole Shares. Options may be exercised only with respect to whole shares of Common Stock or their equivalents.

5.    STOCK APPRECIATION RIGHTS. Each SAR will have such terms and conditions as determined by the Board. Each SAR will be denominated in shares of Common Stock equivalents. The terms and conditions of separate SARs need not be identical; provided, however, that each SAR Agreement will conform (through incorporation of provisions hereof by reference in the Award Agreement or otherwise) to the substance of each of the following provisions:

(a)  Term. No SAR will be exercisable after the expiration of ten years from the date of grant of such Award or such shorter period specified in the Award Agreement.

(b)  Exercise or Strike Price. Subject to Section 3(b) regarding Ten Percent Stockholders, the exercise or strike price of each SAR will not be less than 100% of the Fair Market Value on the date of grant of such Award.

(c)  Exercise Procedure and Payment of Appreciation Distribution for SARs. In order to exercise any SAR, the Participant must provide notice of exercise to the Plan Administrator in accordance with the SAR Agreement. The appreciation distribution payable to a Participant upon the exercise of a SAR will not be greater than an amount equal to the excess of (x) the aggregate Fair Market Value on the date of exercise of a number of shares of Common Stock equal to the number of Common Stock equivalents that are vested and being exercised under such SAR, over (y) the strike price of such SAR. Such appreciation distribution may be paid to the Participant in the form of Common Stock or cash (or any combination of Common Stock and cash) or in any other form of payment, as determined by the Board and specified in the SAR Agreement.

(d)  Transferability. The Board may impose such limitations on the transferability of an SAR as it determines. In the absence of any such determination by the Board, the following restrictions on the transferability of SARs will apply, provided that except as explicitly provided herein, no SAR may be transferred for consideration:

i.   Restrictions on Transfer. An SAR will not be transferable, except by will or by the laws of descent and distribution, and will be exercisable during the lifetime of the Participant only by the Participant; provided, however, that the Board may permit transfer of an SAR in a manner that is not prohibited by applicable tax and securities laws upon the Participant’s request, including to a trust if the Participant is considered to be the sole beneficial owner of such trust (as determined under Section 671 of the Code and applicable state law) while such SAR is held in such trust, provided that the Participant and the trustee enter into a transfer and other agreements required by the Company.

ii.  Domestic Relations Orders. Notwithstanding the foregoing, subject to the execution of transfer documentation in a format acceptable to the Company and subject to the approval of the Board or a duly authorized Officer, an SAR may be transferred pursuant to a domestic relations order.

(e)  Vesting. The Board may impose such restrictions on or conditions to the vesting and/or exercisability of an SAR as determined by the Board. Except as otherwise provided in the Award Agreement or other written agreement between a Participant and the Company or an Affiliate, vesting of SARs will cease upon termination of the Participant’s Continuous Service.

Annex E-5

(f)   Termination of Continuous Service for Cause. Except as explicitly otherwise provided in the Award Agreement or other written agreement between a Participant and the Company or an Affiliate, if a Participant’s Continuous Service is terminated for Cause, the Participant’s SARs will terminate and be forfeited immediately upon such termination of Continuous Service, and the Participant will be prohibited from exercising any portion (including any vested portion) of such Awards on and after the date of such termination of Continuous Service and the Participant will have no further right, title or interest in such forfeited Award, the shares of Common Stock subject to the forfeited Award, or any consideration in respect of the forfeited Award.

(g)  Post-Termination Exercise Period Following Termination of Continuous Service for Reasons Other than Cause. Subject to Section 5(h), if a Participant’s Continuous Service terminates for any reason other than for Cause, the Participant may exercise his or her SARs to the extent vested, but only within the following period of time or, if applicable, such other period of time provided in the Award Agreement or other written agreement between a Participant and the Company or an Affiliate; provided, however, that in no event may such Award be exercised after the expiration of its maximum term (as set forth in Section 5(a) above):

i.     three months following the date of such termination if such termination is a termination without Cause (other than any termination due to the Participant’s Disability or death);

ii.   12 months following the date of such termination if such termination is due to the Participant’s Disability;

iii.  18 months following the date of such termination if such termination is due to the Participant’s death; or

iv.   18 months following the date of the Participant’s death if such death occurs following the date of such termination but during the period such Award is otherwise exercisable (as provided in (i) or (ii) above).

Following the date of such termination, to the extent the Participant does not exercise such Award within the applicable Post-Termination Exercise Period (or, if earlier, prior to the expiration of the maximum term of such Award), such unexercised portion of the Award will terminate, and the Participant will have no further right, title or interest in the terminated Award, the shares of Common Stock subject to the terminated Award, or any consideration in respect of the terminated Award.

(h)  Restrictions on Exercise; Extension of Exercisability. A Participant may not exercise an SAR at any time that the issuance of shares of Common Stock upon such exercise would violate Applicable Law. Except as otherwise provided in the Award Agreement or other written agreement between a Participant and the Company or an Affiliate, if a Participant’s Continuous Service terminates for any reason other than for Cause and, at any time during the last thirty days of the applicable Post-Termination Exercise Period: (i) the exercise of the Participant’s SAR would be prohibited solely because the issuance of shares of Common Stock upon such exercise would violate Applicable Law, or (ii) the immediate sale of any shares of Common Stock issued upon such exercise would violate the Company’s Trading Policy, then the applicable Post-Termination Exercise Period will be extended to the last day of the calendar month that commences following the date the Award would otherwise expire, with an additional extension of the exercise period to the last day of the next calendar month to apply if any of the foregoing restrictions apply at any time during such extended exercise period, generally without limitation as to the maximum permitted number of extensions); provided, however, that in no event may such Award be exercised after the expiration of its maximum term (as set forth in Section 5(a)).

(i)   Whole Shares. Options and SARs may be exercised only with respect to whole shares of Common Stock or their equivalents.

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6.    RESTRICTED STOCK AND RESTRICTED STOCK UNITS

(a)  Restricted Stock Awards. Each Restricted Stock Award will have such terms and conditions as determined by the Board; provided, however, that each Restricted Stock Award Agreement will conform (through incorporation of the provisions hereof by reference in the Award Agreement or otherwise) to the substance of each of the following provisions:

i.   Form of Award. To the extent consistent with the Company’s Bylaws, at the Board’s election, shares of Common Stock subject to a Restricted Stock Award may be (i) held in book entry form subject to the Company’s instructions until such shares become vested or any other restrictions lapse, or (ii) evidenced by a certificate, which certificate will be held in such form and manner as determined by the Board. Unless otherwise determined by the Board, a Participant will have voting and other rights as a stockholder of the Company with respect to any shares subject to a Restricted Stock Award.

ii.  Consideration. A Restricted Stock Award may be granted in consideration for (A) cash or check, bank draft or money order payable to the Company, (B) past services to the Company or an Affiliate, or (C) any other form of consideration (including future services) as the Board may determine and permissible under Applicable Law.

iii. Vesting. The Board may impose such restrictions on or conditions to the vesting of a Restricted Stock Award as determined by the Board. Except as otherwise provided in the Award Agreement or other written agreement between a Participant and the Company or an Affiliate, vesting of Restricted Stock Awards will cease upon termination of the Participant’s Continuous Service.

iv. Termination of Continuous Service. Except as otherwise provided in the Award Agreement or other written agreement between a Participant and the Company or an Affiliate, if a Participant’s Continuous Service terminates for any reason, the Company may receive through a forfeiture condition or a repurchase right any or all of the shares of Common Stock held by the Participant under his or her Restricted Stock Award that have not vested as of the date of such termination as set forth in the Restricted Stock Award Agreement.

v.  Dividends. Dividends may be paid or credited, as applicable, with respect to any shares of Common Stock subject to a Restricted Stock Award, as determined by the Board and specified in the Award Agreement; provided, however, that (i) any dividends that are credited with respect to any such shares will be subject to all of the terms and conditions applicable to such shares under the terms of such Award Agreement (including, but not limited to, any vesting conditions), and (ii) any dividends that are credited with respect to any such shares will be forfeited to the Company on the date, if any, such shares are forfeited to or repurchased by the Company due to a failure to meet any vesting conditions under the terms of such Award Agreement.

(b)  Restricted Stock Unit Awards. Each RSU Award will have such terms and conditions as determined by the Board; provided, however, that each RSU Award Agreement will conform (through incorporation of the provisions hereof by reference in the Award Agreement or otherwise) to the substance of each of the following provisions:

i.   Form of Award. A RSU Award represents a Participant’s right to be issued on a future date the number of shares of Common Stock that is equal to the number of restricted stock units subject to the RSU Award. As a holder of a RSU Award, a Participant is an unsecured creditor of the Company with respect to the Company’s unfunded obligation, if any, to issue shares of Common Stock in settlement of such Award and nothing contained in the Plan or any RSU Agreement, and no action taken pursuant to its provisions, will create or be construed to create a trust of any kind or a fiduciary relationship between a Participant and the Company or an Affiliate or any other person. A Participant will not have voting or any other rights as a stockholder of the Company with respect to any RSU Award (unless and until shares are actually issued in settlement of a vested RSU Award).

ii.  Consideration. Unless otherwise determined by the Board at the time of grant, a RSU Award will be granted in consideration for the Participant’s services to the Company or an Affiliate, such that the Participant will not be required to make any payment to the Company (other than such services) with respect to the grant or vesting of the RSU Award, or the issuance of any shares of Common Stock pursuant to the RSU Award. If, at the time of grant, the Board determines that any consideration

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must be paid by the Participant (in a form other than the Participant’s services to the Company or an Affiliate) upon the issuance of any shares of Common Stock in settlement of the RSU Award, such consideration may be paid in any form of consideration as the Board may determine and permissible under Applicable Law.

iii. Vesting. The Board may impose such restrictions on or conditions to the vesting of an RSU Award as determined by the Board. Except as otherwise provided in the Award Agreement or other written agreement between a Participant and the Company or an Affiliate, vesting of RSU Awards will cease upon termination of the Participant’s Continuous Service.

iv. Termination of Continuous Service. Except as otherwise provided in the Award Agreement or other written agreement between a Participant and the Company or an Affiliate, if a Participant’s Continuous Service terminates for any reason, any portion of his or her RSU Award that has not vested will be forfeited upon such termination and the Participant will have no further right, title or interest in the RSU Award, the shares of Common Stock issuable pursuant to the RSU Award, or any consideration in respect of the RSU Award.

v.  Dividend Equivalents. Dividend equivalents may be paid or credited, as applicable, with respect to any shares of Common Stock subject to a RSU Award, as determined by the Board and specified in the Award Agreement; provided, however, that (i) no dividend equivalents may be paid with respect to any such shares subject to an RSU Award before the date such shares have vested under the terms of such Award Agreement, (ii) any dividend equivalents that are credited with respect to any such shares will be subject to all of the terms and conditions applicable to such RSU Award and the covered shares under the terms of such Award Agreement (including, but not limited to, any vesting conditions), and (iii) any dividend equivalents that are credited with respect to any such shares subject to an RSU Award will be forfeited to the Company on the date, if any, such RSU Award is forfeited to by the Company due to a failure to meet any vesting conditions under the terms of such Award Agreement.

vi. Settlement of RSU Awards. A RSU Award may be settled by the issuance of shares of Common Stock or cash (or any combination thereof) or in any other form of payment, as determined by the Board and specified in the RSU Award Agreement. At the time of grant, the Board may determine to impose such restrictions or conditions that delay such delivery to a date following the vesting of the RSU Award.

vii.Compliance with Section 409A of the Code. Notwithstanding anything to the contrary set forth herein, any RSU Award granted under the Plan that is not exempt from the requirements of Section 409A of the Code shall contain such provisions so that such RSU Award will comply with the requirements of Section 409A of the Code. Such restrictions, if any, shall be determined by the Board and contained in the Award Agreement evidencing such RSU Award. For example, such restrictions may include, without limitation, a requirement that any Common Stock that is to be issued in a year following the year in which the RSU Award vests must be issued in accordance with a fixed pre-determined schedule.

(c)  Time and Performance Vesting. The Committee, in its sole discretion, may impose such restrictions on the vesting of the Participant’s Restricted Stock Award or Restricted Stock Units as it may deem advisable or appropriate, in accordance with this Section 6(c).

i.   Service Vesting. The Committee may condition the vesting of a Participant’s Restricted Stock Award or Restricted Stock Units upon the Participant’s continued performance of services for the Company through a specified vesting date or dates. If the Participant’s Continuous Service terminates before such vesting date, the relevant Restricted Stock Award and/or Restricted Stock Units shall be forfeited, except as may otherwise be provided in the Award Agreement.

ii.  Performance Vesting. Alternatively, the Committee may, in its discretion, condition the vesting of all or a portion of the Participant’s Restricted Stock Award or Restricted Stock Units upon completion of based upon the achievement of specific Performance Goals (Company-wide, divisional, or individual) or any other basis determined by the Committee in its discretion.

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(d)  Performance Awards. With respect to any RSU Award or other Award designated as a Performance Award, the length of any Performance Period, the Performance Goals to be achieved during the Performance Period, the other terms and conditions of such Award, and the measure of whether and to what degree such Performance Goals have been attained will be determined by the Board.

(e)  Other Awards. Other forms of Awards valued in whole or in part by reference to, or otherwise based on, Common Stock, including the appreciation in value thereof (e.g., options or stock rights with an exercise price or strike price less than 100% of the Fair Market Value at the time of grant) may be granted either alone or in addition to Awards provided for under Section 4 and the preceding provisions of this Section 5. Subject to the provisions of the Plan, the Board will have sole and complete discretion to determine the persons to whom and the time or times at which such Other Awards will be granted, the number of shares of Common Stock (or the cash equivalent thereof) to be granted pursuant to such Other Awards and all other terms and conditions of such Other Awards.

7.    ADJUSTMENTS UPON CHANGES IN COMMON STOCK; OTHER CORPORATE EVENTS.

(a)  Capitalization Adjustments. In the event of a Capitalization Adjustment, the Board shall appropriately and proportionately adjust: (x) the class(es) and maximum number of shares of Common Stock subject to the Plan pursuant to Section 2(a), (y) the class(es) and maximum number of shares that may be issued pursuant to the exercise of Incentive Stock Options pursuant to Section 2(a), and (z) the class(es) and number of securities and exercise price, strike price or purchase price of Common Stock subject to outstanding Awards. The Board shall make such adjustments, and its determination shall be final, binding and conclusive. Notwithstanding the foregoing, no fractional shares or rights for fractional shares of Common Stock shall be created in order to implement any Capitalization Adjustment. The Board shall determine an appropriate equivalent benefit, if any, for any fractional shares or rights to fractional shares that might be created by the adjustments referred to in the preceding provisions of this Section.

(b)  Dissolution or Liquidation. Except as otherwise provided in the Award Agreement, in the event of a dissolution or liquidation of the Company, all outstanding Awards (other than Awards consisting of vested and outstanding shares of Common Stock not subject to a forfeiture condition or the Company’s right of repurchase) will terminate immediately prior to the completion of such dissolution or liquidation, and the shares of Common Stock subject to the Company’s repurchase rights or subject to a forfeiture condition may be repurchased or reacquired by the Company notwithstanding the fact that the holder of such Award is providing Continuous Service, provided, however, that the Board may determine to cause some or all Awards to become fully vested, exercisable and/or no longer subject to repurchase or forfeiture (to the extent such Awards have not previously expired or terminated) before the dissolution or liquidation is completed but contingent on its completion.

(c)  Corporate Transaction. The following provisions will apply to Awards in the event of a Corporate Transaction unless otherwise provided in the instrument evidencing the Award or any other written agreement between the Company or any Affiliate and the Participant or unless otherwise expressly provided by the Board at the time of grant of an Award.

i.   Awards May Be Assumed. In the event of a Corporate Transaction, any surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) may assume or continue any or all Awards outstanding under the Plan or may substitute similar awards for Awards outstanding under the Plan (including but not limited to, awards to acquire the same consideration paid to the stockholders of the Company pursuant to the Corporate Transaction), and any reacquisition or repurchase rights held by the Company in respect of Common Stock issued pursuant to Awards may be assigned by the Company to the successor of the Company (or the successor’s parent company, if any), in connection with such Corporate Transaction. A surviving corporation or acquiring corporation (or its parent) may choose to assume or continue only a portion of an Award or substitute a similar award for only a portion of an Award, or may choose to assume or continue the Awards held by some, but not all Participants. The terms of any assumption, continuation or substitution will be set by the Board.

ii.  Awards Held by Current Participants. In the event of a Corporate Transaction in which the surviving corporation or acquiring corporation (or its parent company) does not assume or continue such outstanding Awards or substitute similar awards for such outstanding Awards, then with respect to Awards that have not been assumed, continued or substituted and that are held by Participants whose Continuous Service has not terminated prior to the effective time of the Corporate Transaction (referred

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to as the “Current Participants”), the vesting of such Awards (and, with respect to Options and Stock Appreciation Rights, the time when such Awards may be exercised) will be accelerated in full to a date prior to the effective time of such Corporate Transaction (contingent upon the effectiveness of the Corporate Transaction) as the Board determines (or, if the Board does not determine such a date, to the date that is five (5) days prior to the effective time of the Corporate Transaction), and such Awards will terminate if not exercised (if applicable) at or prior to the effective time of the Corporate Transaction, and any reacquisition or repurchase rights held by the Company with respect to such Awards will lapse (contingent upon the effectiveness of the Corporate Transaction). With respect to the vesting of Performance Awards that will accelerate upon the occurrence of a Corporate Transaction pursuant to this subsection (ii) and that have multiple vesting levels depending on the level of performance, unless otherwise provided in the Award Agreement, the vesting of such Performance Awards will accelerate at 100% of the target level upon the occurrence of the Corporate Transaction. With respect to the vesting of Awards that will accelerate upon the occurrence of a Corporate Transaction pursuant to this subsection (ii) and are settled in the form of a cash payment, such cash payment will be made no later than 30 days following the occurrence of the Corporate Transaction.

iii. Awards Held by Persons other than Current Participants. In the event of a Corporate Transaction in which the surviving corporation or acquiring corporation (or its parent company) does not assume or continue such outstanding Awards or substitute similar awards for such outstanding Awards, then with respect to Awards that have not been assumed, continued or substituted and that are held by persons other than Current Participants, such Awards will terminate if not exercised (if applicable) prior to the occurrence of the Corporate Transaction; provided, however, that any reacquisition or repurchase rights held by the Company with respect to such Awards will not terminate and may continue to be exercised notwithstanding the Corporate Transaction.

iv. Payment for Awards in Lieu of Exercise. Notwithstanding the foregoing, in the event an Award will terminate if not exercised prior to the effective time of a Corporate Transaction, the Board may provide, in its sole discretion, that the holder of such Award may not exercise such Award but will receive a payment, in such form as may be determined by the Board, equal in value, at the effective time, to the excess, if any, of (1) the value of the property the Participant would have received upon the exercise of the Award (including, at the discretion of the Board, any unvested portion of such Award), over (2) any exercise price payable by such holder in connection with such exercise. For clarity, this payment may be zero ($0) if the value of the property is equal to or less than the exercise price payable by the holder. Payments under this provision may be delayed to the same extent that payment of consideration to the holders of the Company’s Common Stock in connection with the Corporate Transaction is delayed as a result of escrows, earn outs, holdbacks or any other contingencies

(d)  Appointment of Stockholder Representative. As a condition to the receipt of an Award under this Plan, a Participant will be deemed to have agreed that the Award will be subject to the terms of any agreement governing a Corporate Transaction involving the Company, including, without limitation, a provision for the appointment of a stockholder representative that is authorized to act on the Participant’s behalf with respect to any escrow, indemnities and any contingent consideration.

(e)  No Restriction on Right to Undertake Transactions. The grant of any Award under the Plan and the issuance of shares pursuant to any Award does not affect or restrict in any way the right or power of the Company or the Stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, rights or options to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

8.    ADMINISTRATION.

(a)  Administration by Compensation Committee. The Board, or as determined by the Board the Compensation Committee of the Board, will administer the Plan unless and until the Board delegates administration of the Plan to a different Committee or Committees of the Board.

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(b)  Powers of Committee. The Committee will have the power, subject to, and within the limitations of, the express provisions of the Plan:

i.   To determine from time to time (1) which of the persons eligible under the Plan will be granted Awards; (2) when and how each Award will be granted; (3) what type or combination of types of Award will be granted; (4) the provisions of each Award granted (which need not be identical), including the time or times when a person will be permitted to receive an issuance of Common Stock or other payment pursuant to an Award; (5) the number of shares of Common Stock or cash equivalent with respect to which an Award will be granted to each such person; and (6) the Fair Market Value applicable to an Award.

ii.  To construe and interpret the Plan and Awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Committee, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Award Agreement, in a manner and to the extent it deems necessary or expedient to make the Plan or Award fully effective.

iii. To settle all controversies regarding the Plan and Awards granted under it.

iv.    To accelerate the time at which an Award may first be exercised or the time during which an Award or any part thereof will vest, notwithstanding the provisions in the Award Agreement stating the time at which it may first be exercised or the time during which it will vest.

v.     To prohibit the exercise of any Option, SAR or other exercisable Award during a period of up to 30 days prior to the consummation of any pending stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the shares of Common Stock or the share price of the Common Stock including any Corporate Transaction, for reasons of administrative convenience.

vi.   To approve forms of Award Agreements for use under the Plan and to amend the terms of any one or more Awards, including, but not limited to, amendments to provide terms more favorable to the Participant than previously provided in the Award Agreement, subject to any specified limits in the Plan that are not subject to Board or Committee discretion; provided however, that, a Participant’s rights under any Award will not be Materially Impaired by any such amendment unless (1) the Company requests the consent of the affected Participant, and (2) such Participant consents in writing.

vii.  Generally, to exercise such powers and to perform such acts as the Committee deems necessary or expedient to promote the best interests of the Company and that are not in conflict with the provisions of the Plan or Awards.

viii. To adopt such procedures and sub-plans as are necessary or appropriate to permit and facilitate participation in the Plan by, or take advantage of specific tax treatment for Awards granted to, Employees, Directors or Consultants who are foreign nationals or employed outside the United States (provided that Board approval will not be necessary for immaterial modifications to the Plan, and Committee approval will not be necessary for immaterial modifications to any Award Agreement, deemed necessary or desirable to ensure or facilitate compliance with the laws of the relevant foreign jurisdiction).

(c)  Rule 16b-3 Compliance. To the extent an Award is intended to qualify for the exemption from Section 16(b) of the Exchange Act that is available under Rule 16b-3 of the Exchange Act, the Award will be granted by the Board or a Committee that consists solely of two or more Non-Employee Directors, as determined under Rule 16b-3(b)(3) of the Exchange Act and thereafter any action establishing or modifying the terms of the Award will be approved by the Board or a Committee meeting such requirements to the extent necessary for such exemption to remain available.

(d)  Effect of Committee’s Decision. All determinations, interpretations and constructions made by the Committee in good faith will not be subject to review by any person and will be final, binding and conclusive on all persons.

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(e)  Cancellation and Re-Grant of Awards. Neither the Board nor any Committee will have the authority to: (i) reduce the exercise price or strike price of any outstanding Options or SARs under the Plan, or (ii) cancel any outstanding Options or SARs that have an exercise price or strike price greater than the current Fair Market Value in exchange for cash or other Awards under the Plan, unless the stockholders of the Company have approved such an action within twelve months prior to such an event.

(f)   Delegation to an Officer. The Committee may delegate to one or more Officers the authority to do one or both of the following (i) designate Employees who are not Officers to be recipients of Options and SARs (and, to the extent permitted by Applicable Law, other types of Awards) and, to the extent permitted by Applicable Law, the terms thereof, and (ii) determine the number of shares of Common Stock to be subject to such Awards granted to such Employees; provided, however, that the resolutions or charter adopted by the Board or any Committee evidencing such delegation will specify the total number of shares of Common Stock that may be subject to the Awards granted by such Officer and that such Officer may not grant an Award to himself or herself. Any such Awards will be granted on the applicable form of Award Agreement most recently approved for use by the Committee, unless otherwise provided in the resolutions approving the delegation authority. Notwithstanding anything to the contrary herein, neither the Board nor any Committee may delegate to an Officer who is acting solely in the capacity of an Officer (and not also as a Director) the authority to determine the Fair Market Value of shares of the Common Stock.

9.    TAX WITHHOLDING

(a)  Withholding Authorization. As a condition to acceptance of any Award under the Plan, a Participant authorizes withholding from payroll and any other amounts payable to such Participant, and otherwise agrees to make adequate provision for (including), any sums required to satisfy any U.S. federal, state, local and/or foreign tax or social insurance contribution withholding obligations of the Company or an Affiliate, if any, which arise in connection with the grant, exercise, vesting or settlement of such Award, as applicable. Accordingly, a Participant may not be able to exercise an Award even though the Award is vested, and the Company shall have no obligation to issue shares of Common Stock subject to an Award, unless and until such obligations are satisfied.

(b)  Satisfaction of Withholding Obligation. To the extent permitted by the terms of an Award Agreement, the Company may, in its sole discretion, satisfy any U.S. federal, state, local and/or foreign tax or social insurance withholding obligation relating to an Award by any of the following means or by a combination of such means: (i) causing the Participant to tender a cash payment; (ii) withholding shares of Common Stock from the shares of Common Stock issued or otherwise issuable to the Participant in connection with the Award; (iii) withholding cash from an Award settled in cash; (iv) withholding payment from any amounts otherwise payable to the Participant; (v) by allowing a Participant to effectuate a “cashless exercise” pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board, or (vi) by such other method as may be set forth in the Award Agreement.

(c)  No Obligation to Notify or Minimize Taxes; No Liability to Claims. Except as required by Applicable Law the Company has no duty or obligation to any Participant to advise such holder as to the time or manner of exercising such Award. Furthermore, the Company has no duty or obligation to warn or otherwise advise such holder of a pending termination or expiration of an Award or a possible period in which the Award may not be exercised. The Company has no duty or obligation to minimize the tax consequences of an Award to the holder of such Award and will not be liable to any holder of an Award for any adverse tax consequences to such holder in connection with an Award. As a condition to accepting an Award under the Plan, each Participant (i) agrees to not make any claim against the Company, or any of its Officers, Directors, Employees or Affiliates related to tax liabilities arising from such Award or other Company compensation and (ii) acknowledges that such Participant was advised to consult with his or her own personal tax, financial and other legal advisors regarding the tax consequences of the Award and has either done so or knowingly and voluntarily declined to do so. Additionally, each Participant acknowledges any Option or SAR granted under the Plan is exempt from Section 409A only if the exercise or strike price is at least equal to the “fair market value” of the Common Stock on the date of grant as determined by the Internal Revenue Service and there is no other impermissible deferral of compensation associated with the Award. Additionally, as a condition to accepting an Option or SAR granted under the Plan, each Participant agrees not make any claim against the Company, or any of its Officers, Directors, Employees or Affiliates in the event that the Internal Revenue Service asserts that such exercise price or strike price is less than the “fair market value” of the Common Stock on the date of grant as subsequently determined by the Internal Revenue Service.

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(d)  Withholding Indemnification. As a condition to accepting an Award under the Plan, in the event that the amount of the Company’s and/or its Affiliate’s withholding obligation in connection with such Award was greater than the amount actually withheld by the Company and/or its Affiliates, each Participant agrees to indemnify and hold the Company and/or its Affiliates harmless from any failure by the Company and/or its Affiliates to withhold the proper amount.

10.  MISCELLANEOUS.

(a)  Source of Shares. The stock issuable under the Plan will be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Company on the open market or otherwise.

(b)  Use of Proceeds from Sales of Common Stock. Proceeds from the sale of shares of Common Stock pursuant to Awards will constitute general funds of the Company.

(c)  Corporate Action Constituting Grant of Awards. Corporate action constituting a grant by the Company of an Award to any Participant will be deemed completed as of the date of such corporate action, unless otherwise determined by the Board or the Committee, regardless of when the instrument, certificate, or letter evidencing the Award is communicated to, or actually received or accepted by, the Participant. In the event that the corporate records (e.g., Committee consents, Board consents, resolutions or minutes) documenting the corporate action approving the grant contain terms (e.g., exercise price, vesting schedule or number of shares) that are inconsistent with those in the Award Agreement or related grant documents as a result of a clerical error in the Award Agreement or related grant documents, the corporate records will control and the Participant will have no legally binding right to the incorrect term in the Award Agreement or related grant documents.

(d)  Stockholder Rights. No Participant will be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to such Award unless and until (i) such Participant has satisfied all requirements for exercise of the Award pursuant to its terms, if applicable, and (ii) the issuance of the Common Stock subject to such Award is reflected in the records of the Company.

(e)  No Employment or Other Service Rights. Nothing in the Plan, any Award Agreement or any other instrument executed thereunder or in connection with any Award granted pursuant thereto will confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Award was granted or affect the right of the Company or an Affiliate to terminate at will and without regard to any future vesting opportunity that a Participant may have with respect to any Award (i) the employment of an Employee with or without notice and with or without cause, (ii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate, or (iii) the service of a Director pursuant to the Bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state or foreign jurisdiction in which the Company or the Affiliate is incorporated, as the case may be. Further, nothing in the Plan, any Award Agreement or any other instrument executed thereunder or in connection with any Award will constitute any promise or commitment by the Company or an Affiliate regarding the fact or nature of future positions, future work assignments, future compensation or any other term or condition of employment or service or confer any right or benefit under the Award or the Plan unless such right or benefit has specifically accrued under the terms of the Award Agreement and/or Plan.

(f)   Change in Time Commitment. In the event a Participant’s regular level of time commitment in the performance of his or her services for the Company and any Affiliates is reduced (for example, and without limitation, if the Participant is an Employee of the Company and the Employee has a change in status from a full-time Employee to a part-time Employee or takes an extended leave of absence) after the date of grant of any Award to the Participant, the Board may determine, to the extent permitted by Applicable Law, to (i) make a corresponding reduction in the number of shares or cash amount subject to any portion of such Award that is scheduled to vest or become payable after the date of such change in time commitment, and (ii) in lieu of or in combination with such a reduction, extend the vesting or payment schedule applicable to such Award. In the event of any such reduction, the Participant will have no right with respect to any portion of the Award that is so reduced or extended.

(g)  Execution of Additional Documents. As a condition to accepting an Award under the Plan, the Participant agrees to execute any additional documents or instruments necessary or desirable, as determined in the Plan Administrator’s sole discretion, to carry out the purposes or intent of the Award, or facilitate compliance with securities and/or other regulatory requirements, in each case at the Plan Administrator’s request.

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(h)  Electronic Delivery and Participation. Any reference herein or in an Award Agreement to a “written” agreement or document will include any agreement or document delivered electronically, filed publicly at www.sec.gov (or any successor website thereto) or posted on the Company’s intranet (or other shared electronic medium controlled by the Company to which the Participant has access). By accepting any Award the Participant consents to receive documents by electronic delivery and to participate in the Plan through any on-line electronic system established and maintained by the Plan Administrator or another third party selected by the Plan Administrator. The form of delivery of any Common Stock (e.g., a stock certificate or electronic entry evidencing such shares) shall be determined by the Company.

(i)   Clawback/Recovery. All Awards granted under the Plan will be subject to recoupment in accordance with any clawback policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other Applicable Law and any clawback policy that the Company otherwise adopts, to the extent applicable and permissible under Applicable Law. In addition, the Board may impose such other clawback, recovery or recoupment provisions in an Award Agreement as the Board determines necessary or appropriate, including but not limited to a reacquisition right in respect of previously acquired shares of Common Stock or other cash or property upon the occurrence of Cause. No recovery of compensation under such a clawback policy will be an event giving rise to a Participant’s right to voluntary terminate employment upon a “resignation for good reason,” or for a “constructive termination” or any similar term under any plan of or agreement with the Company.

(j)   Securities Law Compliance. A Participant will not be issued any shares in respect of an Award unless either (i) the shares are registered under the Securities Act; or (ii) the Company has determined that such issuance would be exempt from the registration requirements of the Securities Act. Each Award also must comply with other Applicable Law governing the Award, and a Participant will not receive such shares if the Company determines that such receipt would not be in material compliance with Applicable Law.

(k)  Transfer or Assignment of Awards; Issued Shares. Except as expressly provided in the Plan or the form of Award Agreement, Awards granted under the Plan may not be transferred or assigned by the Participant. After the vested shares subject to an Award have been issued, or in the case of Restricted Stock and similar awards, after the issued shares have vested, the holder of such shares is free to assign, hypothecate, donate, encumber or otherwise dispose of any interest in such shares provided that any such actions are in compliance with the provisions herein, the terms of the Trading Policy and Applicable Law and in accordance with the terms of any Award Agreement.

(l)   Effect on Other Employee Benefit Plans. The value of any Award granted under the Plan, as determined upon grant, vesting or settlement, shall not be included as compensation, earnings, salaries, or other similar terms used when calculating any Participant’s benefits under any employee benefit plan sponsored by the Company or any Affiliate, except as such plan otherwise expressly provides. The Company expressly reserves its rights to amend, modify, or terminate any of the Company’s or any Affiliate’s employee benefit plans.

(m) Section 409A. Unless otherwise expressly provided for in an Award Agreement, the Plan and Award Agreements will be interpreted to the greatest extent possible in a manner that makes the Plan and the Awards granted hereunder exempt from Section 409A, and, to the extent not so exempt, in compliance with the requirements of Section 409A. If the Board determines that any Award granted hereunder is not exempt from and is therefore subject to Section 409A, the Award Agreement evidencing such Award will incorporate the terms and conditions necessary to avoid the consequences specified in Section 409A(a)(1) of the Code, and to the extent an Award Agreement is silent on terms necessary for compliance, such terms are hereby incorporated by reference into the Award Agreement. Notwithstanding anything to the contrary in this Plan (and unless the Award Agreement specifically provides otherwise), if the shares of Common Stock are publicly traded, and if a Participant holding an Award that constitutes “deferred compensation” under Section 409A is a “specified employee” for purposes of Section 409A, no distribution or payment of any amount that is due because of a “separation from service” (as defined in Section 409A without regard to alternative definitions thereunder) will be issued or paid before the date that is six months and one day following the date of such Participant’s “separation from service” or, if earlier, the date of the Participant’s death, unless such distribution or payment can be made in a manner that complies with Section 409A, and any amounts so deferred will be paid in a lump sum on the day after such six month period elapses, with the balance paid thereafter on the original schedule.

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(n)  Choice of Law. This Plan and any controversy arising out of or relating to this Plan shall be governed by, and construed in accordance with, the internal laws of the State of Delaware without regard to conflict of law principles that would result in any application of any law other than the law of the State of Delaware.

11.  COVENANTS OF THE COMPANY. COMPLIANCE WITH LAW. The Company will seek to obtain from each regulatory commission or agency, as may be deemed to be necessary, having jurisdiction over the Plan such authority as may be required to grant Awards and to issue and sell shares of Common Stock upon exercise or vesting of the Awards; provided, however, that this undertaking will not require the Company to register under the Securities Act the Plan, any Award or any Common Stock issued or issuable pursuant to any such Award. If, after reasonable efforts and at a reasonable cost, the Company is unable to obtain from any such regulatory commission or agency the authority that counsel for the Company deems necessary or advisable for the lawful issuance and sale of Common Stock under the Plan, the Company will be relieved from any liability for failure to issue and sell Common Stock upon exercise or vesting of such Awards unless and until such authority is obtained. A Participant is not eligible for the grant of an Award or the subsequent issuance of Common Stock pursuant to the Award if such grant or issuance would be in violation of any Applicable Law.

12.  SEVERABILITY. If all or any part of the Plan or any Award Agreement is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not invalidate any portion of the Plan or such Award Agreement not declared to be unlawful or invalid. Any Section of the Plan or any Award Agreement (or part of such a Section) so declared to be unlawful or invalid shall, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.

13.  AMENDMENT OF TERMINATION OF THE PLAN.

(a)  Termination. The Board may suspend or terminate the Plan at any time. No Incentive Stock Options may be granted after the tenth anniversary of the Adoption Date. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

(b)  Amendment. The Board, in its sole discretion, may amend the Plan in any respect the Board deems necessary or advisable; provided, however, that Stockholder approval will be required for any amendment to the extent required by Applicable Law.

(c)  Effect on Prior Awards. No Participant’s rights under any Award granted before the amendment or termination of the Plan will be Materially Impaired by any amendment, suspension, or termination of the Plan unless (1) the Company requests the consent of the affected Participant, and (2) such Participant consents in writing, provided that such consent shall not be required if the Board determines, in its sole and absolute discretion, that the amendment, suspension or termination: (a) is required or advisable in order for the Company, the Plan or the Award to satisfy applicable law, to meet the requirements of any accounting standard or to avoid any adverse accounting treatment, or (b) in connection with any transaction or event described in Section 7(c), is in the best interests of the Company or its stockholders.

14.  DEFINITIONS. As used in the Plan, the following definitions apply to the capitalized terms indicated below:

(a)  “Adoption Date” means the date the Plan is first approved by the Board or Compensation Committee.

(b)  “Affiliate” means, at the time of determination, any “parent” or “subsidiary” of the Company as such terms are defined in Rule 405 promulgated under the Securities Act. The Board may determine the time or times at which “parent” or “subsidiary” status is determined within the foregoing definition.

(c)  “Applicable Law” means shall mean any applicable securities, federal, state, foreign, material local or municipal or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, listing rule, regulation, judicial decision, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body (including under the authority of any applicable self-regulating organization such as the Nasdaq Stock Market, New York Stock Exchange, or the Financial Industry Regulatory Authority).

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(d)  “Award” means any right to receive Common Stock, cash or other property granted under the Plan (including an Incentive Stock Option, a Nonstatutory Stock Option, a Restricted Stock Award, a RSU Award, a SAR, a Performance Award or any Other Award).

(e)  “Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of an Award. The Award Agreement generally consists of the Grant Notice and the agreement containing the written summary of the general terms and conditions applicable to the Award and which is provided to a Participant along with the Grant Notice.

(f)   “Board” means the Board of Directors of the Company (or its designee). Any decision or determination made by the Board shall be a decision or determination that is made in the sole discretion of the Board (or its designee), and such decision or determination shall be final and binding on all Participants.

(g)  “Capitalization Adjustment” means any change that is made in, or other events that occur with respect to, the Common Stock subject to the Plan or subject to any Award after the Adoption Date without the receipt of consideration by the Company through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, large nonrecurring cash dividend, stock split, reverse stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or any similar equity restructuring transaction, as that term is used in Statement of Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor thereto). Notwithstanding the foregoing, the conversion of any convertible securities of the Company will not be treated as a Capitalization Adjustment.

(h)  “Cause” has the meaning ascribed to such term in any written agreement between the Participant and the Company defining such term and, in the absence of such agreement, such term means, with respect to a Participant, the occurrence of any of the following events: (i) the commission of an act of fraud, embezzlement, theft or proven dishonesty, or any other illegal act or practice (whether or not resulting in criminal prosecution or conviction), including theft or destruction of property of the Company or a subsidiary, or any other act or practice which the Committee shall, in good faith, deem to have resulted in the recipient’s becoming unbondable under the Company or any subsidiary’s fidelity bond; (ii) the willful engaging in misconduct which is deemed by the Committee, in good faith, to be materially injurious to the Company or any subsidiary, monetarily or otherwise, including, but not limited to, improperly disclosing trade secrets or other confidential or sensitive business information and data about the Company or any subsidiaries and competing with the Company or any subsidiaries, or soliciting employees, consultants or customers of the Company or any subsidiaries in violation of law or any employment or other agreement to which the recipient is a party; (iii) the continued failure or habitual neglect by a person who is a Participant to perform his or her duties with the Company or any subsidiary; or (iv) other disregard of rules or policies of the Company or any subsidiary, or conduct evidencing willful or wanton disregard of the interests of the Company or any subsidiary.

(i)   “Code” means the Internal Revenue Code of 1986, as amended, including any applicable regulations and guidance thereunder.

(j)   “Committee” means the Compensation Committee and any other committee of Directors to whom authority has been delegated by the Board or Compensation Committee in accordance with the Plan.

(k)  “Common Stock” means the common stock of the Company.

(l)   “Company” means Coeptis Therapeutics Holdings Inc., a Delaware corporation.

(m) “Compensation Committee” means the Compensation Committee of the Board.

(n)  “Consultant” means any person, including an advisor, who is (i) engaged by the Company or an Affiliate to render consulting or advisory services and is compensated for such services, or (ii) serving as a member of the board of directors of an Affiliate and is compensated for such services. However, service solely as a Director, or payment of a fee for such service, will not cause a Director to be considered a “Consultant” for purposes of the Plan. Notwithstanding the foregoing, a person is treated as a Consultant under this Plan only if a Form S-8 Registration Statement under the Securities Act is available to register either the offer or the sale of the Company’s securities to such person.

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(o)  “Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. A change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Director or Consultant or a change in the Entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s service with the Company or an Affiliate, will not terminate a Participant’s Continuous Service; provided, however, that if the Entity for which a Participant is rendering services ceases to qualify as an Affiliate, as determined by the Board, such Participant’s Continuous Service will be considered to have terminated on the date such Entity ceases to qualify as an Affiliate. For example, a change in status from an Employee of the Company to a Consultant of an Affiliate or to a Director will not constitute an interruption of Continuous Service. To the extent permitted by law, the Board or the chief executive officer of the Company, in that party’s sole discretion, may determine whether Continuous Service will be considered interrupted in the case of (i) any leave of absence approved by the Board or chief executive officer, including sick leave, military leave or any other personal leave, or (ii) transfers between the Company, an Affiliate, or their successors. Notwithstanding the foregoing, a leave of absence will be treated as Continuous Service for purposes of vesting in an Award only to such extent as may be provided in the Company’s leave of absence policy, in the written terms of any leave of absence agreement or policy applicable to the Participant, or as otherwise required by law. In addition, to the extent required for exemption from or compliance with Section 409A, the determination of whether there has been a termination of Continuous Service will be made, and such term will be construed, in a manner that is consistent with the definition of “separation from service” as defined under Treasury Regulation Section 1.409A-1(h) (without regard to any alternative definition thereunder).

(p)  “Corporate Transaction” means the consummation, in a single transaction or in a series of related transactions, of any one or more of the following events, provided, however, to the extent necessary to avoid adverse personal income tax consequences to the Participant under Section 409A of the Code in connection with an Award, such transaction or series of transactions, also constitutes a Section 409A Change in Control:

i.   a sale or other disposition of all or substantially all, as determined by the Board, of the consolidated assets of the Company and its Subsidiaries;

ii.  a sale or other disposition of at least 50% of the outstanding securities of the Company;

iii. a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or

iv. a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.

(q)  “Director” means a member of the Board.

(r)   “determine” or “determined” means as determined by the Board or the Committee (or its designee) in its sole discretion.

(s)  “Disability” means, with respect to a Participant, such Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months, as provided in Section 22(e)(3) of the Code, and will be determined by the Board on the basis of such medical evidence as the Board deems warranted under the circumstances. In making such a determination, the Board may rely upon a determination by the Social Security Administration that the Participant is disable for purposes of eligibility for Social Security disability benefits.

(t)   “Employee” means any person employed by the Company or an Affiliate. However, service solely as a Director, or payment of a fee for such services, will not cause a Director to be considered an “Employee” for purposes of the Plan.

(u)  “Employer” means the Company or the Affiliate of the Company that employs the Participant.

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(v)  “Entity” means a corporation, partnership, limited liability company or other entity.

(w) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(x)  “Fair Market Value” means, as of any date, unless otherwise determined by the Board, the value of the Common Stock (as determined on a per share or aggregate basis, as applicable) determined as follows:

i.   If the Common Stock is listed on any established stock exchange or traded on any established market, the Fair Market Value will be the closing sales price for such stock as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the date of determination, as reported in a source the Board deems reliable.

ii.  If there is no closing sales price for the Common Stock on the date of determination, then the Fair Market Value will be the closing selling price on the last preceding date for which such quotation exists.

iii. In the absence of such markets for the Common Stock, or if otherwise determined by the Board, the Fair Market Value will be determined by the Board in good faith and in a manner that complies with Sections 409A and 422 of the Code.

(y)    “Governmental Body” means any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; (c) governmental or regulatory body, or quasi-governmental body of any nature (including any governmental division, department, administrative agency or bureau, commission, authority, instrumentality, official, ministry, fund, foundation, center, organization, unit, body or Entity and any court or other tribunal, and for the avoidance of doubt, any Tax authority) or other body exercising similar powers or authority; or (d) self-regulatory organization (including the Nasdaq Stock Market, New York Stock Exchange, and the Financial Industry Regulatory Authority).

(z)    “Grant Notice” means the notice provided to a Participant that he or she has been granted an Award under the Plan and which includes the name of the Participant, the type of Award, the date of grant of the Award, number of shares of Common Stock subject to the Award or potential cash payment right, (if any), the vesting schedule for the Award (if any) and other key terms applicable to the Award.

(aa)  “Incentive Stock Option” means an option granted pursuant to Section 4 of the Plan that is intended to be, and qualifies as, an “incentive stock option” within the meaning of Section 422 of the Code.

(bb)  “IPO Date” means the date on which the Company completes an underwritten initial public offering of the Common Stock.

(cc)  “Materially Impair” means any amendment to the terms of the Award that materially adversely affects the Participant’s rights under the Award. A Participant’s rights under an Award will not be deemed to have been Materially Impaired by any such amendment if the Board, in its sole discretion, determines that the amendment, taken as a whole, does not materially impair the Participant’s rights. For example, the following types of amendments to the terms of an Award do not Materially Impair the Participant’s rights under the Award: (i) imposition of reasonable restrictions on the minimum number of shares subject to an Option that may be exercised, (ii) to maintain the qualified status of the Award as an Incentive Stock Option under Section 422 of the Code; (iii) to change the terms of an Incentive Stock Option in a manner that disqualifies, impairs or otherwise affects the qualified status of the Award as an Incentive Stock Option under Section 422 of the Code; (iv) to clarify the manner of exemption from, or to bring the Award into compliance with or qualify it for an exemption from, Section 409A; or (v) to comply with other Applicable Laws.

(dd)  “Non-Employee Director” means a Director who either (i) is not a current employee or officer of the Company or an Affiliate, does not receive compensation, either directly or indirectly, from the Company or an Affiliate for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated

Annex E-18

pursuant to the Securities Act (“Regulation S-K”)), does not possess an interest in any other transaction for which disclosure would be required under Item 404(a) of Regulation S-K, and is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(b) of Regulation S-K; or (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b-3.

(ee)  “Nonstatutory Stock Option” means any option granted pursuant to Section 4 of the Plan that does not qualify as an Incentive Stock Option.

(ff)   “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act.

(gg)  “Option” means an Incentive Stock Option or a Nonstatutory Stock Option to purchase shares of Common Stock granted pursuant to the Plan.

(hh)  “Option Agreement” means a written agreement between the Company and the Optionholder evidencing the terms and conditions of the Option grant. The Option Agreement includes the Grant Notice for the Option and the agreement containing the written summary of the general terms and conditions applicable to the Option and which is provided to a Participant along with the Grant Notice. Each Option Agreement will be subject to the terms and conditions of the Plan.

(ii)       “Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

(jj)       “Other Award” means an award based in whole or in part by reference to the Common Stock which is granted pursuant to the terms and conditions of Section 6(e).

(kk)     “Other Award Agreement” means a written agreement between the Company and a holder of an Other Award evidencing the terms and conditions of an Other Award grant. Each Other Award Agreement will be subject to the terms and conditions of the Plan.

(ll)       “Own,” “Owned,” “Owner,” “Ownership” means that a person or Entity will be deemed to “Own,” to have “Owned,” to be the “Owner” of, or to have acquired “Ownership” of securities if such person or Entity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities.

(mm)   “Participant” means an Employee, Director or Consultant to whom an Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Award.

(nn)     “Performance Award” means a Restricted Stock Unit Award or other Award that may vest or may be exercised or a cash award that may vest or become earned and paid contingent upon the attainment during a Performance Period of certain Performance Goals and which is granted under the terms and conditions of Section 5 pursuant to such terms as are approved by the Board or the Committee. In addition, to the extent permitted by Applicable Law and set forth in the applicable Award Agreement, the Committee may determine that cash or other property may be used in payment of Performance Awards. Performance Awards that are settled in cash or other property are not required to be valued in whole or in part by reference to, or otherwise based on, the Common Stock.

(oo)     “Performance Criteria” means the one or more criteria that the Board or Committee will select for purposes of establishing the Performance Goals for a Performance Period. The Performance Criteria that will be used to establish such Performance Goals may be based on any measure of performance selected by the Board or Committee.

(pp)     “Performance Goals” means, for a Performance Period, the one or more goals established by the Board or Committee for the Performance Period based upon the Performance Criteria. Performance Goals may be based on a Company-wide basis, with respect to one or more business units, divisions, Affiliates, or business segments, and in either absolute terms or relative to the performance of one or more comparable companies or the performance of one or more relevant indices. Unless specified otherwise by the Board (i) in the Award Agreement at the time the Award is granted or (ii) in such other

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document setting forth the Performance Goals at the time the Performance Goals are established, the Board or Committee will appropriately make adjustments in the method of calculating the attainment of Performance Goals for a Performance Period as follows: (1) to exclude restructuring and/or other nonrecurring charges; (2) to exclude exchange rate effects; (3) to exclude the effects of changes to generally accepted accounting principles; (4) to exclude the effects of any statutory adjustments to corporate tax rates; (5) to exclude the effects of items that are “unusual” in nature or occur “infrequently” as determined under generally accepted accounting principles; (6) to exclude the dilutive effects of acquisitions or joint ventures; (7) to assume that any business divested by the Company achieved performance objectives at targeted levels during the balance of a Performance Period following such divestiture; (8) to exclude the effect of any change in the outstanding shares of common stock of the Company by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to common stockholders other than regular cash dividends; (9) to exclude the effects of stock based compensation and the award of bonuses under the Company’s bonus plans; (10) to exclude costs incurred in connection with potential acquisitions or divestitures that are required to expensed under generally accepted accounting principles; (11) to exclude the goodwill and intangible asset impairment charges that are required to be recorded under generally accepted accounting principles; and (12) to exclude the effects of the timing of acceptance for review and/or approval of submissions to the U.S. Food and Drug Administration or any other regulatory body. In addition, the Committee retains the discretion to reduce or eliminate the compensation or economic benefit due upon attainment of Performance Goals and to define the manner of calculating the Performance Criteria it selects to use for such Performance Period. Partial achievement of the specified criteria may result in the payment or vesting corresponding to the degree of achievement as specified in the Award Agreement or the written terms of a Performance Cash Award.

(qq)     “Performance Period” means the period of time selected by the Committee or the Board over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to vesting or exercise of an Award. Performance Periods may be of varying and overlapping duration, at the sole discretion of the Committee or the Board.

(rr)      “Plan” means this Coeptis Therapeutics Holdings Inc. 2022 Equity Incentive Plan.

(ss)      “Plan Administrator” means the person, persons, and/or third-party administrator designated by the Company to administer the day-to-day operations of the Plan and the Company’s other equity incentive programs.

(tt)       “Post-Termination Exercise Period” means the period following termination of a Participant’s Continuous Service within which an Option or SAR is exercisable, as specified in Section 4(g) or Section 5(g), as applicable.

(uu)     “Restricted Stock Award” or “RSA” means an Award of shares of Common Stock which is granted pursuant to the terms and conditions of Section 6(a).

(vv)     “Restricted Stock Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Award evidencing the terms and conditions of a Restricted Stock Award grant. The Restricted Stock Award Agreement includes the Grant Notice for the Restricted Stock Award and the agreement containing the written summary of the general terms and conditions applicable to the Restricted Stock Award and which is provided to a Participant along with the Grant Notice. Each Restricted Stock Award Agreement will be subject to the terms and conditions of the Plan.

(ww)   “RSU Award” or “RSU” means an Award of restricted stock units representing the right to receive an issuance of shares of Common Stock which is granted pursuant to the terms and conditions of Section 6(b).

(xx)     “RSU Award Agreement” means a written agreement between the Company and a holder of a RSU Award evidencing the terms and conditions of a RSU Award grant. The RSU Award Agreement includes the Grant Notice for the RSU Award and the agreement containing the written summary of the general

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terms and conditions applicable to the RSU Award and which is provided to a Participant along with the Grant Notice. Each RSU Award Agreement will be subject to the terms and conditions of the Plan.

(yy)     “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

(zz)     “Rule 405” means Rule 405 promulgated under the Securities Act.

(aaa)    “Section 409A” means Section 409A of the Code and the regulations and other guidance thereunder.

(bbb)   “Section 409A Change in Control” means a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the Company’s assets, as provided in Section 409A(a)(2)(A)(v) of the Code and Treasury Regulations Section 1.409A-3(i)(5) (without regard to any alternative definition thereunder).

(ccc)    “Securities Act” means the Securities Act of 1933, as amended.

(ddd)   “Share Reserve” means the number of shares available for issuance under the Plan as set forth in Section 2(a).

(eee)    “Stock Appreciation Right” or “SAR” means a right to receive the appreciation on Common Stock that is granted pursuant to the terms and conditions of Section 5.

(fff)     “SAR Agreement” means a written agreement between the Company and a holder of a SAR evidencing the terms and conditions of a SAR grant. The SAR Agreement includes the Grant Notice for the SAR and the agreement containing the written summary of the general terms and conditions applicable to the SAR and which is provided to a Participant along with the Grant Notice. Each SAR Agreement will be subject to the terms and conditions of the Plan.

(ggg)   “Subsidiary” means, with respect to the Company, (i) any corporation of which more than 50% of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation will have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, Owned by the Company, and (ii) any partnership, limited liability company or other entity in which the Company has a direct or indirect interest (whether in the form of voting or participation in profits or capital contribution) of more than 50%.

(hhh)   “Ten Percent Stockholder” means a person who Owns (or is deemed to Own pursuant to Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Affiliate.

(iii)      “Trading Policy” means the Company’s policy permitting certain individuals to sell Company shares only during certain “window” periods and/or otherwise restricts the ability of certain individuals to transfer or encumber Company shares, as in effect from time to time.

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Annex F

APPRAISAL RIGHTS

Section 262 of the General Corporation Law of the State of Delaware

(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words; and the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263 or § 264 of this title:

(1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to act upon the agreement of merger or consolidation (or, in the case of a merger pursuant to § 251(h), as of immediately prior to the execution of the agreement of merger), were either: (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.

(2) Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 255, 256, 257, 258, 263 and 264 of this title to accept for such stock anything except:

a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;

c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a. and b. of this section; or

d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a., b. and c. of this section.

(3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(4) [Repealed.]

(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the provisions of this section, including those set forth in subsections (d),(e), and (g) of this section, shall apply as nearly as is practicable.

Annex F-1

(d) Appraisal rights shall be perfected as follows:

(1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder’s shares; provided that a demand may be delivered to the corporation by electronic transmission if directed to an information processing system (if any) expressly designated for that purpose in such notice. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

(2) If the merger or consolidation was approved pursuant to § 228, § 251(h), § 253, or § 267 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of giving such notice or, in the case of a merger approved pursuant to § 251(h) of this title, within the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days after the date of giving such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder’s shares; provided that a demand may be delivered to the corporation by electronic transmission if directed to an information processing system (if any) expressly designated for that purpose in such notice. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice or, in the case of a merger approved pursuant to § 251(h) of this title, later than the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding

Annex F-2

a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon request given in writing (or by electronic transmission directed to an information processing system (if any) expressly designated for that purpose in the notice of appraisal), shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation (or, in the case of a merger approved pursuant to § 251(h) of this title, the aggregate number of shares (other than any excluded stock (as defined in § 251(h)(6)d. of this title)) that were the subject of, and were not tendered into, and accepted for purchase or exchange in, the offer referred to in § 251(h)(2)), and, in either case, with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such statement shall be given to the stockholder within 10 days after such stockholder’s request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition or request from the corporation the statement described in this subsection.

(f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder. If immediately before the merger or consolidation the shares of the class or series of stock of the constituent corporation as to which appraisal rights are available were listed on a national securities exchange, the Court shall dismiss the proceedings as to all holders of such shares who are otherwise entitled to appraisal rights unless (1) the total number of shares entitled to appraisal exceeds 1% of the outstanding shares of the class or series eligible for appraisal, (2) the value of the consideration provided in the merger or consolidation for such total number of shares exceeds $1 million, or (3) the merger was approved pursuant to § 253 or § 267 of this title.

(h) After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, and except as provided in this subsection, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. At any time before the entry of judgment in the proceedings, the surviving corporation may pay to each stockholder entitled to appraisal an amount in cash, in which case interest shall accrue thereafter as provided herein only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Court, and (2) interest theretofore accrued, unless paid at that time. Upon application by

Annex F-3

the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder’s demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.

(l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

Annex F-4

Annex G

April 18, 2022

Board of Directors
Bull Horn Holdings Corp.
801 S. Pointe Drive, Suite TH-1
Miami Beach, Florida 33139

Dear Members of the Board of Directors:

We understand that Bull Horn Holdings Corp. (“BHH”), proposes to enter into an Agreement and Plan of Merger (“Agreement”), in the form of the draft dated April 15, 2022, by and among Coeptis Therapeutics, Inc. (the “Company”), BH Merger Sub, Inc., and BHH, pursuant to which BHH will acquire 100% of the outstanding equity and equity equivalents of the Company (including options, or other securities that have the right to acquire or convert into equity securities of the Company, except certain Assumed Warrants as set forth below) in exchange for the consideration described below (the “Acquisition”). The entity existing following the consummation of the Acquisition and the combination of BHH and the Company is referred to herein as the “Surviving Company.”

The total consideration to be paid to the equity holders of the Company (including holders of vested options and other convertible securities, but not excluding certain Company commons stock warrants outstanding and unexercised immediately prior to the Acquisition (collectively the “Assumed Warrants”)) in the Acquisition (the “Transaction Consideration”) will be shares of BHH’s common stock based on a total enterprise value of the Company of $175,000,000, less (a) any debt that remains outstanding after the closing of the Acquisition or that is repaid at closing with funds provided by BHH and (b) the amount of any transaction expenses (the “Transaction Shares”). The Transaction Shares shall be issued after giving effect to an exchange of the Company’s outstanding shares of preferred stock and convertible debt for shares of the Company’s common stock. Further, in addition to the Transaction Shares, BHH has agreed to assume the Assumed Warrants and the obligations thereunder, which will automatically confer upon such holders rights to purchase shares of BHH common stock at a conversion ratio set forth in the Agreement.

The Board of Directors of BHH (“you”) have asked us to render an opinion (the “Opinion”) (i) as to the fairness of the Transaction to BHH from a financial point of view and (ii) whether the Company has a fair market value equal to at least 80 percent of the balance of funds in BHH’s trust account (excluding deferred underwriting commissions and taxes payable).

This Opinion is furnished solely to be utilized by the Board of Directors as only one input to consider in its process of analyzing the Transaction and it does not constitute a recommendation to any member of the Board of Directors, any stockholder of BHH, or any other person as to how such person should vote or act with respect to the Transaction. This Opinion is delivered to the Board of Directors subject to the conditions, scope of engagement, limitations and understanding set forth in this Opinion and subject to the understanding that the obligations of Vantage Point Advisors, Inc. in the Transaction are solely corporate obligations. Furthermore, no officer, director, employee or shareholder of Vantage Point Advisors, Inc. shall be subjected to any personal liability whatsoever to any person, nor will any such claim be asserted by or on behalf of you or your affiliates.

Annex G-1

Board of Directors
Bull Horn Holdings Corp.

We have not been asked to opine on, and this Opinion does not express any views on, (i) any other terms of the Transaction, (ii) BHH’s underlying business decision to effect the Transaction, (iii) the basic business decision to proceed with or effect the Transaction, (iv) the merits of the Transaction relative to any alternative transaction or business strategy that may be available to BHH, (v) the amount or nature of the compensation to any officer, director or employee, or any class of such persons, relative to the compensation to be received by the holders of any class of securities, creditors or other constituencies of BHH or the Company in the Transaction, or relative to or in comparison with the Transaction Consideration, (vi) the fairness of the Transaction to any particular group or class of securities, creditors, or other constituencies of BHH, (vii) the solvency, creditworthiness or fair value of the Company or any other participant in the Transaction under any applicable laws relating to bankruptcy, insolvency or similar matters or (viii) the independent fair value of the Company or the fairness to BHH of an acquisition of either such entity independent from the Transaction taken as a whole.

In the course of our analyses for rendering this Opinion, we have made such reviews, analyses, and inquiries as we have deemed necessary and appropriate under the circumstances, including, without limitation:

1)      We have reviewed the following documents and sources of information in items a through ll, without limitation:

a.      Executed Non-Binding Letter of Intent for business combination between BHH and dated March 29, 2022;

b.      Draft Merger Agreement by and among BHH, MH Merger Sub, Inc., and Coeptis dated April 15, 2022;

c.      Coeptis financial statement audit letters from Turner, Stone & Company dated February 12, 2020, May 10, 2021, and March 10, 2022;

d.      Various publicly filed information for Bull Horn and Coeptis including registration statements, annual, quarterly and current reports we deemed necessary and appropriate to our analysis;

e.      Coeptis Forecast Model;

f.       Coeptis Therapeutics Corporate Overview Presentation;

g.      EGS Supplemental Legal Due Diligence RFIs dated April 12, 2022;

h.      Coeptis Diligence Summary;

i.       Bull Horn Initial Legal Due Diligence Request;

j.       Coeptis Debt Detail dated February 2022;

k.      Various Coeptis organizational and administrative documents we deemed necessary and appropriate to our analysis;

l.       Coeptis shareholder list;

m.     Improvement of antibody-mediated immunotherapy presentation dated August 19, 2021;

n.      May 2021 GEAR exclusive option agreements public filing information;

o.      Cell Therapy market overview/opportunity materials prepared by Coeptis;

Annex G-2

Board of Directors
Bull Horn Holdings Corp.

p.      Schedule K-1 for members of Coeptis Pharmaceuticals, LLC (the predecessor-in-interest to Coeptis) for fiscal year ending December 31, 2017;

q.      Coeptis tax returns for fiscal years ending December 31 of each of 20172018, 2019, and 2020 with respect to the U.S. IRS, Commonwealth of Pennsylvania and the State of Delaware;

r.       Various Coeptis documents related to insurance we deemed necessary and appropriate to our analysis;

s.       Memorandum pertaining to Coeptis financial controls;

t.       Coeptis R&D and CAPEX forecasts through December 2023;

u.      Presentation of CD38-GEAR and CD-38-DIAG created August 19, 2021;

v.       Various Letters of Intent for contemplated business transactions involving BHH;

w.      Information regarding companies comparable to Coeptis provided by Jones Trading;

x.      List of persons participating in Coeptis Regulation A offering as of April 15, 2022;

y.      Various Coeptis financing and transactional materials we deemed necessary and appropriate to the Transaction and our analysis;

z.      Various agreements related to the Coeptis transaction with BHH deemed necessary and appropriate to the Transaction and our analysis;

aa.     Various consulting, research and licensing agreements for Coeptis we deemed necessary and appropriate to our analysis; and

bb.    Various documents related to litigation (if any) involving Coeptis we deemed necessary and appropriate to the Transaction and our analysis;

cc.     Various documentation related to intellectual property of Coeptis we deemed necessary and appropriate to the Transaction and our analysis.

dd.    The BHH cash trust account balance statement as provided by BHH management as of April 19, 2022;

ee.     Various board of director minutes for BHH and Coeptis;

ff.      Various Coeptis financing transaction materials deemed necessary and appropriate to the analysis, including its Offering Statement under Regulation A dated December 3, 2021;

gg.    Various research and licensing agreements for Coeptis deemed necessary and appropriate to the Transaction and our analysis;

hh.    Various documents related to research and development related to Coeptis deemed necessary and appropriate to the Transaction and our analysis;

ii.      Various documentation related to intellectual property of Coeptis deemed necessary and appropriate to the Transaction and our analysis.

Annex G-3

Board of Directors
Bull Horn Holdings Corp.

jj.      All valuations, fairness opinions, internal and external pricing analyses, and due diligence reports regarding the Company that were commissioned by BHH and/or made available to BHH;

kk.    All internal presentations, including presentations to BHH’s board of directors, that relate to the Transaction and our analysis; and

ll.      Prospective financial data related to the Company, for which we have no reason to dispute the underlying assumptions.

2)      We met or otherwise communicated electronically with certain members of BHH and Coeptis’s senior and operating management and other advisors to discuss Coeptis’s operations, historical financial results, future prospects, and projected operations and performance;

3)      We evaluated the stock price history and reported events of BHH and Coeptis;

4)      We considered publicly available data and stock market performance data of public companies we deem comparable to Coeptis; and

5)      We conducted such other studies, analyses, inquiries, and investigations as we deemed appropriate.

In the course of our investigation, we have assumed and relied upon the accuracy and completeness of the financial statements, forecasts, projections and other information provided to us by BHH and the Company and we have further relied upon the assurances of management that they were unaware of any facts that would make the information provided to us incomplete or misleading. We have not assumed any responsibility for independent verification of such information or assurances.

In arriving at our opinion, we have not performed any independent appraisal, or physical inspection, of the assets of the Company. Our analysis does not constitute an examination, review of, or compilation of prospective financial statements in accordance with standards established by the American Institute of Certified Public Accountants (“AICPA”). We do not express an opinion or any other form of assurance on the reasonableness of the underlying assumptions or whether any of the prospective financial statements, if used, are presented in conformity with AICPA presentation guidelines. Further, there will usually be differences between prospective and actual results because events and circumstances frequently do not occur as expected and those differences may be material. We have also assumed that neither BHH nor the Company are currently involved in any material transaction other than the Transaction, and those activities undertaken in the ordinary course of conducting their businesses.

Our Opinion is predicated on our assumption that the final executed form of the Agreement will not differ in any material respect from the draft of the Agreement we have examined, that the conditions to the Transaction as set forth in the Agreement will be satisfied, and that the Transaction will be consummated on a timely basis in the manner contemplated by the Agreement. We have further assumed that all other transaction documents listed in this letter will be executed with no material changes from the most recent drafts supplied to, and reviewed by, Vantage Point Advisors, Inc.

Our Opinion is necessarily based on business, economic, market, and other conditions as they exist and can be evaluated by us at the date of this letter. It should be noted that although subsequent developments may affect this Opinion, we do not have any obligation to update, revise, or reaffirm our Opinion. We reserve the right, however, to withdraw, revise, or modify

Annex G-4

Board of Directors
Bull Horn Holdings Corp.

our Opinion based upon additional information that may be provided to or obtained by us after the issuance of the Opinion that suggests, in our judgment, a material change in the assumptions upon which our Opinion is based.

We acknowledge and agree that this Opinion and a summary thereof may be filed with or included in or with any proxy or information statement required to be filed by BHH with the Securities and Exchange Commission and delivered to the holders of BHH’s securities in connection with the Transaction. However, no reference to this Opinion in the proxy or information statement may be made without our written consent and further subject to Vantage Point Advisors’ approval of the language that references this Opinion, which consent shall not be unreasonably withheld, conditioned or delayed.

On the basis of the forgoing, it is our opinion that (i) the Transaction is fair, from a financial point of view, to BHH and (ii) the Company has a fair market value equal to at least 80 percent of the balance of funds in BHH’s trust account (excluding deferred underwriting commissions and taxes payable).

Very truly yours,

Vantage Point Advisors, Inc.

Annex G-5

Annex H

BULL HORN HOLDINGS CORP.
801 S. Pointe Drive, Suite TH-1
Miami Beach, Florida 33139

EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS

OCTOBER 26, 2022

YOUR VOTE IS IMPORTANT

BULL HORN HOLDINGS CORP.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
FOR THE EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS TO BE HELD ON
OCTOBER 26, 2022

The undersigned, revoking any previous proxies relating to these shares, hereby acknowledges receipt of the proxy statement/prospectus, dated September 30, 2022, in connection with the extraordinary general meeting and at any adjournments thereof (the “Meeting”) of Bull Horn Holdings Corp. (“Bull Horn”) to be held at 10:00 a.m. Eastern Time, on October 26, 2022 as a virtual meeting, and hereby appoints Robert Striar and Christopher Calise, and each of them (with full power to act alone), the attorneys and proxies of the undersigned, with power of substitution to each, to vote all ordinary shares of Bull Horn registered in the name provided, which the undersigned is entitled to vote at the Meeting with all the powers the undersigned would have if personally present. Without limiting the general authorization hereby given, said proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in this proxy statement/prospectus.

THIS PROXY, WHEN EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1, 2, 3, 4 AND 6 AND “FOR” EACH OF THE NOMINEES IN PROPOSAL 5. EACH OF PROPOSALS 1, 2, 3, 4 AND 5 IS INTERDEPENDENT UPON THE OTHERS AND EACH MUST BE APPROVED IN ORDER FOR BULL HORN TO COMPLETE THE BUSINESS COMBINATION (AS DEFINED BELOW). ALL OF THE PROPOSALS MUST BE APPROVED BY THE HOLDERS OF A MAJORITY OF THE BULL HORN SHARES THAT ARE PRESENT AND VOTE AT THE MEETING.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2, 3, 4 AND 6 AND “FOR” EACH OF THE NOMINEES IN PROPOSAL 5.

Important Notice Regarding the Availability of Proxy Materials for the Shareholders Meeting to be held on October 26, 2022: This notice of meeting and the accompanying proxy statement are available at https://www.cstproxy.com/bullhornse/sme2022.

Proposal 1 — The Domestication Proposal	FOR	AGAINST	ABSTAIN

To consider and vote upon a proposal to (a) change the domicile of Bull Horn by way of its continuation out of the British Virgin Islands, as a business company incorporated under the laws of the British Virgin Islands, and into the State of Delaware to become a corporation incorporated under the laws of the State of Delaware (the “Domestication”) pursuant to Section 184 of the BVI Business Companies Act of 2004, or the Companies Act, and the applicable provisions of the Delaware General Corporation Law, as amended (“DGCL”), respectively; (b) in connection therewith to adopt upon the Domestication taking effect, the certificate of incorporation and bylaws appended to this proxy statement as attached hereto as Annex B (the “Interim Charter”), in place of Bull Horn’s amended and restated memorandum and articles of association (the “Current Charter”) currently registered by the Registrar of Corporate Affairs in the British Virgin Islands and which will remove or amend those provisions of the Current Charter that terminate or otherwise cease to be applicable as a result of the Domestication and provide for a majority of the stockholders to act by written consent; (c) filing a notice of continuation out of the British Virgin Islands with the British Virgin Islands Registrar of Corporate Affairs under Section 184 of the Companies Act; and (d) file the Interim Charter with the Secretary of State of Delaware, under which we will be domesticated from the British Virgin Islands and continue as a Delaware corporation.

	☐	☐	☐

Annex H-1

Proposal 2 — The Business Combination Proposal	FOR	AGAINST	ABSTAIN

To consider and vote upon a proposal to approve the Agreement and Plan of Merger dated effective as of April 18, 2022 (as amended or supplemented from time to time, the “Merger Agreement”) by and among Bull Horn, BH Merger Sub Inc., a Delaware corporation and a wholly-owned subsidiary of Bull Horn (“Merger Sub”), and Coeptis Therapeutics, Inc., a Delaware corporation (“Coeptis”), and the transactions contemplated by the Merger Agreement, including the issuance of the merger consideration thereunder (collectively, the “Business Combination”). Pursuant to the Merger Agreement, Merger Sub will merge with and into Coeptis, with Coeptis continuing as the surviving entity of the Business Combination and becoming a wholly-owned subsidiary of Bull Horn as described in more detail in the attached proxy statement/prospectus. Following the Business Combination, Coeptis and Bull Horn may be collectively referred to as the “Company”.

	☐	☐	☐
Proposal 3 — The 2022 Equity Incentive Plan Proposal	FOR	AGAINST	ABSTAIN
To consider and vote upon the approval of the 2022 Equity Incentive Plan of the Company, a copy of which is attached to this proxy statement/prospectus as Annex E.	☐	☐	☐
Proposal 4 — The Charter Amendment Proposals

To consider and vote upon seven (7) separate proposals to approve and adopt the Amended and Restated Certificate of Incorporation (the “Amended and Restated Certificate of Incorporation”), a copy of which is attached to this proxy statement/prospectus as Annex C, and the Amended and Restated Bylaws (the “Bylaws”), a copy of which is attached to this proxy statement/prospectus as Annex D, of Bull Horn reflecting the following material differences from Bull Horn’s Interim Charter:

Proposal 4(a) — The Charter Amendment Proposals	FOR	AGAINST	ABSTAIN
To consider and vote upon an amendment to the Interim Charter to declassify the Bull Horn board of directors into one class of directors.	☐	☐	☐
Proposal 4(b) — The Charter Amendment Proposals	FOR	AGAINST	ABSTAIN

To consider and vote upon an amendment to the Interim Charter to provide that, subject to the limitations imposed by applicable law, directors may be removed with or without cause, by the holders of at least a majority in voting power of the shares then entitled to vote at an election of directors.

	☐	☐	☐
Proposal 4(c) — The Charter Amendment Proposals	FOR	AGAINST	ABSTAIN

To consider and vote upon an amendment to the Interim Charter to provide that the federal district courts of the United States of America will be the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act of 1933, as amended, and the Delaware courts will be the exclusive forum for certain stockholder litigation.

	☐	☐	☐
Proposal 4(d) — The Charter Amendment Proposals	FOR	AGAINST	ABSTAIN
To consider and vote upon an amendment to the Interim Charter to provide that the Bylaws and the Amended and Restated Certificate of Incorporation may only be amended in accordance with the DGCL.	☐	☐	☐

Annex H-2

Proposal 4(e) — The Charter Amendment Proposals	FOR	AGAINST	ABSTAIN

To consider and vote upon an amendment to the Interim Charter to remove the provisions addressing indemnification and advancement of expenses for the Company’s officers and directors, as the Company’s proposed Bylaws will provide for substantially similar rights to indemnification and advancement of expenses.

	☐	☐	☐
Proposal 4(f) — The Charter Amendment Proposals	FOR	AGAINST	ABSTAIN

To consider and vote upon the amendment and restatement of the Interim Charter and authorizing all other changes in connection with the replacement of the Interim Charter with the Amended and Restated Certificate of Incorporation and Bylaws as part of the Business Combination, including (i) changing the post-Business Combination corporate name from “Bull Horn Holdings Corp.” to “Coeptis Therapeutics Holdings, Inc.”, and (ii) removing various provisions of the Interim Charter applicable only to a blank check company, including provisions requiring special votes with respect to the variation of rights of shares prior to a business combination, that will no longer be applicable upon consummation of the Business Combination.

	☐	☐	☐
Proposal 5 — The Director Election Proposal	FOR	AGAINST	ABSTAIN

To consider and vote upon a proposal to elect seven directors to serve on the Company’s board of directors effective from the consummation of the Domestication and Business Combination until the 2023 annual meeting of stockholders and until their respective successors are duly elected and qualified.

David Mehalick	☐	☐	☐
Daniel Yerace	☐	☐	☐
Christopher Calise	☐	☐	☐
Tara Maria DeSilva	☐	☐	☐
Philippe Deschamps	☐	☐	☐
Christopher Cochran	☐	☐	☐
Gene Salkind	☐	☐	☐
Proposal 6 — The Adjournment Proposal	FOR	AGAINST	ABSTAIN

To consider and vote upon a proposal to require the chairman of the meeting to adjourn the Meeting to a later date or dates, if necessary to permit further solicitation and vote of proxies if it is determined by Bull Horn that more time is necessary or appropriate to approve one or more proposals at the Meeting.

	☐	☐	☐
Dated

Signature	Signature

Annex H-3

Signature should agree with name printed hereon. If shares are held in the name of more than one person, EACH joint owner should sign. Executors, administrators, trustees, guardians, and attorneys should indicate the capacity in which they sign. Attorneys should submit powers of attorney.

PLEASE SIGN, DATE AND RETURN THE PROXY IN THE ENVELOPE ENCLOSED TO CONTINENTAL STOCK TRANSFER & TRUST COMPANY. THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1, 2, 3, 4 AND 6 AND “FOR” EACH OF THE NOMINEES IN PROPOSAL 5. THIS PROXY WILL REVOKE ALL PRIOR PROXIES SIGNED BY YOU.

Annex H-4